AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 2006


                                                         SEC FILE NO. 333-111516
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                 AMENDMENT NO. 6
                                       TO
                                    FORM F-4


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            KINROSS GOLD CORPORATION
             (Exact name of registrant as specified in its charter)

        ONTARIO, CANADA                  1041                    650430083
(State or other jurisdiction of (Primary Standard Industrial  (IRS Employer
incorporation or organization)   Classification Code Number) Identification No.)

                  52ND FLOOR SCOTIA PLAZA, 40 KING STREET WEST
                 TORONTO, ONTARIO CANADA M5H 3Y2 (416) 365-5123
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               THOMAS M. BOEHLERT
                  52ND FLOOR SCOTIA PLAZA, 40 KING STREET WEST
                 TORONTO, ONTARIO CANADA M5H 3Y2 (416) 365-5123
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

         KEITH L. POPE, ESQ.                       JOHN J. HALLE, ESQ.
         PARR WADDOUPS BROWN GEE & LOVELESS        CHRISTOPHER J. VOSS, ESQ.
         185 SOUTH STATE STREET, SUITE 1300        STOEL RIVES LLP
         SALT LAKE CITY, UTAH  84111-1537          3600 ONE UNION SQUARE
         TELEPHONE:  (801) 532-7840                600 UNIVERSITY STREET
         TELECOPY:    (801) 532-7750               SEATTLE, WASHINGTON  98101
                                                   TELEPHONE:  (206) 624-0900
                                                   TELECOPY:    (206) 386-7500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and the completion of the merger between Crown Merger Corporation, a wholly-owned subsidiary of Kinross Gold Corporation, and Crown Resources Corporation.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                             CALCULATION OF REGISTRATION FEE
========================================================================================================
     Title of Each Class           Amount          Proposed Maximum     Proposed Maximum     Amount of
        of Securities               to be           Offering Price          Aggregate       Registration
       to be Registered           Registered(1)        Per Share          Offering Price         Fee
--------------------------------------------------------------------------------------------------------

PREVIOUSLY INCLUDED              14,441,460(2)          $7.798(4)        $112,614,612(4)    $9,111(4)
   Common Shares, no par value
ADDITIONAL SHARES
   Common Shares, no par value   215,493(3)             $11.41(5)        $  2,457,969(5)    $   76 (5)
=========================================================================================================


(1) The 215,493 additional common shares were included in Amendment No. 4 as a result of a change to the exchange ratio from 0.2911 common shares of Kinross Gold Corporation ("Kinross") for each share of Crown Resources Corporation ("Crown") to 0.32 common shares of Kinross for each share of Crown common stock and the exercise or conversion of outstanding options, warrants, and convertible debt of Crown subsequent to the initial filing date.

(2) The number of shares initially included was based on (i) (a) 20,488,101 shares of common stock, par value $0.01 per share, of Crown outstanding as of December 9, 2003, (b) convertible debt, convertible into 12,329,527 shares of Crown common stock as of December 9, 2003, (c) warrants to acquire up to 13,413,333 shares of Crown common stock as of December 9, 2003, and (d) options to acquire 3,379,000 shares of Crown common stock as of December 9, 2003; and (ii) an exchange ratio of 0.2911 Kinross common shares for each share of Crown common stock pursuant to the merger described herein.

(3) The 215,493 additional Kinross common shares were based on (i) 46,002,239 shares of common stock of Crown and warrants to acquire up to an additional 312,377 shares of common stock of Crown outstanding as of April 17, 2006;
     (ii) 511,640 shares of Crown common stock held by Kinross for which Kinross shares will not be issued; and (iii) an amended exchange ratio of 0.32 common shares of Kinross for each share of Crown common stock.

(4) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price for the shares initially included was equal to the aggregate market value of the approximate number of shares of Crown common stock to be converted in the merger (calculated as set forth in note (2) above) based upon a market value of $2.27 per share of Crown common stock, the average of the bid and asked price per share of Crown common stock on the OTC Bulletin Board on December 22, 2003. This filing fee was paid in connection with the initial filing.
(5) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of approximately 673,416 shares of Crown common stock that will be converted into the 215,493 additional Kinross common shares included, based on a market value of $3.65 per share of Crown common stock, the average of the bid and asked price per share of the Crown common stock on the OTC Bulletin Board on April 19, 2006.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 14, 2006


THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. KINROSS GOLD CORPORATION MAY NOT SELL THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED.

[Kinross logo]                                     [CROWN RESOURCES logo]


                              [____________], 2006


        Kinross Gold Corporation ("Kinross") and Crown Resources Corporation ("Crown") have agreed to the acquisition of Crown by Kinross under the terms of a merger agreement. Crown's board of directors is recommending approval of the plan of merger because it believes the merger will benefit Crown's shareholders by creating greater shareholder value and by allowing shareholders to participate in a larger, more diversified company. Certain of the members of the board of directors of Crown are subject to a potential conflict of interest in connection with the proposed merger. See the discussion in the attached Proxy Statement/Prospectus under the caption "The Merger--Interests of Certain Individuals."


        Under the terms of the merger agreement, each share of Crown common stock will be converted into 0.32 of a Kinross common share. Kinross will not issue fractional shares and will pay cash in lieu thereof. Kinross estimates that it will issue up to approximately 14.7 million Kinross common shares on a fully-diluted basis in the merger and that immediately after the merger Crown shareholders will hold up to approximately 3.9% of the then outstanding Kinross common shares, based on the 347 million Kinross common shares outstanding on June 30, 2006. Kinross common shares are listed and traded on the Toronto Stock Exchange under the symbol "K" and on the New York Stock Exchange under the symbol "KGC."


        The proposed merger is subject to the approval of the Crown shareholders and this Proxy Statement/ Prospectus is being sent to Crown shareholders in order to solicit their support of the merger. This Proxy Statement/Prospectus contains detailed information about the proposed merger and related matters. We encourage you to read the entire Proxy Statement/Prospectus, including the appendices, carefully prior to voting. YOU SHOULD PAY PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 19.

        Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating, and mailing the enclosed proxy card to Crown or by providing voting instructions to your broker.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED THE KINROSS COMMON SHARES DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This Proxy Statement/Prospectus is dated [__________________, 2006], and is first being mailed to Crown shareholders on or about [__________, 2006].

                             ADDITIONAL INFORMATION

        This Proxy Statement/Prospectus incorporates important business and financial information about Kinross and Crown that is not included or delivered with this document. Kinross and Crown file annual, quarterly and other reports and other information with the Securities and Exchange Commission, or SEC. For a listing of the documents available from the SEC, Kinross and Crown, please see the section entitled "Where You Can Find More Information" beginning on page 247.

        Kinross will provide you with copies of the information relating to Kinross, without charge, upon written or oral request to Shelley M. Riley, Vice President, Administration and Corporate Secretary:

                            Kinross Gold Corporation
                            52nd Floor, Scotia Plaza
                               40 King Street West
                        Toronto, Ontario, CANADA M5H 3Y2
                            Telephone: (416) 365-5198

        Crown will provide you with copies of this information relating to Crown, without charge, upon written or oral request to James R. Maronick, Chief Financial Officer:

                           Crown Resources Corporation
                         4251 Kipling Street, Suite 390
                           Wheat Ridge, Colorado 80033
                            Telephone: (303) 534-1030


        IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE CROWN SPECIAL MEETING, KINROSS AND CROWN SHOULD RECEIVE YOUR REQUEST NO LATER THAN August 24, 2006.

                           CROWN RESOURCES CORPORATION
                         4251 KIPLING STREET, SUITE 390
                           WHEAT RIDGE, COLORADO 80033


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON AUGUST 31, 2006



              To the Shareholders of Crown Resources Corporation:


        Notice is hereby given that a special meeting of the shareholders of Crown Resources Corporation, a Washington corporation ("Crown"), will be held on August 31, 2006, at 9:00 a.m., local time, at the offices of Crown located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado, to consider and take action upon the following matters:



                1. a proposal to approve a plan of merger among Crown, Kinross Gold Corporation, a corporation organized in the Province of Ontario, Canada ("Kinross"), and Crown Merger Corporation, a wholly-owned subsidiary of Kinross ("Crown Merger"), in accordance with the terms of the Acquisition Agreement and Agreement and Plan of Merger among Kinross, Crown, and Crown Merger, dated as of November 20, 2003, as amended, attached to the Proxy Statement/Prospectus as Appendix "A," such that the shareholders of Crown will receive 0.32 of a Kinross common share for each share of Crown common stock and Crown will become a wholly-owned subsidiary of Kinross upon completion of the merger;

                2. a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the plan of merger; and

                3. such other matters as may properly come before the meeting or any adjournment or postponement thereof.


        Holders of record of shares of Crown common stock at the close of business on July 20, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. At the close of business on the record date, Crown had [_______] shares of common stock outstanding and entitled to vote.


        Crown cannot complete the merger unless the plan of merger is approved by the affirmative vote of the holders of at least two-thirds of the shares of Crown common stock entitled to vote.

        A form of proxy and a Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the special meeting, including a copy of the merger agreement, accompany and form a part of this notice.

        Whether or not you plan to attend the special meeting, please complete, sign, date, and return the enclosed proxy card to ensure that your shares will be represented at the special meeting. If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for the approval of all proposals. Even if you have returned your proxy, you may still vote in person if you attend the special meeting.

        If your shares are held of record by a broker, bank, or other nominee, you must instruct the record holder how to vote if you wish your shares to be voted. If you are not the record holder of your shares and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder. If you fail to return your proxy or to vote in person at the special meeting, your shares will effectively count as a vote against approval of the plan of merger.

        Under Washington law, Crown shareholders will have the opportunity to assert dissenters' rights of appraisal in connection with the merger. These rights are described in greater detail in the attached Proxy
Statement/Prospectus.

                                             By Order of the Board of Directors


                                             James R. Maronick, Secretary
Wheat Ridge, Colorado
[__________], 2006

                                                TABLE OF CONTENTS
                                                -----------------
                                                                                                             PAGE
                                                                                                             ----

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING...............................................................10

SUMMARY.......................................................................................................12
THE COMPANIES.................................................................................................12
   Kinross Gold Corporation...................................................................................12
   Crown Resources Corporation................................................................................12
THE MERGER....................................................................................................12
   Reasons for the Merger.....................................................................................12
   Terms of the Merger........................................................................................13
   Dissenters' Rights in the Merger...........................................................................13
   Material U.S. Federal Income Tax Consequences..............................................................14
   Material Canadian Federal Income Tax Consequences..........................................................14
   Recommendation of the Board of Directors...................................................................14
   Management of Kinross After the Merger.....................................................................14
   Interests of Certain Persons in the Merger.................................................................14
   Principal Conditions to Completion of the Merger...........................................................14
   Restrictions on Soliciting Alternative Transactions........................................................15
   Kinross and Crown May Amend or Terminate the Merger Agreement..............................................15
   Restrictions on Resale of Kinross Common Stock Issued in the Merger........................................15
   Comparison of Shareholder Rights and Corporate Matters.....................................................16
   Shares Held by Crown Directors and Executive Officers......................................................16
   New Certificates for Common Shares.........................................................................16
COMPARATIVE PER SHARE DATA....................................................................................17
   Financial Per Share Data...................................................................................17
SELECTED CONSOLIDATED FINANCIAL INFORMATION...................................................................17
TRADING PRICE DATA............................................................................................17
CURRENCY AND EXCHANGE RATE DATA...............................................................................18
GLOSSARY AND MEASUREMENTS CONVERSION TABLE....................................................................18

RISK FACTORS..................................................................................................19
RISKS RELATING TO THE BUSINESS OF THE COMBINED COMPANY........................................................19
RISKS RELATING TO THE MERGER..................................................................................28

CAUTIONARY STATEMENT..........................................................................................29

THE CROWN SPECIAL MEETING.....................................................................................30
GENERAL.......................................................................................................30
DATE, TIME, AND PLACE.........................................................................................30
PURPOSE OF THE SPECIAL MEETING................................................................................30
CROWN BOARD RECOMMENDATION....................................................................................30
RECORD DATE AND VOTING POWER..................................................................................30
VOTES REQUIRED................................................................................................30
STOCKHOLDER AND VOTING AGREEMENT..............................................................................31
QUORUM; ABSTENTIONS AND BROKER NON-VOTES......................................................................31
VOTING, PROXIES, AND REVOCATION...............................................................................31
SOLICITATION OF PROXIES AND EXPENSES..........................................................................32
PROPOSAL TO APPROVE ADJOURNMENT OF SPECIAL MEETING............................................................32
NO ADDITIONAL MATTERS.........................................................................................33
SHAREHOLDER PROPOSALS FOR THE CROWN 2007 ANNUAL MEETING.......................................................33


DIVIDEND POLICY...............................................................................................33

BUSINESS OF CROWN.............................................................................................33
OVERVIEW......................................................................................................33
RECENT DEVELOPMENTS...........................................................................................34
MATERIAL PROPERTIES...........................................................................................35
   Buckhorn Mountain Project..................................................................................35
   Other Property Interests...................................................................................40
MINERAL PROPERTY AND EXPLORATION EXPENDITURE OVERVIEW.........................................................40
EXPLORATION ACTIVITIES........................................................................................41
EMPLOYEES.....................................................................................................41
LEGAL PROCEEDINGS.............................................................................................41
STOCKHOLDER AND VOTING AGREEMENT..............................................................................41

PRINCIPAL SHAREHOLDERS OF CROWN...............................................................................42

CROWN SELECTED HISTORICAL FINANCIAL INFORMATION...............................................................43

CROWN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS......................................................................................44
BUSINESS OVERVIEW.............................................................................................44
RECENT FINANCING TRANSACTIONS.................................................................................45
CORPORATE REORGANIZATION......................................................................................46
RESULTS OF OPERATIONS.........................................................................................47
   Limited Revenue Sources....................................................................................47
   Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005........................47
   Year Ended December 31, 2005 Compared to Year Ended December 31, 2004......................................48
   Year Ended December 31, 2004 Compared to Year Ended December 31, 2003......................................50
LIQUIDITY AND CAPITAL RESOURCES...............................................................................51
   Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005........................52
   Year Ended December 31, 2005 Compared to Year Ended December 31, 2004......................................53
   Year Ended December 31, 2004 Compared to Year Ended December 31, 2003......................................54
CONTRACTUAL OBLIGATIONS AND PLANNED EXPENDITURES..............................................................54
OFF-BALANCE SHEET ARRANGEMENTS................................................................................55
RELATED PARTY TRANSACTIONS....................................................................................55
CRITICAL ACCOUNTING ESTIMATES.................................................................................57
   Mineral Properties, Net....................................................................................57
   Exploration, Amortization and Impairment...................................................................57
   Reserves...................................................................................................58
   Gain and Loss on Derivative Instruments and Trading Securities.............................................58
ENVIRONMENTAL, PERMITTING AND LEGAL...........................................................................58
DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER
FINANCIAL REPORTING...........................................................................................60
   Disclosure Controls and Procedures.........................................................................60
   Internal Control Over Financial Reporting..................................................................60
   Steps Taken to Address Material Weaknesses and Deficiencies and Inherent Limitation........................60
   Integrity of the Financial Information.....................................................................61
RECENT ACCOUNTING PRONOUNCEMENTS..............................................................................61

DISCLOSURE ABOUT MARKET RISKS.................................................................................63
EQUITY PRICE RISKS............................................................................................63
INTEREST RATE RISKS...........................................................................................63
FLUCTUATIONS IN COMMODITY PRICES..............................................................................63

BUSINESS OF KINROSS...........................................................................................64
OVERVIEW......................................................................................................64
   Three Year History.........................................................................................64
CORPORATE STRUCTURE...........................................................................................67
OPERATIONS....................................................................................................68
   Employees..................................................................................................68
   Competitive Conditions.....................................................................................68
ENVIRONMENTAL PROTECTION......................................................................................69
   General....................................................................................................69
   Permitting--Buckhorn Project...............................................................................69
   CERCLA Action..............................................................................................70
   Operations.................................................................................................70
   Gold Equivalent Production (Ounces)........................................................................71
MARKETING.....................................................................................................72
MINERAL RESERVES AND MINERAL RESOURCES........................................................................73
   Cautionary Note to United States Investors Concerning Estimates of Measured and Indicated Resources........74
MATERIAL PROPERTIES...........................................................................................78
   Fort Knox Mine and Area, Alaska............................................................................78
   The Porcupine Joint Venture................................................................................84
   La Coipa Mine..............................................................................................92
   Paracatu Mine..............................................................................................96
   Refugio Mine..............................................................................................102
   Round Mountain............................................................................................107
DIVIDEND POLICY..............................................................................................114
LEGAL PROCEEDINGS............................................................................................114
   Class Action..............................................................................................114
   The Hellenic Gold Properties Litigation...................................................................115
   Summa.....................................................................................................115
   Income Taxes..............................................................................................116
   Regulatory Investigations.................................................................................117

DESCRIPTION OF CAPITAL STRUCTURE.............................................................................117

MANAGEMENT OF KINROSS........................................................................................118
DIRECTORS....................................................................................................118
OFFICERS.....................................................................................................121
INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................................................124
CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS.....................................................124
EXECUTIVE COMPENSATION.......................................................................................125
   Option Grants in Last Fiscal Year.........................................................................127
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.........................128
   Pension and Other Benefit Plans...........................................................................128
   Employment Contracts......................................................................................129
   Certain Transactions......................................................................................129
   Interest of Management and Others in Material Transactions................................................130
   Directors and Officers' Insurance.........................................................................130
   Compensation of Directors.................................................................................130
   Report on 2005 Executive Compensation.....................................................................131
   Securities Authorized for Issuance Under Equity Compensation Plans........................................136

PRINCIPAL SHAREHOLDERS OF KINROSS............................................................................138

MARKET PRICE FOR KINROSS COMMON SHARES.......................................................................139

KINROSS SELECTED FINANCIAL DATA..............................................................................140
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF KINROSS...................................................140
EXCHANGE RATE DATA...........................................................................................142

KINROSS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS.....................................................................................143
OVERVIEW.....................................................................................................144
IMPACT OF KEY ECONOMIC TRENDS................................................................................147
STRATEGY.....................................................................................................152
DEVELOPMENTS.................................................................................................152
CONSOLIDATED FINANCIAL RESULTS...............................................................................155
OTHER OPERATING SEGMENTS.....................................................................................173
LIQUIDITY AND CAPITAL RESOURCES..............................................................................180
QUARTERLY INFORMATION........................................................................................187
CRITICAL ACCOUNTING POLICIES AND ESTIMATES...................................................................188
RECENT PRONOUNCEMENTS AND ACCOUNTING CHANGES.................................................................193
RISK ANALYSIS................................................................................................193

THE MERGER...................................................................................................199
GENERAL......................................................................................................199
BACKGROUND OF THE MERGER.....................................................................................200
REASONS FOR THE MERGER--ADVANTAGES AND DISADVANTAGES.........................................................204
   Kinross...................................................................................................204
   Crown.....................................................................................................205
INTERESTS OF CERTAIN INDIVIDUALS.............................................................................206
STOCK OPTIONS................................................................................................207
REGULATORY APPROVALS REQUIRED................................................................................207
DISSENTERS' RIGHTS OF APPRAISAL..............................................................................207
   Requirements for Exercising Dissenters' Rights............................................................207
   Dissenters' Notice Procedure..............................................................................208
   Payment Procedure.........................................................................................208
   Payment Disputes..........................................................................................209
   Fair Value................................................................................................210
ACCOUNTING FOR THE MERGER....................................................................................210
DELIVERY OF CERTIFICATES FOR KINROSS COMMON SHARES...........................................................210
PAYMENT IN LIEU OF ISSUING FRACTIONAL SHARES.................................................................210
EXPENSES OF THE MERGER.......................................................................................210
RESTRICTIONS ON TRANSFER OF KINROSS COMMON SHARES............................................................211
   United States.............................................................................................211
   Canada....................................................................................................211

AGREEMENTS RELATING TO THE MERGER............................................................................212
THE MERGER AGREEMENT.........................................................................................212
   Structure of the Merger...................................................................................212
   Effective Time and Timing of Closing......................................................................212
   Consideration to be Received in the Merger................................................................212
   Exchange of Certificates Representing Crown Common Stock..................................................212
   Distribution of Solitario Common Stock....................................................................213
   Treatment of Crown Stock Options..........................................................................213
   Treatment of Crown Warrants...............................................................................213
   Representations and Warranties............................................................................213
   Conduct of Business Pending the Merger....................................................................214

   Offers for Alternative Transactions.......................................................................214
   Conditions to the Parties' Obligations to Close the Merger................................................215
   Termination and Effects of Termination....................................................................217
   Expenses..................................................................................................218
   Additional Agreements.....................................................................................218
   Amendment.................................................................................................218
   Waiver....................................................................................................219
STOCKHOLDER AND VOTING AGREEMENT.............................................................................219
THE DISTRIBUTION AGREEMENT...................................................................................220

MARKET FOR SECURITIES........................................................................................220

DESCRIPTION OF SECURITIES....................................................................................221
KINROSS PREFERRED SHARES.....................................................................................221
KINAM CONVERTIBLE PREFERRED SHARES...........................................................................221
   Dividends.................................................................................................221
   Conversion................................................................................................221
   Redemption................................................................................................221
   Voting Rights.............................................................................................221
WARRANTS.....................................................................................................221
KINROSS COMMON SHARES........................................................................................222
   Dividends.................................................................................................222
   Liquidation...............................................................................................222
   Voting....................................................................................................222
   Shareholder Rights Plan...................................................................................222
TRANSFER AGENT...............................................................................................224

COMPARISON OF RIGHTS OF HOLDERS OF KINROSS COMMON SHARES AND HOLDERS OF
   CROWN COMMON STOCK........................................................................................224
GENERAL PROVISIONS...........................................................................................225
   Authorized Capital........................................................................................225
   Number of Directors.......................................................................................225
   Director Qualifications...................................................................................226
   Election of Directors by Zoloto...........................................................................226
   Vacancy on the Board of Directors.........................................................................226
   Removal of Directors......................................................................................227
   Amendments to Governing Documents.........................................................................227
   Quorum of Shareholders....................................................................................227
   Special Shareholder Meetings..............................................................................228
   Shareholder Consent Instead of a Meeting..................................................................228
   Significant Transactions..................................................................................228
   Shareholder Proposals and Advance Notice Requirements.....................................................229
   Dissenters' Rights........................................................................................230
   Shareholder Derivative Actions............................................................................231
   Oppression Remedy.........................................................................................231
   Payment of Dividends......................................................................................232
   Repurchase of Shares......................................................................................232
   Fiduciary Duties of Directors.............................................................................233
   Indemnification of Officers and Directors.................................................................233
   Director Liability........................................................................................234
   Access to Corporate Records...............................................................................235
   Transactions With Interested Directors....................................................................235
   Anti-Takeover Provisions and Interested Shareholder Transactions..........................................236

TAX CONSEQUENCES.............................................................................................238
UNITED STATES FEDERAL TAX CONSEQUENCES.......................................................................238
   General...................................................................................................238
   United States Federal Income Tax Consequences of the Merger...............................................239
   Withholding With Respect to Cash Paid in Lieu of Fractional Kinross Shares................................240
   United States Federal Income Tax Consequences to U.S. Holders Owning and Disposing of
      Kinross Common Shares..................................................................................240
   Taxation of Dividends on Kinross Common Shares............................................................240
   Taxation on Sale or Exchange of Kinross Common Shares.....................................................241
   Passive Foreign Investment Company Considerations.........................................................241
   U.S. Information Reporting and Backup Withholding.........................................................243
CANADIAN FEDERAL TAX CONSEQUENCES............................................................................243
   U.S. Shareholders and Warrant Holders.....................................................................244
   Canadian Shareholders and Warrant Holders.................................................................244

EXPERTS......................................................................................................245

VALIDITY OF KINROSS COMMON SHARES............................................................................246

WHERE YOU CAN FIND MORE INFORMATION..........................................................................246

GLOSSARY OF TECHNICAL TERMS USED IN THIS DOCUMENT............................................................248

MEASUREMENTS CONVERSION TABLE................................................................................261

INDEX TO FINANCIAL STATEMENTS................................................................................262

APPENDICES
   Appendix A - Merger Agreement.............................................................................A-1
   Appendix B - Washington Dissenters' Rights Statute........................................................B-1

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

        Q.      WHY IS MY VOTE IMPORTANT?

        A. The plan of merger must be approved by at least two-thirds of the shares of Crown common stock outstanding on the record date. If you do not return your proxy card or vote at the special meeting, it will be more difficult for Crown to obtain the necessary approval of the plan of merger, because your failure to vote will have the same practical effect as a vote against the plan of merger.

        Q.      WHAT DO I NEED TO DO NOW?

        A. After you have carefully read this document, please complete, sign, and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting. If your shares are held in a brokerage account, you must provide instructions to your broker in order for your shares to be voted on the plan of merger.

        Q.      CAN I CHANGE MY VOTE?

        A. Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by:

                o delivering to the Secretary of Crown a signed written notice of revocation;

                o delivering to the Secretary of Crown a signed proxy card with a later date; or

                o attending the special meeting and voting in person. However, your attendance alone will not revoke your proxy.

                If your shares are held in a "street name" account, you must timely contact your broker, bank, or other nominee to change your vote.

                To ensure that a notice of revocation is received and acted upon, please send the notice so that it is received, at the latest, one business day before the special meeting.

        Q.      CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

        A. Yes. All shareholders are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker, bank, or other nominee how you can vote at the meeting.

        Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER OR BANK, WILL MY BROKER OR BANK VOTE MY SHARES FOR ME?

        A. No, your broker or bank will not vote your shares on the plan of merger unless you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares.

        Q.      WHAT IF I FAIL TO INSTRUCT MY BROKER OR BANK ABOUT HOW TO VOTE?

        A. Your failure to instruct your broker, bank, or other nominee to vote your shares will have the same effect as a vote against approval of the plan of merger.

        Q.      SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

        A. No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of Crown stock certificates. Please do not send in your stock certificates with your proxy.

        Q.      WHO CAN HELP ANSWER MY QUESTIONS?

        A. You should contact Christopher E. Herald at Crown Resources Corporation, 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, telephone (303) 534-1030, or by e-mail to cherald@aol.com.

                You also may obtain additional information about Kinross and Crown from the documents filed with the Securities and Exchange Commission or by following the instructions in the section entitled "Where You Can Find More Information" on page 247.

                                     SUMMARY

        THIS SUMMARY HIGHLIGHTS MATERIAL INFORMATION ABOUT THE PROPOSED MERGER THAT IS MORE FULLY DISCUSSED ELSEWHERE IN THIS DOCUMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, WE ENCOURAGE YOU TO READ THE ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE MERGER AGREEMENT AND THE OTHER DOCUMENTS ATTACHED AS APPENDICES TO THIS PROXY STATEMENT/PROSPECTUS. ALL INFORMATION CONCERNING KINROSS INCLUDED IN THIS DOCUMENT HAS BEEN FURNISHED BY KINROSS, AND ALL INFORMATION CONCERNING CROWN INCLUDED IN THIS DOCUMENT HAS BEEN FURNISHED BY CROWN.

THE COMPANIES

KINROSS GOLD CORPORATION

        Kinross is principally engaged in the exploration for and the acquisition, development, and operation of gold bearing properties in the Americas. Kinross' principal product and source of cash flow is gold. Kinross is amalgamated under and is governed by the laws of Ontario, Canada. Kinross organized Crown Merger Corporation in the state of Washington for the sole purpose of completing the merger and the acquisition of Crown. Crown Merger has no operations or assets.

        Kinross' principal offices are located at Suite 5200, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3Y2. Kinross' telephone number is (416) 365-5123. Kinross' corporate website is WWW.KINROSS.COM. The information on Kinross' website is not incorporated by reference into this Proxy
Statement/Prospectus.

        In Canada, the Kinross common shares trade on the Toronto Stock Exchange (the "TSX") under the symbol "K." The Kinross common shares trade on the New York Stock Exchange (the "NYSE") under the symbol "KGC." See "Business of Kinross" beginning on page 64.

CROWN RESOURCES CORPORATION

        Crown is a precious metals exploration company. Crown's primary business has been to identify properties with promising mineral potential, acquire these properties, and explore them to an advanced state. Crown currently has no revenues from operations, and, other than its Buckhorn Mountain Project, has no active exploration activities. Unless the context requires otherwise, "Crown" refers to Crown Resources Corporation and its consolidated subsidiaries.

        Crown is incorporated under the laws of the state of Washington. Crown's principal offices are located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, and its telephone number is (303) 534-1030. Crown's corporate website is WWW.CROWNRESOURCES.COM. The information on Crown's website is not incorporated by reference into this Proxy Statement/Prospectus. See "Business of Crown" beginning on page 33.

THE MERGER

REASONS FOR THE MERGER

        Crown is the owner of a potential mining property referred to as the Buckhorn Mountain Project. Crown has conducted exploration activities, completed a feasibility study, and begun the necessary permitting process to seek to develop the Buckhorn Mountain Project into a producing gold mine. However, Crown may lack the future financial resources necessary to complete the permitting process and does not currently have the funds required to commence mining at the Buckhorn Mountain Project site. In addition to permitting and capital costs, Crown would be obligated to obtain the required bonding in order to commence mining at the Buckhorn Mountain Project. Battle Mountain, the former joint venture partner of Crown which had previously managed the Buckhorn Mountain Project and provided significant access to financial resources, withdrew as a result of permitting delays and associated costs and transferred its interest in the Buckhorn Mountain Project to Crown in July 2001. Crown has no assurance that it would have access to the financial funding necessary to commence operations at the Buckhorn Mountain Project.

        Kinross is an established gold mining company that owns the Kettle River mill, the only operating gold ore processing facility located near the Buckhorn Mountain Project and within the state of Washington. Kinross currently has access to the technical personnel and funding necessary to pursue the permitting, construction, and operation of the Buckhorn Mountain Project. The Kettle River mill and tailings facilities will be used to process the ore from the Buckhorn Mountain Project and gives Kinross unique permitting and operational synergies with the Buckhorn Mountain Project. In addition, the increase in gold prices over the past several years supports the development of the Buckhorn Mountain Project on an accelerated basis.


        On the basis of the foregoing, the proposed merger substantially eliminates future permitting and financial risks to the Crown shareholders' interest in the development of the Buckhorn Mountain Project and, at the same time, permits Kinross to take advantage of the synergies between its existing operations and facilities and the Buckhorn Mountain Project. The merger terms were determined in negotiations between Crown and Kinross and are, in the opinion of Crown's board of directors, fair to the Crown shareholders. Two of the members of the board of directors of Crown who are also employees will receive termination payments in connection with the merger. See "The Merger--Reasons for the Merger--Advantages and Disadvantages" beginning on page 204 and "The Merger--Interests of Certain Individuals" at page 206.

TERMS OF THE MERGER

        In the merger, Kinross will acquire complete ownership of Crown. Each outstanding share of Crown common stock, other than shares held by Kinross or its affiliates, will be converted into 0.32 of a Kinross common share. Fractional shares will be paid in cash. For example, if you own 110 shares of Crown common stock, then you will receive 35 Kinross common shares, plus an amount in cash equal to the market value of 0.2 of a Kinross common share. The total number of Kinross common shares to be issued in the merger will vary depending on whether outstanding warrants to purchase Crown common stock are exercised prior to the record date for the completion of the merger for cash or on a cashless basis, as permitted by the terms of the Crown warrants. However, Kinross estimates that it will issue approximately 14.7 million Kinross common shares in the merger. On completion of the merger, Crown shareholders will hold approximately 4.1% of the outstanding Kinross common shares and Crown will be a wholly-owned subsidiary of Kinross.

        At the election of the holder of any unexercised warrant to purchase Crown common stock, the warrant will be exchanged for 0.32 of a Kinross common share for each share of Crown common stock that would have been issued if the warrant had been exercised on a cashless basis immediately prior to the merger. If a warrant holder does not make this election, the warrant will represent the right to acquire Kinross common shares subsequent to the merger, with the number of shares and the exercise price appropriately adjusted on the basis of the merger exchange ratio. Crown currently does not anticipate its remaining warrant holders will exercise any of the warrants, representing the right to acquire a total of 312,377 shares, prior to the record date for the completion of the merger.

        The merger is expected to be completed as soon as practicable after the special meeting.

        See "The Merger" beginning on page 199.

DISSENTERS' RIGHTS IN THE MERGER

        Under applicable Washington law, you may assert dissenters' rights and receive a cash payment for the fair value of your shares, but only if you comply with all requirements of Washington law as set forth in Appendix B of this Proxy Statement/Prospectus. Pursuant to your dissenters' rights under Washington law, you may seek a determination by a Washington court of the fair value of your shares. The fair value determined by the court may be more than, less than, or equal to the value of the consideration to be paid in the merger. Kinross' obligation to consummate the merger is conditioned upon no more than 5% of the Crown shareholders exercising dissenters' rights immediately prior to the effective time of the merger. See "The Merger--Dissenters' Rights of Appraisal" beginning on page 207.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        Parr Waddoups Brown Gee & Loveless, A Professional Corporation, counsel to Kinross, has delivered its opinion to Kinross and Crown that, based on the assumed accuracy of factual assumptions and representations of Kinross and Crown, the merger will qualify as a reorganization for U.S. federal income tax purposes, which means that Crown shareholders and warrant holders generally will not recognize any gain or loss on the merger for United States federal income purposes, except with respect to cash received in lieu of fractional Kinross common shares and cash distributions paid by Crown with funds advanced by Kinross. Crown shareholders who exercise and perfect their dissenters' rights will generally recognize gain or loss on the transaction as if it constituted a sale of their Crown common stock. See "Tax Consequences--United States Federal Tax Consequences" beginning on page 238.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Cassels Brock & Blackwell LLP, counsel to Kinross, Crown shareholders and warrant holders who are not, and have not been, resident in Canada for purposes of the Income Tax Act (Canada) at any time while they have held Crown common stock and/or warrants will not be subject to Canadian federal income tax in respect of any capital gain arising on the exchange of Crown common stock or warrants for Kinross common shares or cash in lieu of a fractional Kinross common share as a result of the merger. For Crown shareholders and warrant holders who are Canadian residents, the exchange will be a taxable event so that they will realize a gain or loss, as applicable, for Canadian income tax purposes. See "Tax Consequences--Canadian Federal Tax Consequences" beginning on page 243.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        Crown's board of directors believes the merger is in the best interests of the Crown shareholders and has unanimously adopted the plan of merger. The Crown board unanimously recommends that the Crown shareholders vote "FOR" approval of the plan of merger. See "The Crown Special Meeting--Crown Board Recommendation" beginning on page 30. Two members of the Crown board who are also employees will receive termination payments in connection with the proposed merger. See "The Merger--Interests of Certain Individuals" beginning on page 206.

MANAGEMENT OF KINROSS AFTER THE MERGER

        Kinross' directors and executive officers will not change as a result of the merger. See "The Merger" and "Management of Kinross" beginning on pages 199 and 118, respectively.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In June 2000, Crown entered into change in control agreements with each of its executive officers. Completion of the merger will be considered a change in control (as defined in the agreements) and will result in payments being made to executives. See "The Merger--Interests of Certain Individuals" beginning on page 206.

PRINCIPAL CONDITIONS TO COMPLETION OF THE MERGER

        The merger is conditioned on the following:

        o approval of the plan of merger by the holders of at least two-thirds of the Crown common stock outstanding as of the record date for the Crown special meeting;

        o no more than 5% of Crown shareholders exercising dissenters' rights;

        o the compliance by each of the parties with their respective representations, warranties, and covenants as set forth in the merger agreement, unless waived by the other party;


        o the absence of any material adverse change in the condition of either party not consented to by the other party;

        o the absence of material regulatory limitations or prohibitions on the consummation of the transaction or the continuation of the proposed business of Crown; and

        o other conditions described under the heading "Agreements Relating to the Merger--The Merger Agreement--Conditions to the Parties' Obligations to Close the Merger" beginning on page 215.

RESTRICTIONS ON SOLICITING ALTERNATIVE TRANSACTIONS

        Crown has agreed that it will not conduct any discussions regarding, or enter into a prospective business combination of Crown with any party other than Kinross except in limited circumstances. The limited exceptions to this prohibition are intended to enable Crown's board of directors to fulfill its fiduciary duties to Crown's shareholders. Each of Crown's officers, directors, and shareholders who signed a voting agreement with Kinross also agreed not to initiate or engage in any such discussions. See "Agreements Relating to the Merger--The Merger Agreement--Offers for Alternative Transactions" beginning on page 214 and "Stockholder and Voting Agreement" beginning on page 219.

KINROSS AND CROWN MAY AMEND OR TERMINATE THE MERGER AGREEMENT

        Kinross and Crown can mutually agree to terminate the merger agreement at any time before completing the merger. Also, either of Kinross or Crown may, without the other's consent, but subject to limitations, terminate the merger agreement:

        o if the merger has not been completed on or before December 31, 2006;

        o if approval of the merger by Crown's shareholders is not obtained;

        o if a ruling or an injunction prohibiting or restraining the merger has been issued or any law prohibits the merger;

        o if the other company has breached its representations, warranties, or covenants under the merger agreement;

        o if the Crown board of directors withdraws its recommendation of the merger or recommends or enters into a transaction providing for the acquisition of Crown by an entity other than Kinross; or

        o for other reasons described under the heading "Agreements Relating to the Merger--The Merger Agreement--Termination and Effects of Termination" beginning on page 217.

        In some instances, termination of the merger agreement will require Crown to pay to Kinross a termination fee of U.S. $2.0 million.

RESTRICTIONS ON RESALE OF KINROSS COMMON STOCK ISSUED IN THE MERGER

        Except for shares issued to "affiliates" of Crown, as that term is defined in Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), all Kinross common shares to be issued to U.S. shareholders of Crown in connection with the merger will be transferable without further registration under the Securities Act. Sales by affiliates of Crown must be made in accordance with the requirements of Rules 144 and 145 under the Securities Act.

        Kinross common shares issued to Canadian shareholders of Crown in connection with the merger will be distributed in reliance on exemptions from the registration and prospectus requirements of Canadian securities laws, and will be freely tradable in or into Canada through appropriately registered dealers provided the conditions of the exemptions are met at the time of such transaction.

See "The Merger--Restrictions on Transfer of Kinross Common Shares" beginning on page 211.

COMPARISON OF SHAREHOLDER RIGHTS AND CORPORATE MATTERS

        As of the effective time of the merger, Crown shareholders will cease to own Crown shares and, to the extent they do not exercise dissenters' rights, will become shareholders of Kinross. While the rights and privileges of shareholders of a corporation organized under the Business Corporations Act (Ontario) (the "OBCA"), such as Kinross are, in many instances, comparable to those of shareholders of a Washington corporation such as Crown, there are material differences.

        For a discussion of significant differences in the rights of holders of Crown common stock and the rights of holders of Kinross common shares, see "Comparison of Rights of Holders of Kinross Common Shares and Holders of Crown Common Stock" beginning on page 224.

SHARES HELD BY CROWN DIRECTORS AND EXECUTIVE OFFICERS

        At the close of business on the record date, Crown's directors and executive officers and their affiliates owned and were entitled to vote 19,568,940 shares of Crown common stock, which represented approximately 42.5% of the shares of Crown common stock outstanding on that date. Of this amount, 18,639,640 shares, approximately 40.5% of the outstanding, are subject to a voting agreement with Kinross, providing for the shares to be voted in favor of the plan of merger. See "Principal Shareholders of Crown" beginning on page 42 and "Agreements Relating to the Merger--Stockholder and Voting Agreement" beginning on page 219.

NEW CERTIFICATES FOR COMMON SHARES

        All shares of Crown common stock outstanding at the effective time of the merger, except those held by Crown shareholders validly exercising their dissenters' rights, automatically will be converted into Kinross common shares. Each certificate formerly representing shares of Crown common stock will represent that number of Kinross common shares into which the Crown stock has been converted.

        Record holders of Crown common stock will receive a letter from Computershare Trust Company of New York, the exchange agent, with instructions for submitting their old Crown certificates for Kinross certificates. You should wait until you receive instructions from the exchange agent prior to submitting your Crown certificates.

        No fractional shares will be issued, and Crown shareholders who would otherwise be entitled to receive a fractional share will receive a cash payment equal to the market value of the fractional share based on the trading prices of the Kinross common shares on the NYSE immediately prior to the merger. See "Agreements Relating to the Merger--The Merger Agreement--Exchange of Certificates Representing Crown Common Stock" beginning on page 212.

COMPARATIVE PER SHARE DATA

FINANCIAL PER SHARE DATA

         The following table sets forth, for the periods indicated, selected historical per share data for Kinross common shares and shares of Crown common stock prepared in accordance with CDN GAAP and U.S. GAAP. The information presented below should be read in conjunction with the historical audited consolidated financial statements for the three years ended December 31, 2005, and related notes of each of Kinross and Crown included in this Proxy Statement/Prospectus.

                                                     AS AT AND         AS AT AND        AS AT AND      AS AT AND
                                                     FOR THE           FOR THE          FOR THE        FOR THE
                                                     THREE MONTHS      YEAR             THREE MONTHS   YEAR
                                                     ENDED             ENDED            ENDED          ENDED
                                                     MARCH 31,         DECEMBER 31,     MARCH 31,      DECEMBER 31,
                                                     2006              2005             2006           2005
                                                     CDN GAAP          CDN GAAP         U.S. GAAP      U.S. GAAP
KINROSS COMMON SHARES
Net earnings:
     Net earnings (loss) per share                   $   0.03           $  (0.63)        $    --       $  (0.54)
Cash dividends per Kinross common share:
     Historical                                           --                 --               --            --
Book value per Kinross common share at period end:
     Historical                                      $   3.15           $   3.11         $   3.15      $   3.12

CROWN COMMON STOCK
Net earnings:
     Net loss per share                                                                  $  (0.01)     $  (0.02)
     Per share equivalent                               (0.03)             (0.06)
Cash dividends per Crown common share:
     Historical(1)                                                                       $    --       $   0.21
     Per share equivalent                                                                     --           0.66
Book Value per Crown common share at period end:
     Historical                                                                          $   0.52      $   0.53
     Per share equivalent                                                                    1.64          1.65
-------------------------

(1) Crown paid a $0.21 per share dividend in July 2005, which was the only cash dividend it has paid in its history. Crown does not anticipate paying dividends in the future.

        Equivalent per share data in respect of the shares of Crown common stock has been calculated by dividing the Crown amounts by the exchange ratio of 0.32. Additional information regarding historical trading prices for Kinross common shares can be found under "Market Price for Kinross Common Shares" on page 139.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

        Kinross' selected consolidated financial information can be found under the caption "Kinross Selected Financial Data" beginning on page 140.

TRADING PRICE DATA


        The table below presents the per share closing prices of Kinross common shares on the TSX and the NYSE and Crown common stock on the OTC Bulletin Board as of October 7, 2003, the last trading day before announcement of the merger agreement, and June 30, 2006, a recent trading date. The table also sets forth the equivalent per share price for Crown common stock. This price is calculated by multiplying the price of the Kinross common shares as reported by the NYSE by the merger exchange ratio of 0.32. For more detailed trading price information of Kinross common shares, see "Market Price for Kinross Common Shares" on page 139.


                    Kinross common        Kinross common         Crown common
                    shares (historical)   shares (historical)    stock (historical)   Crown common
                    on the TSX            on the NYSE            OTC                  stock (equivalent)
October 7, 2003     $10.07                $7.58                  $1.50                $2.43
June 30, 2006       $12.17                $10.89                 $3.25                $3.48


        Crown shareholders should obtain current market quotations for Kinross common shares and Crown common stock in considering the proposal to approve the plan of merger. No assurance can be given as to the market prices of Kinross common shares or Crown common stock at any time before the merger or the market price of Kinross common shares at any time after merger. The exchange ratio will not be adjusted for increases or decreases in the market price of Kinross common shares or Crown common stock, regardless of when they occur.

        Kinross has not paid cash dividends on its common shares. Crown distributed its shares of Solitario common stock held by it to its shareholders in 2004 and a cash dividend of $0.21 per share in 2005, but does not currently anticipate paying dividends in the future. Kinross has made an application for, and the TSX has conditionally approved, the listing of the Kinross common shares issuable in connection with the merger, subject to the receipt by the TSX of (i) written confirmation of the date of completion of the merger and the exact number of shares issued or to be issued; (ii) an executed copy of the Acquisition Agreement and Plan of Merger and all other material agreements;
(iii) a copy of the form of any warrants assumed by Kinross as a result of the merger; (iv) a customary legal opinion of counsel to Kinross regarding, among other things, due authorization of the common shares issued in the merger; and
(v) payment of the required listing fee.

CURRENCY AND EXCHANGE RATE DATA


        References in this document to "$," "dollars," "U.S. dollars," or "U.S. $," are to the currency of the United States, and references to "Canadian dollars," or "CDN $," are to the currency of Canada. On July 11, 2006, the noon buying rate as reported by the Bank of Canada was CDN $1.1338 per U.S. $1.00. This information should not be construed as a representation that the Canadian dollar amounts actually represent, or could be converted into, U.S. dollars at the rate indicated. See "Kinross Selected Financial Data--Exchange Rate Data" beginning on page 142.



GLOSSARY AND MEASUREMENTS CONVERSION TABLE

        Technical terms relating to geology, mining, and related matters are defined in the "Glossary of Technical Terms Used in this Document" beginning on page 248. A table providing information for converting metric measurements to imperial measurements is under "Measurements Conversion Table" on page 260.

--------------------------------------------------------------------------------

                                 RISK FACTORS

--------------------------------------------------------------------------------

        An investment in the Kinross common shares involves certain risks. In addition to considering the other information in this Proxy Statement/Prospectus, you should consider carefully the following factors in deciding whether to vote in favor of the plan of merger. If any of these risks occur, or if other risks not currently anticipated or fully appreciated occur, the business and prospects of Kinross could be materially adversely affected, which could have an adverse effect on the trading price for its shares.

RISKS RELATING TO THE BUSINESS OF THE COMBINED COMPANY

KINROSS' MINERAL EXPLORATION AND MINING OPERATIONS INVOLVE SIGNIFICANT RISKS, INCLUDING THE DIFFICULT NATURE OF ESTABLISHING THE EXISTENCE OF ECONOMIC MINERALIZATION, SIGNIFICANT UP-FRONT CAPITAL REQUIREMENTS, VARIABILITY IN DEPOSITS, AND OTHERS THAT MAY RESTRICT KINROSS' ABILITY TO RECEIVE AN ADEQUATE RETURN ON ITS CAPITAL IN THE FUTURE.

        The exploration and development of mineral deposits involves significant financial and other risks over an extended period of time, which even a combination of careful evaluation, experience, and knowledge may not eliminate. Few mining properties that are explored are ultimately developed into producing mines. Major expenditures are required to establish reserves by drilling and to construct mining and processing facilities. Large amounts of capital are frequently required to purchase necessary equipment. Delays due to equipment malfunction or inadequacy may adversely affect Kinross' results of operations. It is impossible to ensure that the current or proposed exploration programs on properties in which Kinross has an interest will result in profitable commercial mining operations.

        Whether a gold deposit will be commercially viable depends on a number of factors, including the particular attributes of the deposit, such as its size and grade, costs and efficiencies of the recovery methods that can be employed, proximity to infrastructure, financing costs and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold, and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in Kinross not receiving an adequate return on its invested capital.

KINROSS IS SUBJECT TO RISKS CAUSED BY VARIOUS EXTERNAL FACTORS, INCLUDING LEGAL LIABILITY CREATED BY ITS OPERATIONS.

        The operations of Kinross are subject to the hazards and risks normally incident to exploration, development, and production of gold, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. The activities of Kinross may be subject to prolonged disruptions due to weather conditions depending on the location of operations in which Kinross has interests. Hazards, such as unusual or unexpected formations, faults and other geologic structures, rock bursts, pressures, cave-ins, flooding, or other conditions may be encountered in the exploration, mining, and removal of material.

CHANGES TO THE EXTENSIVE FOREIGN REGULATORY AND ENVIRONMENTAL RULES AND REGULATIONS TO WHICH KINROSS IS SUBJECT COULD HAVE A MATERIAL ADVERSE EFFECT ON KINROSS' FUTURE OPERATIONS.

        Kinross' mining and processing operations and exploration activities in the Americas, Russia, Africa, and other countries and regions are subject to various laws and regulations governing the protection of the environment, exploration, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety, and other matters. The legal and political circumstances outside of North America cause these risks to be different from, and in many cases, greater than, comparable risks associated with operations within North America. New laws and regulations, amendments to existing laws and regulations, or more stringent implementation of existing laws and regulations could have a material adverse impact on Kinross, increase costs, cause a reduction in levels of production and/or delay or prevent the development of new mining properties.

Compliance with these laws and regulations requires significant expenditures and increases the mine development and operating costs of Kinross. Changes in regulations and laws could adversely affect Kinross' operations or substantially increase the costs associated with those operations.

        Kinross' exploration programs in North America are subject to federal, state, and local environmental regulations. Some of Kinross' mining claims are on United States public lands. The United States Forest Service (the "USFS") and Bureau of Land Management (the "BLM") extensively regulate mining operations conducted on public lands. Most operations involving the exploration for minerals are subject to laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state, and local governmental authorities as well as the rights of adjoining property owners. In addition, in order to conduct mining operations, Kinross will be required to obtain performance bonds related to environmental permit compliance. These bonds may take the form of cash deposits or, if available, could be provided by outside insurance policies. Kinross may be required to prepare and present to federal, state, or local authorities' data pertaining to the effect or impact that any proposed exploration or mining activity may have upon the environment. All requirements imposed by any such authorities may be costly and time-consuming and may delay commencement or continuation of exploration or production operations.

KINROSS IS SUBJECT TO RISKS AND EXPENSES RELATED TO RECLAMATION COSTS AND RELATED LIABILITIES. INCREASES IN THESE COSTS OVER CURRENT ESTIMATES COULD HAVE A MATERIAL ADVERSE EFFECT ON KINROSS.

        Kinross is generally required to submit for government approval a reclamation plan and to pay for the reclamation of its mine sites upon the completion of mining activities. Kinross estimates the net present value of future cash outflows for reclamation costs under CICA Handbook Section 3110 at $175.9 million as at December 31, 2005 based on information available as of that date. In addition, Kinross spent $24.0 million in 2005 and plans reclamation spending of approximately $36.3 million in 2006 as part of its plans to advance closure projects towards post-closure monitoring by the end of 2006. Any increases over the current estimates of these costs could have a material adverse effect on Kinross.

KINROSS IS SUBJECT TO RISKS RELATED TO ENVIRONMENTAL LIABILITY, INCLUDING LIABILITY FOR ENVIRONMENTAL DAMAGES CAUSED BY MINING ACTIVITIES PRIOR TO OWNERSHIP BY KINROSS. THE PAYMENT OF SUCH LIABILITIES WOULD REDUCE FUNDS OTHERWISE AVAILABLE AND COULD HAVE A MATERIAL ADVERSE EFFECT ON KINROSS.

        Mining, like many other extractive natural resource industries, is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Environmental liability may result from mining activities conducted by others prior to the ownership of a property by Kinross. The payment of such liabilities would reduce funds otherwise available and could have a material adverse effect on Kinross. Should Kinross be unable to fund fully the cost of remedying an environmental problem, Kinross might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy, which could have a material adverse effect on the operations and business of Kinross.

KINROSS' OPERATIONS COULD BE ADVERSELY AFFECTED BY CHANGES IN MINING LAWS RELATED TO ROYALTIES, NET PROFIT PAYMENTS, LAND AND MINERAL OWNERSHIP AND SIMILAR MATTERS.

        Bills proposing major changes to the mining laws of the United States have been considered by the U.S. Congress. If these bills, which may include royalty fees or net profit payments, are enacted in the future, they could have a significant effect on the ownership, use, operation and profitability of mining claims in the United States, including claims that Kinross owns or holds. Any amendment to current laws and regulations governing the rights of leaseholders or the payment of royalties, net profits interests or similar amounts, or more stringent implementation thereof in the United States or other countries where Kinross has operations, could have a material adverse impact on Kinross' financial condition and results of operation.

THE BUSINESS OF KINROSS IS ADVERSELY AFFECTED BY THE LACK OF INFRASTRUCTURE NEAR ITS MINE SITES.

        Mining, processing, development, and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources, and water supply are important determinants which affect capital and operating costs. Lack of such infrastructure or unusual or infrequent weather phenomena, sabotage, terrorism, government, or other interference in the maintenance or provision of such infrastructure could adversely affect Kinross' operations, financial condition, and results of operations.

THE RESERVE AND RESOURCE FIGURES OF KINROSS AND CROWN ARE ONLY ESTIMATES AND ARE SUBJECT TO REVISION BASED ON DEVELOPING INFORMATION. A SIGNIFICANT REDUCTION IN THESE RESERVES AND RESOURCES OR IN THEIR ESTIMATES COULD NEGATIVELY AFFECT THE PRICE OF KINROSS' STOCK.

        The figures for reserves and resources presented herein, including the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized, are estimates. Such estimates are materially dependent on prevailing gold prices and costs of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of gold or increases in the costs to recover gold at Kinross' mines may render the mining of ore reserves uneconomical and materially adversely affect Kinross' results of operations. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period.

        Unless otherwise noted, proven and probable reserves at Kinross' mines and development projects as of December 31, 2005, were estimated based upon a gold price of $400 per ounce and measured, indicated, and inferred resources were estimated based upon a gold price of $450 per ounce. The proven and probable reserves at the Buckhorn Mountain Project were estimated based on a gold price of $350 per ounce. All reserve estimates have been made in accordance with the Canadian Institute of Mining Metallurgy and Petroleum's "CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines" as per Canadian Securities Administrator's National Instrument 43-101 and SEC Industry Guide 7. Prolonged declines in the market price of gold may render reserves containing relatively lower grades of gold mineralization uneconomic to exploit and could reduce materially Kinross' reserves and resources. Should such reductions occur, material write downs of Kinross' investment in mining properties or the discontinuation of development or production might be required, and there could be material delays in the development of new projects, increased net losses and reduced cash flow. The estimates of mineral reserves and resources attributable to a specific property are based on accepted engineering and evaluation principles. The estimated amount of contained gold in proven and probable reserves does not necessarily represent an estimate of a fair market value of the evaluated properties.

        There are numerous uncertainties inherent in estimating quantities of mineral reserves and resources. The estimates in this Proxy Statement/Prospectus are based on various assumptions relating to gold prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates.

THE MINERAL RESOURCES OF KINROSS MAY NOT BE ECONOMICALLY DEVELOPABLE, IN WHICH CASE KINROSS MAY NEVER RECOVER ITS EXPENDITURES FOR EXPLORATION AND/OR DEVELOPMENT.

        Mineral resources that are not mineral reserves do not have demonstrated economic viability. Due to the uncertainty of measured, indicated, or inferred mineral resources, these mineral resources may never be upgraded to proven and probable mineral reserves or recovered. Measured, indicated, and inferred mineral resources are not recognized by the U.S. Securities and Exchange Commission and U.S. investors are cautioned not to assume that any part of mineral deposits in these categories will ever be converted into reserves or recovered.

IF KINROSS DOES NOT DEVELOP ADDITIONAL MINERAL RESERVES, IT MAY NOT BE ABLE TO SUSTAIN FUTURE OPERATIONS.

        Because mines have limited lives, Kinross must continually replace and expand its mineral reserves as its mines produce gold in order to continue its operations. The life-of-mine estimates included in this Proxy Statement/Prospectus for each of Kinross' material properties are based on a number of factors and assumptions and may prove incorrect. Kinross' ability to maintain or increase its annual production of gold will significantly depend on its ability to bring new mines into production and to expand mineral reserves at existing mines.

THE OPERATIONS OF KINROSS OUTSIDE OF NORTH AMERICA MAY BE ADVERSELY AFFECTED BY CHANGING POLITICAL, LEGAL, AND ECONOMIC CONDITIONS.

        Kinross has mining and exploration operations in Brazil, Chile, Russia, and Africa and such operations are exposed to various levels of political, economic, and other risks and uncertainties. These risks and uncertainties vary from country to country and include, but are not limited to, terrorism; hostage taking; military repression; extreme fluctuations in currency exchange rates; high rates of inflation; labor unrest; the risks of war or civil unrest; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls, and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

        Future political and economic conditions in these countries may result in these governments adopting different policies respecting foreign development and ownership of mineral resources. Any changes in policy may result in changes in laws affecting ownership of assets, foreign investment, taxation, rates of exchange, gold sales, environmental protection, labor relations, price controls, repatriation of income, and return of capital, which may affect both the ability of Kinross to undertake exploration and development activities in respect of future properties in the manner currently contemplated, as well as its ability to continue to explore, develop, and operate those properties to which it has rights relating to exploration, development, and operations. A future government of these countries may adopt substantially different policies, which might extend to, as an example, expropriation of assets.

THERE ARE SIGNIFICANT CURRENCY AND TAX RISKS RELATED TO KINROSS' RUSSIAN OPERATIONS, WHICH COULD ADVERSELY AFFECT KINROSS' RUSSIAN OPERATIONS.

        Kinross is subject to the considerations and risks of operating in the Russian Federation. The Russian economy continues to display characteristics of an emerging market. These characteristics include, but are not limited to, a currency that is not freely convertible outside of the country and extensive currency controls. The prospects for future economic stability in the Russian Federation are largely dependent upon the effectiveness of economic measures undertaken by the government, together with legal, regulatory, and political developments.

        Russian laws, licenses, and permits have been in a state of change and new laws may be given retroactive effect. It is also not unusual in the context of dispute resolution in Russia for parties to use the uncertainty in the Russian legal environment as leverage in business negotiations. In addition, Russian tax legislation is subject to varying interpretations and constant change. Further, Kinross' interpretation of tax legislation as applied to its transactions and activities may not coincide with that of Russian tax authorities. As a result, transactions may be challenged by tax authorities and Kinross' Russian operations may be assessed, which could result in significant additional taxes, penalties and interest. The periods remain open to review by the tax authorities for three years.

ZIMBABWE SUFFERS FROM SIGNIFICANT ECONOMIC INSTABILITY WHICH COULD ADVERSELY AFFECT KINROSS' OPERATIONS IN THIS COUNTRY.

        Kinross is subject to risks relating to an uncertain or unpredictable political and economic environment in Zimbabwe. In the short term, significant economic instability in this region is expected to negatively impact the business environment and may lead to long-term negative changes in the approaches taken with respect to ownership of natural resources by foreign companies. In 2001, Kinross recorded a writedown of $11.8 million relating to Kinross' inability to manage this operation because of political turmoil creating inflationary pressure within Zimbabwe, difficulty in accessing foreign currency to pay for imported goods and services, and civil unrest. Due to Kinross' continuing inability to control distributions from the operations in Zimbabwe, Kinross stopped reporting mining production in Zimbabwe in 2003.

KINROSS REQUIRES THE ISSUANCE AND RENEWAL OF LICENSES AND PERMITS IN ORDER TO CONDUCT ITS OPERATIONS, AND FAILURE TO RECEIVE THESE LICENSES MAY RESULT IN DELAYS IN DEVELOPMENT OR CESSATION OF CERTAIN OPERATIONS.

        The operations of Kinross require licenses and permits from various governmental authorities to exploit its properties and the process for obtaining licenses and permits from governmental authorities often takes an extended period of time and is subject to numerous delays and uncertainties. Such licenses and permits are subject to change in various circumstances. Kinross may be unable to timely obtain or maintain in the future all necessary licenses and permits that may be required to explore and develop its properties, commence construction or operation of mining facilities and properties under exploration or development or to maintain continued operations that economically justify the cost.

THE SUCCESS OF KINROSS IS DEPENDENT ON GOLD PRICES OVER WHICH IT HAS NO CONTROL.

        The profitability of Kinross' operations are significantly affected by changes in the market price of gold. Gold prices fluctuate on a daily basis and are affected by numerous factors beyond the control of Kinross. The supply and demand for gold, the level of interest rates, the rate of inflation, investment decisions by large holders of gold, including governmental reserves, and changes in exchange rates can all cause significant fluctuations in gold prices. Such external economic factors are in turn influenced by changes in international investment patterns and monetary systems and political developments. The price of gold has fluctuated widely and future serious price declines could cause continued commercial production to be impractical. Depending on the price of gold, cash flow from mining operations may not be sufficient to cover costs of production and capital expenditures. If, as a result of a decline in gold prices, revenues from metal sales were to fall below cash operating costs, production may be discontinued.

KINROSS HAS A HISTORY OF LOSSES, AND FUTURE PROFITABLE OPERATIONS CANNOT BE ASSURED.

        Kinross had net losses attributable to common shareholders of $63.1 million and $216.0 million for 2004 and 2005, respectively, and an accumulated deficit of $752.9 million at December 31, 2005. Kinross' ability to operate profitably in the future will depend on the success of its principal mines, the ability of Kinross to expend its mineral reserves, the price of gold and the ability of Kinross to control costs. There can be no assurance Kinross can obtain profitability or even generate sufficient cash flow to sustain its operations and development and exploration activities at current levels.

THE TITLE TO PROPERTIES OF KINROSS MAY BE UNCERTAIN AND SUBJECT TO RISKS.

        The validity of mining claims which constitute most of Kinross' property holdings in the Americas, Russia, and Africa may, in certain cases, be uncertain and is subject to being contested. Kinross' titles, particularly title to undeveloped properties, may be defective.

        Certain of Kinross' United States mineral rights consist of unpatented mining claims. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain and is always subject to challenges of third parties or contests by the United States government. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of United States federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. The General Mining Law of the United States includes provisions for obtaining a patent, which is essentially equivalent to fee title, for an unpatented mining claim upon compliance with certain statutory requirements (including the discovery of a valuable mineral deposit). However, a Congressional moratorium against the filing of new applications for a mineral patent is currently in effect and is expected to remain in effect.

NUMEROUS OTHER COMPANIES COMPETE IN THE MINING INDUSTRY, MANY OF WHICH HAVE GREATER RESOURCES AND TECHNICAL CAPACITY THAN KINROSS AND, AS A RESULT, KINROSS MAY BE UNABLE TO EFFECTIVELY COMPETE IN ITS INDUSTRY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON KINROSS' FUTURE OPERATIONS.

        The mineral exploration and mining business is competitive in all of its phases. Kinross competes with numerous other companies and individuals, including competitors with greater financial, technical and other resources than Kinross, in the search for and the acquisition of attractive mineral properties. The ability of Kinross to operate successfully in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for mineral exploration. Kinross may be unable to compete successfully with its competitors in acquiring such properties or prospects on terms it considers acceptable, if at all.

KINROSS MAY REQUIRE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE.

        The mining, processing, development, and exploration of Kinross' properties may require substantial additional financing. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration, development or production on any or all of Kinross' properties, or even a loss of property interest. Additional capital or other types of financing may not be available if needed or, if available, the terms of such financing may be unfavorable to Kinross.

KINROSS' INSURANCE MAY NOT COVER THE RISKS TO WHICH ITS BUSINESS IS EXPOSED.

        Kinross' business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, adverse property ownership claims, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to Kinross' properties or the properties of others, delays in mining, monetary losses and legal liability.

        Available insurance does not cover all the potential risks associated with a mining company's operations. Kinross may also be unable to maintain insurance to cover insurable risks at economically feasible premiums, and insurance coverage may not be available in the future or may not be adequate to cover any resulting loss. Moreover, insurance against risks such as the validity and ownership of unpatented mining claims and mill sites and environmental pollution or other hazards as a result of exploration and production is not generally available to Kinross or to other companies in the mining industry on acceptable terms. As a result, Kinross might also become subject to liability for pollution or other hazards for which it is uninsured or for which it elects not to insure because of premium costs or other reasons. Losses from these events may cause Kinross to incur significant costs that could have a material adverse effect upon its financial condition and results of operations.

THE OPERATIONS OF KINROSS IN VARIOUS COUNTRIES ARE SUBJECT TO CURRENCY RISK.

        Currency fluctuations may affect the revenues which Kinross will realize from its operations since gold is sold in the world market in United States dollars. The costs of Kinross are incurred principally in Canadian dollars, United States dollars, Russian rubles, Chilean pesos, Brazilian reais, and Zimbabwean dollars. The appreciation of non-U.S. dollar currencies against the U.S. dollar increases the cost of gold production in U.S. dollar terms. From time to time, Kinross transacts currency hedging to reduce the risk associated with currency fluctuations. Currency hedging involves risks and may require margin activities. Sudden fluctuations in currencies could result in margin calls that could have an adverse effect on Kinross' financial positions. If the operations in a particular country generate cash flow in excess of the related costs, Kinross may not have effective access to such funds if the local currency is not freely convertible into Canadian and United States dollars, as is currently the case with the Zimbabwean dollar. See "Kinross Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Analysis" beginning at page 193 for a more detailed discussion of the potential impact on Kinross' earnings of currency fluctuations and the Canadian dollar hedging activities of Kinross.

FLUCTUATIONS IN UNITED STATES AND CANADIAN EXCHANGE RATES MAY NEGATIVELY AFFECT THE PRICE OF KINROSS' COMMON SHARES IN UNITED STATES DOLLARS.

        Fluctuations in the exchange rate between Canadian and United States dollars may affect the United States dollar value of the Kinross common shares in ways that are different than changes in the Canadian dollar value of Kinross common shares.

KINROSS MAY NOT BE ABLE TO CONTROL THE DECISIONS AND STRATEGY OF JOINT VENTURES TO WHICH IT IS A PARTY.

        Some of the mines in which Kinross owns interests are operated through joint ventures with other mining companies and are subject to the risks normally associated with the conduct of joint ventures. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on Kinross' profitability or the viability of its interests held through joint ventures, which could have a material adverse impact on Kinross' results of operations and financial condition:

        - inability to exert influence over certain strategic decisions made in respect of joint venture properties;
        - disagreement with partners on how to develop and operate mines efficiently;
        - inability of partners to meet their obligations to the joint venture or third parties; and
        -       litigation between partners regarding joint venture matters.

THE FAILURE OF KINROSS TO PAY ROYALTIES WOULD ADVERSELY AFFECT ITS BUSINESS AND OPERATIONS.

        Kinross' mining properties are subject to various royalty and land payment agreements. Failure by Kinross to meet its payment obligations under these agreements could result in the loss of related property interests.

THE COMMODITY HEDGING ACTIVITIES OF KINROSS MAY HAVE AN ADVERSE EFFECT ON ITS RESULTS OF OPERATIONS.

        Kinross has historically reduced its exposure to gold price fluctuations by engaging in hedging activities. In 2002, Kinross changed its hedging strategy and has adopted a no hedging policy for gold and as a result is highly exposed to any future decline in the market price of gold. If Kinross were to resume its hedging activities, it may be unable to achieve realized prices for gold produced in excess of average market prices. Hedging may not adequately protect against declines in the price of gold and may prevent Kinross from benefiting fully from gold price increases.

        Hedging may require margin activities. Sudden fluctuations in the price of gold could result in margin calls that could have an adverse effect on the financial position of Kinross. See "Kinross Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Analysis" at page 193 for a more detailed discussion of Kinross' hedging activities.

THE BUSINESS OF KINROSS IS DEPENDENT ON GOOD LABOR AND EMPLOYMENT RELATIONS.

        Production at Kinross' mines is dependent upon the efforts of employees of Kinross. Relations between Kinross and its employees may be impacted by changes in labor relations which may be introduced by, among others, employee groups, unions, and the relevant governmental authorities in whose jurisdictions Kinross carries on business. Adverse changes in such legislation or in the relationship between Kinross with its employees may have a material adverse effect on Kinross' business, results of operations, and financial condition.

LIMITATIONS ON THE RIGHTS OF KINROSS' FOREIGN SUBSIDIARIES COULD ADVERSELY AFFECT ITS ABILITY TO OPERATE EFFICIENTLY.

        Kinross conducts operations through foreign subsidiaries and joint ventures, and a substantial part of its assets are held in such entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and such entities, or among such entities, could restrict Kinross' ability to fund its operations efficiently. Any such limitations, or the perception that such limitations may exist now or in the future, could have a material adverse impact on Kinross' valuation and stock price. For example, currently Kinross is subject to limitations on the transfer of cash or assets for its operations in Zimbabwe.

THE RESULTS OF KINROSS' OPERATIONS COULD BE ADVERSELY AFFECTED BY ITS ACQUISITION STRATEGY.

        As part of Kinross' business strategy, it has sought, and will continue to seek, to acquire new mining and development opportunities in the mining industry. In pursuit of such opportunities, Kinross may fail to select appropriate acquisition candidates or to negotiate acceptable arrangements, including arrangements to finance acquisitions or to integrate the acquired businesses and their personnel. Kinross may be unable to complete any acquisition or business arrangement that it pursues on favorable terms. Any acquisitions or business arrangements completed may not ultimately benefit Kinross' business.

CHANGES IN THE MARKET PRICE OF KINROSS COMMON SHARES MAY BE UNRELATED TO ITS RESULTS OF OPERATIONS AND COULD HAVE AN ADVERSE IMPACT ON KINROSS.

        The Kinross common shares are listed on the TSX and the NYSE. The price of the Kinross common shares is likely to be significantly affected by short-term changes in gold price or in its financial condition or results of operations as reflected in its quarterly earnings reports. Other factors unrelated to the performance of Kinross that may have an effect on the price of the Kinross common shares include the following: a reduction in analytical coverage of Kinross by investment banks with research capabilities; a drop in trading volume and general market interest in the securities of Kinross may adversely affect an investor's ability to liquidate an investment and consequently an investor's interest in acquiring a significant stake in Kinross; a failure of Kinross to meet the reporting and other obligations under Canadian and U.S. securities laws or imposed by the exchanges could result in a delisting of the Kinross common shares and a substantial decline in the price of the Kinross common shares that persists for a significant period of time could cause the Kinross common shares to be delisted from the NYSE, further reducing market liquidity.

        As a result of any of these factors, the market price of the common shares at any given point in time may not accurately reflect Kinross' long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. Kinross may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

ANY FUTURE RESTATEMENT OF KINROSS' FINANCIAL STATEMENTS MAY ADVERSELY AFFECT THE TRADING PRICE OF ITS COMMON SHARES.

        Kinross has had to restate its consolidated financial statements for 2003 and 2004. These restatements do not prevent future changes or adjustments, including additional restatements. If there were future restatements of the consolidated financial statements, such restatements may adversely affect the trading price of Kinross' common shares.

KINROSS HAS NOT PAID DIVIDENDS IN THE PAST AND DOES NOT ANTICIPATE DOING SO IN THE FUTURE.

        No dividends on the common shares have been paid by Kinross to date. Kinross anticipates that it will retain all future earnings and other cash resources for the future operation and development of its business. Kinross does not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of Kinross' board of directors, after taking into account many factors, including Kinross' operating results, financial condition, and current and anticipated cash needs.

THE LOSS OF KEY EXECUTIVES COULD ADVERSELY AFFECT KINROSS.

        Kinross has a relatively small executive management team. In the event that the services of one or a number of these executives were no longer available, Kinross and its business could be adversely affected. Kinross does not carry key-man life insurance with respect to its executives.

SHORTAGE OF SUPPLIES COULD ADVERSELY AFFECT KINROSS' ABILITY TO OPERATE.

        Kinross is dependent on various supplies and equipment to carry out its mining operations. The shortage of such supplies, equipment and parts could have a material adverse effect on Kinross' ability to carry out its operations and therefore limit or increase the cost of production.

KINROSS IS SUBJECT TO CERTAIN LEGAL PROCEEDINGS.

        Kinross is a party to the legal proceedings described under the caption "Business of Kinross--Legal Proceedings" beginning on page 114. If decided adversely to Kinross, these legal proceedings, or others that could be brought against Kinross in the future which are not now known, for example, litigation based on its business activities, environmental laws, volatility in its stock price, failure of its disclosure obligations or as a result of its financial restatement, could have a material adverse effect on Kinross' financial condition or prospects. The enforcement division of the SEC has requested that Kinross provide documentation in connection with an informal inquiry focused on Kinross' accounting for the business combination with TVX Gold Inc. ("TVX") and Echo Bay Mines Ltd. ("Echo Bay"). Kinross is in the process of responding to this request. This or any other regulatory investigation could result in significant costs and damages and divert management's attention and resources.

IT MAY BE DIFFICULT TO ENFORCE A UNITED STATES JUDGMENT AGAINST THE OFFICERS AND DIRECTORS OF KINROSS OR THE EXPERTS NAMED IN THIS PROXY STATEMENT/PROSPECTUS OR TO ASSERT UNITED STATES SECURITIES LAWS CLAIMS IN CANADA.

        Most of the executive officers and directors of Kinross and its independent accountants are nonresidents of the United States, and a substantial portion of Kinross' assets are located outside the United States. These executives and accountants reside in Canada, making it difficult or impossible to effect service upon them in the United States. As a result, it may be difficult for U.S. residents to effect service in the United States or enforce a judgment obtained in the United States against Kinross or any such persons. Execution by United States courts of any judgment obtained against Kinross or its officers or directors in United States courts would be limited to the assets of Kinross or such persons, as the case may be, located in the United States. Additionally, it may be difficult for U.S. residents to obtain Canadian enforcement of U.S. judgment or to assert civil liabilities under United States securities laws in original actions instituted in Canada.

CERTAIN CHARACTERISTICS OR MANAGEMENT DECISIONS OF KINROSS MAY NEGATIVELY AFFECT UNITED STATES SHAREHOLDERS TO A GREATER EXTENT THAN THEY DO SHAREHOLDERS OF OTHER NATIONALITIES.

        The Kinross common shares that will be distributed to the former Crown shareholders in the merger are shares of a Canadian corporation. Various United States tax provisions apply only to foreign corporations or apply differently to foreign corporations than they do to domestic corporations. The differences that are currently material to United States' residents who hold Kinross common shares are described in the section of this Proxy Statement/Prospectus entitled "Tax Consequences." Other provisions may adversely affect U.S. shareholders of the Kinross common shares in the future. As the managers of a Canadian company with global operations and a substantial non-U.S. shareholder base, management of Kinross may conduct its operations in a manner that does not maximize the value of such operations either after United States tax considerations or in United States dollars, or even the value of the Kinross common shares for U.S. shareholders.

RISKS RELATING TO THE MERGER

THE PRICE OF THE KINROSS COMMON SHARES THAT THE CROWN SHAREHOLDERS WILL RECEIVE IN THE MERGER WILL FLUCTUATE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED.

        The number of Kinross common shares that Kinross will issue to the former Crown shareholders in the merger will not be adjusted as a result of any change in the price of the Kinross common shares or the Crown common stock. Therefore, the total market price of the Kinross common shares that the Crown shareholders will receive in the merger will depend on the market price of the Kinross common shares at the time of the merger. That price may be lower than the market price on the date the merger was announced, the date the merger agreement was signed, the date of this Proxy Statement/Prospectus, or the date of the Crown shareholders' meeting. Because the merger will occur after the date of the Crown shareholders' meeting, you will not know the exact market price of the Kinross common shares that will be issued in the merger at the time you vote on it.

        There are many factors that could cause the market price of the Kinross common shares to decrease, including adverse changes in the business, operations, or prospects of Kinross or the combined company, the timing of the merger, general market and economic conditions, and other factors described in this Proxy Statement/Prospectus. Crown will not have the right to terminate the merger agreement or to resolicit the vote of its shareholders based on changes in the price of the Kinross common shares. After the merger, the market price of the Kinross common shares will continue to fluctuate based on factors both within and beyond Kinross' control.

THE TERMS OF THE MERGER MAY NOT REFLECT THE VALUE OF KINROSS OR CROWN.

        The terms of the merger and the determination of the number of Kinross common shares to be issued to the Crown shareholders represent determinations arrived at during the negotiation process for the purpose of calculating the relative values to be assigned to the parties. The number of shares was not fixed based on traditional indicators of value such as the earnings of Crown, its market share, return on assets, revenues, or market capitalization since Crown is an exploration company. The Kinross common shares to be issued to the Crown shareholders may not represent the value of Crown. The amounts that may be realized by the Crown shareholders if they elect to sell their Kinross common shares following the merger may vary widely from the current or historical trading prices of Kinross common shares.

CROWN SHAREHOLDERS MUST PERFORM THEIR OWN ANALYSIS OF THE TRANSACTION.

        Neither the board of directors of Kinross nor the board of directors of Crown formed a special committee to evaluate the fairness of the proposed merger to unaffiliated shareholders. The lack of consideration by a disinterested committee means that the shareholders will be relying exclusively on the recommendation of the board of directors of Crown, financial information concerning Crown and Kinross contained in this Proxy Statement/Prospectus, their own analysis of the condition of both companies, the prospects for the business of Kinross following the merger, and the terms of the merger in deciding whether or not to approve the transaction. Certain individuals on the Crown board are subject to conflicts of interests in connection with the proposed merger. See "The Merger--Interests of Certain Individuals" beginning on page 206.

FOLLOWING THE MERGER, CROWN SHAREHOLDERS WILL NOT HAVE A SIGNIFICANT VOTE IN KINROSS.

        The Crown shareholders who are currently entitled to elect directors and vote on such other matters as may be presented to the shareholders will, as a result of the merger, hold only approximately 4.1% of the issued and outstanding Kinross common shares and, consequently, will not have a substantive say in any matter submitted to the Kinross shareholders.

CROWN SHAREHOLDERS MAY RECOGNIZE ADVERSE INCOME TAX CONSEQUENCES IF THE MERGER DOES NOT QUALIFY AS A "REORGANIZATION."

        It is anticipated that the merger will qualify as a "tax-free reorganization" for United States federal income tax purposes. Whether it so qualifies will depend in part on the continuing accuracy through closing of the merger of certain factual assumptions, including an assumption that the value of the Solitario shares distributed by Crown in 2004 is less than 10% of the value of Crown's net assets at the time of consummation of the merger. If those factual assumptions prove incorrect, and the merger does not qualify as a reorganization, Crown shareholders would suffer the adverse income tax consequences described on page 239 under the caption "Tax Consequences--United States Federal Tax Consequences--United States Federal Income Tax Consequences of the Merger."

KINROSS HAS IDENTIFIED SIGNIFICANT DEFICIENCIES IN INTERNAL CONTROLS OVER FINANCIAL REPORTING. ANY FUTURE MISSTATEMENT OR RESTATEMENT OF KINROSS' FINANCIAL STATEMENTS COULD ADVERSELY AFFECT THE TRADING PRICE OF KINROSS SHARES.

        As further discussed beginning on page 187, Kinross has identified significant deficiencies in its internal controls over financial reporting. In addition, in the past, Kinross disclosed a material weakness in its internal controls over financial reporting in connection with the restatement of its financial statements for the 2003 and 2004 fiscal years. The continued existence of significant deficiencies in internal controls or the existence of a material weakness may result in a misstatement of Kinross' financial statements in the future. If material, this could result in a restatement of Kinross financial statements. Any such misstatement or restatement could have a negative impact on the market price of Kinross' stock and, if Kinross were unable to complete a restatement in a timely fashion, could result in a cease trading order and/or a delisting of its shares.

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                              CAUTIONARY STATEMENT

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        This Proxy Statement/Prospectus contains "forward-looking statements." Forward-looking statements are based on the current beliefs of the management of Kinross as well as assumptions made by and currently available to them and include, but are not limited to, statements with respect to the future price of gold and silver, the estimation of mineral reserves and resources, the realization of mineral reserve and resource estimates, the timing and amount of estimated future production, costs of production, expected capital expenditures, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as "plans," "expects," or "does not expect," "is expected," "budget," "scheduled," "estimates," "forecasts," "intends," "anticipates," or "does not anticipate," or "believes," or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur" or "be achieved." Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Kinross to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to the factors Kinross currently believes to be material, which are identified under "Risk Factors," other factors not currently viewed as material could cause actual results to differ materially from those described in the forward-looking statements. In addition, known or unknown risks could have a greater or different effect than currently expected which could cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements which speak only as of the date of this Proxy Statement/Prospectus. Neither Kinross nor Crown undertakes any obligation to update or revise these forward-looking statements.

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                            THE CROWN SPECIAL MEETING

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GENERAL


        Crown is furnishing this Proxy Statement/Prospectus to you in connection with the solicitation of proxies by Crown's board of directors for use at the special meeting of Crown shareholders to be held on August 31, 2006, and any adjournments or postponements of the meeting.

        This Proxy Statement/Prospectus is being mailed to Crown shareholders on
or about [      ,] 2006. This Proxy Statement/Prospectus is also being
furnished to Crown shareholders as a prospectus in connection with the issuance by Kinross of Kinross common shares as contemplated by the merger agreement.


DATE, TIME, AND PLACE


        The special meeting of Crown shareholders will be held on August 31, 2006 at 9:00 a.m., local time, at the offices of Crown located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado.


PURPOSE OF THE SPECIAL MEETING

        At the special meeting of Crown shareholders, you will be asked to consider and vote on the following proposals:

        o to approve the plan of merger that provides for the merger of Crown Merger, a subsidiary of Kinross, with and into Crown, with Crown surviving as a wholly-owned subsidiary of Kinross; and

        o approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

CROWN BOARD RECOMMENDATION

        Crown's board of directors has unanimously determined that the merger is advisable and in the best interests of Crown and its shareholders and has unanimously adopted the plan of merger and recommends that Crown shareholders vote "FOR" approval of the plan of merger and "FOR" the adjournment proposal. Two of the members of the Crown board who are also employees will receive termination payments in connection with the consummation of the proposed merger. See "The Merger--Interests of Certain Individuals."

RECORD DATE AND VOTING POWER


        Crown's board of directors has fixed the close of business on July 20, 2006, as the record date for determination of Crown shareholders entitled to notice of and to vote at the special meeting. As of the record date, there were [_______] shares of Crown common stock outstanding and entitled to vote, held by approximately [_______] holders of record. The common stock is the only outstanding class of stock of Crown. Shareholders of record on the record date are entitled to one vote per share of common stock on any matter properly brought before the special meeting and at any adjournment or postponement thereof.


VOTES REQUIRED

        The proposal to approve the plan of merger must be approved by the affirmative vote of at least two-thirds of the Crown common stock outstanding on the record date.

        The record holders of a majority of the shares of Crown common stock present at the special meeting, either in person or represented by proxy, must vote to approve the adjournment proposal in order for Crown's management to have the authority to adjourn the special meeting.

STOCKHOLDER AND VOTING AGREEMENT


        As of July 20, 2006 for the special meeting, the directors and executive officers of Crown and their affiliates owned [19,568,940] shares of Crown common stock, which represented approximately [42.5]% of the outstanding shares of Crown common stock entitled to vote at the special meeting of Crown shareholders. Several directors and executive officers of Crown, and entities affiliated with these directors and officers, have entered into a stockholder and voting agreement with Kinross pursuant to which these directors and executive officers and other shareholders agreed, among other things, to vote, or cause to be voted, all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as all shares of Crown common stock acquired by them, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of July 20, 2006 for the special meeting, [18,639,640] shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately [40.3]% of the outstanding shares of Crown common stock entitled to vote at the Crown special meeting, so that the vote of approximately [12,028,550] additional shares of Crown common stock will be required to approve the merger. See the section entitled "Agreements Relating to the Merger--Stockholder and Voting Agreement."


QUORUM; ABSTENTIONS AND BROKER NON-VOTES

        The required quorum for the transaction of business at the special meeting of Crown shareholders is the presence in person or by proxy of the holders of a majority of the shares of Crown common stock outstanding on the record date for the special meeting. We will count abstentions and broker non-votes to determine the number of shares present at the special meeting for the purpose of determining the presence or absence of a quorum. Broker non-votes are proxies from brokers or other nominees indicating that the record holder of the shares has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

        For purposes of the proposal to approve the plan of merger, the affirmative vote of the holders of two-thirds of the common stock of Crown that is outstanding as of the record date is required. Abstentions and broker non-votes are not counted as votes in favor of the proposal and, therefore, abstentions and broker non-votes will have the same effect as votes against the merger proposal. IF YOU FAIL TO VOTE OR ABSTAIN FROM VOTING, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL TO APPROVE THE PLAN OF MERGER.

        For purposes of the proposal to approve one or more adjournments of the special meeting, abstentions and broker non-votes are not counted as votes cast and generally will have no effect on the outcome of the adjournment proposal. To approve the adjournment proposal, a majority of votes cast, which includes "FOR" and "AGAINST" votes, must be in favor of the proposal.

        THE ACTIONS PROPOSED IN THIS PROXY STATEMENT/PROSPECTUS ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, WE URGE YOU TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD, OR TO GIVE YOUR BROKER SPECIFIC VOTING INSTRUCTIONS.

VOTING, PROXIES, AND REVOCATION

        Crown requests that you complete, date, and sign the proxy card and promptly return it by mail in the accompanying envelope marked for this purpose in accordance with the instructions accompanying the proxy card. All properly executed proxies received before taking the vote at the special meeting (that are not revoked prior to the meeting) will be voted as instructed on the proxy card. IF THE PROXY CARD IS SIGNED AND RETURNED BY ANY MEANS WITHOUT INDICATING VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PLAN OF MERGER AND "FOR" THE APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING.

         If your broker holds your shares in "street name," your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide directions on how to instruct it to vote your shares. Note that, if the holder of record of your shares is your broker, bank, or other nominee and you wish to vote at the special meeting, you must have a "legal" proxy from your broker, bank, or other nominee authorizing you to vote those shares.

         You may revoke your proxy at any time before it is voted by delivering to Crown, to the attention of James R. Maronick, 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, a written notice of revocation or a new proxy card dated after the first one relating to the same shares, or by attending the Crown shareholder meeting and voting in person. Attendance at the Crown meeting will not, by itself, constitute the revocation of the proxy.

SOLICITATION OF PROXIES AND EXPENSES

        Crown will bear the costs of soliciting proxies. Proxies will initially be solicited by mail, but executive officers, directors, and selected other employees of Crown may also solicit proxies in person or by telephone or facsimile. Such persons who solicit proxies will not be specially compensated for such services. We will request nominees, fiduciaries, and other custodians to forward soliciting materials to beneficial owners and reimburse them for their reasonable expenses. BROKERAGE HOUSES, NOMINEES, FIDUCIARIES AND OTHER CUSTODIANS WILL BE REQUESTED TO FORWARD SOLICITING MATERIALS TO BENEFICIAL OWNERS AND WILL BE REIMBURSED FOR THEIR REASONABLE EXPENSES INCURRED IN SENDING PROXY MATERIALS TO BENEFICIAL OWNERS.

PROPOSAL TO APPROVE ADJOURNMENT OF SPECIAL MEETING

        Crown is submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the plan of merger at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Crown may not have received sufficient votes to approve the plan of merger by the time of the special meeting. In that event, Crown would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the plan of merger. Any other adjournment of the special meeting (E.G., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

        To allow the proxies that have been received by Crown at the time of the special meeting to be voted for an adjournment, if necessary, Crown is submitting a proposal to approve one or more adjournments to Crown shareholders for their consideration. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Crown common stock who cast "FOR" or "AGAINST" votes at the special meeting, assuming a quorum is present at the meeting. With respect to broker non-votes, brokers or other nominees that hold shares of Crown common stock in "street name" accounts do not have the discretionary authority to vote to approve any adjournment of the special meeting without appropriate instructions from the beneficial owner. IF YOUR SHARES ARE HELD IN STREET NAME AND YOU FAIL TO INSTRUCT YOUR BROKER ON HOW TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL, THOSE CROWN SHAREHOLDERS WHO VOTE "FOR" OR "AGAINST" THE ADJOURNMENT PROPOSAL WILL DECIDE WHETHER TO ADOPT THAT PROPOSAL AND YOUR SHARES WILL HAVE NO EFFECT ON THE OUTCOME OF THE PROPOSAL. AN ABSTENTION AS TO THIS PROPOSAL WILL HAVE NO EFFECT ON WHETHER IT IS ADOPTED.

        THE CROWN BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

        Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, Crown is not required to give further notice of the time and place of the adjourned meeting, unless the board of directors fixes a new record date for the special meeting.

        The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Crown has full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any Crown shareholder.

NO ADDITIONAL MATTERS

        This special meeting has been called to consider the merger proposal and the adjournment proposal. Under Crown's bylaws, no other matters may be considered at the special meeting.

SHAREHOLDER PROPOSALS FOR THE CROWN 2007 ANNUAL MEETING

        If the merger is not completed, proposals of Crown shareholders that are intended to be presented at Crown's 2007 Annual Meeting must be timely delivered to or received by Crown. Under Crown's bylaws, in order to be deemed properly presented, notice must be delivered to, or mailed and received by, Crown not later than January 1, 2007.

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                                 DIVIDEND POLICY

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        On July 26, 2004, Crown distributed to its shareholders, as a dividend,
0.2169 shares of Solitario common stock per share of Crown common stock as a "spin-off" of Solitario. On June 21, 2005, Crown's board of directors declared a dividend of $0.21 per share, or $9,661,000, which was paid on July 26, 2005, to holders of record of Crown common stock as of the close of business on July 14, 2005. Crown does not anticipate paying additional dividends in the foreseeable future.

        No dividends on the Kinross common shares have been paid by Kinross to date. For the foreseeable future, it is anticipated that Kinross will use earnings, if any, to finance its growth and that dividends will not be paid to shareholders, other than dividends payable to the holder of the Kinross preferred shares in accordance with their terms. Pursuant to the syndicated credit facility, Kinross is required to obtain consent from the lenders prior to declaring any common share dividend.

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                                BUSINESS OF CROWN

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OVERVIEW

        Crown is a precious metals exploration company operating in the western United States. Crown is currently developing the Buckhorn Mountain Project, which includes permitting efforts to build and operate an underground mine and to truck the ore extracted from the Buckhorn Mountain Project to Kinross' Kettle River mill, located approximately 57 miles from the Buckhorn Mountain Project under the terms of a toll-milling agreement with a wholly-owned subsidiary of Kinross.

        Prior to executing the merger agreement with Kinross, Crown's principal expertise had been in identifying mineral properties with promising mineral potential, acquiring these properties and exploring them to an advanced stage. Since the execution of the merger agreement with Kinross, Crown has concentrated exclusively on the permitting and development of the Buckhorn Mountain Project. Previously, Crown's goal was to advance its properties, either on its own or through joint ventures, to the feasibility study stage and thereafter to pursue their development, typically through a joint venture with a partner that has expertise in mining operations.

        Crown currently has limited financial resources and, accordingly, is not engaged directly in any significant exploration or development activity other than at the Buckhorn Mountain Project, which is described in "Material Properties." Crown currently has no source of recurring revenue and anticipates that any future recurring revenue would only occur after the successful development of the Buckhorn Mountain Project. Crown's current objective is to continue the permitting process for development of the Buckhorn Mountain Project in conjunction with Kinross. Unless Crown is successful in these objectives, it is unlikely that it will be in a position in the foreseeable future to pursue additional exploration or development projects. Furthermore, in the event the merger with Kinross is not completed as planned, Crown will need significant additional financial resources to develop the Buckhorn Mountain Project and Crown cannot assure you that it will be able to obtain such financial resources. Crown currently estimates the development of the Buckhorn Mountain Project will require approximately $32.6 million in initial capital and will utilize toll milling pursuant to an agreement with Kinross. Based on Crown's current business plan, Crown estimates its current financial resources are sufficient to fund its operations through the first quarter of 2007.


        Crown was incorporated under the laws of the State of Washington in August 1988. Crown files annual reports, quarterly reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any materials Crown files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains Crown's reports, proxy statements, and other information. The SEC's Internet address is HTTP://WWW.SEC.GOV.

RECENT DEVELOPMENTS

        Since the execution of the acquisition agreement with Kinross in November, 2003, the following material developments have occurred.

        On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each of Crown's shareholders received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 Retained Shares for the benefit of Crown warrant holders. Subsequent to the spin-off Crown distributed 962,302 of these shares on the exercise of warrants. At December 31, 2005, Crown held 36,004 Retained Shares.

        On December 30, 2004, Crown and Kinross amended the merger agreement to extend the termination date from December 31, 2004 to May 31, 2005. Concurrently with this amendment, Crown agreed to sell to Kinross and Kinross agreed to purchase from Crown 511,640 newly issued shares of Crown common stock at the fair market value of the stock of $1.9545 per share of $1,000,000 in the aggregate. The fair market value of the common stock was based upon the average of the closing market price of a share of Crown common stock for the 20 days prior to December 30, 2004, per the terms of the amendment. The closing of the sale occurred on January 18, 2005. Crown used the proceeds of this offering to pay for permitting costs related to the Buckhorn Mountain Project.


        On May 31, 2005, Crown and Kinross amended the merger agreement to (i) extend the Termination Date from May 31, 2005 to March 31, 2006, or December 31, 2005 if Kinross had not filed its 2004 audited financial statements with the Securities and Exchange Commission on or before December 31, 2005; (ii) increase the exchange ratio to 0.34 shares; (iii) put a valuation collar on the transaction whereby the maximum value of Kinross common shares to be issued to Crown shareholders (excluding any Crown common shares held by Kinross) is $110.0 million and the minimum value is $77.5 million; (iv) provide that Kinross would invest in a $10.0 million convertible debenture issued by Crown (the "Convertible Debenture") on or before June 20, 2005; and (v) provide that if Crown paid a dividend of up to $0.21 per share to its shareholders, Kinross would reimburse Crown upon the payment of certain third-party invoices received by Crown after June 1, 2005, for permitting and development of Crown's Buckhorn Mountain Project. Crown is not required to repay Kinross for the amounts Kinross has paid for third-party permitting and development costs under this amendment under any circumstances. Crown capitalizes these third-party permitting and development costs as they are for the benefit of the Buckhorn Mountain Project. Crown records all amounts caitalized as additional paid-in capital and records all accrued third-party invoices which have not yet been paid as either accounts payable or accrued liabilities with an offsetting receivable in stockholders'equity. As a result of the amendment, as of December 31, 2005, Crown recorded an increase in mineral properties of $2,418,000 for permitting and other related costs on invoices received after June 1, 2005 to be paid by Kinross which has been recorded as a capital contribution to paid-in capital. Through December 31, 2005, Kinross has paid $1,930,000 of those costs and Crown recorded a receivable from Kinross of $488,000 as of December 31, 2005 in stockholders equity for the balance.

        On June 20, 2005, Crown issued the Convertible Debenture which has a term of five years, an interest rate of 4% payable annually with a provision to forego interest for the first two annual payments at its election. The Convertible Debenture is convertible at Kinross' option any time after September 30, 2005, and prior to maturity into 5.8 million shares of Crown common stock, plus shares of common stock for any accrued but unpaid interest. In the event the merger agreement with Kinross is terminated other than as a result of a default by Crown, Crown has the right to convert all amounts due under the Convertible Debenture to common stock by providing 30 days prior notice to Kinross. Any shares issued upon conversion of the Convertible Debenture, or any portion thereof, will be restricted. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, representing the difference between the market price of its common stock on June 20, 2005 of $2.00 and the conversion price of $1.72 per share of Crown common stock. The discount is being amortized as interest cost over the stated term of the Convertible Debenture.

        On July 26, 2005, Crown used the majority of the proceeds from the Convertible Debenture to pay a dividend of $0.21 per share to shareholders of record as of July 14, 2005, and recorded a $9,661,000 charge to additional paid-in capital.

        On February 24, 2006, Crown amended the Kinross merger agreement to (i) extend the date on which either party may terminate the Kinross merger agreement if the merger contemplated therein has not closed (the "Termination Date") from March 31, 2006 to December 31, 2006; (ii) remove the valuation collar on the transaction; (iii) reduce the exchange ratio to 0.32 shares of Kinross stock; and (iv) provide that if the merger is not completed by July 1, 2006, Kinross will loan Crown $2,000,000 in a three-year note with the proceeds to be used to extinguish an existing third-party net smelter royalty at the Buckhorn Mountain Project.

MATERIAL PROPERTIES

        The following discussion summarizes the primary mining properties in which Crown has a direct interest. Crown believes the properties described below are favorable for mineral development, although Crown cannot assure you that any of the properties, in which Crown has or may acquire an interest, will be economically viable.

BUCKHORN MOUNTAIN PROJECT

PROPERTY DESCRIPTION AND LOCATION

        The Buckhorn Mountain Project is located on approximately 2,000 acres, 24 miles east of Oroville, Washington. Crown currently owns 100% of the Buckhorn Mountain Project, which was held in a joint venture with Battle Mountain Gold Corporation ("Battle Mountain") prior to July 2001, when the joint venture was terminated and Crown became the sole owner of the project. During the joint venture with Battle Mountain, the Buckhorn Mountain Project was known as the Crown Jewel Project. Battle Mountain merged with Newmont Gold Corporation ("Newmont") on January 10, 2002.


        The Buckhorn Mountain Project is held by a combination of fee ownership, fee land for which leases are held with options to purchase, and unpatented mining claims. The ore deposit lies entirely on fee lands (patented mining claims) that are owned by Crown. Royalties on mineral property Crown controls that are payable to third parties vary from a 0.5% net smelter return royalty to an 8.33% net profits royalty on certain unpatented mining claims. The ore body as currently defined is subject only to a sliding-scale royalty payable to Newmont of 0.5% to 4%, depending on the price of gold. The Newmont royalty may be purchased in its entirety for $2.0 million at any time before July 23, 2006. Crown is in the process of retiring this royalty.


        Crown applied for patents on nine unpatented mining claims covering approximately 154 acres in 1992. In December 2004, the Department of Interior-Bureau of Land Management approved the patent applications and Crown received title to both the surface and mineral estate on these acres. These patented claims cover most of the ore reserves, the remaining portion of the reserves being covered by older patented claims that Crown owns. Crown now owns title to both the mineral and surface estate covering the entire ore reserve.

        The following map depicts the approximate location of the Buckhorn Mountain Project.

        [map depicting approximate location of Buckhorn Mountain Project]

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND TERRAIN

        The Buckhorn Mountain Project is located in the Okanogan Highlands, a mountainous terrain characterized by rounded peaks and moderately steep walled valleys. The elevation range in the project area is approximately 4,500 feet to 5,500 feet.

        Vegetative cover in the project area is mostly coniferous forest dominated by Douglas fir and western larch. Natural openings on forested hillsides consist of dry scrublands or grassy meadows. The climate in the deposit area can be considered temperate. The calculated mean annual precipitation is 20 inches, approximately 35% of which falls as snow. Average annual total snow accumulation in the area of the deposit is about three feet.

        The small community of Chesaw is the closest town. Oroville (population 1,500) is the nearest incorporated community. Paved roads from Oroville approach to within six miles of the property with the remaining access by graded county road and three miles of primitive USFS road. No power exists at the location of the ore deposit. The nearest power is located three miles to the south.

HISTORY

        Crown discovered the ore bodies known as the Buckhorn Mountain Project deposit shortly after acquiring the property in 1988. Prior to that time only small prospect pits, shafts and tunnels had explored the general area, none of which intersected the ore body, as it is currently defined.

        In March 1990, Crown entered into a joint venture agreement with Battle Mountain (the "Battle Mountain JV Agreement"), under which Battle Mountain could earn a 51% interest in the Buckhorn Mountain Project by building a 3,000-ton per day mining facility. The Battle Mountain JV Agreement was subsequently modified in May 1994 allowing Battle Mountain the right to earn a 54% interest in the Project. Under the Battle Mountain JV Agreement, as amended, Battle Mountain paid Crown $18,500,000, and funded all exploration and permitting on the Buckhorn Mountain Project through July 2001. On July 23, 2001, Crown entered into an agreement (the "Termination Agreement") with Battle Mountain to terminate the Battle Mountain JV Agreement. As part of the Termination Agreement, Crown became the sole owner and manager of the Buckhorn Mountain Project and granted Battle Mountain a sliding scale royalty of 0.5% to 4% on the first one million ounces of gold. The royalty varies with the price of gold and Crown may purchase the royalty from Newmont, as successor to Battle Mountain, for a payment of $2.0 million any time before July 23, 2006. Crown is in the process of retiring the royalty.



        Since return of 100% ownership of the property, Crown has conducted drilling, engineering, and environmental studies and permitting activities. Since signing the merger agreement with Kinross, Crown has worked with Kinross in these same activities.

GEOLOGY AND MINERALIZATION

        The Buckhorn Mountain Project gold deposit occurs within a portion of an extensive calcic skarn system formed at the southern contact of the Jurassic/Cretaceous-aged Buckhorn Mountain diorite-granodiorite pluton with Triassic-aged limestones and andesites. Both the skarn system and the ore body are largely tabular and flat lying in geometry. The skarn system is compositionally zoned in relation to the intrusive pluton with gold mineralization both concordant and crosscutting to the various skarn assemblages. Gold enrichment occurs almost exclusively within skarnified rocks both as irregular bodies and as more continuous tabular replacements of limestone. Gold values are associated with low grades of silver (less than one ounce per ton). No other economic minerals occur within the ore.

EXPLORATION

        Crown began an exploration program at the Buckhorn Mountain Project in mid-1988 and by the end of 1989 had drilled approximately 200 holes on the property. Between March 1990 and December 1992, Battle Mountain drilled over 550 holes designed to both confirm and expand the known reserve. In 2002 and 2003, Crown drilled 41 core holes to further confirm the grade and continuity of mineralization in selected parts of the ore body. No drilling was conducted on the property in 2004. In late 2005, Kinross conducted a 29-hole infill drilling program in portions of the reserve area as part of their due diligence activities to further define ore boundaries.

        Drilling on the property occurred in three phases. Crown drilled core and reverse circulation rotary holes during the period of 1988 to early 1989. Battle Mountain drilled core and reverse circulation rotary holes from 1990 to 1995 and Crown drilled core holes in 2002 and 2003. During the first phase of drilling, splits were taken of drill samples and submitted for analysis to Silver Valley Laboratories of Osburn, Idaho. Core was sawed and reverse circulation rotary chips were riffle split in order to obtain representative samples for analysis. Check assays of selected samples were submitted for comparison with original assays. Sample intervals were selected by the geologist in charge of the project. After acquiring its joint venture interest, Battle Mountain checked Crown's drill results by submitting splits from the core, pulps from core and reverse circulation rotary samples and reverse circulation rotary duplicate chips to a second laboratory for confirmatory assays. Additionally, Battle Mountain drilled twin holes to confirm Crown's results in selected areas.

        Battle Mountain's drilling was logged by a geologist and was sampled on five-foot intervals. Entire core samples were submitted for assay and pulps were checked for re-assay. Rejects of reverse circulation rotary holes were re-assayed. Standards and blanks were submitted along with exploration samples. Battle Mountain primarily used Silver Valley Laboratory of Osburn, Idaho for assay services.

        Samples from the second phase of drilling in 2002 and 2003 were assayed primarily by CAS Laboratories of Spokane, Washington with most check assays performed by ALS Chemex laboratory of Vancouver, British Columbia. Imbedded standards, sample duplicates and blanks were assayed. Crown used ALS Laboratories of Spokane, Washington as the primary laboratory and ALS Chemex laboratory of Vancouver, British Columbia as the primary check assay laboratory. Core was logged and sample intervals were selected by the geological staff for analysis. Chain of custody was documented between the geologist and the laboratory. Core samples and rejects are stored on site under the supervision of Crown.

        No significant sampling or analytical biases are known to exist within any of the data sets that could affect the estimation of the resources or reserves.

TOLL MILLING AGREEMENT

        On November 11, 2003, Crown entered into a toll milling agreement with Echo Bay Minerals, a wholly-owned subsidiary of Kinross, whereby Crown agreed to deliver ore from the Buckhorn Mountain Project deposit to Echo Bay Minerals' Kettle River mill, located near Republic, Washington approximately 92 kilometers (57 miles) from the Buckhorn Mountain Project. Under the terms of the toll milling agreement, Echo Bay Minerals agreed to process up to 1,500 tons per day of ore produced at the Buckhorn Mountain Project at a cost to Crown of $20 per ton. In addition, Crown agreed to pay a one-time capital charge of $5,000,000 to Echo Bay Minerals on or before the last day of the calendar month following the delivery of ores from the Buckhorn Mountain Project to the Kettle River mill. The toll milling agreement is subject to Crown's obtaining the necessary permits to mine and deliver the ores from the Buckhorn Mountain Project, standard toll-milling terms regarding (among other terms) grade, delivery, commingling and refining, and regulatory approval. If the Merger is consummated, the toll milling agreement will be between subsidiaries of Kinross and, therefore, may be terminated.

RESERVES AND MINERAL DEPOSITS

        The following table shows Crown's probable gold reserves at December 31, 2005:

    Mineable Probable Reserves
                 Ore                Gold Grade            Contained Gold
                 tons              (ounces/ton)              (ounces)
                 ----              ------------              --------
              3,075,000                0.32                  991,000


        Crown's probable reserves are reported as mineable (extractable) ore reserves. The mineral reserves and resources reported herein were prepared in accordance with Industry Guide 7 promulgated by the U.S. Securities and Exchange Commission and were verified by SRK Consulting ("SRK"), based in Toronto, Canada, as of December 15, 2003. Crown undertook a review to test SRK's ore reserve estimate for impairment in 2004 and 2005 and determined that no changes in the SRK's estimate were necessary based upon the following: (1) none of the ore reserves were mined in 2005 or 2004, consequently there was no depletion of the ore reserve; (2) the aspects of the mine plan have not materially changed;
(3) permitting has not impacted the overall mine and milling plan; and (4) Crown elected to use the same price of gold used in determining ore reserves, $350 per ounce. SRK's feasibility study for the Buckhorn Mountain Project incorporates the Toll Milling Agreement and determined that the reported mineral reserves are economically viable based on current information on costs and technology applicable to mining, metallurgy and other relevant factors that relate to the extraction of the mineral reserve. A summary of the major assumptions is provided below:

Toll milling contract cost:                         $20 per ton
Gold price:                                         $350 per ounce
Gold recovery from mined ore:                       90%
Economic cut off grade (ounces gold/ton):           0.19
Daily production rate:                              1,500 tons
Total operating costs:                              $201 per ounce of gold recovered (including toll milling contract cost)
Initial capital costs:                              $32.6 million
Sustaining capital, life of mine:                   $10.0 million

        Mineral reserves were estimated by SRK based on a gold price of $350 per ounce at December 31, 2003 and reviewed by Crown using the same gold price at December 31, 2005. The market price of gold has ranged from a high of $548 per ounce to a low of $411 per ounce during 2005. However, the price of gold over the last five years has ranged from a high of $548 per ounce to a low of $256 per ounce. The use of $350 per ounce for Crown's 2005 review of its reserves is reasonable as it takes into account Crown's estimate of the lower end of potential gold pricing and volatility over the life of the mine. Moreover, because of the high-grade nature of the Buckhorn Mountain gold deposit with very sharp ore-waste boundaries, higher gold prices do not materially increase the reserves. The value of contained silver in the ore was ignored. The gold price at the time of reporting of the reserves was substantially higher than the level used in estimating. However, the price has been lower during recent time periods. If the market price were to decrease to lower levels, Crown may determine that its reserves should be re-estimated resulting in a potential reduction in the amount of reserves.

PERMITTING AND DEVELOPMENT

        In July 2001, Crown became the sole owner of the Crown Jewel project and renamed it the Buckhorn Mountain Project. Previously, the Crown Jewel Project had been subject to a joint venture agreement between Crown and Battle Mountain. Battle Mountain had proposed an open-pit mining operation with an on-site processing facility. Battle Mountain's proposed open-pit Crown Jewel Project was subjected to numerous permitting and legal challenges and delays. In January of 2000, the Washington Pollution Control Hearings Board (the "PCHB") vacated the previously granted 401 Water Quality Permit and certain water rights for the Crown Jewel Project. Other permits previously granted to the Crown Jewel Project have since lapsed and are in the process of being reacquired as part of the ongoing permitting process.

        As part of the analysis of the Buckhorn Mountain Project subsequent to the January 2000 PCHB ruling, Crown retained Gochnour and Associates ("Gochnour") to review the required permits for a potential combination underground/open-pit-mine design for the Buckhorn Mountain Project ore deposit. Gochnour indicated this mine design would require conducting additional baseline studies and collecting data for modeling to amend previously approved permits as well as to obtain permits for activities that were not previously contemplated, for example the underground mining effects on ground water. Gochnour indicated the underground alternative would also require mitigation of environmental impacts. The Gochnour report concluded the proposed mine design is legally permittable.

        During 2002, Crown began seeking regulatory approval and permits to operate an exclusively underground mining operation at the Buckhorn Mountain Project. In May 2003, Crown submitted its Initial Buckhorn Mountain Project Plan of Operations with the USFS and the Washington State Department of Ecology (the "WDOE"). The Initial Buckhorn Mountain Project Plan of Operations was deemed complete by the USFS in August 2003. This plan proposed a processing facility seven miles from the mine that Crown would construct, own, and operate. The ore would have been trucked from the mine to the mill. Crown believed this development plan significantly reduced the environmental impacts compared to the Crown Jewel open-pit mining plan proposed by Battle Mountain.

        Subsequent to the signing of the toll milling agreement with Echo Bay Minerals, Crown filed an amended Buckhorn Mountain Plan of operations as outlined in the SRK feasibility study that provides for trucking of ore from the mine to the Kettle River processing facility owned by Echo Bay Minerals. This new development plan further reduces environmental impacts in comparison to the previous Buckhorn Mountain Project Plan of Operations by eliminating the need for new milling and tailings disposal facilities.

        As a result of the Department of Interior-Bureau of Land Management issuing the patents to Crown, the surface title was transferred from the USFS to Crown. Subsequently, the USFS determined that it was unnecessary for it to continue to be a co-lead agency in the permitting process. The WDOE is now the sole lead agency for all permitting activities. The USFS is currently preparing an Environmental Assessment ("EA") for proposed activities that will occur on federal land, including upgrading of existing access roads, the construction of approximately 1.5 miles of new road, the installation and maintenance of water quality monitoring wells and construction of a perimeter fence line. The WDOE completed the work necessary for filing the Draft Supplemental Environmental Impact Statement ("DSEIS") during the third quarter of 2005, and the DSEIS was published on October 28, 2005 for public comment. The WDOE and the USFS is currently addressing public comments concerning the DSEIS and EA as part of preparing the final SEIS and EA.

        Crown is currently finalizing the construction and operational permits required for development and production on the property. A variety of permits and approvals are under application from the state of Washington and from local governmental entities.

        Although Crown is not aware of any laws or regulations which would be violated by the mine design proposed in the SRK feasibility study, as subsequently modified in the environmental review process, there will continue to be uncertainty regarding Crown's ability to obtain the necessary permits from the regulatory authorities in a timely manner, if ever.

        Construction of the Buckhorn Mountain Project will not begin prior to the successful issuance of the remaining permits and resolution of any potential future legal and administrative challenges. Potential delays due to the appeals process, permit process or litigation are difficult to quantify. See "Legal Proceedings" below.

FINANCING

        If the merger agreement with Kinross is not completed, Crown would require additional capital in the form of either equity or debt financing, or Crown would need to enter into a joint venture to permit, develop, and operate the Buckhorn Mountain Project. Crown cannot assure you that such financing would be available on acceptable terms in order for the Buckhorn Mountain Project to enter into commercial production. See "Crown Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 44.

OTHER PROPERTY INTERESTS

KINGS CANYON

        The Kings Canyon property in Utah consists of 360 acres of unpatented claims. Crown holds a 100% interest in the property, subject to a 4% net smelter royalty to third parties. There are no proven or probable reserves or capitalized costs related to the Kings Canyon property as of December 31, 2005. Crown will continue to maintain the property and, if the Kinross merger is not completed, Crown may sell its interest or seek a joint venture partner to further evaluate and develop the Kings Canyon property.

MINERAL PROPERTY AND EXPLORATION EXPENDITURE OVERVIEW

        During 2005, Crown incurred $1,863,000 in cash expenditures (of which $464,000 were reimbursed to Crown by Kinross) and Kinross directly paid third-party vendors an additional $1,466,000 in support of permitting and development of the Buckhorn Mountain Project. Crown is required to pay annual property taxes on fee lands and patented mining claims it owns, which Crown expenses to operations as incurred. These amounted to $6,000 and $5,000 for the years ended December 31, 2005 and 2004, respectively. Crown is required to pay annual rental and maintenance fees to maintain our interests in unpatented mining claims, which it expenses to operations as incurred. These amounted to $20,000 and $21,000 for the years ended December 31, 2005 and 2004, respectively. Any production from Crown's fee lands, patented mining claims, and unpatented mining claims will be subject to AD VALOREM taxes. Crown has no work commitments to be fulfilled in 2006.

2006 Annual Maintenance Fee Commitments:

                                                  Payments on unpatented
      Property                                        mining claims
      --------                                        -------------

        Buckhorn Mountain                               $18,000
        Kings Canyon                                      2,000
                                                        -------
            Total                                       $20,000
                                                        =======

EXPLORATION ACTIVITIES

        Historically, a significant part of Crown's business involves the review of potential property acquisitions and continuing review and analysis of properties in which it has an interest, to determine the exploration and development potential of the properties. In analyzing expected levels of expenditures for work commitments and lease obligations, Crown considers the fact that its obligations to make such payments fluctuate greatly depending on whether, among other things, Crown makes a decision to sell a property interest, convey a property interest to a joint venture, or to allow its interest in a property to lapse by not making the work commitment or payment required. Crown is not currently conducting any potential property acquisitions or exploration.

EMPLOYEES


        As of June 30, 2006, Crown employed six persons, all of whom are located in the United States. Crown considers its relations with employees to be excellent. All employees are eligible to participate in Crown's stock option plans. None of Crown's employees are covered by a collective bargaining agreement. A portion of Crown's employees' time is devoted to work under a management services contract with Solitario. Solitario reimburses Crown for direct out-of-pocket expenses. Solitario also pays 25% of Crown's total corporate administrative costs for executive and technical salaries, benefits, and expenses, 50% of Crown's total corporate administrative costs for financial management and reporting salaries, benefits, and expenses, and 75% of Crown's total corporate administrative costs for investor relations salaries, benefits, and expenses. These allocations are based on estimated time and expenses spent by Crown management and employees on Crown activities and Solitario activities. Management of Crown believes these allocations are reasonable and the allocations are periodically reviewed by management and approved by independent Board members of both Crown and Solitario.


        Assuming the merger between Kinross and Crown is successfully consummated, the management agreement will be terminated and Solitario will procure the services of the Crown employees directly. In the event that the merger is not successfully completed, it is anticipated that the management agreement would continue under the same or similar terms.

LEGAL PROCEEDINGS

        Crown is not currently involved in any legal proceedings. Crown is not aware of any legal challenge to its current proposed mining plans at the Buckhorn Mountain Project. However, beginning in March 1997, the prior attempt to permit the Crown Jewel Project (as it was then known) was subject to various legal challenges in Washington State court, United States District Court, and administrative hearings. Prior permitting efforts centered on Battle Mountain's proposed open pit mine. That plan of operations is no longer being pursued. The currently proposed plan of operations calls for an underground mine, which Crown anticipates will address many of the prior concerns. Most notably, the current proposed plan substantially reduces the number of surface acres that will be impacted by mining operations and utilizes the existing Kettle River processing facility owned by Kinross, so that a new processing facility will no longer need to be constructed at or near the proposed mine. Although none of the previous legal challenges or protests relates to Crown's current proposed plan of operations, Crown cannot make assurances that future litigation will not be filed.

STOCKHOLDER AND VOTING AGREEMENT


        Solitario, along with several directors and executive officers of Crown, and entities affiliated with these directors and officers, have entered into a stockholder and voting agreement with Kinross pursuant to which such parties agreed, among other things, to convert any Senior Notes held by them to common shares prior to the record date for the special meeting (which has occurred) and to vote all of the shares of Crown common stock owned by them, as well as all shares of Crown common stock acquired by them, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of June 30, 2006, 18,639,640 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 40.3% of the outstanding shares of Crown common stock. See the section entitled "Agreements Relating to the Merger--Stockholder and Voting Agreement."

--------------------------------------------------------------------------------

                         PRINCIPAL SHAREHOLDERS OF CROWN

--------------------------------------------------------------------------------


        The following table sets forth information, as of June 30, 2006, with respect to the number of shares of Crown Common Stock beneficially owned by each shareholder known by Crown to be the beneficial owner of more than 5% of Crown's Common Stock, by all directors, nominees for director, executive officers named in the Summary Compensation Table and all directors, nominees for director and executive officers as a group. Except as noted below, each shareholder has sole voting and investment powers with respect to the shares shown. Unless otherwise indicated below, the address of each beneficial owner is 4251 Kipling St., Suite 390, Wheat Ridge, Colorado, 80033.


                                                             Percent of
                                                               Crown's             Percent of
                                                            common stock,           Crown's
                                                          based on current       common stock,
                                         Amount and           number of             based on
                                          Nature of          outstanding            exercise
                                         Beneficial         common shares        of convertible
                                        Ownership in     prior to conversion    securities on a
         Name and Address of            Crown common     of any convertible      fully diluted
         Beneficial Owner(1)               stock(2)         securities(3)           basis(4)
-------------------------------------------------------------------------------------------------
Solitario Resources Corporation
4251 Kipling St., Suite 390
Wheat Ridge, CO 80033                     6,071,626(5)           13.1%                11.7%

Zoloto Investors, LP
c/o Steve Webster
14701 St. Mary's Lane, Suite 800
Houston, TX 77079                        16,443,548(5)           35.5%                31.6%

Loeb Partners Corporation(9)
c/o Bob Grubin
61 Broadway
New York, NY 10006                        5,471,392              11.8%                10.5%

Deephaven Domestic Capital(9)
Management, c/o Colin Smith
130 Cheshire Lane, Suite 102
Minnetonka, MN 55305                      2,562,140               5.5%                 4.9%

Kinross Gold Corporation
40 King St. West
Toronto, ON Canada M5H 3Y2                6,311,640(6)           12.1%                12.1%

MMCAP International Inc. SPC
PO Box 32021 SMB
Grand Cayman
Cayman Islands, BWI                       2,327,061               5.0%                 4.5%

Steven A. Webster                        16,820,195(7)           36.3%                32.3%

Christopher M. Harte                        175,000               0.4%                 0.3%

Christopher E. Herald                     6,958,894(5)(8)        15.0%                13.4%

Mark E. Jones, III                        6,246,626(5)           13.5%                12.0%

Brian Labadie                             6,296,626(5)           13.6%                12.1%

F. Gardner Parker                            200,000              0.4%                 0.4%

Ronald Shorr                                  54,300              0.1%                 0.1%

James R. Maronick                            532,177              1.1%                 1.0%

Walter H. Hunt                               500,000             42.3%                 1.0%

All directors and executive
 officers as a group (nine persons)       19,568,940(7)          42.3%                37.5%

                                (footnotes on following page)

-------------------------

(1) Based upon information supplied to Crown by the shareholder, including filings as required under section 13 and 16 of the Securities and Exchange Act of 1934.

(2) This column reflects the ownership of the 46,287,953 shares outstanding Crown common stock as of June 30, 2006, with the exception of Kinross, whose totals include 5,800,000 shares from the potential conversion of the Convertible Debenture. In addition there are 26,663 potentially issuable shares from outstanding Crown warrants, however none of the warrants are held by beneficial owners identified in the table.

(3) This column reflects the percentage ownership assuming outstanding shares only, but includes the effect of the exercise of the Convertible Debenture as on the percentage ownership of Kinross.
(4) This column reflects the percentage ownership assuming the exercise of the Convertible Debenture and all warrants for cash, which would result in 52,114,616 shares of Crown common stock issued and outstanding.

(5) Includes 6,071,626 shares held by Solitario. The 6,071,626 shares held by Solitario are subject to the control of the board of directors of Solitario. The board consists of Christopher E. Herald, Mark E. Jones, Leonard Harris, John Hainey, Steven Webster, and Brian Labadie.

(6) Includes 5,800,000 shares issuable upon conversion of the Convertible Debenture.
(7) Includes 16,443,548 shares beneficially held by, or attributable to, Zoloto Investors, LP, of which Mr. Webster is the sole member of the general partner.
(8) Includes 1,528 shares owned by Mr. Herald's spouse, of which Mr. Herald disclaims beneficial ownership. (9) Bob Grubin is a principal of Loeb Partners Corporation. Colin Smith is the CEO of Deephaven Domestic Capital Management.

        The selected consolidated financial data should be read in conjunction with "Crown's Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 44 and the audited consolidated financial statements and related notes thereto included with this Proxy Statement/Prospectus.

--------------------------------------------------------------------------------

                 CROWN SELECTED HISTORICAL FINANCIAL INFORMATION

--------------------------------------------------------------------------------

        The selected consolidated financial data set forth below as of and for each of the five years in the period ended December 31, 2005, has been derived from Crown's audited consolidated financial statements (not all of which financial statements are included herein) prepared in accordance with U.S. GAAP. The selected condensed consolidated financial data as of March 31, 2006 and the three months ended March 31, 2006 and 2005 has been derived from the unaudited condensed consolidated financial statements of Crown. In the opinion of the management of Crown, these interim financial statements reflect all adjustments, consisting of only normal recurring items, necessary to present fairly, in accordance with accounting principles generally accepted in the United States, the results for the interim periods presented. The results for the interim period ended March 31, 2006, should not be considered indicative of the results expected for the full fiscal year. The selected consolidated financial data should be read in conjunction with Crown's Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements of Crown and related notes thereto included elsewhere in this Proxy Statement/Prospectus.

BALANCE SHEET DATA:                        As of March 31,                      As of December 31,
------------------------------------------------------------- -------------------------------------------------------------
(in thousands)                                   2006            2005       2004(1)       2003         2002        2001
                                                 ----            ----       -----         ----         ----        ----
Total assets                                  $ 40,997         $ 40,766   $ 39,440     $ 34,446      $ 29,644   $ 31,030
Current portion of long-term debt                    -                -         45           49            70     18,302
Non-current portion of long-term debt (net)      8,610            8,534          -          353         5,037        107
Working capital (deficit)                          788              983      1,006        2,082           793    (15,713)
Stockholders' equity                            23,595           23,710   $ 18,462     $ 29,379      $ 19,159   $ 11,630

                                       Three months ended
STATEMENT OF OPERATIONS DATA:              March 31,                            Year ended December 31,
-------------------------------------------------------------  -----------------------------------------------------------
(in thousands, except per share          2006       2005          2005     2004(1)(2)     2003        2002        2001
amounts)                                 ----       ----          ----     -----          ----        ----        ----
Revenues and property sales           $      -   $       -     $      -   $      -    $      -     $   171     $    214
Net income (loss)                     $   (401)  $   2,088     $   (899)  $ (7,119)   $ (3,854)    $ 2,091     $ (2,098)
Basic income (loss) per share(3)      $  (0.01)  $    0.05     $  (0.02)  $  (0.23)   $  (0.59)    $  0.65     $  (0.72)
Diluted income (loss) per share(3)    $  (0.01)  $   (0.00)    $  (0.02)  $  (0.23)   $  (0.59)    $  0.10     $  (0.72)
Cash dividends declared per share     $      -   $       -     $   0.21   $      -    $      -     $     -     $      -

-------------------------

(1) As restated. See note 14 to the consolidated financial statements includes elsewhere in this Proxy Statement/Prospectus.
(2) Until July 26, 2004, the results of Solitario are reflected under the equity method of accounting. On July 26, 2004, Crown completed the spin-off of Solitario to its shareholders. See Note 4 to the consolidated financial statements included elsewhere in this Proxy Statement/Prospectus.
(3) All per share amounts have been adjusted to account for the one-for-five reverse split pursuant to the Plan of Reorganization in 2002.

--------------------------------------------------------------------------------

        CROWN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

        The following discussion should be read in conjunction with the consolidated financial statements of Crown for the years ended December 31, 2005, 2004 and 2003, and the condensed consolidated interim financial statements for the three months ended March 31, 2006 and 2005, included elsewhere in this Proxy Statement/Prospectus. Crown's financial condition and results of operations are not necessarily indicative of what may be expected in future years.

        As discussed in Note 14 to Crown's consolidated financial statements included elsewhere in this Proxy Statement/Prospectus, the financial statements, as of and for the year ended December 31, 2004, have been restated. In addition, as discussed in Note 15, Crown's consolidated financial statements as of December 31, 2005 have been retrospectively adjusted for the adoption of a new accounting principle. The following discussion and analysis of Crown's financial condition and results of operations gives effect to the restatement and the retrospective adjustment.

BUSINESS OVERVIEW

        Crown is a precious metals exploration and development company operating in the western United States. Crown's principal expertise is in identifying properties with promising mineral potential, acquiring these properties and exploring them to an advanced stage. Crown's goal is to advance its mineral properties, either on its own or through joint ventures, to the feasibility study stage and thereafter to pursue their development, typically through a joint venture with a partner that has expertise in mining operations. Crown has in the past recognized, and expects in the future to recognize, revenues from the option and sale of its mineral properties to joint venture partners and from the sale of its share of metals produced from its mineral properties.

        On November 20, 2003, Crown executed a definitive agreement to merge with Kinross. The merger with Kinross is subject to the approval of two-thirds of Crown's shareholders and customary closing conditions. Crown currently has no source of recurring revenue and it anticipates any future recurring revenue would only occur after the successful development of the Buckhorn Mountain Project. The successful development of the Buckhorn Mountain Project is dependent on several factors, many of which are beyond Crown's control. Crown cannot provide any assurance that the merger with Kinross will be completed as planned, or that it will be able to successfully permit and develop the Buckhorn Mountain Project in the event the merger is not completed.

        Crown's capitalized mineral property and mineral interests relate entirely to its Buckhorn Mountain Project, located in the State of Washington. Crown is currently developing the Buckhorn Mountain Project, which includes permitting efforts to build and operate an underground mine and to truck the ore extracted from the Buckhorn Mountain Project to the Kettle River mill, located approximately 57 miles from the Buckhorn Mountain Project. Kinross owns the Kettle River mill. As discussed below, in December 2003, Crown entered into a toll-milling agreement with a wholly-owned subsidiary of Kinross to facilitate the processing of the Buckhorn Mountain Project ore. As of December 31, 2005, Crown's mineral reserves at the Buckhorn Mountain project, pursuant to a feasibility study prepared by an independent mining consulting firm, are 3,075,000 tons of ore at a grade of 0.32 ounces of gold per ton, for a total reserve of 991,000 ounces of gold. Virtually all of Crown's current and near-term efforts are related to this development effort at the Buckhorn Mountain Project as well as the completion of the merger with Kinross.

        Since the announcement of the planned Kinross merger, Crown has essentially limited its activities to permitting the Buckhorn Mountain Project and general and administrative duties required to complete the planned merger. However, Crown has historically derived its revenues principally from interest income and the option and sale of property interests. Crown currently has limited financial resources and, accordingly, is not engaged directly in any significant exploration or development activity other than at its Buckhorn Mountain Project. Crown's current objective is to complete the permitting process for development of the Buckhorn Mountain Project in conjunction with Kinross. Unless Crown is successful in these objectives, it is unlikely that it will be in a position in the foreseeable future to pursue additional exploration or development projects. Furthermore, in the event the merger with Kinross is not completed, Crown will need significant additional financial resources to develop the Buckhorn Mountain Project and it cannot provide assurance that it will be able to obtain such financial resources. Crown currently estimates the initial capital cost for the Buckhorn Mountain Project will require approximately $32.6 million. Based upon its current business plan, Crown estimates its current financial resources are sufficient to fund its operations through the first quarter of 2007, excluding any additional funding it would require to develop the Buckhorn Mountain Project, should the merger with Kinross not be completed.


        On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 shares of Solitario common stock (the "Retained Shares") for the benefit of its warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off, Crown distributed 962,302 Retained Shares upon the exercise of warrants and at December 31, 2005, had 36,004 Retained Shares. Although Crown claims no beneficial interest in the Retained Shares, it carries the investment in the Retained Shares at fair value with changes in the fair value recorded in the statement of operations. Crown has recorded an unexercised warrant liability of $542,000, which includes $56,000 classified as a current liability for the portion of the unexercised warrant liability which will be settled by the Retained Shares to be distributed and $486,000 for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current. Crown records any changes in the value of its unexercised warrant liability in the statement of operations. See Note 7 to Crown's consolidated financial statements included with this Proxy Statement/Prospectus. During the years ended December 31, 2005 and 2004, Crown recorded a gain on its investment in Retained Shares of $37,000 and $1,263,000, respectively, and Crown recorded a loss on derivative instruments related to its unexercised warrant liability of $205,000 and $3,475,000, respectively. On June 13, 2006, a warrant for 285,714 shares was exercised and Crown distributed an additional 32,927 Retained Shares and has 3,077 Retained Shares at June 30, 2006. In addition, Crown retained 93 Solitario shares, from fractional shares, which it intends to sell. After the disposition of the Solitario shares retained for warrant holders and fractional shares, Crown will no longer own any shares of Solitario.


        On December 21, 2004, the Department of Interior-Bureau of Land Management approved Crown's patent application on nine unpatented mining claims and Crown received title to both the surface and mineral estate on approximately 154 acres of land. Crown now owns title to both the mineral and surface estate covering the entire ore reserve.

RECENT FINANCING TRANSACTIONS


        On June 13, 2006, a warrant holder exercised a warrant for 285,714 shares on a cash basis by paying Crown $214,000 and received 285,714 shares of Crown common stock and 32,927 Retained Shares. At June 30, 2006, Crown has warrants exercisable into 26,663 shares of Crown common stock and has 3,077 Retained Shares related to those warrants.


        On February 24, 2006, Crown and Kinross amended the merger agreement to
(i) extend the date on which either party may terminate the Kinross merger agreement if the merger contemplated therein has not closed (the "Termination Date") from March 31, 2006 to December 31, 2006; (ii) removed the valuation collar on the transaction; (iii) reduce the exchange ratio to 0.32 shares of Kinross stock; and (iv) provide that if the merger is not completed by July 1, 2006 Kinross will loan Crown $2,000,000 in a three-year note with the proceeds to be used to extinguish an existing third-party net smelter royalty at the Buckhorn Mountain Project.

        On July 26, 2005, Crown used the majority of the proceeds from the Convertible Debenture to pay a dividend of $0.21 per share to shareholders of record as of July 14, 2005 and recorded a $9,661,000 charge to additional paid-in capital. The remaining proceeds of approximately $339,000 were used for the payment of Buckhorn Mountain permitting costs and general corporate purposes in support of the Buckhorn Mountain Project.

        On June 20, 2005, Crown issued the Convertible Debenture which has a term of five years, an interest rate of 4% payable annually with a provision to delay the first two annual interest payments, at Crown's election. The Convertible Debenture is convertible at Kinross' option any time after September 30, 2005 and prior to maturity into 5.8 million of Crown's shares of common stock, plus shares of Crown common stock for any accrued interest. In the event the Kinross merger agreement is terminated other than as a result of a default by Crown, Crown shall have the right to convert all amounts due under the Convertible Debenture by providing 30 days prior notice to Kinross. Any shares issued upon conversion of the Convertible Debenture, or any portion thereof, will be restricted stock. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, representing the difference between the market price of Crown common stock on June 20, 2005 of $2.00 and the conversion price of $1.72 per share of Crown common stock. The discount is being amortized as interest cost over the stated term of the Convertible Debenture as interest cost. Crown capitalized interest cost of $158,000 from amortization of the discount to development cost during the year ended December 31, 2005. In addition, Crown recorded $211,000 of interest on the Convertible Debenture for the year ended December 31, 2005, which has also been capitalized to Buckhorn Mountain development costs.


        On May 31, 2005, Crown and Kinross amended the merger agreement to (i) extend the Termination Date from May 31, 2005 to March 31, 2006; (ii) increase the exchange ratio to 0.34 shares; (iii) put a valuation collar on the transaction whereby the maximum value of Kinross common shares to be issued to Crown shareholders (excluding any Crown common shares held by Kinross) is $110.0 million and the minimum value is $77.5 million; (iv) provide that Kinross would invest in a $10.0 million convertible debenture issued by Crown (the "Convertible Debenture") on or before June 20, 2005; and (v) provide that if Crown paid a dividend of up to $0.21 per share to its shareholders, Kinross would reimburse Crown upon the payment of certain third-party invoices received by Crown after June 1, 2005 for permitting and development of Crown's Buckhorn Mountain Project. Crown is not required to repay Kinross for the amounts Kinross has paid for third-party permitting and development costs under this amendment under any circumstance. Crown capitalizes these third-party permitting and development costs as they are for the benefit of the Buckhorn Mountain Project. Crown records all amounts capitalized as additional paid-in capital and records all accrued third-party invoices which have not yet been paid as either accounts payable or accrued liabilities with an offsetting receivable in stockholders equity. As a result of the May 31, 2005 amendment, as of December 31, 2005, Crown recorded an increase in mineral properties of $2,418,000 for permitting and other related costs on invoices received after June 1, 2005 to be paid by Kinross which has been recorded as a capital contribution to paid-in capital. Through December 31, 2005 Kinross has paid $1,930,000 of those costs and Crown has recorded a receivable from Kinross of $488,000 as of December 31, 2005 in stockholders' equity for the balance.

        During 2005, warrant holders exercised warrants for 7,037,105 shares of Crown common stock on a cashless basis and received 4,582,614 shares of Crown common stock and 810,997 Retained Shares. During 2005, warrant holders exercised warrants for 893,853 shares on a cash basis by paying Crown $670,000 and received 893,953 shares of Crown common stock and 103,013 Retained Shares. As a result of these exercises, during 2005, Crown reduced its investment in retained shares of Solitario by $1,409,000 for the fair value of the Retained Shares distributed on the date of exercise, credited stockholders' equity by $11,135,000 for the fair value of the shares of Crown common stock issued and reduced the unexercised warrant liability by the fair value of the warrants exercised.


        Concurrently with an amendment to the Kinross merger agreement, signed on December 30, 2004, Crown agreed to sell to Kinross and Kinross agreed to purchase from Crown 511,640 newly issued shares of Crown common stock at the fair market value of the stock of $1.9545 per share or $1,000,000 in the aggregate. The fair market value of the common stock was based upon the average of the closing market price of a share of Crown common stock for the 20 days prior to December 30, 2004, per the terms of the amendment. The closing of the sale occurred on January 18, 2005. Crown used the proceeds of this offering to pay for permitting costs related to its Buckhorn Mountain Project.

CORPORATE REORGANIZATION

        On March 8, 2002, Crown filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy") in the United States Bankruptcy Court for the District of Colorado (the "Court"). As part of the Bankruptcy, Crown filed a Plan of Reorganization (the "Plan") and a Disclosure Statement with the Court on March 25, 2002. On May 30, 2002, the Court confirmed the Plan, which became effective on June 11, 2002 (the "Effective Date"). As part of the Plan, Crown restructured its existing $15.0 million 5.75% Convertible Subordinated Debentures due August 2001 (the "Debentures").

        The restructuring was completed through an exchange of outstanding Debentures, including any accrued interest thereon for the following consideration: (i) issuance of $1,000,000 in cash; (ii) $2,000,000 in 10% Convertible Secured Notes (the "Secured Notes") convertible into Crown common shares at $0.35 per share; (iii) $4,000,000 of convertible unsecured subordinated notes (the "Subordinated Notes") convertible into Crown common stock at $0.75 per share; and (iv) warrants, which expire in October 2006 that entitle the holders the right to purchase, in the aggregate, 5,714,285 shares of Crown common stock at an exercise price of $0.75 per share. The interest on the Secured Notes and Subordinated Notes was payable in cash or shares of Crown common stock at the conversion price at Crown's election. In November 2003, all Subordinated Notes were automatically converted into shares of Crown common stock. In December 2003, substantially all Secured Notes were converted into shares of

Crown common stock. In July 2005, Wells Fargo Bank, Minnesota (the "Disbursing Agent") exercised warrants due to the unexchanged Debentures for 68,589 shares on a cashless basis into 42,996 shares of Crown common stock.

        In order to effect the Plan on the Effective Date, Crown entered into a Custody and Disbursing Agreement with the Disbursing Agent as well as trust indentures with Deutsche Bank Trust Company, Americas, as Trustee on the Secured Notes and with Wells Fargo Bank Minnesota, N.A. as Trustee on the Subordinated Notes. As of March 1, 2006, $180,000 in Debenture certificates have not been presented. If all of these Debentures are presented, the Disbursing Agent will distribute $12,000 in cash (plus the dividend paid to the Disbursing Agent on behalf of unexchanged Debentures on July 26, 2005), 68,589 shares of Crown common stock from the converted Secured Notes (plus accrued interest since June 11, 2002), 64,000 shares of Crown common stock from the converted Subordinated Notes (plus accrued interest since June 11, 2002), and 42,996 shares of Crown common stock from the exercise of warrants to acquire 68,589 shares of Crown common stock which were exercised in July 2005. The Debenture holders have until June 2007 to present their certificates to the Disbursing Agent, at which time the Disbursing Agent will deliver to us any undistributed cash and Crown common stock.

RESULTS OF OPERATIONS

LIMITED REVENUE SOURCES

        Since the announcement of the planned Kinross merger, Crown has essentially limited its activities to permitting the Buckhorn Mountain Project and general and administrative duties required to complete the planned merger. Crown currently has no source of recurring revenue and if the planned merger with Kinross is not completed, Crown anticipates any future recurring revenue would only occur after the successful development of the Buckhorn Mountain Project. Crown's activities, primarily consisting of permitting the Buckhorn Mountain Project, have not been materially affected by inflationary factors over the last three years. The successful development of the Buckhorn Mountain Project is dependent on several factors, many of which are beyond Crown's control. Although Crown is in the late stages of the process of securing the necessary permits for the development of the Buckhorn Mountain Project, Crown cannot provide any assurance it will be successful in these efforts.

        Crown has historically derived its revenues from the option and sale of property interests, interest income and to a lesser extent from payments on royalty interests and the sale of its share of gold produced on its properties. Revenues from the option and sale of property interests have consisted of a small number of relatively large transactions. Such transactions have occurred, and in the future are likely to occur, if at all, at irregular intervals and have a significant impact on operating results in the periods in which they occur. In the past, Crown's exploration and development expenditures have constituted the bulk of its activities.

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005

        For the three months ended March 31, 2006, Crown had a net loss of $401,000, or $0.01 per share, compared to net income of $2,088,000, or $0.05 per share, for the three months ended March 31, 2005. The change from income in 2005 to a loss in 2006 is primarily due to the recognition of a gain on derivative instrument of $2,243,000 during the three months ended March 31, 2005 compared to the recognition of a net loss of $317,000 on derivative instrument in 2006. In addition, Crown recorded a loss of $100,000 on its investment in Solitario Resources Corporation during 2005 compared to a gain of $14,000 during 2006. Each of these items is discussed in more detail below.

        On July 1, 2004, as a result of declaring, as a dividend, the distribution of 9,633,585 shares of Solitario common stock previously held by Crown, the classification of Crown's outstanding warrants changed from an equity derivative instrument to that of a liability derivative instrument in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As a result, on July 1, 2004, Crown recorded an unexercised warrant liability of $16,107,000 for the fair value of the securities to be delivered to the warrant holders upon the exercise of their warrants, with a corresponding charge to additional paid-in capital. All subsequent increases and decreases in the fair value of the warrant are recorded in the statement of operations as gain or loss on derivative instruments. During the three months ended March 31, 2006, Crown recorded a loss on derivative instrument of $327,000, related to the decrease in the fair value of the unexercised warrants. This decrease was primarily related to an increase in the underlying price of Crown common stock from $2.30 per share at December 31, 2005 to $3.30 per share at March 31, 2006, which in turn caused the fair value of Crown's outstanding warrants, as determined by the Black-Scholes option pricing model, to decrease by $317,000. Crown expects any future gains or losses on derivative instruments recognized on unexercised warrant liability will be significantly impacted by changes in the market price of shares of Crown common stock and, to a lesser extent, by changes in the value of the Retained Shares.

        Crown carries its investment in the Retained Shares at fair value with changes in the fair value recorded in the statement of operations. During the three months ended March 31, 2006, Crown recorded a gain of $14,000 on its investment in the Retained Shares compared to a loss of $100,000 in the first quarter 2005. The increase in the value of Crown's investment in the Retained Shares relates to an increase in the quoted market price of Solitario shares to CDN $2.25 per share at March 31, 2006 from CDN $1.81 per share at December 31, 2005. Future gains or losses on its investment in the Retained Shares will be determined by changes in the quoted market price of Solitario common stock.

        General and administrative expenses decreased to $138,000 during the first quarter of 2006 compared to $144,000 during the first three months of 2006 primarily as a result of a decrease of Crown's activities pending the completion of the merger with Kinross. Amounts charged to Solitario for management fees during the first quarter of 2006 decreased to $86,000 from $102,000 in the first three months of 2005 primarily as a result of decreased activity in Solitario. Salaries and related benefit costs decreased to $170,000 in the first quarter of 2006 from $183,000 in 2005 primarily related to reduced personnel at the Buckhorn Mountain Project. Legal and accounting fees of $23,000 during 2006 were comparable to 2005 costs of $25,000. Other general and administrative costs, including investor relations and corporate fees, were comparable during the first quarter of 2006 and 2005. If Crown's pending merger with Kinross is not completed, Crown expects the 2006 full-year general and administrative costs to increase as a result of expected increased activity related to the ongoing permitting at Buckhorn Mountain, which is currently being conducted by Kinross.

        Crown recorded an income tax benefit of $38,000 during the three months ended March 31, 2006 compared to an income tax benefit of $80,000 in the first quarter of 2005. Deferred tax benefit and (expense) of $111,000 and $(763,000), respectively, were not provided on the (loss) gain on derivative instrument - unexercised Crown warrants of $(317,000) and $2,243,000, respectively, recorded during the three months ended March 31, 2006 and 2005, which are not taxable for tax purposes and are treated as a permanent difference for which no deferred tax expense is provided. The remaining change in deferred taxes was related to the level of pre-tax income in both periods. If Crown's pending merger with Kinross is not completed, Crown anticipates offsetting any operating losses incurred in 2006 against its existing deferred tax liabilities at the statutory rate resulting in a tax benefit.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

        For 2005, Crown had a net loss of $899,000 or $0.02 per basic and diluted share, compared to a net loss of $7,119,000, or $0.23 per basic and diluted share, respectively, in 2004. Crown recorded no revenue in 2005 or 2004. The large net loss in 2004 is primarily a result of a $3,475,000 loss on derivative instrument, offset by a $1,263,000 gain on Crown's investment in Solitario, deferred income tax expense of $3,024,000, and other costs of operations aggregating $1,883,000. During 2005, all of these items were significantly reduced as discussed in more detail below.

        On July 1, 2004, as a result of declaring, as a dividend, the distribution of Crown's 9,633,585 shares of Solitario common stock, the classification of Crown's warrants changed from an equity derivative instrument to that of a liability derivative instrument in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". As a result, Crown recorded an unexercised warrant liability of $16,107,000 for the fair value of the securities to be delivered to the warrant holders upon the exercise of their warrants, with a corresponding charge to additional paid-in capital. All subsequent increases and decreases in the fair value of the warrant are recorded in the statement of operations as gain or loss on derivative instruments. During the years ended December 31, 2005 and 2004, Crown recorded a loss on derivative instrument of $205,000 and $3,475,000, respectively, related to the increases in the fair value of the unexercised warrants.

        On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 Retained Shares of Solitario shares for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off, Crown distributed 962,302 Retained Shares upon the exercise of warrants and at December 31, 2005, had 36,004 Retained Shares. During the years ended December 31, 2005 and 2004, Crown recorded a gain of $37,000 and $1,263,000, respectively, on its investment in retained shares of Solitario related to the difference in the carrying cost of the Retained Shares on the date of the spin-off and the fair value of the balance of the Retained Shares.

        General and administrative expenses increased slightly to $1,034,000 in 2005 compared to $935,000 in 2004. Salary and bonus expense, including benefits increased to $922,000 in 2005 compared to $759,000 in 2004 as a result of increased salaries and director fees and bonuses paid as a result of the continued delay in completing the Kinross merger. The increase in salaries and bonus expense was mitigated by a modest increase in Crown's management fees charged to Solitario to $423,000 in 2005 from $390,000 in 2004, which are classified as an offset to Crown's general and administrative costs and by a reduction in legal and accounting costs to $359,000 in 2005 from $455,000 in 2004. Other general and administrative costs, including shareholder and investor relations costs, were comparable from 2004 to 2005.

        Crown recorded other income of $60,000 during 2004. This was primarily as a result of recording a gain of $70,000 on the sale of 1,000,000 shares of Royal Standard Minerals common stock for proceeds of $241,000. There were no similar transactions in 2005. As of December 31, 2005, Crown no longer held any marketable equity securities and does not expect to record any gains or losses from similar transactions in the future.

        Variable option compensation expense of $518,000 was recorded in 2004 related to an increase in the vested intrinsic value of Crown's options primarily as a result of the acceleration of vesting of its outstanding options from 60% at December 31, 2003 to 100% just prior to the exercise of the options during the third quarter of 2004. This was partially offset by a decrease in the intrinsic value of each individual option due to a decrease in the underlying market price of Crown common stock from $2.52 at December 31, 2003 to between $1.85 on July 6, 2004 and $1.92 on July 12, 2004 when the vast majority of the options were exercised. Under variable plan accounting, which initially resulted from the re-pricing of existing options in 1999 and 1998, changes in the intrinsic value of the stock options are charged (credited) to expense over the service period (the vesting period) of the related options. All of Crown's unexercised stock options were exercised during July 2004 and there was no variable option compensation expense in 2005.

        Crown's equity in loss of Solitario was $475,000 in 2004 compared to no equity gain loss recorded in 2005. Crown completed a spin-off of Solitario on July 26, 2004, as discussed above, and no longer had an equity interest in the company after that date.

        Crown recorded income tax benefit of $245,000 in 2005 versus an income tax expense of $3,024,000 in 2004. The increase during 2004 in income tax expense was primarily related to a $2,808,000 charge to deferred income tax in connection with the taxable spin-off of Crown's interest in Solitario. In addition, during 2004, deferred tax benefits of $116,000, were not provided on $341,000, of non-deductible variable option compensation expense, related to incentive stock options, recorded during the year ended December 31, 2004, which are treated as a permanent difference and there were no similar items during 2005. In addition, deferred tax benefit of $70,000 and $1,182,000, respectively, was not provided on the loss on derivative instrument - unexercised Crown warrants of $205,000 and $3,475,000 recorded during the years ended December 31, 2005 and 2004, respectively, which are also treated as permanent differences. Included in deferred tax expense at December 31, 2005 and 2004 is $82,000 and $310,000, respectively, of other permanent differences related to certain non-deductible interest expense paid in Crown common stock in its prior year tax returns, and non-deductible losses related to certain Canadian subsidiaries. During 2004, Crown recognized the tax gain on the disposal of its investment in Royal Standard Minerals. The remaining change in tax expense and benefit from the same period in the prior year was related to the level of pre-tax loss in both periods. If Crown's pending merger with Kinross is not completed, Crown anticipates offsetting any operating losses incurred in 2005 against its existing deferred tax liabilities at the statutory rate resulting in a tax benefit.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

        For 2004, Crown had a net loss of $7,119,000 or $0.23 per basic and diluted share, compared to a net loss of $3,854,000, or $0.59 per basic and diluted share, respectively, in 2003. Crown recorded no revenue in 2004 or 2003. The net loss in 2004 is primarily a result of a $3,475,000 loss on derivative instrument, offset by a $1,263,000 gain on Crown's investment in Solitario, deferred income tax expense of $3,024,000, and other costs of operations aggregating $1,883,000. The net loss in 2003 is primarily a result of variable option compensation expense of $3,126,000 and other costs of operations aggregating $1,609,000, with an offsetting income tax benefit of $855,000. Each of these items is discussed in more detail below.

        On July 1, 2004, as a result of declaring, as a dividend, the distribution of Crown's 9,633,585 shares of Solitario common stock, the classification of Crown's warrants changed from an equity derivative instrument to that of a liability derivative instrument in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". As a result, Crown recorded an unexercised warrant liability of $16,107,000 for the fair value of the securities to be delivered to the warrant holders upon the exercise of their warrants, with a corresponding charge to additional paid-in capital. All subsequent increases and decreases in the fair value of the warrant are recorded in the statement of operations as gain or loss on derivative instruments. During the year ended December 31, 2004, Crown recorded a loss on derivative instrument of $3,475,000, related to the increases in the fair value of the unexercised warrants.

        On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 Retained Shares of Solitario for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. During the year ended December 31, 2004, Crown distributed 48,923 Retained Shares upon the exercise of warrants and at December 31, 2004, had 950,013 Retained Shares. During the year ended December 31, 2004, Crown recorded a gain of $1,263,000 on its investment in retained shares of Solitario related to the difference in the carrying cost of the Retained Shares on the date of the spin-off of $214,000 and the fair value of the balance of the Retained Shares at December 31, 2004.

        General and administrative expenses decreased slightly to $935,000 in 2004 compared to $995,000 in 2003. Both years' costs reflect increased professional services costs associated with the Kinross merger and a modest increase in Crown's management fees charged to Solitario to $390,000 in 2004 from $351,000 in 2003, which are classified as an offset to Crown's general and administrative costs. Legal and accounting costs were $455,000 in 2004 versus $526,000 in 2003. Other general and administrative costs, including salaries and other personnel related costs, were comparable from 2003 to 2004.

        Crown recorded other income of $60,000 during 2004. This was primarily as a result of recording a gain of $70,000 on the sale of 1,000,000 shares of Royal Standard Minerals common stock for proceeds of $241,000. There were no similar transactions in 2003. As of December 31, 2004, Crown no longer holds any marketable equity securities and does not expect to record any gains or losses from similar transactions in the future.

        Variable option compensation expense decreased significantly to $518,000 in 2004 from $3,126,000 in 2003. The large expense in 2003 was primarily as a result of an increase in the intrinsic value of stock options due to an increase in the value of Crown common stock from $0.58 per share at December 31, 2002 to $2.52 per share at December 31, 2003. The lower value in 2004 is primarily a result of the decrease in the intrinsic value of the options due to a decrease in the underlying market price of Crown common stock from $2.52 at December 31, 2003 to between $1.85 on July 6, 2004 and $1.92 on July 12, 2004 when the vast majority of the options were exercised. This decrease was mitigated by the acceleration of vesting of the options from 60% at December 31, 2003 to 100% just prior to the exercise of the options during the third quarter of 2004. Under variable plan accounting, which initially resulted from the re-pricing of existing options in 1999 and 1998, changes in the intrinsic value of the stock options are charged (credited) to expense over the service period (the vesting period) of the related options. All of Crown's unexercised stock options were exercised during July 2004.

         Crown's equity in loss of Solitario was $475,000 in 2004, versus $571,000 in 2003. The $96,000 improvement resulted from the fact that Crown completed a spin-off of Solitario on July 26, 2004, as discussed above, and no longer had an equity interest in the company after that date. Prior to July 26, 2004, Crown's loss in its equity-method investment reflected Solitario's increased general and administrative costs as a result of Solitario's filing a Form 10 registration statement during the first half of 2004 and increases in Solitario's exploration expenses through July 26, 2004 were $667,000 compared to $418,000 for the year ended December 31, 2003. Following the spin-off, the shares of Solitario held by Crown are recorded as an investment at fair value in Crown's financial statements.

        Crown recorded income tax expense of $3,024,000 in 2004 versus an income tax benefit of $855,000 in 2003. The increase in income tax expense was primarily related to a $2,808,000 charge to deferred income tax in connection with the taxable spin-off of Crown's interest in Solitario. Deferred tax benefits of $116,000 and $865,000, respectively, were not provided on $341,000 and $2,545,000, respectively, of non-deductible variable option compensation expense, related to incentive stock options, recorded during the years ended December 31, 2004 and 2003, which is treated as a permanent difference. In addition, deferred tax benefit of $1,182,000 was not provided on the loss on derivative instrument - unexercised Crown warrants of $3,475,000 recorded during the year ended December 31, 2004, which is also treated as a permanent difference. Included in deferred tax expense at December 31, 2004 is $310,000 of other permanent differences related to certain non-deductible interest expense paid in Crown common stock in its prior year tax return, the recognition of tax gain on the disposal of Crown's investment in Royal Standard Minerals and non-deductible losses related to certain Canadian subsidiaries. The remaining change in tax expense and benefit from the same period in the prior year was related to the level of pre-tax loss in both periods. If Crown's pending merger with Kinross is not completed, Crown anticipates offsetting any operating losses incurred in 2005 against its existing deferred tax liabilities at the statutory rate resulting in a tax benefit.

LIQUIDITY AND CAPITAL RESOURCES

        Since the announcement of the planned Kinross merger, Crown has essentially limited its activities to permitting the Buckhorn Mountain Project and general and administrative duties required to complete the planned merger. Due to the nature of the mining business, the acquisition, exploration and development of mineral properties require significant expenditures prior to the commencement of production. Crown has in the past financed its activities through the sale of debt and equity securities, joint venture arrangements (including project financing) and the sale of interests in its properties. To the extent necessary, Crown expects to continue to use similar financing techniques.

        Crown's exploration and development activities and funding opportunities, as well as those of its joint venture partners, may be materially affected by gold price and mineral commodity levels and changes in those levels. The market price of gold and mineral commodities is determined in world markets and is affected by numerous factors, all of which are beyond Crown's control.

        In order to obtain the necessary permits for the Buckhorn Mountain Project, Crown funded the costs of preparing a Draft Supplemental Environmental Impact Statement ("DSEIS") by the Department of Ecology of the State of Washington (the "WDOE"). As of December 31, 2005, the WDOE had completed the DSEIS and is preparing a Final Supplemental Environmental Impact Statement using third-party contractors to assist with its review. The costs of the review by the WDOE and any third-party contractors are billed to Crown by the WDOE on a periodic basis. Crown has accrued liabilities of $400,000 primarily for these costs at December 31, 2005, based on inquiries of the WDOE and third-party contractors regarding unbilled fees for services rendered through December 31, 2005.

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005


        Net cash used in operating activities increased to $246,000 in the first three months of 2006 compared to $177,000 in the first three months of 2005. The primary reason for the increase was the net reduction of accounts payable and accrued expenses of $84,000 during the first three months of 2006 compared to a net reduction in the same accounts of $24,000 during the first quarter of 2005. Crown also increased its prepaid expenses by $39,000 during the first quarter of 2006, which was larger than the increase in prepaid expenses during 2005 of $21,000. If the pending merger with Kinross is not completed, Crown expects cash used in operating activities to increase from current levels as a result of a expected increased activities related to general and administrative costs for legal and accounting and other costs to assist in permitting the Buckhorn Mountain Project.

        Net cash used in investing activities decreased significantly to $23,000 in the first three months of 2006 compared to $1,164,000 during the first three months of 2005 as a result of Crown's agreement with Kinross where Kinross paid for the permitting costs at the Buckhorn Mountain Project during the first quarter of 2006. During the first three months of 2006, Crown capitalized $176,000 of non-cash interest costs in development of the Buckhorn Mountain Project compared to $1,000 during the same period of 2005. There was no interest paid in cash during the first quarter of 2006 or 2005. If the pending merger with Kinross is not completed, Crown expects net cash used in investing activities to increase compared to current levels as it will be responsible for all of the permitting costs currently being paid by Kinross.

        All interest costs, including non-cash interest costs, for the three months ended March 31, 2006 and 2005 have been capitalized as part of Crown's development of the Buckhorn Mountain Project. Crown capitalized interest costs of $176,000 and $1,000 for the three months ended March 31, 2006 and 2005, respectively. Interest costs increased significantly during the first quarter of 2006 compared to 2005 as a result of the issuance of the Convertible Debenture to Kinross in June of 2005, discussed above. Crown accrued $100,000 of interest cost on the Convertible Debenture and $76,000 of amortization of the beneficial conversion feature recorded when Crown issued the Convertible Debenture. If the pending merger with Kinross is not completed, Crown expects its ongoing interest costs to be significantly reduced as it would convert the Convertible Debenture. However upon conversion, any unamortized beneficial conversion feature discount would be charged as interest cost at the time of conversion, and capitalized to the Buckhorn Mountain Project.

        Net cash provided by financing activities during the first three months of 2005 was $1,000,000 from the issuance of 511,640 shares of Crown common stock to Kinross in connection with the extension of the termination date of the merger agreement to May 31, 2005.

        Since the announcement of the planned Kinross merger, Crown has essentially limited its activities to permitting the Buckhorn Mountain Project and general and administrative duties required to complete the planned merger. Due to the nature of the mining business, the acquisition, exploration and development of mineral properties require significant expenditures prior to the commencement of production. Crown has in the past financed its activities through the sale of debt and equity securities, joint venture arrangements (including project financing) and the sale of interests in its properties. To the extent necessary, Crown would continue to use similar financing techniques.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

        Net cash used in operating activities decreased to $965,000 in 2005 compared to $1,137,000 in 2004. The primary reason for the decrease was a reduction in the use of cash during 2005 to reduce accounts payable compared to 2004. During 2005, Crown used $19,000 in cash to reduce its accounts payable balances compared to $117,000 during 2004. In addition, Crown reduced its receivables by $16,000 during 2005 which generated cash compared to a use of cash of $72,000 from an increase in its receivables during 2004. Crown also recorded an increase in interest income during 2005 of $75,000 compared to interest income of $24,000 during 2004. These reductions in cash used from operations were partially offset by the increase in general and administrative costs during 2005 compared to 2004. If the pending merger with Kinross is not completed, Crown would expect its 2006 cash used in operating activities to be comparable to 2005, as a result of expected comparable general and administrative costs in 2005 compared to 2004.

        Net cash used in investing activities increased to $1,891,000 in 2005 compared to $1,163,000 in 2004 as a result of significantly increased development activities related to the Buckhorn Mountain Project. The expenditures during 2005 and 2004 were primarily related to costs for permitting paid to the State of Washington and third-party consultants for preparation and review of the DEIS and the final EIS as well as other permitting costs. These cash additions during 2005 included costs of $464,000 that Kinross reimbursed Crown for permitting costs (but exclude $1,466,000 of costs that Kinross directly paid to third-party vendors for permitting costs during 2005) as a result of the amendment to the merger agreement with Kinross discussed under recent developments above. These increased payments were partially offset by a reduction in capitalized interest paid in cash during 2005. Crown capitalized interest paid in cash during 2004 of $183,000 compared to no capitalized interest paid in cash during 2005 as discussed below. If the pending merger with Kinross is not completed, Crown expects its future net expenditures at Buckhorn Mountain to increase as the bulk of its costs during 2005 were either paid directly by Kinross or reimbursed to Crown by Kinross.

        All interest costs, including non-cash interest costs, for 2005 and 2004 have been capitalized as part of Crown's development of the Buckhorn Mountain Project. Crown capitalized interest costs of $374,000 and $3,884,000 for 2005 and 2004, respectively. Interest costs decreased significantly during 2005 compared to 2004 as a result of the conversion of Crown senior notes during the third quarter of 2004. Crown's capitalized interest cost during 2005 was related to accretion of $5,000 of interest on its Keystone note, accrued interest of $211,000 on its Convertible Debenture and $158,000 for amortization of its beneficial conversion feature on its Convertible Debenture. Capitalized interest costs for 2004 included the payment of $183,000 of interest paid in cash, accretion of interest on Crown's Keystone note of $7,000, the amortization of discounts of $193,000, the capitalization as interest cost of all remaining senior note discounts upon conversion of the senior notes during July 2004 of $3,104,000 and the capitalization of additional interest costs from the issuance of Crown common shares as interest during the third quarter of 2004 of $397,000. If the pending merger with Kinross is not completed during 2006, Crown would expect its interest costs to increase compared to 2005 as a result of the accrual of the stated interest of 4% on its Convertible Debenture plus the amortization of the beneficial conversion, which is estimated to be approximately $308,000 during 2006. However, should the Convertible Debenture be converted by Kinross during 2006 interest costs would increase as the result of a charge for any remaining balance in the beneficial conversion feature, which has a balance of $1,466,000 at December 31, 2005, this increase would be partially mitigated by any reduction in the stated interest on the Convertible Debenture, which would no longer be accrued upon conversion.


        Net cash provided by financing activities during 2005 included $1,000,000 from the issuance of 511,640 shares of Crown common stock to Kinross and the issuance of its $10,000,000 Convertible Debenture, both discussed above under recent financing activities. The funds from the Convertible Debenture were partially offset by Crown's distribution of a dividend to its shareholders of $9,661,000 on July 26, 2005. Crown made payments of $50,000 on its Keystone note in both 2005 and 2004. During 2005, Crown received $671,000 from the exercise of warrants on a cash basis. Crown also received payments from Kinross for reimbursements of permitting costs of $464,000 which are included in additional paid-in capital as a result of the amendment to the merger agreement with Kinross discussed above in recent financing activities. During 2004, Crown received $1,355,000 from the exercise of options and $711,000 from the exercise of warrants on a cash basis. If the pending merger with Kinross is not completed by July 1, 2006, Kinross is obligated to loan Crown $2,000,000 which it will use to acquire an existing net smelter royalty owed to Newmont at the Buckhorn Mountain Project. This loan was made by Kinross on July 14, 2006, and Crown is in the process of retiring the royalty obligation. Crown does not expect 2006 to have any other significant cash provided from financing activities, as Crown does not expect any other share or debt issuances or any exercises of options or warrants.


YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

        Net cash used in operating activities increased to $1,137,000 in 2004 from $813,000 in 2003. The increase was primarily related to a decrease in Crown's accounts payable and other current liabilities (which used cash from operations) of $247,000 as well as an increase in prepaid expenses and other current assets of $126,000 as a result of the timing of payments for general and administrative activities. This change in use of cash was partially mitigated by reductions in general and administrative costs in 2004 compared to 2003 and an increase in interest and other income in 2004 compared to 2003.

        Net cash used in investing activities decreased to $1,163,000 in 2004 from $1,215,000 in 2003 as a result of the sale of marketable equity securities for proceeds of $241,000 which was mitigated by a slight net increase in net cash capital expenditures at the Buckhorn Mountain Project. During 2004, Crown expended $2,095,000 on development of its Buckhorn Mountain Project compared to $1,168,000 during 2003, however its accounts payable and accrued liabilities related to capitalized costs increased by $876,000 from the end of 2003 to the end of 2004.

The large increase in expenditures during 2004 was related to permitting and other costs necessary to advance the project in preparation for the pending merger with Kinross, however approximately $996,000 of these costs had not been submitted to Crown by the WDOE and were included in accrued liabilities at December 31, 2004, rather than being reflected as cash expenditures for permitting for the Buckhorn Mountain Project during 2004.

        All interest costs, including non-cash interest costs, for the three years ended December 31, 2004 were capitalized as part of Crown's development of the Buckhorn Mountain Project. Crown capitalized interest costs of $3,884,000, $3,068,000, and $996,000 for the years ended December 31, 2004, 2003, and 2002, respectively. Interest costs increased significantly to $3,884,000 in 2004 from $3,068,000 in 2003, primarily as a result of interest cost of $3,105,000 capitalized upon conversion of Crown senior notes as well as additional interest of $397,000 from the issuance of Crown common stock for interest upon the conversion of the senior notes. Interest cost on Crown's debt obligations at the stated rate in 2004 was $194,000 compared to $1,075,000 in 2003. Crown recorded discount amortization charges (to capitalized interest) of $188,000 and $1,352,000 in 2004 and 2003, respectively. Of the 2003 discount amortization charges, $940,000 was recorded as the full amortization of all discounts associated with the conversion and redemption of the outstanding Secured Notes. As a result of fair value differences in relation to the issuance of Crown common stock in satisfaction of accrued interest charges, increases of $397,000 and $628,000 were recorded to interest costs in 2004 and 2003, respectively.

        Net cash provided from financing activities decreased to $2,016,000 in 2004 from $3,360,000 in 2003. The decrease is primarily related to the issuance of $2,705,000 Subordinated B Notes in February 2003. No debt instruments were issued during 2004. Cash provided by financing activities during 2004 is primarily related to the exercise of stock options and warrants, which were offset by a $50,000 cash payment on long-term debt. If the pending merger with Kinross is not completed, Crown does not expect to have any significant cash provided from financing activities in 2005, other than the $1,000,000 in proceeds from the sale of shares to Kinross discussed above in Recent Developments, as all notes have been converted and options exercised. As of December 31, 2004, Crown had warrants outstanding which are exercisable for up to 8,243,335 shares with an exercise price of $0.75 per share and which expire in October 2006.

CONTRACTUAL OBLIGATIONS AND PLANNED EXPENDITURES

        Crown has budgeted $950,000 for permitting and development expenditures in 2006. Crown anticipates approximately $925,000 of these costs will be reimbursed or paid directly by Kinross. The bulk of these costs will be for completion of a Final Supplemental Environmental Impact Statement related to the currently filed amended Plan of Operations for the Buckhorn Mountain Project.

        Crown's current plan assumes the ores from the Buckhorn Mountain Project will be trucked to Kinross' Kettle River Mill and will be processed in accordance with the toll milling agreement with Kinross. The capital costs of the Buckhorn Mountain Project, through initial production, are currently estimated to be approximately $32.6 million, assuming the toll milling discussed above. If the pending merger with Kinross is not completed, Crown will not have sufficient resources to meet the permitting and development costs subsequent to December 31, 2006 and will require significant new financial resources in order to develop the Buckhorn Mountain Project, which may be in the form of a joint venture, project or debt finance, or issuance of equity. There is no assurance Crown will be able to obtain the necessary financial resources on acceptable terms, if at all.

        If the merger is not completed, Crown anticipates it will have sufficient cash to fund its operations for the next 12 months. Crown anticipates that the majority of the permitting activities will be completed by December 31, 2006 and any remaining permitting and development costs will be delayed until Crown secures additional financing as discussed above.

         Future contractual obligations and cash commitments at March 31, 2006 include the payment of: long-term debt, unpatented mining claim payments, and operating leases, as follows

  (in thousands)                                  2006      2007     2008      2009      2010+     TOTAL
                                                -------   -------   -------   -------   -------   -------
     Convertible Debenture,  including interest $  --     $  --     $ 1,200   $   400   $10,400   $12,000
     Unpatented mining claim payments((1))           20        20        20        20        20       100
     Asset retirement obligation                   --        --        --        --          60        60
     Operating leases                                18      --        --        --        --          18
                                                -------   -------   -------   -------   -------   -------
       Total commitments                        $    38   $    20   $ 1,220   $   420   $10,480   $12,178
                                                =======   =======   =======   =======   =======   =======

----------
(1) Assumes continued payment of mining claim payments on existing mineral properties.

        Cash and cash equivalents amounted to $1,380,000 at March 31, 2006. These funds are generally invested in short-term interest-bearing deposits and securities, pending investment in current and future projects. Working capital at March 31, 2006 was $788,000.

OFF-BALANCE SHEET ARRANGEMENTS

        As of March 31, 2006 and December 31, 2005, Crown had no off-balance sheet arrangements.

RELATED PARTY TRANSACTIONS

        As discussed in "Business Overview" and "Recent Financing Transactions" above, Crown executed a definitive agreement entitled "Acquisition Agreement and Agreement and Plan of Merger" with Kinross, whereby each of share of Crown outstanding common stock would have been exchanged for 0.2911 shares of Kinross common stock at closing, which has been subsequently amended to extend the termination date to December 31, 2006 and increase to 0.32 the Kinross shares exchanged for each share of Crown common stock. On January 18, 2005, Kinross acquired 511,640 shares of Crown common stock for $1,000,000. On June 20, 2005, Crown issued the $10,000,000 Convertible Debenture to Kinross. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, which is being amortized over the stated term of the Convertible Debenture. Crown capitalized interest cost of $158,000 to its Buckhorn Mountain Project from amortization of the beneficial conversion feature discount to development cost during the year ended December 31, 2005 and $76,000 during the quarter ended March 31, 2006. Crown accrued $211,000 of interest on the Convertible Debenture for the year ended December 31, 2005 and $100,000 during the quarter ended March 31, 2006, which was capitalized to its Buckhorn Mountain Project. In addition as of March 31, 2006, Crown has recorded an increase in mineral properties of $2,656,000 for permitting and other related costs on invoices received after June 1, 2005 to be paid by Kinross, which has been recorded as a capital contribution to paid-in capital. Through March 31, 2006, Kinross has paid $2,217,000 of those costs and Crown has recorded a receivable from Kinross of $439,000 as of March 31, 2006 in stockholders' equity for the balance.

        Crown provides management and technical services to Solitario under a management and technical services agreement originally signed in April 1994 and modified in April 1999, December 2000 and July 2002. Under the modified agreement, Solitario reimburses Crown for direct out-of-pocket expenses; payment of 25% of Crown's corporate administrative costs for executive and technical salaries benefits and expenses, 50% of Crown's corporate administrative costs for financial management and reporting salaries, benefits and expenses and 75% of Crown's corporate administrative costs for investor relations salaries, benefits and expenses. These allocations are based upon estimated time and expenses spent by Crown's management and employees on Crown activities and Solitario's activities. Management believes these allocations are reasonable and the allocations are periodically reviewed by management and approved by Crown's independent board members and by Solitario's independent board members. Management service fees are billed monthly, due on receipt and are generally paid within 30 days. Management service fees paid by Solitario were $423,000, $390,000 and $351,000 for the years ended December 31, 2005, 2004 and 2003, respectively, and $86,000 for the first quarter of 2006 and $102,000 for the first quarter of 2005, which are recorded as a reduction to general and administration costs.

        On July 26, 2004, Crown completed a spin-off of Solitario's shares to Crown shareholders, whereby each of Crown's shareholders received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 Retained Shares for the benefit of its warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off, Crown distributed 962,302 Retained Shares upon the exercise of warrants and at March 31, 2006, had 36,004 Retained Shares. Crown carries its investment in Retained Shares at fair value with changes in the fair value recorded in the statement of operations. At December 31, 2005, Crown had an unexercised warrant liability of $542,000, which included $56,000 as a current liability for the portion of the unexercised warrant liability which will be settled by Retained Shares to be distributed and $486,000 for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current, see Note 7 to the consolidated financial statements. During the years ended December 31, 2005 and 2004, Crown recorded a gain of $37,000 and $1,263,000, respectively, on its investment in the Retained Shares. At March 31, 2006, Crown had an unexercised warrant liability of $869,000, which includes $69,000 classified as a current liability for the portion of the unexercised warrant liability which will be settled by the Retained Shares to be distributed and $800,000 for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current. During the three months ended March 31, 2006 and 2005, Crown recorded a gain of $14,000 and a loss of $100,000, respectively, on its investment in the Retained Shares. On June 13, 2006, a warrant for 285,714 shares was exercised and Crown distributed an additional 32,927 Retained Shares and has 3,077 Retained Shares at June 30, 2006. In addition, Crown retained 93 Solitario shares, from fractional shares, which Crown intends to sell. After the disposition of the Retained Shares and fractional shares, Crown will no longer own any shares of Solitario.


        Effective with the completion of the spin-off and assuming the successful acquisition of Crown by Kinross, the Management Agreement will be terminated and Solitario will be required to contract directly with Crown's management or others and directly pay all of their own administrative expenses. In the event that the Kinross transaction is not completed, Crown anticipates that it would continue to operate under the Management Agreement with Solitario.


        As of June 30, 2006, Solitario owns 6,071,626 of Crown common shares or approximately 13.1% of Crown's outstanding shares.

        Christopher E. Herald, Mark E. Jones, III, Steven Webster, and Brian Labadie are directors of both Solitario and Crown. Christopher E. Herald, James
R. Maronick and Walter H. Hunt are officers of both Solitario and Crown. If the transaction between Crown and Kinross is completed, Crown anticipates Mr. Herald, Mr. Jones, Mr. Webster and Mr.Labadie will not be among Crown's directors and Mr. Herald, Mr. Maronick and Mr. Hunt will not be Crown's officers.

        Crown entered into a Voting Agreement dated as of April 15, 2002 among Zoloto Investors, LP ("Zoloto") and Solitario. Zoloto and Solitario are both shareholders of Crown (the "Signing Shareholders"). Pursuant to the Voting Agreement, Zoloto and Solitario agreed that each will vote its owned shares during the term of the Voting Agreement for the election of three designees of Zoloto and one designee of Solitario (the "Designee Directors") to the board of directors of Crown. The Signing Shareholders agreed that any shares received by either Signing Shareholder would be subject to the Voting Agreement during its term and any successor, assignee or transferee of shares from either Signing Shareholder would be subject to the terms of the Voting Agreement during its term. The Voting Agreement terminated on June 25, 2006.

        Solitario has entered into a stockholder and voting agreement with Kinross, along with several of Crown's directors, executive officers, and entities affiliated with these directors and officers (collectively the "Signatories"), pursuant to which the Signatories agreed, among other things, to convert any Senior Notes held by them to common shares prior to the record date for the special meeting, to vote, or cause to be voted, all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as all shares of Crown common stock acquired by them, as set forth in the stockholder and voting agreement, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of June 30, 2006, 18,639,640 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 40.3% of the outstanding shares of Crown common stock entitled to vote at the Crown special meeting.

        In October 2001, Solitario invested in two 10% convertible secured promissory notes ("Senior Notes") totaling $1,000,000 of the $3,600,000 Senior Notes issued by Crown. The proceeds from the first Senior Note (the "Solitario Note") of $350,000 were delivered to Crown. The independent board members of Crown and Solitario approved the transaction. Crown paid Solitario $50,000 in cash as interest income under the Senior Notes for the year ended December 31, 2004. During the year ended December 31, 2003, Solitario received 228,677 in shares of Crown common stock and $25,000 in cash as interest under the Senior Notes. On July 14, 2004, Solitario converted its $1,000,000 face value of Crown Senior Notes into 3,132,509 shares of Crown common stock, which included 75,367 shares issued for accrued interest through the date of conversion on the Senior Notes.

        As part of the investment in the Senior Notes, Solitario also received two warrants. The first warrant gave Solitario the right to purchase 1,857,143 shares of Crown common stock for $0.75 through October 2006. The second warrant gives Solitario the right to purchase 1,200,000 shares of Crown common stock at $0.60 through October 2006. On July 12, 2004, Solitario exercised these two Crown warrants on a cashless exercise basis per the terms of the warrants. Solitario received a total of 1,973,626 shares of Crown common stock from the exercise of these warrants.

CRITICAL ACCOUNTING ESTIMATES

MINERAL PROPERTIES, NET

        All of Crown's capitalized costs included in Mineral Properties, net relate to the Buckhorn Mountain Project, a mineral property with probable reserves. These costs will be depleted using the units-of-production method over the estimated life of the reserves. If there are insufficient reserves to use as a basis for depleting such costs, they are written off as a mineral property impairment in the period in which the determination is made. Interest costs are capitalized on mineral properties under development. Interest is capitalized by applying a weighted average interest rate, including the effect of any discounts, to the average capitalized costs during a period, up to a maximum of total interest costs incurred during the period. Crown capitalized all of its interest costs of $374,000, $3,884,000, and $3,068,000 for the years ended December 31, 2005, 2004 and 2003, respectively, and $176,000 and $1,000 for the three months ended March 31, 2006 and 2005, respectively. At March 31, 2006, a total of $18,319,000 of interest costs have been capitalized as mineral properties, net, at the Buckhorn Mountain Project.

EXPLORATION, AMORTIZATION AND IMPAIRMENT

        Crown expenses all exploration costs incurred on its mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves. Upon identifying proven or probable reserves, Crown capitalizes substantially all costs incurred including drilling, permitting and development as mineral property costs. Costs on mineral properties with proven or probable reserves which support development of proven or probable reserves or which expand existing proven or probable reserves are capitalized and amortized using the units-of-production method over the estimated life of the reserves. Crown regularly performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable, utilizing established guidelines based upon discounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization. There were no mineral interest impairments in the years ended December 31, 2005, 2004 or 2003 or in the three months ended March 31, 2006.

RESERVES

        Crown's probable reserves are based on extensive drilling, sampling, mine modeling and metallurgical testing from which economic feasibility has been determined. The price sensitivity of reserves depends upon several factors including grade, dilution due to waste, and ore type. The reserves are estimated based on information available at the time the reserves are calculated. Recovery rates vary depending on the metallurgical properties of each deposit and the production process used. The reserve assumes the average recovery rate for the deposit, which takes into account the processing methods scheduled to be used. The cutoff grade, or lowest grade of mineralized material considered economic to process, varies with material type, metallurgical recoveries, and operating costs. The probable reserves figures presented herein are estimates, and no assurance can be given that the indicated levels of recovery of gold will be realized. Ounces of gold in the probable reserves are prior to any losses during metallurgical treatment. Reserve estimates may require revision based on actual production experience. Market price fluctuations of gold, as well as increased production costs or reduced recovery rates, could render probable reserves containing relatively lower grades of mineralization uneconomic to exploit and might result in a reduction of reserves. As discussed below, the ultimate recovery of Crown's mineral reserves is dependent on obtaining necessary permits for the Buckhorn Mountain Project.

GAIN AND LOSS ON DERIVATIVE INSTRUMENTS AND TRADING SECURITIES

        On July 1, 2004 as a result of declaring, as a dividend, the distribution of Crown's investment in 9,633,585 shares of Solitario, Crown's warrants could be settled in both the Retained Shares and Crown's own common stock. This required the change in the classification of Crown's warrants from an equity derivative instrument to that of a liability derivative instrument, pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Crown has recorded an unexercised warrant liability for the fair value of the warrants using the Black-Scholes option-pricing model. The portion of the unexercised warrant liability that will be settled in Crown common stock is classified as non-current. Any subsequent changes in the fair value of the securities to be issued or distributed upon the exercise of Crown's warrants are recorded as a gain or loss in the statement of operations. In addition, as a result of classifying the Retained Shares as a trading security in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," Crown records any gains or losses on the increase in the fair value of its investment in Solitario based upon the fair value of the Retained Shares, based upon quoted market prices, in the statement of operations.

        The Black-Scholes option-pricing model utilizes certain assumptions about the underlying securities to determine the fair value of Crown's unexercised warrants. These assumptions include (i) the current quoted market price of the underlying securities as an estimate of intrinsic value; (ii) an estimate of the historical volatility of the underlying securities based upon the closing market price for the securities over the last five years; (iii) a risk-free interest rate based upon the current quoted interest rate for a similar-term United States Treasury strip securities; and (iv) the estimated life of the warrants based upon their current expiration date. Changes in these factors could have a material impact on Crown's reported financial position, and results of operations.

ENVIRONMENTAL, PERMITTING AND LEGAL

        In July 2001, Crown became the sole owner of the Crown Jewel project and renamed it the Buckhorn Mountain Project. Previously, the Crown Jewel Project had been subject to a joint venture agreement between Crown and Battle Mountain. Battle Mountain had proposed an open-pit mining operation with an on-site processing facility. Battle Mountain's proposed open-pit Crown Jewel Project was subjected to numerous permitting and legal challenges and delays. In January 2000, the Washington Pollution Control Hearings Board (the "PCHB") vacated the previously granted 401 Water Quality Permit and certain water rights for the Crown Jewel Project. Other permits previously granted to the Crown Jewel Project have since lapsed and will have to be reacquired as part of the ongoing permitting process.

        As part of the analysis of the Buckhorn Mountain Project subsequent to the January 2000 PCHB ruling, Crown retained Gochnour and Associates ("Gochnour") to review the required permits for a potential combination underground/open-pit-mine design for the Buckhorn Mountain Project ore deposit. Gochnour indicated this mine design would require conducting additional baseline studies and collecting data for modeling to amend previously approved permits as well as to obtain permits for activities that were not previously contemplated, for example the underground mining effects on ground water. Gochnour indicated the underground alternative would also require mitigation of environmental impacts. The Gochnour report concluded the proposed mine design is legally permittable.

        During 2002, Crown began seeking regulatory approval and permits to operate an exclusively underground mining operation at the Buckhorn Mountain Project. In May 2003, Crown submitted its Initial Buckhorn Mountain Project Plan of Operations with the USFS and the WDOE. The Initial Buckhorn Mountain Project Plan of

Operations was deemed complete by the USFS in August 2003. This plan proposed a processing facility seven miles from the mine that Crown would construct, own, and operate. The ore would have been trucked from the mine to the mill. Crown believed this development plan significantly reduced the environmental impacts compared to the Crown Jewel open-pit mining plan proposed by Battle Mountain.

        Subsequent to the signing of the toll milling agreement with Echo Bay Minerals, Crown filed an Amended Buckhorn Mountain Plan of operations as outlined in the SRK feasibility study that provides for trucking of ore from the mine to the Kettle River processing facility owned by Echo Bay Minerals. This new development plan further reduces environmental impacts in comparison to the previous Buckhorn Mountain Project Plan of Operations by eliminating the need for new milling and tailings disposal facilities. Prior to acquiring most permits for construction and operation of the Buckhorn Mountain Project, a Supplemental Environmental Impact Statement must be issued by the WDOE and an EA by the USFS.

        As a result of the Department of Interior-Bureau of Land Management issuing the patents to Crown, the surface title was transferred from the USFS to Crown. Subsequently, the USFS determined that it was unnecessary for it to continue to be a co-lead agency in the permitting process. The WDOE is now the sole lead agency for all permitting activities. The USFS is currently preparing an Environmental Assessment (EA) for proposed activities that will occur on federal land, including upgrading of existing access roads, the construction of approximately 1.5 miles of new road, the installation and maintenance of water quality monitoring wells and construction of a perimeter fence line. Crown completed the work necessary for filing the Draft Supplemental Environmental Impact Statement ("DSEIS") during the third quarter of 2005, and the DSEIS was published on October 28, 2005 for public comment. Crown is currently assisting the WDOE and the USFS in addressing public comments concerning the DSEIS and EA as part of preparing the final SEIS and EA.

        Although Crown is not aware of any laws or regulations which would be violated by the mine design proposed in the SRK feasibility study, as subsequently modified in the environmental review process, there will continue to be uncertainty regarding Crown's ability to obtain the necessary permits from the regulatory authorities in a timely manner, if ever.

        Construction of the Buckhorn Mountain Project will not begin, if at all, prior to the successful issuance of the remaining permits and resolution of the potential future legal and administrative challenges. Potential delays due to the appeals process, permit process or litigation are difficult to quantify.

DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER
FINANCIAL REPORTING

DISCLOSURE CONTROLS AND PROCEDURES

        Disclosure controls and procedures are Crown's controls and other procedures that are designed to ensure that information required to be disclosed by Crown in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by Crown in the reports that it files under the Securities Exchange Act is accumulated and communicated to Crown's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.


        Crown has concluded that there were certain material weaknesses in its disclosure controls and procedures that caused Crown's system of disclosure controls and procedures to be ineffective as of March 31, 2006. These weaknesses resulted in adjustments related to properly applying accounting principles generally accepted in the United States of America to the accounting for (i) deferred tax benefit related to its loss on derivative instrument -- unexercised Crown warrants: (ii) deferred tax expense related to its spin-off of Solitario; and (iii) additions to mineral properties on account for which payment had not been made in Crown's statement of cash flows. The events that are the subject of the restatements described in Note 14 to the annual consolidated financial statements were the result of material weaknesses in Crown's disclosure controls and procedures and its system of internal control over financial reporting, discussed below.

INTERNAL CONTROL OVER FINANCIAL REPORTING

        Internal control over financial reporting is defined as a process designed by, or under the supervision of Crown's chief executive officer and chief financial officer, and effected by Crown's board of directors, through the audit committee, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. These include procedures that (i) pertain to maintenance of records in reasonable detail to accurately reflect transactions and disposition of assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures are being made only in accordance with authorizations of Crown's management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Crown's assets that could have a material effect on its financial statements.

        Crown has performed a limited review of its system of internal controls over financial reporting and noted certain deficiencies in these controls. These deficiencies include lack of segregation of duties, limited capability to interpret and apply United States generally accepted accounting principles, lack of adequate documentation of Crown's system of internal controls, lack of formal accounting policies and procedures and related documentation, deficiencies in Crown's information technology systems and lack of a formal budgeting process.

STEPS TAKEN TO ADDRESS MATERIAL WEAKNESSES AND DEFICIENCIES AND INHERENT LIMITATION

        Crown has taken steps to address the above identified material weaknesses and deficiencies, including (i) hiring of an outside accounting firm, other than its independent public accounting firm to assist with preparation of its quarterly and annual reports, (ii) instituting a plan to update its accounting policies and procedures and budgeting processes, (iii) ongoing training and education regarding United States generally accepted accounting principles and Securities and Exchange Commission reporting and disclosure requirements and (iv) an ongoing process to upgrade Crown's existing information technology systems.


        Crown's management believes that due to its nature and size, with only six total employees, it may not be economically feasible to completely eliminate and or mitigate all noted material weaknesses in disclosure controls and procedures and all deficiencies in internal control over financial reporting. Crown's management believes to do so would require the addition of several high-level accounting and financial reporting staff or the engagement of additional outside accounting and legal firms as well as the potential addition of several administrative positions that it does not believe would make economic sense for Crown's shareholders. Crown believes that its conclusions in this regard are consistent with the proposed recommendations, reported in December 2005, of the Internal Controls Subcommittee to the Securities and Exchange Commission's Advisory Committee on Smaller Public Companies. The existence of these weaknesses and deficiencies potentially subjects Crown to additional risk that there may be material misstatements in the future as a result of the misapplication of United States generally accepted accounting principles or the improper recording of Crown's accounts from the lack of segregation of duties.


INTEGRITY OF THE FINANCIAL INFORMATION

        Crown's officers assure themselves of the integrity of financial information by applying existing control procedures. For example, Crown's chief financial officer reconciles general ledger balances to subsidiary ledgers or supporting schedules for all significant accounts and also performs various analytical procedures on financial information. Officers also hold informal meetings to review and approve all financial information.


        In addition, Crown's senior management consists of Mr. Herald, its CEO, Mr. Maronick, its CFO and Mr. Hunt, its Vice President of Operations and the entire company has only six employees. With such a small and (operationally) efficient staff, Crown's management is in constant contact on a daily basis and are intimately familiar with the contents of the financial information and the related disclosures. Crown's senior management essentially creates the financial information as opposed to having financial information "provided" to them as may be the case with larger organizations. Furthermore, the total number of transactions, for example checks drawn on

Crown's bank accounts and recorded journal entries to its accounting records, rarely exceed 100 per month. Crown believes this gives it a natural advantage over large organizations, but has its limitations, as discussed above, for example with regard to internally available depth of knowledge in complex accounting and reporting and the application of all United States generally accepted accounting principles. Mr. Maronick has and will continue to regularly attend ongoing professional training in these areas to stay up to date. Crown intends to continue to utilize the outside accounting firm, discussed above (not its independent public accounting firm), to assist in preparation of its financial statements and disclosures. Crown believes these steps also provide management with additional assurance regarding the integrity of its financial information.

        Crown's audit committee also reviews the financial information including discussions with the outside accounting firm and its independent public accounting firm. Management regularly discusses Crown's financial statements and the annual and quarterly filings on Form 10-K and Form 10-Q with its outside accounting firm and members of the audit committee to satisfy management regarding the integrity of the financial information included in public filings with the Securities and Exchange Commission.

        Crown continues to strive to provide accurate and timely financial information and take steps that, within reason for a firm of its size and within the sensible economic benefit for its shareholders, give management the best possible assurance of the integrity of Crown's financial information.

        Accordingly, the combination of all of the above factors along with Crown's existing disclosure controls and procedures and its systems of internal control, including the implementation of the steps Crown has taken to mitigate the above noted weaknesses and deficiencies, allow Crown's management to assure themselves of the integrity of Crown's financial information.

RECENT ACCOUNTING PRONOUNCEMENTS

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 will become effective for the first fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date. Crown has not yet determined what effect if any, the adoption of SFAS No. 155 will have its financial position, results of operations or cash flows.

        In September 2005, the Emerging Issues Task Force reached a consensus on Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," ("EITF No. 05-8"). EITF No. 05-8 provides that the issuance of convertible debt with a beneficial conversion feature results in a tax/book basis difference that should be accounted for as a temporary difference for purposes of applying FASB Statement No. 109, "Accounting for Income Taxes." EITF No. 05-08 further provides that the recognition of deferred taxes for the temporary difference should be recorded as an adjustment to additional paid-in capital, and that the recognition of deferred taxes for this temporary difference will not impact the income statement and the effective tax rate. Crown adopted EITF No 05-8 on January 1, 2006, which requires retrospective application in accordance with SFAS No. 154, as discussed below. As a result of adoption of EITF No. 05-8, during the three months ended March 31, 2006, Crown recorded a deferred tax liability of $552,000, with a corresponding charge to additional paid-in capital on a retrospective basis as of December 31, 2005, related to the deferred tax effects for the temporary book/tax difference on the $1,624,000 beneficial conversion feature recorded upon the issuance of the Convertible Debenture. The amortization of interest cost related to the beneficial conversion feature, and the adoption of EITF No 05-8, has had no effect on the statement of operations for the three months ended March 31, 2006 or for the year ended December 31, 2005 as Crown capitalized all interest costs, including interest for amortization of the beneficial conversion feature. Accordingly, no retrospective adjustment is necessary for results of operations, cash flows or retained earnings as a result of the adoption of EITF 05-8. Upon the future recognition of the capitalized interest related to the amortization of the beneficial conversion feature, Crown will record an income tax benefit in the period of recognition. The Convertible Debenture was not outstanding during the first quarter of 2005. Accordingly, there was no capitalization of interest or deferred tax effects related to the beneficial conversion feature during the first quarter of 2005.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" ("Opinion No. 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 requires retrospective to prior period application of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 defines "retrospective application" as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity and SFAS No. 154 defines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. SFAS No. 154 carries forward without change the guidance in Opinion No. 20 for reporting the correction of an error in previously issued financial statements and changes in accounting estimate. Crown adopted SFAS No. 154 on January 1, 2006. Other than the recognition of the deferred tax liability of $552,000 and corresponding charge to additional paid-in capital as of December 31, 2005 required by EITF 05-8, discussed above, the adoption of SFAS No. 154 did not have a material effect on Crown's financial position, results of operations or cash flows.

        In December 2004, the FASB issued a revision to SFAS No. 123, "Share Based Payments" ("SFAS No. 123R") which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123R requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based upon the grant-date fair value of the award and that the cost be recognized over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period. The grant-date fair value of employee share options and similar instruments will be measured using option-pricing models adjusted for any unique characteristics of those instruments. SFAS No. 123R eliminates the alternative to use Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") intrinsic value method of accounting that was provided in SFAS No. 123 "Share Based Payments" as originally issued. SFAS 123R is effective as of the beginning of the first annual period that begins after June 15, 2005. On January 1, 2006 Crown adopted SFAS 123R and its adoption has not had any effect on Crown's financial position or results of operations or cash flows as all of Crown's outstanding options were exercised during 2004, there have been no grants of new options since, and Crown has no outstanding options as of March 31, 2006.

        In December 2004, the FASB issued SFAS No. 153, entitled "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). The guidance of APB Opinion No. 29 is based upon the principle that exchanges of nonmonetary assets should be measured based upon the fair value of the assets exchanged. The guidance in Opinion No. 29 included certain exceptions to that principle. SFAS 153 eliminates the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Crown adopted SFAS No. 153 during the third quarter of 2005 and its adoption has not had any effect on Crown's financial position or results of operations or cash flows.

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                          DISCLOSURE ABOUT MARKET RISKS

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EQUITY PRICE RISKS

        Crown has estimated that a hypothetical increase of 10% in the equity price of its common stock will increase the fair value of its unexercised warrant liability by $103,000 as of March 31, 2006. Crown has estimated that a hypothetical decrease of 10% in the equity price of its common stock will decrease the fair value of its unexercised warrant liability by $103,000 as of March 31, 2006.

        Crown has estimated that a hypothetical increase of 10% in the equity price of Solitario common stock will increase the fair value of its investment in Solitario by $7,000 as of March 31, 2006. Crown has estimated that a hypothetical decrease of 10% in the equity price of Solitario common stock will decrease the fair value of its investment in Solitario by $7,000 as of March 31, 2006.

INTEREST RATE RISKS

        Crown has estimated that a hypothetical increase of 10% in the risk-free interest rate used in its Black-Scholes option-pricing model will not have a material impact on the value of its future earnings or the fair value of its warrant liability.

        Crown has no material interest rate risks related to its debt instruments as of March 31, 2006, as the Convertible Debenture has a fixed interest rate.

FLUCTUATIONS IN COMMODITY PRICES


        Crown is also exposed to commodity price risks for changes in the price of precious and base metals insofar as such changes may affect the economic viability of its exploration and development projects. A change of 10% in the price of gold, silver or zinc would not have had a material change in Crown's assets, liabilities or net income. Given that Crown's feasibility study for the Buckhorn Mountain Project utilized a gold price of $350 per ounce and that the closing gold price on June 30, 2006, was $614 per ounce, a 10% change in the price of gold would not require a revision of Crown's reported reserves, costs or capitalized costs related to Buckhorn Mountain.


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                               BUSINESS OF KINROSS

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OVERVIEW

        Kinross is principally engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties primarily in the Americas. The principal products of Kinross are gold and silver produced in the form of dore that is shipped to refineries for final processing.

        Kinross' strategy is to increase shareholder value through increases in precious metal reserves, production and long-term cash flow and earnings per share. Kinross' strategy also consists of optimizing the performance and, therefore, the value of existing operations, investing in quality exploration and development projects and acquiring new potentially accreditive properties and projects.

        Kinross' operations and mineral reserves are impacted by changes in metal prices. Gold traded above $375 per ounce in 2004 and above $400 per ounce in 2005. Kinross used a gold price forecast of $400 per ounce at the end of 2005 and $350 at the end of 2004 to estimate mineral reserves.

        Kinross' share of proven and probable reserves as at December 31, 2005, was 24.7 million ounces of gold and 24.4 million ounces of silver.

THREE YEAR HISTORY

        On January 31, 2003, Kinross acquired all of the outstanding common shares of TVX and Echo Bay. This business combination was effected by way of plan of arrangement under the Canada Business Corporations Act.

        On August 28, 2003, Kinross issued 23.0 million common shares from its treasury for gross proceeds of $152.5 million. The bulk of the net proceeds from the offering were used to redeem outstanding 5.5% convertible unsecured subordinated debentures. The principal amount of the convertible debentures was $144.8 million. The debentures were redeemed on September 29, 2003. The financial impact of the redemption is fully described in Notes 2 and 11 to the consolidated financial statements.

        During the fourth quarter of 2003, Kinross sold several of its equity interests and portfolio investments which were considered non-strategic, including investments in Minefinders Corporation Ltd., Pacific Rim Mining Corporation, and Endeavour Mining Capital Corporation. Proceeds from the sale of equity investments totaled $63.3 million. These transactions resulted in after-tax gains amounting to $26.0 million which are included in the consolidated statements of operations for the year as a component of the $29.5 million gain on disposal of assets.

        On November 20, 2003, Kinross announced that it had executed a definitive acquisition agreement with Crown Resources Corporation ("Crown") whereby Kinross will acquire Crown and its wholly-owned Buckhorn gold deposit located in north central Washington State, approximately 67 kilometers by road from Kinross' Kettle River gold milling facility. On December 16, 2003, Crown reported total proven and probable reserves, at a gold price of $350 per ounce, for the Buckhorn Mountain Project of 2.79 million tonnes grading 11.1 grams of gold per tonne containing 991,300 ounces of gold. Details of the reserves disclosure for Crown's Buckhorn Mountain Project, including the assumptions and qualifications relating thereto are available in a technical report prepared by SRK Consulting dated December 2003, filed on SEDAR by Kinross (see WWW.SEDAR.COM).

        The current operating plan for the Buckhorn Mountain Project contemplates the development of an underground mine and the shipping of ore to the Kettle River mill. This development strategy addresses the major environmental issues identified during prior permitting efforts. Kinross has a strong environmental record and believes that by working diligently with federal, state, and local agencies as well as other stakeholders, the permitting process, initiated by Crown, can be successfully completed in a timely manner.

        Under the terms of the agreement, as amended, the parties have agreed that the shareholders of Crown will receive 0.32 of a Kinross common share for each share of Crown common stock. The termination date of the definitive acquisition agreement is December 31, 2006.


        Kinross also purchased Crown common stock for $1.0 million and the $10.0 million Convertible Debenture from Crown. The Convertible Debenture is convertible into 5.8 million shares of Crown common stock. In the event the agreement is terminated, Crown shall have the right to convert all amounts due under this Convertible Debenture by providing 30 days prior notice to Kinross. Kinross has also agreed to loan Crown $2.0 million if the transaction is not closed by July 1, 2006. This loan was made July 14, 2006 and will be used to buy out the only existing net smelter return royalty from a third party covering the ore body at the Buckhorn Mountain Project. The loan has a three year term and bears interest at the published Wall Street Journal prime rate at the time of borrowing plus 3%.


        Assuming the entire outstanding Crown warrants and options are converted, a total of approximately 14.7 million common shares of Kinross will be issued upon the completion of the transaction.

        In December 2004, Kinross replaced its existing $125.0 million credit facility with a new three-year $200.0 million revolving credit facility. Kinross used $105.0 million of the new facility to satisfy a portion of the $257.0 million cost to purchase the remaining 51% interest in the Paracatu mine. The facility allowed for the limit to be increased to $300.0 million and allows for up to 70% of the outstanding limit to be drawn in gold. In April 2005, the outstanding limit was increased to $295.0 million and the maturity date extended to April 30, 2008. A total of ten banks have participated in the facility. Obligations under the facility are secured by the assets of the Fort Knox mine as well as by the pledge of shares in various wholly owned subsidiaries.

        On December 31, 2004, Kinross completed the purchase of a 51% interest in Rio Paracatu Mineracao ("RPM"), the owner of the Morro do Ouro mine (also known as Paracatu) in Brazil from Rio Tinto Plc. ("Rio Tinto"). The RPM gold mine is located near Brasilia in the state of Minas Gerais, Brazil. It has been in operation since 1987. As a result of this transaction, Kinross now owns 100% of the property and is the operator. Kinross acquired its 49% interest in the mine on January 31, 2003 when it merged with TVX. Consideration of $257.0 million was paid in cash on completion of the acquisition from Rio Tinto after finalizing the working capital adjustment. Kinross financed the transaction with a combination of cash and debt.

        On January 25, 2005, Kinross informed employees and local government officials that it would not proceed with the development of the Tsokol vein located near the Kubaka mill. Omolon management is currently re-working their mine plan based on this announcement. Should closure of the Kubaka operation become the best alternative, this would take place only after completing the mining and milling of the Birkachan open pit and Central Zone Kubaka underground ore body, and the milling of the existing Kubaka stockpiles. This would provide feed for the mill for approximately 12 months. Closure would take place over an additional 12-month period. Development of the Birkachan deposit is still being considered.

        On January 27, 2005, Kinross and its joint venture partner High River Gold Mines Ltd., announced that a decision has been made by the joint venture to discontinue development at the New Britannia mine. Exploration efforts were unable to define an extension of the ore body containing better grade and thickness than was mined in mid-2004. New Britannia suspended mining and milling operations in September 2004, and exploration of the potential extension in December 2004. The mine was placed on care and maintenance.

        On February 3, 2005, Kinross announced that following a lengthy review of the manner in which it had accounted for goodwill in connection with the business combination with TVX and Echo Bay, its financial statements and related auditor's report for the year ended December 31, 2003 could no longer be relied upon. In this connection, Kinross hired an independent firm of valuators to provide evaluations of the acquired assets as of January 31, 2003, December 31, 2003 and December 31, 2004. As a result of the valuations and changed accounting treatment, Kinross restated its 2003 audited financial statements and its 2003 and 2004 interim financial statements. See the notes to Kinross' audited financial statements for the year ended December 31, 2004.

        On March 23, 2005, Kinross announced the appointment of Tye Burt as President and Chief Executive Officer of Kinross. Mr. Burt replaced Robert Buchan who had announced his intention to step down in January 2005. See "Directors and Officers - Tye W. Burt."

        On November 30, 2005 Kinross announced that Deloitte & Touche LLP would not stand for reappointment as auditors of Kinross for the 2005 financial term and that the board of directors appointed KPMG LLP to act as auditors of Kinross for the 2005 financial term.


        On December 29, 2005, Kinross entered into a definitive agreement in connection with the sale of its Aquarius gold property to St Andrew Goldfields Ltd. in exchange for 100 million common shares of St Andrew and warrants to acquire 25 million St Andrew common shares at a price of CDN $0.17 per share for a period of 24 months. The transaction closed in May, 2006.


        In March 2006, Kinross announced the appointment of Mr. Thomas M. Boehlert as Executive Vice President and Chief Financial Officer of Kinross effective April 7, 2006. See "Directors and Officers - Thomas M. Boehlert." In April 2006, Kinross announced that Geoffrey P. Gold would join Kinross as Senior Vice President and Chief Legal Officer on May 24, 2006.

        On March 30, 2006, Kinross announced the adoption of a shareholders rights plan. See "Description of Securities - Kinross Common Shares."

        On May 4, 2006, Kinross announced the appointment of Mr. Tim Baker as Executive Vice President and Chief Operating Officer effective June 15, 2006.

CORPORATE STRUCTURE

        Kinross Gold Corporation was initially created in May 1993 by amalgamation of CMP Resources Ltd. ("CMP Resources"), Plexus Resources Corporation ("Plexus Resources"), and 1021105 Ontario Corp ("1021105"). In December 2000, Kinross amalgamated with LT Acquisition Inc., in January 2005, Kinross amalgamated with its wholly-owned subsidiary, TVX and in January 2006 it amalgamated with its wholly-owned subsidiary, Echo Bay. Kinross is the continuing entity resulting from these amalgamations. Kinross is governed by the Business Corporations Act (Ontario) and its registered and principal offices are located at Suite 5200, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3Y2.

        Each of Kinross' mining operations is a separate business unit managed by its vice president and general manager, who in turn, reports to the Chief Operating Officer. Exploration activities, corporate financing, tax planning, additional technical support services, hedging and acquisition strategies are managed centrally. Kinross' risk management programs are subject to overview by its Audit Committee and the Board of Directors.

        A significant portion of Kinross' business is carried on through subsidiaries. A chart showing the names of the significant subsidiaries of Kinross and their respective jurisdictions of incorporation is set out below as of January 1, 2006. All subsidiaries are 100% owned unless otherwise noted. Unless otherwise indicated herein, the term "Kinross" includes, collectively, all of the subsidiaries of Kinross.

                       [graph of corporate structure appears here]

OPERATIONS

        Kinross is principally engaged in the exploration for, and acquisition, development and operation of, gold-bearing properties. The material properties of Kinross are as follows:

                                                                               Property
Property                             Location                                  Ownership
--------                             --------                                  ---------
Fort Knox Mine(1)                    Fairbanks, Alaska, United States          100% (2)
Porcupine Joint Venture(3)           Timmins, Ontario, Canada                  49%
La Coipa(4)                          Chile                                     50%
Paracatu(5)                          Brazil                                    100%
Refugio                              Chile                                     50%
Round Mountain(6)                    Nevada, United States                     50%

-------------------------


(1) The True North property is subject to various net smelter return royalties, ranging from 3.5% to 5%.
(2) Kinross holds a 100% interest in the properties forming part of the Fort Knox mine except for the Gil property in which Kinross holds an 80% interest.
(3) The Porcupine Joint Venture was formed pursuant to an agreement with Placer CLA dated July 1, 2002. In early 2006, Placer Dome was acquired by Barrick Gold Corporation and on May 12, 2006 Goldcorp Inc. acquired Barrick's interest. Goldcorp owns and operates interests in two mining properties: the Hoyle Pond mine and the Dome mine. The Hoyle Pond mine is subject to two tonnage based royalties for which no expenses were accrued in 2003. A 2% net smelter royalty is payable on production from the Preston, Paymaster and Vedron properties.
(4) No royalties are applicable on gold and silver produced but an annual preferred dividend of $1.8 million is payable.
(5) The Paracatu mine is subject to a royalty 0.33% of net sales, a mining tax of 1% of net sales and a profits tax of 3% of net sales.
(6) The Round Mountain mine is subject to a net smelter returns royalty ranging from 3.53% to 6.35%. Production is also subject to a gross revenue royalty of 3.0%



        In addition, Kinross holds a 98.1% interest in the Kubaka mine, situated in Magadan Oblast, Russia, a 50% interest in the Crixas mine, situated in Brazil, a 31.9% interest in the Musselwhite mine in Ontario, Canada, a 100% interest in the Kettle River mine in Washington, United States, a 50% interest in the New Britannia mine in Manitoba, Canada and other mining properties in various stages of exploration, development, reclamation, and closure. Kinross' principal product is gold and it also produces silver. In June 2006 Kinross entered into a definitive agreement to sell its interest in the Lupin mine in Nunavut Territory, Canada, subject to the satisfaction of closing conditions. In June 2006, Kinross sold its interest in the Blanket mine located in Zimbabwe, Africa.


EMPLOYEES

        At December 31, 2005, Kinross and its subsidiaries employed over 4,000 persons. Kinross' employees in the United States and Canada are predominately non-unionized. At the Porcupine Joint Venture a three-year Collective Bargaining Agreement was ratified on November 1, 2005. Kinross considers its employee relations to be good.

COMPETITIVE CONDITIONS

        The precious metal mineral exploration and mining business is a competitive business. Kinross competes with numerous other companies and individuals in the search for and the acquisition of attractive precious metal mineral properties. The ability of Kinross to replace or increase its mineral reserves and resources in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for precious metal development or mineral exploration.

ENVIRONMENTAL PROTECTION

GENERAL

        Kinross' exploration activities and mining and processing operations are subject to the federal, state, provincial, regional and local environmental laws and regulations in the jurisdictions in which Kinross' facilities are located, such as (in the United States) the Clean Air Act; the Clean Water Act; the Comprehensive Environmental

Response, Compensation and Liability Act ("CERCLA"); the Emergency Planning and Community Right to Know Act; the Endangered Species Act; the Federal Land Policy and Management Act; the National Environmental Policy Act; the Resource Conservation and Recovery Act; and related state laws. Kinross is subject to similar laws in other jurisdictions in which it operates. In all jurisdictions in which Kinross operates, environmental licenses, permits and other regulatory approvals are required in order to engage in exploration, mining and processing, and mine closure activities. Regulatory approval of a detailed plan of operations and a comprehensive environmental impact assessment is required prior to initiating mining or processing activities or for any substantive change to previously approved plans. In all jurisdictions in which Kinross operates, specific statutory and regulatory requirements and standards must be met throughout the life of the mining or processing operations in regard to air quality, water quality, fisheries and wildlife protection, archaeological and cultural resources, solid and hazardous waste management and disposal, the management and transportation of hazardous chemicals, toxic substances, noise, community right-to-know, land use, and reclamation. Kinross is currently in compliance in all material respects with all applicable environmental laws and regulations. Details and quantification of Kinross' reclamation and remediation obligations are set out in Note 10 to the audited consolidated financial statements of Kinross for the years ended December 31, 2005.

PERMITTING--BUCKHORN PROJECT

        Development of the Buckhorn Mountain Project is subject to various permitting requirements. A plan of operations was submitted to the governing agencies in mid-2003 for review of the project proposal and preparation of environmental documents as required by law as a prerequisite to any application for the permits necessary for operation. The document builds in part on the previous work developed by Battle Mountain Gold relating to the Buckhorn Mountain Project (then known as the "Crown Jewel Project") and incorporates new environmental studies related to the analysis of the current plan of operations. The current plan of operations proposes an underground mining operation rather than an open pit and includes the incorporation of the existing and approved Kettle River Mill for the processing of the ore. These changes greatly simplify the project description, environmental concerns, and associated technical issues.

        In addition to receiving agency approval on the plan of operations, the Buckhorn Mountain Project must comply with other federal, state, and local laws and regulations. In December 2004, the Department of Interior granted Crown patents on nine unpatented mining claims covering the Buckhorn Mountain ore deposit. The patents provided Crown title to both the mineral and surface rights and resulted in the United States Forest Service ("USFS") withdrawing as co-lead permitting agency. The WDOE is now the sole lead agency for permitting activities.

        The WDOE completed the work necessary for filing the draft Supplemental Environmental Impact Statement ("SEIS") during the third quarter of 2005, and the draft SEIS was published on October 28, 2005 for public comment. The USFS issued a Preliminary Environmental Assessment and is currently preparing a Final Environmental Assessment for a limited amount of proposed activities that will occur on federal land, including upgrading of existing access roads, the construction of approximately 1.5 miles of new road, the installation and maintenance of water quality monitoring wells, an infiltration basin, and construction of a perimeter fence line. The WDOE and the USFS are expected to finalize the SEIS and Environmental Assessment around mid-2006.

        Although all required environmental permits are expected to be issued for the Buckhorn Mountain Project, significant public opposition to the Project could result in delays, increased costs, or the inability to obtain one or more necessary permits. However, most of the sensitive environmental issues associated with the previous Battle Mountain Gold proposed mine plan are not part of the current proposal, reducing, but not eliminating, the risk of delays resulting from public opposition to the Project.

CERCLA ACTION

        In 1998, Lassen Gold Mining Inc. (a subsidiary of Kinross) was identified as a Potentially Responsible Party ("PRP") under the United States Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss.9601 ET SEQ.; the Resource Conservation and Recovery Act, as amended 42 U.S.C. ss.ss.6901 et seq.; and the California Hazardous Substances Account Act, as amended, the California Health and

Safety Code ss.ss. 25300 ET SEQ., in connection with the PRC Patterson Superfund Site. Kinross became a member of the Patterson Environmental Trust that funded the site remediation. The total paid to the Trust by Kinross was $175,552. As more PRPs were identified and became contributors to the Trust or participated in funding remediation separately, the amount of funds held by the Trust exceeded the financial obligation. In 2001, in accordance with a Cash-Out Settlement Agreement, Kinross was refunded $152,308. Kinross may receive a supplemental distribution when settlement is reached with the additional PRPs and from accrued interest in the Trust escrow account. All remediation and restoration activities have been completed at the PRC Patterson Superfund site. Kinross no longer has any liability associated with the site.

        Other than as disclosed above, Kinross is not a PRP in any other CERCLA action.

OPERATIONS

        Kinross' share of production in 2005 was derived from the mines in North America (63%), South America (28%) and Russia (9%).

            [map depicting worldwide location of Kinross' operations]

GOLD EQUIVALENT PRODUCTION (OUNCES)

        The following table summarizes production by Kinross in the last three years:

                                                                      Years ended December 31,
                                                                 -----------------------------------
                                                                    2005         2004        2003
                                                                    ----         ----        ----

Gold equivalent production - ounces.............................  1,608,805   1,653,784   1,620,410

Gold sales - ounces (excluding equivalent accounted ounces).....  1,575,267   1,585,109   1,541,577

        Included in gold equivalent production is silver production converted into gold production using a ratio of the average spot market prices of gold and silver for the three comparative years. The ratios were 60.79:1 in 2005, 61.46:1 in 2004 and 74.79:1 in 2003.

         The following table sets forth the gold equivalent production for Kinross' interest in each of its operating assets during the last three years:

                                 -    YEARS ENDED DECEMBER 31,
                               --------------------------------------
                                  2005          2004           2003
                               ----------    ----------    ----------
North America:
Fort Knox                        329,320       338,334       391,831
Round Mountain (1)(5)           (373,947)     (387,785)     (364,271)
Porcupine Joint Venture (2)     (183,976)     (193,799)     (223,960)
Musselwhite (1)(7)               (79,916)      (76,640)      (64,978)
New Britannia (1)(5)                --         (23,652)      (31,627)
Kettle River                      68,146        96,789          --
Lupin (3)                           --         (66,577)      (56,008)

SOUTH AMERICA:
Paracatu (1)(6)                 (180,522)      (92,356)      (91,176)
Refugio (5)                      (30,580)       (9,809)         --
La Coipa (1)(5)                 (125,991)     (150,887)     (144,125)
Crixas (1)(5)                    (96,212)      (93,540)      (86,698)

OTHER OPERATIONS:
Kubaka (4)                      (140,195)     (123,616)     (164,006)
Other (8)(9)                        --            --          (1,730)
  Total                        1,608,805     1,653,784     1,620,410
                              ==========    ==========    ==========


-------------------------

(1)  2003 production data is for the eleven months from February to December.
(2)  Reflects Kinross' 49% ownership interest in the Porcupine Joint Venture.
(3) Lupin did not operate in 2005. 2004 production data is for the period March 1, 2004 to December 31, 2004. 2003 production data is for period January 31, 2003 to August 2003 when mining operations were suspended.
(4) Represents Kinross' 54.7% ownership interest to February 28, 2003, and a 98.1% interest thereafter.
(5)  Represents Kinross' 50% ownership interest.
(6) Represents Kinross' 49% ownership interest until December 31, 2004 and 100% thereafter.
(7)  Represents Kinross' 31.9% ownership interest.
(8) Includes proportionate share of Denton-Rawhide and Andacollo production, attributable to the ownership interest in Pacific Rim Mining Corp. (formerly Dayton Mining Corporation) through December 2003, when the ownership interest in Pacific Rim was sold.

(9) Includes the Blanket mine which was sold by Kinross in June 2006. Because of the economic and political conditions and the negative impact of inflationary pressures in Zimbabwe, the Blanket mine was written off in 2001. Kinross commenced cost accounting for this investment in 2002 and ceased reporting its production in 2003.

MARKETING

     Gold is a metal that is traded on world markets, with benchmark prices generally based on the London market (London fix). Gold has two principal uses: product fabrication and bullion investment. Fabricated gold has a wide variety of end uses, including jewelry manufacture (the largest fabrication component), electronics, dentistry, industrial and decorative uses, medals, medallions, and official coins. Gold bullion is held primarily as a store of value and a safeguard against the collapse of paper assets denominated in fiat currencies. Kinross sells all of its refined gold to banks, bullion dealers, and refiners. In 2005, sales to four customers totaled $183.8 million, $96.0 million, $93.2 million, and $71.8 million, respectively. In 2004, sales to four customers totaled $190.2 million, $108.5 million and $98.5 million and $88.4 million, respectively. In 2003, sales to three customers totaled $139.9 million, $121.4 million and $96.2 million, respectively. Due to the size of the bullion market and the above ground inventory of bullion, activities by Kinross will generally not influence gold prices. Kinross believes that the loss of any of these customers would have no material adverse impact on Kinross because of the active worldwide market for gold.

     The following table sets forth for the years indicated the high and low London Bullion Market afternoon fix prices for gold:

     YEAR          HIGH          LOW        AVERAGE
     ----          ----          ---        -------
     1998         $313.15      $273.40      $294.09
     1999         $325.50      $252.80      $278.57
     2000         $312.70      $263.80      $279.11
     2001         $293.25      $255.95      $271.04
     2002         $349.30      $277.75      $309.68
     2003         $416.25      $319.90      $363.32
     2004         $454.20      $375.00      $409.17
     2005         $536.50      $411.10      $444.45

MINERAL RESERVES AND MINERAL RESOURCES

     The following tables set forth the estimated mineral reserves and mineral resources attributable to the interests held by Kinross for each of its properties which contain mineral reserves:

------------------------------------------------------------------------------------------------------------------------------------
MINERAL RESERVE AND RESOURCE STATEMENT
PROVEN AND PROBABLE MINERAL RESERVES (1,3,5,6,7)
KINROSS GOLD CORPORATION'S SHARE AT DECEMBER 31, 2005
-----------------------------------------------------------------------------------------------------------------------------------
          Property      Location      Kinross  Proven                        Probable                        Proven and Probable
                                     Interest   Tonnes    Grade    Ounces    Tonnes   Grade      Ounces    Tonnes    Grade    Ounces
                                        (%)   (x 1,000)   (g/t)  (x 1,000) (x 1,000)  (g/t)    (x 1,000)  (x 1,000) (g/t)  (x 1,000)
------------------------------------------------------------------------------------------------------------------------------------
GOLD
NORTH AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Fort Knox                USA            100.0%     43,902   0.63      890    38,270    0.86     1,063      82,172    0.74     1,953
------------------------------------------------------------------------------------------------------------------------------------
Round Mtn and area (14)  USA             50.0%     42,649   0.77    1,056    82,364    0.48     1,282     125,012    0.58     2,338
------------------------------------------------------------------------------------------------------------------------------------
Porcupine JV (12)        Canada          49.0%     10,693   1.33      457    20,255    1.84     1,196      30,949    1.66     1,653
------------------------------------------------------------------------------------------------------------------------------------
Musselwhite (11)         Canada          31.9%      1,833   5.51      325     1,599    6.12       315       3,433    5.79       639
------------------------------------------------------------------------------------------------------------------------------------
Kettle River             USA            100.0%         39  11.43       14         -       -         -          39   11.43        14
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                           99,117   0.86    2,742   142,488    0.84     3,855     241,605    0.85     6,598
------------------------------------------------------------------------------------------------------------------------------------

SOUTH AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Paracatu                 Brazil         100.0%  1,103,677   0.40   14,194    83,131    0.38     1,016   1,186,808    0.40    15,210
------------------------------------------------------------------------------------------------------------------------------------
La Coipa (12)            Chile           50.0%      5,549   1.57      280     2,920    1.24       117       8,469    1.46       397
------------------------------------------------------------------------------------------------------------------------------------
Refugio                  Chile           50.0%     58,454   0.87    1,643    20,752    0.77       515      79,206    0.85     2,158
------------------------------------------------------------------------------------------------------------------------------------
Crixas (10)              Brazil          50.0%        632   4.72       96     1,232    7.14       283       1,864    6.32       379
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                        1,168,312   0.43   16,213   108,035    0.56     1,930   1,276,346    0.44    18,143
------------------------------------------------------------------------------------------------------------------------------------

ASIA
------------------------------------------------------------------------------------------------------------------------------------
Kubaka and area (16,17)  Russia          98.1%         79    3.42        9         -       -         -          79    3.42         9
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                               79    3.42        9         -       -         -          79    3.42
------------------------------------------------------------------------------------------------------------------------------------
TOTAL GOLD                                      1,267,508    0.47   18,964   250,522    0.72     5,785   1,518,030    0.51    24,749
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
MINERAL RESERVE AND RESOURCE STATEMENT
PROVEN AND PROBABLE MINERAL RESERVES (1,3,5,6,7)
KINROSS GOLD CORPORATION'S SHARE AT DECEMBER 31, 2005
------------------------------------------------------------------------------------------------------------------------------------
          Property      Location      Kinross  Proven                        Probable                           Proven and Probable
                                     Interest   Tonnes    Grade    Ounces    Tonnes   Grade      Ounces    Tonnes    Grade    Ounces
                                        (%)   (x 1,000)   (g/t)  (x 1,000) (x 1,000)  (g/t)    (x 1,000)  (x 1,000)  (g/t) (x 1,000)
------------------------------------------------------------------------------------------------------------------------------------
SILVER
SOUTH AMERICA
------------------------------------------------------------------------------------------------------------------------------------
La Coipa (12)            Chile          50.0%      5,549  (78.8)  14,056     2,920    110.1    10,334      8,469     89.6    24,389
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                            5,549   78.8   14,056     2,920   110.1    10,334      8,469     89.6    24,389
-----------------------------------------------------------------------------------------------------------------------------------

ASIA
-----------------------------------------------------------------------------------------------------------------------------------
Kubaka and
  area (16,17,19)        Russia         98.1%          79    6.4       16         -       -         -         79      6.4        16
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                               79    6.4       16         -       -         -         79      6.4        16
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL SILVER                                        5,628   77.8   14,072     2,920   110.1    10,334      8,548      88.8   24,405
------------------------------------------------------------------------------------------------------------------------------------

ROUNDING DIFFERENCES MAY OCCUR.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MEASURED AND INDICATED RESOURCES

         THIS SECTION USES THE TERMS "MEASURED" AND "INDICATED" RESOURCES. UNITED STATES INVESTORS ARE ADVISED THAT WHILE THOSE TERMS ARE RECOGNIZED AND REQUIRED BY CANADIAN REGULATIONS, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT RECOGNIZE THEM. UNITED STATES INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ALL OR ANY PART OF MINERAL DEPOSITS IN THESE CATEGORIES WILL EVER BE CONVERTED INTO PROVEN AND PROBABLE RESERVES OR RECOVERED.

------------------------------------------------------------------------------------------------------------------------------------
MINERAL RESERVE AND RESOURCE STATEMENT
MEASURED AND INDICATED MINERAL RESOURCES (EXCLUDES PROVEN AND PROBABLE RESERVES) (2,3,4,6,7,8)
KINROSS GOLD CORPORATION'S SHARE AT DECEMBER 31, 2005
---------------------------------------------- --------------------------- --------------------------- -----------------------------
          Property          Location  Kinross           Measured                    Indicated             Measured and Indicated
                                      Interest  Tonnes    Grade    Ounces    Tonnes   Grade    Ounces   Tonnes    Grade     Ounces
                                        (%)    (x 1,000)  (g/t)  (x 1,000) (x 1,000)  (g/t)  (x 1,000) (x 1,000)  (g/t)   (x 1,000)
---------------------------------------------- --------------------------- --------------------------- -----------------------------
GOLD
NORTH AMERICA
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Fort Knox and area (13)     USA        100.0%      4,582   0.75       110    44,280    0.59       838     48,862    0.60       948
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Round Mtn and area (14)     USA         50.0%      5,992   0.64       124    10,071    0.53       172     16,062    0.57       295
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Porcupine JV (12,15)        Canada      49.0%      1,077   3.68       127     8,238    2.51       666      9,315    2.65       793
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Musselwhite (11)            Canada      31.9%        624   4.20        84       285    5.91        54        909    4.74       138
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Kettle River                USA        100.0%          -      -         -         -       -         -          -       -         -
---------------------------------------------- --------------------------- --------------------------- -----------------------------
SUBTOTAL                                          12,274   1.13       445    62,873    0.86     1,730     75,147    0.90     2,175
---------------------------------------------- --------------------------- --------------------------- -----------------------------

---------------------------------------------- --------------------------- --------------------------- -----------------------------
SOUTH AMERICA
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Paracatu                    Brazil     100.0%     89,784   0.27       771     5,540    0.38        68     95,324    0.27       839
---------------------------------------------- --------------------------- --------------------------- -----------------------------
La Coipa (12)               Chile       50.0%      6,788   0.88       192     1,854    0.92        55      8,642    0.89       247
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Refugio                     Chile       50.0%     20,606   0.71       469    20,644    0.70       465     41,250    0.70       934
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Crixas (10,18)              Brazil      50.0%        222   8.96        64       171    9.03        50        392    8.99       113
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Gurupi (9,20)               Brazil     100.0%          -      -         -    47,050    1.08     1,632     47,050    1.08     1,632
---------------------------------------------- --------------------------- --------------------------- -----------------------------
SUBTOTAL                                         117,400   0.40     1,496    75,258    0.94     2,268    192,657    0.61     3,765
---------------------------------------------- --------------------------- --------------------------- -----------------------------

ASIA
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Kubaka and area (16,17)     Russia      98.1%          -      -         -       376   13.10       158        376   13.10       158
---------------------------------------------- --------------------------- --------------------------- -----------------------------
SUBTOTAL                                               -      -         -       376   13.10       158        376   13.10       158
---------------------------------------------- --------------------------- --------------------------- -----------------------------
TOTAL GOLD                                       129,674   0.47     1,941   138,507    0.93     4,156    268,180    0.71     6,098
---------------------------------------------- --------------------------- --------------------------- -----------------------------


------------------------------------------------------------------------------------------------------------------------------------
MINERAL RESERVE AND RESOURCE STATEMENT
MEASURED AND INDICATED MINERAL RESOURCES (EXCLUDES PROVEN AND PROBABLE RESERVES) (2,3,4,6,7,8)
KINROSS GOLD CORPORATION'S SHARE AT DECEMBER 31, 2005
---------------------------------------------- --------------------------- --------------------------- -----------------------------
          Property          Location  Kinross           Measured                    Indicated             Measured and Indicated
                                      Interest  Tonnes    Grade    Ounces    Tonnes   Grade    Ounces   Tonnes    Grade     Ounces
                                        (%)    (x 1,000)  (g/t)  (x 1,000) (x 1,000)  (g/t)  (x 1,000) (x 1,000)  (g/t)   (x 1,000)
---------------------------------------------- --------------------------- --------------------------- -----------------------------
SILVER
SOUTH AMERICA
---------------------------------------------- --------------------------- --------------------------- -----------------------------
La Coipa (12)               Chile       50.0%      6,788   37.5     8,178     1,854    61.0     3,635      8,642    42.5    11,813
---------------------------------------------- --------------------------- --------------------------- -----------------------------
SUBTOTAL                                           6,788   37.5     8,178     1,854    61.0     3,635      8,642    42.5    11,813
---------------------------------------------- --------------------------- --------------------------- -----------------------------
ASIA
---------------------------------------------- --------------------------- --------------------------- -----------------------------
Kubaka and area (17,19)     Russia      98.1%          -      -         -       376    14.3       173        376    14.3       173
---------------------------------------------- --------------------------- --------------------------- -----------------------------
SUBTOTAL                                               -      -         -       376    14.3       173        376    14.3       173
---------------------------------------------- --------------------------- --------------------------- -----------------------------
TOTAL SILVER                                       6,788   37.5     8,178     2,229    53.1     3,808      9,017    41.3    11,986
---------------------------------------------- --------------------------- --------------------------- -----------------------------

NOTE: TOTALS MAY NOT ADD, DUE TO ROUNDING.

-------------------------

NOTES TO THE 2005 MINERAL RESERVE AND RESOURCE STATEMENT
(1) Unless otherwise noted, Kinross' reserves are estimated using appropriate cut-off grades derived from an assumed gold price of US$ 400 per oz, and a silver price of US$ 6.00 per oz. Reserves are estimated using current and/or projected process recoveries, operating costs and mine plans that are unique to each property and include estimated allowances for dilution and mining recovery. Reserves are estimated based on the following foreign exchange rates:
     CAD$ to US$ - 1.25
     Rubles to US$ - 29.00
     Chilean Peso to US$ - 575.00
     Brazilian Reais to US$ - 2.65
(2) Unless otherwise noted, Kinross' resources are estimated using appropriate cut-off grades derived at a gold price of US$ 450 per oz, a silver price of US$ 7.00 per oz and the following foreign exchange rates:
     CAD$ to US$ - 1.25
     Rubles to US$ - 29.00
     Chilean Peso to US$ - 575.00
     Brazilian Reais to US$ - 2.65
(3) Kinross' reserves and resources as at December 31, 2005 are classified in accordance with the Canadian Institute of Mining Metallurgy and Petroleum's "CIM Standards on Mineral Resources and Reserves, Definition and Guidelines" as per Canadian Securities Administrator's National Instrument 43-101 ("the Instrument") requirements.
(4) CAUTIONARY NOTE TO US INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES.
     US Investors are advised that use of the terms "measured resource", "indicated resource" and "inferred resource" are recognized and required by Canadian Securities regulations. These terms are not recognized by the U.S. Securities and Exchange Commission. U.S. INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ALL OR ANY PART OF MINERAL DEPOSITS IN THESE CATEGORIES WILL EVER BE CONVERTED INTO RESERVES OR RECOVERED.
(5) The mineral reserves presented herein comply with the reserve categories of Industry Guide 7 applied in the United States by the Securities and Exchange Commission.
(6) Mineral resource and reserve estimates were prepared under the supervision of Mr. Rod Cooper, P. Eng, who was an officer of Kinross, and is a qualified person as defined by Canada's National Instrument 43-101. Mr. Wes Hanson, P. Geo, was the qualified person who supervised the preparation of the technical reports relating to the Paracatu and Round Mountain properties. Mr. Hanson is an officer of Kinross.
(7) Kinross' normal data verification procedures have been used in collecting, compiling, interpreting and processing the data used to estimate reserves and resources. Independent data verification has not been performed.
(8)  Resources, unlike reserves, do not have demonstrated economic viability.
(9) Undeveloped property, development assumes successful permitting allowing mining operations to be conducted.
(10) Operated by AngloGold Ltd and assumes the following foreign exchange rate RESERVES AND RESOURCES:
     Brazilian Reais to US$ - 2.50
(11) Operated by Placer Dome Inc. and assumes the following foreign exchange rate: CAD$ to US$ - 1.25
(12) Operated by Placer Dome Inc. and assumes the following foreign exchange rates:
     RESERVES:
     CAD$ to US$ - 1.30;
     Chilean Peso to US$ - 600.00
     RESOURCES:
     CAD$ to US$ - 1.22;
     Chilean Peso to US$ - 600.00

(13) Includes mineral resources from the undeveloped Gil deposit in which Kinross holds an 80% interest.
(14) Includes mineral reserves and resources from the undeveloped Gold Hill deposit, exploitation of which is dependent on successful permitting.

(15) Includes mineral resources from undeveloped properties, exploitation of which is dependent on successful permitting.
(16) Includes mineral reserves and mineral resources from the Birkachan deposit. Open pit and underground mining at Birkachan will require successful permitting.
(17) Includes mineral resources from the undeveloped Tsokol deposit, exploitation of which is dependent on successful permitting.
(18) Mineral resources reported at a gold price of US $475 per ounce.
(19) Mineral reserves reported at a silver price of US $6.50 per ounce, mineral resources reported at a silver price of US $7.50 per ounce.
(20) Mineral resources estimated assuming a foreign exchange rate of 3.00 Brazilian Reais per US $1.00.
(21) In addition to the reported measured and indicated resources estimated at a gold price of $450, inferred resources total 92,490,000 tonnes at an average grade of 0.98 grams per tonne gold. Inferred silver resources total 491,000 tonnes at an average grade of 49.9 grams per tonne using a $7.00 silver price.

(22) In light of the economic and political conditions and the negative impact of inflationary cost pressures in Zimbabwe, the Blanket mine was written down in 2001 and Kinross discontinued consolidation of the results of this operation in 2002. However, the mine did report proven and probable reserves at December 31, 2005, estimated at a gold price of $400 per ounce, of 3,223,000 tonnes at an average grade of 4.24 grams per tonne or 439,600 ounces of gold. Measured and Indicated resources, estimated at a gold price of $450 per ounce, totaled 431,000 tonnes at an average grade of 4.08 grams per tonne or 56,500 ounces of gold. Blanket also had 2,064,000 tonnes of Inferred resource at an average grade of 6.31 grams per tonne. Kinross sold its interest in the Blanket mine in June 2006.

     The following table summarizes the assumptions used in calculating mineral resources and reserves, including average process recovery, cut off grade assumptions, the foreign exchange rate into U.S. dollars, total cost per ounce, and reserve drill spacing.

                                                                                                           RESERVE DRILL SPACING
        PROPERTY                AVERAGE             AVERAGE             FOREIGN              UNIT       --------------------------
                                PROCESS           GOLD CUTOFF        EXCHANGE RATES          COST         PROVEN        PROBABLE
                              RECOVERY (%)       GRADE(S) (GPT)       (PER U.S. $)      (U.S. $/TONNE)     (M)             (M)
----------------------------------------------------------------------------------------------------------------------------------
GOLD
Fort Knox and area                  87.30%                0.43                  -    $          4.59         30.5            61.0
Round Mountain and area     16.0% to 85.0%        0.21 to 0.90                  -    $ 0.75 to $3.98         15.2            30.5
Porcupine Joint Venture     87.6% to 90.6%        0.65 to 8.85               1.30    $8.12 to $82.07          7.6            48.8
Musselwhite                         95.00%                3.70               1.25    $         56.46         50.0            50.0
Kettle River                        87.90%                6.35                  -    $         68.22         22.9            22.9
Paracatu (Brasilia)                 79.70%                0.21               2.65    $          2.63        100.0           150.0
La Coipa                    71.9% to 87.5%        0.45 to 0.92             600.00    $ 9.61 - $11.76         25.0            50.0
Refugio                          53 to 85%        0.35 to 0.62             575.00    $  4.70 - $7.08         30.0            60.0
Crixas                      90.0% to 96.7%        1.91 to 2.63               2.50    $20.46 - $29.83         25.0            50.0
Kubaka and area*                    97.50%                2.32              29.00    $         24.79            -               -

SILVER
La Coipa                    45.3% to 71.7%        28.0 to 58.4             600.00     $9.61 - $11.76         25.0            50.0

* Remaining reserves at Kubaka are in stockpiles

Reserve reconciliation is shown in the following table:


GOLD RESERVES
                                     2004 RESERVES                                  Reserve Growth           2005 RESERVES
                                     @$U.S. 350/oz       Production Depletion       or Depletion             @$U.S. 400/oz
Mining Operation                   (ozs Au x 1,000)        (ozs Au x 1,000)        (ozs. Au x 1,000)       (ozs Au x 1,000)
\-------------------------------------------------------------------------------------------------------------------------------
Fort Knox                                    2,858                    (389)                    (517)                  1,953
Kubaka                                         258                     (91)                    (158)                      9
Refugio                                      1,717                     (87)                     528                   2,158
Round Mountain                               1,475                    (407)                   1,270                   2,338
Kettle River                                    54                     (45)                       5                      14
Porcupine Joint Venture                      1,685                    (193)                     161                   1,653
Musselwhite                                    607                     (85)                     117                     639
La Coipa                                       506                     (99)                     (10)                    397
Crixas                                         432                     (99)                      46                     379
Paracatu (Brasilia)                          8,463                    (244)                   6,991                  15,210
\-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       18,055                  (1,737)                   8,432                  24,749
================================================================================================================================



SILVER RESERVES
                                     2004 RESERVES                                                           2005 RESERVES
                                    @$U.S. 5.50/oz       Production Depletion       Reserve Depletion       @$U.S. 6.00/oz
Mining Operation                   (ozs Au x 1,000)        (ozs Au x 1,000)        (ozs. Au x 1,000)       (ozs Au x 1,000)
--------------------------------------------------------------------------------------------------------------------------------
La Coipa                                    32,480                  (4,705)                  (3,387)                 24,389
Kubaka                                         368                    (180)                    (173)                     16
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                    32,848                  (4,885)                  (3,560)                 24,405
================================================================================================================================


NOTE: TOTALS MAY NOT ADD, DUE TO ROUNDING.

     The following table reflects proven reserves attributable to Kinross' ownership interest in the indicated mines contained in stockpiles:

-------------------------------------------------------------------------------------------------------------------
                                                   KINROSS                             PROVEN
                                                   Interest           Tonnes            Grade           Ounces
           Property                Location          (%)              (000s)            (gpt)           (000s)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
GOLD
-------------------------------------------------------------------------------------------------------------------
Fort Knox                       USA                 100.00%            27,456             0.46              402
-------------------------------------------------------------------------------------------------------------------
Round Mountain                  USA                  50.00%            19,131             0.46              286
-------------------------------------------------------------------------------------------------------------------
Porcupine Joint Venture         Canada               49.00%             7,419             0.91              216
-------------------------------------------------------------------------------------------------------------------
Musselwhite                     Canada               31.90%                19             2.31                2
-------------------------------------------------------------------------------------------------------------------
Kettle River                    USA                 100.00%                 1             8.33                -
-------------------------------------------------------------------------------------------------------------------
Crixas                          Brazil               50.00%                43             6.97               10
-------------------------------------------------------------------------------------------------------------------
Paracatu                        Brazil              100.00%               602             0.43                8
-------------------------------------------------------------------------------------------------------------------
Kubaka                          Russia               98.10%                79             3.42                9
-------------------------------------------------------------------------------------------------------------------
La Coipa                        Chile                50.00%             1,403             0.68               31
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
SILVER
-------------------------------------------------------------------------------------------------------------------
Kubaka                          Russia               98.10%                79              6.4               16
-------------------------------------------------------------------------------------------------------------------
La Coipa                        Chile                50.00%             1,403             43.9            1,980
-------------------------------------------------------------------------------------------------------------------

MATERIAL PROPERTIES

FORT KNOX MINE AND AREA, ALASKA

        Kinross is the owner of the Fort Knox mine located in Fairbanks North Star Borough, Alaska. The Fort Knox mine includes the main Fort Knox open pit mine, mill, and tailings storage facility, and an 80% ownership interest in the Gil property that is subject to a joint venture agreement with Teryl Resources Corp ("Teryl"), and the True North open pit mine (which is now currently suspended). Kinross' ownership interest in the Fort Knox mine was acquired as a result of the acquisition of Kinam on June 1, 1998. The Fort Knox property has been pledged as security against Kinross' syndicated credit facility.

        Detailed financial production and operational information for the Fort Knox mine is available in Kinross' Management's Discussion and Analysis of Financial Condition and Results of Operations" starting on page 143.

PROPERTY DESCRIPTION AND LOCATION

FORT KNOX OPEN PIT

        The Fort Knox open pit mine, mill and mineral claims cover approximately 22,544 hectares located 42 kilometers northeast of the City of Fairbanks, Alaska. Kinross owns 1,168 State of Alaska mining claims covering an area of approximately 22,042 hectares, an additional 502 hectares of mineral rights comprised of an Upland Mineral Lease issued by the State of Alaska, a Millsite Lease, and one unpatented federal lode mining claim. The Upland Mineral Lease expires in 2014 and may be renewed for a period not to exceed 55 years. Mineral reserves at the Fort Knox mine are situated on 505 hectares of land that are covered by a State of Alaska Millsite Lease that expires in 2014, and may be renewed for a period not to exceed 55 years.

        The State of Alaska Millsite Lease carries a 3% production royalty, based on net income and recovery of the initial capital investment. Mineral production from State mining claims is subject to a Mine License Tax, following a three-year grace period after production commences. The license tax ranges from 3% to 7% of taxable income. There has been no production from State claims situated outside the boundaries of the Millsite Lease at the Fort Knox mine. The unpatented federal lode claim is owned by Kinross and is not currently subject to any royalty provisions. Kinross paid a royalty of $0.14 million in 2004, but none in 2005.

        All requisite permits have been obtained for mining and continued development of the Fort Knox open pit mine and are in good standing. Kinross is in compliance with the Fort Knox permits in all material respects.

GIL PROPERTY

        The Gil property mineral claims cover approximately 2,700 hectares located contiguous to the Fort Knox claim block. The claim block consists of 167 State of Alaska mining claims and is subject to a joint venture agreement between Kinross and Teryl. Kinross' ownership interest in the Gil claim block is 80%. All production from the State of Alaska mining claims is subject to the State of Alaska Mine License Tax following a three-year tax grace period after production commences. The State of Alaska Mine License tax is graduated from 3% to 7% of taxable income. Kinross continues to actively explore the Gil claims.

TRUE NORTH OPEN PIT

        The True North open pit mine mineral claims cover approximately 3,804 hectares, located 43 kilometers northeast of the City of Fairbanks, Alaska. Kinross owns 104 State of Alaska mining claims, covering 1,619 hectares which are subject to a State production royalty tax of 3%. Mineral reserves are situated on two groups of State claims that Kinross has leased from private individuals. Mineral production to date has been from one of the leased claim blocks. Mineral leases have been executed with third parties for an additional 138 State mining claims that cover approximately 2,094 hectares. Leased claims are subject to net smelter return royalties ranging from

3.5% to 5%. Kinross paid royalties of $0.37 million in 2004 and $0.022 million in 2005 on True North production. Mining at the True North open pit has been suspended.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

        The Fort Knox mine is situated in close proximity to the City of Fairbanks, which is a major population, service and supply center for the interior region of Alaska. Services, supplies, fuel and electricity are available in Fairbanks in ample quantities to support the local and regional needs, along with the mining and processing operations of Kinross.

        Access to the Fort Knox mine from Fairbanks, Alaska is by 34 kilometers of paved highway and eight kilometers of unpaved road. The True North mine is located 18 kilometers west of the Fort Knox property and is accessible by an unpaved road. The area has a sub-arctic climate, with long cold winters and short summers. Winter low temperatures drop to the range of -40 to -48 Celsius (-40 to -55 degrees Fahrenheit), while in the summer, highs may occasionally exceed 32 degrees Celsius (90 degrees Fahrenheit). The annual rainfall in Fairbanks is approximately 30 centimeters.

        The area topography consists of rounded ridges with gentle side slopes. Vegetation includes spruce, birch and willow trees and various shrubs, grasses and mosses. The elevation ranges from 1,000 to 1,600 meters.

        The Fort Knox milling operation obtains its process makeup water from a fresh water reservoir located within the permitted property area. The tailings storage area on site has adequate capacity for the remaining mine life of the Fort Knox and the True North mines. Power is provided to the mine by Golden Valley Electric Association's power grid serving the area over a distribution line paid for by Kinross.

HISTORY

        An Italian prospector named Felix Pedro discovered gold in the Fairbanks mining district in 1902. Between 1902 and 1993 more than 8.0 million ounces of predominately placer gold were mined in the district. In 1984 a geologist discovered visible gold in granitic hosted quartz veins on the Fort Knox property. Between 1987 and 1991, a number of companies conducted extensive exploration work on the Fort Knox, True North and Gil properties. In 1991, Kinam (now a subsidiary of Kinross) entered into a joint venture agreement with Teryl to explore the Gil property. In 1992, Kinam acquired ownership of the Fort Knox property. Construction of the Fort Knox mine and mill operations began in 1995 and were completed in 1997. Commercial production at Fort Knox was achieved on March 1, 1997. Construction of the mine was completed at a capital cost of approximately $373.0 million, which included approximately $28.0 million of capitalized interest. After acquiring ownership of the True North property in 1999, Kinross completed pre-production capital expenditures, primarily permitting and the building of a haulage road to the Fort Knox mill. Commercial production at True North was achieved on April 1, 2001, but is currently suspended.

GEOLOGY AND MINERALIZATION

        Kinross' mining and exploration properties are located within the Fairbanks mining district, a northeast trending belt of lode and placer gold deposits that comprise one of the largest gold producing areas in the state of Alaska.

        The Fairbanks district is situated in the northwestern part of a geologic formation called the Yukon - Tanana Terrane (YTT). The YTT consists of a thick sequence of Precambrian to upper Paleozoic metamorphic rocks. The dominant rock types in the district are gray to brown, fine-grained micaceous schist and micaceous quartzite known as the Fairbanks Schist. The Cleary Sequence, a varied assemblage of metavolcanic rocks, is interlayered with the Fairbanks Schist. Higher grade metamorphic rocks of the Chatanika Terrane outcrop in the northern part of the district. Granodiorite to granite igneous bodies intrude YTT rocks.

        The mineral deposits are generally situated in a northeast trending, structurally complex zone characterized by a series of folds, shear zones, high angle faults, and occasional low angle faults. Northeast striking high angle faults influence the location of gold deposits.

        The Fort Knox gold deposit is hosted by a granitic body that intruded the Fairbanks Schist. The surface exposure of the intrusive body is approximately 1,100 meters in the east-west direction and 600 meters north-south.

        Gold occurs in and along the margins of pegmatite veins, quartz stockwork veins and veinlets, quartz-veined shear zones, and fractures within the granite. The stockwork veins strike predominantly east and dip randomly. Stockwork vein density decreases with depth. Shear zones generally strike northwest and dip moderately to the southwest.

        Gold distribution exhibits good continuity in the shear zones but is less predictable in the stockwork zones. Host rock grain size and intrusive phase contacts appear to influence location of shear zones. Gold particles within shear zones are relatively uniformly distributed and are generally less than 100 microns in size. Gold particle size and distribution are much more erratic in the stockwork vein zones. The sulfide content of the deposit is very low.

        The True North gold deposit is located in the Chatanika Terrane. Gold is hosted in mafic to felsic schists and is frequently accompanied by carbon and carbonate alteration in sheared or otherwise structurally prepared zones. The gold is very fine grained, and is closely associated with pyrite, arsenopyrite, and stibnite in the unoxidized zones. It occurs in quartz veins, and in altered and brecciated rocks. There appears to be a direct relationship between veining and gold content, as weakly veined rocks generally carry lower gold values.

EXPLORATION

        Gold exploration techniques utilized at the Fort Knox and True North projects include: reconnaissance and detailed geologic mapping to determine the distribution of rock types and structures; soil and rock chip sampling to determine the presence and surface distribution of gold and associated trace elements; trenching of soil anomalies to create exposures of mineralized bedrock for detailed mapping and sampling; and drilling to confirm the geologic controls on mineralization and to determine the distribution of gold in three dimensions.

        Two types of drilling methods have been used, diamond core and reverse circulation ("RC"). Drilling and drill hole sampling is completed by independent drilling contractors under the close supervision of Kinross personnel. Independent commercial laboratories perform gold assays and geochemical analyses. Historically, Kinross has utilized the services of two firms - ALS Chemex Laboratories and Bondar-Clegg (now owned by the ALS Chemex group). Check assay work during 2003 was switched to American Assay Laboratories, Inc. after Bondar-Clegg was acquired by the ALS Chemex group.

        Kinross' regional exploration within the Fairbanks district totaled $0.6 million during 2004 and approximately the same in 2005.

DRILLING, SAMPLE PREPARATION AND ANALYSIS

        Core and RC drilling are routinely utilized to explore for and define mineral deposits in the Fairbanks mining district. Core drilling produces continuous cylindrical samples of rock by means of an annular shaped, diamond impregnated bit rotated by a bore hole drilling machine. Core drilling, also referred to as diamond drilling, is commonly used to collect continuous, intact rock samples for detailed geologic logging and sampling, for geotechnical and rock strength tests, metallurgical tests, or because alternative drilling methods may not provide adequate or appropriate geological materials.

        RC is a method of rotary or percussion drilling that utilizes dual wall drill pipe. The drilling medium (air, water, foam drilling muds, and additives) is circulated to the drill bit face down through the outside annulus from the surface. The drilling medium then carries rock fragments produced by the drill bit to the surface through the center of the drill rods. This method reduces down hole contamination by isolating the drilling medium and rock cuttings from the hole wall. RC drilling is a generally accepted method that is commonly used in mineral exploration and development drilling programs throughout the world.

        Comprehensive drilling programs have been carried out at the Fort Knox deposit. The Fort Knox deposit has been defined by 684 drill holes (267 core holes and 417 RC holes totaling 443,318 feet), which have provided 88,663 nominal 1.52-meter long samples.

        Core samples and RC drill cuttings are collected from each drill hole and are geologically logged. RC rotary drill cuttings are collected at one and a half meter intervals by a geologist or helper at each drill site. Each core interval and RC rotary cutting sample is submitted to an independent assay laboratory for geochemical analysis, and the subsequent geochemical data is entered, together with information about the host rock, into the project database. Core samples are regularly photographed and then logged and sampled in one and a half meter intervals. Data is entered on the logs in a digital format. Special emphasis is placed on fault and vein orientations, as well as alteration and oxidation. Drill core is split or sawn in half with one half retained for later use and the remainder of each interval is submitted for assay.

        RC drill samples are labeled and placed in bags at the drill site and prepared for transport to commercial laboratories for preparation and assay. Core samples are prepared for shipment at a central logging facility. All samples are either delivered to the preparation facility by Kinross personnel, or are picked up at a Kinross facility by employees of the laboratory.

        Duplicate samples are collected from every tenth sample and a check assay is performed and compared to the original assay. As a form of quality control, the inclusion of "blank" (unmineralized) samples within each sample shipment is part of the standard procedure.

        A standard pulp sample of known grade is also submitted to the laboratory. The sample frequency is twice per core hole, and every 30 meters for RC holes. These standards are prepared both in-house and by outside laboratories over the different exploration seasons, and they represent different ranges of gold grades.

        At the True North deposit samples with fire assays greater than 0.3 grams per tonne are resubmitted to the laboratory for a cyanide soluble assay. The purpose of this procedure is to estimate mill recovery rates.

        The nature of the mineralization and host rock at the Fort Knox deposit requires that particular care be given to the collection of drill hole samples, especially for RC holes, that penetrate the water table within the deposit. Kinross employs, as a standard operating procedure, an analysis program for determining if a particular RC drill sample is representative of the rock within the drill hole. This program includes weighing the samples to determine if the sample is under weight (indicating loss of material in the sampled interval). The presence of unusually high sample weights is often an important indicator of sample contamination in a drill hole. All assay data from mineralized intervals are analyzed by two computer programs (developed by MRDI, an independent mining consulting firm) to determine if there is a predictable repetition (cyclicity) to high grade intervals, or (decay) of assays immediately adjacent to and below high grade intervals, possibly indicating contamination of certain assay values. Any holes suspected of down hole contamination on the basis of these three criteria are compared to adjacent holes on cross-sections and a decision is made to reject or include the data for mineral resource estimations.

MINING AND MILLING OPERATIONS

        The Fort Knox and True North deposits are mined by conventional open pit methods. Ore from the Fort Knox and True North mines is processed at Kinross' carbon-in-pulp mill located near the Fort Knox mine. The mill processes ore 24 hours per day year round.

        The Fort Knox mill has a daily capacity of between 33,000 to 45,000 tonnes. Mill feed is first crushed to minus 20 centimeters in the primary crusher located near the Fort Knox pit and conveyed 800 meters to a coarse-ore stockpile located near the mill. The crushed material is conveyed to a semi-autogenous (SAG) mill, which operates in closed circuit with two ball mills and a bank of cyclones for sizing. A portion of the cyclone underflow is screened and then directed to a gravity recovery circuit.

        Correctly sized material flows into a high rate thickener and then into leach tanks where cyanide is used to dissolve the gold. Activated carbon is used in the carbon-in-pulp circuit to absorb the gold from the cyanide solution. Carbon particles loaded with gold are removed from the slurry by screening and are transferred to the gold recovery circuit where the gold is stripped from the carbon by a solution, plated onto a cathode by electrowinning, and melted into dore bars for shipment to a refiner. Mill tailings are detoxified and transferred into the tailings impoundment below the mill.

        Gold recoveries at the Fort Knox mill have historically ranged from 87% to more than 90% since production began in 1996. With the commencement of feed from the True North mine in 2001, it has been necessary to add lead nitrate to the process, and make modest increases to the cyanide and lime concentrations to maintain mill recovery rates.

        Kinross estimates the net present value of future cash outflows for site restoration costs at Fort Knox and True North under CICA Handbook Section 3110 for the year ended December 31, 2005 at $18.4 million. Kinross has posted $14.7 million of letters of credit to various regulatory agencies in connection with its closure obligation at Fort Knox and True North.

        In mid 2005, Kinross initiated studies examining heap leach of low grade ore from the Fort Knox property, with the view of enhancing Fort Knox economics.

FORT KNOX OPEN PIT

        The mine production rate varies between 110,000 and 145,000 tonnes per day of total material. Mining is carried out on a year round basis, seven days a week. Standard drilling and blasting techniques are used, and the blast holes are sampled and assayed for production grade control purposes. Broken rock is loaded with a shovel or a wheel loader into haul trucks. Depending on the grade control results, the mined material is delivered to either the primary crusher, low-grade stockpiles, or to waste rock dumps.

        Stripping of Phase-6 continued in 2005. Before sustained mill feed rates from Phase-6 can be reached in the first quarter of 2007 on the 1460 bench, 50 million tonnes of waste rock will be mined, at an average rate of 54,400 tonnes per day. Six additional haul trucks and a loader have been added to the mining fleet in order to accomplish the stripping.

        Typically, upper Phase-6 benches average 1,400 meters in length, with a mining face width of between 65 and 150 meters. Haul road access to the Phase will be from the northeastern end. Subdividing the Phase would reduce the stripping load, but due to the bench geometry and access limitations, this has not been considered.

        During 2005, the Fort Knox open pit experienced failures at the south west wall, and as a result, design changes were made to the pit which caused a decline of 157,000 ounces in mineral reserves of the property.

TRUE NORTH OPEN PIT

        Mining at True North has been suspended since the first quarter of 2004.

LIFE OF MINE, AND CAPITAL EXPENDITURES

        The life of mine plan prepared by Kinross does not incorporate mining at True North. Mining will be primarily derived from the Fort Knox deposit until 2011 when the feed will originate predominantly from the low grade stockpile material.

        Capital expenditures for 2005 at the Fort Knox operations were approximately $44.6 million and were mainly attributed to the Phase 6 capital development at the Fort Knox pit.

              [Map depicting location of the Fort Knox operations]

THE PORCUPINE JOINT VENTURE

GENERAL

        Kinross and Placer Dome (CLA) Limited ("Placer Dome") entered into an asset exchange agreement (the "Asset Exchange Agreement") and a joint venture agreement, both dated as of July 1, 2002, for the purpose of forming a joint venture that combined the two companies' respective gold mining operations in the Porcupine district in the Timmins area, Ontario, Canada (the "Porcupine Joint Venture"). In early 2006, Placer Dome was acquired by Barrick Gold Corporation. In May, 2006 Barrick transferred its interest in the property to Goldcorp Inc. Goldcorp owns a 51% participating interest and Kinross owns a 49% participating interest in the Porcupine Joint Venture. The joint venture is managed by Goldcorp. The Porcupine Joint Venture incorporates Goldcorp's Dome mine and mill, Kinross' Hoyle Pond, Pamour and Nighthawk Lake mines and the Bell Creek mill and other past producing properties in the Timmins area.

        Detailed financial, production and operational information for the Porcupine Joint Venture is available in the MD&A.

THE ASSET EXCHANGE AGREEMENT

        Pursuant to the Asset Exchange Agreement which was entered into as a step in implementing the Porcupine Joint Venture, Placer Dome transferred to Kinross an undivided 49% interest in all of Placer's assets owned, used or thereafter acquired by Placer Dome or its affiliates and located within a 100 kilometer radius of Placer Dome's Dome mill in or near Timmins, Ontario (the "Development Area") and used in the gold mining, milling and exploration business and operations carried on by Placer Dome or its affiliates. Kinross in turn transferred to Placer Dome an undivided 51% interest in all of Kinross' assets owned, used or thereafter acquired by Kinross or its affiliates and located within the Development Area and used in the gold mining, milling and exploration business and operations carried on by Kinross or its affiliates. Any interest that Kinross may acquire in and to the project within the Development Area commonly known as the Aquarius Project is excluded from the Porcupine Joint Venture pending agreement between the parties to include it.

        Under the Asset Exchange Agreement, Kinross has also transferred all of its contracts relating to its Timmins operations to Placer Dome, and Placer Dome assumed such contracts as manager of the Porcupine Joint Venture for the benefit of both parties and the exclusive use of the Porcupine Joint Venture. Goldcorp holds all contracts as manager of the Porcupine Joint Venture for the benefit of both parties and the exclusive use of the Porcupine Joint Venture.

THE PORCUPINE JOINT VENTURE AGREEMENT

        In connection with the Asset Exchange Agreement, Kinross and Placer Dome entered into a joint venture agreement. In connection with the transfer, Goldcorp assumed all of the obligations of Placer Dome under the joint venture agreement. The Porcupine Joint Venture Agreement provides that the purpose of the Porcupine Joint Venture is to engage in operations relating to the mining, milling, exploration and development of the properties subject to the Porcupine Joint Venture, and to perform any other activity necessary, appropriate or incidental to the foregoing.

        The term of the Porcupine Joint Venture is from July 1, 2002, and until so long thereafter as ores and mineral resources are produced from the assets forming part of the Porcupine Joint Venture and all reclamation obligations, liabilities or responsibilities under applicable laws or instruments of title relating to operations under the Porcupine Joint Venture have ceased or been satisfied, to a maximum of 99 years, unless the Porcupine Joint Venture is earlier terminated pursuant to the terms of the Porcupine Joint Venture Agreement.

        Each of Kinross and Goldcorp is obligated to contribute funds from time to time to the Porcupine Joint Venture in proportion to their respective participating interests, pursuant to adopted programs and budgets.

        Under the Porcupine Joint Venture a party's participating interest may be reduced upon the election by such party not to contribute to an adopted program and budget for the Porcupine Joint Venture, or in the event of a default by such party in making its agreed upon contribution to an adopted program and budget.

        In addition, if a party's participating interest is reduced to less than 10%, the other party may elect that the first party be vested with a 2% net smelter return royalty on ores and minerals mined from the properties subject to the Porcupine Joint Venture and the first party shall be deemed to have transferred its remaining participating interest to the other party.

PORCUPINE JOINT VENTURE OPERATIONS

        The Porcupine Joint Venture operations consist of the Dome underground mine, currently on care and maintenance, the Dome open pit mine and mill, the Hoyle Pond underground mine, and the Pamour open pit. The Bell Creek mill and tailings storage facility is presently on care and maintenance with all processing taking place at the Dome mill. In addition, the Porcupine Joint Venture operations consist of a number of former producing mines, including the Bell Creek, Marlhill, and Nighthawk Lake mines. The only producing mines forming part of the Porcupine Joint Venture in Timmins at present are the Dome mine, the Hoyle Pond mine, and the Pamour mine.

PROPERTY DESCRIPTION AND LOCATION

HOYLE POND UNDERGROUND MINE AND BELL CREEK MILL

        The Hoyle Pond underground mine and mineral claims and the Bell Creek mill are located in Hoyle Township in Timmins, Ontario on 4,065 hectares of patented land, land leased from the province and one private lease. The leases expire at various times up to January 2025. Subject to the satisfaction of conditions, the leases can be renewed for additional terms of 10 to 21 years. The private lease is for a term of 20 years and is in good standing until May 31, 2025. There are also two contiguous staked mining claims covering 32 hectares located in Whitney Township south of Hoyle Township.

        There are two royalties on the Hoyle Pond underground mine land package. One payment is based on a $0.10 per ton royalty on ore from most areas of the 1060 zone, and one covers much of the area containing the original Hoyle Pond mine workings which is also tonnage based, but is only currently paying out an annual minimum payment as mining in this portion of the mine is limited. Royalty payments were approximately CDN $0.2 million in each of 2004 and 2005.

        All requisite permits have been obtained for the mining and continued development of the Hoyle Pond underground mine and the Bell Creek mill and are in good standing and the Porcupine Joint Venture is in compliance with Hoyle Pond and Bell Creek permits in all material respects.

DOME MINE AND MILL

        The Dome mine and mill are located within the city limits of Timmins, Ontario, on an area that covers over 5,004 hectares of staked and patented mining claims held or under option, including the Preston property that lies to the south and east, immediately adjacent to the Dome property and the Paymaster property that lies to the west of the Dome open pit. The Dome underground mine is currently on care and maintenance and open pit mining was completed in the second half of 2005. The Pamour pit is currently the only operating open pit mine at the Porcupine Joint Venture.

        The Dome open-pit and underground mines, claims, mining and surface rights are registered in the name of Placer Dome Canada Limited ("Placer Canada") (51%) and Kinross (49%). The Preston property includes 19 mining claims. The Paymaster property includes 26 contiguous mining claims.

        A 2% net smelter royalty is payable on production from the Preston, Paymaster and Vedron properties. No other royalties are payable on the Dome property.

        All requisite permits have been obtained for the mining and continued development of the Dome open pit mine and mill and are in good standing; the Porcupine Joint Venture is in compliance with such permits in all material respects.

PAMOUR AND NIGHTHAWK LAKE MINES

        The Pamour open pit and Nighthawk Lake underground mines and mineral claims are located in Timmins, Ontario on 7,783 hectares. The Pamour mine is located north of Highway 101, approximately 19 kilometers east of the downtown core of Timmins and 43 kilometers west of Highway 11. The Pamour mine is also approximately two kilometers south of and contiguous with the Hoyle Pond mine. The Nighthawk Lake mine is approximately 17 kilometers southeast of the Hoyle Pond mine. There has been no production at the Nighthawk Lake mine since 1999.

        The Pamour open pit development was finalized and mining commenced in 2005.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

        Access to the Hoyle Pond mine is via a five kilometer all weather gravel road north of Highway 101. Services are generally acquired from vendors in the Timmins area. Adequate process water is available from the clear water pond at the tailings, while make up water and potable water comes from underground supply.

        The existing Dome mill consists of three stages of crushing, rod/ball and primary ball grinding, gravity recovery, cyanide leach, carbon-in-pulp, carbon elution, solution electrowinning and direct smelting. Tailings are pumped to a tailings basin where the solids settle out and a portion of the solution is recycled to the mill. Excess effluent is seasonally treated and discharged.

        As part of the Pamour project, the Dome mill was upgraded in late 2004 with the installation of a large rod mill in series with the existing primary ball mill to provide additional grinding capacity for the harder Pamour ores. Three leach tanks were installed to provide longer leach retention time, and a new carbon elution and regeneration circuit were installed, together with an upgrade to the process control network. This expansion will allow processing of 11,000 tonnes per day at a 95% mill utilization rate, making the mill more efficient and flexible for processing ores from the Dome, Hoyle Pond, Pamour, and other ore bodies.

        Access to the Dome mine is by paved road from the town of South Porcupine, six kilometers east of Timmins on Highway 101. Rail freight service is available from the Falconbridge -- Kidd Creek metallurgical site eight kilometers east of the mine.

        The dominant surface material in the Dome mine area is glacial till overlain by glaciolacustrine silts and clays. Mine waste and tailings cover some areas closer to the mine.

        The Pamour mine is located two kilometers south of the Hoyle Pond mine and is accessible by an unpaved road. The Nighthawk Lake mine is located 17 kilometers southeast of the Hoyle Pond mine and accessible by 10 kilometers of paved roads and seven kilometers of unpaved roads.

        The area climate consists of cold winters and hot summers. Temperatures range from below -40 degrees Celsius (-40 degrees Fahrenheit) to above +30 degrees Celsius (+95 degrees Fahrenheit). Mean precipitation is approximately 80 centimeters annually.

        The topography of the area is typical of the Canadian Shield and consists of an irregular surface with moderate relief. The topographic highs are the result of bedrock outcrops and are surrounded by low lying areas of poorly drained wetlands. Vegetation includes spruce, pine, poplar and birch trees and various shrubs, grasses and mosses. The elevation ranges from 200 meters to 300 meters.

HISTORY

        Land was first staked in the vicinity of the present day Pamour mine in 1910. Limited production was achieved from 1911 to 1914. The property remained idle from 1914 to 1923. Between 1923 and 1935 several mining syndicates carried out exploration work. In 1935 and 1936, the Pamour No. 3 shaft was sunk and a 650 tonnes per day mill was constructed. In 1938, the mill capacity was increased to 1,300 tonnes per day by installing new equipment. During the 1950's, mill throughput averaged 1,500 tonnes per day. In 1972, the mill was expanded to treat 2,275 tonnes per day as production from the nearby Aunor mine was processed at the Pamour mill. Open pit mining at the Pamour mine began in 1976 and continued until 1999. Open pit mining resumed in 2004 and ore started to be delivered to the Dome mill by the second quarter of 2005.

        The Hoyle Pond discovery hole was drilled by Texas Gulf in 1980. The deposit was explored from 1980 to 1982. The deposit was developed by ramp in 1983 and 1984. The first year of mining in 1985 yielded 64,400 tonnes at an average grade of 13.0 grams per tonne of gold. The mine has been in continuous production since then and was acquired by Kinross pursuant to the amalgamation with Falconbridge Amalco in 1993. Since 1993, Kinross has conducted exploration programs and underground development has added significant additional mineralization. From 1994 to 1999, Kinross sunk an 815 meter shaft and developed a second ramp to access underground workings. The Bell Creek mill has gone through a series of expansions with current capacity of 1,500 tonnes per day. The head grade for the Hoyle Pond mine is the highest of any of the significant past, or present producing mines in Timmins.

        The Dome deposit was discovered in 1909. Operations commenced in 1910, producing 214 ounces of gold. Mining has been continuous at Dome since 1910. In 1984, the mill capacity was increased from 2,000 to 3,000 tonnes per day. Part of the expansion included a new vertical shaft, the No. 8 shaft which was sunk from the surface to a depth of 1,667 meters. In 1988, due to a skipping accident, No. 8 shaft was not producing and, therefore, open pit mining was commenced. From 1992 to 1996, Placer Dome produced from the Paymaster property. In 1995, an expansion of the operations, which included an enlarged open pit and an increase in milling capacity, was completed. As a result, full production from the expanded open pit was achieved and mine production increased from a nominal rate of 3,400 tonnes per day in 1994 to 9,100 tonnes per day in 1995. In 1997, the Preston property was purchased and the Dome open pit was expanded into the Preston land holdings. Mining of open pit ore from the Preston property was completed in 2000.

        From its beginning in 1909 to December 31, 2005, the Dome mine has produced over 15 million ounces of gold, making it the second largest gold producer of the Timmins camp.

GEOLOGY AND MINERALIZATION

REGIONAL

        All of the properties comprising the Porcupine Joint Venture lie within the Porcupine Gold Camp (the "PGC"). The PGC, located in the Archean Abitibi greenstone belt, has been the most productive gold-producing field in North America. Total historic production is in excess of 62 million ounces of gold. This production has come from quartz-carbonate lode systems hosted within low temperature metamorphic rocks (greenschist facies). Lodes are found in a corridor up to 10 kilometers wide parallel to the 200 kilometers long Destor Porcupine Fault. At the regional scale, gold deposits are spatially associated with regional fault zones. At the camp scale, gold deposits generally occur within five kilometers of, but not in, the regional faults.

HOYLE POND

        The Hoyle Pond Main Zone and 1060 Zone deposits, both of which are in production, are hosted within sheared and metamorphosed basalts rich in pyroxenes. The 7 Vein system occurs as a series of stacked, flat to gently northeast dipping veins within metabasalts. Mineralization occurs as coarse, free gold in white to grey-white quartz veins with variable ankerite, tourmaline, pyrite and local arsenopyrite. Alteration halos are generally narrow, consisting of mainly grey zones (carbon, carbonate, sericite, cubic pyrite) in the Hoyle Pond system, and carbonate-sericite, with fuchsite, pyrite, arsenopyrite and trace chalcopyrite, sphalerite within the 1060 structure.

        The Hoyle Pond Main Zone includes a series of generally northeast striking, linked quartz vein zones (at least 11 veins of economic significance) folded on a small scale with moderate west trending and northeast plunging fold axis. The 1060 Zone consists of at least five main vein structures (B1, B2, and B3 Zones, A Zone and Porphyry Zone) with orientations ranging from north to northeast with generally subvertical dips.

PAMOUR MINE

        The Pamour mine is located approximately one kilometer north of the Destor Porcupine Fault Zone. Volcanic rocks occupy the area north of the mine and include interlayered mafic to ultramafic units. Sedimentary rocks including greywackes, argillites, and conglomerates are found to the south. Gold mineralization is hosted by both volcanic and sedimentary rocks and related to both individual quartz veins and vein swarms, which trend mainly east-west. Volcanic-hosted ore bodies include shallow north-dipping single vein structures within mafic volcanics, as well as irregular shaped vein swarms along various lithologic contacts within the volcanic sequence. Sedimentary hosted ore bodies include irregular shaped vein swarms along the unconformity as well as narrow, steep south-dipping veins in greywacke further to the south.

DOME MINE

        The Dome mine lies on the south limb of the Porcupine syncline in an area where the Archean Metavolcanics are overlain by the metasedimentary rocks. Gold mineralization is found in a number of different rock types and in association with a number of different structural settings. Mineralization in the district is commonly associated with the northeasterly plunge of the Porcupine syncline. At the mine site, the local sequence of north dipping metavolcanics and metasedimentary rocks have been folded to form a northeasterly plunging structure, referred to as "Greenstone Nose." Sediments consisting of conglomerates, slates and greywackes are draped around this structure and form the "Sedimentary Trough" on the south side.

        Immediately south of the "Sedimentary Trough" lies an east-west striking, highly strained zone in which magnesium rich, carbonatized rock occurs. This highly altered zone corresponds to the trace of the ductile Dome Fault interpreted to represent a branch off the main Destor-Porcupine Fault. To the west, the Dome Fault Zone passes between two major porphyritic intrusive bodies--the Paymaster and the Preston Porphyries. To the east, lenses of porphyry, similar compositionally to the main porphyry bodies, occur within the Dome Fault Zone. To the south of the Dome Fault Zone are the "Southern Greenstones,"a south-dipping sequence of basalts consisting of massive and pillowed flows.

        Mineralization occurs mainly in association with structurally controlled quartz and quartz-ankerite veins. Principal orebodies can be classified into three main types: Long narrow veins in shear zones parallel to the stratigraphic trend; swarms of en-echelon veins and stockworks of veins; and disseminated mineralization, in which the gold is associated with pyrite and/or pyrrhotite and little or no vein material is present.

EXPLORATION

        Kinross' share of regional exploration within the Timmins camp totaled $3.2 million during 2004 and approximately $3.5 million in 2005.

DRILLING, SAMPLE PREPARATION AND ANALYSIS

        The operator collects both exploration and production samples at its operations in Timmins. Samples are collected using industry standard sample collection procedures that are well understood by the geological personnel collecting the samples in the field.

        Surface and underground diamond core drilling operations were conducted during 2004. For resource estimation purposes, drilling spacing ranges from a low of 8.0 meters to a high of 50.0 meters. Typically, drill holes are sampled honoring geological contacts while maintaining a minimum 1.5 meter sample length. Typically the core is not split or sawn prior to assay unless the hole is an exploration hole targeting new mineralization.

        Underground, sampling is conducted on a daily basis throughout the active working faces. Chip samples, muck samples and sludge samples are collected to provide daily grade control and to reconcile actual production to the estimated reserves. At the Hoyle Pond mine, ore development headings are typically sampled on 2 to 5 meter intervals using both chip samples and muck samples. Production stoping areas are typically sampled at 5 meter intervals wherever practical and stope muck is sampled at a frequency of 1 muck sample for every 20 tonnes of ore.

        Open pit samples are collected from blasthole cuttings on an approximate 10 meter sample spacing. In ore zones, a single sample is collected from each hole, representing approximately 450 tonnes of ore. In waste, the sample frequency is reduced with one sample collected from every four holes.

        Prior to the completion of the Porcupine Joint Venture, Kinross' analytical work was carried out at the Bell Creek lab with some exploration samples sent to an independent lab for analysis.

        Since December 31, 2002, Placer Dome's analytical work is completed at the Dome mine lab and at independent external labs with the Bell Creek lab placed on care and maintenance. At the Dome mine lab, all gold analyses are completed using conventional fire assay with an AA finish. Samples with visible gold are assayed using either a gravimetric finish or pulp metallic assay. Each assay tray at the Dome mine lab includes at least one standard, one check and one blank. The Dome mine lab processes all surface and underground production samples. Hoyle Pond exploration core is processed at the Dome mine lab and at an external lab. All regional exploration core is processed at an external lab. Check assays are completed at the Dome mine lab or at external laboratories. Generally multi-element analytical work is completed at external laboratories.

MINING AND MILLING OPERATIONS

        The Hoyle Pond operations consist of an underground mine serviced by two declines and one shaft serving production levels on 40m vertical spacings. The Hoyle Pond shaft provides access to the Hoyle Pond and 7 Vein Zones. The 1060 ramp provides access to the 1060 Zone and is currently being extended to provide access to lower levels on the 1060 Zone. Total production (ore and waste) is transported to the loading pocket by means of an ore/waste pass system and hoisted to surface in 6.5 tonne skips. The surface infrastructure consists of administration buildings, maintenance, compressed air, paste fill plant, and hoisting facilities. An internal winze construction was completed in 2005.

        The mineralized zones at Hoyle Pond are narrow high-grade veins, dipping from 30 to 90 degrees. Underground mining methods used are cut and fill, shrinkage, panel and long-hole methods.

        Mining of the Hoyle Pond crown pillar will be prioritized in the mining schedule if the operator can successfully negotiate an agreement with Falconbridge. Mininig of the crown pillar will require isolating the adjacent Falconbridge tailings management area, berms to separate the pit from the Hoyle Pond complex, relocation of the Hoyle Pond mine water settling ponds, relocation of the tailings management area utility and access road, and installation of underground bulkheads to isolate the Hoyle Pond underground workings from the pit.

        The Dome underground mine had its final year of full production in 2003 and was placed on care and maintenance in May 2004 after 94 years of operation that began in 1910. Attempts to extend the mine life are being evaluated with on-going exploration of areas within and peripheral to the mine.

        The Dome open pit was mined in three stages. Development of the final stage commenced in the summer of 1998. Mining is conducted using conventional open pit mining methods. All mining is carried out on 9.1 meter benches. Pit wall inter-ramp angles vary but average 52 degrees. Haulage ramp gradients are set to 10%. Conventional open pit mining equipment is used. The mining fleet includes diesel powered drills, electric cable shovels, 136 tonne haulage trucks, front-end loaders, dozers and support equipment.

        Reserve estimates for the open pit include allowances for the presence of mined-out underground workings. Open pit mining costs reflect the specialized drilling, blasting and backfilling that is required to ensure that open pit mining can proceed safely through these underground workings. Overburden encountered in the upper portions of the open pit is stockpiled for use in reclamation. Rock dumps are contoured and re-vegetated on an ongoing basis as part of normal open pit operations. Open pit mineral reserves were depleted in 2005. Stockpiled ore is expected to sustain mill operations for several years after the completion of mining at the Dome open pit. Opportunities to reactivate the pit to recover additional reserves are being evaluated.

        The Pamour open pit feasibility study was completed in 2003 and permitting work was initiated on completion of the study. Demolition of existing infrastructure at Pamour that will not be used in the new mining operations has been completed. Construction of the haul road and site infrastructure commenced in 2004 and was completed in 2005. Stripping began in late 2004 and full-scale mining was achieved in 2005. Mining is by a conventional open pit method. Much of the equipment required for the Pamour operation has been relocated from the Dome open pit. The initial capital costs include the cost of equipment not available from the Dome operation as well as rebuild costs of some of the older units.

        All ore mined by the Porcupine Joint Venture is milled at the Dome mill. Currently, the Dome mine and the Hoyle Pond mine provide feed to the mill. The mill was expanded in 2004 to accommodate planned production from the Pamour mine in mid 2005.

        Kinross' share of the net present value of future cash outflows for site restoration costs at the Porcupine Joint Venture under CICA Handbook Section 3110 are estimated to be $26.2 million at December 31, 2005. Kinross has posted letters of credit totaling $15.8 million for site restoration obligations with the provincial government in connection with its share of closure obligations.

LIFE OF MINE, AND CAPITAL EXPENDITURES

        Currently estimated proven and probable reserves for the PJV are sufficient for eight and a half years of production. There is significant potential for additional reserves and resources in the current property position controlled by the joint venture.

        Kinross' share of capital expenditures at the Porcupine Joint Venture operations in 2005 were $24.7 million. The majority of the capital was attributed to the Pamour pit development.

PORCUPINE JOINT VENTURE PROPERTY POSITION





              [Map depicting the Timmons General Propoerty Position]

LA COIPA MINE

GENERAL

        Kinross owns a 50% interest in the La Coipa mine through a joint venture with Goldcorp Inc. Goldcorp is the operator of the mine. Goldcorop acquired its interest in the property in May 2006 from Barrick Gold Corporation which acquired Placer Dome, the previous holder of Goldcorp's 50% interest, in early 2006. Kinross acquired the La Coipa mine in connection with its acquisition of TVX in January 2003.

        Detailed financial, production and operational information for the La Coipa mine is available in the MD&A.

PROPERTY DESCRIPTION AND LOCATION

        The La Coipa mine is located in the Atacama Region of northern Chile, approximately 1,000 kilometers north of Santiago and 140 kilometers northwest of the community of Copiapo, Chile. The mine is operated by a Chilean contractual company, Compania Minera Mantos de Oro ("MDO"), a joint venture between a wholly-owned subsidiary of Placer Dome (50%) and Kinross (50%). The overall operation consists of five deposits known as Ladera-Farellon, Coipa Norte, Brecha Norte, Can-Can and Puren. Coipa Norte and Brecha Norte are currently being mined by open pit methods, and exploitation at Puren began in 2005 to be followed by Can-Can in 2007. The Puren deposit has been approved for development by the partners at La Coipa, Chile. Puren is owned 65% by Mantos de Oro (MDO), a 50:50 joint venture with Placer Dome and Kinross Gold, and 35% by Codelco of Chile. MDO is actively exploring in the district.

        The La Coipa mine consists of approximately 7,500 hectares of mineral claims, of which the principal ones are Indagua, Marta, Escondida, Candelaria, Eduardo, and Chimberos. The MDO area of influence changes from time to time as agreed by the project partners. MDO currently has a 65% equity stake in the Puren area to the east of the mine, has an option to acquire a 100% stake in the Esperanza property to the north of La Coipa, and Kinross holds a 50% interest in the CMCLC (Cominor) ground (7,294 hectares) surrounding La Coipa. MDO has obtained a series of permits that allow exploration and mining activities to proceed in the La Coipa area. No other permits need to be obtained based on existing and recently planned operations. MDO's land position as at the end of 2005 including exploitation concessions and exploration permits, but excluding Kinross' interest in the Cominor property, covers 25,524 hectares.

        The exploration permits are valid for a two-year period from the date they are declared in force and can be renewed once for another two-year period. Thereafter the size of the exploration permit area must be reduced by half. MDO can elect to apply for mining concessions in areas where exploration concessions are held. The exploitation or mining concessions can be held indefinitely as long as the annual fees are paid to keep the permits in good standing. The exploitation permits covering the La Coipa area give MDO the right to extract the ore and to sell the final products into the open market.

        No royalties are applicable on gold and silver produced from the mine, but an annual preferred dividend of $1.8 million is payable. The joint venture partners receive disbursements from the operation via common dividends from MDO. A 35% withholding tax is applicable on all dividends disbursed to foreign shareholders, less the corporate income tax already paid.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

        The La Coipa mine is located approximately 1,000 kilometers north of Santiago in Copiapo Province in the Atacama Region of the Chilean Andes. Access is by a 140-kilometer road of which 30 kilometers are paved, from the regional center of Copiapo, which is served daily by commercial airline from Santiago. The nearest port, Caldera, is 80 kilometers west of Copiapo. The mine is connected to the national power grid system.

        The mine lies in the Domeyko Cordillera at an elevation of between 3,800 and 4,400 meters, the plant site being at 3,815 meters. Current and future mining operations are at elevations ranging from 4,040 meters to 4,390 meters.

        The climate is considered pre-arid Mediterranean, subject to low temperatures, strong winds and some snow during the winter. Despite the adverse climate, mining operations are performed year-round without interruption. Temperatures range from a high of 25 degrees Celsius (77 degrees Fahrenheit) to a low of -10 degrees Celsius (14 degrees Fahrenheit). Water is scarce in the area, but the Salar de Maricunga provides sufficient water to fulfill industrial needs through an approximately 40-kilometer pipeline. Vegetation is sparse.

HISTORY

        The earliest written information about La Coipa as a precious metal prospect dates back almost a century, when a small underground copper-silver mine was in operation about 2 kilometers southeast of the present day operations. Regional resources have been sporadically exploited since then, but the La Coipa area itself did not receive any attention from exploration geologists until the late 1970s.

        La Coipa open pit mine and its 15,000 tonne per day mill began operation in October 1991. A new crushing system was installed in October 1999 increasing throughput to 17,000 tonnes per day. The Ladera-Farellon and Farellon Bajo ore bodies were mined in four pit stages between 1991 and 2000. The Coipa Norte ore body will be mined out in five stages between 1995 and 2008; it started after mining of Stage 2 in Farellon Bajo was completed in 1994. Ore from the Chimberos silver ore body (located 40 km by road from the processing plant) was processed from mid-1998 to mid-1999. In the third quarter of 1999, production from La Coipa recommenced, mainly from the Coipa Norte ore body. Mining of the Brecha Norte ore body started in stage one in 2003 and mining will be completed in 2006.

        TVX acquired an initial indirect 49% interest in the La Coipa mine in June 1988 from companies controlled by Eike Batista, Roberto Hagemann Gerstmann and Jozsef Ambrus, who, at the time, held the remaining 51% interest. Pursuant to the La Coipa acquisition agreement dated January 25, 1989, Placer Dome acquired a 50% indirect interest in the La Coipa mine from both TVX and companies controlled by Messrs. Batista, Gerstmann and Ambrus, on a pro-rata basis as to their respective interests in the La Coipa mine. The La Coipa acquisition agreement also provided for the future operation of the La Coipa mine and the respective responsibilities of the joint venture parties. As a result of this transaction, TVX's indirect interest in the La Coipa mine was reduced to 24.5% and the indirect interests of Messrs. Batista, Gerstmann and Ambrus was reduced to 25.5%. Between 1989 and 1994, TVX increased its ownership in the La Coipa mine to 50%.

        Kinross acquired TVX's ownership in La Coipa on January 31, 2003, on completion of the business combination of Kinross, TVX, and Echo Bay.

GEOLOGY AND MINERALIZATION

        The La Coipa mine is located in the northern Chilean volcanic belt known as the Maricunga belt. It contains several well-known base metals and precious metals deposits such as Cerro Casale, Refugio, Marte and El Hueso.

        La Coipa and surrounding deposits form part of a precious metal epithermal system. Structural controls on mineralization are dominant at La Coipa, but lithological controls are also present. The La Coipa deposits are mainly contained within two basic rock formations - Triassic sedimentary rocks that form the basement and overlying Tertiary volcanic rocks. Mineralization at Coipa Norte and Brecha Norte, are both hosted in volcanics and sediments. Silver mineralization occurs mainly in volcanics but gold is preferentially hosted in sedimentary rocks.

        The 17,000 tonnes per day processing plant is located near Ladera-Farellon because this ore body comprised the majority of the original mineral reserve. The Coipa Norte deposit is located about five kilometers north of Ladera-Farellon and the Brecha Norte deposit is located northeast of the Coipa Norte deposit. The Puren deposit is located eight kilometers northwest from Ladera-Farellon, and was recently discovered by the MDO exploration team. The Chimberos deposit is approximately 25 kilometers northeast of the processing plant.

        The most common precious metal-bearing minerals are cerargyrite, several other silver halide complexes, native silver, electrum and native gold as free particles in the size range of 0.5 to 50 microns. Mercury is common in all the deposits and occurs as calomel.

        All the known reserves at La Coipa are found in oxidized zones. Both Ladera-Farellon and the silver orebody in Coipa Norte are located in the western and upper portions of the mineralized zones. At Coipa Norte, the silver orebody outcrops are closely associated with pervasively silicified rocks. The presence of bedded outflow material and geyserites suggest that this area has not been subjected to significant erosion.

EXPLORATION

        Exploration work in the La Coipa district started in the late 1800s and has been ongoing since, although the property ownership has changed a number of times. Modern exploration techniques have been implemented starting in the late 1970s to early 1980s. They included geological mapping, geochemistry, channel sampling, drilling and 800 meters of underground development. Numerous soil geochemical anomalies and historic gold silver prospects exist within the vicinity of the La Coipa ore bodies. These include the Las Colorada and Indagua anomalies on the MDO property, and the Maritza, Pompeya and Puren West anomalies on the surrounding CMCLC ground.

        Kinross' share of exploration spending for 2005 was approximately $1.1 million. During 2005 the 'Esperanza, Carachapampa and CMCLC properties were drilled to prepare an evaluation of Teterita, a prospect drilled in 2004-2005.

DRILLING, SAMPLE PREPARATION AND ANALYSIS

        Various drilling methods and sampling protocols have been used at La Coipa. Diamond drill holes completed during the exploration phase were systematically sampled in 2 meter intervals. Half the core was sent for assaying and the other half stored in a warehouse near the camp. RC holes for both exploration and in-pit drilling are sampled in 2 meter long "runs." All drill chips are also stored in the same location as the core.

        Since 1984, a total of 127,785 meters of drilling has been completed in the La Coipa mining area. Most of the exploration drilling was completed with RC holes. All exploration holes are surveyed. The holes have also been down-hole surveyed at about 20 meter intervals. Most of the exploration holes are inclined holes.

         Drill core is delivered to the exploration storage building located by the camp facilities. A geologist completes a written log for the hole that includes geologicaIl and geotechnical information. The geological data include identification of specific geological formations, color, alterations, presence and visual estimate of sulphide and oxide minerals, nature of fracture filling and a detailed geological description of the core that includes textural and lithologic characteristics, contact styles and mineralization. Geotechnical data are also recorded. Structures are described with measurements to determine top, bottom, orientations and dip angles.

        The laboratory department uses a well-established set of quality assurance and quality control protocols to monitor its own performance. The mine laboratory regularly inserts standards. Duplicate analyses are done from time to time at independent labs, including pulp duplicates of selected samples. The mine lab carefully monitors all aspects of sample preparation and assaying for exploration activities, the blast holes, the plant and the refinery. They include numerous control checks when the drill or blast hole samples are received for preparation and analysis. Most analyses are performed at the mine laboratory, with some exploration samples sent to an outside laboratory depending on the required turnaround time.

MINING AND PROCESSING

        The La Coipa mine currently operates two open pits: Coipa Norte, and Brecha Norte. The Puren and Can Can deposits are scheduled to be mined later in the mine life. Conventional open pit mining methods and equipment are used to mine all ore and waste. Benches are laid out at 10 meters intervals, allowing for the existence of berms every two benches. The overall wall slopes vary from 45 degrees to 52 degrees. Mining is carried out with one hydraulic shovel, front-end loaders, diesel rotary drills, and 154-tonne trucks.

        Ore is crushed, then ground in a circuit incorporating a semi-autogenous mill with a pebble crusher and two ball mills with a throughput of 17,000 tonnes per day. The ground ore is leached, then filtered and washed to separate out the tailings, and the solution is passed through a Merrill-Crowe plant. The precipitate is then sent to the refinery.

        Water and power supplies are critical infrastructure aspects of the La Coipa mine. Water requirements for the plant are 100 liters per second and are obtained from underground springs which feed the Salar de Maricunga, a saltwater lake 38 kilometers from the mine site. The water is pumped via a pipeline from the springs to the plant site. The national power grid provides all the power necessary for the plant from a tie-in approximately 88 kilometers from the mine.

        The dore produced at the mine is shipped to refineries in the United States and England, with gold and silver credited to MDO metal accounts. The gold and silver are sold into world markets at spot prices.

        The La Coipa mine received an ISO 14001 certification in July 2002 and there are comprehensive procedures in place in the event of a safety or environmental incident. The most significant environmental issue at the mine is mercury contamination of the Quebrada La Coipa Aquifer. At the end of 1995, mercury and cyanide from tailings were detected in control wells. As a remedial measure, MDO installed a fence of wells to intercept and divert uncontaminated water around the tailings area to a re-infiltration gallery downstream of the tailings. Other wells were also installed to collect contaminated groundwater and pump it to the process plant for recycling. These measures did not entirely contain the plume at the source, and therefore, in 2000, a water treatment plant was constructed at the leading edge of the plume. At the treatment plan, groundwater is intercepted and passed through resin ion exchange columns where mercury is removed. To date, the system has contained the contaminant plume completely within the mine property, and prevented the advance of contaminants in excess of drinking water standards to areas downstream of the mine.

        It is not known how long groundwater management will be required, but it is expected that the treatment plant will continue to operate after mine closure. To more accurately evaluate long-term treatment requirements, drilling and characterization of the source were initiated in 2005. The net present value of future cash outflows for site restoration costs by $7.2 million as of December 31, 2005.

        Based upon estimates by operator Placer Dome, Kinross' share of the net present value of future cash outflows for site restoration costs at La Coipa under CICA Handbook Section 3110 are estimated at $13.1 million at December 31, 2005. This includes costs to demolish and remove plant site buildings, secure the pit area and prevent a safety hazard to the public, and operate the water treatment facility for up to 20 years. Because of the lack of vegetation in the area no major re-vegetation or re-sloping activities are currently proposed. Small-scale experimentation with growing plants in the arid climate is currently underway, and further field-testing is planned prior to closure. There is no requirement to post financial assurance to secure site restoration costs in Chile at present.

LIFE OF MINE, AND CAPITAL EXPENDITURES

        The proven and probable reserves are sufficient for four years of production. The mine is scheduled to cease production in 2010 if additional reserves are not found; however, Kinross believes there is significant potential for additional reserves and resources near the present mine site.

        Kinross spent approximately $4.9 million for its share of capital expenditures in 2005. The majority of the capital was related to deferred development.


                [Map depicting the location of the Paracatu Mine]



PARACATU MINE

GENERAL

The Paracatu mine site includes an open cut mine, process plant, tailings impoundment area and related surface infrastructure with a throughput rate of 18 million tones per annum (Mtpa). Paracatu (known locally as "Morro do Ouro") is operated by Rio Paracatu Mineracao S.A. ("RPM"), which in 2003 and 2004 was 49% owned by Kinross and 51% owned by a subsidiary of Rio Tinto Plc. ("Rio Tinto"). Kinross acquired its interest in the Paracatu mine in its combination with TVX in January 2003. The mine was operated by Rio Tinto until the end of 2004. On December 31, 2004 Kinross announced that it had completed the purchase of Rio Tinto's 51% interest. Kinross currently owns 100% of the property and is the operator.

        Detailed financial, production and operational information for the Paracatu mine is available in the MD&A.

PROPERTY DESCRIPTION AND LOCATION

        The Paracatu mine is a large scale open pit mine located less than three kilometers north of the city of Paracatu, situated in the northwest part of Minas Gerais State, 230 kilometers from Brasilia, the capital of Brazil, on the paved highway connecting Paracatu (Brasilia) with Belo Horizonte, the state capital of Minas Gerais.

        Historically mining at Paracatu did not require blasting of the ore. Ore was ripped, pushed and loaded into haul trucks for transport to the crusher. In 2004, due to increasing ore hardness in certain areas of the mine, RPM began blasting the harder ore in advance of ripping. Currently powder factors are very low. The open pit benching operation measures approximately four kilometers by two kilometers, and it is located on a gently sloping hillside. The elevation of the open pit and industrial plant area ranges from approximately 720 to 820 meters.

        In Brazil, mining licenses (claims) are issued by the Departamento Nacional da Producao Mineral (DNPM). Once certain obligations have been satisfied, DNPM issues a mining license that is renewable annually, and has no set expiry date. RPM currently holds title to two mining claims (mining leases) totaling 1,258 hectares. The mine and most of the surface infrastructure, with the exception of the tailings impoundment area, lie within the two mining licenses. The remaining infrastructure is built on lands controlled by RPM under exploration concessions. RPM holds title to 28 exploration concessions in the immediate mine area and has applied for title to an additional 9 exploration concessions in the Paracatu area.

        On December 31, 2004, RPM, through exploration permits and mining leases, controlled 8,731 hectares of land. As of December, 2005, RPM had increased its land position to 22,508 hectares. RPM has applications before DNPM to convert four of the exploration concessions to mining lease status. In addition, RPM has applied for the mineral rights to an additional 16,974 hectares in exploration concessions. As of December 31, 2005, DNPM was reviewing RPM's applications. Kinross has reasonable expectation that all applications before the DNPM will be approved.

        The Paracatu mine is exposed to limited environmental liabilities related to the following: site water management; main tailings storage area; sulphide tailings storage area; industrial plant site; and airborne dust. Environmental liabilities are being minimized through good management practices.

        RPM must pay to the DNPM a royalty equivalent to 1% of net sales. Another 0.5% has to be paid to the holders of surface rights in the mine area not already owned by RPM.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

        Access to the site is provided by paved federal highways or by charter aircraft that can land at a small paved airstrip on the outskirts of Paracatu. The mine is the largest employer in Paracatu, directly employing 750 workers in what is predominantly an agricultural town (dairy and beef cattle and soy bean crops) located in Brazil's tropical savannah. Average annual rainfall varies between 850 and 1800 mm, the average being 1300 mm, with the majority realized during the rainy season between October and March. Temperatures range from 15(degree) to 35(degree) Celsius.

        The mine receives power from the Brazilian national power grid. Some power supply outages have been experienced during the rainy season due to water getting into high voltage equipment, but these have not had a significant impact on production. The mine has a small emergency power capability, used for critical process equipment that cannot be suddenly stopped such as thickeners and CIL tanks

        The mine is dependent on rainfall as the primary source of process water. During the rainy season, the mine channels surface runoff water to temporary storage ponds from where it is pumped to the beneficiation plant. Similarly, surface runoff and rain water is stored in the tailings impoundment, which constitutes the main water reservoir for the concentrator. The objective is to capture and store as much water as possible from the rainy season to ensure adequate water supply during the dry season. The mine is permitted to draw make up water from three local rivers that also provide water for agricultural purposes.

HISTORY

        Gold mining has been associated with the Paracatu area since 1722 with the discovery of placer gold in the creeks and rivers of the Paracatu region. Alluvial mining peaked in the mid -1800's and until the 1980's was largely restricted to garimpeiro (artisanal) miners. In 1984, Rio Tinto Zinc (Rio Tinto) explored the property using modern exploration methods and by 1987, the RPM joint venture was formed between RTZ and Autram Mineracao e Participacoes (later part of TVX Gold Inc group of companies) constructed a mine and processing facility for an initial capital cost of $65.0 million. Production commenced in 1987 and the mine has operated continuously since then. As of December 31, 2004, the mine since inception had produced 2.985 million ounces of gold from 237 million tonnes of ore.

        In 2003, TVX's 49% share in RPM was acquired by Kinross Gold Corporation (Kinross) as part of the merger between Kinross, TVX and Echo Bay Mines Ltd
(EB). In November 2004, Kinross and Rio Tinto agreed in principle to Kinross' purchase of Rio Tinto's 51% interest in RPM. Completion of this purchase on December 31, 2004 resulted in Kinross having a 100% interest in RPM and the Paracatu mine.

EXPLORATION

        Rio Tinto was the first company to apply modern exploration methods at Paracatu. The initial production decision was based on a mineral reserve estimate based on 44 drill holes and 458 surface pits (25 meters maximum depth). The deposit was historically drilled off on nominal 100 x 100 meter drill spacing. The exploration history at Paracatu has evolved in lock step with the mine development. As mining advanced and the initial capital investment was recovered, the decision was made to evaluate a deeper horizon ("B1 horizon") and exploration drilling was focused on defining the deposit through drilling accordingly.

        As more knowledge was gained through mining of the B1 horizon, the potential of a deeper horizon ("B2 horizon") became increasingly important. As a result of the staged recognition of the mineral reserve potential at Paracatu, several drill holes did not test the entire thickness of the B2 horizon.

        After acquiring a 100% interest in RPM, Kinross reviewed the engineering support prepared by RPM in support of a further mill expansion. At the same time, Kinross evaluated the exploration potential at Paracatu and identified two priority target areas:

        o Deepening of holes in the northeast portion of the pit where the full extent of the B2 horizon had not previously been defined and

        o Drilling to the west of Rico Creek where the B2 horizon has been identified with similar characteristics as in the pit area but had been tested with a very limited number of drill holes.

        In the first quarter of 2005, Kinross approved a phased exploration drill campaign at Paracatu to upgrade inferred resources west of Rico Creek to a measured and indicated classification. A theoretical $400 pit shell was used to guide the first phase ("Phase I") of the drilling program. A total of 30,000 meters of drilling was planned in Phase I. Subsequent phases would be evaluated based on the Phase I results. The Phase I program was largely complete prior to the November 2005 resource model update however analytical results for 65 of the holes were pending at the time of the update.

        In the third quarter of 2005, after reviewing results from Phase I, Kinross planned a second phase ("Phase II") program to explore the potential to increase reserves beneath the existing pit and to define the lateral limits of mineralization external to the $400 pit shell used to constrain Phase I. An additional 20,000 meters of drilling was planned for Phase II.

        The drilling for Phase II was completed on December 3, 2005. Phase II added 113 diamond drill holes to the Paracatu database. Phase I and II totaled 267 holes for 48,660 meters. Total exploration costs for Phase I and II were approximately US$ 5.2 million. The outstanding analytical results from Phase I as well as the additional analytical results from Phase II will be used to update the resource model for Kinross' 2005 annual disclosure.

GEOLOGY AND MINERALIZATION

        The mineralization is hosted by a thick sequence of phyllites belonging to the basal part of the Upper Proterozoic Paracatu Formation and known locally as the Morro do Ouro Sequence. The sequence outcrops in a northerly trend in the eastern Brasilia Fold Belt, which, in turn, forms the western edge of the San Francisco Craton.

The Brasilia Fold Belt predominantly consists of clastic sediments, which have undergone lower greenschist grade metamorphism along with significant tectonic deformation.

        The phyllites at Paracatu lie within a broader series of regional phyllites. The Paracatu phyllites exhibit extensive deformation and feature well developed quartz boudins and associated sulphide mineralization. Sericite is common, likely as a result of extensive metamorphic alteration of the host rocks. Sulphide mineralization is dominantly arsenopyrite and pyrite with pyrrhotite and lesser amounts of chalcopyrite, sphalerite and galena.

        The Paracatu mineralization is subdivided into 4 horizons defined by the degree of oxidation and surface weathering and the associated sulphide mineralization. These units are, from surface, the C, T, B1 and B2 horizons. Mining to date has exhausted the C and T horizons. The remaining mineral reserves are exclusively hosted in the B1 and B2 horizons.

        Gold is closely associated with arsenopyrite and pyrite and occurs predominantly as fine grained free gold along the arsenopyrite and pyrite grain boundaries or as inclusions in the individual arsenopyrite and pyrite grains. The majority of grains are ultrafine (less than 20 microns) but the few coarse grains that occur are responsible for the highest percentage of the contained gold in the ore.

        The mineralization appears to be truncated to the north by a major normal fault trending east-northeast. The displacement along this fault is not currently understood but the fault is used as a hard boundary during mineral resource estimation. The current interpretation is that the fault has displaced the mineralization upwards and natural processes have eroded away any mineralization in this area.

DRILLING, SAMPLE PREPARATION AND ANALYSIS

        The dominant sample collection method used to delineate the Paracatu resource and reserve model is diamond drilling. Prior to the 2005 drilling program, a total of 696 drill holes totalling 28,317 meters supported the then resource model and reserve estimate. The nominal drill spacing was 100 x 100 meters. Approximately 82 % of the drill holes are large diameter (six inch) drill holes. The remaining holes are either H or N diameter drill holes. The majority of the drill holes are diamond drill holes. A total of 67 RC holes are included in the database. Results from the RC holes indicate that results were 25-30% lower when compared to coincident diamond drill hole results. The database at Paracatu also includes 458 test pits (5,070 meters) which were largely restricted to the C and T horizons that have largely been mined out. Where RC holes have been twinned by diamond drill holes, the RC results have been excluded from the resource and reserve estimation process. Only the RC holes that have not been twinned are included in the estimation process.

        In the first quarter of 2005, Kinross committed to a phased exploration program at Paracatu to delineate measured and indicated resources west of Rico Creek. As of December 31, 2005, Kinross had completed 267 diamond drill holes (48,660 meters) which were added to the historical database. Total exploration costs were approximately $5.2 million.

        The nominal drill spacing northeast of Rico Creek is 100 x 100 meters. An Optimum Drill Spacing Study commissioned by Kinross established that a 200 x 200 meter five spot pattern (a 200 x 200 m grid plus one hole in the middle) would satisfactorily define indicated mineral resources. This pattern results in a nominal 140 meter hole spacing and represents a departure from historical RPM practices.

        Core recovery from the diamond drill programs is reported to be excellent, averaging greater than 95%. RPM employs a systematic sampling approach where the drilling (and test pitting) is sampled employing a standard
1.0 meter sample length from the collar to the end of the hole.

        All drill core is logged geologically and geotechnically, recording litho-structural and physical data and recording it in detailed logging sheets. The core is also photographed and a permanent record is maintained in the onsite filing system. All samples are marked and collected by geologists or technicians employed by RPM.

        Historical sample preparation reduced each one meter core sample to 95% passing 1.44 mm. Crushed samples were homogenized and split with approximately 7 kg stored as coarse reject. Approximately 200 grams of the remaining sample were split off for ICP analysis and 1.35 kg of sample was split out for Bond Work Index analysis. The remaining sample (4.5 kg) was dried and further reduced to 95% passing 65 mesh. This sample was homogenized and split with 4.2 kg stores as pulp reject and the remaining 300 g was fully analyzed using standard fire assay with AA finish in a series of six, individual 50 grams aliquots. Results from the six individual aliquots were weight averaged together to determine the final grade for each sample.

        Kinross completed several studies at the start of the 2005 exploration program. In April 2005, an audit of the RPM mine lab was undertaken to assess lab equipment and procedures. In May 2005, Kinross commissioned Agoratek International (Agoratek) to review sample preparation and analysis procedures with a specific mandate to assess the historical practice of assaying six individual 50 grams aliquots per sample and averaging the results. Agoratek, concluded that three 50 grams analyses would be sufficient for determining the grade of any given sample.

        Based on the lab audit and the Agoratek study, Kinross' standardized sample preparation and analytical procedure for the remainder of the 2005 exploration program was as follows:

        Samples (typically 8.0 kg) are crushed to 95% passing 2.0 mm and homogenized at the RPM sample preparation lab. Approximately 6 kg of sample is stored as coarse reject; the remaining 2 kg of sample is split out and pulverized to 90% passing 150 mesh. This sample is homogenized and three 50 grams aliquots are selected for fire assaying with an AA finish. The remaining pulverized sample is maintained as a sample pulp reject.

        Sample analyses were performed at three separate analytical labs during the exploration program.

        Quality control and quality assurance programs were limited during the earlier exploration programs at Paracatu. The dominant quality control procedure involved the use of inter-laboratory check assays comparing results from RPM's analytical lab to Lakefield Research in Canada. Additional check assay work was carried out at the Anglo Gold laboratories in Brazil (Crixas and Morro Velho).

        For the 2005 exploration program, three laboratories provided analytical services: RPM's lab, Lakefield and ALS Chemex. All three laboratories have ISO certification.

        For the 2005 exploration program, all procedures have been under direct control of RPM and Kinross staff. A quality assurance and quality control program was implemented for the three labs used during the 2005 exploration program. The program consists of inserted certified standards and blanks in the sample streams. All three labs also reported using round robin checks. The labs were visited on an infrequent and unannounced basis by RPM representatives. No major sample preparation discrepancies were noted.

MINING AND MILLING OPERATIONS

        Historically mining at Paracatu has not required blasting of the ore. Ore was ripped using CAT D10 dozers, pushed to CAT 992 front-end loaders and loaded to CAT 777 haul trucks for transport to the crusher. In 2004, due to increasing ore hardness in certain areas of the mine, RPM began blasting the harder ore in advance of ripping. Currently powder factors are very low. Weathering has led to the development of an oxidized mantle over the sulphide mineralization with thickness varying from 20 to 40 meters. The mine is situated on a gently sloping hillside and historically there has been no waste stripping requirements. Waste stripping will be required as mining advances down dip.

        The mill and mine operate 24 hours per day, 7 days per week. The nominal plant throughput is 1.5 million tonnes per month or 18 million tonnes per year, considering the present ore hardness. An ore stockpile of approximately 10 days production is maintained near the processing plant. Its main purpose is to ensure uninterrupted mill feed in the rainy season when some delays may be experienced in the pit during extreme rainfall. During the dry season the stockpile can be used if the pit becomes too dusty. RPM is committed to controlling dust levels on site and in the city.

        Ore is crushed and ground prior to introduction into a flotation circuit. The concentrate is treated by gravimetric methods first and the coarser gold is recovered. The concentrate reject from the gravimetric plant is then treated by a conventional cyanidation and carbon-in-leach circuit developed by Rio Tinto. The processing plant, subjected to several upgrades over the mine life, currently processes 18 million tonnes per year ("Mtpa").

        Plant throughput has been expanded two times with expansion upgrades in 1997 and 1999. RPM recognized that further plant improvements were necessary in order to maintain current production levels in the face of increasing ore hardness. Exploration drilling successfully traced the Paracatu deposit to depth but sampling indicated that ore hardness increases proportionately with increasing depth from surface.

        A study completed in 2004 considered expanding the current 18 Mtpa process facility to 30 Mtpa with the addition of an IPCC system, 38 foot diameter SAG mill and expansion of the existing gravity circuit.

        As the study was nearing completion, Kinross and RPM staff were reviewing conceptual models quantifying the potential resource and reserve increase related to exploration activity west of Rico Creek. Preliminary models suggested there was an opportunity to considerably increase the resource and reserve base. This led to the decision to re-evaluate Expansion Project III in light of potential reserve increase resulting from successful exploration programs west of Rico Creek.

        A plant capacity scoping study was initiated with the intent of isolating the preferred throughput rate for Expansion Plan III. Key assumptions from the 2004 study were maintained. The plant capacity scoping study recommended that Expansion Project III be increased to a 50 Mtpa throughput rate. The expansion would take place in two stages. The first stage would see construction and commissioning of a separate mill stream anchored by the same SAG mill considered in the 2004 study. This line would have a capacity of 32 Mtpa. Once commissioned, phase two would commence with the shut down, refurbishment and modification of the existing 18 Mtpa plant.

        The 18 Mtpa mill will be brought back on line to treat the softer B1 ore, thus a total throughput capacity of 50 Mtpa will be attained.

        The additional throughput increase will require additional flotation capacity and upgrading of the existing hydrometallurgical plant and a new tailing pond. The phased approach to construction minimizes production disruption, addresses concerns regarding power and water supplies and reduces total capital costs for the project.

        As at December 31, 2005, the net present value of future cash outflows for site restoration costs for Paracatu under CICA Handbook Section 3110 was $12.4 million.

        Currently in Brazil there are no laws requiring the posting of a reclamation bond or other financial assurance.

LIFE OF MINE, AND CAPITAL EXPENDITURES

        The Paracatu mine currently has a nominal capacity of about 18 million tonnes per year with variations depending on the hardness of the ore, as it affects grinding throughput. In general, ore hardness is expected to increase over the remaining mine life as the pit is deepened and hence throughput will diminish over time.

        Based on pilot plant test results and the plant capacity scoping study RPM has recommended construction of Expansion Project III. In the fourth quarter of 2005, basic engineering for Expansion Project III was awarded to SNC Lavalin Engineers and Constructors Ltd. and Miner Consult Engenhania. The Expansion Project III is currently estimated to cost between $400.0 million and $500.0 million, including expansion of plant capacity to 50 Mtpa. If the Expansion Project III is realized, the life of mine for Paracatu will extend to the year 2034, with a life of mine annual production of 370,000 ounces of gold.

        In 2005 Kinross spent approximately $21.3 million in capital expenditures attributed predominantly to basic engineering.


                 [Map depicting the location of the Refugio Mine]


REFUGIO MINE

        The Refugio heap leach mine is owned and operated by Compania Minera Maricunga, a Chilean company that is equally owned by Kinross, as the operator, and Bema Gold Corporation ("Bema"). Kinross acquired its 50% interest through a merger agreement with Amax Gold Inc. (Amax) in 1998.

        Detailed financial, production and operational information for the Refugio mine is available in the MD&A.

PROPERTY DESCRIPTION AND LOCATION

        The Refugio Property is located in the Maricunga District of the III Region of Chile. The property is located 120 km due east of the city of Copiapo at elevations between 4,200 and 4,500 meters above mean sea level.

        All surface and mineral claims, surface rights and water rights are maintained in good standing. Mining claims total 8,380 hectares while the exploration properties held by CMM include 5,900 hectares. Chilean attorneys monitor claim status on behalf of CMM annually. In addition to the mineral claim rights, CMM also holds title to surface rights at Refugio, providing the land required for the leach pads, waste dumps, camp and other facilities. Water extraction rights, totaling 258 liters per second have been secured by CMM.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

        Access to the property is via 156 km of two-lane dirt road connecting with the paved highway C-35 approximately 10 km south of Copiapo. The first 96 km of the dirt road are an international, public highway. Approximately 60 km from the Refugio site, the road branches to the southeast to Argentina and the northeast to the mine site. The final 60 km is a private road. The Refugio Project is located in steep, mountainous terrain with slopes up to 35%. The site is largely devoid of vegetation with the exception of the spring-fed marshes found along the valley floors. The climate is arid with an average annual precipitation of 87 mm, most of which is realized as snowfall during the winter months (March through August). Generally, very little precipitation occurs during the summer months (September through February). Local wildlife is sparse.

        The town of Copiapo is the primary staging and support area for the mine. Chile features a strong mining culture with well established support centers in both Santiago and Antafagasto. Both centers are within reasonable distance of the project. Most of the major equipment supply and support originates from these two major centers. Manpower is attracted from throughout Chile with the majority of the employees residing in Copiapo or La Serena.

        Most of the existing infrastructure required little to no modifications or improvements other than general clean up and repair. The leaching and ADR facilities are in good repair as are the power generation, maintenance shops, office facilities and camp. Significant upgrades designed to increase production throughput were planned for the in-pit crushing and conveying and secondary/tertiary crushing and screening infrastructure in order to meet planned production throughput.

HISTORY

        David Thomson and Mario Hernandez discovered gold mineralization at Refugio in 1984. Hernandez, Thomson, and three other partners acquired the existing claims at Refugio for Compania Minera Refugio (CMR). CMR completed geologic mapping and geochemical sampling, identifying anomalous gold values in three areas: 1) Cerro Verde, 2) Cerro Pancho, and 3) Guanaco. In 1985, Anglo American Chile Limitada (Anglo) optioned the property from CMR. Anglo explored the property for three years, returning the claims to CMR in 1988.

        In 1989, CMR signed a letter of intent to explore the Refugio property with Bema Gold Corporation (Bema). Bema commenced exploration fieldwork in October 1989 and, from 1989 to 1991, completed 51,765 meters of drilling at Verde with an additional 5,088 meters at Pancho. Bema also commissioned Mineral Resources Development Inc (MRDI) to complete a feasibility study on the project, which indicated positive project economics. In January 1993, Bema exercised its option rights, obtaining a 50% interest in the Refugio properties. At the same time, CMR sold its remaining 50% interest to Amax Gold Inc. (Amax). Amax (operator) and Bema formed Compania Minera Maricunga (CMM), a 50/50 joint venture to develop and operate the Refugio project. From 1993 through 1997, CMM continued developing the project, beginning commercial production in 1996. In 1998, Kinross acquired Amax's 50% interest through a merger agreement.

        The mine operated from 1996 to 2001, producing more than 920,000 ounces of gold from 46.0 million tonnes of ore. The mine was placed on care and maintenance in 2001, a result of a downturn in gold prices. In September 2002, in response to rising gold prices, CMM approved an exploration program designed to increase the reserve base of the Refugio Project to a level sufficient to support resumption of active mining. An exploration program was developed to evaluate the reserve potential at depth at the Verde deposits and the inferred resource at the nearby Pancho deposit, located approximately 2.0 km northwest of the Verde pit. The exploration program ran from September 2002 to June 2003. During this period, a total of 262 drill holes (51,478 meters) of drilling were completed. The drilling focused on increasing the confidence level of the known mineralization below the current Verde pits as well as increasing the confidence level in the mineralization at the nearby Pancho deposit.

        The reserves resulting from the exploration program are based on a detailed engineering study examining the economics of the project. The reserves were used to complete a life-of-mine production schedule that in turn served as the basis for a financial analysis which indicated project economics at gold prices in excess of $325 per ounce. A decision was then made to reopen the mine.

GEOLOGY AND MINERALIZATION

        The Verde and Pancho gold deposits at Refugio occur in the Maricunga Gold Belt of the high Andes in northern Chile. Since 1980, a total of 40 million ounces of gold have been defined in the belt.

        Gold mineralization at Refugio is hosted in the Refugio volcanic-intrusive complex of Early Miocene age. These rocks are largely of intermediate composition. The Refugio volcanic-intrusive complex is exposed over an area of 12 square kilometers and consists of andesitic to dacitic domes, flows, and breccias that are intruded by subvolcanic porphyries and breccias.

        Most of the structural trends affecting the Verde and Pancho deposits are related to fracture systems rather than fault zones. One of the main structural features influencing the Pancho deposit is Falla Guatita fault zone. Field mapping suggests that there may be significant vertical displacement on this structure. Another major fault affecting the Pancho deposit is the Falla Moreno. This structure trends roughly east west and forms an approximate northern boundary for the mineralization at Pancho.

        Gold mineralization at Refugio has been interpreted to be porphyry style gold systems. The porphyries occur within a sequence of intermediate tuffs, porphyries and breccias that are the host rocks to the gold mineralization. The most favorable ore hosts at Verde are the Verde breccia and dacite porphyry units. Mineralization at Pancho is concentrated within a sub-horizontal volcanic breccia unit. Underlying the volcanic breccia is a large, laterally extensive, diorite porphyry, which outcrops half way down the Pancho west slope. This porphyry underlies the entire Pancho area.

        Gold mineralization at Verde is interpreted to be the result of the fracturing and concentration of fluids in the carapace of an intrusive plug or stock. Gold is closely associated with quartz, magnetite, calcite, and garnet stockworks. Gold mineralization at Pancho is characterized as porphyry hosted stockwork and sheeted veins. The veins are subvertical and have a strong, preferred north-westerly strike. The northwest structural control is evident not only at outcrop scale but is also reflected in the northwest alignment of intrusives and the three centers of mineralization in the district, Verde, Pancho and Guanaco.

EXPLORATION

        Exploration of the Verde and Pancho deposits has been ongoing since 1984. A total of 667 holes (103,392 meters) of diamond and RC drilling has been completed on the Verde deposit with an additional 147 holes (30,240 meters) completed at Pancho. The drilling has resulted in a drill spacing of approximately 50 x 50 meters at Verde and 75 x 75 meters at Pancho. Much of the 2002 - 2003 drilling was diamond drill core, allowing geologists an opportunity to clearly delineate geological and alteration features affecting gold mineralization and recovery.

        In 2004, CMM drilled 8 condemnation holes around the property. Results outlined one area of mineralisation with potentially economic grades.

DRILLING, SAMPLE PREPARATION AND ANALYSIS

        Historically, most of the drilling at Refugio consisted of RC drilling. The destructive nature of this drill method made identification of lithology, structure and alteration difficult. The 2002 - 2003 drilling consisted primarily of diamond drill core, providing site geologists with an opportunity to refine the geology model of the deposit.

        The mine survey crews established the collar location and marked it in the field. The survey crew later verified alignment and inclination when the drill hole was in progress. Downhole inclinometry was completed at the end of each hole. Gyroscopic azimuth and inclination readings were taken every 10 meters down the hole to within ten meters of hole bottom and every 50 meters back up the hole as a double check. All field surveys were tied into the established mine grid. Guillermo Contreras and Sons Limitada (Santiago), licensed Chilean surveyors completed a survey audit that verified an approximate 10% of the drill collars using a differential GPS survey system. No significant errors were noted.

        CMM provided all of the technical support for the sampling, geologic logging, and drill supervision. Rig geologists and samplers were responsible for the quality/accuracy of each sample. Geologists and samplers typically had up to 15 years experience sampling. All logging utilized standardized logging forms and a geological legend developed for the Verde and Pancho deposits. The legend has evolved from historic observation and is consistent with both the regional and local geology.

        The 2003 drill program adopted a 2.0 meter standard sample length for all samples. All sample preparation, including core splitting (sawing) was performed and supervised by ALS Chemex personnel. ALS Chemex established, equipped and staffed a portable sample preparation facility at the Refugio mine for the duration of the program. After splitting, one half of the core was placed in sample trays along with the sample tag. The other half of the core was fitted back into the core box and returned to CMM for placement in permanent storage. The prepared samples were received at the ALS Chemex's facility in La Serena (the primary analytical lab for the duration of the program) where analyses for gold, silver and copper and cyanide soluble gold and copper analyses were performed.

        An independent engineer completed operational audits of the La Serena lab for the 2002-2003 program. The operational audits were performed measuring compliance with analytical best practices as well as to NI 43-101 requirements with respect to quality control and quality assurance. The independent engineer did not note any significant problems with this facility, concluding that ALS Chemex's lab and procedures met the highest industry standards. ALS Chemex also inserted their own blanks, standards and duplicate samples for each sample batch as part of the labs own internal quality management program.

MINING AND PROCESSING

        A production rate of 14 million tonnes per year (40,000 tonnes per day) in the Verde pits and 10.5 million tonnes per year (30,000 tonnes per day) in the Pancho pit is planned. The mine is scheduled to operate two 12-hour shifts per day for 355 days annually allowing for inclement weather interruptions. The capital investment includes the purchase of a new mining fleet including front end loaders, haul trucks, bulldozers, rotary drills and support equipment. Final pit design for Verde and Pancho assumed 10 meter bench heights, bench face angles of 65(Degree) to 70(Degree), berm widths of 8 to 11 meters, berm interval of 20 meters, inter-ramp angles of 38(Degree) to 52.5(Degree) and haul road gradient at 10% with a 25 meter road width.

        The Refugio Project gold recovery process consists of a single line primary crushing, fines crushing (secondary and tertiary), heap leach and adsorption, desorption and regeneration ("ADR") plant operation. The process is designed to treat 40,000 tonnes per day of dry Refugio ore using primary crushing followed by a secondary and tertiary crushing plant. The planned crushing plant product is approximately 80% passing 8 mm -10 mm. A pad type heap leach and an ADR plant will be used for gold recovery.

        A comprehensive program of metallurgical testing incorporating bottle roll tests and column leach tests of samples obtained from drilling was established to determine gold recovery and reagent consumption data for the remaining Verde resources and the Pancho resource. Based on the recovery estimates by ore type, process recovery over the mine life averaged 67.7% of contained gold in the plant feed. Life of mine annual gold production is expected to range from 220,000 to 230,000 ounces on a 100% basis.

        No significant environmental permitting issues have been identified. Most of the proposed plant improvements represent little to no change to the existing footprint. The increased reserves will result in the need to permit additional leach pad capacity but this is not considered to be a risk, as the existing permitted space is sufficient for the majority of the remaining reserves.

        A reclamation plan for the current mine disturbance was approved in 2002, based on the commitments made in the original environmental impact assessment for the site (1994). The plan addressed physical activities, such as earthworks, but did not address chemical closure of the heap. A closure plan for chemical stabilization of the heap has been prepared and will be submitted to the regulatory authorities in the form of a declaration of environmental impact, following submittal of the declaration of environmental impact for site operational modifications.

        Kinross' share of the net present value of future cash outflows for site restoration costs at Refugio under CICA Handbook Section 3110, as at December 31, 2005, are estimated at $3.2 million. There is no requirement to post financial assurance to secure site restoration costs in Chile at present.

LIFE OF MINE, AND CAPITAL EXPENDITURES

        It is proposed to mine the Verde deposit first at an ore processing rate of 14 million tonnes annually ("Mt/a") (40,000 tonnes per day), followed by the Pancho deposit at 10.5 Mt/a (30,000 tonnes per day). Some concurrent mining is anticipated during the transition period between the two deposits. Based on these processing rates and the reserves presented above, the mine life is estimated to be up to 2028.

        Kinross spent approximately $26.2 million for its share of capital expenditures in 2005.

                    [Map depicting location of Refugio Mine]






ROUND MOUNTAIN

        Kinross owns an undivided 50% interest in and operates the Round Mountain gold mine. An affiliate of Barrick Gold Corporation owns the remaining undivided 50% interest in the joint venture common operation known as the Smoky Valley Common Operation. Kinross acquired its interest in the Round Mountain in its combination with Echo Bay in January 2003. Kinross and Barrick have first refusal rights over each other's interest in the property.

        Detailed financial, production and operational information for the Round Mountain mine is available in the MD&A.

PROPERTY DESCRIPTION AND LOCATION

        The Round Mountain gold mine is an open-pit mining operation located 96 kilometers (60 miles) north of Tonopah in Nye County, Nevada, U.S.A. The property position consists of patented and unpatented mining claims covering approximately 21,199 hectares (52,384 acres). Kinross has received patents to convert mineable land to patented status. Patented claims cover all of the current reserves at the Round Mountain mine.

        The Smoky Valley Common Operation controls the mineral and surface rights of the mine through the ownership of 109 patented lode claims, 2689 unpatented lode claims, and 358 unpatented placer claims in a series of claim blocks located between Gold Hill, Round Mountain, and Manhattan. The total area of mineral rights controlled by these claims is 52,384 acres. The patented claims are held as private property (fee simple) and are legally surveyed. Most of the reserves are located on patented claims. The unpatented claims are held under the 1872 Mining Law (as amended) and are subject to annual filing requirements and claim maintenance fees. The majority of the unpatented claims are located on land administered by the Bureau of Land Management; the remainder is located on land administered by the U. S. Forest Service. The unpatented claims are accurately located but not legally surveyed.

        Mine production is subject to a net smelter return royalty ranging from 3.53% at gold prices of $320 per ounce or less to 6.35% at gold prices of $440 per ounce or more. During 2005 this royalty averaged 6.35%. Its production is also subject to a gross revenue royalty of 3.0%, reduced to 1.5% after $75.0 million has been paid. For the year 2005, $14.9 million in royalties has been paid.

        The property is subject to no known environmental liabilities or mitigative measures. All environmental permitting is up to date and in order.

        The Round Mountain gold mine is subject to the Nevada State and United States federal employment taxes, business license tax, net proceeds of minerals tax and properties sales and use tax.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

        The mine site is accessed by State Highway 376, a paved two-lane paved highway that connects U.S. Highway 6 in Tonopah to the south and U.S. Highway 50 to the north. The mine is located approximately 400 kilometers (250 miles) from the major metropolitan areas of Las Vegas and Reno, Nevada. The mine is supported by the local communities of Hadley and Carvers, which provide most of the housing for mine personnel. Sierra Pacific Power Co. provides electrical power to the mine. There are sufficient surface and water rights to support all current and forecasted mining at the site.

        The mine area straddles the transition between the floor of the Big Smoky Valley and the adjacent Toquima Range. Mine site elevations vary between 1,800 to 2,100 meters (5,800 to 6,800 feet) above sea level. Elevations in the Big Smoky Valley and Toquima Range vary from 1,800 meters (5,800 feet) in the valley floor to 3,640 meters (11,941 feet) at the summit of Mount Jefferson.

        The oblong open-pit mine is over 1.6 kilometers (one mile) in length at its longest dimension and currently more than 420 meters (1,380 feet) from the highest working level to the bottom of the pit.

        The Round Mountain mine lies within an arid, high desert setting. Average annual precipitation in the Big Smoky Valley is approximately 127 to 178 millimeters (5-7 inches) with most of that total falling during the winter months. Snow is common at the valley floor, but rarely remains on the ground for more than a few days. Local rainfall can be extreme and flash flood events are not uncommon in the region. Temperature range can be extreme, with average daily fluctuations exceeding 22 degrees Celsius (40 degrees Fahrenheit). Winter temperatures are typically -12 to -7 degrees Celsius (10 to 20 degrees Fahrenheit) at night and 0 to 10 degrees Celsius (30 to 50 degrees Fahrenheit) during the day. Rarely (typically less than 10 days per year), winter low temperatures can fall below -18 degrees Celsius (0 degrees Fahrenheit). Summer temperatures vary from 4 to 12 degrees Celsius (40 to 55 degrees Fahrenheit) at night to 32 to 40 degrees Celsius (90 to 105 degrees Fahrenheit) during the day.

HISTORY

        The first gold production from the Round Mountain District occurred in 1906. Historic production from 1906 through 1969 based on United States Bureau of Mines records was 346,376 ounces of gold and 362,355 ounces of silver. Actual unreported production was probably significantly higher. Early important companies actively mining in the district were the Round Mountain Mining Co., the Fairview Round Mountain Mining Co., the Round Mountain Daisy Mining Co., the Round Mountain Sphinx Co., the Round Mountain Red Top Co., and the Round Mountain Red Antelope Mining Co. At some point prior to 1929, Nevada Porphyry Mines, Inc. consolidated many of the claims and controlled most of the district. Nevada Porphyry Mines and the A. O. Smith Corp. investigated the bulk tonnage potential of the property in 1929 and 1936 to 1937, respectively. In 1946 through 1962, the Yuba Consolidated, Fresnillo, and Consolidated Goldfields developed and mined the placer deposits flanking Round Mountain and Stebbins Hill.

        At some time between 1962 and 1969, the Ordrich Gold Resources Inc. acquired control of the property from Nevada Porphyry Gold Mines. In 1969, Copper Range Co. leased the property and developed a small reserve of 12 million tons at a grade of 0.062 oz of gold per ton. The Smoky Valley Common Operation was formed in 1975 to operate the mine. This was initially a joint venture in which Copper Range held a 50% interest and Felmont Oil Co. and Case Pomeroy Co. each held a 25% interest.

        Commercial production commenced in 1977. In 1984, Homestake Mining Company acquired the Felmont Oil interest in the operation and, in 1985, Echo Bay acquired the Copper Range interest. Effective July 1, 2000, Homestake increased its interest in the Round Mountain mine from 25% to 50% when it acquired the Case Pomeroy interest. Effective December 14, 2001, Barrick Gold Corporation completed a merger with Homestake Mining Company thereby acquiring the Homestake interest in the mine. In January 2003, Kinross acquired its 50% interest in the mine and became the operator for the Smokey Valley Common Operation.

GEOLOGY AND MINERALIZATION

        The Round Mountain mine is located along the western flank of the southern Toquima Range within the Great Basin sub-province of the Basin and Range province of western North America. The Basin and Range physiographic province is characterized by generally north-south trending block faulted mountain ranges, separated by alluvium-filled valleys.

        The geology of the Round Mountain mine consists of a thick sequence of intracaldera Oligocene ash-flow tuffs and volcaniclastic rocks resting upon pre-Tertiary basement rocks. The caldera margin is mostly buried but in the pit area is well defined by a progressively steeper dipping arcuate contact between the volcanic rocks and older basement rocks. The caldera margin and caldera related structures provided the structural ground preparation for the hydrothermal system. The primary host rocks for gold mineralization are the volcanic rocks. A minor amount of ore occurs in the Paleozoic rocks along the caldera margin.

        The Round Mountain Gold deposit is a large, epithermal, low-sulfidation, volcanic-hosted, hot-springs type, precious metal deposit, located along the margin of a buried volcanic caldera. The deposit genesis is intimately associated with the Tertiary volcanism and caldera formation. Intra-caldera collapse features and sympathetic faulting in the metasedimentary rocks provided the major structural conduits for gold-bearing hydrothermal fluids. In the volcanic units, these ascending fluids deposited gold along a broad west-northwest trend.

        Gold mineralization at Round Mountain occurs as electrum in association with quartz, adularia, pyrite and iron oxides. Shear zone fractures, veins and disseminations within the more permeable units host the mineralization. Primary sulfide mineralization consists of electrum associated with or internal to pyrite grains. In oxidized zones, gold occurs as electrum associated with iron oxides, or as disseminations along fractures.

        Alteration of the volcanic units at Round Mountain can be characterized as a continuum from fresh rock progressing through highly altered alteration assemblages. There is a reasonable correlation between increasing gold grades and increasing degrees of alteration.

        Ore zones within the metasediments are more subtle, largely defined by secondary quartz overgrowths, pyrite, and adularia associated with narrow northwest trending structures.

EXPLORATION

        Kinross' share of exploration for 2005 was approximately $3.96 million. The three components of the exploration were pit expansion drilling, commencement of the underground decline and exploration within the AMI (Area Mutual of Interest). The AMI is a large area which includes the Round Mountain mine, where the exploration is conducted mutually by Kinross and Barrick.

        The Round Mountain pit expansion drilling program was started in 2004 and was completed in 2005. This exploration successfully delineated sufficient mineralization to justify the pit expansion which began in November 2005.

        In July 2005, an underground exploration decline was collared in the bottom of the Round Mountain pit. The target of the decline is a zone of high-grade gold mineralization discovered by wide spaced surface reverse circulation and core holes. The planned length of the decline is approximately 1,676 meters (5,500 feet) at a grade of minus 15%. The decline will provide a platform for underground drilling of the mineralized zone. At the end of 2005, the decline had been driven approximately 457 meters (1,500 feet).

        Exploration within the AMI during 2005 included exploration drilling, generative work, geologic mapping, geochemical sampling and geophysical surveys.

DRILLING, SAMPLE PREPARATION AND ANALYSIS

        The current drill database for the open pit reserve contains a total of 5,017 drill holes, of which 4,710 are RC drill holes and 307 were drilled using diamond core methods. A separate database is maintained for dump drilling which contains an additional 1,512 drill hole records.

        The majority of the drilling is vertical with angle holes used where vertical structures are anticipated. All dump holes are drilled vertical.

        All holes are sampled on 1.5 meter (5 foot) intervals and a "chipboard" constructed for each drill hole with sample from each interval glued to a board representing the complete hole.

        Sample data for the reserve model is derived primarily from conventional, RC rotary and HQ size core drilling. Holes are initially drilled on 61 meter (200 foot) centers defining deposit limits. In-fill drilling is completed on centers of 42.6 meters (140 foot) or less to develop reportable reserves used in mine planning.

        RC drill cuttings are passed through a wet rotary splitter to collect a
4.5 to 6.8 kilogram (10 to 15 pound) sample for each 1.5 meter (5 foot) interval. A sampling technique which uses flocculent to settle drill cuttings has been employed to capture very fine-grained material and assure sample integrity. This technique captures nearly 100% of the rock material generated during the drilling process. Core samples are split with a rock saw in five-foot intervals, with half the sample assayed, and the other half stored for reference.

        The samples collected from drill holes are prepared and assayed by the Round Mountain mine assay laboratory or commercial laboratories. All assay laboratory chemists and technicians at the Round Mountain mine lab are employees of Round Mountain Gold Corporation. The Round Mountain laboratory is not certified by any standards association. The commercial laboratories are ISO-9002 certified. A mine geologist or mine geologic technician delivers the drill samples to the assay laboratory. Samples assayed by the commercial laboratories are picked up at the mine by the commercial lab service providers and carried by truck to their sample preparation facilities and/or laboratories.

        The Round Mountain Deposit is noted for its coarse gold occurrences and high nugget effect in assaying. In order to minimize the sampling variation, a five-assay ton or 145.8 gram sample is used in the fire assay. To minimize potential lead exposure of the laboratory staff, bismuth is used as the collector of the gold and silver. After a 2-hour fusion, the samples are poured into molds. The samples are slagged and are cupelled in the cupel room. Following cupellation, the bead is smashed and parted with nitric acid, rinsed, dried, and annealed. The fire assay is completed with a gravitimetric finish.

        The assay laboratory maintains an internal assay quality control program. Laboratory supervisors routinely conduct quality inspections of sample preparation, equipment calibration, and assaying procedures. The lab regularly participates in round robin assays with other mine labs to check internal procedures. Five percent of all pulps are screened to verify that the pulps meet specification. Because of the large crucibles used in the five assay-ton fire assay, only 11 samples are fired per oven. Of these, one of the samples is either a blank (barren silica sand) or a certified standard that is inserted randomly by the lab computer system. The blank is inserted prior to the preparation stage. The standard is inserted following sample preparation. If the assay results exceed limits for either the blank or the standard, the entire batch is re-assayed.

        Assay results from blanks and standards are plotted and graphed daily. These graphs are an integral tool used by the assayers and supervisors to continuously monitor and improve lab procedures.

MINING AND MILLING OPERATIONS

        The Round Mountain mine currently operates a conventional open pit that is approximately 2,500 meters (8,200 feet) long in the north-west, south-east direction and 1,500 meters (5,000 feet) wide (north-east to south-west). The mining is conducted on 10.7 meter (35 foot) benches by electric shovels and front end loaders paired with 136, 172 and 218 tonne (150, 190 and 240 ton) haul trucks.

        Blasthole patterns are drilled on centers that range from 4.8 to 9.1 meters (16 to 30 feet). Blasthole samples are collected and assayed and provide the control for ore segregation. Based upon these assays, blasted pit ore is determined to be run-of-mine dedicated pad ore, crushed reusable pad ore, or waste. Sulfide material greater than or equal to 0.620 grams per tonne (0.018 ounces per ton) of gold is shipped directly to the mill or mill stockpile. Run-of-mine ore is delivered the dedicated pad. Re-usuable pad ore is crushed and placed on reusable leach pads and waste is delivered directly to the waste dumps. Placer material encountered during normal stripping operations is sent to the dedicated pad. High grade coarse gold bearing ore is handled in one of three ways: 1) leached on the re-useable pad and offloaded to the mill; 2) sent directly to the gravity plant with tails reporting to the mill; or 3) sent directly to the mill or mill stockpile. Gold particle size and distribution of high-grade ore determines the processing method.

        The Round Mountain operation uses conventional open-pit mining methods and recovers gold using four independent processing operations. These include crushed ore leaching (reusable pad), run-of-mine ore leaching (dedicated pad), milling and the gravity concentration circuit. Most of the ore is heap leached, with higher grade oxidized ores crushed and placed on the reusable pad. Lower grade ore, ore removed from the reusable leach pad and stockpiled ore that was previously leached are placed on the dedicated pad.

        The finished dore bullion is shipped to refineries in North America for further processing as per the agreements of established contracts of the participants of the Smoky Valley Common Operation. Once the dore bullion leaves the mine site, marketing and sales are the responsibility and at the discretion of the Joint Venture partners.

        The site Plan of Operations and Comprehensive Reclamation Plans filed with the United States Department of the Interior, BLM and Nevada Division of Environmental Protection (NDEP) have been approved for all current operational facilities. Annual updates of the Reclamation Plan are prepared to adjust for cost inflation and to take credit for concurrent reclamation activities and submitted to the above listed agencies. The current reclamation cost estimate, approved by the BLM, USFS and NDEP totals $40.6 million. The net present value of the future cash outflows computed in accordance with CICA Handbook Section 3110, was $25.9 million at December 31, 2005. Tentative plans for permanent closure activities have been approved by the NDEP and BLM. Each participant in the Common Operation is responsible for its own estimate of reclamation costs in its own accounts. Kinross has posted letters of credit totaling $20.3 million in support of its share of site restoration costs as of December 31, 2005.

LIFE OF MINE, AND CAPITAL EXPENDITURES

        Round Mountain is currently in the process of permitting the Gold Hill pit which is approximately 8.05 kilometers North of the existing operation. The joint venture partners approved an expansion to the Round Mountain pit in late 2005 and mining activities were initiated in November 2005. The expanded operations at Round Mountain have extended the mine's life through the year 2014.

        Kinross' share of capital expenditures for 2005 was approximately $5.9 million.

                 [Map depicting location of Round Mountain mine]

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                                 DIVIDEND POLICY
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        No dividends on the Kinross common shares have been paid by Kinross to date. For the foreseeable future, it is anticipated that Kinross will use earnings, if any, to finance its growth and that dividends will not be paid to shareholders, other than dividends payable to the holder of the Kinross preferred shares in accordance with their terms. Pursuant to Kinross' syndicated credit facility, Kinross is required to obtain consent from the lenders prior to declaring any common share dividend.

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                                LEGAL PROCEEDINGS
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CLASS ACTION

        Kinross was named as a defendant in a Class Action Complaint filed on or about April 26, 2002 (the "Complaint"), entitled ROBERT A. BROWN, ET AL. V. KINROSS GOLD U.S.A., INC., ET AL., Case No. CV-S-02-0605-PMP-RJJ, in the United States District Court for the District of Nevada. The Complaint named as defendants Kinross, its subsidiaries, Kinross Gold U.S.A., Inc. and Kinam Gold, Inc. ("Kinam"), and Robert M. Buchan, former President and C.E.O. of Kinross. The Complaint was filed on behalf of one potential class and three subclasses, I.E., those who tendered their Kinam $3.75 Series B Preferred Stock (the "Kinam Preferred") into the tender offer for the Kinam Preferred made by the Kinross Gold U.S.A., those who did not tender their Kinam Preferred but later sold it directly to Kinross or any of its controlled entities after closure of the tender offer and delisting of the Kinam Preferred, and those who continue to hold Kinam Preferred. The Complaint alleged, among other things, that amounts historically advanced to Kinam should be treated as capital contributions rather than loans, that the purchase of Kinam Preferred from certain institutional investors in July 2001 constituted a constructive redemption of the Kinam Preferred, an impermissible amendment to the conversion rights of the Kinam Preferred, or the commencement of a tender offer, that Kinross and its subsidiaries have intentionally taken actions for the purpose of minimizing the value of the Kinam Preferred, and that the amount offered in the tender offer of $16.00 per share was not a fair valuation of the Kinam Preferred. The Complaint alleged breach of contract based on the governing provisions of the Kinam Preferred; breach of fiduciary duties; violations of the "best price" rule under
Section 13(e) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange rules; federal securities fraud in violation of Section 10(b) and 14(c) of the Securities Exchange Act of 1934, as amended, and Rules 10b-5 and 14c-6(a) thereunder; violation of Nevada's anti-racketeering law; and control person liability under Section 20A of the Securities Exchange Act of 1934, as amended. A second action seeking certification as a class action and based on the same allegations was also filed in the United States District Court for the District of Nevada on or about May 22, 2002. It named the same parties as defendants. This action has been consolidated into the Brown case, and the Brown plaintiffs have been designated as lead plaintiffs. Among other remedies, the plaintiffs seek damages ranging from $9.80 per share, plus accrued dividends, to $39.25 per share of Kinam Preferred or, in the alternative, the issuance of 26.875 to 80.625 shares of Kinross for each Kinam Preferred. Kinross brought a motion for judgment on the pleadings with respect to the federal securities fraud claims. On September 29, 2003, the Court ruled that plaintiffs had failed to adequately state any federal securities fraud claim, but allowed the Plaintiffs an opportunity to file an amended complaint. In response, the plaintiffs filed an Amended Class Action Complaint (the "Amended Complaint"), and Kinross again moved for judgment on the pleadings on the federal securities fraud claims. On November 2, 2004, the Court granted the second motion, dismissing with prejudice Counts V, VI and VII of the Amended Complaint. Subsequently, Kinross moved for judgment on the pleadings on Count III (the Best Price Rule) and Count IV (the Nevada RICO Claims) of the Amended Complaint. The Plaintiffs opposed the motion and filed a cross motion for summary judgment on Count III (the Best Price Rule). On May 27, 2005, the Court denied Plaintiff's motion for summary judgment and granted Kinross' motion and dismissed Counts III and IV of the Amended Complaint. On June 14, 2005, the Court granted plaintiffs' unopposed motion for certification of the class and three subclasses. Kinross anticipates continuing to vigorously defend this litigation. Kinross cannot reasonably predict the outcome of this action, and the amount of loss cannot be reasonably estimated, therefore no loss contingency has been recorded in the financial statements.

THE HELLENIC GOLD PROPERTIES LITIGATION

        Pursuant to an October 14, 1998 judgment of the Ontario Court (General Division), Kinross had been holding a 12% carried interest in the Hellenic Gold Properties as constructive trustee for the Alpha Group. The Alpha Group commenced an action for damages against TVX and Kinross alleging among other things, a breach of trust arising from Kinross' decision to return the Hellenic Gold Properties to the Greek Government and place TVX Hellas into bankruptcy. In November 2005, Kinross entered into a settlement agreement with the Alpha Group pursuant to which Kinross paid the Alpha Group $8.0 million inclusive of legal costs and the parties exchanged mutual releases which brings all litigation between Kinross and the Alpha Group to an end.

        1235866 Ontario Inc. ("1235866"), the successor to Curragh Resources Inc. commenced an action against the Alpha Group and TVX in 1998 relating to the Hellenic Gold Properties. The action alleged that members of Alpha Group had used confidential Curragh information in their pursuit of the Hellenic Gold Properties and that Alpha and TVX held their respective interest in these properties in trust for 1235866.

        On July 28, 1999, TVX entered into an agreement with 1235866 whereby 1235866 agreed to limit any claim against TVX and diligently pursue its claim against the Alpha Group. In the event that 1235866 was successful in its actions against the Alpha Group, it would become entitled to a 12% carried interest as defined in the agreement and the right to acquire a 12% participating interest upon payment of 12% of the aggregate amounts expended by TVX and its subsidiaries in connection with the acquisition, exploration, development and operation of the Hellenic mines to the date of the exercise of the right to acquire the participating interest.

        As a result of Kinross' decision to return the Hellenic Mining Properties to the Greek Government, place TVX Hellas into bankruptcy and settle with the Alpha Group; 1235866 has threatened an action against Kinross for breach of trust and breach of the agreement. To date no pleadings have been exchanged with respect to the threatened action. Kinross believes that it has a good defense to this threatened action.

        On November 4, 2005, Kinross settled the litigation associated with the Alpha group regarding the Hellenic mines for $8.0 million. The cost of this settlement was included in the accrual for litigation in 2004 in Kinross' financial statements.

SUMMA

        In September 1992, Summa Corporation ("Summa") commenced a lawsuit against Echo Bay Exploration Inc. and Echo Bay Management Corporation (together, the "Subsidiaries"), 100% owned subsidiaries of Echo Bay, alleging improper deductions in the calculation of royalties payable over several years of production at McCoy/Cove and Manhattan mines ("Royalty Lawsuit.") The Manhattan mine is no longer in production and the McCoy/Cove mine was sold in January 2003. The assets and liabilities of the Subsidiaries are included under the heading Corporate and other in the segmented information (see Note 18). The first trial was conducted in the Eighth Judicial District Court ("District Court") of Nevada April 1997, with Summa claiming more than $13.0 million in unpaid royalties and accrued interest. In September 1997, judgment was entered on behalf of the Subsidiaries and the Subsidiaries were awarded approximately $300,000 in attorneys' fees and litigation costs. Summa appealed this judgment to the Nevada Supreme Court and in April 2002, the Supreme Court, sitting en banc, reversed the Judgment of the trial court and returned the action to the District Court for further proceedings consistent with its appellate opinion.

        In September 2004, the District Court ordered that a new trial be conducted in February 2005. In the new trial, Summa updated its claim for unpaid royalties and accrued interest to the approximate amount of $25.0 million. In May 2005, judgment was again entered in favor of the Subsidiaries, with Summa receiving nothing by way of its complaint. The Subsidiaries' Motions for Litigation Costs and Attorneys' Fees for both trial proceedings were granted, resulting in a judgment against Summa in the approximate amount of $700,000. Summa has filed its notice of appeal in July 2005 and its brief of appellant in the Nevada Supreme Court in January 2006. The Subsidiaries' responsive brief was filed on March 30, 2006. No hearing date has been set for this appeal.

        In March, 2004, Summa's successor in interest, Howard Hughes Properties ("Hughes"), filed an action in District Court against Echo Bay and its Subsidiaries (collectively, ("Echo Bay Entities"), as well as Newmont Mining Corporation ("Newmont") more than thirty current and former directors of the Echo Bay Entities, Kinross and Newmont ("Director and Officer Defendants") and fifty Doe defendants (collectively, "Defendants"). The lawsuit alleges claims based upon a general allegation of a scheme or artifice to defraud, in which Defendants, at various indeterminate times and places, diverted and distributed the assets of Echo Bay Entities (to render the Echo Bay Entities insolvent) to each other, so Hughes would be unable to collect any judgment it might obtain against the Echo Bay Defendants (Echo Bay Management and Echo Bay Exploration) in the Royalty Lawsuit. Immediately after being served, the Echo Bay Entities filed a Demand for Change of Venue as of Right and simultaneously moved for a Change of Venue. In May 2004, the District Court denied the motion without explanation, although, as of that date, none of the defendants that had appeared resided in Clark County. The Echo Bay Entities immediately filed their Notice of Appeal from this venue ruling. The Echo Bay Entities also filed a Demand for Stay of the District Court proceedings pending resolution of that appeal. The District Court granted that motion in part and denied it in part, staying all claims in Hughes' Complaint except for the claim asserting violation of the Nevada Uniform Fraudulent Transfers Act ("NUFTA").

        In September 2004, Hughes filed a First Amended Complaint. All Defendants filed a series of motions pursuant to Nevada Rule of Civil Procedure 12 to the remaining NUFTA claim, including a Motion to Dismiss for Lack of Personal Jurisdiction, a Motion for Judgment on the Pleadings and a Motion to Dismiss as a sanction for failure to comply with the District Court's Order to Amend. In January 2005, the District Court entered an Order granting all motions except for the Motion of Judgment on the Pleadings.

        On June 10, 2005, the Echo Bay Entities and Kinross filed a Motion for Judgment on the Pleadings and to Dismiss, based on res judicata, as a final judgment was entered against Summa in the Royalty Lawsuit. In response, Hughes filed a Motion to Stay All Proceedings and later filed an Opposition, arguing that the judgment entered in the Royalty Lawsuit is not a final judgment, and that until the judgment becomes final (by affirmation from the Nevada Supreme Court or otherwise), the NUFTA lawsuit should be stayed. The Echo Bay Entities and Kinross opposed the motion to stay.

        All of the pending motions were heard on July 5, 2005 by the District Court. The District Court denied the Echo Bay Entities' and Kinross' Motion for Judgment on the Pleadings and to Dismiss. However, the District Court did agree with the Echo Bay Entities that all of Hughes' common law claims were not ripe for adjudication and dismissed those claims. The District Court declined to dismiss the NUFTA claim and instead entered an Order staying that the claim pending the outcome of the Royalty Lawsuit appeal.

        After this extensive motion practice, all claims from Hughes' Complaint have been dismissed, except for the NUFTA claim, which is stayed pending the outcome of the appeal on the Royalty Lawsuit. The only defendants remaining are the Echo Bay Entities, Kinross, Newmont and five of the individual defendants (who did not join in the motion to dismiss for lack of personal jurisdiction). Hughes' motion to stay the venue appeal remains pending and Hughes filed its Respondent's Answering Brief in March, 2006. Kinross cannot reasonably predict the outcome of these actions and intends to continue to vigorously defend against the claims.

INCOME TAXES

        Kinross operates in numerous countries around the world and accordingly is subject to, and pays annual income taxes under the various regimes in countries in which it operates. These tax regimes are determined under general corporate income tax laws of the country. Kinross has historically filed, and continues to file, all required income tax returns and to pay the taxes reasonably determined to be due. The tax rules and regulations in many countries are complex and subject to interpretation. From time to time, Kinross will undergo a review of its historic tax returns and in connection with such reviews, disputes can arise with the taxing authorities over Kinross' interpretation of the country's income tax rules. As at December 31, 2005, Kinross had the following disputes.

BRAZIL

        Mineracao Serra Grande S.A. ("MSG"), Kinross' 50% joint venture with AngloGold Ashanti, which owns the Crixas mine received a tax reassessment in November 2003 from the Brazilian IRS. The reassessment disallowed the claiming of certain sales tax credits and assessed interest and penalties of which Kinross' 50% share totals $10.2 million. Kinross and its joint venture partner believe that this reassessment will be resolved without any material adverse affect on its financial position, results of operations or cash flows.

        In September 2005, MSG received assessments relating to payments of sales taxes on exported gold deliveries from tax inspectors for the State of Goias. Kinross' share of the assessments is approximately $29.0 million. The counsel for MSG believes the suit is in violation of Federal legislation on sales taxes and that there is a remote chance of success for the State of Goias. The assessment has been appealed.

REGULATORY INVESTIGATIONS

        The enforcement division of the SEC has requested that Kinross provide documentation in connection with an informal inquiry focused on Kinross' accounting of the business combination with TVX and Echo Bay. Kinross is currently responding to this request.

        The U.S. Department of Justice has notified Echo Bay that it is investigating whether or not payments were made to organizations in the Philippines in violation of U.S. Laws in connection with its mining operations in the Philippines in the 1990's. Former officers of Echo Bay (which has been amalgamated to Kinross) have provided testimonies with respect to this investigation.

--------------------------------------------------------------------------------

                        DESCRIPTION OF CAPITAL STRUCTURE

--------------------------------------------------------------------------------

         Information with respect to the capital structure of Kinross is included under the caption "Description of Securities" beginning on page 221.

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                              MANAGEMENT OF KINROSS

--------------------------------------------------------------------------------

DIRECTORS


        Set forth below is information regarding the directors of Kinross as of June 30, 2006.


================================ ====================================================== =====================
NAME AND PLACE OF RESIDENCE      PRINCIPAL OCCUPATION                                   DIRECTOR SINCE
-------------------------------- ------------------------------------------------------ ---------------------
John A. Brough                   President, Torwest Inc. (real estate development       January 19, 1994
Vero Beach, Florida              company)
-------------------------------- ------------------------------------------------------ ---------------------
Tye W. Burt                      President and Chief Executive Officer of Kinross       March 23, 2005
Toronto, Ontario
-------------------------------- ------------------------------------------------------ ---------------------
John K. Carrington               Retired Mining Executive                               October 26, 2005
Thornhill, Ontario
-------------------------------- ------------------------------------------------------ ---------------------
Richard S. Hallisey              President, Sullivan Holdings Limited                   December 5, 2004
Toronto, Ontario                 (wholly-owned family investment company)
-------------------------------- ------------------------------------------------------ ---------------------
John M.H. Huxley                 Principal, Algonquin Management Inc. (management       May 31, 1993
Toronto, Ontario                 company)
-------------------------------- ------------------------------------------------------ ---------------------
John A. Keyes                    Retired Mining Executive                               March 3, 2003
The Woodlands, Texas
-------------------------------- ------------------------------------------------------ ---------------------
Catherine McLeod-Seltzer         Chairman and Chief Executive Officer, Pacific Rim      October 26, 2005
Vancouver, B.C.                  Mining Corporation
-------------------------------- ------------------------------------------------------ ---------------------
George A. Michals                President, Baymont Capital Resources Inc.              January 31, 2003
Orangeville, Ontario             (investment holding company)
-------------------------------- ------------------------------------------------------ ---------------------
John E. Oliver                   Sr. Vice President, Retail and Small Business          March 7, 1995
Halifax, Nova Scotia             Banking, Scotiabank (financial institution)
-------------------------------- ------------------------------------------------------ ---------------------
Terence C.W. Reid                Retired Executive                                      January 5, 2005
Toronto, Ontario

================================ ====================================================== =====================

-------------------------

(1) Information respecting holdings of Common Shares, Restricted Share Rights and Deferred Share Units has been provided by individual directors. Outside directors are required to receive 50% of their annual compensation in Deferred Share Units, subject to the right to make an annual election for a cash payment instead of Deferred Share Units conditional upon meeting the minimum DSU's share ownership requirements of the Board.
(2) Committees: A-Audit, C-Compensation, CG-Corporate Governance, E-Environmental, Health & Safety, N-Nominating. The Board has also appointed a Special Projects Committee currently comprised of Messrs. Brough, Michals and Oliver.

        Each of the directors has held the principal occupation set forth opposite his or her name, or other executive offices with the same firm or its affiliates, for the past five years, with the exception of Tye W. Burt, John K. Carrington, Richard S. Hallisey, John A. Keyes, Catherine McLeod-Seltzer and Terence C.W. Reid.

        Prior to March 23, 2005, Mr. Burt was Vice Chairman and Executive Director, Corporate Development of Barrick Gold Corporation since February 2004. Prior to that he was Executive Director, Corporate Development of Barrick since December 2002. From April 2000 to December 2002, he was a Principal of Harris Partners Limited (investment banking) and President of Cartesian Capital Corp. (investment banking). Prior to January 2005, Mr. Carrington was Vice-Chairman and a director and prior to February 2004, he was Chief Operating Officer of Barrick Gold Corporation. Prior to December 2001, Mr. Hallisey was Vice-Chairman, National Bank Limited and, prior to January 1999, he was Vice-Chairman, First Marathon Securities Limited. Mr. Keyes, prior to January 2001, was President and Chief Operating Officer of Battle Mountain Gold Company and prior thereto was Senior Vice-President of Battle Mountain Gold Company. Prior to January 2006, Ms. McLeod-Seltzer was President and Chief Executive Officer of Pacific Rim Mining Corporation. Mr. Reid was president of Laketon Investment Management between 2001 and 2003.

        JOHN A. BROUGH

        Mr. Brough has been President of Torwest Inc., a real estate development company, since 1998. Prior to 1998, Mr. Brough held the position of Executive Vice-President and Chief Financial Officer of iStar Internet Inc. Prior to 1997, Mr. Brough was Senior Vice President and Chief Financial Officer of Markborough Properties Limited. He holds a Bachelor of Arts degree and is a Chartered Accountant.

        TYE W. BURT

        Mr. Burt was appointed President and Chief Executive Officer of Kinross in March, 2005. Prior to that, Mr. Burt held the position of Vice Chairman and Executive Director of Corporate Development of Barrick Gold Corporation. From December 2002 to February 2004, he was Executive Director of Corporate Development of Barrick Gold Corporation. From May 2002 - December 2002 he was Principal, Harris Partners Limited (investment banking) (but consulting on a full time basis to Barrick Gold). From May 2000 - May 2002 he was President of Cartesian Capital Corp. Mr. Burt is also a director and Vice Chairman of the audit committee of the Ontario Financing Authority and a director of NRX Global Corporation. Mr. Burt is a member of the Law Society of Upper Canada and is a graduate of Osgood Law School and holds a Bachelor of Arts degree from the University of Guelph.

        JOHN K. CARRINGTON

        Mr. Carrington was Vice-Chairman and a director of Barrick Gold Corporation from 1999 through 2004. Prior to that Mr. Carrington was Chief Operating Officer of Barrick from 1996 until February 2004. He has also occupied the functions of President and Executive Vice President, Operations of Barrick in 1997 and 1995 respectively. Prior to that Mr. Carrington occupied officerships in other mining companies, including Noranda Minerals Inc., Brunswick Mining & Smelting Inc. and Minnova Inc. Mr. Carrington holds a Bachelor of Applied Science (Mining Engineering) and a Master of Engineering (Mining). He is a member of the Association of Professional Engineers of Ontario.

        RICHARD S. HALLISEY

        Mr. Hallisey is President and Director of Sullivan Holdings Limited, a position he has held full time since December, 2001. From January 1999 to December 2001, Mr. Hallisey was Vice-Chairman and Managing Director of National Bank Financial. Prior to his position with National Bank Financial, Mr. Hallisey was Co-founder, Vice-Chairman and Director of First Marathon Securities Limited. Mr. Hallisey holds a Bachelor of Applied Science (Civil-Geological Engineering) from the University of British Columbia and a Masters in Business Administration from the University of Western Ontario.

        JOHN M.H. HUXLEY

        Mr. Huxley has been a principal of Algonquin Management Inc., the manager of the Algonquin Power Income Fund, since 1997. Prior to that he was President of Algonquin Power Corporation, a builder, developer and operator of hydroelectric generating facilities in Canada and the United States. He holds a Bachelor of Laws degree.

        JOHN A. KEYES

        Mr. Keyes most recently held the position of President and Chief Operating Officer of Battle Mountain Gold Company until 2001. Mr. Keyes has a Bachelor of Science degree (honours) and has completed an executive MBA course.

        CATHERINE MCLEOD-SELTZER

        Ms. McLeod-Seltzer is Chairman, Chief Executive Officer and a director of Pacific Rim Mining Corp. She has been an officer and director of Pacific Rim since 1997. From 1994 to 1996, she was President, Chief Executive Officer and a director of Arequipa Resources Ltd., a publicly traded company which she co-founded in 1992. From 1985 to 1993, she was employed by Yorkton Securities Inc. as an institutional trader and broker, and also as Operations Manager in Santiago, Chile (1991-92). She has a Bachelor degree in Business Administration. She holds directorships in other publicly traded companies including Silver Standard Resources Inc., Bear Creek Mining Corporation, Miramar Mining Corp., Stornoway Diamond Corporation and Peru Copper Inc.

        GEORGE F. MICHALS

        Mr. Michals is President of Baymont Capital Resources Inc., an investment holding company. Mr. Michals has also served as an active member on the boards of a number of private and public companies. Prior to January 2003, Mr. Michals was also Chairman of the board of TVX Gold Inc. and from 1987 to 1990, he held the position of Executive Vice-President and Chief Financial Officer of Canadian Pacific Limited. He holds a Bachelor of Commerce degree and is a Chartered Accountant.

        JOHN E. OLIVER

        Mr. Oliver was appointed Senior Vice President, Atlantic Region, Bank of Nova Scotia in March 2004. Mr. Oliver was previously Executive Managing Director and Co-Head of Scotia Capital U.S., Bank of Nova Scotia since October 1999. From 1997 to 1999 Mr. Oliver was Senior Vice-President, Corporate and Real Estate Banking of Bank of Nova Scotia and prior thereto, he was Senior Vice-President of Real Estate Banking of Bank of Nova Scotia. Mr. Oliver was appointed the Independent Chairman of Kinross in August 2002.

        TERENCE C.W. REID

        Mr. Reid retired as Vice-Chairman of CIBC Wood Gundy in 1997 after a career there spanning thirty-one (31) years during which he provided investment banking services to many of Canada's leading corporations. He subsequently acted as a consultant in the electricity industry and helped develop an internet start-up business. Between 2001 and 2003 he was president of Laketon Investment Management, a leading Canadian investment asset manager. Mr. Reid has served on a number of investment industry committees and was Chairman of the Montreal Stock Exchange. He holds a diploma in law from the University of Witwatersrand, Johannesburg and an MBA from the University of Toronto.

OFFICERS


         The following table sets forth the names of each of the officers of Kinross and all offices of Kinross held by each of them as of June 30, 2006.



              NAME                                    OFFICE HELD

 HUGH A. AGRO                          Sr. Vice President, Corporate Development
 Toronto, Ontario, Canada

 RICK A. BAKER                         Sr. Vice President, Environmental, Health & Safety
 Sparks, Nevada, United States


 TIMOTHY C. BAKER                      Executive Vice President and Chief Operating Officer
 Toronto,Ontario, Canada


 THOMAS M. BOEHLERT                    Executive Vice President and Chief Financial Officer
 Toronto, Ontario, Canada

 TYE W. BURT                           President and Chief Executive Officer
 Toronto, Ontario, Canada



 MANOEL CERQUEIRA                      Vice President, Brazil
 Rio de Janeiro, Brazil

 J. MICHAEL DOYLE                      Sr. Vice President, Operations
 Sparks, Nevada, United States



 CHRISTOPHER T. HILL                   Sr. Vice President and Treasurer
 Toronto, Ontario, Canada



 GEOFFREY P. GOLD                      Sr. Vice President and Chief Legal Officer
 Toronto, Ontario, Canada


 JAANA M. HARKONEN                     Vice President, Human Resources
 Toronto, Ontario, Canada

 ROBERT D. HENDERSON                   Acting Vice President, Technical Services
 Burlington, Ontario, Canada


 HAL KIRBY                             Vice President and Corporate Controller
 Toronto, Ontario, Canada

 JOHN E. OLIVER                        Independent Chairman
 Halifax, Nova Scotia, Canada

 SHELLEY M. RILEY                      Vice President, Administration and Corporate Secretary
 Toronto, Ontario, Canada

 RONALD W. STEWART                     Sr. Vice President, Exploration
 Oakville, Ontario, Canada


 JAMES E. TOCCACELLI                   Sr. Vice President, Commumications
 Toronto, Ontario, Canada

 LISA M. ZANGARI                       Acting Sr. Vice Presidnt, Human Resources
 Toronto, Ontario, Canada


        The following sets forth biographical information for each of the executive officers of Kinross who is not also a director of Kinross:

        HUGH A. AGRO was appointed Sr. Vice President, Corporate Development on August 5, 2005. Prior to that he was Vice President, Corporate Development from April 2005 to August 2005. Prior to that Mr. Agro held the position of Vice President, Corporate Development for Placer Dome Canada from May 2004 to April 2005. Prior to that Mr. Agro was a Principal of Senator Capital Partners from April, 2001 to April, 2004. From August 1997 to April, 2001, Mr. Agro held the positions of Vice President, Investment Banking, Global Metals & Mining Group and Associate, Investment Banking respectively with Deutsche Bank Securities Ltd.

        RICK A. BAKER was appointed Sr. Vice President, Environmental, Health & Safety on March 1, 2005. Prior to that Mr. Baker held the positions of Vice President, Operations from October, 2003 to February, 2005 and Vice President and General Manager, Reclamation Operations from March to September, 2003 of Kinross Gold U.S.A., Inc. a 100% wholly-owned subsidiary of Kinross. Prior to that he held the positions of General Manager, from August, 2001 to February, 2002 and Operations Manager from April, 2000 to July 2001 with Fairbanks Gold Mining, Inc. a 100% wholly-owned subsidiary of Kinross. From July 1997 to March 2000, Mr. Baker was General Manager, McCoy/Cove Operation, Echo Bay Minerals Company.


TIMOTHY C. BAKER was appointed as Executive Vice President and Chief Operating Officer in June, 2006. Prior to that, Mr. Baker was Executive General Manager of Placer Dome Chile from January 2005 to June 2006. From July 2003 to December 2004, Mr. Baker held the position of Managing Director, Placer Dome Tanzania and from February 2002 to July 2003, Mr. Baker was Senior Vice President, Compania Minera Zaldivar. Prior to that, Mr. Baker was Mine General Manager of Getchell Gold Corp. from July 2000 to February 2002. Mr. Baker completed his Bachelor of Science (Geology) at Edinburgh University in Scotland and attended the Executive Management Program at Queen's University.


        THOMAS M. BOEHLERT was appointed as Executive Vice President and Chief Financial Officer on April 7, 2006. Mr. Boehlert has more than 20 years experience in finance and banking. Most recently, he was Executive Vice President and Chief Financial Officer of Texas Genco of Houston, an independent electric power company from February 2005 to August 2005. Prior to that, he was Executive Vice President and Chief Financial Officer of Direct Energy of Toronto, a North American energy services company from February 2004 to February 2005. Mr. Boehlert was also Senior Vice President and Chief Financial Officer of Sithe Energies of New York, an international independent electric power company from June 2000 to November 2003. Mr. Boehlert spent 14 years as a banker at Credit Suisse in New York and London where he was responsible for covering energy companies and project finance activities. Mr. Boehlert holds a B.A. in Accounting from Indiana University, an M.B.A., Finance from New York University and is a certified public accountant.

        TYE W. BURT was appointed President and Chief Executive Officer of Kinross in March, 2005. Prior to that, Mr. Burt held the position of Vice Chairman and Executive Director of Corporate Development of Barrick Gold Corporation. From December 2002 to February 2004, he was Executive Director of Corporate Development of Barrick Gold Corporation. From May 2002 - December 2002 he was Principal, Harris Partners Limited (investment banking) (but consulting on a full time basis to Barrick Gold). From May 2000 - May 2002 he was President of Cartesian Capital Corp. Mr. Burt is also a director and Vice Chairman of the audit committee of the Ontario Financing Authority and a director of NRX Global Corporation. Mr. Burt is a member of the Law Society of Upper Canada and is a graduate of Osgood Law School and holds a Bachelor of Arts degree from the University of Guelph.



        MANOEL CERQUEIRA was appointed Vice President, Brazil in January 2006. Prior to that, since being hired as Finance Manager of TVX Normandy Americas (Canada) Inc. and TVX Normandy Americas (Cayman) Inc. in September 1999, he has held positions as board member and officer of joint venture operators, Mineracao Serra Grande S.A. (Crixas mine) and Rio Paracatu Mineracao, S.A. (Paracatu mine). He also held the position of Vice President Finance of various Kinross/TVX subsidiaries, TVX Normandy Americas (Canada) Inc., TVX Normandy Americas (Cayman) Inc., Kinross Americas (Canada) Inc. and Kinross Americas (Cayman) Inc.

        J. MICHAEL DOYLE was appointed Sr. Vice President, Operations in June, 2004. Prior to that, Mr. Doyle was Vice President, Operations of Kinross Gold U.S.A., Inc. from March, 2003 to May, 2004, a 100% wholly-owned subsidiary of Kinross. From January 2003 to March 2003, Mr. Doyle was Vice President and General Manager, Round Mountain Gold Corporation, a 100% wholly-owned subsidiary of Kinross. From 2000 to 2003, Mr. Doyle was General Manager, Round Mountain Gold Corporation and prior to that he held the position of Operations Manager, Round Mountain Gold Corporation.


        GEOFFREY P. GOLD was appointed Senior Vice President and Chief Legal Officer in May 2006. Prior to that, Mr. Gold was with Placer Dome Inc., from August 1994 to March 2006, most recently serving as Vice President, Assistant Secretary and Associate General Counsel.

        JAANA M. HARKONEN was appointed Vice President, Human Resources in June 2006. Prior to that, Ms. Harkonen was Director, Human Resources for Alderwoods Group Inc. from May 2004 to June 2006. Prior to that, Ms. Harkonen was Director, Human Resouces for prisam brandz inc. from October 2000 to May 2003.

        ROBERT D. HENDERSON was appointed Acting Vice President, Technical Services in July 2006. Prior to that, Mr. Henderson was Kinross' Director, Technical Services from May 2004 to November 2005 and Manager, Metallurgy and Mineral Processing from May 2004 to November 2005. Prior to that, Mr. Henderson was Project Manager for Hatch Associates from February 2000 to May 2004.

        CHRISTOPHER T. HILL is currently Sr. Vice President and Treasurer and prior to March 2006 he was Sr. Vice President, Corporate Communication since August 2005 and prior to that he was Vice President, Investor Relations since May 2004. Mr. Hill was Vice President, Treasurer from May 1998 to March 2004.




        HAL KIRBY was appointed Vice President and Corporate Controller in June 2005. Prior to that, Mr. Kirby was Director of Special Projects from November 2004 to June 2005. Prior to that he was General Director of Omolon Gold Mining Company, a subsidiary of Kinross Gold Corporation, from November 2002 to May 2004 and prior to that he was Deputy General Director, Finance and Administration of Omolon Gold Mining Company from September 1998 to November 2002.

        JOHN E. OLIVER was appointed Senior Vice President, Atlantic Region, Bank of Nova Scotia in March 2004. Mr. Oliver was previously Executive Managing Director and Co-Head of Scotia Capital U.S., Bank of Nova Scotia since October 1999. From 1997 to 1999 Mr. Oliver was Senior Vice-President, Corporate and Real Estate Banking of Bank of Nova Scotia and prior thereto, he was Senior Vice-President of Real Estate Banking of Bank of Nova Scotia. Mr. Oliver was appointed the Independent Chairman of Kinross in August 2002.

        SHELLEY M. RILEY has been the Corporate Secretary of Kinross since June 1993 and was appointed Vice President, Administration and Corporate Secretary in September, 2005.

        RONALD W. STEWART has been the Sr. Vice President, Exploration of Kinross since August 2005 and prior to that he was Vice President, Exploration since March 2002. Prior to that date he was Director of Investor Relations for Placer Dome from January 2000 to March 2002, Manager Mine Exploration for Placer Dome from February 1998 to January 2000 and Country Exploration Manager, Indonesia for Placer Dome from March 1996 to February 1998.


        JAMES E. TOCCACELLI was appointed Sr. Vice President, Communications, in June 2006. Prior to that, Mr. Toccacelli was Senior Vice President, Marketing and Commuication for EDS Canada, Inc. from May 2000 to June 2006. In 2005, Mr. Toccaceli was awarded the Philip A. Novikoff Award by the Canadian Public Reations Society in recognition of his outstanding public relations and community service. Mr.Tocacelli serves on the Board of Directors for the Canadian Paralympics Committed and the Hincks Dellcrest Center, a facility for children's mental health.

        LISA M. ZANGARI was appointed Acting Sr. Vice President, Human Resources in June 2006. Prior to that, Ms. Zangari was Vice President, Human Resouces for Kinross Gold U.S.A., Inc. from September 2005 to June 2006. Ms. Zangari served as Vice President, Human Resources of Placer Dome Canada from June 2003 to September 2005. From January 2001 to June 2003 she held the position of Manager, Corporate Performance Mangement and International Human Resources for the Placer Dome group of companies.


        In addition to the foregoing, Kinross has announced the appointment of Tim Baker as Executive Vice President and Chief Operating Officer effective as of June 15, 2006, and James Toccacelli as Senior Vice President, Communications, effective June 19, 2006.


        As at June 30, 2006, the directors and executive officers of Kinross, as a group owned, directly or indirectly, or exercised control or direction over less than 1% of the total number of Kinross common shares outstanding before giving effect to the exercise of options or other convertible securities held by such directors and executive officers. The statement as to the number of common shares beneficially owned directly or indirectly or over which control or direction is exercised by the directors and executive officers of Kinross as a group is based upon information provided by the directors and executive officers.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the Business Corporations Act (Ontario), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or such other corporation, if: (1) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds to believe that his or her conduct was lawful. Any such person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in (1) and (2) above. A corporation may, with the approval of a court, also indemnify any such person in respect of an action by or on behalf of the corporation or such other corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or officer of the corporation or such other corporation, if he or she fulfills the conditions set out in (1) and (2) above. Kinross' bylaws require Kinross to indemnify the persons permitted to be indemnified by the provisions of the Business Corporations Act (Ontario) summarized above and every other person who properly incurred any liability on behalf of Kinross or acted at Kinross' request.

        Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Kinross has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS

        No director or executive officer of Kinross or a shareholder holding a sufficient number of securities to affect materially the control of Kinross is, or within the ten years prior to the date hereof has been, a director or executive officer of any company (including Kinross) that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days; or (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except as follows:

        On April 14, 2005, the Ontario Securities Commission issued a definitive management cease trade order which superseded a temporary management cease trade order dated April 1, 2005 against all the directors and officers of Kinross in connection with Kinross' failure to file its audited financial statements for the year ended December 31, 2004. A similar order was issued by the Nova Scotia Securities Commission against Mr. John Oliver dated July 6, 2005. These management cease trade orders were lifted on February 22, 2006.

        No director or executive officer of Kinross or a shareholder holding a sufficient number of securities of Kinross to affect materially the control of Kinross has, within the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder.

EXECUTIVE COMPENSATION

        The following table sets forth all annual and long-term compensation for services in all capacities to Kinross and its subsidiaries for the three fiscal years ended December 31, 2005, in respect of each of the individuals who were, at December 31, 2005, the Chief Executive Officer and the four senior executive officers, whose total salary exceeded $100,000 (the "Named Executive Officers").

                                            SUMMARY COMPENSATION TABLE
                                                   FOR YEAR 2005
==========================================================================================================================
                                      ANNUAL COMPENSATION (1)             LONG-TERM COMPENSATION (1)
--------------------------------------------------------------------------------------------------------------------------
                                                                          AWARDS               PAYOUTS
                                                                                SHARES OR
                                                                                  UNITS
                                                                                SUBJECT TO
                                                                  SECURITIES      RESALE
                                                                     UNDER     RESTRICTIONS
                                                   OTHER ANNUAL    OPTIONS/     RESTRICTED
                                                      COMPEN-        SARS          SHARE         LTIP        ALL OTHER
 NAME AND PRINCIPAL            SALARY     BONUS      SATION(7)    GRANTED(3)   RIGHTS(3)(8)    PAYOUTS     COMPENSATION(1)(9)
      POSITION         YEAR     ($)        ($)         ($)            (#)           ($)          ($)            ($)
--------------------------------------------------------------------------------------------------------------------------
Robert M. Buchan(2)    2005   206,350        Nil       15,861           Nil           Nil        N/A                 -
Former President &     2004   768,300    576,225       28,331       133,326       775,453        N/A         6,671,059
Chief Executive        2003   713,500    535,125       63,639       100,000       388,857        N/A            51,786
Officer
--------------------------------------------------------------------------------------------------------------------------
Tye W. Burt(2)         2005   471,430    660,320       16,699       150,000(3)(4) 630,441(3)(4)  N/A         1,378,884(3)(4)
President and Chief    2004       N/A        N/A          N/A           N/A           N/A        N/A               N/A
Executive Officer      2003       N/A        N/A          N/A           N/A           N/A        N/A               N/A
--------------------------------------------------------------------------------------------------------------------------
Lars-Eric Johansson(11)2005   256,286       Nil        14,724           Nil       229,879(3)     N/A            78,896
Senior Vice            2004   134,453       Nil           616       102,740       243,425        N/A           414,529
President & Chief      2003      N/A        N/A           N/A           N/A           N/A        N/A               N/A


Financial Officer


--------------------------------------------------------------------------------------------------------------------------
Scott A. Caldwell(11)  2005   376,449   331,710        81,206        82,424       336,235(3)     N/A         1,235,489(5)
Executive Vice         2004   344,682   251,426        48,043        79,867       302,794        N/A           251,025
President and Chief    2003   273,806   121,295         7,222        53,125       132,211        N/A            15,500
Operating Officer
--------------------------------------------------------------------------------------------------------------------------
John W. Ivany(11)      2005   305,408   183,245         8,933           Nil       404,533(3)     N/A            88,289
Executive Vice         2004   274,667   153,660         6,253        62,849       193,861        N/A           295,321
President              2003   237,685   102,030         9,070        44,688       111,213        N/A            18,597
--------------------------------------------------------------------------------------------------------------------------
Hal Kirby(6)           2005   163,257    74,276        10,778         9,605       216,094        N/A           125,281(6)
Vice President,        2004   130,561    96,762        45,042        18,614        23,261        N/A             5,809
Corporate Controller   2003   167,999    47,000        55,708        12,656        26,248        N/A             6,222
==========================================================================================================================
Allan D.               2005   201,615   256,732         2,519           Nil           Nil        N/A           695,863
Schoening(10)          2004   214,023    72,259         1,635        24,638       110,499        N/A               Nil
Former Sr. Vice        2003   161,679    81,282         1,241        47,156        61,904        N/A             8,854
President, Human
Resources and
Community Relations
==========================================================================================================================

----------
(1) Compensation, which is paid in Canadian dollars, is reported in United States dollars. The rates of exchanges used to convert Canadian dollars to United States dollars are: 2003 - 0.7135, 2004 - 0.7683, 2005 - 0.8254.
(2) Mr. Buchan resigned as President and Chief Executive Officer and was succeeded by Mr. Tye W. Burt in March 2005. Mr. Buchan's change of control agreement with Kinross was triggered by the TVX and Echo Bay merger (see "Employment Contracts"). Mr. Buchan received a lump sum payment of $5,250,755 and his ERAP was credited with $504,197. In addition, Mr. Buchan's ERAP was credited during 2004, with the sum of $916,107 for prior year's services, consistent with the practice for other senior officers, see footnote 9.
(3) As the Named Executive Officers were subject to a management cease trade order in 2005 which was lifted in February 2006 and a blackout period on trading until April 3, 2006, Kinross was not in a position to grant such officers their annual allocation of options and Restricted Share Rights at year end, in accordance with its usual practice. Accordingly, the options and Restricted Share Rights which are reported above were not granted until April 3, 2006.
(4) When Mr. Burt was hired in March of 2005, his employment offer letter recognized the significant benefits he was forfeiting under his then employer's long term incentive plans. Accordingly, Kinross agreed to issue replacement securities to replace the securities being forfeited, and Mr. Burt's agreement contained certain adjustment mechanisms if it was not possible to grant securities of Kinross as a result of the management cease trade order then in place. In April 2006, when it was possible to grant such securities to Mr. Burt, he received 379,609 Restricted Share Rights, 450,000 options and a payment of $1,238,100 (which is included in the amount under "All Other Compensation") pursuant to his employment offer letter, referable to the benefits he forfeited with his previous employer. The Restricted Share Units to which Mr. Burt was entitled on his hire date, were valued at $2,365,636 as at such date. Mr. Burt declined an additional 6,000 Restricted Share Rights which were proposed as part of his 2005 annual compensation.

(5) Mr. Caldwell received a retention payment in consideration for forfeiting a change of control entitlement payable in the event of his departure.
(6) Mr. Kirby was appointed Vice President, Corporate Controller in June, 2005. Mr. Kirby received a retention payment of $103,175 in 2005.
(7) This section includes payments made in connection with parking, car allowance, club dues, life insurance, contributions to the employee share purchase plan, relocation expenses, and vested Restricted Share Rights.
(8) Amounts shown represent Restricted Share Rights granted as part of the annual compensation package of each Named Executive Officer, valued at the date of the grant based on the market price of the Common Shares on the TSX on such date. From January 1, 2005 to and including April 3, 2006, the following numbers of Restricted Share Rights were granted to the Named Executive Officers: Mr. Buchan: Nil; Mr. Burt: 60,000; Mr. Johansson:
     21,878, Mr. Caldwell: 32,000, Mr. Ivany: 38,500, Mr. Kirby: 20,565 and Mr.
     Schoening: Nil. As at April 3, 2006, the aggregate number and value of Restricted Share Rights held by the Named Executive Officers were as follows: Mr. Buchan: 153,413 Restricted Share Rights - $1,952,947; Mr.
     Burt: 60,000 Restricted Share Rights - $630,441 (excluding Restricted Share Rights granted upon being hired); Mr. Johansson: 60,485 Restricted Share Rights - $769,974; Mr. Caldwell: 74,357 Restricted Share Rights - $946,564; Mr. Ivany: 78,653 Restricted Share Rights - $1,001,253; Mr. Kirby: 25,918 Restricted Share Rights - $329,936; Mr. Schoening: Nil Restricted Share Rights - Nil$. In accordance with his employment offer letter Mr. Burt was also granted 379,609 Restricted Share Rights in April 2006 for forfeiting the benefits of incentive securities he held with his previous employer, in accordance with his employment offer letter of March 2005. Restricted Share Rights generally vest as to one third at the first anniversary date of the grant, one third on the second anniversary date of grant and one third on the third anniversary date of the grant, except that in March 2006, Mr. Burt received 21,500 vested Restricted Share Rights, and 358,109 Restricted Share Rights vesting January 1, 2007 which had been committed to him in his March 2005 employment offer letter; Mr. Kirby received 10,000 Restricted Share Rights in April 2006 vesting as to one third on May 31, 2006, one third on May 31, 2007 and one third on May 31, 2008. The vesting of such Restricted Share Rights was aligned with Mr. Kirby's promotion date rather than with the grant date.
(9) This section includes contributions made to each Named Executive Officer's retirement allowance ("ERAP" and registered retirement savings plan of "RRSP"). In the case of Messrs. Buchan, Caldwell and Ivany payments were made to the ERAP for prior years' services.
(10) Mr. Schoening's employment with Kinross ended in 2005 and as part of his severance, Mr. Schoening received a lump sum of $405,787 and $290,076 was credited to his executive retirement allowance.


(11) Mr. Johansson resigned as Senior Vice President and Chief Financial Officer in April 2006. Mr. Ivany resigned as Executive Vice President effective
     May 2006. Mr. Caldwell resigned as Executive Vice President and Chief Operating Officer in June 2006.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth stock options granted under Kinross' Stock Option Plan during the fiscal year ended December 31, 2005, to each of the Named Executive Officers.

        The options become exercisable as to 33-1/3% on each of the first, second, and third anniversary of the date of grant. The exercise price of the option is the market value (as defined in Kinross' Share Incentive Plan) of the common shares on the date of grant.

                             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2005(1)

=============================================================================================================================

                                                                                         Market Value of
                                                                                            Securities
                                                 Percent of Total                       Underlying Options
                            Securities Under    Options Granted to     Exercise or        On the Date of
                             Options Granted       Employees in         Base Price            Grant          Expiration
           Name                  (#)(2)         Financial Year(3)    (Cdn$/security)     (Cdn$/Security)        Date
-----------------------------------------------------------------------------------------------------------------------------
Robert M. Buchan                    Nil                Nil                 N/A                 N/A                N/A

=============================================================================================================================

Tye W. Burt(4)                  150,000               9.11%               12.73               12.73          April 3, 2011

=============================================================================================================================

Lars-Eric Johansson                 Nil                Nil                 N/A                 N/A                N/A

=============================================================================================================================

Scott A. Caldwell                82,424               5.01%               12.73               12.73          April 3, 2011

=============================================================================================================================

John W. Ivany                       Nil                Nil                 N/A                 N/A                N/A

=============================================================================================================================

Hal Kirby                        36,019               2.19%               12.73               12.73          April 3, 2011

=============================================================================================================================

Allan D. Schoening                  Nil                Nil                 N/A                 N/A                N/A

=============================================================================================================================

-------------------------

(1) As a result of a management cease trade order and company trading blackout, the grant of options for the 2005 annual compensation package of Named Executive Officers was not effected until April 2006. Kinross has reported such grants as part of their 2005 compensation.
(2) The class of securities underlying all stock options is Common Shares. All stock options vest as to 33?% on each of the first, second and third anniversary dates of the grant.
(3) Based on the total number of options granted pursuant to the Stock Option Plan from January 1, 2005 to April 3, 2006 of 1,646,650.
(4) The above reports the annual compensation of Mr. Burt. In addition to the above, Mr. Burt was promised 450,000 options upon being hired as a result of forfeiting the benefits of incentive securities he held with his previous employer. The grant of such options was effected in April 2006 and have an exercise price of $12.73 per share (the then market value), vesting as to 33?% on each of the first, second and third anniversary dates of the date of hire of Mr. Burt (March 23, 2005), for a five year term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

        No options were exercised in 2005 by the Named Executive Officers. The following table provides details regarding stock options exercised by the Named Executive Officers during the year ended December 31, 2004 and year-end option values.

PENSION AND OTHER BENEFIT PLANS

EXECUTIVE RETIREMENT ALLOWANCE PLAN

        In 2004, Kinross adopted an Executive Retirement Allowance Plan (the "ERA Plan"). Under the ERA Plan, the Named Executive Officers are not required to make contributions to the ERA Plan as contributions and payment of all entitlements of the Named Executive Officers under the ERA Plan (the "Retirement Allowance") are the sole responsibility of Kinross.

        The Retirement Allowance payable to each Named Executive Officer under the ERA Plan is equal to the sum of three parts. The first part is calculated on the basis of 15% of the Named Executive Officer's base salary plus any bonus paid during the employment period, which is equal to one-half of the number of months commencing from the date upon which the employment of the Named Executive Officer began and December 31, 2003 (the "Pre-January 1, 2004 Entitlement"). Each Named Executive Officer's Pre-January 1, 2004 Entitlement shall vest at a rate of 1/24th at the end of each month until fully vested.

        The second part is calculated on the basis of 15% of the Named Executive Officer's base salary plus any bonus paid during the period, which is equal to that number of full months from and after January 1, 2004 during which the Named Executive Officer was continuously employed by Kinross (the "Post-January 1, 2004 Entitlement"). Each Named Executive Officer's Post-January 1, 2004 Entitlement shall vest as to 1/12th at the end of each month of continuous service to Kinross.

        The third part of the Named Executive Officer's entitlement is calculated on the basis of 15% of any severance amount payable to the Named Executive Officer upon a change of control of Kinross under the terms of the Executive Severance Agreement (the "Severance Entitlement"). The Executive's Severance Entitlement shall vest in full as of the day immediately prior to the date on which the change of control occurs.

        Interest shall be calculated and compounded on the Retirement Allowance in question for the periods fixed by the terms of the ERA Plan at the end of each quarter at the average annual yield rate for Government of Canada bonds, as published by the Bank of Canada on the day prior to the date upon which the fiscal quarter begins.

        Based on accrued and vested entitlements, Kinross agreed to pay to each Named Executive Officer their Retirement Allowance by either: (a) consecutive monthly payments commencing in the month immediately following the date upon which the Named Executive Officer leaves the employment of Kinross (the "Retirement Date") and continuing for a period of not less than three or greater than ten years (the "Executive's Payout Period"), or (b) a lump sum payment equal to the Retirement Allowance accrued to the date of payment.

OTHER BENEFITS

        Kinross' subsidiary, Kinross Gold U.S.A., Inc., has a retirement plan in which two Named Executive Officers are eligible to participate.

        Employees are allowed to make contributions to the Kinross Gold Retirement Plan from salary deductions each year subject to certain limitations. The plan is a "safe harbor" plan under which Kinross matches 100% of the participants' salary deferrals into the plan up to a maximum of 6% of compensation. Kinross also currently makes a 2% contribution to all eligible employees, whether or not the employee elects to make salary deferrals. However, any employee who is eligible to participate in the ERA Plan described above is not eligible to receive matching or other Company contributions under the Kinross Gold Retirement Plan. Participants are immediately vested in all contributions under the Plan. Participants are allowed to direct the investment of their account within a group of designated investment funds.

EMPLOYMENT CONTRACTS

        Kinross has entered into a change of control agreement with certain of its Named Executive Officers, as set forth below, providing for a severance payment equal to two (in the case of Messrs. Kirby and Ivany) and two and one-half (for Messrs. Burt, Caldwell, and Boehlert) multiplied by the sum of such officers' compensation (annual base salary and benefits) and target bonus. For Messrs. Burt, Caldwell and Boehlert, the severance payment is payable to such officer following a change of control of Kinross, at his option. The severance amount is payable at the option of Mr. Burt provided he exercises his option within 12 months following a change of control. In the case of Messrs. Kirby and Ivany, the severance is paid to such officers if a triggering event occurs following a change of control. A triggering event includes: (i) an adverse change in the employment terms of the executive, (ii) a diminution of the title of the executive; (iii) a change in the person to whom the executive reports (subject to certain exceptions); and (iv) a change in the location at which the executive is required to work (subject to certain exceptions). The severance amount is payable at the option of Messrs. Kirby and Ivany provided the exercise of such option occurs within 18 months following the change of control and within six months of the triggering event.

        The issuance of Common Shares equal to more than 50% of the then outstanding capital of Kinross as part of the TVX/Echo Bay merger triggered the change of control provisions of Mr. Buchan's severance agreement and as a result, Mr. Buchan was paid accordingly as part of his severance upon departing Kinross. See the details of such payments under "Summary Compensation Table."

        Other than as described above, Kinross (and its subsidiaries) currently has no employment contracts in place with the Named Executive Officers and no compensatory plans or arrangements with respect to the Named Executive Officers that results or will result from the resignation, retirement or any other termination of employment of such officers' employment with Kinross (and its subsidiaries), from a change of control of Kinross (and its subsidiaries) or a change in the Named Executive Officers' responsibilities following a change of control.

        Mr. Caldwell's employment arrangement was renegotiated in December 2005. Should his employment be terminated without cause and outside of a change of control prior to December 31, 2006, Mr. Caldwell will receive a lump sum equivalent to 18 months' salary and bonus increasing annually for each year of service capped at 24 months in salary and bonus.

CERTAIN TRANSACTIONS

        To the best of Kinross' knowledge, and other than as disclosed in this Proxy Statement/Prospectus, in the notes to Kinross' financial statements and its MD&A, there are no known existing or potential conflicts of interest between Kinross and any director or officer of Kinross, except as disclosed below that certain of the directors and officers serve as directors and officers of other public companies and therefore it is possible that a conflict may arise between their duties as a director or officer of Kinross and their duties as a director or officer of such other companies.

        The directors and officers of Kinross are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and Kinross will rely upon such laws in respect of any directors' and officers' conflicts of interest or in respect of any breaches of duty by any of its directors or officers. All such conflicts will be disclosed by such directors or officers in accordance with the Business Corporations Act (Ontario) and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

        During 2004, Kinross entered into a shareholders agreement providing for the organization of Kinross Forrest Ltd. ("KF Ltd.") and the issuance of 35% of the shares of KF Ltd. to Kinross, 25% to a company controlled by Art Ditto, then a director and officer of Kinross, and 40% to an unrelated third party. Mr. Ditto paid Kinross his share of the expenses incurred in the amount of $0.3 million. As at December 31, 2004, this investment was valued at $0.1 million on Kinross' balance sheet.

        KF Ltd. is a corporation incorporated under the laws of the Territory of the British Virgin Islands and is a party to a joint venture with La Generale des Carrieres et des Mines, a Congolese state-owned mining enterprise. The joint venture was formed for the purpose of exploiting the Kamoto Copper Mine located in the Democratic Republic of Congo.

        On September 2, 2005, Kinross agreed to sell 23.33% of the shares of KF Ltd. to Balloch Resources Ltd., (now Katanga Mining Limited, "Katanga") retaining 11.67% of the shares for CDN $5.45 million. The parties also agreed in 2005 to provide Katanga with an option to purchase Kinross' 11.67% remaining interest. At the time of entering into the agreement, Mr. Robert Buchan, a former director and officer of Kinross, held an 8.5% interest in the outstanding common shares of Katanga. Art Ditto, who is a former director and officer of Kinross, owned a 17.1% interest in the outstanding common shares of Katanga and Mr. Ditto was appointed as the President and Chief Executive Officer of Katanga. For more information, refer to Kinross' MD&A and note 22 of its audited annual financial statements.

        John E. Oliver is Senior Vice President, Atlantic Region, of the Bank of Nova Scotia. The Bank of Nova Scotia is a co-lead of the lending syndicate for Kinross' credit facility. The Bank of Nova Scotia's commitment to the credit facility is approximately $60.0 million. Mr. Oliver's duties do not include responsibilities in the commercial lending department responsible for management and decisions with respect to the Kinross credit facility. The board of Kinross does not consider this relationship to present a conflict of interest with Mr. Oliver's responsibilities as a board member or in any way as reasonably affecting his independence.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

        Other than as described elsewhere in this Proxy Statement/Prospectus, the notes to Kinross' financial statements and its MD&A, since January 1, 2003, no director, executive officer or 10% shareholder of Kinross or any associate or affiliate of any such person or company, has or had any material interest, direct or indirect, in any transaction that has materially affected or will materially affect Kinross or any of its subsidiaries.

DIRECTORS AND OFFICERS' INSURANCE

        Kinross has a policy of insurance for its directors and officers and those of its subsidiaries. The limit of liability applicable to all insured directors and officers under the current policies, which expire on February 15, 2007, is $25.0 million in the aggregate inclusive of defense costs. Under the policies, Kinross has reimbursement coverage to the extent that it has indemnified the directors and officers in excess of a deductible of $5.0 million each loss for securities claims and $1.0 million each loss for non-securities claims. The total premium charged to Kinross in respect of coverage for 2005 was $1,117,058 and $775,000 for 2004, no part of which is payable by the directors or officers of Kinross.

        The by-laws and standard indemnity agreements of Kinross also provide for the indemnification of Kinross' directors and officers from and against any liability and cost in respect of any action or suit against them in connection with the execution of their duties of office, subject to the limitations contained in the Business Corporations Act (Ontario).

COMPENSATION OF DIRECTORS

        Effective October 1, 2003 the Board of Directors' adopted a Flat Fee Structure and the Deferred Share Plan (the "DSU Plan"). In accordance with the terms of the revised fee structure for the year ended December 31, 2004: outside director(s) each received an annual retainer of CDN $75,000; the Chairs of the Compensation, Corporate Governance, Environmental and Nominating Committees each received an additional annual retainer of CDN $10,000; the Chair of the Audit Committee received an additional annual retainer of CDN $25,000 and the Independent Chairman received an additional annual retainer of CDN $125,000. The flat fee was paid 50% in cash and 50% in deferred share units ("DSU's"). In addition, such directors were also entitled to the reimbursement of their expenses.

        Effective July 1, 2005 the Board of Directors approved a revised flat fee structure. Under the new fee structure, outside directors each receive a flat annual fee of CDN $100,000; the Chair of each committee receives an additional CDN $15,000; members of the Audit Committee receive an additional CDN $25,000 and the Chair of the Audit Committee receives an additional CDN $40,000. The Independent Chairman receives an additional CDN $150,000 (but may not receive additional fees for acting as a committee Chair or for being a member of the Special Projects Committee). The flat fee is paid 50% in cash and 50% in DSU's. However, a director who has exceeded his or her minimum DSU's/shares ownership requirement, as described below, may elect (on an annual basis) to receive all or a portion of the DSU's compensation in cash. In addition, such directors were also entitled to the reimbursement of their expenses.

REPORT ON 2005 EXECUTIVE COMPENSATION

COMPOSITION OF THE COMPENSATION COMMITTEE

        The Compensation Committee members are Messrs. Oliver (Chairman), Brough and Huxley, all of whom are independent directors, as defined in the corporate governance guidelines of the Canadian securities administrators. In carrying out its mandate, the Compensation Committee met once in the year ended December 31, 2005. The Compensation Committee retained a compensation consultant to assist in market analysis and receive advice on compensation matters.

EXECUTIVE COMPENSATION PROGRAM

        The executive compensation program of Kinross is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Base salaries are set at levels which are competitive with the base salaries paid by similar corporations within the mining industry. Compensation is directly tied to corporate and individual performance. Bonuses are directly tied to the performance of Kinross. Share ownership opportunities are provided as an incentive to align the interests of senior officers with the longer term interests of shareholders and to reward past performance.

        Compensation for Named Executive Officers, as well as for the senior officers as a whole, consists of a base salary, bonus, stock options and restricted share rights.

BASE SALARY

        Corporate office base salaries are established at a competitive level. The level of base salary for each senior officer of Kinross is determined by the level of responsibility and the importance of the position to Kinross as well as the experience and overall performance level of such officer.

        For 2005, the President and Chief Executive Officer presented salary recommendations to the Compensation Committee with respect to the senior officers of Kinross. The Compensation Committee's recommendations for the base salaries for the senior officers were then submitted for approval by the Board of Directors of Kinross.

BONUS

        The Committee set the proposed bonuses for the 2005 fiscal year of Kinross for the Named Executives Officers based on the performance of the Chief Executive Officer and the senior executives with particular emphasis on the following performance metrics:

         (a)      shareholder value creation;
         (b)      corporate financial performance; and
         (c)      implementation of strategic goals.

        The Committee also reviewed comparator groups to determine that bonuses were in line with market expectations.

SHARE INCENTIVE PLAN

        The Share Incentive Plan of Kinross is designed to advance the interests of Kinross by encouraging employees to acquire equity participation in Kinross through the acquisition of Common Shares. The Share Incentive Plan consists of the Stock Option Plan and the Share Purchase Plan. Currently the maximum number of Common Shares issuable pursuant to the Share Incentive Plan is 12,833,333, representing approximately 3.7% of the number of Common Shares currently issued and outstanding.

        The Compensation Committee may at its absolute discretion amend, modify or change the provisions of the Share Incentive Plan or any options granted under the Stock Option Plan provided that such amendment, modification or change
(i) which would materially increase the benefits under the Share Incentive Plan or any options, (ii) increase the number of Common Shares which may be issued under the Share Incentive Plan; (iii) materially modify the requirements as to eligibility for participation under the Share Incentive Plan; or (iv) amend, modify or change the section of the plan granting authority to the Compensation Committee to determine exercise periods of options, shall only be effective upon such amendment, modification or change being approved by the shareholders of Kinross if required by the relevant stock exchange or any securities regulatory authority having jurisdiction and the securities of Kinross. Any other changes or modifications are subject, if required, to regulatory approval.

OPTIONS

        The Stock Option Plan of Kinross is administered by the Compensation Committee. The Stock Option Plan is designed to give each holder of an option an interest in preserving and maximizing shareholder value in the longer term, to enable Kinross to attract and retain individuals with experience and ability and to reward individuals for current and future performance. Employees, officers and consultants of Kinross (and its affiliates designated by the Compensation Committee) are eligible as determined by the Compensation Committee to participate to the Stock Option Plan. The Compensation Committee considers option grants when reviewing key employee compensation packages. Any grant recommendations made by the Compensation Committee requires approval by the Board of Directors of Kinross. In determining the number of options to be granted, the Compensation Committee gives consideration to an individual's present and potential contribution to the success of Kinross.

        The number of options, which may be issued under the Stock Option Plan in the aggregate and in respect of any fiscal year, is limited under the terms of the Stock Option Plan and cannot be increased without shareholder and regulatory approval. The exercise price per share is not less than the closing price of the Common Shares on the TSX on the trading day preceding the day on which the option is granted. Each option is for a term of five years, unless the option would expire during a corporate blackout trading period, in which case options issued after December 21, 2005, will expire on the 10th business day following the end of the blackout period. The vesting period of options is at the discretion of the Compensation Committee, but as matter of practice the vesting period of options are one-third after the first anniversary of the grant, one-third after the second anniversary of the grant and one-third after the third anniversary of the grant.

        The maximum number of Common Shares issuable under the Stock Option Plan is currently set at 9,166,667 in the aggregate, representing 2.6% of the outstanding number of Common Shares. The maximum number of Common Shares issuable to insiders, at any time, pursuant to the Share Incentive Plan and all other compensation arrangements of Kinross is limited to 10% of the total number of Common Shares outstanding. The maximum number of Common Shares issued to insiders pursuant to the Share Incentive Plan within a one-year period, is limited to 10% of the total number of Common Shares then outstanding. These restrictions on the number of Common Shares issuable or issued to insiders under the Stock Option Plan were adopted by the Board of Directors of Kinross on December 21, 2005, in accordance with TSX Staff Notice 2005-0001. The maximum number of Common Shares issuable to any one insider and such insider's associates pursuant to the Stock Option Plan, within a one year period, is limited to 5% of the total of Common Shares then outstanding. The maximum number of Common Shares reserved for issue to any one person under the Stock Option Plan is limited to 5% of the outstanding number of Common Shares from time to time.

        Options are not assignable. Upon termination or retirement of a participant, his or her options if then exercisable may be exercised within 60 days. Notwithstanding the foregoing, in the event of a retirement or a termination, the Compensation Committee may determine when any option shall become exercisable. In the event of a change of control all options outstanding shall become immediately exercisable.

        The initial grants of options to officers and employees of Kinross and options granted by and inherited from Kinross' predecessor companies were ratified by the full Board of Directors of Kinross. All subsequent grants were reviewed by the Compensation Committee and recommended to and approved by the Board of Directors of Kinross.

        On December 21, 2005, the Board of Directors amended the Stock Option Plan to extend the expiry term of options issued after December 21, 2005 which expire during a corporate blackout trading period to the 10th business day following the expiry of such blackout. This amendment is subject to shareholders' approval.

SHARE PURCHASE PLAN

        For the year ended December 31, 2005, employees of Kinross or designated affiliates were entitled to contribute up to 10% of their annual base salary to the Share Purchase Plan. Kinross matches as to 50% of the participant's contribution on a quarterly basis and each participant is then issued Common Shares having a value equal to the aggregate amount contributed to the Share Purchase Plan by the participant and by Kinross. The purchase price per share is the weighted average closing price of the Common Shares on the TSX, for participants resident in Canada, or the NYSE, for participants resident in the United States, for the 20 consecutive trading day period prior to the end of the calendar quarter in respect of which the Common Shares are issued. Such Common Shares are delivered to participants six months following their date of issue. In the event of termination of employment or death of an employee, any portion of the participant's contribution then held in trust shall be paid to the participant or his or her estate and any portion of Kinross' contribution shall be returned to Kinross. In addition, any Common Shares held in safekeeping will be purchased for cancellation at an amount equal to the participant's contribution and the proceeds will be paid to the participant or the shares will vest after six months and issued to the participant at the participant's election. The maximum number of Common Shares issuable under the Share Purchase Plan is currently set at 3,666,666 Common Shares in the aggregate.

RESTRICTED SHARE PLAN

        The Restricted Share Plan of Kinross is administrated by the Compensation Committee. The purpose of the Restricted Share Plan is to advance the interests of Kinross through the motivation, attraction and retention of employees, officers and consultants of Kinross and to secure for Kinross and its shareholders the benefits inherent in the ownership of Common Shares to key employees, directors and consultants of Kinross. Restricted share rights ("Restricted Share Rights") may be granted by the Compensation Committee to employees, officers and consultants of Kinross as a discretionary payment in consideration of past services to Kinross. In determining the eligibility of participants to the Restricted Share Plan, the Compensation Committee considers the present and potential contributions and the services rendered by each particular participant to the success of Kinross.

        A Restricted Share Right is exercisable for no additional consideration into one Common Share on the later of: (i) the end of a restricted period of time wherein a Restricted Share Right cannot be exercised as determined by the Committee ("Restricted Period"); and (ii) a date determined by an eligible participant that is after the Restricted Period and before a participant's retirement date or termination date (a "Deferred Payment Date"). The maximum number of Common Shares issuable under the Restricted Share Plan is currently set at 4,000,000. The maximum number of Common Shares issuable at any time to insiders pursuant to the Restricted Share Plan and all other compensation arrangements of Kinross' 10% of the total number of Common Shares outstanding. The maximum number of Common Shares issued to insiders pursuant to the Restricted Share Plan and all other compensation arrangements of Kinross, within a one-year period, is limited to 10% of the total number of Common Shares then outstanding. These restrictions to the number of Common Shares issuable or issued to insiders under the Restricted

Share Plan were adopted by the Board of Directors on December 21, 2006 in accordance with TSX Staff Notice 2005-0001. The maximum number of Common Shares issuable to any one insider and such insider's associates pursuant to the Restricted Share Plan, within a one-year year period, is limited to 5% of the total number of Common Shares then outstanding. The maximum number of Common Shares reserved for issue to any one person under the Restricted Share Plan is limited to 5% of the total number of Common Shares then outstanding. The maximum number of Common Shares reserved for issue to any one person under the Restricted Share Plan is limited to 5% of the number of Common Shares outstanding from time to time.

        The grant of a Restricted Share Right is evidenced by a Restricted Share Rights agreement between a participant and Kinross which is subject to the Restricted Share Plan and may be subject to other terms and conditions that are not inconsistent with the Restricted Share Plan and which the Compensation Committee deems appropriate.

        Canadian participants seeking to set a Deferred Payment Date must give Kinross at least 60 days notice prior to the expiration of the Restricted Period in order to effect such change. Canadian participants electing to change a Deferred Payment Date must give Kinross prior written notice not later than 60 days prior to the Deferred Payment Date.

        In the event of a participant's retirement or termination during a Restricted Period, any Restricted Share Rights automatically terminate, unless otherwise determined by the Committee. In the event of the retirement or termination after the Restricted Period and prior to any Deferred Payment Date, any Restricted Share Rights shall be immediately exercised without any further action by the participant and Kinross shall issue Restricted Shares and any dividends declared but unpaid to the participant. In the event of death or disability, such Restricted Share Rights shall be immediately exercised.

        If a participant holds Restricted Share Rights that are subject to a Restricted Period, the Committee shall have the discretion to pay a participant cash equal to any cash dividends declared on the Common Shares at the time such dividends are ordinarily paid to holders of the Common Shares. Kinross shall pay such cash dividends, if any, to those participants that hold Restricted Share Rights that are no longer subject to a Restricted Period and are exercisable at a Deferred Payment Date.

        Restricted Share Rights are not assignable.

        In the event of a change of control, all Restricted Share Rights shall be immediately exercised notwithstanding the Restricted Period and any applicable Deferred Payment Date.

        The Restricted Share Plan may be amended by the Compensation Committee from time to time provided that any amendment that: (i) materially increases the benefits under the Restricted Share Plan; (ii) increases the number of Common Shares issuable under the Restricted Share Plan; or (iii) materially modifies the requirements as to eligibility for participation in the Restricted Share Plan shall only be effective upon such amendment being approved by the shareholders of Kinross, if required by the relevant stock exchanges or any other regulatory authority having jurisdiction over the securities of Kinross.

        The Restricted Share Plan shall remain in effect until terminated by the Directors.

PRESIDENT AND CHIEF EXECUTIVE COMPENSATION FOR 2005

        Mr. Tye W. Burt was appointed President and Chief Executive Officer of Kinross in March 2005. Mr. Burt was paid a base salary of $471,430 in 2005, which was in the view of the Board of Directors, an appropriate salary consistent with salaries paid in the industry and for securing Mr. Burt's employment with Kinross at the time his employment offer was made.

        Mr. Burt was instrumental in restructuring the upper and lower levels of management of Kinross and in streamlining the operations of Kinross. He was successful in adding to the senior management team highly skilled members such as the new Sr. Vice President, Corporate Development and the Sr. Vice President, Human Resources. Under Mr. Burt's leadership, the operational management structure also evolved to more regional structure.

        Mr. Burt was also successful in negotiating further extensions for the Crown transaction and in bringing a conclusion to the regulatory review of Kinross' financial statements and completed the restatement process. He was also instrumental in selecting and retaining new auditors for Kinross.

        Mr. Burt conducted with the senior management team, a full review of the contributions of each of Kinross' assets. Under Mr. Burt's leadership, Kinross delivered on its operational objectives, including reaching its costs and production targets, achieving the restart of the Refugio mine, moving forward with the Paracatu expansion and commencing capital projects at Round Mountain and Fort Knox. Under Mr. Burt's direction, an aggressive exploration program, most notably at Paracatu, yielded significant increases in mineral reserves. Overall from the December 31, 2004 reserves compared to the December 31, 2005 reserves, Kinross reported an increase of 27% in total mineral reserves to 24.7 million ounces.

        Mr. Burt brought Kinross' focus on strategic objectives to maximize net asset value and cash flow through a four-point plan built on growth from core operations; expanding capacity for the future, attracting and retaining the best people in the industry; and driving new opportunities through exploration and acquisition. As part of this program Kinross successfully realized proceeds from the disposition of redundant and non-core assets, such as the Norseman property, the Aquarius property and equity positions in small companies.

        In addition, Mr. Burt took a very active role to enhance Kinross' profile with investors with very positive results.

        As a result of his achievements, Mr. Burt received a bonus of $660,320 for the year 2005. No options or Restricted Share Rights were granted to Mr. Burt in 2005 as a result of the regulatory management cease trade order. Consequently, the Compensation Committee deferred its decision to grant Mr. Burt incentive securities until the lifting of the management cease trade order. In April 2006, Mr. Burt was granted 150,000 options and 60,000 Restricted Share Rights as part of his annual compensation which would have normally occurred in December 2005. Mr. Burt declined to receive an additional 6,000 Restricted Share Rights which had been offered to him as part of his 2005 compensation.

        Upon being hired, Mr. Burt was promised a number of Restricted Share Rights and options or an alternative cash payment to replace the benefits in incentive securities he forfeited upon his resignation as an officer of Barrick Gold Corporation. As a result, Mr. Burt was granted 450,000 stock options and 379,609 Restricted Share Rights and was paid $1,238,100 in April 2006 after the end of the management cease trade order and corporate black-out period.

        The foregoing report dated April 3, 2006, has been furnished by the Chairman of the Compensation Committee on the Committee's behalf.

(Signed) John E. Oliver

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following chart compares the yearly percentage changes in the cumulative total shareholder return on the Common Shares against the cumulative total shareholder return of the S&P/TSX Composite Index and the S&P/TSX Composite Gold and Silver Index for the period December 31, 2000 to December 31, 2005.

     COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN ON THE COMMON SHARES,
              THE TSX 300 INDEX AND THE TSX GOLD AND SILVER INDEX

                             [GRAPHIC APPEARS HERE]

------------------------------------------------ ----------- ------------ --------- ------------ ----------- ----------
                                                    2000        2001        2002       2003         2004       2005
------------------------------------------------ ----------- ------------ --------- ------------ ----------- ----------
Kinross Gold Corporation                           100.00      146.91      477.78     424.69       347.74     441.98
S&P/TSX Composite Index                            100.00       87.43      76.55       97.01       111.06     137.85
S&P/TSX Composite Index - Metals & Mining          100.00      115.69      125.94     168.76       172.24     214.99
(Industry)
------------------------------------------------ ----------- ------------ --------- ------------ ----------- ----------

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides details of compensation plans under which equity securities of Kinross are authorized for issuance as of the years ended December 31, 2004 and 2005.


                                EQUITY COMPENSATION PLAN INFORMATION

========================= ============================ =========================== ================================
                          Number of securities to be
                            issued upon exercise of    Weighted-average price of   Number of securities remaining
                             outstanding options,         outstanding options,      available for future issuance
                            warrants and restricted     warrants and restricted       under equity compensation
                                share rights(1)               share rights                    plans(2)
     Plan Category                 2004/2005                   2004/2005                      2004/2005
------------------------- ---------------------------- --------------------------- --------------------------------
Equity compensation          2,256,505 / 2,440,539             $9.07/8.51                3,089,272/3,216,130
plans approved by                   options                       Nil                      747,167/772,546
securityholders                 532,605/457,547
                            restricted share rights
------------------------- ---------------------------- --------------------------- --------------------------------
Equity compensation                   Nil                         N/A                            N/A
plans not approved by
securityholders
------------------------- ---------------------------- --------------------------- --------------------------------
Total                         2,256,505/2,440,539              $9.07/8.51                3,089,272/3,216,130
                                    options                       Nil                      701,413/772,546
                                532,605/457,547
                            restricted share rights
========================= ============================ =========================== ================================

-------------------------

(1) Represents the number of Common Shares reserved for issuance upon exercise of outstanding options (including options granted under acquired companies' plans) and restricted share rights. Does not include grants made in April 2006 which are reported under "Statement of Executive Compensation". See note (3) below.
(2) Based on the maximum number of Common Shares reserved for issuance upon exercise of options under the Stock Option Plan of 7,833,333 and under the Restricted Share Plan of 1,333,333.
(3) In addition, 564,473 Common Shares (as of December 31, 2004) and 350,416 Common Share (as of December 31, 2005) remained available for issuance under the Share Purchase Plan. Note that in April 2006 1,646,650 options and 887,476 Restricted Shares were issued to officers and employees.

        See detailed descriptions of Kinross' Share Incentive Plan and Restricted Share Plan under "Report on Executive Compensation."

--------------------------------------------------------------------------------

                        PRINCIPAL SHAREHOLDERS OF KINROSS

--------------------------------------------------------------------------------

        The table below sets forth information as to each person owning of record or who was known by Kinross to own beneficially more than 5% of the Kinross common shares as of June 30, 2006, and information as to the ownership of Kinross common shares by each of its directors and by all directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

                                                            Amount and Nature of          Percent of Kinross'
         Name and Address of Beneficial Owner(1)            Beneficial Ownership(1)          Common Shares
         ----------------------------------------------     -------------------------    ----------------------
         AMVESCAP PLC
         11 Devonshire Square
         London EC2M 4YR
         England                                                    31,001,964                    8.92%

         Barclays Global Investors, N.A.
         45 Fremont Street
         San Francisco, CA 94105                                    20,211,983                    5.82%

         John A. Brough                                                 17,916                   (2)

         Tye W. Burt(3)                                              1,044,978                   (2)

         John K. Carrington                                                  0                   (2)

         Richard S. Hallisey                                                 0                   (2)

         John M. H. Huxley                                              41,603                   (2)

         John A. Keyes                                                  11,666                   (2)

         Catherine McLeod-Seltzer                                            0                   (2)

         George F. Michals                                             102,917                   (2)

         John E. Oliver                                                  7,360                   (2)

         Terence C.W. Reid                                                   0                   (2)

         EXECUTIVE OFFICERS                                                                      (2)

         Tye W. Burt                                                 See above                   (2)

         Thomas M. Boehlert(4)                                         147,900                   (2)

         Timothy C. Baker (5)                                           80,000                   (2)

         Geoffrey P. Gold                                               75,300                   (2)

         Hal Kirby((6))                                                 98,142                   (2)

         All Directors, nominees for director,
            and executive officers as a group
            twenty-four (24) persons                                 2,886,751                   (2)

-------------------------


(1) The information in the foregoing table is based on 347,462,836 Kinross common shares outstanding as of June 30, 2006. With respect to AMVESCAP PLC and Barclays Global Investors, N.A., this information is based on the filings of these entities under section 13 of the Securities and Exchange Act of 1934.


(2)  Less than 1%.
(3) Includes 600,000 options to purchase common shares and 418,609 restricted stock awards.
(4) Includes 82,500 options to purchase common shares and 47,400 restricted stock awards.


(5) Includes 60,000 options to purchase common shares and 20,000 restricted share awards.


(6) Includes 75,622 options to purchase common shares and 20,426 restricted stock awards.

--------------------------------------------------------------------------------

                     MARKET PRICE FOR KINROSS COMMON SHARES

--------------------------------------------------------------------------------

        In Canada, the Kinross common shares trade on the TSX under the symbol "K." The Kinross common shares trade on the NYSE under the symbol "KGC." The Kinross common shares began trading on the NYSE on February 3, 2003. The following table sets forth, for the periods indicated, the high and low sales prices of the Kinross common shares on the TSX and the NYSE.

                                      Kinross Common Shares on    Kinross Common Shares on the
                                              the TSX                         NYSE
                                    ----------------------------- ------------------------------

                                         High           Low            High            Low
                                    --------------- ------------- --------------- --------------
                                    (CDN Dollars)   (CDN Dollars)  (U.S. Dollars) (U.S. Dollars)
Fiscal Year Ending December 31, 2001     5.19           1.98           3.60           1.32
Fiscal Year Ending December 31, 2002    13.32           3.51           8.70           2.14
Fiscal Year Ending December 31, 2003    12.33           7.72           9.22           5.23

Fiscal Year Ending December 31, 2004    10.99           6.66           8.56           4.79

         First Quarter                  10.99           8.54           8.56           6.40
         Second Quarter                  9.85           6.66           7.53           4.79
         Third Quarter                   8.66           6.67           6.91           5.03
         Fourth Quarter                 10.05           8.07           8.41           6.33

Fiscal Year Ending December 31, 2005    11.00           6.17           9.42           4.61

         First Quarter                   8.87           7.12           7.33           5.87
         Second Quarter                  7.57           6.17           6.20           4.61
         Third Quarter                   9.39           6.76           8.05           5.52
         Fourth Quarter                 11.00           7.63           9.42           6.49

Preceding Six Months
         December                       11.00           8.82           9.42           7.61
         January                        13.68          10.95          11.94           9.53
         February                       13.33          10.37          11.65           9.10
         March                          12.85          12.85          11.17           8.77
         April                          13.87          12.10          12.37          10.57
         May                            14.49          11.51          13.07          10.24
         June                           12.70           9.92          11.50           8.92
         July (through the 10th)        12.76          11.94          11.50          10.62

        As of June 30, 2006, there were 4,035 holders of record of Kinross common shares (including holders who are nominees for an undetermined number of beneficial owners).

--------------------------------------------------------------------------------

                         KINROSS SELECTED FINANCIAL DATA

--------------------------------------------------------------------------------

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF KINROSS

        The financial data for the fiscal years ended December 31, set forth in the table below has been selected by Kinross and has been derived from the audited financial statements for the periods indicated. The interim financial data for the three months ended March 31, 2006 and 2005 has been selected by Kinross and has been derived from the unaudited interim financial statements as of March 31, 2006.

        The selected consolidated financial data should be read in conjunction with the audited consolidated financial statements of Kinross for the three years ended December 31, 2005, the unaudited interim consolidated financial statements as of March 31, 2006, and the notes thereto included in this Proxy Statement/Prospectus, and Kinross' management's discussion and analysis of financial condition and results of operations included in this Proxy Statement/Prospectus. The financial information as at December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004, and 2003, is derived from the audited consolidated financial statements of Kinross for the three years ended December 31, 2005, included in this Proxy Statement/Prospectus.

        Kinross prepares its consolidated financial statements in accordance with CDN GAAP, which differ in certain respects from generally accepted accounting principles in the United States, utilizing the U.S. $ as its functional and reporting currency. All financial data presented below are in millions of dollars, except per share data and number of shares outstanding.

        Readers should read Note 21 to the audited consolidated financial statements for the three years ended December 31, 2005, and Note 12 to the unaudited interim consolidated financial statements for the three months ended March 31, 2006 for a reconciliation of the financial statements to U.S. GAAP.

                              THREE MONTHS
                              ENDED MARCH 31,                             YEAR ENDED DECEMBER 31,
                          -----------------------    -----------------------------------------------------------------
                             2006        2005           2005          2004          2003         2002         2001
                          ----------- -----------    ------------ ------------- ------------- ------------ -----------
(CDN GAAP)                                                                          (2)           (2)(3)      (2)(3)
FOR THE PERIOD:
Metal Sales               $   198.3    $  179.8       $   725.5     $   666.8    $   571.9     $   261.0    $   270.1
Net earnings (loss)       $     8.9    $   (0.9)      $  (216.0)    $   (63.1)   $  (474.2)    $   (30.4)   $   (36.4)
Net loss
   attributable to
common                    $     8.9    $   (0.9)      $  (216.0)    $   (63.1  ) $  (442.2)    $   (30.4)   $   (36.4)
   shareholders
Weighted average common
shares outstanding
(millions)
--Basic                       345.9       345.1           345.2         346.0        308.6         119.7        104.5
--Diluted                     346.5       345.1           345.2         346.0        308.6         119.7        104.5
PER COMMON SHARE:
Net loss--basic and
diluted                   $    0.03    $      -       $    (0.63)   $    (0.18 ) $    (1.43)   $    (0.25)  $    (0.35)
Cash dividends to
common shareholders       $       -    $      -       $       -     $       -    $       -     $       -    $       -
Dividends declared per
   common share           $       -    $      -       $       -     $       -    $       -     $       -    $       -
FOR THE PERIOD:
Cash flow provided from
   operating activities   $    20.1    $   26.8       $   133.7     $   161.2    $    83.0     $    49.1    $    68.2
Cash flow provided from
(used in) financing
activities                $     0.2    $   16.6       $    35.7     $    82.6    $    34.6     $    75.4    $   (39.7)
Cash flow used in
investing activities      $   (35.1)   $  (38.8)      $  (121.1)    $  (442.3)   $   (50.1)    $   (37.9)   $   (24.8)
Capital expenditures      $    34.7    $   38.1       $   142.4     $   169.5    $    73.4     $    22.6    $    30.4

                             AS AT MARCH 31,                                AS AT DECEMBER 31,
                          -----------------------    -----------------------------------------------------------------
(CDN GAAP)                         2006                 2005          2004          2003         2002         2001
                          -----------------------    ------------ ------------- ------------- ------------ -----------
                                                                                    (2)         (2)(3)       (2)(3)
AT PERIOD END:
Cash and cash
equivalents                      $   84.1              $    97.6    $    47.9     $   245.8     $  170.6     $  81.0
Current assets                   $  241.9              $   241.9    $   203.6     $   402.3     $  246.2     $ 138.7
Total assets                     $1,712.2              $ 1,698.1    $ 1,834.2     $ 1,794.5     $  598.0     $ 577.6
Current liabilities              $  171.9              $   177.9    $   176.0     $   150.5     $   73.8     $  76.7
Long-term debt(1)                $  149.2              $   162.0    $   125.5     $    33.1     $  148.5     $ 172.8
Convertible preferred
shares of subsidiary
company                              14.3                   14.1         13.3          12.6         12.9        48.0
Net shareholders' equity         $1,089.7              $ 1,076.1    $ 1,287.1     $ 1,356.5     $  311.1     $ 232.9
Working capital                  $   70.0              $    64.0    $    27.6     $   251.8     $  172.4     $  62.0

                               THREE MONTHS
                             ENDED MARCH 31,                             YEAR ENDED DECEMBER 31,
                          -----------------------    -----------------------------------------------------------------
(U.S. GAAP)                  2006     2005              2005          2004          2003         2002         2001
                          ----------- -----------    ------------ ------------- ------------- ------------ -----------
FOR THE PERIOD:                                                                                               (3)
Net earnings (loss)         $   (0.3)  $    1.4        $ (186.9)    $  (43.2)     $ (505.9)     $    1.9     $(31.7)
Net earnings (loss)
attributable to common
shareholders                $   (0.3)  $    1.4        $ (186.9)    $  (43.2)     $ (505.9)     $    1.9     $(31.7)
Net income (loss) per
share - basic and           $    --    $    --         $   (0.54)   $   (0.12)    $   (1.64)    $   0.02     $(0.30)
diluted
Cash flow provided from
   operating activities     $    0.9   $   26.8        $   133.7    $   161.2     $    83.0     $   27.0     $  42.1
Cash flow provided from
(used in) financing
activities                  $    0.2   $   16.6        $    35.7    $    82.6     $    32.3     $   74.7     $ (6.5)
Cash flow used in
investing activities        $  (25.9)  $  (38.8)       $ (121.1)    $ (442.3)     $  (18.4)     $ (34.4)     $(23.3)


                             AS AT MARCH 31,                                AS AT DECEMBER 31,
                          -----------------------    -----------------------------------------------------------------
(U.S. GAAP)                        2006                 2005          2004          2003         2002         2001
                          -----------------------    ------------ ------------- ------------- ------------ -----------
AT PERIOD END:                                                                                                (3)
Current assets                   $  241.9              $   241.9    $   199.0     $   402.6     $  204.6     $ 123.6
Current liabilities              $  171.9              $   177.9    $   176.0     $   173.2     $   90.2     $  69.9
Total assets                     $1,721.2              $ 1,705.2    $ 1,811.3     $ 1,774.1     $  611.2     $ 526.2
Long-term debt(1)                $  158.7              $   162.0    $   125.5     $    33.1     $  159.9     $ 184.9
Net shareholders' equity         $1,094.3              $ 1,078.8    $ 1,260.9     $ 1,799.8     $  302.2     $ 183.1
Working capital                  $   70.0              $    64.0    $    23.0     $   229.4     $  114.4     $  53.7

-------------------------

(1) Includes long-term debt (current and long-term portions), the debt component of Kinross' 5.5% convertible subordinated unsecured debentures and Kinross' redeemable retractable preferred shares.
(2) Reflects the restatement for the change in accounting for the equity component of convertible debentures.
(3) Reflects the impact of the adoption of SFAS 143 and CICA Handbook Section 3110, "Accounting for Asset Retirement Obligations."

EXCHANGE RATE DATA

        References in this document to "U.S. dollars," or "U.S. $" are to the currency of the United States and references to "Canadian dollars," or "CDN $" are to the currency of Canada. Solely for your convenience, we have provided the following exchange rate information. You should not take this information as an assurance that the Canadian dollar amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

        The following table sets forth, for each period indicated, the high and low exchange rates for one United States dollar expressed in Canadian dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period, based upon the noon buying rate as reported by the Bank of Canada:

                                                                          Exchange Rates
                                                 -----------------------------------------------------------------
                                                    High            Low             Average          Period End
                                                 -----------    -------------     -------------     --------------
                                                                        (Canadian Dollars)
Fiscal Year Ended December 31, 2001                1.6021          1.4936           1.5484             1.5926
Fiscal Year Ended December 31, 2002                1.6132          1.5110           1.5704             1.5796
Fiscal Year Ended December 31, 2003                1.5747          1.2924           1.5102             1.2924
Fiscal Year Ended December 31, 2004                1.3968          1.1774           1.3595             1.2036

         First Quarter                             1.3476          1.2692           1.3178             1.3105
         Second Quarter                            1.3968          1.3093           1.3595             1.3404
         Third Quarter                             1.3348          1.2639           1.3072             1.2639
         Fourth Quarter                            1.2725          1.1774           1.2203             1.2036

Fiscal Year Ended December 31, 2005                1.2704          1.1507           1.2439             1.1611

         First Quarter                             1.2566          1.1987           1.2267             1.2096
         Second Quarter                            1.2704          1.2147           1.2439             1.2256
         Third Quarter                             1.2432          1.1611           1.2012             1.1611
         Fourth Quarter                            1.1961          1.1507           1.1733             1.1659

Fiscal Year Ended December 31, 2005

         First Quarter                             1.1726          1.1322           1.1547             1.1671


        As of July 11, 2006, the noon buying rate as reported by the Bank of Canada was CDN $1.1338 per U.S. $1.00. This information should not be construed as a representation that the Canadian dollar amounts actually represent, or could be converted into, U.S. dollars at the rate indicate.


--------------------------------------------------------------------------------

     KINROSS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

        This MD&A should be read in conjunction with Kinross' audited consolidated financial statements for the three years ended December 31, 2005 and unaudited interim consolidated financial statements for the three months ended March 31, 2006 and 2005, and the notes thereto. Readers are cautioned that the MD&A contains forward-looking statements and that actual events may vary from management's expectations. The consolidated financial statements and MD&A are presented in U.S. dollars and have been prepared in accordance with Canadian generally accepted accounting principles ("CDN GAAP"). Reconciliation to United States generally accepted accounting principles is provided in Note 21 to the audited annual financial statements and Note 12 to the unaudited interim financial statements. This discussion addresses matters Kinross considers important for an understanding of its financial condition and results of operations as of and for the year ended December 31, 2005, and the quarter ended March 31, 2006, as well as its outlook.

        This section contains forward-looking statements and should be read in conjunction with the risk factors and cautions described in "Risk Factors," "Cautionary Statement" and "Risk Analysis." In certain instances, references are made to relevant notes in the consolidated financial statements for additional information.

OVERVIEW

        Kinross is engaged in gold mining and related activities, including exploration and acquisition of gold-bearing properties, extraction, processing and reclamation. Kinross' gold production and exploration activities are carried out principally in the United States, Canada, Brazil, Chile, Russia, and Africa. Gold, Kinross' primary product, is produced in the form of dore, which is shipped to refineries for final processing. Kinross also produces and sells a limited amount of silver.

        The profitability and operating cash flow of Kinross is affected by various factors, including the amount of gold and silver produced, the market prices of gold and silver, operating costs, interest rates, regulatory and environmental compliance, general and administrative costs, the level of exploration and capital expenditures, and other discretionary costs. Due to the global nature of Kinross' operations, exposure also arises from fluctuations in foreign currency exchange rates and varying levels of taxation. While Kinross seeks to manage the level of risk associated with its business, many of the factors affecting these risks are beyond Kinross' control.

SEGMENT PROFILE

        Segments are operations reviewed by the Chief Operating Decision Maker (Chief Executive Officer). Reportable segments are identified based on quantitative thresholds, which are those operations whose revenues, earnings
(loss) or assets are greater than 10% of the total consolidated revenues, earnings (loss) or assets of all the reportable segments. In addition, Kinross evaluates qualitative factors, such as which operations are considered significant and ongoing by the Chief Operating Decision Maker. Less significant properties that are either producing or in development prior to commercial production are classified as other operations. Operations under care and maintenance or shutdown (properties in the reclamation phase), less significant non-mining operations and other operations not meeting these thresholds are included in Corporate and other.

================================================================================================================================
                                                                                          OWNERSHIP PERCENTAGE(A)
                                                                            ----------------------------------------------------
                                                                                  2005             2004           2003 (b)
--------------------------------------------------------------------------------------------------------------------------------
OPERATING SEGMENTS                                        LOCATION
------------------                                        --------
Fort Knox                               Operator           U.S.A.                       100%             100%              100%
Paracatu (c)                            Operator           Brazil                       100%             100%               49%
Round Mountain                          Operator           U.S.A.                        50%              50%               50%
Porcupine Joint Venture               Non-operator         Canada                        49%              49%               49%
La Coipa                              Non-operator          Chile                        50%              50%               50%
Crixas                                Non-operator         Brazil                        50%              50%               50%
Musselwhite                           Non-operator         Canada                        32%              32%               32%
Refugio (d)                             Operator            Chile                        50%              50%               50%
Other operations (e)                    Operator           Various                   Various          Various           Various
CORPORATE AND OTHER (f)
--------------------------------------------------------------------------------------------------------------------------------

(a) Kinross' ownership percentage did not change between December 31, 2005 and March 31, 2006.
(b) The results of operations for 2003 include only 11 months (February through December) of operating and financial results for the mines acquired in the TVX/Echo Bay transaction.
(c) The acquisition of the remaining 51% of Paracatu was completed on December 31, 2004. Therefore, Kinross' 49% proportionate share of Paracatu's operating results is included for the years ended December 31, 2004 and 2003.
(d) Effective January 1, 2006, Refugio has been included as a reportable operating segment and the financial statements as at December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005, 2004 and 2003 have been amended accordingly.
(e) Other operations include Kettle River, Gurupi and Kubaka. Results for 2003 include Kinross' portion of Kubaka's financial results (54.7% until February 28, 2003, and 100% thereafter).


(f) Corporate and other includes, among other assets, New Britannia, Lupin and Aquarius. Subsequent to December 31, 2005, Kinross sold its interest in Aquarius and entered into a definitive agreement to sell Lupin.

COMPARABILITY OF PERIODS

        On January 31, 2003, Kinross combined its operations with those of TVX and Echo Bay. This transaction is fully described in Note 5 of the consolidated financial statements. As a result, comparative numbers for 2003 include only the results of 11 months of operations for the mines acquired in this combination. In addition, Kinross acquired the remaining 51% interest in the Paracatu mine in Brazil on December 31, 2004. Consequently, the results from operations for 2003 and 2004 include results from only 49% from the mine.

CONSOLIDATED FINANCIAL AND OPERATING HIGHLIGHTS

QUARTERS ENDED MARCH 31, 2006 AND 2005

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Three Months Ended
                                                                                     March 31,                          Change (B)
-----------------------------------------------------------------------------------------------------------------------------------
(In Millions, Except Ounces and Per Share Amounts)                           2006                   2005                2006 Vs 2005
-----------------------------------------------------------------------------------------------------------------------------------
Gold equivalent ounces - produced (a)                                       362,395                 410,480                   (12%)
Gold equivalent ounces - sold                                               371,818                 415,768                   (11%)
Average realized gold price ($/ounce)                                     $     532              $      429                    24%
Metal sales                                                               $   198.3              $    179.8                    10%
Operating earnings                                                        $    22.4              $        -                     nm
Net earnings (loss)                                                       $     8.9              $     (0.9)                    nm
Basic and diluted earnings (loss) per share                               $    0.03              $        -                     nm
Cash flow provided from operating activities                              $    20.1              $     26.8                   (25%)
-----------------------------------------------------------------------------------------------------------------------------------

(a) Gold equivalent ounces include silver ounces produced converted to gold based on the ratio of the average spot market prices for the commodities for each period. This ratio for the first quarter of 2006 was 57.03:1, compared with 61.31:1 for the first quarter of 2005.
(b)  "nm" refers to not meaningful.

====================================================================================================================================
                                                                YEARS ENDED DECEMBER 31,                            CHANGE
------------------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)           2005            2004          2003 (a)         05 vs (04)       04 vs (03)
------------------------------------------------------------------------------------------------------------------------------------
Gold equivalent ounces - produced                        1,608,805       1,653,784      1,620,410             (3%)              2%
Gold equivalent ounces - sold (b)                        1,627,675       1,654,617      1,600,246             (2%)              3%
Gold ounces - sold                                       1,575,267       1,585,109      1,541,577             (1%)              3%
Revenue                                                $     725.5     $     666.8    $     571.9              9%              17%
Cost of sales (excludes accretion, depreciation,
  depletion and amortization)                          $     448.1     $     402.4    $     362.0             11%              11%
Accretion and reclamation                              $      56.0     $      21.4    $       9.0            162%             138%
Impairment of goodwill                                 $       8.7     $      12.4    $     394.4            (30%)            (97%)
Impairment of property, plant and equipment            $     171.9     $      46.1    $      15.2            273%             203%
Net loss                                               $    (216.0)    $     (63.1)   $    (474.2)          (242%)             87%
Net loss attributable to common shares                 $    (216.0)    $     (63.1)   $    (442.2)          (242%)             86%
Basic and diluted loss per share                       $     (0.63)    $     (0.18)   $     (1.43)          (250%)             87%
Cash flow from operating activities                    $     133.7     $     161.2    $      83.0            (17%)             94%
Total assets                                           $   1,698.1     $   1,834.2    $   1,794.5             (7%)              2%
Long-term financial liabilities                        $     429.7     $     357.4    $     274.2             20%              30%
-----------------------------------------------------------------------------------------------------------------------------------


(a) 2003 results include TVX and Echo Bay properties for the 11 months from February to December only.
(b) Gold equivalent ounces include silver ounces produced converted to gold based on the ratio of the average spot market prices for the commodities for each year. The ratios were 2005-60.79:1, 2004-61.46:1 and 2003-74.79:1.

CONSOLIDATED FINANCIAL PERFORMANCE

        Kinross recorded a loss attributable to common shareholders of $216.0 million, or $0.63 per share, for the twelve months ended December 31, 2005, compared with a loss of $63.1 million, or $0.18 per share, in 2004 and a loss of $442.2 million, or $1.43 per share, in 2003. Financial results in 2005 were negatively affected by total impairment charges of $184.7 million, which included charges to property, plant and equipment of $171.9 million and goodwill of $8.7 million. During 2005, decreased sales were offset by higher realized gold prices resulting in a 9% increase in revenue. Increased gold sales along with higher gold prices resulted in a 17% increase in revenue in 2004, compared with 2003. Equivalent gold ounces sold increased from 1,600,246 ounces in 2003, to 1,654,617 ounces in 2004 and 1,627,675 in 2005. The increase from 2003 to 2004 was primarily due to the inclusion of the TVX and Echo Bay properties for the full 12 months in 2004.

        The impairment charges of $184.7 million included a charge on the Fort Knox mine of $141.8 million. During the year a strategic review was conducted on the Fort Knox operation. The review was done in light of higher electricity and fuel costs, the metallurgical performance at True North and slope stability issues at the southwest wall of the pit. As a result of the review, the True North and Gil deposits were reclassified from reserves to resources, Kinross decided to withdraw from the Ryan Lode project, which had been included in reserves, and design changes were made to the Fort Knox pit, all of which contributed to the write-down. The strategic review determined that at a gold price of $450 per ounce it would be profitable to include the resources in the Fort Knox life of mine plan, to be mined after the depletion of the initial pit and partially through heap leach. The heap leach is presently being tested with favorable results.

        Kinross utilized the same impairment methodology as in 2004, using nominal prices and cost assumptions reflecting inflation and currency impacts. The gold price assumptions were based on gold price forecasts by an independent external research firm as well as other external market data.

        Between 2003 and 2005, Kinross experienced increases in the costs of fuel, power, labor and other production costs. In addition, the weakening of the U.S. dollar increased costs at Kinross' mines located outside the United States. General and administrative expenses increased to $45.3 million, from $36.4 million in 2004 and $25.0 million in 2003. The increase was largely due to costs related to a regulatory review and subsequent restatement, as well as increased severance costs. Accretion and reclamation expense increased to $56.0 million in 2005, from $21.4 million in 2004 and $9.0 million in 2003. Included in accretion and reclamation expense for 2005 is $46.0 million related to increases in the fair value estimate of the reclamation liabilities, resulting from changes to cost estimates, at mines no longer in production.

        Cash flow from operations during 2005 decreased by $27.5 million to $133.7 million. Cash flow from operations in 2004 of $161.2 million represented a 94% increase from the $83.0 million in 2003. The decrease in operating cash flow in 2005 was the result of higher operating costs and changes in working capital requirements, partially offset by higher gold prices. The increase in operating cash flow between 2003 and 2004 was largely the result of higher gold price and an increase in the number of ounces sold.

        Continuing from the acquisition of TVX and Echo Bay, Kinross has pursued a growth strategy. Cash used on additions to property, plant and equipment was $142.4 million in 2005, $169.5 million in 2004 and $73.4 million in 2003. In addition, cash of $261.2 million was used to acquire the remaining 51% interest in the Paracatu mine in 2004. Kinross financed these expenditures largely with cash provided by operating activities, existing cash balances and long-term debt. Kinross' balance of cash and cash equivalents decreased from $245.8 million at December 31, 2003 to $97.6 million at December 31, 2005. Long-term debt during the same period increased from $30.1 million to $159.3 million.

RESERVES

        At December 31, 2005, Kinross had proven and probable mineral reserves of 24.7 million ounces of gold, compared with 19.4 million at the end of 2004. This represents a 27% increase despite the depletion of 1.8 million contained gold ounces through mining and a reduction of 2.0 million contained gold ounces resulting from an asset sale and reclassifications to resources. The reserve additions of 9.1 million ounces were largely the result of successful exploration efforts at Paracatu and Round Mountain, and the decision to proceed with a pit expansion at Round Mountain. A higher gold price assumption also had a positive impact on the reserve calculations. Reserves at December 31, 2005, were estimated based on gold price of $400 per ounce, versus $350 per ounce at December 31, 2004.

IMPACT OF KEY ECONOMIC TRENDS

PRICE OF GOLD

                    [Graphic depicting precious metal prices]

        The price of gold is the largest single factor in determining profitability and cash flow from operations. Accordingly, the financial performance of Kinross has been, and is expected to continue to be, closely linked to the price of gold. Historically, the price of gold has been subject to volatile price movements over short periods of time and is affected by numerous macroeconomic and industry factors that are beyond Kinross' control. Some of the major influences on the gold price are currency exchange rate fluctuations and the relative strength of the U.S. dollar, the supply of and demand for gold, and macroeconomic factors such as the level of interest rates and inflation expectations.

CURRENCY FLUCTUATIONS

                [Graphic depicting relative currency performance]

        Kinross receives its revenues through the sale of gold in U.S. dollars. However, for Kinross' non-U.S. operations, a portion of the operating costs and capital expenditures are denominated in the local currency. Changes in foreign exchange rates have an impact on Kinross' operating costs and capital expenditures, affecting profitability and cash flow. Kinross' operations outside of the U.S. are located in Canada, Brazil, Chile and Russia. Since 2003, the currencies of the countries in which Kinross operates have strengthened against the U.S. dollar, as highlighted in the graph above. As those foreign currencies have risen, local costs incurred in those countries, when measured in U.S. dollars, have increased. Through December 31, 2005, as measured against the U.S. dollar, the Canadian dollar has appreciated by 35%, the Brazilian real by 51%, the Chilean peso by 39% and the Russian ruble by 10% since January 1, 2003. During 2005, the Canadian dollar, Brazilian real and Chilean peso appreciated against the U.S. dollar by 3%, 13% and 8%, respectively, while the Russian ruble depreciated by 4%. During the first quarter of 2006, as compared to the same period in 2005, the Canadian dollar, Brazilian real and the Chilean peso were all stronger against the U.S. dollar, resulting in increased costs to Kinross. The Russian ruble was largely unchanged. Approximately 55% of Kinross' expected production in 2006 is forecast to come from operations outside the U.S. and will continue to be exposed to foreign exchange rate movements. As part of its strategy to manage this risk, Kinross has used currency hedges for certain foreign currency exposures.

GOLD SUPPLY AND DEMAND FUNDAMENTALS

                         [Graphic depicting gold supply]

        Global gold mine production in 2005 increased slightly over the 2004 level, but remained lower than production in the 2000 through to 2003 period. Mine supply is not predicted to increase in the near future. Central banks and recycled gold helped to fill the supply gap left by lower mine production.

                         [Graphic depicting gold demand]

        Demand for gold was strong on several fronts. Fabrication and jewelry demand increased by 4.5% even as the price of gold continued to rise. Investment demand was also strong. A new Exchange Trade Fund ("ETF"), which enables investors to purchase 1/10th of an ounce of gold, was introduced in 2005 and trades on the New York Stock Exchange. By the end of 2005, the total gold purchased to satisfy the demand for the new ETF product reached 11 million ounces (320 tonnes). Producer de-hedging also contributed to demand as gold hedging programs continued their decline.

        One of the few mechanisms available to Kinross to affect the price of gold it receives is to sell gold forward with a gold price hedging program. Under these arrangements, Kinross agrees to deliver gold in the future at a price fixed at the time of entering into the contract. A forward hedge protects Kinross against future declines in the gold price for the ounces that are hedged but prevents Kinross from benefiting from future gold price increases with respect to those ounces. The use of the words "hedge" or "hedging" throughout the Kinross Management Discussion and Analysis refers to an economic hedge, which is not necessarily a hedge from a financial statement perspective as defined in Accounting Guideline 13, "Hedging Relationships" and the governing principles of U.S. GAAP. Until the first half of 2004, Kinross maintained an active gold price hedge program for some of its production. At the present time Kinross is not actively engaged in hedging its exposure to fluctuations in the gold price. The following chart shows the range of prices for gold in each year, the average price of gold, and the price that Kinross was able to realize.

        [Graphic depicting average gold prices and realized gold prices]

        Kinross' gold price hedging program enabled it to realize gold prices in excess of average market prices in the period 1997-2001. Between 2002 and 2005, Kinross realized prices that were lower than the average market price for gold as the ounces necessary to satisfy the remaining gold hedge contracts (agreements to sell at lower historical prices) were delivered into and recognized in revenue.

INFLATIONARY COST PRESSURES

        In addition to the weaker U.S. dollar, Kinross' profitability has been negatively impacted by rising development and operating costs with respect to labor, energy and consumables in general. Mining is generally an energy intensive activity, especially open pit mining. Energy prices in the form of both fuel and electricity can have a significant impact on operations. Fuel (primarily, diesel and propane), as a percentage of operating cost, varies amongst Kinross' mines; however, all operations experienced high fuel costs during 2004, largely attributable to a continuing rise in crude oil prices. Average oil prices increased approximately 35% between 2003 and 2004, and increased a further 38% in 2005. Higher oil prices have translated into higher costs for petroleum based expenditures, including lubricants, tires and transportation. Electricity prices have also increased in recent years as a result of increased demand and higher natural gas prices.

                      [Graphic depicting crude oil prices]

        Other consumables have also increased in price recently. Kinross continues to focus on continuous improvement in order to mitigate the impact of higher consumable prices by extending the life of capital assets and a more efficient use of materials and supplies in general.

        With the recent strengthening of the gold price and other commodity prices, exploration, development and operating activities have grown substantially in the mining and resource industries, leading to increased competition for qualified personnel and associated labor cost pressures.

2006 OUTLOOK

        Kinross expects to produce approximately 1.44 million gold equivalent ounces in 2006, compared with 1.61 million gold equivalent ounces in 2005. The 11% decrease in expected production is due to the drop in production from Kubaka and Kettle River, which provided 140,195 ounces and 68,146 ounces of gold equivalent production, respectively, in 2005. It is expected that increased production at Paracatu and Refugio, along with an expected improvement in La Coipa's production, will partially offset the production losses from Kubaka and Kettle River. A decrease in forecasted production is expected to result in lower overall operating costs; however energy and other commodity costs are expected to increase over 2005. Gold equivalent ounces produced during the first quarter of 2006 of 362,395 were below budget. However, Kinross anticipates that it will still meet its expected production for the 2006 fiscal year. The weakening of the U.S. dollar against the Canadian dollar, Brazilian real and Chilean peso during 2005 continued during the first quarter of 2006. As a result, operating results and capital expenditures in non-U.S. countries where Kinross operates are expected to be negatively impacted during fiscal 2006.

        In 2006, general and administrative expenses are expected to decline from 2005 levels. In addition, Kinross currently does not anticipate any scope changes or cost increases above the 2005 year end reclamation and remediation estimates. As a result, accretion and reclamation expense in 2006 is expected to be lower, at approximately $12.0 million, reflecting only the change related to the interest element of the discounted liability.

        Efforts will continue to extend the mine life at Kinross' core operations. Aggregate exploration and corporate development expense is forecasted to be $30.7 million in 2006, an increase of $4.1 million over 2005 levels, with a focus on minesite exploration. Capital expenditures are expected to be $285.0 million in 2006, with major expenditures planned for Paracatu, Fort Knox, the Buckhorn project in Washington State, Round Mountain, the Porcupine Joint Venture and La Coipa. Total reclamation spending in 2006 is expected to be approximately $36.3 million. Reclamation spending will focus primarily on Kinross' properties under closure.

        Based on the average gold price to date in 2006, it is expected that Kinross' existing cash balances, cash flow from operations and existing credit facilities will be sufficient to fund the exploration, capital and reclamation programs planned for 2006. Kinross is reviewing financing alternatives and is in negotiations to secure additional debt financing for the Paracatu expansion project.

STRATEGY

        During 2005, following management changes, Kinross conducted a comprehensive strategic review of its assets and obligations. The result of this review was the development of a strategic objective. Kinross' strategic objective is to maximize precious metals net asset value and cash flow per share through a four-point plan built on organic growth from core operations; expanding Kinross' business capacity to support future growth; attracting and retaining the best people in the industry; and driving new precious metals mining opportunities through exploration and acquisition.

        Organic growth from Kinross' core operations will be achieved through mine site exploration, delivering on Kinross' major capital projects, the disposal of non-core assets, and a focus on continuous improvement in operating practices and mine planning.

        The expansion of Kinross' business capacity to support future growth will be achieved by optimizing Kinross' corporate organizational structure, improvements in technology and business systems, cost control and an expanded internal and external communications program.

        Kinross will succeed in attracting and retaining the best people in the industry by continuing to maintain high standards in environment, health and safety practices, offering competitive compensation, enhancing Kinross' human resource planning activities and by making improvements in corporate governance.

        Kinross will develop value, creating new precious metals mining opportunities through a renewed focus on exploration, increased funding for generative exploration activities and a reinvigorated and disciplined approach to corporate development.

DEVELOPMENTS

AGREEMENT TO ACQUIRE CROWN RESOURCES CORPORATION

        On November 20, 2003, Kinross announced that it had executed a definitive acquisition agreement with Crown whereby Kinross would acquire Crown and its wholly owned Buckhorn gold deposit located in north central Washington State, approximately 70 kilometers by road from Kinross' Kettle River mill. The original agreement was based on an exchange ratio of 0.2911 of a common share of Kinross for each outstanding common share of Crown and is subject to the effectiveness of a registration statement covering the issuance of common shares filed with the United States Securities and Exchange Commission and approval by Crown shareholders. As a result of a review of the accounting for goodwill in the TVX and Echo Bay transaction, the completion of the registration statement was delayed.

        On January 7, 2005, Kinross and Crown announced that the termination date for the Agreement was extended from December 31, 2004 to May 31, 2005. Kinross also agreed to acquire 511,640 newly issued shares of Crown in a private placement for $1.0 million.

        Prior to the revised deadline of May 31, 2005, an amendment was signed that extended the termination date of the Agreement to March 31, 2006, subject to Kinross filing its 2004 financial statements no later than December 31, 2005. Shareholders of Crown would receive 0.34 shares of Kinross for each share of Crown. A valuation collar was also agreed upon in which the aggregate maximum value of Kinross common shares to be issued to Crown shareholders would be $110 million and the minimum value would be $77.5 million, excluding, in both cases, shares of Crown held by Kinross. Kinross also agreed to purchase a $10 million convertible debenture from Crown. The debenture is convertible into 5.8 million common shares of Crown. In the event the Agreement is terminated,

Crown shall have the right to convert all amounts due under this debenture by providing 30 days' prior notice to Kinross.

        As a result of the delay due to the restatement, Kinross has signed an amendment to extend the termination date from March 31, 2006 to December 31, 2006 and adjust the price that Kinross will pay to acquire Crown and the Buckhorn gold deposit. Shareholders of Crown will now receive 0.32 shares of Kinross for each share of Crown, a decrease of 0.02 over the previous ratio of
0.34 shares, and the valuation collar mentioned above has been removed. Assuming all of the outstanding Crown warrants and options are converted, a total of approximately 14.7 million common shares of Kinross will be issued upon completion of the transaction.

        Kinross has also agreed to loan Crown $2.0 million if the transaction is not closed by July 1, 2006. The $2.0 million loan would be used to buy out the only existing smelter return royalty from a third party covering the ore body at Buckhorn. The loan would have a three-year term and bear interest at the published (Wall Street Journal) prime rate at the time of borrowing plus 3%.

CHANGE IN CEO

        In March 2005, Kinross announced the appointment of Tye Burt as President and Chief Executive Officer. Mr. Burt replaced Robert Buchan who announced his intention to step down in January 2005. Mr. Burt joined Kinross following his most recent position as Vice-Chairman and Executive Director, Corporate Development with Barrick Gold Corporation. Prior to that he spent 16 years in corporate finance in the positions of Chairman of Deutsche Bank Canada and Global Head of Metals and Mining for Deutsche Bank, Head of Investment Banking in Vancouver and Co-head of the Mining Group at Nesbitt Burns and had spent many years at Burns Fry Limited in Mergers & Acquisitions and Equity Capital Markets.

COMMERCIAL PRODUCTION AT THE REFUGIO MINE

        The Refugio mine went into commercial production in the fourth quarter of 2005 and achieved its average targeted production rate of 40,000 tonnes per day in November 2005. During the twelve months ended December 31, 2005, the mine produced 30,580 ounces of gold to Kinross' account. During the first quarter of 2006, 31,948 gold equivalent ounces were sold for Kinross' account. The recommissioned mine is forecasted to produce approximately 124,000 ounces to Kinross' account in 2006.

CESSATION OF OPERATIONS AND DEVELOPMENT

o KUBAKA MINE - On January 25, 2005, Kinross announced that it would not proceed with the development of the Tsokol vein located near the Kubaka mill. All mining activity at Kubaka underground and Birkachan was completed by June 2005, with only stockpiles processed in the second half of the year. Closure should be largely completed during 2006. However, further development of the Birkachan deposit is still being considered and Kinross continues to evaluate other exploration licenses within the region. An impairment charge of $25.1 million was recorded on the mine in 2004. Kubaka is included with Other operations for segment disclosure purposes.

o NEW BRITANNIA MINE - On January 27, 2005, Kinross and its joint venture partner High River Gold Mines Ltd. announced that a decision was made to discontinue development at the New Britannia mine. Exploration efforts were unable to define an extension of the ore body containing better grade and thickness than was mined in mid-2004. New Britannia suspended mining and milling operations in September 2004, but was drilling the ore body extension with the hope of further extending the mine life. However, these efforts were unsuccessful and in January 2005 it was decided that the mine would be placed on care and maintenance. An impairment charge of $1.3 million was recorded on the New Britannia mine in 2004. New Britannia is included with Corporate and other for segment disclosure purposes.

o LUPIN MINE - In 2003, Kinross suspended operations at the Lupin mine due to poor economic performance. The mine was placed on care and maintenance while a review of alternatives was undertaken. The review concluded that the development of a mine plan to extract previously developed remnant ore was appropriate. Accordingly, the mine recommenced production in March 2004 and continued through to February 2005 and is currently in reclamation. An impairment charge of $7.9 million was recorded on the Lupin mine in 2004. In February 2006, a letter of intent, and in June 2006 a definitive agreement, was signed to sell the Lupin mine to Wolfden Resources Inc. Lupin is included with Corporate and other for segment disclosure purposes.


CREDIT FACILITY

        In December 2004, Kinross replaced its existing $125 million credit facility with a three-year $200 million revolving credit facility. Kinross used $105.0 million of the new facility to satisfy a portion of the cost to purchase the remaining 51% interest in the Paracatu mine. The facility allowed for the limit to be increased to $300 million and allows for up to 70% of the outstanding limit to be drawn in gold. In April 2005, the outstanding limit was increased to $295 million and the maturity date extended to April 30, 2008. A total of ten banks have participated in the facility. Obligations under the facility are secured by the assets of the Fort Knox mine as well as by the shares of various wholly owned subsidiaries.

SETTLEMENT OF LITIGATION

        On November 4, 2005, Kinross settled litigation associated with the Alpha Group regarding the Hellenic mines for $8 million. The action brought by the Alpha Group against Kinross followed Kinross' decision to return the Hellenic Gold Properties to the Greek government and place TVX Hellas into bankruptcy. The estimated cost for the settlement of litigation was taken as a charge against income in the twelve months ended December 31, 2004.

SALE OF AQUARIUS


        On December 7, 2005, Kinross signed a letter of intent to sell its Aquarius gold property to St Andrew Goldfields Ltd. ("St Andrew") in exchange for 100 million common shares of St Andrew and warrants to acquire 25 million St Andrew common shares at a price of CDN $0.17 per share for a period of 24 months. This transaction closed in May 2006. Based on a value of approximately $14.3 million for the consideration to be received and a carrying value for the Aquarius gold property of $51.1 million, Kinross recorded an impairment charge to the carrying value of property, plant and equipment and goodwill of $36.8 million in 2005. In addition to the sale of Aquarius in 2005, Kinross also sold the Norseman exploration property in Australia and E-Crete, a producer of aerated concrete located in Arizona.


ADOPTION OF SHAREHOLDERS' RIGHTS PLAN

        On March 27, 2006, Kinross' Board of Directors adopted a shareholders' rights plan. The plan will allow sufficient time for the Board of Directors and shareholders of Kinross to properly evaluate a take-over bid or pursue other alternatives. The plan was approved by the shareholders at the annual meeting held May 4, 2006. The disclosure under the caption "Description of Securities - Kinross Common Shares - Shareholder Rights Plan" and Note 24 (d) to the accompanying financial statements for the three years ended December 31, 2005, discusses the plan in further detail.

CONSOLIDATED FINANCIAL RESULTS

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

SUMMARY OF CONSOLIDATED FINANCIAL AND OPERATING PERFORMANCE

------------------------------------------------------------------------------------------------------------------------
                                                                     Three months ended
                                                                             March 31,                        Change
------------------------------------------------------------------------------------------------------------------------
(In millions, except ounces and per share amounts)                   2006                  2005              2006 vs 2005
------------------------------------------------------------------------------------------------------------------------
Gold equivalent ounces - sold (a)                                   371,818               415,768                  (11%)
Gold ounces - sold                                                  356,348               401,114                  (11%)
Silver ounces - sold                                                882,296               898,454                   (2%)
Average realized gold price ($/ounce)                            $      532            $      429                   24%
Gold sales - revenue                                             $    196.3            $    172.2                   14%
Gold deferred revenue (expense) realized                               (6.9)                 (0.3)                   nm
Silver sales revenue                                                    8.9                   7.9                   13%
                                                           -------------------------------------------------------------
Total metal sales                                                $    198.3            $    179.8                   10%
Operating earnings                                               $     22.4            $        -                    nm
Net earnings (loss)                                              $      8.9            $     (0.9)                   nm
Basic and diluted earnings (loss) per share                      $     0.03            $        -                    nm
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                      As At                 as At
                                                                  March 31,          December 31,
                                                                       2006                  2005
--------------------------------------------------------------------------------------------------
Cash and cash equivalents                                        $     84.1            $     97.6
Current assets                                                   $    241.9            $    241.9
Total assets                                                     $  1,712.2            $  1,698.1
Current liabilities                                              $    171.9            $    177.9
Total liabilities                                                $    622.5            $    622.0
Shareholders' equity                                             $  1,089.7            $  1,076.1
--------------------------------------------------------------------------------------------------

(a) Gold equivalent ounces include silver ounces produced converted to gold based on the ratio of the average spot market prices for the commodities for each period. This ratio for the first quarter of 2006 was 57.03:1, compared with 61.31:1 for the first quarter of 2005.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Kinross' share of gold equivalent ounces sold in the first quarter of 2006 was 11% lower than in the corresponding period of 2005. Increased ounces sold at Refugio, Paracatu and La Coipa was more than offset by lower sales at the Porcupine Joint Venture, Musselwhite and Fort Knox, along with Kettle River and Lupin due to planned shutdowns and the winding down of operations at Kubaka.

o Revenues from metal sales increased by 10% due to higher realized gold prices; partially offset by the sale of fewer ounces. The Company sold 356,348 ounces of gold at a realized gold price of $532 per ounce, compared with 401,114 ounces of gold at an average realized price of $429 per ounce during the prior year's quarter.

o The increased revenue along with a 34% decrease in depreciation, depletion and amortization, partially offset by an increase in costs of sales, resulted in an increase in operating earnings of $22.4 million. Depreciation, depletion and amortization decreased at Round Mountain due to increased reserves and at Fort Knox as a result of the impairment on property, plant and equipment recorded in the fourth quarter of 2005. Depreciation, depletion and amortization was also lower at Kubaka, Kettle River, the Porcupine joint Venture, Paracatu, Crixas and Musselwhite.

o An increase in cost of sales of $8.4 million and higher exploration and business development expense partially offset increased revenue and the drop in depreciation. Despite the sale of fewer ounces, all reportable operating segments, with the exception of La Coipa, experienced increased operating costs. The increases were largely the result of higher commodity costs and stronger local currencies in the non-U.S. countries where the Company has operations.

o Net earnings for the first quarter of 2006 were $8.9 million, or $0.03 per share, compared with a loss of $0.9 million in the first quarter of 2005. The increase was the result of stronger operating earnings; partially offset by other expenses of $12.7 million. Other expenses in 2006 included foreign exchange losses of $9.4 million and unrealized derivative losses of $2.5 million. The unrealized derivative losses are related to written call options. Interest expense was $2.5 million during the quarter, while interest and other income was $1.7 million.

o Cash flow provided by operating activities decreased by 25%, from $26.8 million in the first quarter of 2005 to $20.1 million during the same period in 2006. The increase in cash provided by higher revenue was offset by higher operating costs, increased other expenses and larger working capital requirements during the first quarter of 2006. During the first quarter of 2006, cash decreased $13.5 million, from $97.6 million at December 31, 2005 to $84.1 million at March 31, 2006.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

FINANCIAL AND OPERATING HIGHLIGHTS

===================================================================================================================================
                                                           Years Ended December 31,                              Change
-----------------------------------------------------------------------------------------------------------------------------------
(in US$ millions, except ounces and per share amounts)      2005           2004         2003 (a)      '05 vs '04        '04 vs '03
-----------------------------------------------------------------------------------------------------------------------------------
Gold equivalent ounces - sold (b)                          1,627,675      1,654,617      1,600,246            (2%)              3%
Gold ounces - sold                                         1,575,267      1,585,109      1,541,577            (1%)              3%
Silver ounces - sold                                       3,185,776      4,271,980      4,387,829           (25%)             (3%)
Average realized gold price ($/ounce)                    $       445    $       404     $      357            10%              13%
Gold sales - revenue                                     $     702.7    $     649.8     $    563.4             8%              15%
Gain (loss) on metal derivative contracts (c)                   (2.4)          (9.3)         (13.5)           74%              31%
Silver sales revenue                                            25.2           26.3           22.0            (4%)             20%
                                                         -----------    -----------     ----------          ------            -----
Total revenue                                            $     725.5    $     666.8     $    571.9             9%              17%
Operating loss                                           $    (211.2)   $     (67.9)    $   (419.6)         (211%)             84%
Net loss                                                 $    (216.0)   $     (63.1)    $   (474.2)         (242%)             87%
Net loss attributable to common shares                   $    (216.0)   $     (63.1)    $   (442.2)         (242%)             86%
Basic and diluted loss per share                         $     (0.63)   $     (0.18)    $    (1.43)         (250%)             87%
-----------------------------------------------------------------------------------------------------------------------------------


(a) 2003 results include TVX and Echo Bay properties for the 11 months from February to December only.
(b) All produced and sold ounces refer to Kinross' proportionate share. Gold equivalent ounces include silver ounces produced converted to gold based on the ratio of the average spot market prices for the commodities for each year. The ratios were 2005-60.79:1, 2004-61.46:1 and 2003-74.79:1.
(c) Gains or losses on purchased gold or silver options, spot deferred contracts or fixed forward contracts as a hedge against falling gold prices are recorded as revenue from metal sales.

2005 VS. 2004

     o In 2005, gold equivalent ounces sold decreased by 2%, compared with 2004. Production and ounces sold decreased at Fort Knox, Round Mountain, Lupin, New Britannia and La Coipa. This was partially offset by increases at Kubaka, Musselwhite and attributable production at Paracatu due to the purchase of the remaining 51% at the end of 2004. A discussion on the performance of Kinross' reportable operating segments is included below.

     o Despite fewer ounces being sold, revenue from metal sales increased by 9% year-over-year; from $666.8 million in 2004 to $725.5 million in 2005. The increase was the result of a 10% increase in the realized gold price. During 2005, Kinross realized an average price of $445 per ounce on the sale of its gold, against an average spot gold price for the year of $444 per ounce. During 2004, Kinross realized an average gold price of $404 per ounce, versus an average spot gold price of $409 per ounce.

     o The net loss attributable to common shares increased from $63.1 million, or $0.18 per share, to $216.0 million, or $0.63 per share, between 2004 and 2005. During 2005, impairment charges totaling $184.7 million were recorded (property, plant and equipment - $171.9 million; goodwill - $8.7 million; and investments - $4.1 million). This included impairment charges of $141.8 million on Fort Knox, $36.8 million on the Aquarius property, $3.4 million on Crixas and $2.0 million on Musselwhite. Excluding these impairment charges, results for 2005 would have been a net loss attributable to common shares of $32.1 million, compared to a net loss attributable to common shares of $5.6 million in 2004. The impairment charges are discussed further under "Impairment of Goodwill, Property, Plant and Equipment, and Investments." General and administrative expense increased to $45.3 million, from $36.4 million in 2004. The increase was largely due to costs related to the regulatory review of Kinross' accounting for goodwill and subsequent restatement, as well as increased severance costs. In addition, accretion and reclamation expense related to Kinross' reclamation and remediation obligations increased to $56.0 million in 2005, from $21.4 million in 2004 and $9.0 million in 2003. Included in accretion and reclamation expense for 2005 is $46.0 million related to increased cost estimates at mines no longer in production.

2004 VS. 2003

     o Gold equivalent ounces sold in 2004 increased 3% when compared to 2003. However, 2003 included only 11 months of revenue and production related to the mines acquired in the TVX/Echo Bay transaction. As a result, when viewed on an annualized full year basis, gold equivalent ounces sold decreased year-over-year. Production increases at Round Mountain, Musselwhite, La Coipa and Crixas were offset by reductions at Kubaka, Fort Knox, Lupin, New Britannia and the Porcupine Joint Venture.

     o The increase in total revenues for 2004, when compared to 2003, is primarily the result of a 13% increase in average realized gold prices during 2004. Kinross realized an average gold price of $404 per ounce, compared with $357 per ounce in 2003.

     o Net loss attributable to common shares for 2004 was $63.1 million, or $0.18 per share, compared to a net loss attributable to common shares for 2003 of $442.2 million, or $1.43 per share. The losses for 2004 and 2003 primarily resulted from total impairment charges of $59.9 million and $411.5 million, respectively.

2006

        Production in 2006 is expected to be 1.44 million gold equivalent ounces, down from 1.61 million in 2005. The 11% decrease in production is the result of the cessation of mining at Kubaka and Kettle River and decreases in production at Round Mountain and Fort Knox. Increases from Paracatu and Refugio, along with a revised estimate increasing expected production at La Coipa, will partially offset production losses from Kubaka and Kettle River.

SEGMENT EARNINGS (LOSS)

THREE MONTHS ENDED MARCH 31, 2006 AND 2005


-------------------------------------------------------------------------------------------------------------------------
IN US$ MILLIONS                                                Three months ended,
                                                                     March 31,                        2006 vs 2005
                                                        -----------------------------------------------------------------
                                                              2006             2005            Change $          Change %
-------------------------------------------------------------------------------------------------------------------------

Operating Segments
Fort Knox                                                  $     9.1          $   4.6            $  4.5              98%
Round Mountain                                                  17.7              4.3              13.4             312%
La Coipa                                                         5.0              0.1               4.9            4900%
Crixas                                                           5.7              3.8               1.9              50%
Paracatu                                                         6.0              2.1               3.9             186%
Musselwhite                                                     (1.0)            (1.1)              0.1               9%
Porcupine Joint Venture                                         (0.2)             2.8              (3.0)              nm
Refugio                                                          5.7              0.7               5.0             714%
Other operations (a)                                            (4.9)            (1.0)             (3.9)              nm
CORPORATE & OTHER                                              (20.7)           (16.3)             (4.4)            (27%)
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                      $    22.4          $     -            $ 22.4               nm
-------------------------------------------------------------------------------------------------------------------------

(a) Other operations include Kettle River, Kubaka and Gurupi.


YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  2005 vs 2004 (b)               2004 vs 2003 (b)
(IN US$ MILLIONS)                2005          2004          2003 (a)        Change $       Change %       Change $       Change %
------------------------------------------------------------------------------------------------------------------------------------

Operating Segments
Fort Knox                       $ (124.1)      $  16.6        $    7.0        $(140.7)            nm        $   9.6            137%
Paracatu (c)                         5.4           2.9           (96.8)           2.5            86%           99.7              nm
Round Mountain                      26.6          25.8           (81.6)           0.8             3%          107.4              nm
Porcupine Joint Venture             (0.9)          5.7             1.5           (6.6)            nm            4.2            280%
La Coipa                            (2.4)          0.9           (70.8)          (3.3)            nm           71.7              nm
Crixas                              11.3          12.8           (33.8)          (1.5)           12%           46.6              nm
Musselwhite                         (7.7)         (3.8)          (60.9)          (3.9)          103%           57.1             94%
Refugio (d)                          1.7           0.1            (1.3)           1.6             nm            1.4              nm
Other operations (e)                (0.9)        (37.0)            7.9           36.1            98%          (44.9)             nm
CORPORATE & OTHER (f)             (120.2)        (91.9)          (90.8)         (28.3)           31%           (1.1)             1%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           $ (211.2)      $ (67.9)       $ (419.6)       $(143.3)          211%        $ 351.7             84%
------------------------------------------------------------------------------------------------------------------------------------


(a) Segment earnings (loss) for 2003 include only 11 months of operating and financial results for the mines acquired in the TVX/Echo Bay transaction.
(b)  "nm" refers to not meaningful.
(c) The acquisition of Paracatu was completed on December 31, 2004. Therefore, Kinross' 49% proportionate share of Paracatu`s operating results have been included for the years ended December 31, 2004 and 2003.
(d) Effective January 1, 2006, Refugio has been included as a reportable operating segment and the financial statements at at December 31, 2005 and December 31, 2004 and for the years ended December 2005, 2004 and 2003 have been amended accordingly.
(e) Other operations include Kettle River, Kubaka and Gurupi. Segment earnings for 2003 included Kinross' portion of Kubaka's financial results (54.7% until February 28, 2003, and 100% thereafter).


(f) Corporate and other includes, among other assets, New Britannia, Lupin and Aquarius. Subsequent to December 31, 2005, Kinross sold its interest in Aquarius and entered into definitive agreement to sell Lupin.

RESULTS OF OPERATIONS

FORT KNOX (100% OWNERSHIP AND OPERATOR) - USA

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Three months ended
                                                                            March 31,                       2006 vs 2005
                                                                    ---------------------------------------------------------------
                                                                           2006             2005            Change          Change %
------------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes processed (000's)                                                  3,183            3,007               176               6%
Grade (grams/tonne)                                                        0.91             0.88              0.03               3%
Recovery (%)                                                              85.3%            87.1%             (1.8%)             (2%)
Gold equivalent ounces
    Produced                                                             79,677           73,953             5,724               8%
    Sold                                                                 67,608           70,998            (3,390)             (5%)

FINANCIAL DATA (in US$ millions)
Metal sales                                                             $  37.1          $  30.5           $   6.6              22%
Cost of sales (a)                                                          21.5             17.5               4.0              23%
Accretion and reclamation expense                                           0.3              0.3                 -               0%
Depreciation, depletion and amortization                                    6.0              7.7              (1.7)            (22%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            9.3              5.0               4.3              86%
Exploration                                                                 0.1              0.1                 -               0%
Other                                                                       0.1              0.3              (0.2)            (67%)
------------------------------------------------------------------------------------------------------------------------------------
Segment earnings                                                        $   9.1          $   4.6           $   4.5              98%
------------------------------------------------------------------------------------------------------------------------------------

(a) Cost of sales excludes accretion, depreciation, depletion and amortization.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Gold equivalent production increased by 8%, reflecting an increase in tonnes processed and a higher grade; partially offset by a lower recovery. Production in the first quarter of 2005 was impacted by slope stability issues which affected the planned ore release from the Fort Knox pit.
o Revenues from metal sales were up by 22% due to a higher realized gold price; partially offset by a 5% drop in the number of ounces sold.
o Despite selling fewer ounces, cost of sales increased by 23% in the first quarter of 2006. The increase was the result of increases in fuel and electricity costs along with other operating costs.
o An impairment charge of $141.8 million was recorded against the mine's property, plant and equipment in the fourth quarter of 2005, which contributed to a 22% decrease in depreciation, depletion and amortization in the first quarter of 2006, compared with the first quarter of 2005.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                         2005 vs 2004               2004 vs 2003
                                                2005        2004         2003       Change        Change %      Change     Change %
----------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's)                        12,683      10,927       12,739       1,756          16%       (1,812)       (14%)
Tonnes processed (000's)                        13,050      13,239       13,685        (189)         (1%)        (446)        (3%)
Grade (grams/tonne)                               0.90        0.94         1.07       (0.04)         (4%)       (0.13)       (12%)
Recovery (%)                                     86.9%       84.2%        83.1%        2.7%           3%         1.1%          1%
Gold equivalent ounces
    Produced                                   329,320     338,334      391,831      (9,014)         (3%)     (53,497)       (14%)
    Sold                                       320,771     351,738      370,152     (30,967)         (9%)     (18,414)        (5%)

FINANCIAL DATA (in US$ millions)
Revenues                                      $  143.1    $  143.9     $  136.3    $   (0.8)         (1%)   $     7.6          6%
Cost of sales                                     88.1        89.2         90.3        (1.1)         (1%)        (1.1)        (1%)
Accretion and reclamation expense                  1.1         1.3          0.6        (0.2)        (15%)         0.7        117%
Depreciation, depletion and amortization          34.8        35.9         36.0        (1.1)         (3%)        (0.1)        (0%)
----------------------------------------------------------------------------------------------------------------------------------
                                                  19.1        17.5          9.4         1.6           9%          8.1         86%
Exploration                                        0.6         0.6          2.4           -           0%         (1.8)       (75%)
Impairment charge                                141.8           -            -       141.8           nm            -          nm
Other                                              0.8         0.3            -         0.5         167%          0.3          nm
----------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                       $ (124.1)   $   16.6     $    7.0    $ (140.7)          nm    $     9.6        137%
----------------------------------------------------------------------------------------------------------------------------------


        Kinross acquired the Fort Knox open pit mine, located near Fairbanks, Alaska, in 1998. The Fort Knox operation consists of the Fort Knox open pit and the True North open pit located approximately 15 kilometers northwest of Fort Knox.

2005 VS. 2004

        Production of gold equivalent ounces decreased by 3% due to lower grade and mill throughput, which was partially offset by a higher recovery. The lower grade in 2005 was the result of the suspension of production at the True North deposit in 2004. The lower mill throughput was the result of processing the harder Fort Knox ore compared with the blended ore from True North and Fort Knox for much of the prior year. Despite selling 9% fewer gold equivalent ounces in 2005, revenues remained largely unchanged, due to a higher realized gold price. The decrease in cost of sales reflects lower gold ounces sold. The cost of sales, on a per ounce basis, increased as a result of higher energy costs, partially offset by improved cost efficiencies as a result of the continuous improvement program. In 2005, Kinross recorded a $141.8 million impairment charge against the mine. During the year, a strategic review was conducted on the operation. The review was done in light of higher electricity and fuel costs, the metallurgical performance at True North and slope stability issues at the southwest wall of the pit. As a result of the review, the True North and Gil deposits were reclassified from reserves to resources, Kinross decided to withdraw from the Ryan Lode project, which had been included in reserves, and design changes were made to the Fort Knox pit. The impairment is discussed further under "Impairment of Goodwill, Property, Plant and Equipment, and Investments." Depreciation expense was similar despite a 9% decrease in ounces being sold. This is due to capital expenditures that have increased assets subject to depreciation. Production for 2006 is forecast to be lower than 2005, with improved recovery rates expected to be offset by lower grades.

2004 VS. 2003

        Gold equivalent ounces produced declined by 14% as a result of the decision to defer production from the higher grade True North deposit until the second half of 2004, which resulted in lower ore grade and fewer tonnes of ore processed. The decrease in ore milled in 2004 was also the result of harder ore from the Fort Knox pit being processed through the mill for the first six months, compared with the blended ore from True North and Fort Knox for the full year in 2003. Revenue increased by 6% due to higher realized gold prices, despite fewer ounces being sold. The slight decrease in operating costs reflects the suspension of mining at True North for the latter half of 2004. This was partially offset by higher reagent costs and higher labor costs, as increased manpower was required to operate larger capacity mining equipment that was added to the fleet.

PARACATU (100% OWNERSHIP AND OPERATOR) - BRAZIL

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

------------------------------------------------------------------------------------------------------------------------------------
                                                                         Three months ended
                                                                              March 31,                          2006 vs 2005
                                                                  ------------------------------------------------------------------
                                                                         2006             2005            Change           Change %
------------------------------------------------------------------------------------------------------------------------------------

OPERATING STATISTICS
Tonnes processed (000's) (a)                                              4,333            3,900               433              11%
Grade (grams/tonne)                                                        0.39             0.42             (0.03)             (7%)
Recovery (%)                                                              78.4%            76.9%              1.5%               2%
Gold equivalent ounces
    Produced                                                             42,900           40,609             2,291               6%
    Sold                                                                 46,127           43,482             2,645               6%

FINANCIAL DATA (in US$ millions)
Metal sales                                                             $  25.2         $   18.6           $   6.6              35%
Cost of sales (b)                                                          15.1             12.3               2.8              23%
Accretion and reclamation expense                                           0.2              0.2                 -               0%
Depreciation, depletion and amortization                                    2.8              3.6              (0.8)            (22%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            7.1              2.5               4.6             184%
Exploration                                                                 0.4              0.4                 -               0%
Other                                                                       0.7                -               0.7               nm
------------------------------------------------------------------------------------------------------------------------------------
Segment earnings                                                        $   6.0         $    2.1           $   3.9             186%
------------------------------------------------------------------------------------------------------------------------------------

(a) Tonnes processed represent 100% of mine production.
(b) Cost of sales excludes accretion, depreciation, depletion and amortization.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Production during the first quarter of 2006 increased by 6% over the corresponding quarter in 2005 as lower grade was more than offset by a higher recovery rate and an increase in the number of tonnes processed. The increase in the tonnes processed was due to the mining of softer ore in the first quarter of 2006 and mill stoppages for repairs in the first quarter of 2005.
o Revenues from metal sales increased by 35% as a result of a 6% increase in the number of ounces sold and a higher realized gold price.
o Cost of sales increased by 23% quarter-over-quarter largely due to an increase in the number of ounces sold, an 18% appreciation in the Brazilian real and against the U.S. dollar and increased power and commodity costs.
o Depreciation, depletion and amortization decreased by 22% as additions to reserves have extended the mine life over which the property, plant and equipment is depreciated.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005 vs 2004             2004 vs 2003
                                                   2005       2004 (A)    2003 (B)     Change    Change %     Change        Change %
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's) (c)                       17,157       17,281      17,263        (124)       (1%)         18          0%
Tonnes processed (000's) (c)                       16,945       17,342      16,891        (397)       (2%)        451          3%
Grade (grams/tonne)                                  0.42         0.44        0.40       (0.02)       (5%)       0.04         10%
Recovery (%)                                        78.2%        76.8%       76.8%        1.4%         2%        0.0%          0%
Gold equivalent ounces
    Produced                                      180,522       92,356      91,176      88,166        95%       1,180          1%
    Sold                                          177,806       93,279      88,561      84,527        91%       4,718          5%

FINANCIAL DATA (in US$ millions)
Revenues                                        $    79.0     $   38.2    $   32.0    $   40.8       107%     $   6.2         19%
Cost of sales                                        50.0         20.6        18.0        29.4       143%         2.6         14%
Accretion and reclamation expense                     0.7          0.5         0.5         0.2        40%           -          0%
Depreciation, depletion and amortization             17.0          9.5         9.8         7.5        79%        (0.3)        (3%)
----------------------------------------------------------------------------------------------------------------------------------
                                                     11.3          7.6         3.7         3.7        49%         3.9        105%
Exploration                                           5.2            -           -         5.2         nm           -          nm
Impairment charge                                       -          2.1        99.4        (2.1)     (100%)      (97.3)       (98%)
Other                                                 0.7          2.6         1.1        (1.9)      (73%)        1.5        136%
----------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                         $     5.4     $    2.9    $  (96.8)   $    2.5        86%     $  99.7          nm
----------------------------------------------------------------------------------------------------------------------------------


(a) 2004 and 2003 results reflect 49% ownership. Kinross acquired the remaining 51% and became the mine operator on December 31, 2004.
(b)  2003 results are for the 11 months from February through December only.
(c)  Tonnes mined/processed represent 100% of mine production.

         Kinross acquired a 49% ownership interest in the Paracatu open pit mine, located in the State of Minas Gerais, in the acquisition of TVX on January 31, 2003. On December 31, 2004, Kinross completed the purchase of the remaining 51% of Paracatu from Rio Tinto.

2005 VS. 2004

         Gold equivalent production attributable to Kinross' account increased by 95% between 2004 and 2005. The increase was due to the increase in Kinross' ownership of Paracatu from 49% in 2004 to 100% in 2005. On a 100% basis, gold equivalent production decreased by 4% year-over-year. The decrease was due to lower grade ore and the processing of fewer tonnes, partially offset by a higher recovery rate. Revenue increased by 107%, or approximately 1% on a 100% basis. Revenue, on 100% basis, increased despite fewer ounces being sold as a result of a higher realized gold price. Cost of sales during 2005 increased by 19% against 2004, on a 100% basis. The increase was due to increased energy and consumable costs, and an appreciation of the Brazilian real against the U.S. dollar, year-over-year, of approximately 20%. Depreciation decreased in 2005 by 12% against 2004, on a 100% basis, due to increases in the mine's reserves. Gold equivalent production in 2006 is expected to increase slightly from 2005 due to more tonnes being processed and a marginally higher recovery rate.

2004 VS. 2003

         Gold equivalent production was slightly higher despite 12 months of production versus 11 months in the previous year. On a full year basis, the production was actually lower, which resulted primarily from lower tonnes processed. Grade was approximately 10% higher, while recovery rates were similar in both periods. Revenue increased by 19% due to a 5% increase in ounces sold and higher realized gold prices. Higher costs were the result of higher power prices, increased contracted service costs and a strengthening of the Brazilian real against the U.S. dollar of approximately 5%. As a result of additional reserve ounces, depreciation expense was 3% lower year-over-year, despite an increase in the number of ounces sold.

ROUND MOUNTAIN (50% OWNERSHIP AND OPERATOR) - USA

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Three months ended
                                                                             March 31,                           2006 vs 2005
                                                               ---------------------------------------------------------------------
                                                                       2006             2005              Change           Change %
------------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS (a)
Tonnes processed (000's) (b)                                             12,981           16,496            (3,515)            (21%)
Grade (grams/tonne)                                                        0.58             0.65             (0.07)            (11%)
Gold equivalent ounces
    Produced                                                             85,091           95,393           (10,302)            (11%)
    Sold                                                                 94,067           92,820             1,247               1%

FINANCIAL DATA (in US$ millions)
Metal sales                                                            $   51.7         $   39.9          $   11.8              30%
Cost of sales (c)                                                          27.6             24.1               3.5              15%
Accretion and reclamation expense                                           0.4              0.5              (0.1)            (20%)
Depreciation, depletion and amortization                                    5.6             10.9              (5.3)            (49%)
------------------------------------------------------------------------------------------------------------------------------------
                                                                           18.1              4.4              13.7             311%
Exploration                                                                 0.4              0.1               0.3             300%
------------------------------------------------------------------------------------------------------------------------------------
Segment earnings                                                       $   17.7         $    4.3          $   13.4             312%
------------------------------------------------------------------------------------------------------------------------------------

(a) Due to the nature of heap leach operations recovery rates cannot be accurately measured on a quarterly basis.
(b)  Tonnes processed represent 100% of mine production.
(c) Cost of sales excludes accretion, depreciation, depletion and amortization.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Gold production was 11% lower in the first quarter of 2006 due to fewer tonnes processed at a lower average grade. Tonnes processed were lower due to reduced loader availability, crusher downtime and weather related delays. Grade was lower largely due to the processing of low grade stockpiles.
o Revenues from metal sales increased by 30% as a result of a higher realized gold price and a slight increase in the number of ounces sold.
o Cost of sales increased by 15% due to increased personnel and contractor costs and increased commodity related costs. Compared to the first quarter of 2005, fuel and electricity costs each increased by approximately 17%. In addition, the higher gold price has resulted in higher royalties and taxes.
o Depreciation decreased by 49% largely due to an increase in reserves year-over-year.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005 vs 2004                 2004vsS 2003
                                                2005         2004       2003 (A)      Change       Change %      Change $   Change %
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's) (b)                    29,002       35,820       39,824       (6,818)       (19%)       (4,004)      (10%)
Tonnes processed (000's) (b)                    61,696       67,065       52,636       (5,369)        (8%)       14,429        27%
Grade (grams/tonne)                               0.64         0.55         0.61         0.09         16%         (0.06)      (10%)
Gold equivalent ounces
    Produced                                   373,947      387,785      364,271      (13,838)        (4%)       23,514         6%
    Sold                                       367,581      375,421      363,273       (7,840)        (2%)       12,148         3%

FINANCIAL DATA (in US$ millions)
Revenues                                     $   164.0    $   154.1    $   131.9    $     9.9          6%      $   22.2        17%
Cost of sales                                     93.7         82.3         74.9         11.4         14%           7.4        10%
Accretion and reclamation expense                  1.8          1.9          1.6         (0.1)        (5%)          0.3        19%
Depreciation, depletion and amortization          39.5         43.3         45.0         (3.8)        (9%)         (1.7)       (4%)
-----------------------------------------------------------------------------------------------------------------------------------
                                                  29.0         26.6         10.4          2.4          9%          16.2       156%
Exploration                                        2.4          0.8          2.1          1.6        200%          (1.3)      (62%)
Impairment charge                                    -            -         89.9            -          nm         (89.9)        nm
-----------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                      $    26.6    $    25.8    $   (81.6)   $     0.8          3%      $  107.4         nm
-----------------------------------------------------------------------------------------------------------------------------------

(a)  2003 results are for the 11 months from February through December only.
(b)  Tonnes mined/processed represent 100% of mine production.
(c) Due to the nature of heap leach operations recovery rates cannot be accurately measured on an annual basis.

         Kinross acquired its ownership interest in the Round Mountain open pit mine, located in Nye County, Nevada, in the acquisition of Echo Bay on January 31, 2003.

2005 VS. 2004

         Production was 4% lower in 2005 than in the prior year due to fewer tonnes delivered to the dedicated pads at a lower grade. Tonnes processed were lower during the year due to pit phasing and pit slope failures. Despite fewer ounces being sold, revenues were up by 6% as a result of higher realized gold prices. Cost of sales increased by 14% due to increased commodity related costs, higher costs on replacement parts, increased contractor costs on equipment maintenance and higher royalties and taxes due to a stronger gold price. Depreciation expense was 10% lower year-over-year due to fewer ounces being sold and the addition of reserve ounces. Production in 2006 is expected to be approximately 10% lower than in 2005. Expenditures on a new layback program began in 2005 in order to expand the pit. Ore from this layback is expected to benefit production in late 2006.

2004 VS. 2003

         Revenue increased by 17% due to higher realized gold prices and an increase in gold equivalent ounces produced and sold. The increase in production and operating costs in 2004 was due to the inclusion of only 11 months of operations in 2003. Production and costs were also affected by the failure of an electrical transformer in the second half of 2003. As a result, the focus shifted to accelerating ore placement on the leach pads, to help offset milling and crushing limitations due to power constraints. Depreciation expense was 4% lower year-over-year, despite an increase in the number of ounces sold as a result of additional reserve ounces.

PORCUPINE (49% INTEREST; BARRICK GOLD 51% AND OPERATOR) - CANADA

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

------------------------------------------------------------------------------------------------------------------------------
                                                                    Three months ended
                                                                         March 31,                         2006 VS 2005
                                                         ---------------------------------------------------------------------
                                                                   2006             2005            Change           Change %
------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes processed (000's) (a)                                          997            1,074               (77)             (7%)
Grade (grams/tonne)                                                  2.17             3.14             (0.97)            (31%)
Recovery (%)                                                        90.3%            92.0%             (1.7%)             (2%)
Gold equivalent ounces
    Produced                                                       30,132           52,891           (22,759)            (43%)
    Sold                                                           32,153           50,060           (17,907)            (36%)

FINANCIAL DATA (in US$ millions)
Metal sales                                                     $    17.8         $   22.0          $   (4.2)            (19%)
Cost of sales (b)                                                    14.1             13.3               0.8               6%
Accretion and reclamation expense                                     0.5              0.2               0.3             150%
Depreciation, depletion and amortization                              2.3              4.7              (2.4)            (51%)
------------------------------------------------------------------------------------------------------------------------------
                                                                      0.9              3.8              (2.9)            (76%)
Exploration                                                           0.8              1.0              (0.2)            (20%)
Other                                                                 0.3                -               0.3               nm
------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                                         $    (0.2)        $    2.8          $   (3.0)              nm
------------------------------------------------------------------------------------------------------------------------------

(a)  Tonnes processed represent 100% of mine production.
(b)  Cost of sales excludes accretion, depreciation, depletion and amortization.

In the first quarter of 2006, Placer Dome Inc. was acquired by Barrick Gold Corporation.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Gold production for the first quarter of 2006 was 43% lower than in the first quarter of 2005 largely due to lower grade, as mining in the higher grade Dome pit was completed in the fourth quarter of 2005. While a decrease in average grade was budgeted, the actual mined grade at Pamour was lower than anticipated as a result of geological and mining factors that increased dilution. Review of the geological model and improved mining practice will reduce dilution at Pamour and improve the grade. Gold production was further impacted by an unplanned mill shutdown which reduced mill throughput by 7% relative to the first quarter of 2005. Metallurgical recovery was 2% lower, which again reflected the lower grade Pamour ore.
o Metal sales for the quarter decreased by $4.2 million, or 19%, as a result of the lower production and fewer ounces being sold. This decrease was partially offset by a higher realized gold price.
o The decrease in ounces produced was largely due to the lower grade. However, the operation processed a similar number of tonnes compared to the first quarter of 2006. So despite fewer ounces being sold, cost of sales increased by 6%. The increase was the result of higher power costs along with a 6% appreciation in the Canadian dollar against the U.S. dollar compared with the first quarter of 2005.
o Depreciation, depletion and amortization decreased by 51%. The decrease was the result of fewer ounces being sold and a portion of the ounces mined in 2005 being replaced in reserves with additional ounces.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         2005 vs 2004            2004 vs 2003
                                                 2005         2004         2003       Change     Change %    Change     Change %
---------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's) (a)                      5,443       13,752        7,146      (8,309)       (60%)     6,606         92%
Tonnes processed (000's) (a)                      4,266        3,995        4,705         271          7%       (710)       (15%)
Grade (grams/tonne)                                2.95         3.35         3.73       (0.40)       (12%)     (0.38)       (10%)
Recovery (%)                                      92.6%        91.8%        92.4%        0.8%          1%      (0.6%)        (1%)
Gold equivalent ounces
    Produced                                    183,976      193,799      223,960      (9,823)        (5%)   (30,161)       (13%)
    Sold                                        179,585      191,296      225,001     (11,711)        (6%)   (33,705)       (15%)

FINANCIAL DATA (in US$ millions)
Revenues                                       $   80.8     $   78.8    $    83.0    $    2.0          3%   $   (4.2)        (5%)
Cost of sales                                      50.7         44.4         48.9         6.3         14%       (4.5)        (9%)
Accretion and reclamation expense                  11.8          2.3          2.3         9.5        413%          -          0%
Depreciation, depletion and amortization           14.8         22.7         24.9        (7.9)       (35%)      (2.2)        (9%)
---------------------------------------------------------------------------------------------------------------------------------
                                                    3.5          9.4          6.9        (5.9)       (63%)       2.5         36%
Exploration                                         3.5          3.2          2.5         0.3          9%        0.7         28%
Other                                               0.9          0.5          2.9         0.4         80%       (2.4)       (83%)
---------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                        $   (0.9)    $    5.7    $     1.5    $   (6.6)         nm   $    4.2        280%
---------------------------------------------------------------------------------------------------------------------------------


(a) Tonnes mined/processed represent 100% of mine production.

         On July 1, 2002, Kinross formed the Porcupine Joint Venture with a wholly owned subsidiary of Placer Dome Inc. ("Placer Dome"). The formation of the joint venture combined the two companies' gold mining operations in the Porcupine district of Timmins, Ontario. The ownership of this unincorporated joint venture is 51% Placer Dome and 49% Kinross. In early 2006, Placer Dome was acquired by Barrick Gold Corporation.

2005 VS. 2004

         Gold production in 2005 was 5% lower than 2004. Production was positively impacted by higher recoveries and increased mill throughput; however, this was offset by lower grade. Mill throughput was higher as a result of a mill expansion undertaken to ensure the harder ores originating from the Pamour pit could be processed through the Dome mill. Feed grade was lower due to localized highwall instability in the Dome pit, no production from the Dome underground mine and the commencement of mining at the Pamour pit which has a lower average grade than the Dome pit. Revenue increased by 3% despite a 6% drop in ounces sold as a result of higher realized gold prices. Operating costs were also up despite selling fewer ounces due to higher energy and commodity costs, and a 7% increase in value of the Canadian dollar against the U.S. dollar year-over-year. Increases during the year in Kinross' portion of the estimated reclamation and remediation liability relating to areas of the joint venture no longer in production were expensed in the current year and have been included as part of accretion and reclamation expense. Depreciation expense decreased by 35% due to a 6% drop in ounces sold and a larger reserve base in 2005. Due to lower grades from the Pamour pit, production for 2006 is expected to be lower than 2005.

2004 VS. 2003

         Revenue was down in 2004 due to fewer ounces being produced and sold, which was partially offset by higher gold prices. Production in 2004, as compared with 2003, was lower due to lower grade and fewer tonnes processed resulting from the planned closure of the Dome underground in late May 2004. Mining continued at the Dome open pit and Hoyle Pond underground mines. Costs, on a per ounce basis, were higher due to lower production, rising operating costs and a stronger Canadian dollar. Depreciation expense was down by 9%, largely due to the decrease in the number of ounces sold year-over-year.

LA COIPA (50% OWNERSHIP; BARRICK GOLD 50% AND OPERATOR) - CHILE

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Three months ended
                                                                              March 31,                                 2006 vs 2005
                                                                  ------------------------------------------------------------------
                                                                        2006             2005            Change           Change %
------------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes processed (000's) (a)                                              1,577            1,702              (125)             (7%)
Grade (grams/tonne)
           - Gold                                                          1.19             0.99              0.20              20%
           - Silver                                                       58.18            47.02             11.16              24%
Recovery (%)
           - Gold                                                         82.9%            81.8%              1.1%               1%
           - Silver                                                       52.7%            57.9%             (5.2%)             (9%)
Gold equivalent ounces
    Produced                                                             38,627           34,024             4,603              14%
    Sold                                                                 40,066           37,988             2,078               5%

FINANCIAL DATA (in US$ millions)
Metal sales                                                            $   22.5         $   17.6           $   4.9              28%
Cost of sales (b)                                                          11.3             12.5              (1.2)            (10%)
Accretion and reclamation expense                                           0.2              0.1               0.1             100%
Depreciation, depletion and amortization                                    5.6              4.4               1.2              27%
------------------------------------------------------------------------------------------------------------------------------------
                                                                            5.4              0.6               4.8             800%
Exploration                                                                 0.4              0.2               0.2             100%
Other                                                                         -              0.3              (0.3)           (100%)
------------------------------------------------------------------------------------------------------------------------------------
Segment earnings                                                       $    5.0         $    0.1           $   4.9            4900%
------------------------------------------------------------------------------------------------------------------------------------

(a) Tonnes processed represent 100% of mine production.
(b) Cost of sales excludes accretion, depreciation, depletion and amortization.

In the first quarter of 2006, Placer Dome Inc. was acquired by Barrick Gold Corporation.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Gold equivalent production increased 14% during the first quarter of 2006 mainly due to higher gold and silver grades. The lower grades in 2005 were the result of changes to the mine plan due to pit slope failures. The ratio to convert silver into gold equivalent ounces was 57.03:1 in the first quarter of 2006, compared with 61.31:1 in the first quarter of 2005.
o The sale of gold equivalent ounces increased by 5% which, along with a higher realized gold price, resulted in a 28% increase in revenues from metal sales.
o Cost of sales decreased by 10% between the first quarter of 2005 and the first quarter of 2006, despite selling more ounces. The decrease was due to increased costs in the first quarter of 2005 due to the pit slope failures. This was partially offset by higher power costs and a 9% appreciation of the Chilean peso against the U.S. dollar between the first quarter of 2005 and the first quarter of 2006.
o Depreciation, depletion and amortization increased 27% as a result of depreciable assets added at the mine during 2005 and an increase in the number of ounces sold.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005 vs 2004               2004 vs 2003
                                                2005         2004        2003 (A)      Change     Change %      Change     Change %
------------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's) (b)                     3,450        3,769         4,257         (319)        (8%)        (488)       (11%)
Tonnes processed (000's) (b)                     6,496        6,562         5,928          (66)        (1%)         634         11%
Grade (grams/tonne)
           - Gold                                 1.01         1.10          1.20        (0.09)        (8%)       (0.10)        (8%)
           - Silver                              45.07        60.83         65.00       (15.76)       (26%)       (4.17)        (6%)
Recovery (%)
           - Gold                                80.5%        81.2%         83.5%        (0.7%)        (1%)       (2.3%)        (3%)
           - Silver                              54.0%        57.5%         60.7%        (3.5%)        (6%)       (3.2%)        (5%)
Gold equivalent ounces
    Produced                                   125,991      150,887       144,125      (24,896)       (16%)       6,762          5%
    Sold                                       131,051      149,785       138,733      (18,734)       (13%)      11,052          8%

Silver ounces produced (000's)                   2,547        3,693         3,794       (1,146)       (31%)        (101)        (3%)

FINANCIAL DATA (in US$ millions)
Revenues                                     $    60.3    $    59.0      $   51.5      $   1.3          2%     $    7.5         15%
Cost of sales                                     45.4         39.7          34.4          5.7         14%          5.3         15%
Accretion and reclamation expense                  0.4          0.4           0.3            -          0%          0.1         33%
Depreciation, depletion and amortization          15.8         16.8          17.9         (1.0)        (6%)        (1.1)        (6%)
------------------------------------------------------------------------------------------------------------------------------------
                                                  (1.3)         2.1          (1.1)        (3.4)         nm          3.2          nm
Exploration                                        1.1          0.5           0.9          0.6        120%         (0.4)       (44%)
Impairment charge                                    -            -          68.8            -          nm        (68.8)      (100%)
Other                                                -          0.7             -         (0.7)      (100%)         0.7          nm
------------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                      $    (2.4)   $     0.9      $  (70.8)     $  (3.3)         nm     $   71.7          nm
------------------------------------------------------------------------------------------------------------------------------------

(a) 2003 results are for the 11 months from February through December only.
(b) Tonnes mined/processed represent 100% of mine production.

         Kinross acquired its ownership interest in the La Coipa open pit mine in the acquisition of TVX on January 31, 2003.

2005 VS. 2004

         Tonnes mined and milled, along with grade and recoveries were lower than 2004 due to changes in the mine plan caused by pit slope failures during the year. As a result, production was down 16% to 125,991 gold equivalent ounces from 150,887 equivalent ounces in 2004. Geotechnical studies are being conducted in order to assess the current situation. While gold equivalent ounces sold were 13% lower in 2005, due to lower production, a higher realized gold price resulted in a 2% increase in revenue. Operating costs were 14% higher year-over-year despite fewer ounces being sold. The increase was due to higher stripping costs, increased cost for power, fuel and other consumables, in addition to the strengthening of the Chilean peso, against the U.S. dollar, of approximately 9% year-over-year. Depreciation expense was 6% lower, largely due to fewer ounces being sold. There was no significant change during the year to the average ratio for conversion of silver into equivalent gold ounces. Production at La Coipa in 2006 is now expected to be higher than 2005, with an increase in the tonnes of ore processed partially offset by lower grade and recovery rates.

2004 VS. 2003

         As budgeted, tonnes mined during the year were lower than 2003 due to an increase in the stripping required. Gold equivalent production was higher in 2004 due to the inclusion of only 11 months of production in 2003. On a full year basis, production was 4% lower due to lower grade and recovery rates, while tonnes processed were similar. Revenue increased as a result of higher realized gold prices and more ounces sold. Depreciation expense was lower, despite increased production as a result of an increased reserve base.

CRIXAS (50% OWNERSHIP; ANGLOGOLD ASHANTI 50% AND OPERATOR) - BRAZIL

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

---------------------------------------------------------------------------------------------------------------------------------
                                                                     Three months ended,
                                                                           March 31,                           2006 vs 2005
                                                            ---------------------------------------------------------------------
                                                                      2006             2005            Change           Change %
---------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes processed (000's) (a)                                             198              188                10               5%
Grade (grams/tonne)                                                     7.96             8.37             (0.41)             (5%)
Recovery (%)                                                           95.2%            95.6%             (0.4%)             (0%)
Gold equivalent ounces
    Produced                                                          24,121           24,192               (71)             (0%)
    Sold                                                              23,938           24,156              (218)             (1%)

FINANCIAL DATA (in US$ millions)
Metal sales                                                         $   13.2         $   10.3           $   2.9              28%
Cost of sales (b)                                                        4.5              3.5               1.0              29%
Accretion and reclamation expenses                                         -                -                 -               0%
Depreciation, depletion and amortization                                 2.8              2.9              (0.1)             (3%)
---------------------------------------------------------------------------------------------------------------------------------
                                                                         5.9              3.9               2.0              51%
Exploration                                                              0.1              0.1                 -               0%
Other                                                                    0.1                -               0.1               nm
---------------------------------------------------------------------------------------------------------------------------------

Segment earnings                                                    $    5.7         $    3.8           $   1.9              50%
---------------------------------------------------------------------------------------------------------------------------------

(a)  Tonnes processed represent 100% of mine production.
(b) Cost of sales excludes accretion, depreciation, depletion and amortization.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Gold production was similar between the first quarter of 2005 and the first quarter of 2006. A decrease in grade between the periods was offset by an increase in the tonnes processed.
o Higher revenues from metal sales were the result of higher realized gold prices.
o Cost of sales increased by 29% due to the mining and processing of additional tonnes of lower grade ore, along with an 18% appreciation of the Brazilian real against the U.S. dollar during the first quarter of 2006, compared with the same period in 2005. In addition, the mine experienced increases in power and other commodity costs.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        2005 vs 2004               2004 vs 2003
                                                  2005        2004      2003 (A)    Change      Change %     Change        Change %
------------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's) (b)                         755         746         684          9           1%          62             9%
Tonnes processed (000's) (b)                         755         746         684          9           1%          62             9%
Grade (grams/tonne)                                 8.32        8.18        8.24       0.14           2%       (0.06)           (1%)
Recovery - Gold (%)                                95.2%       95.4%       95.7%      (0.2%)          0%       (0.3%)            0%
Gold equivalent ounces
    Produced                                      96,212      93,540      86,698      2,672           3%       6,842             8%
    Sold                                          93,309      93,265      87,665         44           0%       5,600             6%

FINANCIAL DATA (in US$ millions)
Revenues                                        $   41.5    $   38.2    $   31.9    $   3.3           9%     $   6.3            20%
Cost of sales                                       14.1        12.2        10.3        1.9          16%         1.9            18%
Accretion and reclamation expense                    0.1         0.1         0.1          -           0%           -             0%
Depreciation, depletion and amortization            12.3        12.8        12.3       (0.5)         (4%)        0.5             4%
------------------------------------------------------------------------------------------------------------------------------------
                                                    15.0        13.1         9.2        1.9          15%         3.9            42%
Exploration                                          0.3         0.3         0.5          -           0%        (0.2)          (40%)
Impairment charge                                    3.4           -        42.5        3.4           nm       (42.5)         (100%)
------------------------------------------------------------------------------------------------------------------------------------
Segment earnings (loss)                         $   11.3    $   12.8    $  (33.8)   $  (1.5)        (12%)    $  46.6             nm
------------------------------------------------------------------------------------------------------------------------------------

(a)  2003 results are for the 11 months from February through December only.
(b)  Tonnes mined/processed represent 100% of mine production.

         Kinross acquired its ownership interest in the Crixas underground mine, located in the State of Goais, in the acquisition of TVX on January 31, 2003.

2005 VS. 2004

         Gold production was 3% higher in 2005, compared with 2004, due to higher grade and increased mill throughput. Revenue increased by 9% as a result of a higher realized gold price. Costs of sales increased year-over-year by 16% due to the appreciation of the Brazilian real against the U.S. dollar, and higher energy, service and consumable costs. The average exchange rate of the Brazilian real against the U.S. dollar increased, year-over-year, by approximately 20%. Production for 2006 is expected to be similar to 2005, with lower grade being offset by an increased in the number of tonnes processed.

2004 VS. 2003

         Revenue was 20% higher due to higher realized gold prices and increased production. Gold equivalent production was higher in 2004 due to the inclusion of only 11 months of production in 2003. On a full year basis, production was slightly lower. While grade and recovery rates were similar, operating costs increased due to higher labor and power costs and an approximate 5% appreciation of the Brazilian real against the U.S. dollar. Depreciation expense increased by 4%, largely due to the 6% increase in the number of ounces sold.

MUSSELWHITE (31.93% OWNERSHIP; BARRICK GOLD 68.07% AND OPERATOR) - CANADA

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

---------------------------------------------------------------------------------------------------------------------------------
                                                                      Three months ended
                                                                            March 31,                           2006 vs 2005
                                                             ---------------------------------------------------------------------
                                                                       2006             2005            Change           Change %
----------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes processed (000's) (a)                                              354              355                (1)             (0%)
Grade (grams/tonne)                                                      4.71             6.00             (1.29)            (22%)
Recovery (%)                                                            94.3%            95.5%             (1.2%)             (1%)
Gold equivalent ounces
    Produced                                                           16,168           21,544            (5,376)            (25%)
    Sold                                                               16,860           20,340            (3,480)            (17%)

FINANCIAL DATA (in US$ millions)
Metal sales                                                           $   9.3         $    8.8           $   0.5               6%
Cost of sales (b)                                                         7.2              6.4               0.8              13%
Accretion                                                                   -                -                 -               0%
Depreciation, depletion and amortization                                  2.4              3.1              (0.7)            (23%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                         (0.3)            (0.7)              0.4              57%
Exploration                                                               0.7              0.4               0.3              75%
----------------------------------------------------------------------------------------------------------------------------------
Segment loss                                                          $  (1.0)        $   (1.1)          $   0.1               9%
----------------------------------------------------------------------------------------------------------------------------------

(a) Tonnes processed represent 100% of mine production.
(b) Cost of sales excludes accretion, depreciation, depletion and amortization.

In the first quarter of 2006, Placer Dome Inc. was acquired by Barrick Gold Corporation.

FIRST QUARTER 2006 VS. FIRST QUARTER 2005

o Gold production in the first quarter of 2006 was 25% lower largely due to localized poor ground conditions that delayed access to higher-grade ore blocks. As a result, mill feed for the quarter was limited to lower-grade ore from underground and stockpiles. Average grade for the quarter was 22% lower than the first quarter of 2005. A re-engineered mining sequence to access and mine the high-grade blocks has been completed and is currently being reviewed.
o Metal sales increased by 6% as higher gold prices offset a 17% decrease in the number of ounces sold.
o Despite a 17% decrease in ounces sold, cost of sales increased by 13%. The increase was largely due to increased energy and commodity costs. Operating costs were also negatively impacted by a 6% appreciation in the Canadian dollar against the U.S. dollar in the first quarter of 2006, compared with the first quarter of 2005.
o Depreciation, depletion and amortization decreased by 23%. The decrease was the result of fewer ounces being sold and a portion of the ounces mined in 2005 being replaced in reserves with additional ounces.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        2005 vs 2004                2005 vs 2004
                                               2005         2004       2003 (A)      Change      Change %      Change      Change %
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Tonnes ore mined (000's) (b)                   1,390        2,340        1,229         (950)        (41%)       1,111          90%
Tonnes processed (000's) (b)                   1,477        1,459        1,229           18           1%          230          19%
Grade (grams/tonne)                             5.46         5.30         5.40         0.16           3%        (0.10)         (2%)
Recovery (%)                                   95.0%        95.8%        95.5%        (0.8%)         (1%)        0.3%           0%
Gold equivalent ounces
    Produced                                  79,916       76,640       64,978        3,276           4%       11,662          18%
    Sold                                      79,919       78,430       61,333        1,489           2%       17,097          28%

FINANCIAL DATA (in US$ millions)
Revenues                                    $   34.9     $   32.1     $   22.5      $   2.8           9%     $    9.6          43%
Cost of sales                                   26.4         21.1         15.9          5.3          25%          5.2          33%
Accretion and reclamation expense                0.1          0.1          0.1            -           0%            -           0%
Depreciation, depletion and amortization        12.5         12.5         11.2            -           0%          1.3          12%
-----------------------------------------------------------------------------------------------------------------------------------
                                                (4.1)        (1.6)        (4.7)        (2.5)       (156%)         3.1          66%
Exploration                                      1.6          2.0          2.1         (0.4)        (20%)        (0.1)         (5%)
Impairment charge                                2.0            -         53.9          2.0           nm        (53.9)       (100%)
Other                                              -          0.2          0.2         (0.2)       (100%)           -           0%
-----------------------------------------------------------------------------------------------------------------------------------
Segment loss                                $   (7.7)    $   (3.8)    $  (60.9)     $  (3.9)       (103%)    $   57.1          94%
-----------------------------------------------------------------------------------------------------------------------------------


(a) 2003 results are for the 11 months from February through December only.
(b) Tonnes mined/processed represent 100% of mine production.

         Kinross acquired its 31.9% ownership interest in the Musselwhite underground mine, located in northwestern Ontario, Canada, in the acquisition of TVX on January 31, 2003.

2005 VS. 2004

         Gold equivalent production increased by 4% in 2005 due to a 3% increase in grade year-over-year and an increase in tonnes processed. The increased grade was the result of increased tonnage from underground sources which replaced low grade stockpile feed. Revenue from metal sales increased by 9% due to a higher realized gold price and a 2% increase in the number of ounces sold. Cost of sales increased 25% due to the increased tonnage from higher-cost underground ore, increased underground development costs and higher energy and commodity costs. Cost of sales was also negatively impacted by a 7% appreciation of the Canadian dollar against the U.S. dollar year-over-year. Production in 2006 is expected to be approximately 4% lower due to lower grade ore.

2004 VS. 2003

         Gold equivalent production increased by 18% in 2004 due to the inclusion of only 11 months in 2003, but also due to more ore being processed (increased by 19%), as a result of improved equipment utilization. With the increased production along with higher realized gold prices, revenue increased year-over-year by 43%. Operating costs were up 33% during the year as a result of increased mining activity along with increased labor and consumable costs, and a stronger Canadian dollar. Despite a 28% increase in ounces sold, depreciation expense increased only 12% due to additions to the mine's reserve base.

REFUGIO (50% OWNERSHIP AND OPERATOR) - CHILE

         Kinross acquired its 50% interest in the Refugio open pit mine, located 120 kilometers northeast of Copiapo, Chile in 1998. In 2001, due to low gold prices and operational difficulties, mining activities were suspended and the operation was placed on care and maintenance. In late 2002, a multi-phase exploration program commenced and in 2003 it was determined that the mine would be recommissioned.

         The mine went into commercial production in the fourth quarter of 2005 and achieved its average targeted production rate of 40,000 tonnes per day in November 2005. During the 12 months ended December 31, 2005, the mine processed
5.8 million tonnes of ore with an average grade of 0.83 grams per tonne and a recovery rate of 67%, to produce 30,580 ounces of gold to Kinross' account. The recommissioned mine is capable of producing approximately 115,000 to 130,000 ounces annually to Kinross' account and is forecast to produce 124,000 ounces to Kinross' account in 2006.

         Since the mine was not in production in the first quarter of 2005, comparative figures from the first quarter of 2005 are not meaningful. During the first quarter of 2006, 31,948 gold equivalent ounces were sold with a cost of sales of $10.7 million and depreciation of $1.3 million. Revenues on metal sales of $17.8 million were recorded and the segment generated earnings of $5.7 million during the quarter. Ore to heaps during the first quarter was 3,124,400 tonnes, or 34,717 tonnes per day, with an average grade of 0.79 grams per tonne.

OTHER OPERATING SEGMENTS

KUBAKA (98.1% OWNERSHIP AND OPERATOR) - RUSSIA

         Kinross acquired a 54.7% interest in the Kubaka open pit mine, located in the Magadan Oblast in far eastern Russia, in three transactions in 1998 and 1999. On February 28, 2003, Kinross completed a step-up transaction to bring its ownership interest to the current 98.1%. Consideration for this further interest was $44.7 million.

         All mining activity at Kubaka underground and Birkachan was completed by June 2005, with only stockpiles processed in the second half of the year. During the first quarter of 2006, the mine sold 15,533 gold equivalent ounces. Gold equivalent production increased by 13% in 2005 to 140,195 ounces from the prior year. The increase was due to a 10% increase in mill throughput and 7% increase in grades. The change in mill throughput was largely the result of an 8-week scheduled shutdown in 2004. Revenue from metal sales increased by 27% due to more ounces being sold and a higher realized gold price. Costs of sales increased due to more tonnes processed and an increase in the number of ounces sold. Depreciation, depletion and amortization was up by 39% as the remaining unamortized development costs and property, plant and equipment was fully depreciated over the production during the year, following the decision to close the mine.

         While there is no specific development plans for the Kubaka mine, there are still areas of interest that management will continue to evaluate. Closure of the mine is expected to take place largely during 2006.

KETTLE RIVER (100% OWNERSHIP AND OPERATOR) - USA

         Kinross acquired Kettle River, located in the state of Washington, in the acquisition of Echo Bay on January 31, 2003. At the time of acquisition the mine was shutdown. Kinross recommenced operations in December 2003. During 2005, gold equivalent production was 68,146 ounces, which was 30% lower than the 96,789 ounces produced in 2004. The drop in production was expected in 2005 due to fewer tonnes being mined and milled, as mining at Emanuel Creek was completed in November and the mill temporarily shutdown. Grade and recovery rates were also lower in 2005, compared with 2004. With the mine on care and maintenance beginning in November 2005, the remaining staff focused on the permitting and engineering of the Buckhorn mine. Production is expected to commence from the Buckhorn mine once the acquisition of Crown Resources and permitting is completed. During 2005, accretion and reclamation expense of $6.1 million was recorded as a result of an increase to the estimated reclamation and remediation liability relating to the operation.

EXPLORATION AND BUSINESS DEVELOPMENT EXPENSE

-----------------------------------------------------------------------------------------------------------------------------------
In US$ millions                          2006                                          2005 Vs 2004               2004 Vs 2003
                                       Forecast     2005       2004      2003     Change $    Change %    Change $    Change %
----------------------------------------------------------------------------------------------------------------------------------
Exploration and Business
Development                             $ 30.0     $ 26.6     $ 20.4    $ 24.3      $ 6.2         30%      $ (3.9)       (16%)


FIRST QUARTER OF 2006

         Exploration and business development expense for the first quarter of 2006 was $7.5 million, compared with $4.9 million for the corresponding period in 2005, an increase of 53%. Aggregate exploration and business development is expected to be approximately $30 million for the year. The focus of the Company's exploration program is to replace and increase reserves at existing mines and increase reserves at its development projects.

2005

         Exploration expenditures in 2005 focused primarily on mine exploration. The two highest priorities were the resource expansion project at Paracatu and the pit expansion at Round Mountain. During 2005, Kinross spent $5.2 million at Paracatu, while $2.4 million was spent at Round Mountain. Exploration expenditures at the other Company operated mines included $2.3 million at Kubaka, $0.6 million at Fort Knox and $0.4 million at Kettle River. Kinross' share of exploration expenditures at non-operated joint venture properties included $3.5 million at Porcupine, $1.6 million at Musselwhite, $1.1 million at La Coipa and $0.3 million at Crixas.

2004

         The focus of Kinross' exploration program was to replace and increase reserves at existing mines and increase reserves at its development projects. Exploration expenditures at mines Kinross operates totaled $14.4 million. This included $2.2 million at Kettle River, $0.6 million at Fort Knox, $0.8 million at Round Mountain and $0.4 million at Kubaka. Kinross' share of exploration expenditures at joint venture properties operated by others included $3.2 million at Porcupine, $2.0 million at Musselwhite, $0.5 million at La Coipa and $0.3 million at Crixas.

2003

         Exploration activities were focused principally at and around existing operating mines and at Kettle River and Refugio. During 2003, Kinross spent $11.3 million on exploration at mines it operates including $2.7 million at Kettle River, $2.4 million at Fort Knox, $2.1 million at Round Mountain and $1.3 million in the Kubaka area. At Kinross' joint venture properties operated by others, Kinross' portion of exploration expenditures in 2003 totaled $6.0 million, including $2.5 million at Porcupine and $2.1 million at Musselwhite. Other exploration expenses totaled $3.8 million, of which $1.4 million was spent at Refugio.

GENERAL AND ADMINISTRATIVE

-------------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                                2005 vs 2004                2004 vs 2003
                                     2005        2004         2003       Change $      Change %     Change $      Change %
-------------------------------------------------------------------------------------------------------------------------------
General and administrative          $ 45.3      $ 36.4       $ 25.0        $ 8.9           24%       $ 11.4           46%


         General and administrative costs include corporate office expenses related to the overall management of the business which are not part of direct mine operating costs. General and administrative costs include the costs incurred at corporate offices located in Toronto, Reno and Brasilia.

         General and administrative expense for the first quarter of 2006 was $10.1 million, compared with $10.2 million for the similar period in 2005. General and administrative costs in 2005 included increased severance costs and increased professional fees resulting from the review of the accounting for the acquisition of TVX and Echo Bay. However, the Canadian dollar has continued to strengthen, largely offsetting the impact of reduced severance costs and professional fees in the first quarter of 2006. The Canadian dollar appreciated 6% against the U.S. dollar between the first quarters of 2005 and 2006.

         General and administrative costs have increased from $25.0 million in 2003 to $45.3 million in 2005, an increase of 81%. The increase was the result of a number of factors:

     o Severance and related personnel costs increased significantly in 2004 and 2005.

     o    Legal and insurance costs have increased.

     o During 2004 and 2005, costs were incurred related to the regulatory review of Kinross' accounting for goodwill. In addition, since 2003, costs related to regulatory requirements have increased.

     o In 2004, Kinross began recording all stock-based compensation as an expense, which totaled $4.9 million and $2.9 million in 2005 and 2004, respectively.

     o As a large portion of Kinross' general and administrative expense is incurred in Canadian dollars, the weakening U.S. dollar has had an impact on general and administrative expense. The average exchange rate of the U.S. dollar against the Canadian dollar decreased by 8% between 2003 and 2004 and a further 7% between 2004 and 2005.

IMPAIRMENT OF GOODWILL, PROPERTY, PLANT AND EQUIPMENT AND INVESTMENTS

GOODWILL

         Goodwill is not amortized; however, Kinross evaluates, on at least an annual basis, its carrying value. An impairment test is required if the carrying amount of the reporting unit exceeds the sum of the undiscounted cash flows expected to result from the use and any residual value of the units. If it is determined that goodwill needs to be tested for impairment, an analysis is performed that compares the fair value of the reporting units against their carrying value. Goodwill is discussed further in the "The Carrying Value of Goodwill" in the Critical Accounting Policies and Estimates section below. During 2005, goodwill impairments totaling $8.7 million were recorded. The impairments related to Musselwhite ($2.0 million) and the Aquarius property ($6.7 million). The goodwill impairment relating to Musselwhile was the result of a reduction in the future value (future potential) ascribed to the property by management. The goodwill impairment at Aquarius followed management's decision to dispose of the property. Goodwill impairment charges of $12.4 million and $394.4 million were recorded in 2004 and 2003, respectively. A breakdown of the impairment charges to goodwill is as follows:

-----------------------------------------------------------------------------------------------------------
In US$ millions
                                                            2005                2004                2003
-----------------------------------------------------------------------------------------------------------
GOODWILL
Gurupi property - exploration project                      $     -              $ 12.4            $   26.2
Paracatu                                                         -                   -                99.4
Crixas                                                           -                   -                42.5
La Coipa                                                         -                   -                65.9
Round Mountain                                                   -                   -                87.2
Musselwhite                                                    2.0                   -                53.9
Aquarius                                                       6.7                   -                19.3
-----------------------------------------------------------------------------------------------------------
Total                                                      $   8.7              $ 12.4            $  394.4
-----------------------------------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT AND INVESTMENTS

         The following is a breakdown of the impairments recorded against Kinross' property, plant and equipment and investments for the three years ended December 31, 2005:

--------------------------------------------------------------------------------------------------------------------
in US$ millions
                                                                     2005                2004                2003
--------------------------------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT
Kubaka                                                              $     -              $ 25.1              $    -
Gurupi property - exploration project                                     -                 5.0                   -
Paracatu                                                                  -                 2.1                   -
Fort Knox                                                             141.8                   -                   -
Round Mountain                                                            -                   -                 2.7
La Coipa                                                                  -                   -                 2.9
Lupin                                                                     -                 7.9                 4.4
New Britannia                                                             -                 1.3                   -
Aquarius - exploration project                                         30.1                   -                   -
Norseman property - exploration project                                   -                 3.5                   -
E-Crete - aerated concrete producer                                       -                   -                 5.2
Reclamation projects                                                      -                 1.2                   -
--------------------------------------------------------------------------------------------------------------------
                                                                      171.9                46.1                15.2
--------------------------------------------------------------------------------------------------------------------
INVESTMENTS
Loan receivable from joint venture partner                                -                   -                 1.2
Crixas' taxes receivable                                                3.4                   -                   -
Marketable securities and long-term investments                         0.7                 1.4                 0.7
--------------------------------------------------------------------------------------------------------------------
                                                                        4.1                 1.4                 1.9
--------------------------------------------------------------------------------------------------------------------
                                                                    $ 176.0              $ 47.5              $ 17.1
--------------------------------------------------------------------------------------------------------------------

        The impairment test of long lived assets is a test of recoverability. The carrying value of property, plant and equipment is discussed further in the "The Carrying Value of Operating Mines, Mineral Rights, Development Properties and Other" in the Critical Accounting Policies and Estimates section below. In conducting the impairment analysis for 2005, Kinross utilized the same methodology as 2004 and 2003, using nominal prices and cost assumptions, reflecting inflation and currency impacts. The valuation was conducted by an independent valuator. The gold price assumptions were based on a forecast from an independent external research firm, as well as other external market data.

        In the fourth quarter of 2005, an impairment charge of $141.8 million was recorded at Fort Knox. During the year a strategic review was conducted on the Fort Knox operation. The review was done in light of higher electricity and fuel costs, the metallurgical performance at True North and slope stability issues at the southwest wall of the pit. As a result of the review, the True North and Gil deposits were reclassified from reserves to resources, Kinross decided to withdraw from the Ryan Lode project, which previously had been included in reserves, and design changes were made to the Fort Knox pit were made. All these changes contributed to the write-down.

        The strategic review determined that at a gold price of $450 per ounce it would be profitable to include the resources in the Fort Knox life of mine plan, to be mined after the depletion of the initial pit and partially through heap leach. The heap leach is presently being tested with favorable result.

        In the fourth quarter of 2005, following the determination that a tax receivable was unrecoverable at the Crixas mine, an impairment charge of $3.4 million was recorded. During the third quarter of 2005, following Kinross' decision to dispose of the Aquarius exploration property, an impairment charge of $30.1 million was recorded against property, plant and equipment (along with $6.7 million against goodwill).

        In 2004, impairment losses of $46.1 million were recorded against the carrying value of long-lived assets at various operations, along with an impairment loss of $1.4 million recorded against investments for a total of $47.5 million. An impairment loss of $25.1 million was recorded at Kinross' Kubaka operation following the decision not to proceed with the development of the Tsokol vein located near the Kubaka mill. At Lupin, a charge of $7.9 million was recorded, as the mine was scheduled for reclamation in 2005. An impairment charge of $5.0 million was recorded at Gurupi on its long-lived assets, in addition to the impairment loss against goodwill. An impairment loss of $3.5 million was recorded against the carrying value of the Norseman property in Australia, as the decision was made by Kinross to dispose of the property. Impairment losses were also recorded at Paracatu ($2.1 million), New Britannia ($1.3 million) and the Delamar reclamation property ($1.2 million).

        For the year ended December 31, 2003, following a comprehensive review of its properties, Kinross determined that the fair value of Round Mountain, La Coipa, Lupin and E-Crete, a producer of aerated concrete located in Phoenix, Arizona, was less than net book value. Accordingly, Kinross recorded a $15.2 million impairment charge in relation to these properties. In addition, Kinross recorded an impairment to investments of $1.9 million.

        For segment reporting purposes, New Britannia, Lupin, E-Crete, the Aquarius exploration property and the Norseman exploration property are included in Corporate and other, while Kubaka is classified as part of Other operations.

GAIN ON DISPOSAL OF ASSETS

        During 2005, as part of Kinross' strategic review, Kinross disposed of certain assets considered to be non-core. In 2005, Kinross realized a net gain on the disposal of assets totaling $6.0 million, of which $4.7 million related to the sale of a portion of its interest in Kinross Forrest Ltd. The investment in Kinross Forrest Ltd. is discussed further under "Related Party Transactions." Kinross also sold its position in Cumberland Resources Ltd. and various other equity holdings. Kinross realized a net gain on the disposals of assets of $1.7 million and $29.5 million in 2004 and 2003, respectively. The gains were largely on the sale of investments in junior mining companies.

OTHER EXPENSE - NET

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

-----------------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                             Three months ended
                                                                               March 31,                         2006 vs 2005
                                                               --------------------------------------------------------------------
                                                                          2006             2005           Change $         Change %
-----------------------------------------------------------------------------------------------------------------------------------
Interest and other income                                               $   1.7            $ 1.9             (0.2)            (11%)
Interest expense                                                           (2.5)            (1.9)            (0.6)            (32%)
Foreign exchange gains (losses)                                            (9.4)             1.7            (11.1)              nm
Non-hedge derivative losses                                                (2.5)               -             (2.5)              nm
-----------------------------------------------------------------------------------------------------------------------------------
Other income (expense) - net                                            $ (12.7)           $ 1.7            (14.4)              nm
-----------------------------------------------------------------------------------------------------------------------------------

Interest expense
----------------

        Interest expense totaled $2.5 million during the first quarter of 2006, an increase of $0.6 million from the same period in 2005. The increased interest expense is partially the result of increased long-term debt. Total long-term debt at March 31, 2006 was $158.7 million, compared with $139.0 million at March 31, 2005. In addition, the interest expense on the Company's variable rate debt increased due to increases to LIBOR between the first quarter of 2005 and the first quarter of 2006. The Company has capitalized interest during the first quarter of 2006, totaling $0.5 million related to capital development projects at Fort Knox and Round Mountain.

Non-hedge derivative losses
---------------------------

        During the first quarter of 2006, the Company recorded non-hedge derivative losses of $2.5 million. The losses related to written gold call options and are discussed further under "Financial Instruments" below.

Foreign exchange gains (losses)
-------------------------------

        A net foreign exchange loss of $9.4 million was recorded during the first quarter of 2006, compared with a net gain of $1.7 million for the comparative period in 2005. The loss on foreign exchange in the first quarter of 2006 was largely the result of the impact of strengthening foreign currencies on net monetary liabilities in the Company's non-U.S. operations.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


-----------------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                                      2005 vs 2004                  2004 vs 2003
                                                2005       2004       2003     Change $       Change %      Change $       Change %
-----------------------------------------------------------------------------------------------------------------------------------
Interest and other income                     $   7.0     $  9.1    $  12.3       (2.1)          (23%)         (3.2)          (26%)
Non-hedge derivative gain (loss)                 (3.2)       3.1        0.4       (6.3)            nm           2.7           675%
Interest expense on long-term liabilities        (6.8)      (5.1)     (11.6)      (1.7)          (33%)          6.5            56%
Foreign exchange loss                           (14.0)     (13.3)     (34.0)      (0.7)           (5%)         20.7            61%
Loss on redemption of convertible
debentures                                          -          -      (16.6)         -             0%          16.6           100%
-----------------------------------------------------------------------------------------------------------------------------------
Other expense - net                           $ (17.0)    $ (6.2)   $ (49.5)     (10.8)         (174%)         43.3            87%
-----------------------------------------------------------------------------------------------------------------------------------

        Other expense was $17.0 million in 2005, compared with $6.2 million in 2004 and $49.5 million in 2003. Interest income was lower in 2005 due to lower average cash balances throughout the year. A foreign exchange loss of $14.0 million was recorded in 2005, compared with a loss of $13.3 million in 2004 and $34.0 million in 2003. The loss on foreign exchange was largely the result of the impact of strengthening foreign currencies on net monetary liabilities in Kinross' non-U.S. operations. Interest expense increased in 2005, compared with the prior two years, as Kinross' debt has increased. During 2005, Kinross capitalized interest totaling $1.8 million relating to capital expenditures at Fort Knox, the Porcupine Joint Venture, Refugio and Round Mountain. Interest and other income is expected to be lower in 2006 due to significantly lower cash balances, while interest expense is expected to increase as a result of higher debt levels and rising interest rates.

        Kinross maintains a no-hedging policy on gold revenues. However, Kinross does, from time to time, generate premiums through the sale of gold call options. Non-hedge derivative gains and losses relate to the mark-to-market movement on these gold call options. During 2005, the liability on call options sold increased by $3.2 million. At December 31, 2005, Kinross has 255,000 ounces of sold call options outstanding at an average strike price of $522 per ounce, which had an unrealized loss of $6.2 million. Gains or losses on mark-to-market adjustments are reflected in the period incurred.

INCOME AND MINING TAX EXPENSE

        Kinross is subject to tax in various jurisdictions including Canada, the United States, Brazil, Chile and Russia. During the first quarter of 2006, Kinross recorded a provision for income and mining taxes of $0.6 million on earnings before tax of $9.7 million. During the corresponding period in 2005, Kinross recorded a provision for income and mining taxes of $2.6 million on earnings before tax of $1.7 million. Kinross recorded recoveries of $12.9 million and $11.5 million and a provision of $4.1 million for income and mining taxes in 2005, 2004 and 2003 on losses before tax and other items of $228.2 million, $74.1 million and $469.1 million, respectively. Kinross' combined federal and provincial statutory tax rate was 34% for 2005 and 39% for both 2004 and 2003. There are a number of factors that can significantly impact Kinross' effective tax rate including the geographic distribution of income, varying rates in different jurisdictions, the non-recognition of tax assets, mining allowance, foreign currency exchange rate movements, changes in tax laws and the impact of specific transactions and assessments. A reconciliation of Kinross' statutory rate to the actual provision is provided in Note 17 to the consolidated financial statements.

        Due to the number of factors that can potentially impact the effective tax rate and the sensitivity of the tax provision to these factors, as discussed above, it is expected that Kinross' effective tax rate will continue to fluctuate in future periods.

RELATED PARTY TRANSACTIONS

        During 2004, Kinross entered into a shareholders' agreement providing for the incorporation of Kinross Forrest Ltd. ("KF Ltd."). KF Ltd. is incorporated under the laws of the Territory of the British Virgin Islands and is a party to a joint venture with La Generale des Carrieres et des Mines, a Congolese state-owned mining enterprise. The joint venture was formed for the purpose of exploiting the Kamoto Copper Mine located in the Democratic Republic of Congo. Upon incorporation, Kinross held 35% of the shares of KF Ltd., a company controlled by Art Ditto, a former director and officer of Kinross, held 25% and 40% was held by an unrelated third party. Mr. Ditto paid Kinross his share of the expenses incurred in the amount of $0.3 million.

        During 2005, Kinross agreed to sell 23.33% of the shares of KF Ltd. to Balloch Resources Ltd. ("Balloch") for consideration of $4.7 million. Based on an original cost of less than $0.1 million, Kinross recorded a gain on sale of $4.7 million. In addition, Kinross and Balloch signed an agreement giving Balloch an option to purchase Kinross' remaining 11.67% interest in KF Ltd. Art Ditto owns a 17.1% interest in the outstanding common shares of Balloch and, following its purchase of the interest in KF Ltd., was appointed the president and Chief Executive Officer of Balloch. Mr. Robert Buchan, a former officer and director of Kinross, is the non-executive Chairman of Balloch. On November 30, 2005, Balloch changed its name to Katanga Mining Ltd. The option agreement has also been amended to fix the number of Katanga Mining Ltd. shares that can be exchanged for Kinross' remaining interest in KF Ltd.

LIQUIDITY AND CAPITAL RESOURCES

        The following table summarizes Kinross' cash flow activity for the three months ended March 31, 2006 and 2005:

------------------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                         Three months ended
                                                                             March 31,                     2006 vs 2005
                                                               ---------------------------------------------------------------------
                                                                         2006             2005           Change $          Change %
------------------------------------------------------------------------------------------------------------------------------------
Cash flow:
   Provided from operating activities                                    $ 20.1           $ 26.8            $ (6.7)            (25%)
   Used in investing activities                                           (35.1)           (38.8)              3.7              10%
   Provided from financing acitvities                                       0.2             16.6             (16.4)            (99%)
Effect of exchange rate changes on cash                                     1.3                -               1.3               nm
------------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and
   cash equivalents                                                       (13.5)             4.6             (18.1)              nm
Cash and cash equivalents:
   Beginning of period                                                     97.6             47.9              49.7             104%
------------------------------------------------------------------------------------------------------------------------------------
   End of period                                                         $ 84.1           $ 52.5            $ 31.6              60%
------------------------------------------------------------------------------------------------------------------------------------

        The following table summarizes Kinross' cash flow activity for the three years ended December 31, 2005:

-----------------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                                          2005 vs 2004              2004 vs 2003
                                                2005         2004       2003       Change $     Change %     Change $     Change %
----------------------------------------------------------------------------------------------------------------------------------
Cash flow:
   Provided from operating activities         $  133.7     $  161.2   $   83.0    $   (27.5)        (17%)    $   78.2         94%
   Used in investing activities                 (121.1)      (442.3)     (50.1)       321.2          73%       (392.2)      (783%)
   Provided by financing acitvities               35.7         82.6       34.6        (46.9)        (57%)        48.0        139%
Effect of exchange rate changes on cash            1.4          0.6        7.7          0.8         133%         (7.1)       (92%)
----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and
   cash equivalents                               49.7       (197.9)      75.2        247.6           nm       (273.1)         nm
Cash and cash equivalents:
   Beginning of year                              47.9        245.8      170.6       (197.9)        (81%)        75.2         44%
----------------------------------------------------------------------------------------------------------------------------------
   End of year                                $   97.6     $   47.9   $  245.8    $    49.7         104%     $ (197.9)       (81%)
----------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES


THREE MONTHS ENDED MARCH 31, 2006 AND 2005

        Cash flow provided by operating activities was $20.1 million in the first quarter of 2006, compared with $26.8 million in the corresponding period in 2005, a decrease of 25%. The increase in cash provided by higher revenue was offset by higher operating costs, other expenses and larger working capital requirements during the quarter. During the three months ended March 31, 2006, cash decreased $13.5 million; from $97.6 million at December 31, 2005 to $84.1 million at March 31, 2006.


YEAR ENDED DECEMBER 31, 2005, 2004 AND 2003

        Cash flow provided from operating activities decreased from $161.2 million to $133.7 million between 2004 and 2005. The decrease was largely the result of fewer ounces sold combined with increased operating costs, partially offset by higher realized gold prices. In addition, cash provided by changes in operating assets and liabilities decreased by $15.1 million to $13.4 million.

        Cash flow provided from operating activities increased by $78.2 million in 2004 to $161.2 million. The increase was largely the result of cash provided by changes in operating assets and liabilities of $28.5 million in 2004, versus a use of cash related to changes in operating assets and liabilities of $42.9 million in 2003. Also, impacting operating cash flow was higher realized gold prices, which was partially offset by higher operating costs.

INVESTING ACTIVITIES

THREE MONTHS ENDED MARCH 31, 2006 AND 2005

        Net cash used in investing activities was $35.1 million in the first quarter of 2006, versus $38.8 million during the same period in 2005. Cash used included additions to property, plant and equipment of $34.7 million and $38.1 million in the first quarters of 2006 and 2005, respectively. The following provides a breakdown of capital expenditures:

--------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                Three months ended
                                                                     March 31,                          2006 vs 2005
                                                         -----------------------------------------------------------------
                                                               2006             2005           Change $          Change %
--------------------------------------------------------------------------------------------------------------------------
OPERATING SEGMENTS
Fort Knox                                                     $   8.9          $  10.5           $  (1.6)            (15%)
Round Mountain                                                    2.9              1.0               1.9             190%
La Coipa                                                          3.0              1.0               2.0             200%
Crixas                                                            1.7              1.4               0.3              21%
Paracatu                                                          8.4              3.9               4.5             115%
Musselwhite                                                       1.1              1.2              (0.1)             (8%)
Porcupine Joint Venture                                           4.7              6.1              (1.4)            (23%)
Refugio                                                           2.3             12.6             (10.3)            (82%)
Other operations                                                  0.6              0.1               0.5             500%
CORPORATE & OTHER                                                 1.1              0.3               0.8             267%
--------------------------------------------------------------------------------------------------------------------------
                                                              $  34.7          $  38.1           $  (3.4)             (9%)
--------------------------------------------------------------------------------------------------------------------------

        Capital expenditures in the first quarter of 2006 included costs related to accessing the phase six ore zone at Fort Knox, capital development at the Porcupine Joint Venture and costs at Paracatu related to the mine and mill expansion.

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

        Net cash used in investing activities was $121.1 million in 2005, compared with $442.3 million in 2004 and $50.1 million in 2003. The decrease in 2005 was largely related to the $261.2 million used in the 2004 acquisition of the remaining 51% of the Paracatu mine. In 2005, additions to property, plant and equipment were $142.4 million, compared with $169.5 million in 2004 and $73.4 million in 2003. The following schedule provides a breakdown by segment of the capital expenditures:

                                                                                    2005 vs 2004                 2004 vs 2003
                                                                            -----------------------------------------------------
(in US$ millions)                        2005         2004       2003 (A)     Change $    Change %        Change $       Change %
----------------------------------------------------------------------------------------------------------------------------------
Operating Segments
Fort Knox                              $   44.6      $  58.7      $  26.5    $  (14.1)       (24%)        $  32.2            122%
Paracatu                                   21.3          5.8          5.2        15.5         267%            0.6             12%
Round Mountain                              5.9          8.8          5.7        (2.9)        (33%)           3.1             54%
Porcupine Joint Venture                    24.7         24.5          8.3         0.2           1%           16.2            195%
La Coipa                                    4.9          1.0          0.5         3.9         390%            0.5            100%
Crixas                                      6.2          3.6          3.2         2.6          72%            0.4             13%
Musselwhite                                 5.7          3.9          2.7         1.8          46%            1.2             44%
Refugio (b)                                26.2         43.4          1.5       (17.2)        (40%)          41.9           2793%
Other operations                            1.9         18.6         11.1       (16.7)        (90%)           7.5             68%
CORPORATE & OTHER                           1.0          1.2          8.7        (0.2)        (17%)          (7.5)           (86%)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  $  142.4      $ 169.5      $  73.4    $  (27.1)        (16%)       $  96.1            131%
----------------------------------------------------------------------------------------------------------------------------------

(a) 2003 results include TVX and Echo Bay properties for 11 months only (February through December).

(b) Effective January 1, 2006, Refugio has been included as a reportable operating segment and the financial statements as at December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005, 2004 and 2003 have been amended accordingly.

        Capital expenditures during 2005 included costs related to accessing phase five and phase six ore zones at Fort Knox, development of the Pamour pit at the Porcupine Joint Venture, mine and mill expansion costs at Paracatu, and continuing recommissioning costs at Refugio.

        During 2004, the major focus of Kinross' program included expenditures at Fort Knox on the tailings dam, equipment and mine development, recommissioning of Refugio and development of the Pamour pit at the Porcupine joint venture.

        Capital expenditures in 2003 included approximately $28 million spent on additions to the mines added pursuant to the TVX/Echo Bay acquisition, including $9.4 million in preparation for the reactivation of the Kettle River operation. Expenditures at the Fort Knox mine included equipment purchases and rebuilds, and the drilling of pit-dewatering wells.

        During 2005, net cash of $2.9 million was provided on long-term investments and other assets, compared with a use of $11.8 million in 2004 and net proceeds of $57.2 million in 2003. The net proceeds in 2003 were generated largely on the sale of equity investments, which resulted in a gain of $29.5 million. At December 31, 2005, Kinross held long-term investments in resource companies with a book value of $21.2 million and a market value of $27.7 million.

FINANCING ACTIVITIES

THREE MONTHS ENDED MARCH 31,2006 AND 2005

        Net cash of $0.2 million was provided by financing activities in the first quarter of 2006, versus $16.6 million in the first quarter of 2005. Proceeds from the issue of common shares of $0.7 million were partially offset by a $0.5 million net repayment of debt. Cash provided in 2005 was primarily from the net issuance of debt of $16.1 million, which related largely to a $15.0 million increase in the LIBOR loan drawn on the Company's revolving credit facility.


YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

        Net cash provided by financing activities during 2005 was $35.7 million, compared with $82.6 million in 2004 and $34.6 million in 2003. During 2005, cash from financing activities was primarily from the issuance of debt. There was a net increase to the LIBOR loan of $35.0 million under the corporate credit facility and $5.5 million was drawn down on a $6.0 million credit facility for the Refugio mine. During the fourth quarter of 2005, Kinross paid the remaining $2.7 million outstanding on Kubaka's outstanding project financing debt from the European Bank for Reconstruction and Development.

        In December 2004, $105.0 million was drawn down as a LIBOR loan on the corporate credit facility, which helped fund the purchase of the remaining 51% interest in Paracatu. During the first quarter of 2004, Kinross repaid the Industrial Revenue Bonds of $25.0 million owing to the Alaska Industrial Development and Export Authority. The repurchase of common shares resulting from a share consolidation followed by an immediate deconsolidation required the use of $11.8 million. Kinross decided to undertake this action to eliminate the large number of shareholders who held less than 100 shares.

        Kinross had two major equity issues during 2003. On August 28, 2003, Kinross issued 23.0 million common shares for net proceeds of $145.9 million. The net proceeds from the offering were used to redeem the outstanding 5.5% convertible unsecured subordinated debentures. The principal amount of the convertible debentures was $144.8 million. The convertible debentures were redeemed on September 29, 2003. On November 14, 2003, Kinross issued 6.7 million common shares, realizing proceeds of $34.9 million, upon the exercise of Echo Bay warrants. In addition to the redemption of the convertible debentures, Kinross also repaid other long-term debt of $10.5 million during 2003.

        No dividends were declared or paid to the holders of the convertible preferred shares of Kinam Gold Inc., a subsidiary of Kinross, in 2005, 2004, or 2003.


        As of May 1, 2006, there were 347 million common shares of Kinross issued and outstanding. In addition, at the same date, Kinross had 3.2 million share purchase options outstanding under its share option plan, 1.1 million restricted share rights under its restricted share plan and 8.3 million common share purchase warrants outstanding.


BALANCE SHEET

--------------------------------------------------------------------------------------------------------
in US$ millions                                                                     As at:
                                                                ----------------------------------------
                                                                       March 31,             December 31,
                                                                         2006                    2005
--------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                             $    84.1               $  $ 97.6
Current assets                                                        $   241.9               $   241.9
Total assets                                                          $ 1,712.2               $ 1,698.1
Current liabilities                                                   $   171.9               $   177.9
Total debt, including current portion (a)                             $   173.0               $   176.1
Total liabilities (b)                                                 $   622.5               $   622.0
Shareholders' equity                                                  $ 1,089.7               $ 1,076.1
--------------------------------------------------------------------------------------------------------
Statistics
Working capital                                                       $    70.0               $    64.0
Working capital ratio (c)                                                 1.41x                   1.36x
--------------------------------------------------------------------------------------------------------

(a)      Includes long-term debt plus preferred shares.
(b)      Includes preferred shares and non-controlling interest.
(c)      Current assets divided by current liabilities.

        Cash during the first quarter of 2006 decreased by $13.5 million to $84.1 million, with cash used in investing activities exceeding cash provided from operating and financing activities. During the quarter, the Company's net debt position (cash and cash equivalents less long-term debt, including the current portion) increased from $61.7 million to $74.6 million. The Company's net working capital increased from $64.0 million to $70.0 million during the quarter, with increases in receivables and inventory and a decrease in current liabilities offsetting the decrease in cash.

        At December 31, 2005, Kinross had cash and cash equivalents of $97.6 million, an increase of $49.7 million over the prior year end. Kinross' net debt position (long-term debt less cash and cash equivalents) decreased from $75.0 million at December 31, 2004 to $61.7 million at the end of 2005. The decrease largely represents the net of cash flow provided from operating activities less cash used in investing activities. Non-cash working capital (current assets less cash and cash equivalents and restricted cash) decreased from $154.3 million at December 31, 2004 to $143.0 million at the end of 2005.

        The decrease in property, plant and equipment in 2005 of $179.4 million was largely due to the impairment charge of $171.9 million during the year. In addition, depreciation, depletion and amortization expense of $167.7 million more than offset additions of $142.4 million.

        At December 31, 2005, Kinross' estimated reclamation and remediation obligation was $175.9 million, compared with $131.7 million at the end of 2004. During 2005, reclamation expenditures totaled $24.0 million. The net increase of $44.2 million is the result of higher cost assumptions used in determining the estimate liabilities along with the ongoing development and expansion at various operations. At producing mines, increases to estimated reclamation and remediation costs are recorded as an adjustment to the corresponding asset carrying amount. At closed mines, changes to estimates are charged directly to earnings. In 2005, accretion and reclamation expense of $56.0 million included $46.0 million related to increased cost estimates at mines no longer in production.

CREDIT FACILITIES

        In December 2004, Kinross replaced a $125 million credit facility with a new three-year $200 million revolving credit facility. Kinross borrowed $105.0 million under the facility to satisfy a portion of the cost to purchase the remaining 51% interest in the Paracatu mine. The credit agreement allowed for the limit to be increased to $300 million. In February 2005, the limit was increased by $15 million, which Kinross drew down on as a LIBOR loan for working capital purposes. In March 2005, the limit was increased by $10 million to allow for the issue of additional letters of credit. In April 2005, the outstanding limit was increased to $295 million and the maturity date extended to April 30, 2008. Draw downs on the credit facility can be in U.S. or Canadian dollars and allows for up to 70% of the outstanding limit to be drawn in gold. Upon each of the first two anniversaries of the facility, with the lenders consent, Kinross may extend the maturity of the facility by one year. A total of ten banks have participated in the facility. The facility also provides credit support for letters of credit issued to satisfy financial assurance requirements, primarily associated with reclamation related activities. As of March 31, 2006, Kinross had drawn on $269.0 million of this facility in the form of a $140.0 million LIBOR loan and letters of credit totaling $129.0 million and Kinross was in compliance with the credit facility's various covenants.

        The following table outlines the credit facility utilization as at December 31:

---------------------------------------------------------------------------------------------------------------------------
in US$ millions                                                                                   2005                2004
---------------------------------------------------------------------------------------------------------------------------
Credit facility limit                                                                          $ 295.0             $ 200.0
LIBOR loan                                                                                      (140.0)             (105.0)
Letters of credit                                                                               (117.6)              (94.9)
---------------------------------------------------------------------------------------------------------------------------
Credit facility availability as at December 31,                                                $  37.4             $   0.1
---------------------------------------------------------------------------------------------------------------------------

        Obligations under the facility are secured by the assets of the Fort Knox mine as well as by a pledge of shares in various wholly owned subsidiaries. Pricing is dependent upon the ratio of Kinross' net debt to operating cash flow. Assuming Kinross maintains a leverage ratio less than 1.25, interest charges are as follows:

                                                                                                          Interest rates in
Type of Credit                                                                                             credit facility
---------------------------------------------------------------------------------------------------------------------------
Dollar based LIBOR loan                                                                                    LIBOR plus 1.00%
Letters of credit                                                                                                     1.00%
Bullion loan                                                                                      Gold lease rate plus 1.25%
Standby fee applicable to unused availability                                                                         0.25%
----------------------------------------------------------------------------------------------------------------------------

        The credit facility contains various covenants that include limits on indebtedness, distributions, asset sales and liens. Significant financial covenants include a minimum tangible net worth of $727.9 million (2004 - $727.9 million), an interest coverage ratio of 4.5:1.0, net debt to operating cash flow of 3.0:1.0 and minimum proven and probable reserves of 6.0 million gold equivalent ounces. Kinross was in compliance with all covenants as at December 31, 2005.

        During 2005, Kinross agreed to establish a method of funding additional cash calls from the Refugio mine rather than cash calling the joint venture partner, Bema Gold Corporation. ScotiaBank Sud Americano extended a $12.0 million credit facility to the Chilean company that owns the Refugio mine, Compania Minera Maricunga ("CMM"), of which Kinross owns 50%. Funds drawn on the facility are in the form of one-year promissory notes and bear an interest rate of LIBOR plus 1.24%. As at December 31, 2005, CMM has drawn $11.0 million on this facility. Based on Kinross 50% ownership in CMM, $5.5 million is included on Kinross' financial statements, as a current portion of long-term debt. Kinross is the guarantor of the agreement.

        At December 31, 2005, in addition to the $145.5 million borrowed under the corporate and Refugio credit facilities, Kinross had capital leases of $13.8 million, for total long-term debt of $159.3 million. Capital lease payments of $3.9 million and the repayment of the $5.5 million drawn down on the Refugio credit facility are expected to take place in 2006.

        On March 26, 2006, Rio Paracatu Mineracao ("RPM"), a subsidiary of the Company, borrowed $1.5 million to fund short-term pre-export financing. This short-term loan is payable in 30 days and has an interest rate of 4.95%.

LIQUIDITY OUTLOOK

        The major uses of cash for the remainder of 2006, outside of operating activities and general and administrative costs, include: additions to property, plant and equipment; reclamation and remediation obligations; and exploration and business development expenses. Additions to property, plant and equipment totaled $34.7 million during the first three months, with a full year forecast of approximately $285 million. The full year capital expenditure forecast includes over $100 million for the Paracatu mine expansion, which is subject to board approval. Reclamation and remediation expenditures of $3.1 million have been spent, with a full year forecast of approximately $36 million. In the first quarter, exploration and business development expenditures of $7.5 million were incurred, of an expected $30 million for the year. It is expected that the Company's existing cash balances, cash flow from operations and existing credit facilities will be sufficient to fund the exploration, capital and reclamation programs planned for 2006. The Company is reviewing financing alternatives and is in negotiations to secure additional debt financing for the Paracatu expansion project.

        The three major uses of cash in 2006 (compared with 2005), outside of operating activities and general and administrative costs, are expected to be:

--------------------------------------------------------------------------------------------------------
in US$ millions
                                                                                  2005              2006
---------------------------------------------------------------------------------------------------------
   Site restoration                                                            $  24.0           $  36.3
   Exploration and business development expense                                   26.6              30.7
   Property, plant and equipment additions                                       142.4             285.3
---------------------------------------------------------------------------------------------------------
   Total                                                                       $ 193.0           $ 352.3
---------------------------------------------------------------------------------------------------------

        The exploration costs are discussed further in the "Exploration and Business Development Expense" section under "Consolidated Financial Results."

        Kinross anticipates certain letters of credit will continue to be released as various closure properties proceed with final reclamation; however, the exact timing of these releases is uncertain. It is also difficult to predict the specific timing of reductions or further increases in LIBOR based borrowings. In addition, Kinross anticipates the need for additional bonding requirements.

        At December 31, 2005, Kinross had cash and cash equivalents of $97.6 million and $37.4 million available on its credit facility. Based on the average gold price to-date in 2006, it is expected that Kinross' existing cash balances, cash flow from operations and existing credit facilities will be sufficient to fund the exploration, capital and reclamation programs budgeted for 2006. Kinross is reviewing financing alternatives and is in negotiations to secure additional debt financing for the Paracatu expansion project.

2006 CAPITAL ADDITIONS

        Kinross has an aggressive capital expansion program planned for 2006 with forecasted expenditures of $285 million. Major expenditures forecast for 2006 include: o $121 million at Paracatu, including approximately $100 million related to the expansion project started in 2005, which is subject to board approval;

     o $51 million at the Fort Knox mine, including the costs related to accessing the phase six ore zones;

     o $37 million to be spent at the Buckhorn project in Washington State, which is subject to the completion of the Crown Resource transaction and permitting;

     o $25 million at Round Mountain, which includes pit expansion and pad construction costs;

     o $14 million at the Porcupine Joint Venture on underground development and Pamour construction; and

     o $10 million at La Coipa, which includes capital development and water treatment facilities.

All amounts represent Kinross' proportionate share of planned expenditures.

2006 RECLAMATION EXPENDITURES

        Reclamation expenditures in 2006 are forecast to be $36.3 million. Kinross' estimated expenditures include $7.8 million at Lupin, $2.9 million at Kubaka and $1.3 million at New Britannia. Concurrent reclamation is also scheduled at many of the operating mines. Reclamation and monitoring continues at Kinross' Delamar, Haile and Mineral Hill sites.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

        Kinross has entered into an agreement to acquire Crown Resources Corporation ("Crown") in exchange for the issuance of Kinross' common shares. Kinross will not issue fractional shares to the shareholders of Crown resulting in a small amount that will be paid in cash. This acquisition is discussed in the section entitled "Developments."

OFF-BALANCE SHEET ARRANGEMENTS

        Other than the guarantee discussed in Note 25 to Kinross' consolidated financial statements for the year ended December 31, 2005, under the caption "Guarantee of third party contracts," Kinross does not have any off-balance sheet arrangements.

                                                 TABLE OF CONTRACTUAL OBLIGATIONS

                                                                                                                       2010 and
(in US$ millions)                                  TOTAL          2006          2007          2008         2009         beyond
--------------------------------------------------------------------------------------------------------------------------------
Long-term debt obligations                         $ 145.5       $   5.5        $    -       $ 140.0       $    -       $     -
Capital lease obligations                             13.8           3.9           2.9           3.0          3.9           0.1
Operating lease obligations                           21.9           5.7           4.7           4.8          5.4           1.3
Purchase obligations                                 226.1         129.9          57.0          33.8          5.4             -
Reclamation and remediation obligations              211.4          31.4          34.0          14.6         16.7         114.7
--------------------------------------------------------------------------------------------------------------------------------
Total                                              $ 618.7       $ 176.4        $ 98.6       $ 196.2       $ 31.4       $ 116.1
--------------------------------------------------------------------------------------------------------------------------------


FINANCIAL INSTRUMENTS

        Kinross may manage its exposure to fluctuations in commodity prices, foreign exchange rates and interest rates by entering into derivative financial instrument contracts in accordance with the risk management policy approved by its Board of Directors. Kinross' exposure with respect to foreign exchange is addressed under the section entitled "Risk Analysis - Foreign Currency Exchange Risk" and, with respect to commodities, in the Section entitled "Risk Analysis - Commodity Price Risks," below.

QUARTERLY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                      Q1          Q4         Q3         Q2         Q1         Q4         Q3        Q2         Q1
(in millions, except per share       2006        2005       2005       2005       2005       2004       2004      2004       2003
amounts)
                                   ---------  ---------   ---------  ---------   --------  ---------  --------- ---------  ---------
Total metal sales                  $   198.3  $   190.0   $  181.1   $   174.6   $  179.8  $  179.2   $  174.6  $   158.2  $  154.8
Net earnings (loss)                $     8.9  $  (154.3)  $  (44.4)  $   (16.4)  $   (0.9) $  (88.0)  $    5.5  $    11.7  $    7.7
Basic and diluted earnings
   (loss) per share                $     0.03 $    (0.45) $   (0.13) $    (0.05) $      -  $   (0.25) $    0.02 $     0.03 $    0.02

Cash flow provided from operating
   activities                      $    20.1  $    23.8   $   52.5   $    30.6   $   26.8  $   57.9   $   62.9  $    25.4  $   15.0


DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS


        Pursuant to regulations adopted by the U.S. Securities and Exchange Commission (SEC), under the Sarbanes-Oxley Act of 2002 and those of the Canadian Securities Administrators, Kinross' management evaluates the effectiveness of the design and operation of Kinross' disclosure controls and procedures, as defined in paragraph (e) of Rule 13a-15 or 15d-15 of the Securities Exchange Act of 1934 (disclosure controls). This evaluation is done under the supervision of, and with the participation of, the President and Chief Executive Officer and the Chief Financial Officer.


        As of the end of the period covered by this MD&A and accompanying audited financial statements, Kinross' management evaluated the effectiveness of its disclosure controls. Based on that evaluation, the President and Chief Executive Officer and the Chief Financial Officer have concluded that Kinross' disclosure controls and procedures were effective.


CHANGES IN INTERNAL CONTROLS


        During the process of restating Kinross' 2003 and 2004 financial statements, management identified certain significant deficiencies relating to internal controls over financial reporting. These deficiencies were previously disclosed in Kinross' reports on Form 40-F for the years ended December 31, 2005 and 2004, and are:

        o Kinross' ability to consistently record and reconcile financial information in a timely manner;

        o Inconsistent inventory tracking and procedures at different operating location;

        o       Inadequate segregation of duties in particular areas;

        o Adequacy of staffing in certain areas and in the training and experience of personal;

        o       Inadequate documentation of accounting policies and procedures;

        o Inadequate processes and procedures in Kinross' financial statement review procedures; and

        o Deficiencies in certain areas of Kinross' technology systems.

        The deficiencies have been discussed with the Audit Committee and management has initiated an action plan to address each of these areas. In addition, management is conducting a company-wide review of internal controls over financial reporting since those controls will be subject to an attestation report of Kinross' independent registered public accounting firm for the 2006 fiscal year as mandated by U.S. SEC rules. Management has already taken steps to address some of these issues.

        Specifically, with respect to the controls relating to the allocation of the purchase price in acquisitions and the evaluation of the value of acquired assets, Kinross now requires that an independent specialized third-party advisor review, such as in the form of an independent valuation report and related accounting expertise, be obtained in connection with any complex and material acquisition to ensure that management's estimates and assumptions are based on the best information available. Such an independent valuation was required of the assets acquired in the TVX and Echo Bay transactions in connection with the restatement of the financial statements.

        With respect to the other deficiencies described above, Kinross' management has taken various steps, including the establishment of an internal audit function in 2004, retaining new accounting and auditing employees in both 2004 and 2005 instituting a plan to update its accounting policies and procedures in 2005 upgrading existing information systems and the redistribution of work responsibilities where appropriate. Kinross will continue to address these issues throughout the remainder of 2006.

     Since filing its report on Form 40-F for the year ended December 31, 2005, management has continued to implement its plan to remedy the previously disclosed significant deficiencies. This includes the formalization of an accounting policies and procedures manual, the consolidation and improvement of financial reporting processes, the hiring of consultants and employees, and the redistribution of work responsibilities where appropriate. Kinross will continue to address these issues throughout the remainder of 2006.


        Other than as discussed above, there were no changes to Kinross' internal control over financial reporting or in other areas during the year ended December 31, 2005 or since that time that materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Kinross' accounting policies are described in Note 3 to the consolidated financial statements. The preparation of Kinross' consolidated financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. The following is a list of the accounting policies that Kinross believes are critical, due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported:

        o       Purchase price allocation;

        o       Carrying value of goodwill;

        o Carrying value of operating mines, mineral rights, development properties and other assets;

        o       Depreciation, depletion and amortization;

        o       Inventories;

        o       Reclamation and remediation obligations;

        o       Provision for income and mining taxes; and

        o       Contingencies.

        Management has discussed the development and selection of the above critical accounting policies with the Audit Committee of the Board of Directors, and the Audit Committee has reviewed the disclosure relating to such policies in the MD&A.

PURCHASE PRICE ALLOCATION

        Business acquisitions are accounted for by the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and the liabilities assumed based on fair value at the time of the acquisition. The excess purchase price over the fair value of identifiable assets and liabilities acquired is goodwill. The determination of fair value often requires management to make assumptions and estimates about future events. The assumptions and estimates with respect to determining the fair value of property, plant and equipment acquired generally require a high degree of judgment and include estimates of mineral reserves acquired, future gold prices and discount rates. Changes in any of the assumptions or estimates used in determining the fair value of acquired assets and liabilities could impact the amounts assigned to assets, liabilities and goodwill in the purchase price allocation. Future net earnings can be affected as a result of changes in future depreciation and depletion, asset impairment or goodwill impairment.

CARRYING VALUE OF GOODWILL

        At December 31, 2005, the carrying value of Kinross' goodwill was $321.2 million. The goodwill, as described in Note 5 to the consolidated financial statements, arose in connection with Kinross' January 31, 2003 TVX/Echo Bay acquisition. The goodwill, which represented the excess of the purchase price over the fair value of identifiable net assets of TVX and Echo Bay as of January 31, 2003, totaled $736.7 million and was allocated to the acquired reporting units in a reasonable, supportable and consistent manner. Impairment losses to goodwill of $8.7 million, $12.4 million and $394.4 million were recorded for the years ended December 31, 2005, 2004 and 2003, respectively. At the time of the acquisition of TVX and Echo Bay, the goodwill was determined to represent:

        1. The expected ability of Kinross to increase its mineral reserves and resources based on its development of the identified exploration targets existing on the properties which were part of the acquisition;

        2. The optionality (real option value associated with the portfolio of acquired mines as well as each individual mine) which relates to Kinross' ability to make exploration decisions on the acquired properties and other properties based upon changes in gold prices, including the ability to develop additional, higher-cost reserves and to intensify efforts to develop the more promising acquired properties and reduce efforts at developing the less promising acquired properties when gold prices increase in the future; and

        3. The going concern value of Kinross' capacity to replace and augment reserves through completely new discoveries whose value is not reflected in any of the other valuations of existing mining assets.

        Goodwill that represents Kinross' ability to increase its mineral reserves and resources was allocated to the respective reporting units based on management estimates, which were corroborated by a three-year rolling ratio of value additions into the mineral reserves and resources. In attempting to increase reserves and resources beyond those identified at the time of the acquisition, Kinross will have to make expenditures on exploration and development, which may be significant. Subject to any significant adverse changes in Kinross' long-term view of gold prices and foreign exchange rates, Kinross believes it has the ability to provide funding for this work. In addition to negative gold price and foreign exchange rate changes, Kinross faces further risks involved in realizing production beyond the acquired mineral reserves and resources. Exploration at the acquired reporting units will have to be successful for there not to be further goodwill carrying value issues.

        The goodwill representing the optionality available to Kinross was allocated pro-rata, based on the fair value of the reporting units. The realization of the optionality portion of goodwill is contingent upon the realized gold price exceeding the prices used to calculate the fair value of the identifiable net assets and the success of Kinross in capitalizing on these higher gold prices, through the development of additional, higher-cost reserves. The realization of the optionality value is also dependent on successfully evaluating new information on Kinross' properties and allocating resources between those properties in order to maximize future production and profitability. There is a great deal of uncertainty involved in making decisions about allocating resources. However, Kinross believes it has a management group that has the requisite skills, abilities and experience to respond appropriately to developments relating to Kinross' various properties.

        Goodwill is not amortized. However, Kinross tests for goodwill impairment at least annually, in the fourth quarter of its fiscal year. If a reporting unit contains goodwill, Kinross compares the estimated fair value of the entire unit with its carrying value (including goodwill). If the fair value equals or exceeds the carrying value, Kinross concludes that the unit's goodwill is not impaired. If the carrying value exceeds the fair value, Kinross estimates the fair values of all assets and liabilities in the reporting unit, and compares the net fair value amount of assets less liabilities to the estimated value of the whole unit. The difference between the estimated value of the unit and the net fair value amount represents the fair value of goodwill. If necessary, Kinross reduces the carrying amount of goodwill to that newly computed fair value.

        The calculations involved in determining the fair values of the reporting units involve a number of assumptions that are subject to risks and uncertainty. These assumptions include, but are not limited to, future market prices of gold, foreign exchange rates, inflation rates, discount rates, tax rates, operating costs, capital expenditures and the discovery of additional mineral reserves.

        While Kinross believes that the approach used to calculate fair value for each reporting unit is appropriate, Kinross also recognizes that the timing and future value of additions to proven and probable mineral reserves, as well as the gold price, are subject to potentially significant change from the current expectations. For example, at December 31, 2005, a 10% reduction in proven and probable mineral reserves, while keeping other variables constant, would not have resulted in an additional impairment to goodwill. However, at December 31, 2005, a reduction in the gold price of 10% would have the impact of reducing the value of the goodwill by an additional $48.0 million, keeping other variables constant.

CARRYING VALUE OF OPERATING MINES, MINERAL RIGHTS, DEVELOPMENT PROPERTIES AND OTHER ASSETS

        Kinross reviews and evaluates the carrying value of its operating mines and development properties for impairment on an annual basis, or earlier when events or changes in circumstances indicate that the carrying amounts of related assets or groups of assets might not be recoverable. If the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the asset, an impairment loss is measured and recorded. Future cash flows are based on estimated future recoverable mine production, expected sales prices (considering current and historical prices, price trends and related factors), production levels and costs, capital and reclamation costs, all based on detailed engineering life-of-mine plans. Future recoverable mine production is determined from proven and probable mineral reserves and measured, indicated and inferred mineral resources after taking into account losses during ore processing and treatment. Estimates of recoverable production from inferred mineral interests are risk adjusted based on management's relative confidence in converting such interests to proven and probable reserves. All long-lived assets at a particular operation are combined for purposes of estimating future cash flows. In the case of exploration-stage mineral interests associated with greenfields exploration potential, fair values are individually evaluated based primarily on recent transactions involving sales of similar properties. Assumptions underlying future cash flow estimates are subject to risks and uncertainties. It is possible that changes in estimates with respect to Kinross' mine plans could occur which may affect the expected recoverability of Kinross' investments in the carrying value of the assets.

        These changes in estimates could include differences in estimated and actual costs of mining, differences between the actual gold price and price assumptions used in the estimation of mineral reserves and resources and differences in capital expenditure estimates from actual.

        The reviews and evaluations completed for 2005, 2004, and 2003 determined that certain asset values had become impaired and charges of $176.0 million, $47.5 million and $17.1 million, respectively, were recorded. The components of the asset impairment charges are discussed in "Impairment of Goodwill, Property, Plant and Equipment and Investments" under the "Consolidated Financial Results" section.

DEPRECIATION, DEPLETION AND AMORTIZATION

        Expenditures for new facilities or equipment and expenditures that extend the useful life of existing facilities or equipment are capitalized. Mobile and other equipment is depreciated, net of residual value, on a straight-line basis, over the useful life of the equipment. Plant and other facilities, used in carrying out the mine operating plan, are amortized using the units-of-production ("UOP") method over the estimated life of the ore body based on recoverable ounces to be mined from estimated proven and probable mineral reserves.

        Costs to develop new properties are capitalized as incurred, where it has been determined that a mineral property can be economically developed as a result of establishing proven and probable mineral reserves. At Kinross' open pit mines, these costs include costs to further delineate the ore body and remove overburden to initially expose the ore body. At Kinross' underground mines, these costs include the costs of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development. All such costs are amortized using the UOP method based on recoverable ounces to be mined from proven and probable mineral reserves.

        Major development costs incurred after the commencement of production are amortized using the UOP method based on recoverable ounces to be mined from estimated proven and probable mineral reserves.

        The calculation of the UOP rate of amortization, and therefore the annual depreciation, depletion, and amortization expense, could be materially affected by changes in estimates. These changes in estimates could be a result of actual future production differing from current forecasts of future production based on proven and probable mineral reserves. These factors could include an expansion of proven and probable mineral reserves through exploration activities, differences between estimated and actual costs of mining and differences in gold price used in the estimation of proven and probable mineral reserves.

        The calculation of straight-line amortization of intangible assets could be materially affected by changes in the estimated useful life and residual values. These changes could be a result of exploration activities and differences in gold and silver prices used in the estimation of mineral reserves.

        Significant judgment is involved in the determination of useful life and residual values for the computation of depreciation, depletion, and amortization and no assurance can be given that actual useful lives and residual values will not differ significantly from current assumptions.

INVENTORIES

        Expenditures and depreciation, depletion, and amortization of assets incurred in the mining and processing activities that will result in future gold production are deferred and accumulated as ore in stockpiles, ore on leach pads and in-process inventories. These deferred amounts are carried at the lower of average cost or net realizable value ("NRV"). NRV is the difference between the estimated future gold price based on prevailing and long-term prices, less estimated costs to complete production into a saleable form. Write-downs of ore in stockpiles, ore on leach pads and inventories resulting from NRV impairments are reported as a component of current period costs. The primary factors that influence the need to record write-downs include prevailing and long-term gold prices and prevailing costs for production inputs such as labor, fuel and energy, materials and supplies, as well as realized ore grades and actual production levels.

        Stockpiles are comprised of coarse ore that has been extracted from the mine and is available for further processing. Stockpiles are measured by estimating the number of tonnes added and removed from the stockpile, the number of contained gold ounces based on assay data and the estimated recovery percentage based on the expected processing method. Stockpile tonnages are verified by periodic surveys. Stockpiles are valued based on mining costs incurred up to the point of stockpiling the ore, including applicable depreciation, depletion, and amortization relating to mining operations. Costs are added to stockpiles based on the current mining cost per tonne and removed at the average costs per tonne. Kinross' ore in stockpiles had a carrying value of $30.8 million at December 31, 2005.

        Ore on leach pads represents ore that is placed on pads where it is permeated with a chemical solution that dissolves the gold contained in the ore. The resulting recovered solution, which is included in in-process inventory, is further processed in a plant where gold is recovered. Costs are attributed to the leach pads based on current mining costs, including applicable depreciation, depletion, and amortization relating to mining operations. Costs are removed from the leach pad as ounces are recovered in circuit at the plant based on the average cost per recoverable ounce of gold on the leach pad. Estimates of recoverable gold on the leach pads are calculated from the quantities of ore placed on the pads, the grade of ore placed on the leach pads (based on assay data) and a recovery percentage. Timing and ultimate recovery of gold contained on leach pads can vary significantly. Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the grades of ore placed on the leach pads to the quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process is constantly monitored and the engineering estimates are refined based on actual results over time. The ultimate recovery of gold from a pad will not be known until the leaching process is terminated. Kinross' ore on leach pads had a carrying value of $17.1 million at December 31, 2005.

        In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific mining operation, but include mill in-circuit, leach in-circuit, flotation and column cells, and carbon in-pulp inventories. In-process material is measured based on assays of the material fed to the processing plants and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed to the processing plant which is attributable to the source material coming from the mines, stockpiles or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities, incurred to that point in the process. Kinross' in-process inventory had a carrying value of $12.7 million at December 31, 2005.

        The allocation of costs to ore in stockpiles, ore on leach pads and in-process inventories and the determination of NRV involve the use of estimates. A high degree of judgment is involved in estimating future costs, future production levels, proven and probable mineral reserve estimates, gold and silver prices and the ultimate estimated recovery (for ore on leach pads). There can be no assurance that actual results will not differ significantly from estimates used in the determination of the carrying value of inventories.

RECLAMATION AND REMEDIATION OBLIGATIONS

        Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. In general, these laws and regulations are continually changing and, Kinross believes over time, becoming more restrictive. Kinross has made, and intends to make in the future, expenditures to comply with such laws and regulations. Kinross records the estimated present value of reclamation liabilities in the period in which they are incurred. A corresponding increase to the carrying amount of the related asset is recorded and depreciated over the life of the asset. The liability will be increased each period to reflect the interest element (accretion) reflected in its initial measurement at fair value, and will also be adjusted for changes in the estimate of the amount, timing and cost of the work to be carried out.

        Future remediation costs for inactive mines are accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at each site. Changes in estimates are reflected in earnings in the period an estimate is revised.

        Accounting for reclamation and remediation obligations requires management to make estimates unique to each mining operation of the future costs Kinross will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required to be performed by Kinross. Any such increase in future costs could materially impact the amounts charged to operations for reclamation and remediation. At December 31, 2005, the undiscounted future cost of reclamation and remediation obligations before inflation was estimated to be $211.4 million. The present value of estimated future cash outflows for reclamation and remediation obligations was $175.9 million and $131.7 million at December 31, 2005 and 2004, respectively.

PROVISION FOR INCOME AND MINING TAXES

        Kinross recognizes the future tax benefit related to deferred income and resource tax assets and sets up a valuation allowance against any portion that it believes will, more likely than not, fail to be realized (see Note 17 to the consolidated financial statements). Assessing the recoverability of future income tax assets requires management to make significant estimates of future taxable income. Estimates of future taxable income are subject to changes as discussed under the section "Carrying Value of Operating Mines, Mineral Rights, Development Properties and Other Assets." To the extent that future cash flows and taxable income differ significantly from estimates, the ability of Kinross to realize the net deferred tax assets recorded at the balance sheet date could be impacted. In addition, future changes in tax laws could limit the ability of Kinross to obtain tax deductions in future periods from deferred income and resource tax assets.

RECENT PRONOUNCEMENTS AND ACCOUNTING CHANGES

        Please refer to Note 4 to the December 31, 2005 consolidated financial statements.

RISK ANALYSIS

        The operations of Kinross are high-risk due to the nature of the operation, exploration, and development of mineral properties. Certain risk factors listed below are related to the mining industry in general while others are specific to Kinross. Included in the risk factors below are details on how Kinross seeks to mitigate these risks wherever possible. For additional discussion of risk factors, please refer to the information under the caption "Risk Factors."

GOLD PRICE

        The profitability of any gold mining operation in which Kinross has an interest will be significantly affected by changes in the market price of gold. Gold prices fluctuate on a daily basis and are affected by numerous factors beyond Kinross' control. The supply and demand for gold, the level of interest rates, the rate of inflation, investment decisions by large holders of gold, including governmental reserves, and stability of exchange rates can all cause significant fluctuations in gold prices. Such external economic factors are in turn influenced by changes in international investment patterns and monetary systems and political developments. The price of gold has fluctuated widely and future serious price declines could cause continued commercial production to be impractical. Depending on the price of gold, cash flow from mining operations may not be sufficient to cover costs of production and capital expenditures. If, as a result of a decline in gold prices, revenues from metal sales were to fall below operating costs, production may be discontinued.

NATURE OF MINERAL EXPLORATION AND MINING

        The exploration and development of mineral deposits involves significant financial and other risks over an extended period of time, which even a combination of careful evaluation, experience and knowledge may not eliminate. While discovery of a gold-bearing structure may result in substantial rewards, few properties explored are ultimately developed into producing mines. Major expenditures are required to establish reserves by drilling and to construct mining and processing facilities at a site. It is impossible to ensure that the current or proposed exploration programs on properties in which Kinross has an interest will result in profitable commercial mining operations.

        The operations of Kinross are subject to the hazards and risks normally incident to exploration, development and production of gold and silver, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. The activities of Kinross may be subject to prolonged disruptions due to weather conditions depending on the location of operations in which it has interests. Hazards, such as unusual or unexpected formations, rock bursts, pressures, cave-ins, flooding or other conditions, may be encountered in the drilling and removal of material. While Kinross may obtain insurance against certain risks, potential claims could exceed policy limits or could be excluded from coverage. There are also risks against which Kinross cannot or may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting the future earnings and competitive position of Kinross and, potentially, its financial viability.

        Whether a gold deposit will be commercially viable depends on a number of factors, some of which include the particular attributes of the deposit, such as its size and grade, costs and efficiency of the recovery methods that can be employed, proximity to infrastructure, financing costs and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in Kinross not receiving an adequate return on its invested capital.

        Kinross mitigates the likelihood and potential severity of these mining risks it encounters in its day-to-day operations through the application of high operating standards. In addition, Kinross reviews its insurance coverage at least annually to ensure the most complete and cost-effective coverage is obtained.

ENVIRONMENTAL RISKS

        Kinross' mining and processing operations and exploration activities in Canada, the United States, Russia, Brazil, Chile, and other countries are subject to various laws and regulations governing the protection of the environment, exploration, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety, and other matters. New laws and regulations, amendments to existing laws and regulations, or more stringent implementation of existing laws and regulations could have a material adverse impact on Kinross through increased costs, a reduction in levels of production and/or a delay or prevention of the development of new mining properties. Compliance with these laws and regulations requires significant expenditures and increases Kinross' mine development and operating costs.

        In all jurisdictions, permits from various governmental authorities are necessary in order to engage in mining operations. Such permits relate to many aspects of mining operations, including maintenance of air, water and soil quality standards. In most jurisdictions, the requisite permits cannot be obtained prior to completion of an environmental impact statement and, in some cases, public consultation. Further, Kinross may be required to submit for government approval a reclamation plan and to pay for the reclamation of the mine site upon the completion of mining activities. At December 31, 2005, the liability for reclamation and remediation obligations on an undiscounted basis before inflation is estimated to be approximately $211.4 million based on information as of such date. Kinross mitigates this risk by performing certain reclamation activities concurrent with production. Planned spending on reclamation and remediation in 2006 is $36.3 million.

        Mining, like many other extractive natural resource industries, is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Environmental liability may result from mining activities conducted by others prior to Kinross' ownership of a property. To the extent Kinross is subject to uninsured environmental liabilities, the payment of such liabilities would reduce funds otherwise available to it for business activities and could have a material adverse effect on Kinross. Should Kinross be unable to fully fund the cost of remedying an environmental problem, Kinross might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy, which could have a material adverse effect. Kinross mitigates the likelihood and potential severity of these environmental risks it encounters in its day-to-day operations through the application of high operating standards.

RESERVE ESTIMATES

        The reserve and resource figures are estimates, and no assurance can be given that the anticipated tonnages and grades will be achieved or that the indicated level of recovery will be realized. Market fluctuations in the price of gold may render the mining of ore reserves uneconomical and require Kinross to take a write-down of an asset or to discontinue development or production. Moreover, short-term operating factors relating to the reserves, such as the need for orderly development of the ore body or the processing of new or different ore grades, may cause a mining operation to be unprofitable in any particular accounting period.

        Proven and probable reserves at Kinross' mines and development projects were estimated as of December 31, 2005, based upon a gold price of $400 per ounce of gold. Prior to 2002, gold prices were significantly below these levels. Prolonged declines in the market price of gold may render reserves containing relatively lower grades of gold mineralization uneconomic to exploit and could materially reduce Kinross' reserves. Should such reductions occur, material write-downs of Kinross' investment in mining properties or the discontinuation of development or production might be required, and there could be material delays in the development of new projects and reduced income and cash flow.

        There are numerous uncertainties inherent in estimating quantities of proven and probable gold reserves. The estimates in this document are based on various assumptions relating to gold prices and exchange rates during the expected life of production and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in a material downward or upward revision of current estimates.

OPERATIONS OUTSIDE OF NORTH AMERICA

        Kinross has mining operations and carries out exploration and development activities outside of North America in Russia, Brazil, Chile and Zimbabwe. There is no assurance that future political and economic conditions in these countries will not result in those countries' governments adopting different policies respecting foreign development and ownership of mineral resources. Any such changes in policy may result in changes in laws affecting ownership of assets, taxation, rates of exchange, gold sales, environmental protection, labor relations, repatriation of income, and return of capital. Changes in any of these areas may affect both the ability of Kinross to undertake exploration and development activities in respect of future properties in the manner currently contemplated, as well as its ability to continue to explore, develop, and operate those properties for which it has obtained exploration, development, and operating rights to date. The possibility that a future government of these countries may adopt substantially different policies, which might extend to expropriation of assets, cannot be ruled out.

        Kinross is subject to the considerations and risks of operating in Russia. The economy of the Russian Federation continues to display characteristics of an emerging market. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible outside of the country, extensive currency controls and high inflation. The prospects for future economic stability in the Russian Federation are largely dependent upon the effectiveness of economic measures undertaken by the government, together with legal, regulatory and political developments.

        Russian laws, licenses and permits have been in a state of change and new laws may be given a retroactive effect. It is also not unusual in the context of dispute resolution in Russia for parties to use the uncertainty in the Russian legal environment as leverage in business negotiations. In addition, Russian tax legislation is subject to varying interpretations and constant change. Further, the interpretation of tax legislation by tax authorities as applied to the transactions and activities of Kinross' Russian operations may not coincide with that of management. As a result, tax authorities may challenge transactions and Kinross' Russian operations may be assessed additional taxes, penalties and interest, which could be significant. The periods remain open to review by the tax authorities for three years. Kinross mitigates this risk through ongoing communications with the Russian regulators.

        Kinross is subject to risks relating to an uncertain and unpredictable political and economic environment in Zimbabwe. Significant economic instability in Zimbabwe is expected to negatively impact the business environment and may lead to long-term negative changes in the approaches taken with respect to ownership of natural resources by foreign companies. In 2001, Kinross recorded a write-down of $11.8 million relating to Kinross' inability to manage this operation because of political turmoil creating inflationary pressure within Zimbabwe, difficulty in accessing foreign currency to pay for imported goods and services and civil unrest. Due to

Kinross' continuing inability to control distributions from the operations in Zimbabwe, Kinross discontinued consolidation of the results of this operation in 2002 and stopped reporting mining production in 2003.

        In addition, the economies of Russia, Brazil, Chile and Zimbabwe differ significantly from the economies of Canada and the United States. Growth rates, inflation rates and interest rates of developing nations have been and are expected to be more volatile than those of western industrial countries.

LICENSES AND PERMITS

        The operations of Kinross require licenses and permits from various governmental authorities. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that Kinross will be able to obtain or maintain all necessary licenses and permits that may be required to explore and develop its properties, commence construction or operation of mining facilities and properties under exploration or development or to maintain continued operations that economically justify the cost. Kinross endeavors to be in compliance with these regulations at all times.

TITLE TO PROPERTIES

        The validity of mining claims which constitute most of Kinross' property holdings in Canada, the United States, Brazil, Chile, and Russia may, in certain cases, be uncertain and is subject to being contested. Kinross' titles, particularly title to undeveloped properties, may be defective.

        Certain of Kinross' United States mineral rights consist of unpatented lode mining claims. Unpatented mining claims may be located on United States federal public lands open to appropriation, and may be either lode claims or placer claims depending upon the nature of the deposit within the claim. In addition, unpatented mill site claims, which may be used for processing operations or other activities ancillary to mining operations, may be located on federal public lands that are non-mineral in character. Unpatented mining claims and mill sites are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain and is always subject to challenges of third parties or contests by the federal government of the United States. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of United States federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. The General Mining Law of the United States, which governs mining claims and related activities on United States federal public lands, includes provisions for obtaining a patent, which is essentially equivalent to fee title, for an unpatented mining claim upon compliance with certain statutory requirements (including the discovery of a valuable mineral deposit).

COMPETITION

        The mineral exploration and mining business is competitive in all of its phases. Kinross competes with numerous other companies and individuals, including competitors with greater financial, technical, and other resources than Kinross, in the search for and the acquisition of attractive mineral properties. The ability of Kinross to acquire properties in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for mineral exploration. There is no assurance that Kinross will continue to be able to compete successfully with its competitors in acquiring such properties or prospects.

JOINT VENTURES

        Certain of the operations in which Kinross has an interest are operated through joint ventures with other mining companies. Any failure of such other companies to meet their obligations to Kinross or to third parties could have a material adverse effect on the joint venture. In addition, Kinross may be unable to exert control over strategic decisions made in respect of such properties.

INTEREST RATE FLUCTUATIONS

        Fluctuations in interest rates can affect Kinross' results of operations and cash flow. Kinross' credit facilities are subject to variable interest rates. At December 31, 2005, $145.5 million had been drawn down on the facilities.

DISCLOSURES ABOUT MARKET RISKS

        To determine its market risk sensitivities, Kinross uses an internally generated financial forecast that is sensitized to various gold prices, currency exchange rates, interest rates and energy prices. The variable with the greatest impact is the gold price, and Kinross prepares a base case scenario and then sensitizes it by a 10% increase and decrease in the gold price. For 2006, sensitivity to a 10% change in the gold price is $62.8 million on pre-tax earnings. Kinross' financial forecast covers the projected life of its mines. In each year, gold is produced according to the mine plan. Costs are estimated based on current production costs plus the impact of any major changes to the operation during its life. Quantitative disclosure of market risks is disclosed below.

COMMODITY PRICE RISKS

        Kinross' net income can vary significantly with fluctuations in the market price of gold. At various times, in response to market conditions, Kinross has entered into gold forward sales contracts, spot deferred forward sales contracts and written call options for some portion of expected future production in an attempt to mitigate the risk of adverse price fluctuations. Kinross is not subject to margin requirements on any of its hedging lines. Due to the increase in gold prices, Kinross made a decision in 2002 to continue to deliver into its existing financial instruments, thereby increasing its exposure to changes in gold prices.

        While Kinross made the decision not to continue with a comprehensive gold hedging program, Kinross, on occasion, may enter into forward sales contracts or similar instruments in a limited nature when deemed advantageous by management. As at December 31, 2005, Kinross had no forward sales contracts outstanding. However, as at December 31, 2005, Kinross had sold 255,000 ounces of call options at an average strike price of $522 per ounce. Changes in the fair value of call options outstanding are recognized in the period incurred. Based on the year end gold price of $513 per ounce, a loss of $6.2 million was recognized in earnings in 2005. During the first quarter of 2006, net positions on 155,000 call options were closed out with total cash payments of $9.7 million, resulting in a realized loss of $6.9 million. The realized loss was recorded as a reduction to metal sales. At March 31, 2006, the remaining 100,000 written call options outstanding had a strike price of $530 per ounce with expiry dates in the second quarter of 2006 and had a mark-to-market liability of $6.2 million. During the quarter, the Company recorded a net unrealized loss of $2.5 million, which was included in other income (expense). The total loss recorded during the quarter on written call options, both realized and unrealized, was $9.4 million. In addition, at December 31, 2005, Kinross held put options on 150,000 ounces. If the market price of gold remains above $250 per ounce through 2006 these put options will expire unexercised. Kinross does not include these financial instruments in testing for impairment of operating mines, mineral rights, and development properties.

FOREIGN CURRENCY EXCHANGE RISK

        Kinross conducts the majority of its operations in the United States, Canada, Brazil, Chile and Russia. Currency fluctuations affect the cash flow that Kinross realizes from its operations as gold is sold in U.S. dollars, while production costs are incurred in U.S. and Canadian dollars, Brazilian reais, Chilean pesos and Russian rubles. Kinross' results are positively affected when the U.S. dollar strengthens against these foreign currencies and adversely affected when the U.S. dollar weakens against these foreign currencies. Where possible, Kinross' cash and cash equivalent balances are primarily held in U.S. dollars. Holdings denominated in other currencies are relatively insignificant. At December 31, 2005, Kinross had currency forward contracts for 14.8 million reais during 2006 at an exchange rate of 2.47 reais to one U.S. dollar. At March 31, 2006 the mark-to-market unrealized gain on the forward contracts was $0.6 million, as compared to $0.1 million at December 31, 2005.

CHILEAN PESOS

        Kinross has joint venture interests in the Refugio and La Coipa mines, both located in Chile. Kinross estimates a 10% change from a budgeted exchange rate of 525 pesos to one U.S. dollar could result in an approximate $2.8 million change in Kinross' operating earnings. In addition, a 10% change in the exchange rate could result in an approximate $0.8 million change in Kinross' capital expenditures.

BRAZILIAN REAIS

        Kinross is a partner in the Crixas mine and, as of December 31, 2004, the 100% owner of the Paracatu mine, both located in Brazil. Kinross has currency forward contracts for 14.8 million reais during 2006 at an exchange rate of 2.47 reais to one U.S. dollar. Including these forward contracts, Kinross estimates a 10% change from a budgeted exchange rate of 2.30 Brazilian reais to one U.S. dollar could result in an approximate $6.5 million change in Kinross' operating earnings. In addition, Kinross has budgeted capital expenditures of 295.7 million Brazilian reais. A 10% change in the exchange rate could result in an approximate $12.6 million change in Kinross' capital expenditures.

CANADIAN DOLLARS


        Kinross is a partner in the New Britannia, Musselwhite, and Porcupine joint ventures. As a result of these ownership interests and expenses incurred by the Canadian corporate office, Kinross has Canadian dollar denominated operating, exploration, and administrative expenses. Kinross estimates a 10% change from a budgeted exchange rate of CDN $1.25 per U.S. dollar could result in an approximate $12.7 million change in Kinross' operating earnings. In addition, Kinross has budgeted capital and reclamation expenditures of CDN $41 million. A 10% change in the exchange rate could result in an approximate $3.4 million change in Kinross' capital and reclamation expenditures.


RUSSIAN RUBLES

        Kinross operates the Kubaka mine in Russia. Kinross estimates a 10% change from a budgeted exchange rate of 30 rubles to one U.S. dollar could result in an approximate $0.3 million change in Kinross' operating earnings.

CREDIT RISK

        Credit risk relates to accounts receivable and derivative contracts and arises from the possibility that a counterparty to an instrument fails to perform. Kinross only transacts with highly-rated counterparties and a limit on contingent exposure has been established for each counterparty based on the counterparty's credit rating. At December 31, 2005, Kinross' gross credit exposure was $0.1 million. At December 31, 2004, the gross credit exposure was $34.6 million.

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                                   THE MERGER

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        The discussion in this Proxy Statement/Prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by, the merger agreement attached to this Proxy Statement/Prospectus as Appendix "A," which is incorporated herein by this reference.

GENERAL

        Kinross and Crown are furnishing this Proxy Statement/Prospectus to holders of Crown common stock in connection with the solicitation of proxies by the board of directors of Crown for approval, among other things, of the merger contemplated by the merger agreement. The merger agreement provides for the merger of Crown with and into Crown Merger, with Crown surviving the merger.

        The merger was unanimously approved by the board of directors of both Kinross and Crown. Neither board formed a special committee in connection with their consideration of the merger.

        The Crown common stock will be converted into Kinross common shares on the basis of 0.32 shares of Kinross common shares for each share of Crown common stock previously outstanding.

        If the holder of any unexercised warrant to purchase shares of Crown common stock so elects, the warrant will be exchanged for 0.32 of a Kinross common share for each share of Crown common stock that would have been issued on exercise of the warrant immediately prior to the effective time of the merger on a cashless basis and the number of shares of Solitario common stock to which the holder would have been entitled if the warrant had been exercised on a cashless basis immediately prior to the distribution of the Solitario stock. If the holder does not make the foregoing election, the warrant will represent the right to acquire Kinross common shares and, on exercise, to receive the number of shares of Solitario common stock to which the holder would have been entitled if the warrant had been exercised on a cashless basis immediately prior to the distribution of the Solitario stock in accordance with the terms and conditions of the warrant as amended pursuant to the merger agreement.

        The merger agreement contemplates that the merger will be completed within three business days of the satisfaction of all conditions precedent. The parties anticipate closing the merger as quickly as practicable subsequent to the approval of the transaction by the Crown shareholders. Completion of the merger is subject to the satisfaction of all conditions which must be satisfied or waived by the parties. In the event of the failure to meet any of these conditions, the merger may not be completed even if approved by the Crown stockholders.

        For a discussion of the principal United States federal income tax consequences of the merger to Kinross, Crown, and their respective shareholders, see "Tax Consequences."

BACKGROUND OF THE MERGER

        In 1991, Crown had formed a joint venture with Battle Mountain to develop Crown's Buckhorn Mountain Project, then named the Crown Jewel. Battle Mountain spent a substantial amount of its money and time in developing an open-pit mining plan and seeking appropriate permitting and other approvals for the plan. Battle Mountain's plan encountered substantial regulatory, political, and environmental opposition, and these factors, along with the acquisition of Battle Mountain by Newmont, lead to the abandonment of its interest in the joint venture to Crown in July 2001. As a result of Battle Mountain's withdrawal from the venture, Crown began work on a revised plan of operations for the Buckhorn Mountain Project. During this period, and primarily as a result of previous difficulties in obtaining the permitting and other approvals required to commence open pit mining operations, Crown did not gain the interest of qualified third parties as either joint venture partners or merger or acquisition candidates, under any reasonable economic terms. However, as part of Crown's efforts to complete a revised plan of operations and updated feasibility study for the Buckhorn Mountain Project, Crown remained aware of a potential venture with Echo Bay, specifically in relation to its Kettle River mill and tailings facilities, which had unique and favorable economic and geographic synergies in relation to the Buckhorn Mountain Project.

        On May 3, 2002, a meeting was held between Chris Herald, Crown's Chief Executive Officer and Bob LeClerc, then the Chief Executive Officer of Echo Bay at Echo Bay's Littleton, Colorado office. At the meeting, Mr. Herald and Mr. LeClerc discussed whether Crown and Echo Bay would be interested in a possible combination of Crown's Buckhorn Mountain Project with Echo Bay's Kettle River operations, both of which sites are located in Washington, and the possible benefits of such a combination. Both parties agreed that a combination of the projects potentially had substantial merit and agreed to work towards the execution of a confidentiality agreement.

        On June 10, 2002, Kinross, Echo Bay, and TVX announced an agreement to combine their respective businesses, with Kinross being the surviving parent corporation.

        On June 18, 2002, Crown and Echo Bay executed a confidentiality agreement, allowing each company to make documents and other confidential information available to the other in connection with a possible transaction.

        On July 20 and 21, 2002, Crown and Echo Bay held technical due diligence meetings at Crown's Oroville, Washington office, and at the Buckhorn Mountain Project and Kettle River sites. Crown and Echo Bay exchanged technical reports and data prior to such meetings. Participating in the meeting on behalf of Crown were Mr. Herald and Peter Cooper, and on behalf of Echo Bay were Dan Hussey and Scott Marikis.

        On August 29, 2002, Mr. Herald and Mr. LeClerc held telephone discussions regarding a possible Buckhorn Mountain Project and Kettle River business combination. The general proposal discussed by Mr. LeClerc involved a 5% net smelter royalty to Crown, in exchange for its interest in the Buckhorn Mountain Project. Mr. Herald declined to make a counter proposal to Echo Bay. Mr. Herald and Mr. LeClerc determined that the parties had substantially different views regarding the relative valuations of each company's respective assets and discussions did not proceed at that point.

        On September 30, 2002, Mr. Herald held an in-person meeting at the Westin Hotel in Denver, Colorado, with Gordon McCreary, Kinross' then Vice-President of Investor Relations and Corporate Development concerning Kinross' possible interest in the Buckhorn Mountain Project following completion of Kinross' combination with Echo Bay and TVX. Mr. Herald and Mr. McCreary agreed that a discussion between Crown and Kinross may be appropriate after completion of the merger.

        On January 31, 2003, the combination among Kinross, Echo Bay, and TVX was completed.

        On February 18, 2003, Kinross entered into a confidentiality agreement with Crown, whereby the parties could investigate possible synergies between the Buckhorn Mountain Project and Kinross' Kettle River operations.

        On February 20, 2003, Mr. Herald and Walt Hunt, Crown's Vice-President of Operations, met with representatives of Kinross in its Toronto, Ontario office to discuss a potential transaction. Kinross was represented by Robert Buchan, its then President and Chief Executive Officer, John Ivany, its then Executive Vice-President and General Counsel, Rod Cooper, its then Director of Technical Services, Gordon McCreary, its then Vice-President of Corporate Affairs, and Ronald Stewart, its Vice-President of Exploration. Crown presented the current status of the Buckhorn Mountain Project, discussing resources, permitting and feasibility studies either underway or planned. Crown delivered updated Buckhorn Mountain Project information to Kinross for its review. Kinross and Crown agreed to continue discussions and to exchange additional information in the future as necessary for the companies' respective technical reviews. Later that day, additional Kinross personnel were notified of the meeting and the status of the review, including Scott Caldwell, Executive Vice-President and Chief Operating Officer, Brian W. Penny, then Vice-President-Finance and Chief Financial Officer, Chris Hill, then Treasurer, and Jerry Danni, then Vice-President of Environmental Affairs.

        In March, 2003, Kinross held several telephone discussions with Crown, particularly Walt Hunt, regarding the technical aspects of the Buckhorn Mountain Project and exchanged various documents. Also in March of 2003, AMEC Engineering and Constructors were commissioned by Kinross to review the geological data concerning the Buckhorn Mountain Project and construct a confirmatory resource model.

        On April 2, 2003, Mr. Ivany telephoned Mr. Herald and indicated that Kinross' technical review of the Buckhorn Mountain Project appeared positive. Mr. Ivany thought it would take a couple of weeks to complete the evaluation and potentially develop a proposal.

        On April 20, 2003, Mr. Ivany called Mr. Herald to discuss the results of Kinross' technical evaluation. Mr. Ivany indicated that Kinross was pleased with the technical review of the Buckhorn Mountain Project, but was concerned about permitting. Mr. Ivany indicated that Kinross was continuing to develop and explore its Emanuel Creek project. Mr. Ivany and Mr. Herald discussed some general concepts whereby Kinross might make an offer conditioned on reaching future permitting milestones at the Buckhorn Mountain Project, but it was decided that the concepts would be too ambiguous and not attractive for either party. Mr. Ivany and Mr. Herald agreed to stay in touch and that Kinross would continue to monitor Crown's progress on the project.

        Between April and July, 2003, Walt Hunt of Crown and Scott Marikis of Kinross held informal telephone discussions regarding the progress of the permitting effort at the Buckhorn Mountain Project.

        On July 30, 2003, Mr. Ivany and Mr. Herald held discussions by telephone, arranging a meeting between Mr. Herald and Mr. Danni for the purpose of updating Kinross on the permitting developments with respect to the Buckhorn Mountain Project.

        On August 1, 2003, Mr. Herald met with Mr. Danni and Debbie Struhsacker, Kinross Gold U.S.A., Inc.'s (a wholly-owned subsidiary of Kinross) Vice-President-U.S. Governmental and Environmental Affairs, in Denver, Colorado. Mr. Herald updated Mr. Danni and Ms. Struhsacker on Crown's progress on the new Buckhorn Mountain Project Plan of Operations to be filed with the USFS and the WDOE. Crown's political efforts and its public outreach program were also discussed. In addition, Mr. Herald provided an update of recent Washington legislation pertaining to regulatory reform to Kinross. The parties also discussed the status of Crown's patent application with the Bureau of Land Management. Mr. Herald provided documents related to many of the topics discussed. Mr. Danni said he would evaluate the information further and report to Kinross management.

        On August 7, 2003, during a meeting of Kinross' board of directors, Mr. Buchan informed Kinross' directors of the ongoing discussions with Crown.

        A meeting was held on August 25 and 26, 2003, at Crown's Oroville, Washington office between Mr. Herald, Mr. Hunt and Lyle Morganthaler, an independent mining engineer representing Crown, on behalf of Crown, and Mr. Cooper, Mr. Caldwell, Mike Doyle, the General Manager for Kinross' Round Mountain mine in Nevada and Al Kirkem, Kinross' Exploration Manager, on behalf of Kinross. Crown presented information regarding the Buckhorn Mountain Project that had been developed to date. The parties also generally discussed options related to the Kettle River mill, and its potential utility in the Buckhorn Mountain Project. The meetings also included a brief inspection of core drillings, a visit to the Buckhorn Mountain Project proposed mill and tailings site, a tour of the Buckhorn Mountain Project deposit, and a drive of a Buckhorn Mountain Project to Emanuel Creek potential haul road. Kinross also provided a review of its exploration results from the Emanuel Creek site.

        On August 26, 2003, Mr. Cooper, Mr. Caldwell, Mr. Danni, Mr. Doyle, and Mr. Kirkham met with Gordon Fellows, Kinross' Engineering and Environmental Manager at Kettle River, Mike Rasmussen, Kinross' Senior Exploration Geologist, and Robert Taylor, Kinross' General Manager at Kettle River. The meeting took place at the Kettle River mine offices. The individuals from Kinross discussed the potential for a transaction with Crown and reviewed Kettle River information relevant to Kinross' financial analysis of Crown. After the meeting, Kinross confidentially informed Wayne Zigarlick, Kinross' Mill Manager at Kettle River and Dave Riggleman, Kinross' Operations Manager at Kettle River, of the potential transaction, since their input would be required to finalize the financial analysis. Mr. Dan Hussey, Kinross' Chief Geologist at Kettle River, was also informed of the discussions regarding the Buckhorn Mountain Project. Later, on August 26, Sue Davis, Kinross' Human Resources Manager at Kettle River provided historical employment numbers for the Kettle River operations to Mr. Morgenthaler. Also on August 26, a meeting between Mr. Morgenthaler, an independent mining engineer representing Crown and Mr. Riggleman, Ms. Fellows and Pam Allen, Kinross' Accounting Manager at Kettle River, occurred whereby both companies exchanged information regarding Kettle River and the Buckhorn Mountain Project.

        On September 2, 2003, Mr. Kirkham contracted with Mr. Tom Rice, a consultant from Reno, Nevada, to conduct land title due diligence on Kinross' behalf. On September 4 and 5, 2003, Mr. Rice visited Crown's Oroville, Washington office and reviewed certain files and held conversations with Mr. Hunt of Crown. Subsequently, under the coordination of John Bokich, Kinross' Director of Environmental Affairs, and Susan Mason, a consultant retained by Kinross for U.S. land management, Mr. Rice spent approximately 12 days during two trips doing extensive title research on the Buckhorn Mountain Project.

        From September 2-4, 2003, Ms. Struhsaker, Ed Opitz, Kinross' Manager of Environmental Engineering, and Mr. Fellows visited the Buckhorn Mountain Project to review environmental and permitting issues. Additionally, Vector Colorado, LLC completed an engineering review of certain aspects of the Buckhorn Mountain Project.

        From September 9-11, 2003, Tony Lipiec, Kinross' Manager, Process Engineering, conducted a site visit to Kettle River, the Buckhorn Mountain Project and to Crown's Oroville office to review information with Mr. Hunt of Crown.

        On September 22, 2003, Mr. Herald, Mr. Buchan, and Mr. Caldwell held discussions concerning a Kinross proposal to acquire Crown at the Denver Gold Conference in Denver, Colorado. Just prior to the meeting, Mr. Caldwell forwarded by fax Kinross' evaluation materials relating to the Buckhorn Mountain Project to Mr. Herald. Mr. Buchan and Mr. Caldwell reviewed Kinross' technical evaluation results with Mr. Herald. Mr. Herald explained Crown's capital structure. Mr. Buchan presented Kinross' proposal to acquire Crown which, from Mr. Buchan's point of view, contemplated that Crown's equity interest in Solitario would be included in the merger. The remaining material terms were substantially consistent with the final agreement. Mr. Herald indicated that Kinross' proposal appeared to be an offer that Crown's board of directors would consider, and that he would discuss it with certain members of Crown's board that evening.

        On September 23, 2003, a meeting was held between Mr. Herald and Jim Maronick, Crown's Chief Financial Officer, and Mr. Buchan concerning Kinross' proposal of the prior day. Crown sought certain clarifications regarding the offer and Kinross sought clarifications regarding Crown's capital structure. Mr. Herald presented the proposal to distribute the equity interest in Solitario to the Crown shareholders prior to the merger. Although Mr. Buchan indicated that Kinross was not necessarily agreeing to Mr. Herald's proposal, both parties agreed that they were close on the principal terms and agreed to proceed toward an agreement, subject to further consideration of the exact terms. An additional meeting was held between Mr. Herald, Mr. Maronick, and Mr. Penny, during which Crown provided Kinross certain additional information regarding its capital structure.

        On September 30, 2003, telephone discussions were held between Mr. Ivany and Mr. Herald concerning the terms of the transaction, and each agreed to consult with their respective associates to reach an agreement. Also on September 30, 2003, AMEC was engaged to provide assistance in completing the reserves and resources preliminary due diligence.

        On October 1, 2003, telephone discussions were held between Mr. Ivany and Mr. Herald concerning the final business terms of Kinross' offer. The parties agreed to the principal business terms and committed to work towards the execution of a letter of intent. Mr. Ivany informed Parr Waddoups Brown Gee & Loveless, a Professional Corporation, Kinross' U.S. counsel, of the verbal agreement.

        During the first week of October, the parties and their lawyers communicated several times by telephone and e-mail negotiating a letter of intent. The parties signed the letter of intent the evening of October 8, 2003, and publicly announced the execution of the letter of intent and the transaction on October 8, 2003.

        On November 11, 2003, Crown entered into the Echo Bay Minerals (a wholly-owned subsidiary of Kinross) toll milling agreement relating to the milling of ore produced at the Buckhorn Mountain Project. See "Business of Crown--Recent Developments."

        On April 7, 2004, Kinross and Crown executed and delivered the first amendment to the merger agreement, extending the outside closing date to September 30, 2004.

        On September 15, 2004, Kinross and Crown executed and delivered the second amendment to the merger agreement, extending the outside closing date to December 31, 2004.

        On December 30, 2004, Kinross and Crown executed and delivered the third amendment to the merger agreement, extending the outside closing date to May 31, 2005, and providing for Kinross to purchase $1 million of Crown common stock at $1.9545 per share, the average closing price of the Crown common stock for the preceding 20 trading days. This resulted in the acquisition of 511,640 shares of Crown common stock by Kinross. The parties also agreed that the distribution of the Solitario common stock by Crown, the conversion and/or redemption of the Crown Convertible Notes, and the exercise of all Crown options had been completed in accordance with the terms of the merger agreement. The parties also agreed that there had not been a failure to comply with the terms of the merger agreement or a material adverse change to the business of Crown through the date of the amendment.

        On May 31, 2005, Kinross and Crown executed and delivered the fourth amendment to the merger agreement, extending the outside closing date to December 31, 2005 unless, prior to that date Kinross had filed its audited 2004 financial statements, in which case the outside closing date was extended to March 31, 2006. The parties also agreed to a change to the exchange ratio for
0.2911 Kinross common shares for each share of Crown common stock, to 0.34 Kinross common shares, subject to a valuation collar. Under the terms of the collar, the value of the Kinross common shares to be issued to the Crown shareholders could not be less than $77.5 million or more than $110 million. Kinross agreed to purchase a $10 million convertible debenture from Crown and consented to a $0.21 per share, or an aggregate of $9.66 million, cash dividend to the Crown shareholders (the "Special Distribution") The Special Distribution was paid on July 26, 2005.

        The fourth amendment eliminated the closing condition based on the "tax-free" nature of the acquisition of Crown by Kinross under U.S. federal tax laws, although it is currently anticipated that the transaction will qualify as a reorganization under Section 368 of the Code in which generally no gain or loss will be recognized by the shareholders (see the discussion under the caption "Tax Consequences"). Kinross agreed to pay all invoices presented to Crown after June 1, 2005, for permitting costs at the Buckhorn Mountain project. The parties also ratified the Toll Milling Agreement and Kinross approved the 2005 compensation for Crown's directors and executive officers.


        On February 24, 2006, Kinross and Crown executed and delivered the fifth amendment to the merger agreement, extending the outside closing date to December 31, 2006. The exchange ratio was changed to 0.32 Kinross common shares for each share of Crown common stock from the previous 0.34 Kinross common shares, and the valuation collar was eliminated. Kinross agreed to loan Crown up to $2 million to permit Crown to retire the royalty obligation to Newmont Mining Corporation with respect to the Buckhorn Mountain Project, in the event that the transaction contemplated by the merger agreement has not closed by July 1, 2006. This loan was made July 14, 2006, and Crown is in the process of retiring the royalty obligation.


REASONS FOR THE MERGER--ADVANTAGES AND DISADVANTAGES

        The Buckhorn Mountain Project, prior to July 2001, was held by a joint venture between Crown and Battle Mountain. Battle Mountain had managed the project and had sought to have it permitted as an open pit mine. When Battle Mountain was unable to complete the permitting process, it entered into an agreement with Crown, transferring ownership and control of the Buckhorn Mountain Project to Crown. Crown does not currently have the funds necessary to obtain the necessary permits and fund the capital expenditures necessary to commence mining operations at the Buckhorn Mountain Project.

        In connection with its acquisition of Echo Bay in January 2003, Kinross obtained ownership of the Kettle River mill located approximately 92 kilometers (57 miles) from the Buckhorn Mountain Project. Under the currently proposed operating plan, the Buckhorn Mountain Project will be developed as an underground mine and the ore will be processed at the Kettle River facility, which has already been licensed and permitted. Kinross has access to the technical personnel and funding to pursue the permitting, construction, and operation of the Buckhorn Mountain Project. In addition, the existence of the Kettle River facility gives Kinross unique permitting and operational synergies with the Buckhorn Mountain Project.

        Set forth below are the material advantages and disadvantages to Kinross and Crown of the proposed merger.

KINROSS

        The merger with Crown will provide Kinross with an opportunity to utilize the existing Kettle River mill by processing ore produced at the Buckhorn Mountain Project.

        Kinross anticipates that by combining the Kettle River and Buckhorn Mountain Project operations, there will be increased operating efficiency because only one management team will be required to manage the two locations. Kinross expects the combined operations to produce gold for total cash costs and total costs per ounce less than Kinross' current average costs per ounce resulting in the merger being accretive to earnings and cash flow.

        Kinross believes that the Buckhorn Mountain Project mineral claims have been under-explored and may conduct further exploration activities in the future.

        Acquiring Crown at this time means that Kinross will be obligated to complete the permitting process before beginning production at the Buckhorn Mountain Project. The permitting process has been difficult and subject to delays beyond Crown or Kinross' control. The permitting process has involved a large number of interested parties who opposed permitting gold production at the Buckhorn Mountain Project. Kinross believes that by utilizing the existing Kettle River mill and by mining using underground methods, a plan that is acceptable to all concerned is achievable.

See the discussions under "Business of Kinross" and "Risk Factors."

CROWN

        At a meeting held November 19, 2003, the board of directors of Crown unanimously approved the adoption of the merger agreement and the transactions contemplated thereby and recommended that the transaction be approved by the Crown shareholders. Members of the board of directors are subject to conflicts of interest. See "Interests of Certain Individuals," below.

        In reaching its determination, the board of directors of Crown considered the following material factors, which were viewed as being factors in support of the adoption of the merger agreement:

        o the unique operational and cost synergies as a result of leveraging Kinross' existing management and business structure, utilizing Kinross' Kettle River facility, and the anticipated impact of reducing the permitting difficulties for the Buckhorn Mountain Project based on Kinross' successful permitting history in the State of Washington;

        o the amount of total consideration and the nature of that consideration to be paid by Kinross to the security holders of Crown; the board determined that because of the high market liquidity of Kinross' common shares on both the NYSE and TSX, its intrinsic value was adequately reflected in the market price; furthermore, because the dilution caused by the contemplated Kinross-Crown transaction was approximately 4.1% to Kinross, no consideration has been given to pro forma valuations post-merger;

        o the additional value to the shareholders of Crown as a result of Kinross having agreed to the distribution of the Solitario common stock to the Crown shareholders, which was completed in July 2004;

        o the expectation that the merger would be treated as a tax-free merger for United States federal income tax purposes based on consultations with Crown's tax advisors;

        o the regulatory approvals required to consummate the merger were not expected to be difficult to obtain;

        o the elimination of the uncertainty to the Crown shareholders relating to the time and expense to permit and develop the Buckhorn Mountain Project;

        o the significant financial resources of Kinross, and Crown's need to raise significant funds to develop the Buckhorn Mountain Project if the transaction with Kinross was not completed, the time required to do this, the risk of being unsuccessful in securing enough financial resources, and the potential dilution to the existing Crown shareholders;

        o the development of the Buckhorn Mountain Project requiring qualified technical and operational personnel already available to Kinross and the difficulties faced by Crown in seeking to attract and retain such personnel;

        o the wide distribution and liquidity of Kinross common shares on the NYSE and TSX, compared to the limited market for shares of Crown's common stock which currently trade on the OTC Bulletin Board;

        o the increased price of gold, which is trading at higher prices than in recent years, providing a more favorable time to market the Buckhorn Mountain Project, and more favorable economics to the Crown shareholders;

        o the limited number of potential bidders with resources and synergies described above; and

        o the arms-length bargaining process, lasting more than a year, by which the merger terms were determined.

        The board of directors of Crown also considered the following material factors, which were viewed as being factors challenging the adoption of the merger agreement:

        o the potential additional value that might be realized if Crown were able to develop and operate the Buckhorn Mountain Project on its own was considered. However, this option included significant inherent risks as a result of the financing, permitting, and other operational implications of this course of action;

        o the potential for superior offers. However, based on Crown's history of difficulties with Buckhorn Mountain, including Battle Mountain's withdrawal, the historical permitting challenges, Crown's financial constraints, informal discussions with other mining companies (in the normal course of Crown's activities) that did not have the unique synergies of Kinross, Crown's knowledge of other transactions in the mining industry, and the unique operations synergies with Kinross, superior offers were considered unlikely; and

        o the conflict of interest to which certain members of the board and management were subject, as described below under "Interests of Certain Individuals."

        The board of directors of Crown determined that the negative factors were outweighed by the potential benefits to be gained by Crown and its shareholders as a result of the proposed merger with Kinross and concluded that the proposed merger was in the best interests of Crown and its shareholders.

        The foregoing discussion of the factors considered by the board of directors of Crown includes all material factors considered. In view of the variety of factors considered in connection with its evaluation of the proposed merger, the board of directors of Crown did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors.

        Subsequent to the foregoing, the board of directors of Crown reviewed and unanimously approved each of the five amendments to the merger agreement. As part of their analysis prior to the approval of each of the amendments, the board of directors considered the changes contemplated by each of the amendments in light of the circumstances of Crown, Kinross, and the gold industry. As a result of their analysis, the board of directors believed each of the amendments provided continued or improved benefits to Crown shareholders relative to the merger agreement. Accordingly, the board of directors of Crown took no action to change or modify its approval of the merger as of November 19, 2003, or its recommendation to the Crown shareholders that they approve and adopt the proposed merger.

INTERESTS OF CERTAIN INDIVIDUALS

        Certain members of Crown's management and board of directors have interests in the merger that are described below that are in addition to their interests as Crown shareholders in general. Crown's board of directors took these interests into account in approving and adopting the acquisition agreement and the transactions contemplated thereby.

        On June 19, 2000, Crown entered into Change in Control and Severance Agreements with (i) Mr. Mark Jones, its Vice-Chairman of the Board; (ii) Mr. Christopher Herald, its President and Chief Executive Officer; (iii) Mr. James Maronick, its Chief Financial Officer and Vice-President, Finance; (iv) Mr. Walter Hunt, its Vice-President, Operations; and (v) Ms. Debbie Mino, its manager of investor relations.

        These agreements provide that if a change in control of Crown occurs, and if their employment is terminated other than for cause or if they resign for a good reason, they are entitled, on such date, to a payment of two and one-half (2 1/2) times their annual salary in the case of Messrs. Jones and Herald, and one and one-half times (1 1/2) their annual salary in the case of Messrs. Maronick and Hunt and Ms. Mino. The merger constitutes a change in control of Crown, and Kinross intends to terminate the employment of each of these employees following the merger. Accordingly, Kinross will pay the following to these individuals upon the date their employment is terminated, based upon their annual salaries for the 2006 year:

                  Mr. Jones:      $245,000
                  Mr. Herald:     $417,500
                  Mr. Maronick:   $180,000
                  Mr. Hunt:       $165,000
                  Ms. Mino:       $105,840

        At the time that the Change in Control and Severance Agreements were executed, Crown was experiencing severe financial difficulties, ultimately resulting in a bankruptcy filing. The Crown board of directors at the time, and currently, considers these agreements to be both customary and appropriate mechanisms for retaining the services of key employees. Crown's board considered the existence of those agreements in determining to enter into the merger agreement with Kinross. The Kinross agreement was unanimously approved by the board, including all disinterested board members.

STOCK OPTIONS

        All of the options outstanding under the Crown 2002 Stock Incentive Plan were exercised during 2004. Crown has no remaining options outstanding.

REGULATORY APPROVALS REQUIRED

        Except as outlined in "Restrictions on Transfer of Kinross Common Shares," Kinross and Crown do not believe there are any material regulatory approvals required for the merger, other than the effectiveness of the registration statement filed with the Commission of which this Proxy Statement/Prospectus forms a part.

DISSENTERS' RIGHTS OF APPRAISAL

        Holders of Crown common stock have the right to dissent from the merger and receive cash equal to the fair value of their Crown common stock. The following discussion identifies the material requirements necessary to assert your rights, should you choose to do so. This summary is not exhaustive, and you should also carefully read the applicable sections of Chapter 23B.13 of the Washington Business Corporation Act ("WBCA"), which is attached to this Proxy Statement/Prospectus as Appendix B.

        If you are a Crown shareholder and wish to dissent from the merger, you should carefully review the text of Appendix B, particularly the procedural steps required to perfect dissenters' rights, which are complex. Because of the technical nature of these requirements, you are encouraged to consult with your legal counsel if you wish to assert dissenter rights. If you do not fully and precisely satisfy the procedural requirements of Washington law, you will lose your dissenters' rights.

REQUIREMENTS FOR EXERCISING DISSENTERS' RIGHTS

        Under Washington law, Crown shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Crown common stock. To preserve your statutory dissenters' rights, you must:

        o deliver to Crown, before the vote on the proposal to approve the merger agreement is taken at the special meeting, notice of your intent to demand the fair value for your Crown common stock if the merger is consummated and becomes effective;

        o not vote your shares of Crown common stock at the special meeting in favor of the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger; and

        o follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described below under "Dissenters' Notice Procedure."

        Merely voting against the merger agreement and the merger will not preserve your dissenters' rights. Failure to precisely comply with all procedures required by Washington law will result in the loss of your dissenters' rights. If you do not satisfy each of the statutory requirements, you cannot exercise dissenters' rights and you will be bound by the terms of the merger agreement.

        A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in the shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies Crown in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of the partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. If your shares are not held of record in your name, you must instruct the record owner to act on your behalf to assert your dissenters' rights. You should contact the record holder to establish the necessary procedures sufficiently in advance so that your dissenters' rights are not lost.

        Your shares must either not be voted at the special meeting of Crown shareholders or must be voted against the approval of the merger agreement. Submitting a proxy card that does not direct how the shares of Crown common stock represented by that proxy are to be voted will constitute a vote in favor of each of the proposals being presented to Crown shareholders at the special meeting and a waiver of your statutory dissenters' rights. In addition, voting against the proposal to approve the merger agreement will not satisfy the notice requirement referred to above. You must deliver notice of the intent to exercise dissenters' rights to Crown prior to the vote being taken at the special meeting at: James R. Maronick, 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033.

DISSENTERS' NOTICE PROCEDURE

        Within ten days after the effective date of the proposed merger, Crown will deliver a notice to all shareholders who have properly given notice under the dissenters' rights provisions and have not voted in favor of the merger agreement as described above. The notice will contain:

        o the address where the demand for payment and certificates representing shares of Crown common stock must be sent and the date by which they must be received;

        o any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        o a form for demanding payment that states the date of the first announcement to the news media or to shareholders of the proposed transactions (October 8, 2003) and requires certification of whether or not the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the Crown common stock or an interest in it before October 8, 2003;

        o   a date by which Crown must receive the payment demand; and

        o   a copy of Chapter 23B.13 of the WBCA.

PAYMENT PROCEDURE

        If you wish to assert dissenters' rights, you must demand payment, certify that you acquired the Crown shares before October 8, 2003, the date that the proposed transaction was publicly announced, and deposit your Crown certificates within 30 days after the notice is given. If you fail to make demand for payment and deposit your Crown certificates within the 30-day period, you will lose the right to receive fair value for your shares under the dissenters' rights provisions, even if you delivered a timely notice of intent to demand payment.

        Except as provided below, within 30 days of the later of the effective date of the merger or Crown's receipt of a valid demand for payment, Crown will remit to each dissenting shareholder who complied with the requirements of Washington law the amount Crown estimates to be the fair value of the shareholder's Crown common stock, plus accrued interest.

        Crown will include the following information with the payment:

        o financial data relating to Crown, including Crown's balance sheet, income statement and statement of changes in shareholder's equity for its last fiscal year and its latest available financial statements;

        o   an explanation of how Crown estimated the fair value of the shares;

        o   an explanation of how the interest was calculated;

        o a statement of the dissenter's right to demand further payment under Chapter 23B.13.280 of the WBCA if they are dissatisfied with the estimate of the fair value of the shares determined by Crown; and

        o   a copy of Chapter 23B.13 of the WBCA.

        For a dissenting shareholder who was not the beneficial owner of the shares of Crown common stock on October 7, 2003, Crown may withhold payment and instead send a statement setting forth its estimate of the fair value of the shares and offering to pay such amount, with interest, as a final settlement of the dissenting shareholder's demand for payment. Crown will also include in such statement an explanation of how it estimated the fair value of the shares and calculated the interest, and a statement of the dissenter's right to demand payment under Chapter 23B.13.280 of the WBCA if they are dissatisfied with the estimate of the fair value of the shares determined by Crown.

PAYMENT DISPUTES

        If you are dissatisfied with your payment or offer, you may, within 30 days of the payment or offer of payment, notify Crown and demand payment of your estimate of the fair value of your shares and the amount of interest due. If any dissenting shareholder's demand for payment is not settled within 60 days after receipt by Crown of the payment demand, Crown must commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If Crown does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

        The court may appoint one or more appraisers to receive evidence and make recommendations to the court as to the amount of the fair value of the shares. The fair value of the shares as determined by the court is binding on all dissenting shareholders and may be less than, equal to, or greater than the value of the merger consideration to be issued to non-dissenting shareholders for shares of their Crown common stock under the terms of the merger agreement if the merger is consummated. The dissenters have the same discovery rights as parties in other civil proceedings. If the court determines that the fair value of the shares is in excess of any amount remitted by Crown, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds the amount previously remitted. For dissenting shareholders who were not the beneficial owners of their shares of Crown common stock before October 8, 2003, and for which Crown withheld payment pursuant to Chapter 23B.13.270 of the WBCA, the court may enter judgment for the fair value, plus accrued interest, of the dissenting shareholders after acquired shares.

        The court will determine the costs and expenses of the court proceeding and assess them against Crown, except that the court may assess part or all of the costs against any dissenting shareholders whose actions in demanding payment are found by the court to be arbitrary, vexatious or not in good faith. If the court finds that Crown did not substantially comply with the relevant statutory provisions, the court may also assess against Crown any fees and expenses of attorneys or experts that the court deems equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith in bringing the proceedings. The court may award, in its discretion, fees and expenses of an attorney for the dissenting shareholders out of the amount awarded to the shareholders, if it finds the services of the attorney were of substantial benefit to the other dissenting shareholders and that those fees should not be assessed against Crown.

FAIR VALUE

        For purposes of Washington law, "fair value" means the value of Crown common stock immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable. A Crown shareholder has no right, at law or in equity, to set aside the approval of the merger or the consummation of the merger except if the approval or consummation fails to comply with the procedural requirements of Chapter 23B.13 of the WBCA, Crown's articles of incorporation or Crown's bylaws, or was fraudulent with respect to that shareholder or Crown.

ACCOUNTING FOR THE MERGER

        The merger will be accounted for by Kinross using the purchase method of accounting in accordance with both Section 1581, "Business Combinations," of the CICA Handbook, for purposes of Canadian generally accepted accounting principals, and SFAS 141, "Business Combinations," for purposes of United States generally accepted accounting principles. Pursuant to the purchase method of accounting under both Canadian and United States generally accepted accounting principles, the Crown assets acquired, other potential intangible assets identified, and liabilities assumed will be recorded at their fair market values as of the effective date of the merger. Any excess of the purchase price over such fair value will be recorded as goodwill. In accordance with Section 3062, "Goodwill and Other Intangible Assets," of the CICA Handbook, for purposes of Canadian generally accepted accounting principles, and SFAS 142, "Goodwill and Other Intangible Assets," for purposes of United States generally accepted accounting principles, goodwill will be assigned to specific reporting units and will not be amortized. Goodwill is subject to a determination of fair value and will be reviewed for possible impairment at least annually or more frequently upon the occurrence of certain events or when circumstances indicate that a reporting unit's carrying value, including the goodwill which was allocated to it, is greater than its fair value.

DELIVERY OF CERTIFICATES FOR KINROSS COMMON SHARES

        It is anticipated that certificates for the Kinross common shares will be available to exchange for the Crown common stock within two business days following the completion of the merger. A properly completed letter of transmittal, together with the certificates representing shares of Crown common stock to be exchanged, must be delivered to the exchange agent prior to the issuance of certificates representing the Kinross common shares. Shareholders of record will receive a letter of transmittal from the exchange agent subsequent to the merger with specific instructions regarding the delivery of existing certificates in exchange for the issuance of new certificates. The exchange agent can be contacted at Computershare Investor Services, Inc., telephone (212) 701-7650.

        Certificates for Crown common stock that are not exchanged shall only represent the right to receive Kinross common shares subsequent to the merger.

PAYMENT IN LIEU OF ISSUING FRACTIONAL SHARES

        No fractional shares will be issued by Kinross in connection with the merger. In lieu thereof, a shareholder otherwise entitled to receive a fractional share shall be paid the value of such fractional share in cash, based on the closing sales price, rounded to the nearest cent, for Kinross common shares as reported by the NYSE for the ten trading days ended the third business day prior to the closing date.

EXPENSES OF THE MERGER

        Kinross and Crown will each bear its own expenses incurred in connection with effecting the merger and the preparation of the Proxy Statement/Prospectus.

RESTRICTIONS ON TRANSFER OF KINROSS COMMON SHARES

UNITED STATES

        The Kinross common shares to be issued in the merger will be issued pursuant to the registration statement, of which this Proxy Statement/Prospectus forms a part, filed under the Securities Act. Notwithstanding such registration, several persons receiving shares of common stock will be subject to restrictions on the resale of such securities.

        The sale of shares issued to affiliates of Crown will be subject to restrictions on transfer under Rule 145 promulgated pursuant to the Securities Act. In general, under Rule 145, sales of securities are permitted only (a) after Kinross has been subject to the reporting requirements of the Exchange Act and has filed all required reports thereunder for a period of at least 90 days preceding the sale, and (b) if the sales are made in compliance with the limitations on volume and manner of sale contained in rule 144. Kinross is, and has been for in excess of 90 days, subject to the reporting requirements, so that Rule 145 would be available immediately upon consummation of the merger, subject to the limitations on volume and manner of sale. Alternatively, common stock may be sold by Crown shareholders subject to the rule without compliance with such limitations on volume and manner of sale if the holder, at the time of sale, (a) is not, and has not been for at least three months, an affiliate of either Kinross, Crown, or Kinross, and has held the securities for at least 2 years; or (b) is not an affiliate of the combined company and has held the securities for at least 1 year, and for the preceding 12 months Kinross has filed all required reports under the Exchange Act.

CANADA

        Kinross common shares issued in connection with the merger will be distributed in reliance on exemptions from the registration and prospectus requirements of Canadian securities laws, and will be freely tradeable in or into all provinces of Canada through appropriately registered dealers provided the following conditions are met at the time of such transaction:

        o at the time of the trade, Kinross has been a reporting issuer (which Kinross is) for at least 4 months in a jurisdiction of Canada;

        o the selling shareholder does not hold (alone or in combination with others) more than 20% of the outstanding voting securities of Kinross and does not otherwise hold a sufficient number of any securities of Kinross to affect materially the control of Kinross;

        o if the selling shareholder is an insider or officer of Kinross, the selling shareholder has no reasonable grounds to believe that Kinross is in default of any requirements under applicable Canadian securities laws;

        o no unusual effort is made to prepare the market or create a demand for the Kinross common shares; and

        o no extraordinary commission or consideration is paid in respect of the transaction in the Kinross common shares.

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                        AGREEMENTS RELATING TO THE MERGER

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THE MERGER AGREEMENT

        The following is a description of the material provisions of the merger agreement, as amended, a copy of which is attached to this Proxy Statement/Prospectus as Annex A and is incorporated herein by reference. While Kinross and Crown believe this description covers the material terms of the merger agreement, it may not contain all the information that is important to you and is qualified in its entirety by reference to the merger agreement. You are urged to read the merger agreement carefully and in its entirety.

STRUCTURE OF THE MERGER

        The merger agreement provides for the acquisition of Crown by Kinross through the merger of Crown Merger into Crown. As a result of the merger, Crown Merger will cease to exist and Crown will be the surviving corporation. Shares of Crown Merger's outstanding common stock, which are held by Kinross, will be converted in the merger into preferred stock of Crown with a fair market value and redemption amount equal to the value of the shares of Crown Merger common stock converted, and will remain outstanding following the merger.

EFFECTIVE TIME AND TIMING OF CLOSING

        The closing of the merger will take place no later than the third business day after satisfaction or waiver of the conditions to the merger set forth in the merger agreement (see "Conditions to the Merger" below), unless Kinross, Crown and Crown Merger agree to another time or date. Crown will file articles of merger with the Washington Secretary of State at the closing. The merger will be effective at the time that the articles of merger are filed, unless a later date is specified in the articles of merger and agreed to in writing by Kinross, Crown and Crown Merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

        At the effective time of the merger, Crown shareholders (other than shareholders exercising dissenters' rights under Washington law) will have the right, with respect to each of their shares of Crown common stock, to receive
0.32 of a Kinross common share. Kinross will not issue any fractional Kinross common shares to holders of Crown common stock in connection with the merger. Instead, Kinross will pay in cash an amount equal to the product of the fractional part of a Kinross common share each such holder would otherwise be entitled to receive (taking into account all Crown common stock delivered by such holder) multiplied by the average of the closing price of one Kinross common share on the NYSE Composite Tape (as reported by The Wall Street Journal or, if not reported by The Wall Street Journal, some other authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the effective time of the merger.

EXCHANGE OF CERTIFICATES REPRESENTING CROWN COMMON STOCK

        Kinross will appoint an exchange agent who will exchange certificates representing shares of Crown common stock outstanding as of the effective time of the merger for certificates representing Kinross common shares and any cash issuable in lieu of fractional shares.

        As soon as reasonably practicable after the effective time of the merger, Kinross will cause the exchange agent to mail to each holder of record of a certificate representing shares of Crown common stock outstanding as of the effective time of the merger, a letter of transmittal which the holder must properly complete and deliver to the exchange agent along with the holder's certificate or certificates for Crown common stock, and instructions for effecting surrender of the certificate. The letter of transmittal will specify that the exchange agent will deliver the certificate representing Kinross common shares, and risk of loss and title to the certificate representing Crown common stock will pass, only upon delivery of the certificate to the exchange agent and will be in a form and have other provisions that Kinross will reasonably specify.

        Until each certificate representing Crown common stock is surrendered (except for certificates representing shares with respect to which appraisal rights have been validly exercised) it will be deemed from and after the effective time of the merger, for all corporate purposes, to evidence the Kinross common shares into which the shares of Crown common stock represented by the certificate have been converted in connection with the merger and the payment of cash for fractional shares. Certificates representing shares of Crown common stock with respect to which a Crown shareholder has validly exercised appraisal rights will represent the right to pursue any appraisal rights that the holder may have.

        After the surrender of a certificate representing Crown common stock to the exchange agent, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the exchange agent, the holder of the certificate will be entitled to receive a certificate representing the Kinross common shares into which the Crown common stock represented by the certificate have been converted in connection with the merger, excluding fractional shares, and payment of cash for fractional shares.

DISTRIBUTION OF SOLITARIO COMMON STOCK

        As contemplated by the merger agreement, on July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each share of Crown common stock they owned. As part of the spin-off, Crown retained 998,306 shares of Solitario common stock for the benefit of Crown warrant holders who were entitled to receive those shares when the warrants are exercised. Subsequent to the spin-off, Crown distributed 962,302 of these shares upon the exercise of warrants and at December 31, 2005, held the remaining 36,004 shares for delivery to holders of currently outstanding warrants on exercise. Crown has no beneficial ownership interest in those retained shares. In addition, Crown retained 92 Solitario shares, from fractional shares, which it intends to sell. After the disposition of the retained shares and fractional shares, Crown will no longer own any shares of Solitario.

TREATMENT OF CROWN STOCK OPTIONS

        The merger agreement required that the Crown board of directors take the action permitted under the Crown 2002 Stock Incentive Plan to eliminate or terminate all options to purchase Crown common stock prior to the effective time of the merger. This requirement has been satisfied.

TREATMENT OF CROWN WARRANTS

        If the holder of any unexercised warrant to purchase shares of Crown common stock elects, the warrant will be exchanged for 0.32 of a Kinross common share for each share of Crown common stock that would have been issued on exercise of the warrant immediately prior to the effective time of the merger on a cashless basis. If the holder does not make the foregoing election, the warrant will represent the right to acquire Kinross common shares in accordance with the terms and conditions of the warrant as amended pursuant to the merger agreement.

REPRESENTATIONS AND WARRANTIES

        In the merger agreement, Kinross and Crown Merger, on the one hand, and Crown, on the other, have made various representations and warranties relating to, among other things, their respective organization, capital structure, business and financial condition, the completeness and accuracy of filings made with the SEC, and the satisfaction of certain legal requirements for the merger. The representations and warranties of each of the parties to the merger agreement will expire upon consummation of the merger. The representations and warranties of Kinross and Crown Merger, on the one hand, and Crown, on the other, are set forth in Articles III and IV, respectively, of the merger agreement.

        The merger agreement provides that these representations and warranties of Crown, Kinross and Crown Merger will not survive, or continue in effect, after the closing date of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

        Crown has agreed that, until the closing of the merger or the termination of the merger agreement, unless Kinross otherwise agrees in writing or as otherwise contemplated by the merger agreement, Crown will cause its business and the business of its subsidiaries to be conducted only in the ordinary course of business or as reasonably necessary to consummate the transactions contemplated by the merger agreement and will otherwise not engage in certain activities, including certain significant business or financing transactions or changes in corporate structure. The specific restrictions on the conduct of Crown's business are listed in Article V of the merger agreement.

OFFERS FOR ALTERNATIVE TRANSACTIONS

        The merger agreement provides that, until the earlier of the effective time of the merger or the termination of the merger agreement, Crown will not, and will not agree to:

        o enter into any transaction with any party other than Kinross relative to an alternative transaction (including a merger or consolidation or any other business combination or any disposition of Crown's assets or any interest in its business, its capital stock or any part thereof or a transaction comparable or similar to the merger with Kinross or that would prevent or materially impede the merger);

        o solicit or encourage submission of inquiries, proposals or offers from any other party relative to an alternative transaction;

        o except in the ordinary course of business or as required by law, regulation, or court order or by agreements existing at the date of the merger agreement, provide information to any other person regarding Crown or any of its subsidiaries (other than Solitario); or

        o conduct any discussions or negotiations regarding, or enter into any agreement, arrangement or understanding regarding, or approve, recommend or propose publicly to approve or recommend, an alternative transaction.

        Crown agreed to cease and cause to be terminated any existing discussions or negotiations with any person (other than Kinross) conducted prior to the date of the merger agreement with respect to any alternative transaction. Crown also agreed not to release any third party from the confidentiality and standstill provisions of any agreement to which Crown is a party, other than agreements with Crown's customers and suppliers entered into in the ordinary course of business.

        The merger agreement further provides that Crown will promptly notify Kinross if Crown receives any offer, inquiry or proposal or enters into any discussions, including without limitation, the terms and conditions of any alternative transaction and the identity of the potential acquirer relating to an alternative transaction and the details of the foregoing. Crown has agreed to keep Kinross fully informed on an ongoing basis with respect to each offer, inquiry, proposal or discussions with any person relating to an alternative transaction. Crown will provide

Kinross with copies of all offers, inquiries or proposals relating to an alternative transaction that are in writing and all written materials and correspondence relating to those as soon as practicable after Crown receives them.

        Crown has agreed that neither it nor its board of directors will enter into any agreement with respect to, or otherwise approve or recommend, any alternative transaction, unless it has provided Kinross with the details of the alternative transaction (including a copy of all written agreements, correspondence and other documents relating thereto) and a reasonable period of time (which shall not be less than two business days) during which Kinross may propose changes to the transaction provided for by the merger agreement. The merger agreement provides that Crown may not furnish any of its non-public information to a potential party to a proposal superior to that of Kinross unless Crown has previously furnished or provided access to, or promptly thereafter furnishes or provides access to, such information to Kinross.

        In response to an unsolicited offer, inquiry or proposal from any person with respect to an alternative transaction, however, if the alternative transaction is a proposal superior to the transaction with Kinross, Crown (and its directors, officers, agents, representatives, affiliates, shareholders and other persons acting on its behalf) may

        o participate in discussions or negotiations with, review information from, any third party that has made the offer, inquiry or proposal relative to an alternative transaction;

        o subject to Crown providing Kinross with notice and an opportunity to propose changes to the offer, furnish non-public information to any third party that has made the offer, inquiry or proposal relative to an alternative transaction;

        o   approve or accept an unsolicited alternative transaction; and

        o make or authorize any statement, recommendation or solicitation in support of an unsolicited alternative transaction.

        An alternative transaction is a superior proposal if Crown's board of directors determines in good faith that:

        o with regard to participation in discussion or providing non-public information, the alternative transaction proposal is or is reasonably likely to be or become, or with regard to approving, accepting or recommending an alternative transaction, the alternative transaction proposal is more favorable to Crown and its shareholders than the transactions contemplated by the merger agreement; and

        o following consultation with outside legal counsel, that the failure to participate in discussions or negotiations, review such information or furnish such information regarding, or approve or accept, the alternative transaction would violate the fiduciary duties under applicable law.

        Crown has agreed that it will, prior to providing information or participating in discussions relating to an alternative transaction, advise Kinross that Crown will do so.

        Even if Crown's board of directors changes or withdraws its recommendation, the merger agreement requires Crown to take all action under law necessary to provide notice of and hold the special meeting of shareholders to seek approval of the merger.

CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE THE MERGER

        The obligations of Crown, Kinross and Crown Merger to complete the merger depend upon the satisfaction or waiver of a number of conditions, including the following:

        o the effectiveness of the registration statement that includes this Proxy Statement/Prospectus and the receipt of all other authorizations necessary under applicable securities laws to consummate the transactions contemplated by the merger agreement;

        o the adoption and approval of the merger agreement, the merger and all other transactions contemplated by the merger agreement by Crown's shareholders holding at least 66-2/3% of Crown's outstanding common stock;

        o the absence of any law or any preliminary or permanent injunction or other order by any federal, state or foreign court having appropriate jurisdiction prohibiting, restraining, enjoining, restricting or preventing consummation of the merger having been issued and continuing in effect;

        o the absence of any litigation instigated which seeks to prohibit, restrain, enjoin, or restrict the consummation of the merger; and

        o the receipt and continuing effectiveness of all approvals, consents, or authorizations of any governmental entity or other regulatory body having jurisdiction over the matter, including, but not limited to, the NYSE and the TSX, so long as neither Crown nor Kinross have received written notice from any governmental entity or regulatory body that it is conducting any review or investigation to determine whether any approval, consent, or authorization should be withdrawn or materially modified.

        The obligation of Crown to complete the merger also depends on the satisfaction or waiver of, among others, the following additional conditions (any of which may be waived by Crown):

        o The truthfulness and correctness, as of the closing date, of the representations and warranties of Kinross and Crown Merger in the merger agreement and Crown's receipt of a certificate of the President and the Chief Financial Officer of Kinross, dated the closing date, to that effect;

        o Kinross and Crown Merger's performance of or compliance with, in all material respects, all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing date and Crown's receipt of a certificate of the President and the Chief Financial Officer of Kinross and Crown Merger, dated the closing date, to that effect;

        o The absence of any change, occurrence, or circumstance, since the date of the merger agreement, in the current or future business, assets, liabilities, financial condition, or results of operations of Kinross and its consolidated subsidiaries having, or reasonably likely to have, individually or in the aggregate, a material adverse effect on Kinross, viewed on a consolidated basis;

        o Kinross obtaining any consents from third parties necessary to consummate the transactions contemplated hereby without material adverse effect on the business or financial condition of Kinross; and

        The obligation of Kinross and Crown Merger to complete the merger also depends on the satisfaction or waiver of the following additional conditions (any of which may be waived by Kinross):

        o The truthfulness and correctness, as of the closing date, of the representations and warranties of Crown in the merger agreement and Kinross' receipt of a certificate of the President and the Chief Financial Officer of Crown, dated the closing date, to that effect;

        o Crown's performance of or compliance with, in all material respects, all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date and Kinross' receipt of a certificate of the President and the Chief Financial Officer of Crown, dated the closing date, to that effect;

        o The absence of any change, occurrence, or circumstance, since the date of the merger agreement, in the current or future business, assets, liabilities, financial condition, or results of operations of Crown and its consolidated subsidiaries having, or reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties or prospects of Crown;

        o The number of shares of Crown common stock for which valid notices of the intent to exercise shareholder appraisal rights have been provided and remain outstanding immediately prior to the effectiveness of the merger not exceeding 5% of the issued and outstanding Crown common stock immediately prior to the effective time of the merger;

        o Completion of the distribution of the Solitario common stock to the shareholders of Crown in accordance with applicable United States and Canadian securities and corporate laws in a method reasonably satisfactory to Kinross (this condition has been satisfied);

        o Crown obtaining consents from third parties necessary to consummate the transactions contemplated hereby without material adverse effect on the business or financial condition of Crown;

        o Conversion or redemption of all of Crown's convertible notes prior to the effective time of the merger (this condition has been satisfied); and

        o Exercise or termination of all options to purchase Crown common stock prior to the effective time of the merger (this condition has been satisfied).

TERMINATION AND EFFECTS OF TERMINATION

        The merger agreement may be terminated, and the merger may be abandoned, at any time before Kinross and Crown complete the merger, under the following circumstances:

        o   By mutual written consent of Kinross and Crown;

        o   By either Kinross or Crown, if:

            o the merger has not occurred by December 31, 2006, provided that the party seeking to terminate the merger agreement for this reason has not breached in any material respect its obligations under the merger agreement in any manner that has contributed to the failure of the consummation of the merger on or before the such date;

            o the existence of any law that prohibits or makes the consummation of the merger illegal, or the entry of an order, decree, ruling, judgment or injunction by a governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling, judgment or injunction has become final and non-appealable;

            o approval of the Crown shareholders has not been obtained at the Crown special meeting (including any adjournment or postponement thereof), if required by applicable law, unless the failure to obtain the approval is the result of a material breach of merger agreement by the party seeking to terminate the merger agreement; or

            o Crown's board of directors has withdrawn its recommendation or has recommended or entered into a definitive agreement with respect to a superior proposal.

        o   By Crown, if:

            o the representations and warranties of Kinross and Crown Merger in the merger agreement fail to be true and correct in any material respect (or if the representation or warranty already is qualified as to materiality, shall fail to be true and correct as so qualified) either (x) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (y) as to all other representations and warranties, as of the date of determination and the failure cannot be or has not been cured in all material respects within ten days after Crown's written notice thereof to Kinross or Crown Merger; or

            o Kinross or Crown Merger materially breaches or materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses and the breach or failure cannot be or has not been cured in all material respects within ten days after Crown's written notice thereof to Kinross or Crown Merger.

        o   By Kinross and Crown Merger, if:

            o the representations and warranties of Crown in the merger agreement fail to be true and correct in any material respect (or if the representation or warranty already is qualified as to materiality, shall fail to be true and correct as so qualified) either (1) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (2) as to all other representations and warranties, as of the date of determination and the failure cannot be or has not been cured in all material respects within ten days after Kinross' written notice thereof to Crown; or

            o Crown materially breaches or materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses and the breach or failure cannot be or has not been cured in all material respects within ten days after Kinross' written notice thereof to Crown.

        If the merger agreement is terminated, all rights and obligations of Kinross, Crown and Crown Merger under the merger agreement will terminate without any liability of any party to any other party. However, termination of the merger agreement will not relieve any party from liability for breach of the merger agreement. In addition, the provisions of the agreement relating to termination, fees and expenses (including the termination fees), confidentiality and certain miscellaneous provisions will survive termination of the merger agreement.

EXPENSES

        Generally, all fees and expenses incurred by either party will be paid by the party incurring the expenses, whether the merger is consummated or not. If Crown does not complete the merger as a result of entering into any agreement resulting from a superior proposal within six months of the date of the merger agreement, then Crown has agreed (1) to pay to Kinross a fee of U.S. $2.0 million, and (2) reimburse Kinross for its documented, reasonable third-party, out-of-pocket expenses in connection with the merger agreement.

ADDITIONAL AGREEMENTS

        Kinross and Crown have agreed in the merger agreement to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable on its part, to consummate and make effective the transactions contemplated by the merger agreement at the earliest practicable date.

        Crown also agreed in the merger agreement

        o to use its commercially reasonable efforts to amend or redeem its outstanding convertible notes so that, in any event, all of its outstanding convertible notes are redeemed or are converted into Crown common stock prior to the effective time of the merger (this requirement has been satisfied); and

        o to provide Kinross and its representatives with full access during normal business hours to Crown's facilities, personnel and records.

        Kinross has also agreed in the merger agreement that the surviving corporation in the merger and Kinross will assume and be jointly and severally liable for all obligations of Crown under the indemnification provisions in Crown's articles of incorporation and bylaws for any "proceeding" (as defined in Crown's bylaws) that arises with respect to the former officers and directors of Crown within six (6) years after the effective time of the merger.

AMENDMENT

        The merger agreement provides that the parties may amend the merger agreement in writing at any time prior to the effective time of the merger. Pursuant to this provision, the merger agreement has been amended five times, primarily to accommodate the delay in proceeding with the transaction resulting from the restatements of Kinross' financial statements. The first amendment extended the outside closing date from June 30, 2004 to September 30, 2004. The second amendment extended the outside date to December 31, 2004. The third amendment extended the outside closing date to May 31, 2005 and provided for Kinross to purchase $1 million of the Crown common stock at $1.9545 per share, the average closing price for the Crown common stock for the preceding 20 trading days. This resulted in the acquisition of 511,640 shares of Crown common stock by Kinross. The shares of Crown common stock held by Kinross at the time of the closing will be cancelled as part of the merger. The parties also agreed that the distribution of the Solitario common stock, the conversion or redemption of the Crown Convertible Notes, and the exercise of all Crown options had been completed in accordance with the terms of the merger agreement and that there had not been a failure to comply with the terms of the agreement or a material adverse change in the business of Crown up to the date of the amendment.

        The fourth amendment extended the outside closing date to December 31, 2005 unless, prior to that date, Kinross filed its audited financial statements for the year ended December 31, 2004, in which case the closing date was extended to March 31, 2006. The fourth amendment changed the exchange ratio for the acquisition from 0.2911 Kinross common shares for each share of Crown, to
0.34 Kinross common shares, subject to a valuation collar. Under the terms of the collar, the value of shares issued by Kinross to acquire Crown could not be less than $77.5 million or more than $110 million. Kinross agreed to purchase a $10 million convertible debenture from Crown and consented to a $0.21 per share dividend paid by Crown to its shareholders. The parties agreed to eliminate the condition to closing that depended on the conclusion that the transaction would be "tax-free" under U.S. federal tax laws. Kinross agreed to pay all invoices for permitting costs at the Buckhorn Mountain project received by Crown after June 1, 2005. The parties further ratified the Toll Milling Agreement and Kinross approved the director and executive officer compensation of Crown for 2005.


        In the fifth amendment, the exchange ratio was changed to 0.32 Kinross common shares for each share of Crown common stock and the valuation collar was removed. The parties agreed to move the outside closing date to December 31, 2006. Kinross agreed to loan Crown up to $2 million to permit it to retire a royalty obligation to Newmont Mining Corporation by a lump sum payment, if the merger has not closed by July 1, 2006. This loan was made July 14, 2006, and Crown is in the process of retiring the royalty obligation. In the event the parties amend the merger agreement following approval of the agreement by the Crown shareholders, Crown may need to obtain further shareholder approval of those amendments.


WAIVER

        Either party may waive any failure of the other party to comply with any provision of the merger agreement. Any waiver must be in writing and must be signed by the party giving the waiver.

STOCKHOLDER AND VOTING AGREEMENT

        On November 20, 2003, as a condition and an inducement to Kinross' willingness to enter into the merger agreement, several directors and officers of Crown and certain significant shareholders of Crown entered into a stockholder and voting agreement with Kinross under which they agreed, among other things, to vote or cause the vote of all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as any shares of Crown common stock acquired by them (i) in favor of the adoption and approval of the merger, and (ii) against any proposal to acquire the stock or assets of Crown made by any person or group other than Kinross and any other action that is intended or could reasonably be expected to impede, interfere with, delay or materially and adversely affect the contemplated economic benefits to Kinross of any of the transactions contemplated by the merger agreement or any of the other transactions contemplated by the stockholder and voting agreement. The stockholder and voting agreement expires on the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

        Each shareholder that is a party to the stockholder and voting agreement has appointed Kinross and its designees, individually, as the shareholder's proxy to vote or act by written consent with respect to the shareholder's shares of Crown common stock in the manner described above. The shareholder also revoked all prior proxies granted with respect to the shareholders shares.

        Each shareholder also agreed generally not to grant any proxies or transfer his or its shares of Crown common stock during the term of the stockholder and voting agreement. The Crown shareholders who entered into the and voting agreement did not receive any additional consideration for entering into the stockholder and voting agreement.


        The following shareholders of Crown entered into the stockholder and voting agreement: Zoloto Investors, LP, a Delaware limited partnership, Solitario, Christopher E. Herald, Mark E. Jones, III, Brian Labadie, James R. Maronick, and Steven A. Webster. As of June 30, 2006, 18,639,640 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 40.3% of the outstanding shares of Crown common stock.


THE DISTRIBUTION AGREEMENT

        On November 20, 2003, Solitario and Crown entered into a distribution agreement with Kinross under which Solitario agreed, among other things, to file a registration statement under the Exchange Act with the Securities and Exchange Commission and all other necessary filings under applicable federal, state and provincial laws of the United States and Canada to permit the distribution of Solitario common stock by Crown to the Crown shareholders in accordance with applicable law. Solitario further agreed to work in good faith and use its best efforts to obtain the effectiveness of the registration statement and other filings. Kinross and Crown agreed to cooperate in providing information required to permit Solitario to prepare the registration statement and other filings.


        On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each share of Crown common stock they owned. As part of the spin-off, Crown retained 998,306 Solitario shares for the benefit of Crown's warrant holders who are entitled to receive these shares on exercise. Subsequent to the spin-off, Crown distributed 962,302 of these shares on the exercise of warrants and at December 31, 2005, had 36,004 shares left to deliver on the exercise of currently outstanding warrants. Crown has no beneficial ownership interest in those retained shares. On June 13, 2006, a warrant for 285,714 shares was exercised and Crown distributed an additional 32,927 Retained Shares and has 3,077 Retained Shares at June 30, 2006. In addition, Crown retained 92 Solitario shares, from fractional shares, which it intends to sell. After the disposition of the Solitario shares retained for warrant holders and fractional shares, Crown will no longer own any shares of Solitario.


        Each of the parties agreed to bear its own expenses in performing their obligations under the distribution agreement. Solitario agreed to indemnify Crown and Kinross for certain untrue statements or omissions of material facts in the registration statement, blue sky filings or other filings and for violations of applicable securities laws. Crown and Kinross agreed to indemnify Solitario for untrue statements in the registration statement to the extent the statements were provided by Crown or Kinross.

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                              MARKET FOR SECURITIES

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        The common shares of Kinross are listed and posted for trading on the TSE and the NYSE. In addition, Kinross has issued warrants that are listed and posted for trading on the TSX. The warrants are exercisable to acquire common shares of Kinross. See "Description of Securities."

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                            DESCRIPTION OF SECURITIES

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KINROSS PREFERRED SHARES

        As of March 31, 2006 there are no Kinross preferred shares outstanding.

KINAM CONVERTIBLE PREFERRED SHARES

        The convertible preferred shares of Kinam Gold Inc. comprise 1,835,777 shares of $3.75 Series B convertible preferred stock. A summary of the terms and provisions of the Kinam preferred shares ("Kinam Preferred Shares") is set forth below. A subsidiary of Kinross, Kinross Gold U.S.A., Inc., holds 1,630,914 of the issued and outstanding Kinam Preferred Shares, representing approximately 88.8% of the outstanding number of such shares.

DIVIDENDS

        Annual cumulative dividends of $3.75 per Kinam preferred share are payable quarterly on each February 15, May 15, August 15, and November 15, as and if declared by Kinam's board of directors. Due to low gold prices and reduced cash flow from Kinam operations, dividend payments on these shares were suspended in August 2000 and continue to remain suspended.

CONVERSION

        The Kinam Preferred Shares are convertible into Kinross common shares at a conversion price of $30.92 per share (equivalent to a conversion rate of 1.6171 Kinross common shares for each preferred share), subject to adjustment in certain events.

REDEMPTION

        The Kinam Preferred Shares are redeemable at the option of Kinross at any time on or after August 15, 1997, in whole or in part, for cash initially at a redemption price of $52.625 per share declining rateably annually to $50.00 per share on or after August 15, 2004, plus accrued and unpaid dividends.

VOTING RIGHTS

        The holders of Kinam Preferred Shares are not entitled to receive notice of or to attend or vote at any meeting of shareholders of Kinross. The holders of Kinam Preferred Shares are entitled to one vote per share at meetings of the shareholders of Kinam Gold Inc.

WARRANTS

        As a result of the unit offering of Kinross, which closed on December 5, 2002, 25,000,000 common share purchase warrants of Kinross are outstanding.

        Each three common share purchase warrants are exercisable on or before 5:00 p.m. (eastern standard time) on December 5, 2007, for one Kinross common share at an exercise price of CDN $15.00. The exercise price and the number of Kinross common shares issuable upon exercise are both subject to adjustment as provided for in the indenture governing the warrants. The warrants will expire and become null and void after 5:00 p.m. (eastern standard time) on December 2, 2007.

KINROSS COMMON SHARES

        Kinross has an unlimited number of common shares authorized and 346,492,373 common shares issued and outstanding as of March 31, 2006. There are no limitations contained in the articles or bylaws of Kinross on the ability of a person who is not a Canadian resident to hold Kinross common shares or exercise the voting rights associated with Kinross common shares. A summary of the rights of the Kinross common shares is set forth below.

DIVIDENDS

        Holders of Kinross common shares are entitled to receive dividends when, as and if declared by the board of directors of Kinross out of funds legally available therefor, provided that if any Kinross preferred shares or any other preferred shares are at the time outstanding, the payment of dividends on common shares or other distributions (including repurchases of common shares by Kinross) will be subject to the declaration and payment of all cumulative dividends on outstanding Kinross preferred shares and any other preferred shares which are then outstanding. The OBCA provides that a corporation may not declare or pay a dividend if there are reasonable grounds for believing that the corporation is, or would after the payment of the dividend, be unable to pay its liabilities as they fall due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares of its capital.

LIQUIDATION

        In the event of the dissolution, liquidation, or winding up of Kinross, holders of Kinross common shares are entitled to share rateably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of Kinross' indebtedness, and the payment of the aggregate liquidation preference of the Kinross preferred shares, and any other preferred shares then outstanding.

VOTING

        Holders of Kinross common shares are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors.

SHAREHOLDER RIGHTS PLAN

        In March 2006, Kinross' board of directors adopted a shareholder rights plan. This plan was approved by the shareholders of Kinross at the annual meeting held May 4, 2006. The principal features of this plan are summarized below.

        (i)     Effective Date

        The effective date of the Shareholder Rights Plan is March 29, 2006 (the "Effective Date").

        (ii)    Term

        Subject to the approval by shareholders of Kinross, the Rights Agreement and the Rights issued thereunder will expire on March 29, 2009, unless otherwise terminated in accordance with their terms.

        (iii)   Issue of Rights

        On the Effective Date, one right (a "Right") was issued and attached to each Kinross common share outstanding and has and will attach to each Kinross common share subsequently issued.

        (iv)    Rights Exercise Privilege

        The Rights will separate from the Kinross common shares and will be exercisable ten trading days (the "Separation Time") after a person has acquired, or commences a take-over bid to acquire, 20% or more of the Kinross common shares, other than by an acquisition pursuant to a take-over bid permitted by the Shareholder Rights Plan (a "Permitted Bid"). The acquisition by any person (an "Acquiring Person") of 20% or more of the Kinross common shares, other than by way of a Permitted Bid, is referred to as a "Flip-in Event." Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten trading days after the occurrence of the Flip-in Event, each Right (other than those held by the Acquiring Person), will permit the purchase of CDN $180 worth of Kinross common shares for CDN $90.

        (v)     Certificates and Transferability

        Prior to the Separation Time, the Rights are evidenced by a legend imprinted on certificates for the Kinross common shares issued from and after the Effective Date and are not to be transferable separately from the Kinross common shares. From and after the Separation Time, the Rights will be evidenced by separate certificates that will be transferable and traded separately from the Kinross common shares.

        (vi)    Permitted Bid Requirements

        The requirements for a Permitted Bid include the following:

        (A) the take-over bid must be made to all shareholders, other than the bidder;

        (B) the take-over bid must be outstanding for a minimum period of 60 days and common shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the Kinross common shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (the "Independent Shareholders"), have been tendered to the take-over bid and not withdrawn;

        (C) if more than 50% of the Kinross common shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Kinross common shares for an additional ten days from the date of such public announcement;

        (D) the take-over bid must permit Kinross common shares to be deposited pursuant to the take-over bid, unless such take-over bid is withdrawn, at any time prior to the date Kinross common shares are first taken up and paid for; and

        (E) the take-over bid must provide that any Kinross common shares deposited pursuant to the take-over bid may be withdrawn until taken up and paid for.

        The Shareholder Rights Plan also allows for a competing Permitted Bid (a "Competing Permitted Bid") to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days.

        (vii)   Waiver

        The board of directors, acting in good faith, may, prior to the occurrence of a Flip-in Event, waive the application of the Shareholder Rights Plan to a particular Flip-in Event (an "Exempt Acquisition") where the take-over bid is made by a take-over bid circular to all the holders of Kinross common shares. Where the board of directors exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for Kinross made by a take-over bid circular to all holders of Kinross common shares prior to the expiry of any other bid for which the Shareholder Rights Plan has been waived.

        (viii)  Redemption

        The board of directors with the approval of a majority vote of the votes cast by shareholders (or the holders of Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem the Rights at $0.00001 per Kinross common share. Rights may also be redeemed by the board of directors without such approval following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

        (ix)    Amendment

        The board of directors may amend the Shareholder Rights Plan with the approval of a majority vote of the votes cast by shareholders (or the holders of Rights if the Separation Time has occurred) voting in person and by proxy at a meeting duly called for that purpose. The board of directors without such approval may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the shareholders (or holders of Rights, as the case may be), may make amendments to the Shareholder Rights Plan to maintain its validity due to changes in applicable legislation.

        (x)     Board of Directors

        The Shareholder Rights Plan will not detract from or lessen the duty of the board of directors to act honestly and in good faith with a view to the best interests of Kinross. The board of directors, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

        (xi)    Exemptions for Investment Advisors

        Investment advisors (for fully managed accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the Kinross common shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

TRANSFER AGENT

        Computershare Investor Services, Inc. is the Transfer Agent for Kinross. Computershare can be reached at 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, telephone 1-800-663-9097.

--------------------------------------------------------------------------------

          COMPARISON OF RIGHTS OF HOLDERS OF KINROSS COMMON SHARES AND
                          HOLDERS OF CROWN COMMON STOCK

--------------------------------------------------------------------------------

        The WBCA, Crown's amended and restated articles of incorporation, Crown's bylaws, and U.S. securities laws govern the rights of holders of Crown common stock.

        When the merger is effective, Crown shareholders who receive Kinross common shares will become shareholders of Kinross Gold Corporation, which is organized under the laws of the province of Ontario, Canada. The OBCA, Kinross' amended and restated articles of incorporation (the "Kinross Charter"), Kinross' bylaws, and the securities laws applicable in Canada and the United States govern the rights of holders of Kinross common shares.

        While the rights and privileges of shareholders of a corporation organized under the OBCA, such as Kinross, are, in many instances, comparable to those of shareholders of a Washington corporation such as Crown, there are material differences. The following is a summary of material differences between the rights of holders of Crown common stock and the holders of Kinross common shares.

        While we believe that the summary covers the material differences, it may not cover all of the information important to you. Moreover, this summary is not a complete discussion of the relative rights of the holders of each company's shares and it is qualified in its entirety by reference to the WBCA and the OBCA, applicable provisions of U.S. and Canadian securities laws, and the respective charters and bylaws of Crown and Kinross. You should review these documents and the other documents referred to in this section for a more complete understanding of the differences between being a Crown shareholder and a Kinross shareholder. Upon request, Crown will send you copies of the charters and bylaws of Crown and Kinross.

GENERAL PROVISIONS

AUTHORIZED CAPITAL
                         CROWN                                                          KINROSS

AUTHORIZED:                                                       AUTHORIZED:

100,000,000 common shares, par value U.S. $0.01 per               An unlimited number of common shares without
share, of which there were 46,002,239 shares                      nominal or par value, of which there were 346.5
outstanding as of March 31, 2006                                  million shares outstanding as of March 31, 2006

40,000,000 preferred shares, par value U.S. $0.01 per             384,613 convertible preferred shares without
share, of which none are outstanding.  Any increase in            nominal or par value, of which there were no
authorized capital stock of Crown would require                   shares outstanding as of March 31, 2006.
approval by Crown's shareholders.  Kinross shareholders
are not required to approve issuances of Kinross'
capital stock, since Kinross has an unlimited number of
shares authorized.

NUMBER OF DIRECTORS

                         CROWN                                                          KINROSS

The WBCA allows a corporation to specify the number of            Under the OBCA, the number of directors is set out
directors that make up a full board in its articles of            in the articles of the corporation.  The OBCA
incorporation or bylaws.  Crown's restated articles of            requires, however, that a corporation whose
incorporation provide that the corporation must have at           securities are publicly traded have not fewer than
least one director.  Crown's bylaws provide that the              three directors, at least one-third of whom are
number of directors shall be fixed by resolution of the           not officers or employees of the corporation or
board of directors.  Crown currently has seven                    any of its affiliates.  However, where the
directors.  Crown has a classified board of directors.            articles provide for a minimum and maximum number
                                                                  of directors, the shareholders may authorize the
                                                                  directors by a resolution passed by at least
                                                                  two-thirds of the votes cast by shareholders who
                                                                  voted in respect of the resolution, to determine
                                                                  the number of directors from time to time. The
                                                                  articles of Kinross provide for a minimum of
                                                                  three and a maximum of 15 directors. The board
                                                                  of directors of Kinross have been authorized by
                                                                  a resolution to set the number of directors from
                                                                  time to time and such number has currently been
                                                                  set at seven. It is contemplated that Kinross
                                                                  will have seven directors upon completion of the
                                                                  merger. Kinross' board of directors is not
                                                                  classified.

DIRECTOR QUALIFICATIONS

                         CROWN                                                          KINROSS

The bylaws of Crown require its directors to be at                A majority of the directors of an OBCA corporation
least 18 years old.                                               generally must be resident Canadians and a
                                                                  majority of resident Canadian directors must be
                                                                  present at a meeting in order to transact
                                                                  business. Certain persons are disqualified by
                                                                  the OBCA from being directors, such as bankrupts
                                                                  or persons under 18 years of age or of unsound
                                                                  mind. The bylaws of Kinross follow the
                                                                  qualifications prescribed under the OBCA.

ELECTION OF DIRECTORS BY ZOLOTO

                         CROWN                                                          KINROSS


Members of the board of directors of Crown are                    Members of the board of directors of Kinross are
elected by the holders of the Crown common stock.                 elected by the holders of Kinross common shares.
Crown is not a party to, or award of, any voting                  Kinross is not a party to, or aware of, any voting
agreement with respect to the election of directors.              agreement with respect to the election of
                                                                  directors.



VACANCY ON THE BOARD OF DIRECTORS

                         CROWN                                                          KINROSS

While the WBCA provides that board vacancies, including           Generally, under the OBCA, if a vacancy occurs in
those created by increasing the number of directors,              the board of directors, the remaining directors,
may be filled by a vote of the shareholders or the                if constituting a quorum, may appoint a qualified
board of directors, Crown's restated articles provide             person to fill the vacancy for the remainder of
that vacancies may be filled only by the board of                 the vacating director's term.  In the absence of a
directors, acting by a majority vote, even if less than           quorum, the remaining directors shall call a
a quorum.                                                         meeting of shareholders to fill the vacancy.  If
                                                                  the shareholders have authorized the directors by
If a vacancy was held by a director elected by one or             a resolution passed by at least two-thirds of the
more classes or series of shares, only those classes or           votes cast by shareholders who voted in respect of
series may fill the vacancy.  If a vacancy will occur             the resolution, the directors may not, between
in the future due to a director's resignation at a                meetings of shareholders, appoint additional
later date, it may be filled before the vacancy occurs,           directors to fill vacancies created by increasing
but the new director may not be installed until the               the number of directors, if the total number of
vacancy occurs.                                                   directors would thereby exceed by more than
                                                                  one-third the number of directors required to have been
                                                                  elected at the last annual meeting.

REMOVAL OF DIRECTORS

                         CROWN                                                          KINROSS

Crown's restated articles provide that Crown's                    Under the OBCA, the shareholders of a corporation
shareholders can only remove directors for cause.                 may, by a resolution passed by a majority of the
                                                                  votes cast thereon at a meeting of shareholders
                                                                  called for that purpose, remove any director
                                                                  from office and may elect any qualified person
                                                                  to fill the resulting vacancy for the remainder
                                                                  of the removed director's term.

AMENDMENTS TO GOVERNING DOCUMENTS

                         CROWN                                                          KINROSS

In the case of a Washington public company, such as               Under the OBCA, an amendment to a corporation's
Crown, amendments to the articles of incorporation                articles of incorporation generally requires
generally must be approved by a majority of all the               shareholder approval by a resolution passed by at
shares entitled to vote by each voting group that has a           least two-thirds of the votes cast by shareholders
right to vote on the amendment.  Crown may amend its              who voted in respect of the resolution.  In
bylaws by a majority vote of the board or by the                  addition, under the OBCA, if certain amendments to
affirmative vote of a majority of its outstanding                 the articles of incorporation directly or
shares.                                                           indirectly affect the rights of a particular class
                                                                  or series of shares, that class or series is
The Voting Agreement requires the consent of Zoloto and           entitled to vote separately on the amendment as a
Solitario for amendments to Crown's organizational                class, whether or not that class or series
documents regarding the size of the board.                        otherwise carries the right to vote.  Under the
                                                                  OBCA, unless the articles of incorporation or
                                                                  bylaws otherwise provide, the directors may, by
                                                                  resolution, make, amend, or repeal any bylaw
                                                                  that regulates the business or affairs of a
                                                                  corporation. Where the directors make, amend, or
                                                                  repeal a bylaw, they are required under the OBCA
                                                                  to submit the bylaw, amendment, or repeal to the
                                                                  shareholders at the next meeting of
                                                                  shareholders, and the shareholders may confirm,
                                                                  reject, or amend, the bylaw amendment or repeal.

QUORUM OF SHAREHOLDERS

                         CROWN                                                          KINROSS

Under the WBCA and Crown's bylaws, a majority of shares           As permitted by the OBCA, the bylaws of Kinross
entitled to vote at a meeting constitutes a quorum.               provide that a quorum for any meeting of
                                                                  shareholders shall be at least two persons
                                                                  present who are entitled to vote not less than
                                                                  5% of the total number of votes entitled to be
                                                                  cast at the meeting.

SPECIAL SHAREHOLDER MEETINGS

                         CROWN                                                          KINROSS

Under Crown's restated articles, a special meeting                The OBCA provides that shareholder meetings
may be be called only by the chairman of the board of             may be called by the board of directors, and must
directors, the president, or two or more members of               be called by the board of directors, when so
the board.                                                        requested by holders of not less than 5% of the
                                                                  issued shares of the corporation that carry the
                                                                  right to vote at the meeting sought. A court may
                                                                  also order, in its discretion, the calling of a
                                                                  meeting upon the application of a director or a
                                                                  shareholder entitled to vote at the meeting.

SHAREHOLDER CONSENT INSTEAD OF A MEETING

                         CROWN                                                          KINROSS

Crown's bylaws provide that shareholder action must be            Under the OBCA, shareholder action without a
taken at a duly called meeting of the shareholders.               meeting may be taken by written resolution signed
                                                                  by all shareholders who would be entitled to vote
                                                                  thereon at a meeting.

SIGNIFICANT TRANSACTIONS

                         CROWN                                                          KINROSS

To engage in significant transactions, such as share              Under the OBCA, extraordinary corporate actions,
exchange, merger, or sale of substantially all of a               such as an amalgamation with another corporation
corporation's assets, the WBCA generally requires the             (other than an amalgamation between a parent
board to recommend the actions to the shareholders for            corporation and one or more of its wholly-owned
approval.  Two-thirds of the shares of each voting                subsidiaries or between two or more of such
group entitled to vote on the action must approve the             subsidiaries), a continuance under the laws of
action, unless the articles specify a lower threshold             another jurisdiction, a sale, lease or exchange of
(but not less than a majority).  Crown's restated                 all or substantially all of the property of the
articles do not lower this threshold.                             corporation other than in the ordinary course of
                                                                  business, and other extraordinary corporate
                                                                  actions, such as the winding-up or dissolution
                                                                  of the corporation, are required to be approved
                                                                  by a resolution passed by at least two-thirds of
                                                                  the votes cast by shareholders who voted in
                                                                  respect of the resolution. A resolution to
                                                                  approve an extraordinary corporate action is
                                                                  also required in some cases to be approved
                                                                  separately by the holders of a class or series
                                                                  of shares, including a class or series that does
                                                                  not otherwise carry the right to vote (generally
                                                                  if such class or series is affected differently
                                                                  from other shares by such action). A corporation
                                                                  may also apply to a court for an order approving
                                                                  an arrangement, which can be any form of
                                                                  corporate reorganization, including one or more
                                                                  of amendments to the articles of incorporation,
                                                                  an exchange of the corporation's securities for
                                                                  securities, cash or property of another


                                                                  corporation, an amalgamation, a transfer of all
                                                                  or substantially all the property of the
                                                                  corporation to another corporation in exchange
                                                                  for securities, money or other property of such
                                                                  other corporation, a liquidation or a
                                                                  dissolution. The court may make such order as it
                                                                  considers appropriate with respect to such
                                                                  proposed arrangement.

SHAREHOLDER PROPOSALS AND ADVANCE NOTICE REQUIREMENTS

                         CROWN                                                          KINROSS

Crown's bylaws generally require shareholders to                  Under the OBCA, a shareholder entitled to vote at
submitnotice of their intent to bring business before             a meeting of shareholders may submit to the
a meeting not less than 60 or more than 90 days before            corporation a notice of a proposal consisting of
the scheduled annual meeting and to provide certain               matters that the shareholder proposes to raise at
information in the notice.                                        the meeting. Upon receipt of a notice of such a
                                                                  proposal, a corporation that solicits proxies
Generally, under U.S. securities laws, a shareholder              shall set out the proposal in the management proxy
may submit a proposal to be included in a corporation's           circular and, if requested by the shareholder,
proxy statement if the shareholder:                               include in the management proxy circular a
                                                                  statement by the shareholder of not more than 200
o   owns at least 1% or $2,000 market value of the                words in support of the proposal and the name and
    securities entitled to be voted on the proposal;              address of the shareholder.  A corporation may,
                                                                  within ten days after receiving a shareholder
o   has owned the securities for at least one year                proposal, notify the shareholder of its intention
    prior to the date of the proposal; and                        to omit the proposal from the management proxy
                                                                  circular if:
o   continues to own the securities through the
    date of the meeting.                                          o    the proposal is not submitted at least 60
                                                                       days before the anniversary date of the
Under the U.S. securities laws, Crown may exclude a                    previous annual meeting or 60 days before the
shareholder proposal from its proxy statement if:                      date of the special meeting at which the
                                                                       matter is proposed to be raised, as
o   it is not a proper subject for shareholder                         applicable;
    action under Washington law;
                                                                  o    it clearly appears that the proposal is
o   it would, if implemented, cause a violation of                     submitted by the shareholder primarily for
    law;                                                               the purpose of enforcing a personal claim or
                                                                       redressing a personal grievance against the
o   it is materially false or misleading;                              corporation or any of its directors, officers
                                                                       or security holders, or for a purpose that is
o   it relates to a personal grievance or is                           not related in any significant way to the
    designed to further a personal interest not shared                 business or affairs of the corporation;
    by other shareholders;
                                                                  o    the corporation, in the previous two
o   it relates to operations of the company that                       years, included a proposal in a management
    are immaterial;                                                    proxy circular at the request of the
                                                                       shareholder and the shareholder failed to
o   Crown lacks the power or authority to                              present the proposal at the meeting; or
    implement it;
                                                                  o    substantially the same proposal was
o   it deals with a matter relating to Crown's                         submitted to shareholders within the past two
    ordinary business operations;                                      years and the proposal was defeated.

o it relates to an election for membership to Crown's board of directors;

o it conflicts with a proposal submitted by Crown at the same meeting;

o   it has already been substantially implemented;

o it substantially duplicates a proposal of another proponent that Crown is including in the proxy statement;

o it deals with substantially the same subject matter as another proposal that was included in Crown's proxy statement for a previous meeting and which did not receive the prescribed level of support; or

o it relates to specific amounts of cash or shares dividends.

DISSENTERS' RIGHTS

                         CROWN                                                          KINROSS

Under the WBCA, a shareholder is entitled to dissent              The OBCA provides that shareholders entitled to
from and, upon perfection of the shareholder's                    vote on certain matters are entitled to exercise
appraisal right, to obtain the fair value of his or her           dissenters' rights and to be paid the fair value
shares in the event of specified corporate actions,               of their shares.  Such matters include the
including specified mergers, share exchanges, sales of            following:
substantially all of the corporation's assets, and
certain amendments to the corporation's articles of               o    any amalgamation (other than with one or
incorporation if the amendment effects a redemption or                 more wholly-owned subsidiaries, or between
cancellation of all of the shareholder's shares in                     one or more such subsidiaries);
exchange for cash or other consideration other than
shares of the corporation.  For a description of the              o    an amendment to the articles to add,
dissenters' rights of Crown common shareholders, see                   remove or change restrictions on the issue,
"Dissenters' Rights."                                                  transfer or ownership of shares;

                                                                  o    an amendment to the articles to add, remove or
                                                                       change any restriction upon the business or
                                                                       businesses that the corporation may carry on or
                                                                       upon the powers the corporation may exercise;

                                                                  o    a continuance under the laws of another
                                                                       jurisdiction;

                                                                  o    a sale, lease or exchange of all or
                                                                       substantially all of the property of the
                                                                       corporation other than in the ordinary course
                                                                       of business;

                                                                  o    an arrangement proposed by the
                                                                       corporation if the applicable court order
                                                                       permits a shareholder to dissent in
                                                                       connection with that arrangement; or

                                                                  o    amendments to the articles of the
                                                                       corporation which require a separate vote by
                                                                       class or series.


SHAREHOLDER DERIVATIVE ACTIONS

                         CROWN                                                          KINROSS

Derivative actions may be brought in Washington by a              Under the OBCA, a complainant (as described below
shareholder on behalf of, and for the benefit of, the             for the purposes of the oppression remedy) may
corporation.  The WBCA provides that a shareholder must           apply to the court for leave to bring an action in
have been a shareholder of the corporation when the               the name and on behalf of a corporation or any
transaction complained of occurred unless the person              subsidiary, or to intervene in an existing action
became a shareholder through transfer by operation of             to which any such corporation or subsidiary is a
law from one who was a  shareholder at that time.  The            party, for the purpose of prosecuting, defending
complaint must be verified and allege with                        or discontinuing the action on behalf of such
particularity the demand made, if any, to obtain action           corporation or subsidiary.  Under the OBCA, no
by the board of directors and either that the demand              action may be brought and no intervention in an
was refused or ignored or why a demand was not made.              action may be made unless the complainant has
Whether or not a demand for action was made, if the               given 14 days' notice to the directors of the
corporation commences an investigation of the charges             corporation or its subsidiary of the complainant's
made in the demand or complaint, the court may stay any           intention to apply to the court and the court is
proceeding until the investigation is completed.  Once            satisfied that:
such a proceeding is commenced, it may not be
discontinued or settled without the court's approval.             o    the directors of the corporation or its
If the court determines that a proposed discontinuance                 subsidiary will not bring, diligently
or settlement will substantially affect the interest of                prosecute or defend or discontinue the action;
the corporation's shareholders or a class of
stockholders, the court shall direct that notice be               o    the complainant is acting in good faith;
given to the shareholders affected.  On termination of                 and
the proceeding the court may require the plaintiff to
pay any defendant's reasonable expenses, including                o    it appears to be in the interests of the
counsel fees, incurred in defending the proceeding if                  corporation or its subsidiary that the action
it finds that the proceeding was commenced without                     be brought, prosecuted, defended or
reasonable cause.                                                      discontinued.

                                                                  Under the OBCA, the court in connection with a
                                                                  derivative action may make any order it thinks
                                                                   fit.

OPPRESSION REMEDY

                         CROWN                                                          KINROSS

WBCA does not provide for a statutory oppression remedy.          The OBCA allows a court to rectify unfairness to,
                                                                  or oppression of, shareholders, if the court is
                                                                  satisfied that:

                                                                  o    any act or omission of the corporation or
                                                                       an affiliate effects or threatens to effect
                                                                       such a result;


                                                                  o    the business or affairs of the
                                                                       corporation or an affiliate are, have been or
                                                                       are threatened to be carried on or conducted
                                                                       in such a manner; or



                                                                  o    the powers of the directors of the
                                                                       corporation or an affiliate are, have been or
                                                                       are threatened to be exercised in such a
                                                                       manner.

                                                                  A complainant entitled to apply for an oppression
                                                                  remedy can be:

                                                                  o    a present or former registered holder or
                                                                       beneficial owner of securities of a
                                                                       corporation or any of its affiliates; or

                                                                  o    any other person who, in the discretion
                                                                       of the court, is a proper person to make such
                                                                       an application.


PAYMENT OF DIVIDENDS

                         CROWN                                                          KINROSS

Under the WBCA, the corporation may make a                        Under the OBCA, a corporation may pay a dividend
distribution, in cash or in property, to its                      by issuing fully paid shares of the corporation or
shareholders upon authorization by its board of                   options or rights to acquire such shares.  A
directors unless, after giving effect to such                     corporation may also pay a dividend in money or
distribution the corporation would be unable to pay its           property unless there are reasonable grounds for
debts as they become due in the usual course of                   believing that (1) the corporation is, or would
business; or the corporation's total assets would be              after the payment be, unable to pay its
less than the sum of its total liabilities, plus,                 liabilities as they become due; or (2) the
unless the articles of incorporation permit otherwise,            realizable value of the corporation's assets would
the amount that the corporation would need, if it were            thereby be less than the aggregate of its
to be dissolved at the time of the distribution, to               liabilities and stated capital of all classes.
satisfy the preferential rights of shareholders whose
preferential rights are superior to those receiving the
distribution.

REPURCHASE OF SHARES

                         CROWN                                                          KINROSS

Under the WBCA, the corporation may acquire its own               Under the OBCA, a repurchase or redemption by the
shares and shares so acquired constitute authorized but           corporation of its shares, or other reduction of
unissued shares.  If the articles of incorporation                capital, is generally subject to solvency tests
prohibit the reissue of acquired shares, the number of            similar to those applicable to the payment of
authorized shares is reduced by the number of shares              dividends, as set out above for the purpose of the
acquired, effective upon amendment of the articles of             payment of dividends.
incorporation.  However, any repurchase of shares is
generally subject to solvency tests similar to those
applicable to the payment of dividends, as set out
above for the purpose of the payment of dividends.


FIDUCIARY DUTIES OF DIRECTORS

                         CROWN                                                          KINROSS

Under the WBCA, directors owe a duty of care and a duty           Pursuant to the OBCA, the duty of loyalty requires
of loyalty to the corporation and its shareholders.               directors to act honestly and in good faith with a
The duty of care requires that the directors act with             view to the best interests of the corporation, and
the care an ordinarily prudent person in a like                   the duty of care requires that the directors
position would exercise under similar circumstances.              exercise the care, diligence and skill that a
They must act in an informed and deliberative manner              reasonably prudent person would exercise in
and inform themselves, prior to making a business                 comparable circumstances.
decision, of all material information reasonably
available to them.  The duty of loyalty may be
summarized as the duty to act in good faith, not out of
self-interest, and in a manner that the directors
reasonably believe to be in the best interests of the
corporation.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

                         CROWN                                                          KINROSS

The WBCA generally permits indemnification of a person            Under the OBCA, a corporation may indemnify a
who acted in good faith and in a manner the person                director or officer, a former director or officer
reasonably believed to be in, or not opposed to, the              or a person who acts or acted at the corporation's
best interests of the corporation and, with respect to            request as a director or officer of another
any criminal action or proceeding, had no reasonable              corporation of which the corporation is or was a
cause to believe that the conduct was unlawful.                   shareholder or creditor, and his or her heirs and
Indemnification is permissive under Washington law,               legal representatives, against all costs, charges
except that, unless limited by the articles of                    and expenses, including an amount paid to settle
corporation, a corporation must indemnify a present or            an action or satisfy a judgment, reasonably
former officer or director who is successful on the               incurred by him or her in respect of any civil,
merits or otherwise in the defense of certain specified           criminal or administrative action or proceeding to
actions, suits or proceedings for expenses, including             which he or she is made a party by reason of being
attorney's fees, actually and reasonably incurred in              or having been a director or officer of the
connection therewith.  Under the WBCA, if authorized by           corporation or such other corporation, if:  (1) he
the articles of incorporation, a bylaw adopted or                 or she acted honestly and in good faith with a
ratified by shareholders or a resolution adopted or               view to the best interests of the corporation; and
ratified, before or after the event, by the                       (2) in the case of a criminal or administrative
shareholders, a corporation has the power to indemnify            action or proceeding that is enforced by a
a director, officer or employee made a party to a                 monetary penalty, he or she had reasonable grounds
proceeding, or advance or reimburse expenses incurred             to believe that his or her conduct was lawful.
in a proceeding, except for:                                      Any such person is entitled to such indemnity from
                                                                  the corporation if he or she was substantially
o    acts or omissions of a director, officer or                  successful on the merits in his or her defense of
     employee finally found to have engaged in                    the action or proceeding and fulfilled the
     intentional misconduct or a knowing violation of             conditions set out in (1) and (2) above.  A
     the law;                                                     corporation may, with the approval of a court,
                                                                  also indemnify any such person in respect of an
o    conduct of a director, officer or employee in                action by or on behalf of the corporation or such
     connection with a transaction finally found to be            other corporation to procure a judgment in its
     an unlawful distribution; or                                 favor, to which such person is made a party by
                                                                  reason of being or having been a director or


o    any transaction if such director, officer or                 officer of the corporation or such other
     employee is finally found to have personally                 corporation, if he or she fulfills the conditions
     received a benefit in money, property or services            set out in (1) and (2) above.  Kinross' bylaws
     to which he or she was not legally entitled.                 require Kinross to indemnify the persons permitted
                                                                  to be indemnified by the provisions of the OBCA
If the corporation indemnifies or advances expenses to            summarized above and every other person who
a director in connection with a proceeding by or in the           properly incurred any liability on behalf of
right of the corporation, the corporation must report             Kinross or acted at Kinross' request.
the indemnification or advance in the form of a notice
to the shareholders delivered with or before the notice
of the next shareholders' meeting.

Crown's restated articles authorize the board of directors to indemnify its directors to the fullest extent permitted by the WBCA and to determine the terms of such indemnification. Crown's bylaws provide mandatory indemnification for officers and directors who are made a party to or are involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer. Crown's bylaws provide that the right of indemnification includes the right to have Crown advance expenses for such indemnifiable actions unless the board of directors adopts a resolution expressly disapproving such advancement of expenses. However, such advances are contingent upon the director or officer delivering an undertaking to the corporation to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification under the bylaws or otherwise.

DIRECTOR LIABILITY

                         CROWN                                                          KINROSS

The WBCA allows a corporation's articles of                       The OBCA provides that no provision in a contract,
incorporation to limit directors' personal liability              the articles of incorporation, the bylaws or a
except for:                                                       resolution relieves a director or officer from the
                                                                  duty to act in accordance with the OBCA or
o    acts or omissions involving intentional                      relieves him or her from liability for a breach
     misconduct or knowing violations of the law;                 thereof.  The bylaws of Kinross provide
                                                                  protections from liability to directors, officers
o    a director's assent to or vote in favor of an                and, to the extent applicable, employees of
     unlawful distribution; or                                    Kinross, as long as he or she acted honestly and
                                                                  in good faith with a view to the best interests of
o    any transaction from which the director will                 Kinross.
     personally receive a benefit in money, property or
     services to which he or she is not legally
     entitled.

Crown's restated articles limit the liability of its directors to the extent allowed by Washington law.

ACCESS TO CORPORATE RECORDS

                         CROWN                                                          KINROSS

Under the WBCA, a shareholder of a Washington                     Under the OBCA, shareholders, creditors, their
corporation may inspect certain corporate records upon            agents and legal representatives may examine the
five business days notice to the corporation, including           articles of incorporation, bylaws, minutes of
the articles of incorporation and bylaws currently in             meetings and resolutions of shareholders, register
effect, the minutes and records of all shareholders'              of directors and securities register of the
meetings or actions taken without a meeting for the               corporation during usual business hours and take
past three years and the balance sheets and income                extracts therefrom, free of charge.  Shareholders
statements for the past three years.  A shareholder may           and others have the right to obtain a shareholder
also inspect upon five business days notice other                 list, upon payment of a reasonable fee, as long as
corporate records if:                                             such list is used only in connection with an
                                                                  effort to influence voting by shareholders of the
o    the shareholder makes a good faith demand to                 corporation, an offer to acquire shares of the
     inspect the records for a proper purpose;                    corporation or any other matter relating to the
                                                                  affairs of the corporation.
o    the shareholder describes with reasonable
     particularity the shareholder's purpose and the
     records the shareholder desires to inspect; and

o the records are directly connected with the shareholder's purpose.

Such records include the following: excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors, records of any action taken by the board of directors without a meeting, accounting records and the record of shareholders.

TRANSACTIONS WITH INTERESTED DIRECTORS

                         CROWN                                                          KINROSS

The WBCA permits transactions in which one or more                The OBCA requires that a director or officer of a
directors have a conflicting interest if:                         corporation who (1) is a party to a material
                                                                  contract or transaction or proposed material
o    a majority, although no fewer than two, of                   contract or transaction with the corporation, or
     qualified directors on the board, or on the                  (2) is a director or an officer of, or has a
     committee considering the transaction, approves              material interest in, any person who is a party to
     the transaction;                                             a material contract or transaction or proposed
                                                                  material contract or transaction with the
o    an affirmative vote of a majority of all                     corporation shall disclose in writing to the
     qualified shares approves the transaction; or                corporation or request to have entered in the
                                                                  minutes of meetings of directors the nature and
o    at the time of commitment, the transaction was               extent of his or her interest.  An interested
     fair to the corporation.                                     director is prohibited from voting on a resolution
                                                                  to approve the contract or transaction except in
Such vote must occur after the directors have received            certain circumstances, such as a contract or
disclosure of the conflicting interest, with certain              transaction relating primarily to his or her
limited exceptions, or the vote will be invalid.                  remuneration, a contract or transaction for
Further, a committee vote is valid only if all members            indemnification or liability insurance of the
of the committee are qualified directors and either:              director, or a contract or transaction with an

                                                                  affiliate of the corporation.  If a director or
o    consist of all the qualified directors on the                officer has disclosed his or her interest in
     board; or                                                    accordance with the OBCA and the contract or
                                                                  transaction was reasonable and fair to the
o    were appointed by affirmative vote of a                      corporation at the time it was approved, the
     majority of the board's qualified directors.                 director or officer is not accountable to the
                                                                  corporation or its shareholders for any profit or
A director is a "qualified director" if he or she has             gain realized from the contract or transaction and
neither:                                                          the contract or transaction is neither void nor
                                                                  voidable by reason only of the interest of the
o    a conflicting interest regarding the                        director or officer or that the director is
     transaction; nor                                             present at or is counted to determine the presence
                                                                  of a quorum at the meeting of directors that
o    any familial, financial, professional or                     authorized the contract or transaction.  The OBCA
     employment relationship with a second director who           further provides that even if a director or
     does have a conflicting interest, if the                     officer does not disclose his or her interest in
     relationship would reasonably be expected to exert           accordance with the OBCA, or (in the case of a
     influence on the first director's judgment in                director) votes in respect of a resolution on a
     voting on the transaction.                                   contract or transaction in which he or she is
                                                                  interested contrary to the OBCA, if the director

Qualified shares are defined generally as shares other            or officer acted honestly and in good faith and
than those beneficially owned, or the voting of which             the contract or transaction was reasonable and
is controlled, by a director who has a conflicting                fair to the corporation at the time it was
interest regarding the transaction.                               approved, the director or officer is not
                                                                  accountable to the corporation or to its
                                                                  shareholders for any profit or gain realized from
                                                                  the contract or transaction by reason only of his or
                                                                  her holding the office of director or officer and
                                                                  the contract or transaction is not by reason only of
                                                                  the director's or officer's interest therein void or
                                                                  voidable, if the contract or transaction has been
                                                                  confirmed or approved by the shareholders by a
                                                                  resolution passed by at least two-thirds of the
                                                                  votes cast by shareholders who voted in respect of
                                                                  the resolution, on the basis of disclosure in
                                                                  reasonable detail of the nature and extent of the
                                                                  director's or officer's interest in the notice of
                                                                 meeting or management proxy circular.

ANTI-TAKEOVER PROVISIONS AND INTERESTED SHAREHOLDER TRANSACTIONS

                         CROWN                                                          KINROSS

The WBCA prohibits a target corporation, with certain             The OBCA does not contain a provision comparable
exceptions, from engaging in certain significant                  to the WBCA with respect to business
business transactions with a person or group of persons           combinations.  However, Canadian securities
beneficially owning 10% or more of the target                     regulators have adopted requirements in connection
corporation's voting securities for a period of five              with related party transactions, such as Rule
years after the acquisition unless a majority of the              61-501 of the Ontario Securities Commission.  A
members of the target corporation's board of directors            related party transaction generally includes any
approve the transaction or share acquisition prior to             transaction by which an issuer, directly or
the acquisition date.  Significant business                       indirectly, acquires an asset, or subscribes for a
transactions include, among others:                               security, from a related party, or transfers an
                                                                  asset or issues a security to a related party,
o    mergers or consolidations with, dispositions                 assumes or forgives a liability of a related
     of assets to, or issuances or redemptions of                 party, by any means in any one or any combination
     shares to or from, the acquiring person;                     of transactions.  "Related party" is defined to
                                                                  include, in relation to the issuer or a related

o    termination of 5% or more of the target                      party involved in the transaction, directors,
     corporation's employees employed in Washington               senior officers and holders of securities
     State, occurring as a result of the acquiring                sufficient to affect materially the control of the
     person's acquisition of 10% or more of the shares;           issuer or of such other party, or persons
     or                                                           beneficially owning or exercising control or
                                                                  direction over more than 10% of the voting
o    allowing the acquiring person to receive any                 securities of the issuer or of such other party.
     disproportionate benefit as a shareholder.
                                                                  Rule 61-501 requires more detailed disclosure in
Target corporations include all domestic corporations             the proxy material sent to security holders in
with principal executive offices in Washington and                connection with a related party transaction and,
either a majority or more than 1,000 of their employees           subject to certain exemptions, the preparation by
reside in Washington.                                             an independent value of a formal valuation of the
                                                                  subject matter of the related party transaction
Crown's bylaws provide that Crown's board may consider            and any non-cash consideration offered therefore
the interests of other constituencies in evaluating an            and the inclusion of a summary of the valuation in
unsolicited bid.  This allows a board to defend against           the proxy material.  It also requires, subject to
an unsolicited bid.  The WBCA also provides that the              certain exemptions, that the shareholders of the
board of directors, when evaluating an offer to effect            issuer, other than related parties, separately
a merger, may consider the extent to which such offer             approve the transaction, by either a simple
furthers the purposes of Crown and the social, legal,             majority or two-thirds of the votes cast,
economic or other effects of such offer upon employees,           depending on the circumstances.
customers, suppliers and other constituencies of Crown,
the community and all other relevant factors.                     These requirements of Canadian securities
                                                                  regulators provide, in addition to specified
Any shareholder attempting to gain control of Crown's             exemptions in certain circumstances, for
board would, therefore, be prevented from doing so at             discretion to be exercised by such regulators to
one annual meeting, unless such shareholder had the               exempt parties from some or all of such
ability to remove the classification requirement set              requirements, with or without conditions, where
forth in Crown's restated articles.                               such regulators consider it to be consistent with
                                                                  the public interest to do so. In general,
                                                                  these requirements of Canadian securities
                                                                  laws are administered and enforced by
                                                                  securities regulators rather than by the
                                                                  courts and the basis upon which such
                                                                  regulators take jurisdiction over a matter
                                                                  and the remedies that may be available
                                                                  differ significantly from those applicable
                                                                  to requirements of corporate law contained
                                                                  in the OBCA.

                                                                  Kinross has adopted a shareholder rights
                                                                  plan, which, after certain acquisitions of
                                                                  20% or more of Kinross' outstanding shares
                                                                  or the commencement of a take-over bid,
                                                                  provides that holders of Kinross common
                                                                  shares (except for such acquirers) may
                                                                  purchase CDN $180 of Kinross common shares
                                                                  for CDN $90. A description of Kinross'
                                                                  shareholder rights plan is included under
                                                                  the caption "Description of Securities"
                                                                   beginning on page 221.

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                                TAX CONSEQUENCES

--------------------------------------------------------------------------------

UNITED STATES FEDERAL TAX CONSEQUENCES

GENERAL

        The following discussion represents the opinion of Parr Waddoups Brown Gee & Loveless, A Professional Corporation, regarding the material United States ("U.S.") federal income tax consequences generally applicable to Crown shareholders and Crown warrant holders who exchange their Crown common stock and warrants for Kinross common shares pursuant to the merger, and of holding and subsequently disposing of Kinross common shares. This opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, the Canada-United States Income Tax Convention (1980) (the "Treaty"), administrative rulings, and judicial decisions currently in effect, all of which are subject to change, possibly on a retroactive basis, and on certain factual representations made by Kinross, Crown Merger, and Crown. Any change in currently applicable law, which may or may not be retroactive, could affect the continuing validity of the opinion, as to the material U.S. federal income tax consequences of the merger. Each Crown shareholder and warrant holder should be aware that neither the Internal Revenue Service (the "IRS") nor any court is bound by the opinion of Parr Waddoups Brown Gee & Loveless, A Professional Corporation, or the interpretations of the Code and the regulations set forth below. This opinion is also based upon, among other things, certain factual assumptions and representations by Kinross, Crown Merger, and Crown (the "Factual Representations") and customary for similar transactions, including an assumption based in part upon an independent appraisal that the value of the shares of common stock of Solitario Resources Corporation distributed preliminary to the merger was and is less than 10% of the fair market value of Crown's net assets at the time of the merger. If any of those Factual Representations is or becomes inaccurate, this opinion may not be an appropriate basis for your tax position or the preparation of your tax return. This opinion will not be binding on the Internal Revenue Service (the "IRS") or the courts.


        The opinion of Parr Waddoups Brown Gee & Loveless, A Professional Corporation, assumes that Crown shareholders and warrant holders hold their Crown common stock and Crown warrants, as applicable, as capital assets within the meaning of Section 1221 of the Code, and will hold any Kinross common shares as capital assets. Further, the opinion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder or warrant holder in light of his or her personal investment circumstances or to persons subject to special treatment under U.S. federal income tax laws such as insurance companies, tax-exempt organizations, dealers in securities or foreign currency, banks, trusts, persons that hold their Crown common stock as part of a straddle, a hedge against currency risk, a constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, shareholders who acquired their Crown common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, holders of options granted under any Crown benefit plan or persons that, as a result of the merger, will own, directly or indirectly, at least 10% of the total combined voting power of Kinross. Furthermore, the opinion and this discussion do not consider the potential effects of any state, local or foreign tax laws.


        NEITHER KINROSS NOR CROWN HAS REQUESTED A RULING FROM THE IRS WITH RESPECT TO ANY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR OF OWNING AND DISPOSING OF KINROSS COMMON SHARES AND, AS A RESULT, THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT DISAGREE WITH OR CHALLENGE ANY OF THE CONCLUSIONS SET FORTH HEREIN.

        As used herein, the term "U.S. Holder" means a beneficial owner of Crown common stock, Crown warrants, or Kinross common shares, as applicable, that is, for U.S. federal income tax purposes: (i) an individual who is a U.S. citizen or resident, (ii) a corporation or other entity created or organized in or under the laws of the U.S. or any state or political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, was treated as a U.S. person under the tax law in effect immediately prior to that date, and has validly elected to continue to be treated as a U.S. person after that date. The term "Non-U.S. Holder" means a beneficial owner of Crown common stock, Crown warrants, or Kinross common shares, as applicable, that is not, for U.S. federal income tax purposes, a U.S. Holder.

        If a partnership (or other entity treated as a partnership for U.S. tax purposes) holds the shares or warrants in question, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.

        Each U.S. Holder and Non-U.S. Holder is urged to consult his own tax advisor concerning the specific U.S. and Canadian federal, state, and local tax consequences of the merger and the ownership and disposition of Kinross common shares received in the merger in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following represents the opinion of Parr Waddoups Brown Gee & Loveless, A Professional Corporation, as to the anticipated material U.S. federal income tax consequences to Crown shareholders and warrant holders of the merger, and of owning and disposing of Kinross common shares. Subject to the foregoing and assuming the merger is consummated in accordance with the terms of the merger agreement and as described therein, and that the Factual Representations made by Kinross, Crown Merger, and Crown are accurate in all respects for U.S. federal income tax purposes:

        (a) The merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and Kinross, Crown Merger, and Crown will each be a party to that reorganization within the meaning of Section 368(b);

        (b) No gain or loss will be recognized by Kinross or Crown as a result of the merger (other than gain or loss recognized by Crown on the distribution of shares of Solitario common stock in connection with the merger);

        (c) No gain or loss will be recognized by the holder of Crown common stock or warrants, as applicable, on the conversion of such holder's Crown common stock or warrant, as applicable, into Kinross common shares (except with respect to cash, if any, received in lieu of fractional shares of Kinross common shares) unless such holder is a U.S. Holder that owns, directly or indirectly, 5% or more of the Kinross common shares measured by either voting rights or value, immediately after the merger and fails to enter into gain recognition agreements with the IRS as required under Section 367 of the Code and Treasury Regulations promulgated thereunder, in which case gain (but not loss) would be recognized;

        (d) The aggregate tax basis of the Kinross common shares received in the merger (including any fractional interest) by a holder of Crown common stock or warrants will be the same as the aggregate tax basis of such holder's Crown common stock or warrants, as applicable, exchanged therefore, decreased by any cash received by holders in the merger transaction and increased by any gain recognized in the merger transaction by holders (see (f) and (g) below);

        (e) The holding period of Kinross common shares received in the merger by a holder of Crown common stock will include the holding period of such holder's Crown common stock provided such common stock was held as capital assets by the holder at the effective time of the merger; and

        (f) A holder of Crown common stock or warrants, as applicable, who receives cash in lieu of a fractional share of Kinross common shares will recognize gain or loss equal to the difference, if any, between such holder's basis in the fractional share (determined under clause (d) above) and the amount of cash received.

        (g) A holder of Crown common stock or warrants, as applicable, who received cash in the Special Distribution of funds provided by Kinross through the sale of the Debenture or who otherwise receives cash attributable to any investment made by Kinross in Crown preliminary to the merger will recognize gain equal to the lesser of: (i) the amount of cash so received; or (ii) the excess of the amount of cash so received plus the value of Kinross common stock received over the holder's basis in his Crown common stock or warrants.

        If, contrary to the above opinion, the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, U.S. Holders of Crown common stock or warrants will recognize gain or loss equal to the difference between such holder's basis in the shares or warrants and the fair market value of the Kinross common shares and any cash consideration (including cash in lieu of fractional Kinross common shares and cash received in the Special Distribution) received. Furthermore, if the failure to qualify the merger under Section 368(a) of the Code arose solely from the failure to meet the requirements of Section 367 of the Code, U.S. Holders of Crown common stock or warrants would recognize gain, but not loss, on the merger. The U.S. federal income tax consequences described in this paragraph could occur notwithstanding the above opinion to the contrary.

WITHHOLDING WITH RESPECT TO CASH PAID IN LIEU OF FRACTIONAL KINROSS SHARES

        Certain Crown shareholders and warrant holders may be subject to U.S. withholding on cash payments received in lieu of fractional Kinross common shares. Withholding will not apply, however, to a Crown shareholder or warrant holder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to Crown shareholders and warrant holders following the consummation of the merger,
(ii) provides a certification of foreign status on Form W-8 (or successor form) or (iii) is otherwise exempt from withholding.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OWNING AND DISPOSING OF KINROSS COMMON SHARES

        The following discussion summarizes the material U.S. federal income tax consequences to a U.S. Holder of owning and disposing of Kinross common shares. This discussion assumes that each such U.S. Holder will be a "resident" of the U.S. within the meaning of the Treaty who is eligible for benefits under the Treaty and is limited as described under "United States Federal Tax Consequences--General" above. Each U.S. Holder is urged to consult his own tax advisor concerning whether the U.S. Holder is eligible for benefits under the Treaty and, if not so eligible, the material U.S. federal income tax consequences arising from ownership of Kinross common shares. The discussion that follows is not intended to apply to or be used by Non-U.S. Holders. All persons, whether U.S. Holders of Non-U.S. Holders, are advised to consult with their own tax advisors concerning the specific Canadian and U.S. federal, state, and local tax consequences of the ownership and disposition of Kinross common shares in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

TAXATION OF DIVIDENDS ON KINROSS COMMON SHARES

        Subject to the discussion under "Passive Foreign Investment Company Considerations" below, the gross amount of any distribution of cash (including any amounts withheld in respect of Canadian withholding tax, as discussed below) with respect to Kinross common shares held by a U.S. Holder will be includable in income by that U.S. Holder as a taxable dividend to the extent of Kinross' current or accumulated earnings and profits, computed in accordance with U.S. federal income tax principles. A dividend distribution will be so included in gross income when received by (or otherwise made available to) the U.S. Holder, and will be characterized as ordinary income for U.S. federal income tax purposes. The dividend income will not be eligible for the dividends received deduction allowed to corporations.


        Under legislation effective through December 31, 2010, dividend income received by an individual from a corporation organized in the U.S. or from a "qualified foreign corporation" is eligible for taxation at the reduced rates imposed on long-term capital gains recognized by individuals. A corporation organized outside the U.S. is a "qualified foreign corporation" if it is not a passive foreign investment company ("PFIC," as described below), and if either (i) the foreign corporation is eligible for the benefits of a comprehensive income tax treaty with the U.S. determined to be satisfactory to the U.S. Department of Treasury (which includes the Treaty as currently in effect), or (ii) the foreign corporation's stock with respect to which a dividend is paid is readily tradable on an established securities market within the U.S. Because of uncertainty regarding Kinross' status as a PFIC (see below), no assurance can be given that Kinross is or will become a "qualified foreign corporation."

        Distributions in excess of Kinross' current accumulated earnings and profits, as determined under U.S. federal tax law, will be treated as (i) a tax-free return of capital to the extent of a U.S. Holder's adjusted tax basis in its Kinross common shares (reducing such adjusted basis, but not below zero), and (ii) thereafter as gain from a sale or exchange of such Kinross common shares. If the distribution is paid in Canadian currency, the amount includable in the U.S. Holder's income will be the U.S. dollar value of the Canadian currency, based on the prevailing U.S. dollar/Canadian dollar exchange rate on the date of receipt, regardless of whether the payment is actually converted into U.S. dollars. Any gain or loss resulting from foreign currency exchange rate fluctuations during the period from the date the dividend is includable in income to the date the foreign currency is converted into U.S. dollars will generally be treated as ordinary income or loss. If Canadian withholding taxes are imposed with respect to such dividend, a U.S. Holder will be treated as having actually received the amount of such taxes and as having paid such amount to the Canadian taxing authorities. As a result, the amount of dividend income included in a U.S. Holder's gross income will be greater than the amount of cash actually received with respect to such dividend income.

        A dividend distribution generally will be treated as foreign source income and generally will be classified as "passive income" or "financial services income," depending on the U.S. Holder's states, for U.S. foreign tax credit purposes. A U.S. Holder may be able, subject to certain generally applicable limitations, to claim a United States foreign tax credit or a deduction for any Canadian withholding taxes imposed on dividend payments. The rules relating to the determination of the U.S. foreign tax credit are complex, and the calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes in lieu of claiming a U.S. foreign tax credit, the availability of deductions, involve the application of rules that depend on a U.S. Holder's particular circumstances. U.S. Holders are urged to consult their own tax advisor regarding the application of the U.S. foreign tax credit rules to dividend income on the Kinross common shares.

TAXATION ON SALE OR EXCHANGE OF KINROSS COMMON SHARES

        Upon the sale, redemption or other disposition of Kinross common shares, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis in the Kinross common shares. Generally the U.S. dollar value of the amount realized by a U.S. Holder that (i) receives foreign currency on the sale or other disposition of Kinross common shares and (ii) is a cash basis taxpayer or an accrual basis taxpayer that so elects, will be determined by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale or other disposition (or in the case of a non-electing accrual basis U.S. Holder, the spot rate of the foreign currency on the date of the sale or other disposition).

        Except as provided under "Passive Foreign Investment Company Considerations" below, gain or loss recognized on the sale or other disposition of Kinross common shares will be a capital gain or loss. In the case of non-corporate U.S. Holders, including individuals, net capital gains derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Certain limitations exist on the deductibility of capital losses by both corporations and individual taxpayers. Any tax imposed by Canada directly on the gain from such a sale should be eligible for the United States foreign tax credit; however, because the gain generally will be U.S.-source gain, a U.S. Holder might not be able to use the credit otherwise available. Any loss recognized generally will be allocated to reduce United States-source income. U.S. Holders are urged to consult their tax advisors regarding the U.S. foreign tax credit implications of the sale, redemption or other disposition of Kinross common shares.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

        A foreign corporation is considered to be a PFIC if, with respect to a taxable year, (i) at least 75% of its gross income is "passive income" (the "income test") or (ii) the average value of its assets held during its taxable year (measured at the end of each quarter) that produce or are held for the production of "passive income" is at least 50% (the "asset test"). In applying the income test and the asset test, if a foreign corporation owns (directly or indirectly) at least 25% (by value) of the stock of another corporation, such foreign corporation is treated as if it had directly received its proportionate share of the gross income of the other corporation and as if it directly owned its proportionate share of the assets of such other corporation.

        For this purpose, "passive income" generally includes dividends, interest, certain royalties and rents, and net gains from the sale of stock, securities or partnership interests. Net gains from commodities transactions are generally also included within the definition of "passive income," unless such net gains are derived in the active conduct of a commodities business and substantially all of the foreign corporation's business is as an active producer, processor, merchant or handler of commodities (the "commodities exception"). The commodities exception generally applies only if the corporation's gross receipts from qualified active sales equals or exceeds 85% of its gross receipts.

        The PFIC asset test is applied using the fair market value of a publicly traded foreign corporation's assets, not the adjusted book value of its assets. The legislative history to the PFIC rules provides that in applying the PFIC asset test, the total value of a publicly-traded corporation's assets "generally" will be treated as equal to the sum of the aggregate value of its outstanding stock plus its liabilities (the "General Rule"). There are, however, no regulations or other guidance which define when this General Rule applies and when it does not apply, and how it applies in particular circumstances.

        The determination of whether or not Kinross is a PFIC is a factual determination that can only be made annually after the close of each taxable year and must take into account the activities, income and assets of Kinross and each of Kinross' subsidiaries. Kinross has not definitively determined whether it was a PFIC during its tax year ended December 31, 2005, and it cannot at present be determined with certainty whether Kinross will be a PFIC in its current taxable year ending December 31, 2006, or in any future taxable year. This determination will depend on the various sources of Kinross' income and whether the commodities exception is satisfied. In addition, this determination will depend on the relative values of Kinross' passive assets, such as cash, and the relative values of its non-passive assets, including goodwill. Furthermore, since the goodwill of a publicly-traded corporation such as Kinross is largely a function of the trading price of its shares, the valuation of that goodwill may be subject to significant change throughout the year. Therefore, it is possible that Kinross is or could become a PFIC for its current taxable year or any subsequent taxable year due to the nature of its income or its assets or as the result of a decrease in the trading price of the Kinross common shares. If Kinross is or becomes a PFIC in any taxable year in a U.S. Holder's holding period, it generally will remain a PFIC for all subsequent taxable years with respect to that U.S. Holder.

        In general, if Kinross were a PFIC:

        (a) Any distribution made by Kinross during a taxable year to a U.S. Holder with respect to the Kinross common shares that was an "excess distribution" (defined generally as the excess of the amount received with respect to the Kinross common shares in any taxable year over 125% of the average amount received in the three previous taxable years or, if shorter, the U.S. Holder's holding period before the taxable year) would be allocated ratably to each day of the U.S. Holder's holding period. The amount allocated to the current taxable year would be included as ordinary income for that year. The amount allocated to each prior PFIC year in the U.S. Holder's holding period generally would be taxed as ordinary income at the highest rate in effect for that U.S. Holder in that prior year and such tax would be subject to an interest charge at the rate applicable to income tax deficiencies as if it were overdue with respect to such prior year.

        (b) Dividends paid to individual U.S. Holders would not qualify for reduced long-term capital gains rates.

        (c) The entire amount of any gain realized upon the sale or other disposition of Kinross common shares (generally including any disposition otherwise treated as tax-free and the use of Kinross common shares as security for an obligation) that was held during more than one taxable year would be treated as an excess distribution made in the year of sale or other disposition and, as a consequence, would be treated as ordinary income (rather than capital gain), and to the extent allocated to PFIC years in the U.S. Holder's holding period prior to the year of sale or other disposition, would be subject to the interest charge described above.

        Among other PFIC elections which may be available, a so-called "mark-to-market election" may be made by a U.S. Holder who owns marketable stock in a PFIC at the close of such person's taxable year. If a mark-to-market election is made, instead of the PFIC rules described above, such U.S. Holder generally would be required to include as ordinary income or, to the extent described in the next sentence, be allowed an ordinary loss deduction in an amount equal to the difference between the fair market value of such stock as of the close of such taxable year (or the amount realized from a sale or other disposition) and the U.S. Holder's adjusted basis, and certain additional rules would apply. An ordinary loss deduction will be allowed only to the extent that ordinary income was previously included under the mark-to-market election and was not substantially offset by ordinary loss deductions. The mark-to-market election is available with respect to marketable stock in a PFIC on a shareholder-by-shareholder basis and, once made, can only be revoked with the consent of the IRS. The Kinross common shares will be treated as marketable stock for these purposes provided that the shares continue to be actively traded on an established stock exchange. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES AND ADVISABILITY OF MAKING SUCH A MARK-TO-MARKET ELECTION AND WHETHER ANY OTHER PFIC ELECTION IS AVAILABLE.

        A shareholder in a PFIC who is a U.S. person is generally required to file with the U.S. federal income tax return a completed Form 8621 in each year that shares are owned in the PFIC.

U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

        Payments of dividends on and proceeds from the sale or other disposition of the Kinross common shares may be subject to information reporting to the IRS and backup withholding at a current rate of 28% on the gross proceeds received. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Persons in doubt as to the necessity of furnishing this form are urged to consult their own tax advisors. Non-U.S. Holders generally will not be subject to U.S. information reporting or backup withholding. However, such Non-U.S. Holders may be required to provide certification of Non-U.S. Holder status (generally on IRS Form W-8BEN) in connection with payments received in the U.S. or through certain U.S.-related financial intermediaries.

        Amounts withheld as backup withholding may be credited against a U.S. Holder's federal income tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

CANADIAN FEDERAL TAX CONSEQUENCES


        The following discussion represents the opinion of Cassels Brock & Blackwell LLP with regard to the material Canadian federal income tax considerations generally applicable to Crown shareholders and warrant holders who exchange their Crown common stock and warrants for Kinross common shares pursuant to the merger and of holding and subsequently disposing of Kinross common shares. The opinion applies to shareholders and warrant holders who, for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"): (i) deal at arm's length and are not affiliated with Kinross and Crown; (ii) are not "financial institutions" for purposes of the mark-to-market rules; (iii) are not "specified financial institutions"; and (iv) hold their Crown common stock and warrants and will hold their Kinross common shares as capital property.


        This opinion is based upon the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations") in force as of the date hereof, all specific proposals (the "Proposed Amendments") to amend the Canadian Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Treaty and counsel's understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the "CRA"). No assurance can be given that the Proposed Amendments will be enacted in their current proposed form if at all; however, the Canadian federal income tax considerations generally applicable to holders with respect to the merger will not be different in a material adverse way if the Proposed Amendments are not enacted. This opinion does not take into account or anticipate any other changes to the law, whether by legislative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations.

        This opinion is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Therefore, holders are urged to consult their own tax advisors with respect to their particular circumstances.

U.S. SHAREHOLDERS AND WARRANT HOLDERS

        This description is generally applicable to Crown shareholders and warrant holders who, for the purposes of the Canadian Tax Act, (i) have not been and will not be deemed to be resident in Canada at any time while they hold Crown common stock, warrants, or Kinross common shares; and (ii) do not use or hold the Crown common stock, warrants, or Kinross common shares in carrying on a business in Canada; and who, for purposes of the Treaty, are residents of the United States ("U.S. Holders"). Special rules, which are not discussed below, may apply to a U.S. Holder that is an insurer carrying on business in Canada and elsewhere.

        A U.S. Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain arising on the exchange of Crown common stock or warrants for Kinross common shares or cash in lieu of a fractional Kinross common share as a result of the merger. Similarly, a U.S. Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain arising on a disposition of Kinross common shares provided that (i) the Kinross common shares are listed on a prescribed stock exchange (which includes the TSX) for the purposes of the Canadian Tax Act at the time of disposition; and (ii) at no time during the 60 month period immediately preceding the disposition of the Kinross common shares were 25% or more of the issued shares of any class or series of the capital stock of Kinross owned by the U.S. Holder, by persons with whom the U.S. Holder did not deal at arm's length, or by the U.S. Holder together with such persons.

        Dividends paid or credited or deemed under the Canadian Tax Act to be paid or credited to a U.S. Holder on the Kinross common shares will generally be subject to Canadian withholding tax at the rate of 15%. This rate is reduced to 5% in the case of a U.S. Holder that is a company that owns at least 10% of the voting stock of Kinross.

CANADIAN SHAREHOLDERS AND WARRANT HOLDERS

        This description is generally applicable to Crown shareholders and warrant holders, who, for the purposes of the Canadian Tax Act, are or are deemed to be resident in Canada and for whom Crown is not a "foreign affiliate" ("Canadian Holders").

        A Canadian Holder whose Crown common stock or warrants are exchanged for Kinross common shares as a result of the merger will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition received for such Crown common stock or warrants, net of any reasonable costs of disposition, are greater (or less) than the adjusted cost base to the Canadian Holder of such Crown common stock or warrants, respectively. For this purpose, the proceeds of disposition will be equal to the fair market value of the Kinross common shares received by a Canadian Holder as a result of the merger plus the amount of any cash received in lieu of a fractional Kinross common share.

        Dividends on Kinross common shares received by a Canadian Holder who is an individual will be included in the individual's income and will be subject to the gross-up and dividend tax credit rules normally applicable under the Canadian Tax Act to taxable dividends received from taxable Canadian corporations. Dividends on Kinross common shares received by a Canadian Holder that is a corporation will be included in computing its income and generally will be deductible in computing its taxable income.

        A Canadian Holder that is a private corporation or a subject corporation (as defined in the Canadian Tax Act) will generally be liable to pay a refundable tax under Part IV of the Canadian Tax Act at the rate of 33-1/3% on dividends received on the Kinross common shares to the extent that such dividends are deductible in computing taxable income.

        A disposition or deemed disposition by a Canadian Holder of Kinross common shares will generally give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or less) than the holder's adjusted cost base of the Kinross common shares. In this regard the cost to the holder of a Kinross common share acquired pursuant to the merger will equal the fair market value of the Kinross common shares received by a Canadian Holder as a result of the merger and will be averaged with the adjusted cost base of any other Kinross common shares then owned by such holder as capital property for purposes of determining the holder's adjusted cost base of such Kinross common shares.

        Where a corporate Canadian Holder disposes of Kinross common shares, the amount of any capital loss will be reduced by dividends received on such Kinross common shares to the extent and under the circumstances provided in the Canadian Tax Act. Similar rules may apply where a Canadian Holder that is a corporation is a member of a partnership or beneficiary of a trust that owns such shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

        One-half of any capital gain will be a taxable capital gain and will be included in income and one-half of any capital loss will be an allowable capital loss. Allowable capital losses may generally be deducted against taxable capital gains realized in the year of disposition, the three preceding taxation years or future taxation years, subject to and in accordance with the rules contained in the Canadian Tax Act.

         Certain corporations may be liable to pay an additional refundable tax of 6-2/3% on their "aggregate investment income," which is defined by the Canadian Tax Act to include an amount in respect of taxable capital gains. This tax generally will be refunded to a corporate holder at the rate of $1 for every $3 of taxable dividends paid while it is a private corporation.

        Individuals (other than certain trusts) may be subject to alternative minimum tax in respect of realized capital gains.

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                                     EXPERTS
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        The consolidated financial statements of Kinross Gold Corporation and Subsidiaries as of December 31, 2005, and for the year then ended included in this Proxy Statement/Prospectus have been audited by KPMG LLP, an Independent Registered Public Accounting Firm, as stated in their report appearing herein, and have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Kinross Gold Corporation and Subsidiaries as of December 31, 2004 and for the years ended December 31, 2004 and 2003, included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, Independent Registered Chartered Accountants, as stated in their report appearing herein (which audit report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the financial statements and our consideration of internal controls over financial reporting and includes a separate report titled "Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference" relating to the adoption of new accounting standards), and have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Crown Resources Corporation and subsidiaries as of December 31, 2005 and the year then ended included in this Proxy Statement/Prospectus have been audited by Ehrhardt Keefe Steiner & Hottman P.C. an Independent Registered Public Accounting Firm as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Crown Resources Corporation and subsidiaries as of December 31, 2004 and for the years ended December 31, 2004 and 2003 included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the financial statements), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Rodney Cooper is the qualified person under National Instrument 43-101 of the Canadian Securities Administrators, who supervised the preparation of Kinross' mineral reserve and mineral resource estimates as at December 31, 2005. Mr. Cooper was at the time an officer of Kinross. Wesley Hanson is the qualified person under National Instrument 43-101 of the Canadian Securities Administrators, who authored the technical report for the Paracatu property. Mr. Hanson is an officer of Kinross.

        Messrs. Cooper and Hanson beneficially owned, directly or indirectly, less than 1% of any class of shares of Kinross' outstanding shares at the time of the preparation of the reserve and resource estimates and of the Paracatu and Round Mountain technical reports.

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                        VALIDITY OF KINROSS COMMON SHARES

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        The validity of the Kinross common shares offered hereby under the laws of the Province of Ontario will be passed upon for Kinross by Cassels Brock & Blackwell LLP. Cassels Brock & Blackwell LLP has also delivered an opinion concerning the material Canadian federal income tax consequences of the merger. Parr Waddoups Brown Gee & Loveless has delivered an opinion concerning the material United States federal income tax consequences of the merger.

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                       WHERE YOU CAN FIND MORE INFORMATION

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        You may read and copy any document filed by Kinross or Crown with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Filings with the SEC are also available to the public from the SEC's website at HTTP://WWW.SEC.GOV.

        The following documents have been filed by Kinross since the end of its last fiscal year. These documents are not incorporated by reference into the Proxy Statement/Prospectus, but are available upon request from Kinross:

        Kinross' Annual Report on Form 40-F for the fiscal year ended December 31, 2005, dated March 30, 2006; and


        Kinross' reports on Form 6-K dated June 21, 2006; June 1, 2006; May 10, 2006; May 5, 2006; May 5, 2006; April 12, 2006; April 3, 2006; April 3, 2006;
March 31, 2006; March 29, 2006; February 27, 2006; February 21, 2006; February 21, 2006; February 16, 2006; February 15, 2006; February 13, 2006; February 3,
2006; January 23, 2006; January 9, 2006; and January 4, 2006.

        The description of Kinross' Common Shares, no par value, contained in Kinross' Registration Statement on Form 8-A12B, filed on January 29, 2003, under the Securities Exchange Act of 1934, as amended.

        Kinross has filed a registration statement (File No. 333-111516) on Form F-4 with the Securities and Exchange Commission (the "SEC"). This Proxy Statement/Prospectus, which is a part of that registration statement, does not contain all of the information included in the registration statement. You should refer to the registration statement and its exhibits for additional information. With respect to references made in this document to any contract, agreement, or other document, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement, or other document.

        The following documents were filed by Crown with the SEC. The documents are not incorporated by reference into this Proxy/Statement Prospectus, but are available upon request from Crown:

        Interim report on Form 8-K filed March 2, 2006.

        Quarterly report on Form 10-Q for the quarter ended March 31, 2006.

        Annual report on Form 10-K for the year ended December 31, 2005.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY KINROSS, CROWN, OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KINROSS OR CROWN SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

GLOSSARY OF TECHNICAL TERMS USED IN THIS DOCUMENT

AA FINISH
     A method used to complete fire assaying where the bead produced by this assay technique is dissolved in strong acids. The gold in the acid solution is determined by a machine called an atomic adsorption spectrometer. This method is used to accurately quantify small amounts of gold and other metals.

ADULARIA
     A variety of orthoclase, a mineral part of the feldspar group. A common mineral of granitic rocks.

ALLUVIAL
     Referring to material, which has been placed by the action of surface water.

ALLUVIUM
     A general term for all detrital deposits resulting from the flow of present waterways, thus including the sediments laid down in streambeds, flood plain, lakes, fan at the foot of mountain slopes, and estuaries.

ALMANDINE
     An isometric mineral, 8[Fe32+Al2Si3O12]; pyralspilite subgroup of the garnet group, with Fe replaced by Mg, Mn, and Ca; in red to brownish-black dodecahedral and trapezohedral crystals, or massive; Mohs hardness, 7-1/2; occurs in medium-grade metamorphic rock and felsic igneous rocks; used as a gemstone and an abrasive.

ANKERITE
     A trigonal mineral, Ca(Fe,Mg,Mn)(CO3)2; dolomite group; forms series with dolomite and with kutnohorite; associated with iron ores; commonly forms thin veins in some coal seams.

ARCHEAN ABITIBI
     The Abitibi-Grenville Transect focuses on the Late Archean Abitibi greenstone belt, which is part of the southern Superior Province, the central core of the North American craton, and on the Mesoproterozoic Grenville orogen which extends from southern Sweden to southern Mexico, but is exposed principally as the southeastern Canadian shield. The Abitibi subprovince is the largest, and perhaps the best studied, of the Archean greenstone terranes of the world and is host to a major proportion of Canada's mineral resources.

ARGILLITE
     A compact rock, derived either from mudstone (claystone or siltstone), or shale, that has undergone a somewhat higher degree of induration than mudstone or shale but is less clearly laminated and without its fissility, and that lacks the cleavage distinctive of slate.

ARSENOPYRITE
     The most common arsenic mineral and principal ore of arsenic; occurs in many sulfide ore deposits, particularly those containing lead, silver and gold.

ASSAY
     To determine the value of various elements within an ore sample, streambed sample, or valuable metal sample.

B2 HORIZON
     A local geological term identifying a particular formation of rock.

BALL MILL
     A steel cylinder filled with steel balls into which crushed ore is fed. The ball mill is rotated, causing the balls to cascade and grind the ore.

BASALT
     An extrusive volcanic rock composed primarily of plagioclase, pyroxene and some olivine.

BASEMENT ROCKS
     A name commonly applied to metamorphic or igneous rocks underlying the sedimentary sequence.

BELT
     A series of mineral deposits occurring in close proximity to each other often with a common origin.

BIOTITE
     A common rock-forming mineral in crystalline rocks, either as an original crystal in igneous rocks or as a metamorphic product in gneisses and schists; a detrital constituent of sedimentary rocks.

BLOCK FAULTED
     A type of normal faulting in which the crust is divided into structural or fault blocks of different elevations and orientations. It is the process by which block mountains are formed.

BOUDINS
     Series of sausage-shaped segments occurring in a boudinage structure. Boudinage occurs when bed sets are divided by cross-fractures into pillowlike segments. The cross-fractures are not sharp, but rather rounded, and may be compared with the necks that develop in ductile metal pieces under tension. The overall resulting appearance is that of a string of linked sausages when observed in section.

BRECCIA
     A coarse-grained clastic rock, composed of angular broken rock fragments held together by a mineral cement or in a fine-grained matrix; it differs from conglomerate in that the fragments have sharp edges and unworn corners.

CALDERA
     A large, basin-shaped volcanic depression, more or less circular, the diameter of which is many times greater than that of the included vent or vents, no matter what the steepness of the walls or the form of the floor may be.

CALOMEL
     A tetragonal mineral, 2[Hg2Cl2]; a secondary alteration of mercury-bearing minerals; horn quicksilver; mercurial horn ore.

CARBON-IN-LEACH
     A process step wherein granular activated carbon particles much larger than the ground ore particles are introduced into the ore pulp. Cyanide leaching and precious metals adsorption onto the activated carbon occur simultaneously. The loaded activated carbon is mechanically screened to separate it from the barren ore pulp and processed to remove the precious metals and prepare it for reuse.

CARBON-IN-PULP
     A process step wherein granular activated particles much larger than the ground ore particles are introduced into the ore pulp after primary leaching in cyanide. Precious metals adsorption occurs onto the activated carbon from the pregnant cyanide solution.

CARE AND MAINTENANCE
     The status of a mining operation when mining has been suspended but reclamation and closure of the property has not been commenced. The mill and associated equipment is being cared for and maintained until operations re-commence.

CATHODE
     A rectangular plate of metal, produced by electrolytic refining, which is melted into commercial shapes such as wire-bars, billets, ingots, etc.

CERARGYRITE
     A former name for chlorargyrite, which is an isometric mineral, 4[AgCl]; sectile; forms waxy white, yellow, or pearl-gray incrustations, darkening to violet on exposure to light; a supergene mineral occurring in silver veins; an important source of silver.

CHALCOPYRITE
     A copper mineral composed of copper, iron and sulphur. This mineral is very similar to marcasite in its characteristics; it tarnishes easily; going from bronze or brassy yellow to yellowish or grayish brown, has a dark streak, and are lighter in weight and harder than gold.

CHERT
     A compact, glass-like siliceous rock composed of silica of various types (opaline or chalcedonic).

CHIP SAMPLE
     A method of sampling of rock exposure whereby a regular series of small chips of rock is broken off along a line across the face.

CHLORITE
     1. The mineral group chamosite, clinochlore, cookeite, gonyerite, nimite, orthochamosite, pennantite, and sudoite. 2. Chlorites are associated with and resemble micas (the tabular crystals of chlorites cleave into small, thin flakes or scales that are flexible, but not elastic like those of micas); they may also be considered as clay minerals when very fine grained. Chlorites are widely distributed, esp. in low-grade metamorphic rocks, or as alteration products of ferromagnesian minerals.

CIRCUIT
     A processing facility for removing valuable minerals from the ore so that it can be processed and sold.

CLAY
     An extremely fine-grained natural earthy material composed primarily of hydrous aluminum silicates. It may be a mixture of clay minerals and small amounts of nonclay materials or it may be predominantly one clay mineral. The type is determined by the predominant clay mineral. Clay is plastic when sufficiently pulverized and wetted, rigid when dry, and vitreous when fired to a sufficiently high temperature.

CONGLOMERATE
     Rounded, water-worn fragments of rock or pebbles, cemented together by another mineral substance.

CORE
     The long cylindrical piece of rock, about an inch in diameter, brought to surface by diamond drilling.

CUPEL
     1. A small bone-ash cup used in gold or silver assaying with lead. 2. The hearth of a small furnace used in refining metals.

CUT-OFF GRADE
     The lowest grade of mineral resources considered economic; used in the calculation of reserves in a given deposit.

CYANIDATION
     A method of extracting exposed gold or silver grains from crushed or ground ore by dissolving the contained gold and silver in a weak cyanide solution. May be carried out in tanks inside a mill or in heaps of ore out of doors.

CYCLONE UNDERFLOW
     A coarser sized fraction, which leaves via apex aperture of hydrocyclone.

DEDICATED PAD
     An area of topography where gold ore will be placed in order to be leached. The ore will remain permanently upon this pad upon the completion of the gold extraction.

DEVONIAN
     The fourth period, in order of decreasing age, of the periods making up the Paleozoic era. It followed the Silurian period and was succeeded by the Mississippian period. Also, the system of strata deposited at that time. Sometimes called the Age of Fishes.

DILUTION
     The effect of waste or low-grade ore being included unavoidably in the mine ore, lowering the recovered grade.

DOLOMITE
     A carbonate sedimentary rock consisting of more than 50% to 90% mineral dolomite, depending upon classifier, or having a Ca:Mg ratio in the range 1.5 to 1.7, or having an MgO equivalent of 19.5% to 21.6%, or having a magnesium-carbonate equivalent of 41.0% to 45.4%. Dolomite beds are associated and interbedded with limestone, commonly representing postdepositional replacement of limestone.

DORE
     Unrefined gold and silver bullion bars, which will be further, refined to almost pure metal.

ELECTROWINNING
     Recovery of a metal from a solution by means of electro-chemical processes.

EPITHERMAL
     Said of a hydrothermal mineral deposit formed within about 1 kilometer of the Earth's surface and in the temperature range of 50 to 200 degrees C, occurring mainly as veins. Also, said of that depositional environment.

FACIES
     A term of wide application, referring to such aspects of rock units as rock type, mode of origin, composition, fossil content, or environment of deposition.

FAULT
     A fracture in the earth's crust accompanied by a displacement of one side of the fracture with respect to the other and in a direction parallel to the fracture.

FELDSPAR
     1. Constituting 60% of the Earth's crust, feldspar occurs in all rock types and decomposes to form much of the clay in soil, including kaolinite. 2. The mineral group albite, andesine, anorthite, anorthoclase, banalsite, buddingtonite, bytownite, celsian, hyalophane, labradorite, microcline, oligoclase, orthoclase, paracelsian, plagioclase, reedmergnerite, sanidine, and slawsonite.

FELSIC
     A mnemonic adjective derived from (fe) for feldspar, (l) for lenad or feldspathoid, and (s) for silica, and applied to light-colored rocks containing an abundance of one or all of these constituents. Also applied to the minerals themselves, the chief felsic minerals being quartz, feldspar, feldspathoid, and muscovite.

FLOCCULENT
     A chemical used to promote the formation of denser slurries.

FLOTATION
     A separation process in which valuable mineral particles are induced to become attached to bubbles and float, which the non-valuable minerals sink.

FOLD
     Any bending or wrinkling of rock strata.

FORMATION
     Unit of sedimentary rock of characteristic composition or genesis.

GALENA
     A lead mineral, which occurs with sphalerite in hydrothermal veins, also in sedimentary rocks as replacement deposits; an important source of lead and silver.

GARNET
     The silicate minerals almandine, andradite, calderite, goldmanite, grossular, hibshite, katoite, kimzeyite, knorringite, majorite, pyrope, schlorlomite, spessartine, and uvarovite.

GEYSERITES
     A type of rock associated with natural hot springs.

GLACIAL TILL
     Dominantly unsorted and unstratified drift, generally unconsolidated, deposited directly by and underneath a glacier without subsequent reworking by meltwater, and consisting of a heterogeneous mixture of clay, silt, sand, gravel, and boulders ranging widely in size and shape; ice-laid drift.

GLACIOLACUSTRINE
     Pertaining to, derived from, or deposited in glacial lakes; especially said of the deposits and landforms composed of suspended material brought by meltwater streams flowing into lakes bordering the glacier, such as deltas, kame deltas, and varved sediments.

GOLD
     A yellow malleable ductile high density metallic element resistant to chemical reaction, often occurring naturally in quartz veins and gravel, and precious as a monetary medium, in jewelry, etc. Symbol - Au.

GOLD EQUIVALENT PRODUCTION
     Gold equivalent production represents gold production plus silver production computed into gold ounces using a market price ratios.

GRADE
     The amount of valuable metal in each tonne or ore, expressed as grams per tonne for precious metals.

     CUT-OFF GRADE - is the minimum metal grade at which a tonne of rock can be processed on an economic basis.

     RECOVERED GRADE - is actual metal grade realized by the metallurgical process and treatment or ore, based on actual experience or laboratory testing.

GRAVIMETRIC FINISH
     A method used to complete fire assaying where the bead produced by this assay technique is weighed upon an extremely sensitive weigh scale.

GRAVITY RECOVERY CIRCUIT
     Equipment used within a plant to recover gold from the ore using the difference in specific gravity between the gold and the host rock. Typically used are shaking tables, spirals, etc.

GREENSCHIST
     A metamorphosed basic igneous rock, which owes its color and schistosity to abundant chlorite.

GREENSCHIST FACIES
     Metamorphic rocks produced under low temperature conditions.

GREENSTONE
     An old field term applied to altered basic igneous rocks which owe their color to the presence of chlorite, hornblende, and epidote.

HALIDE
     A fluoride, chloride, bromide, or iodide.

HALOS
     A differentiated (lower) grade zone surrounding a central zone of higher grade.

HEAP LEACHING
     A process whereby gold is extracted by "heaping" broken ore on sloping impermeable pads and repeatedly spraying the heaps with a weak cyanide solution which dissolves the gold content. The gold-laden solution is collected for gold recovery.

HEDGING
     Taking a buy or sell position in a futures market opposite to a position held in the cash market to minimize the risk of financial loss from an adverse price change.

HIGH-GRADE
     Rich ore. As a verb, it refers to selective mining of the best ore in a deposit.

HIGH RATE THICKENER
     A type of equipment used to perform solid liquid separation. Slurry (a mixture of rock and water) is fed into this unit with a clear solution produced in one stream and a moist solid produced in the second stream.

HQ
     A diamond drill core measuring 2.500 inches in diameter (6.35 cm).

INTRUSIVE
     Rock which while molten, penetrated into or between other rocks but solidified before reaching the surface.

INTRACALDERA OLIGOCENE ASH-FLOW TUFFS
     A geological term referring to a rock formation comprising ash-flow tuffs existing inside a caldera. A caldera is a crater formed from by the collapse of the central part of a volcano. This particular formation dates back to the Oligocene epoch.

KAOLINITE
     A monoclinic mineral, 2[Al2Si2O5(OH)4]; kaolinite-serpentine group; kaolinite structure consists of a sheet of tetrahedrally bonded silica and a sheet of octahedrally bonded alumina with little tolerance for cation exchange or expansive hydration; polymorphous with dickite, halloysite, and nacrite; soft; white; formed by hydrothermal alteration or weathering of aluminosilicates, esp. feldspars and feldspathoids; formerly called kaolin.

LEACH
     A method of extracting gold from ore by a chemical solution usually containing cyanide.

LENSE
     Pyrite, round or oval in plan and lenticular in section, ranging up to 2 to 3 feet (0.6 to 0.9 meters) in thickness and several hundred feet in the greatest lateral dimension, that is found in coalbeds.

LENTICULAR
     Resembling in shape the cross section of a lens. The term may be applied, e.g., to a body of rock, a sedimentary structure, or a mineral habit.

LODE
     Vein of metal ore.

LOW-GRADE
     A term applied to ores relatively poor in the metal they are mined for; lean ore.

MAFIC
     Igneous rocks composed mostly of dark, iron- and magnesium-rich minerals.

METAMORPHISM
     The process by which the form or structure of rocks is changed by heat and pressure.

MICA
     1. A group of phyllosilicate minerals having the general composition, X2Y4-6Z8O20(OH,F) where X=(Ba,Ca,Cs,H3O,K,Na,NH4), Y=(Al,Cr,Fe,Li,Mg,Mn,V,Zn), and Z=(Al,Be,Fe,Si); may be monoclinic, pseudohexagonal or pseudo-orthorhombic; soft; perfect basal (micaceous) cleavage yielding tough, elastic flakes and sheets; colorless, white, yellow, green, brown, or black; excellent electrical and thermal insulators (isinglass); common rock-forming minerals in igneous, metamorphic, and sedimentary rocks. 2. The mineral group anandite, annite, biotite, bityite, celadonite, chernykhite, clintonite, ephesite, ferri-annite, glauconite, hendricksite, kinoshitalite, lepidolite, margarite, masutomilite, montdorite, muscovite, nanpingite, norrishite, paragonite, phlogopite, polylithionite, preiswerkite, roscoelite, siderophyllite, sodium phlogopite, taeniolite, tobelite, wonesite, and zinnwaldite.

MICACEOUS
     Consisting of or containing mica; E.G., a micaceous sediment.

MILL
     A plant where ore is ground fine and undergoes physical or chemical treatment to extract the valuable metals.

MINERAL CLAIM
     A mineral claim usually authorizes the holder to prospect and mine for minerals and to carry out works in connection with prospecting and mining.

MINERAL RESERVES
     The economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. An mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined.

     PROVEN MINERAL RESERVE: The economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

     PROBABLE MINERAL RESERVE: The economically mineable part of an Indicated, and in some circumstances a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

MINERAL RESOURCE
     A concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

     MEASURED MINERAL RESOURCES: A measured mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

     INDICATED MINERAL RESOURCES: An indicated mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and test information gathered through appropriate techniques from location such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

     INFERRED MINERAL RESOURCE: The part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. Due to the uncertainty which may attach to inferred mineral resources, it cannot be assumed that all or any part of an inferred mineral resource will be upgraded to an indicated or measured mineral resource as result of continued exploration.

MINERALIZATION
     The process or processes by which a mineral or minerals are introduced into a rock, resulting in a valuable or potentially valuable deposit. It is a general term, incorporating various types; e.g., fissure filling, impregnation, and replacement.

MISSISSIPPIAN
     Belonging to the geologic time, system of rocks or sedimentary deposits of the fifth period of the Paleozoic Era, characterized by the submergence of extensive land areas under shallow seas.

MUCK SAMPLE
     A representative piece of ore that is taken from a muck pile and then assayed to determine the grade of the pile.

MUSCOVITE
     A monoclinic mineral, Kal2(Si3Al)O10(OH,F)2; mica group; pseudohexagonal; perfect basal cleavage; forms large, transparent, strong, electrically and thermally insulating, stable sheets; a common rock-forming mineral in silicic plutonic rocks, mica schists, gneisses, and commercially in pegmatites; also a hydrothermal and weathering product of feldspar and in detrital sediments. Also spelled muscovite.

NET SMELTER RETURN
     A type of royalty payment where the royalty owner receives a fixed percentage of the revenues of a property or operation.

OPEN PIT
     A mine that is entirely on surface. Also referred to as open-cut or open-cast mine.

OLIGOCENE
     An epoch of the early Tertiary Period, after the Eocene and before the Miocene; also, the corresponding worldwide series of rocks. It is considered to be a period when the Tertiary is designated as an era.

OXIDATION
     A reaction where a material is reacted with an oxidizer such as pure oxygen or air in order to alter the state of the material.

PALEOZOIC
     The era of geologic time that includes the Cambrian, Ordovician, Silurian, Devonian, Mississippian, Pennsylvanian and Permian periods and is characterized by the appearance of marine invertebrates, primitive fishes, land plants and primitive reptiles.

PEGMATITES
     Igneous rocks of coarse grain found usually as dikes associated with large masses of plutonic rock.

PHASES
     Stages in time and/or composition in forming the rock.

PHYLLITE
     1. A metamorphic rock, intermediate in grade between slate and mica schist. Minute crystals of sericite and chlorite impart a silky sheen to the surfaces of cleavage (or schistosity). Phyllites commonly exhibit corrugated cleavage surfaces. 2. A general term for minerals with a layered crystal structure. 3. A general term used by some French authors for the scaly minerals, such as micas, chlorites, clays, and vermiculites.

PLACER
     A place where gold is obtained by the washing of materials: rocks, boulders, sand, clay, etc. containing gold or other valuable minerals by the elements. These are deposits of valuable minerals, in Kinross' case, native gold, are found in the form of dust, flakes, grains, and nuggets. In the United States mining law, mineral deposits, not veins in place, are treated as placers as far as locating, holding, and patenting are concerned. The term "placer" applies to ancient (Tertiary) gravel as well as to recent deposits, and to underground (drift mines) as well as surface deposits.

PORPHYRY
     An igneous rock in which relatively large crystals, called phenocrysts, are set in a fine-granted groundmass.

PREMIUM
     An amount specified as such by the parties to a hedging agreement, which amount is the purchase price of the bullion option and is payable by the buyer to the seller on the premium payment date for value on such date.

PULP METALLIC
     A type of assay method, which is used to handle the coarse gold component of a sample to allow for its accurate determination.

PYRITE
     A yellow iron sulphide mineral, normally of little value. It is sometimes referred to as "fool's gold."

PYROCLASTIC
     Produced by explosive or aerial ejection of ash, fragments, and glassy material from a volcanic vent. Applied to the rocks and rock layers as well as to the textures so formed.

QUALIFIED PERSON
     An individual who: (a) is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development or operation, or mineral project assessment, or any combination of these; (b) has experience relevant to the subject matter of the mineral project; and (c) is a member in good standing of a professional association as defined by NI 43-101.

QUARTZ
     Common rock-forming mineral consisting of silicon and oxygen.

QUARTZITE
     1. A granoblastic metamorphic rock consisting mainly of quartz and formed by recrystallization of sandstone or chert by either regional or thermal metamorphism; metaquartzite. 2. A very hard but unmetamorphosed sandstone, consisting chiefly of quartz grains that are so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them; an orthoquartzite. 3. Stone composed of silica grains so firmly cemented by silica that fracture occurs through the grains rather than around them. 4. As used in a general sense by drillers, a very hard, dense sandstone.
5. A granulose metamorphic rock consisting essentially of quartz. 6. Sandstone cemented by silica that has grown in optical continuity around each fragment.

RECLAMATION
     The restoration of a site after mining or exploration activity is completed.

RECOVERY
     A term used in process metallurgy to indicate the proportion of valuable material obtained in the processing of an ore. It is generally stated as a percentage of valuable metal in the ore that is recovered compared to the total valuable metal present in the ore.

RUN-OF-MINE
     Said of ore in its natural, unprocessed state; pertaining to ore just as it is mined.

REUSABLE PAD ORE
     Ore which is processed on a reusable pad. The reusable pad is an area where heap leaching takes place on ore material temporarily placed onto it. Upon completion of leaching, the ore is removed from the pad and sent to disposal. New material is then applied.

SAMPLE
     A small portion of rock or a mineral deposit, taken so that the metal content can be determined by assaying.

SANIDINE
     A monoclinic mineral, (K,Na)AlSi3O8; feldspar group; forms a series with albite; prismatic cleavage; colorless; forms phenocrysts in felsic volcanic rocks.

SCHIST
     A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

SEDIMENTARY ROCKS
     Secondary rocks formed from material derived from other rocks and laid down under water. Examples are limestone, shale and sandstone.

SEMI-AUTOGENOUS (SAG) MILL
     A steel cylinder with steel balls into which run-of-mine material is fed. The ore is ground in the action of large lumps of rock and steel balls.

SERICITE
     A white, fine-grained potassium mica occurring in small scales as an alteration product of various aluminosilicate minerals, having a silky luster, and found in various metamorphic rocks (especially in schists and phyllites) or in the wall rocks, fault gouge, and vein fillings of many ore deposits. It is commonly muscovite or very close to muscovite in composition, but may also include paragonite and illite.

SHEAR ZONE
     A geological term to describe a geological area in which shearing has occurred on a large scale.

SILICA
     The chemically resistant dioxide of silicon, SiO2; occurs naturally as five crystalline polymorphs: trigonal and hexagonal quartz, orthorhombic and hexagonal tridymite, tetragonal and isometric cristobalite, monoclinic coesite, and tetragonal stishovite. Also occurs as cryptocrystalline chalcedony, hydrated opal, the glass lechatelierite, skeletal material in diatoms and other living organisms, and fossil skeletal material in diatomite and other siliceous accumulations. Also occurs with other chemical elements in silicate minerals.

SILT
     Material passing the No. 200 U.S. standard sieve that is nonplastic or very slightly plastic and that exhibits little or no strength when air-dried. Material composes of fine rock components.

SKIP
     1. A guided steel hoppit, usually rectangular, with a capacity up to 50 st (45.4 t), which is used in vertical or inclined shafts for hoisting coal or minerals. It can also be adapted for personnel riding. 2. A large hoisting bucket, constructed of boiler plate that slides between guides in a shaft, the bail usually connecting at or near the bottom of the bucket so that it may be automatically dumped at the surface. 3. An open iron vehicle or car on four wheels, running on rails and used esp. on inclines or in inclined shafts. 4. A truck used in a mine. 5. A small car that conveys the charge to the top of a blast furnace.

SLURRY
     Fine rock particles are suspended in a stream of water.

SPHALERITE
     A zinc mineral, which is composed of zinc and sulphur. It has a specific gravity of 3.9 to 4.1.

STIBNITE
     A mineral composed of antimony and sulphur often associated with other sulphides.

STOCK
     A magma that has intruded into preexisting rock in a columnar shape typically a kilometer or more in diameter.

STOCKPILE
     Broken ore heaped on surface, pending treatment or shipment.

STOCKWORK
     A mineral deposit consisting of a three-dimensional network of planar to irregular veinlets closely enough spaced that the whole mass can be mined.

SYMPATHETIC FAULTING
     A minor fault that has the same orientation as the major fault or some such structure with which it is associated.

SYNCLINE
     A fold in rocks in which the strata dip inward from both sides toward the axis.

TAILINGS
     The material that remains after all metals considered economic have been removed from ore during milling.

TENNANTITE
     An isometric mineral, (Cu,Fe)12As4S13; tetrahedrite group; forms a series with tetrahedrite; may contain zinc, silver, or cobalt replacing copper; in veins; an important source of copper.

TERRANE
     Area of land of a particular character, E.G., mountainous, swampy.

TETRAHEDRITE
     1. An isometric mineral, (Cu,Fe)12Sb4S13, having copper replaced by zinc, lead, mercury, cobalt, nickel, or silver; forms a series with tennantite and freibergite; metallic; crystallizes tetrahedra; occurs in hydrothermal veins and contact metamorphic deposits; a source of copper and other metals. 2. The mineral group freibergite, giraudite, goldfieldite, hakite, tennantite, and tetrahedrite.

TOURMALINE
     1. Any member of the trigonal mineral group, XY3Z6(BO3)3Si6O18(OH,F)4where X is Na partially replaced by Ca, K, Mg, or a vacancy, Y is Mg, Fe2+, Li, or Al, and Z is Al and Fe3+; forms prisms of three, six, or nine sides; commonly vertically striated; varicolored; an accessory in granite pegmatites, felsic igneous rocks, and metamorphic rocks. Transparent and flawless crystals may be cut for gems. 2. The mineral group buergerite, dravite, elbaite, ferridravite, liddicoatite, schorl, and uvite.

TRIASSIC
     Belonging to the geolic time, system of rocks or sedimentary deposits of the first period of the Mesozoic Era, characterized by the diversification of land life, the rise of dinosaurs and the appearance of the earliest mammals.

TUFF
     Rock composed of fine volcanic ash.

ULTRAMAFIC
     Also called ultrabasic. Characterizes rocks containing less than 45% silica; containing virtually no quartz or feldspar. They are essentially composed of iron and magnesium-rich minerals, metallic oxides and sulfides, and native metals.

UNCONFORMITY
     A surface between successive strata representing a missing interval in the geologic record of time, and produced either by an interruption in deposition or by the erosion of depositionally continuous strata followed by renewed deposition.

VEIN
     A fissure, fault or crack in a rock filled by minerals that have traveled upwards from some deep source.

VOLCANICS
     A general collective term for extrusive igneous and pyroclastic material and rocks.

ZONE
     An area of distinct mineralization.

MEASUREMENTS CONVERSION TABLE

                           METRIC CONVERSION TABLE
-------------------------------------------------------------------------------

    TO CONVERT           TO IMPERIAL MEASUREMENT UNITS         MULTIPLY BY
Tonnes               Short tons                                  1.10231
Tonnes               Long tons                                   0.98422
Tonnes               Pounds                                      2204.62
Tonnes               Ounces (troy)                                32,150
Kilograms            Ounces (troy)                                32.150
Grams                Ounces (troy)                               0.03215
Grams/tonnes         Ounces (troy)/short ton                     0.02917
Hectares             Acres                                       2.47105
Kilometers           Miles                                       0.62137
Meters               Feet                                        3.28084

-------------------------------------------------------------------------------------------------------------------------

                                               INDEX TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------------------------------------------------
KINROSS GOLD CORPORATION

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF KINROSS:
Consolidated balance sheets as of March 31, 2006 and December 31, 2005...............................................F-A2
Consolidated statements of operations for the three months ended March 31, 2006 and 2005.............................F-A3
Consolidated statements of cash flows for the three months ended March 31, 2006 and 2005.............................F-A4
Consolidated statements of common shareholders' equity for the three months ended
      March 31, 2006 and 2005........................................................................................F-A5
Notes to unaudited consolidated interim financial statements.........................................................F-A6

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF KINROSS:
Report of KPMG LLP, Independent Registered Chartered Accountants, with respect to December 31, 2005
      and the year then ended.......................................................................................F-A28
Report of Deloitte & Touche LLP, Independent Registered Chartered Accountants, with respect to
      December 31, 2004 and the two years then ended................................................................F-A29
Consolidated balance sheets as at December 31, 2005 and 2004........................................................F-A30
Consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003..........................F-A31
Consolidated statements of cash flows for the years ended December 31, 2005, 2004 and 2003..........................F-A32
Consolidated statements of common shareholders' equity for the years ended December 31, 2005, 2004 and 2003......................................................................................................F-A33
Notes to the consolidated financial statements......................................................................F-A34

CROWN RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF CROWN:
Condensed consolidated balance sheets as of March 31, 2006 and December 31, 2005.....................................F-B2
Condensed consolidated statements of operations for the three months ended March 31, 2006 and 2005...................F-B3
Condensed consolidated statements of cash flows for the three months ended March 31, 2006 and 2005
   (as restated).....................................................................................................F-B4
Notes to unaudited condensed consolidated financial statements.......................................................F-B5

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CROWN:
Report of Ehrhardt Keefe Steiner & Hoffman P.C., Independent Registered Public Accounting Firm,
      with respect to December 31, 2005 and the year then ended.....................................................F-B14
Report of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, with respect to
      December 31, 2004 and the two years then ended................................................................F-B15
Consolidated balance sheets as of December 31, 2005 and 2004 (as restated)..........................................F-B16
Consolidated statements of operations for the years ended December 31, 2005, 2004 (as restated) and 2003............F-B17
Consolidated statements of stockholders' equity and comprehensive income (loss) for the years ended
      December 31, 2005, 2004 (as restated) and 2003................................................................F-B18
Consolidated statements of cash flows for the years ended December 31, 2005, 2004 (as restated) and 2003............F-B19
Notes to the consolidated financial statements......................................................................F-B20

                            KINROSS GOLD CORPORATION

    UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2006,
               AND THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005













                                      F-A1

Consolidated balance sheets
Unaudited (expressed in millions of U.S. Dollars, except share amounts)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                             As at
                                                                                                --------------------------------
                                                                                                March 31,           December 31,
                                                                                                  2006                  2005
--------------------------------------------------------------------------------------------------------------------------------

ASSETS
 Current assets
   Cash and cash equivalents                                             Note 3                 $     84.1           $     97.6
   Restricted cash                                                                                     1.3                  1.3
   Accounts receivable and other assets                                  Note 3                       37.1                 27.8
   Inventories                                                           Note 3                      119.4                115.2
                                                                                                --------------------------------
                                                                                                     241.9                241.9
Property, plant and equipment                                            Note 3                    1,073.8              1,064.7
Goodwill                                                                 Note 3                      321.2                321.2
Long-term investments                                                                                 21.3                 21.2
Deferred charges and other long-term assets                              Note 3                       54.0                 49.1
                                                                                                --------------------------------
                                                                                                $  1,712.2           $  1,698.1
                                                                                                ================================
LIABILITIES
 Current liabilities
   Accounts payable and accrued liabilities                              Note 3                 $    129.7           $    132.2
   Current portion of long-term debt                                     Note 5                        9.5                  9.4
   Current portion of reclamation and remediation obligations            Note 6                       32.7                 36.3
                                                                                                --------------------------------
                                                                                                     171.9                177.9
Long-term debt                                                           Note 5                      149.2                149.9
Reclamation and remediation obligations                                  Note 6                      143.1                139.6
Future income and mining taxes                                                                       135.5                129.6
Other long-term liabilities                                                                            8.3                  7.9
Redeemable retractable preferred shares                                  Note 7                          -                  2.7
                                                                                                --------------------------------
                                                                                                     608.0                607.6
                                                                                                --------------------------------
COMMITMENTS AND CONTINGENCIES                                            Note 10
NON-CONTROLLING INTEREST                                                                               0.2                  0.3
                                                                                                --------------------------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                                                    14.3                 14.1
                                                                                                --------------------------------

COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants                Note 7                    1,782.4              1,777.6
  Contributed surplus                                                                                 52.5                 52.6
  Accumulated deficit                                                                               (744.0)              (752.9)
  Cumulative translation adjustments                                                                  (1.2)                (1.2)
                                                                                                --------------------------------
                                                                                                   1,089.7              1,076.1
                                                                                                --------------------------------
                                                                                                $  1,712.2           $  1,698.1
                                                                                                ================================

AUTHORIZED                                                                                       UNLIMITED            UNLIMITED
Issued and outstanding                                                                         346,540,173          345,417,147
--------------------------------------------------------------------------------------------------------------------------------

                   The accompanying notes are an integral part of these consolidated financial statements


                                                              F-A2

Consolidated statements of operations
Uunaudited (expressed in millions of U.S. Dollars, except per share and share amounts)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Three Months Ended
                                                                                                               March 31,
                                                                                                       ----------------------------
                                                                                                         2006              2005
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
  Metal sales                                                                                           $    198.3       $   179.8

OPERATING COSTS AND EXPENSES

  Cost of sales (excludes accretion, depreciation, depletion and amortization)                               121.5           113.1
  Accretion and reclamation expense                                                                            3.0             3.3
  Depreciation, depletion and amortization                                                                    29.2            44.3
                                                                                                       ----------------------------
                                                                                                              44.6            19.1
  Other operating costs                                                                                        4.6             3.5
  Exploration and business development                                                                         7.5             4.9
  General and administrative                                                                                  10.1            10.2
  Impairment charges:
    Investments and other assets                                                                                -             0.6
  Gain on disposal of assets                                                                                    -            (0.1)
                                                                                                       ----------------------------
OPERATING EARNINGS                                                                                            22.4               -

  Other (expense) income - net                                                     Note 3                    (12.7)            1.7
                                                                                                       ----------------------------
EARNINGS BEFORE TAXES AND OTHER ITEMS                                                                          9.7             1.7

  Income and mining taxes expense                                                                             (0.6)           (2.6)
  Non-controlling interest                                                                                       -             0.2
  Dividends on convertible preferred shares of subsidiary                                                     (0.2)           (0.2)
                                                                                                       ----------------------------
NET EARNINGS (LOSS)                                                                                     $      8.9       $    (0.9)
                                                                                                       ============================

EARNINGS (LOSS) PER SHARE
  Basic                                                                                                 $     0.03       $       -
  Diluted                                                                                               $     0.03       $       -
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (millions)                    Note 8
  Basic                                                                                                      345.9           345.1
  Diluted                                                                                                    346.5           345.1
-----------------------------------------------------------------------------------------------------------------------------------

                      The accompanying notes are an integral part of these consolidated financial statements

                                                               F-A3

Consolidated statements of cash flows
Unaudited (expressed in millions of U.S. Dollars)
-------------------------------------------------------------------------------------------------------------------
                                                                                              Three months ended
                                                                                                    March 31,
                                                                                             ----------------------
                                                                                                2006          2005
                                                                                             ----------------------
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net earnings (loss)                                                                          $   8.9       $  (0.9)
Adjustments to reconcile net earnings (loss) to net cash provided from
(used in) operating activities
  Depreciation, depletion and amortization                                                      29.2          44.3
  Impairment charges:
    Investments and other assets                                                                  -            0.6
  Gain on disposal of assets                                                                      -           (0.1)
  Future income and mining taxes                                                                (3.7)          0.8
  Non-controlling interest                                                                        -           (0.2)
  Stock-based compensation expense                                                               1.4           0.8
  Unrealized foreign exchange (gains) losses and other                                           4.5          (3.2)
  Changes in operating assets and liabilities:
    Accounts receivable and other assets                                                        (9.3)          5.9
    Inventories                                                                                 (8.3)         (7.2)
    Accounts payable and other liabilities                                                      (2.6)        (14.0)
                                                                                             ----------------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                                    20.1          26.8
                                                                                             ----------------------
INVESTING:
  Additions to property, plant and equipment                                                   (34.7)        (38.1)
  Additions to long-term investments and other assets                                           (0.9)         (4.6)
  Proceeds from the sale of property, plant and equipment                                        0.5           0.4
  Disposals of short-term investments                                                             -            3.5
                                                                                             ----------------------
CASH FLOW USED IN INVESTING ACTIVITIES                                                         (35.1)        (38.8)
                                                                                             ----------------------
FINANCING:
  Issuance of common shares                                                                      0.7           0.5
  Proceeds from issuance of debt                                                                 4.8          16.4
  Repayment of debt                                                                             (5.3)         (0.3)
                                                                                             ----------------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                                     0.2          16.6
                                                                                             ----------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                          1.3            -
                                                                                             ----------------------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                               (13.5)          4.6
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                    97.6          47.9
                                                                                             ----------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                       $  84.1       $  52.5
-------------------------------------------------------------------------------------------------------------------

                  The accompanying notes are an integral part of these consolidated financial statements


                                                        F-A4

Consolidated statements of common shareholders' equity
Unaudited (expressed in millions of U.S. Dollars)
--------------------------------------------------------------------------------------------------------------------------
                                                                                                  Three months ended
                                                                                                       March 31,
                                                                                           -------------------------------
                                                                                                   2006           2005
                                                                                           -------------------------------
COMMON SHARE CAPITAL AND COMMON SHARE PURCHASE WARRANTS
  Balance at the beginning of the period                                                     $    1,777.6     $   1,775.8
     Common shares issued                                                                             2.2             0.5
     Transfer of fair value of expired warrants and options                                          (0.1)              -
     Conversion of redeemable retractable preferred shares                                            2.7            (0.2)
--------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the period                                                           $    1,782.4     $   1,776.1
--------------------------------------------------------------------------------------------------------------------------

CONTRIBUTED SURPLUS
  Balance at the beginning of the period                                                     $       52.6     $      33.9
     Transfer of fair value of expired warrants and options                                           0.1             0.2
     Transfer of fair value of exercised options                                                     (0.8)              -
     Stock-based compensation                                                                         0.6             0.8
--------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the period                                                           $       52.5     $      34.9
--------------------------------------------------------------------------------------------------------------------------


ACCUMULATED DEFICIT
  Balance at the beginning of the period                                                     $     (752.9)    $    (521.4)
     Net earnings (loss)                                                                              8.9            (0.9)
--------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the period                                                           $     (744.0)    $    (522.3)
--------------------------------------------------------------------------------------------------------------------------

CUMULATIVE TRANSLATION ADJUSTMENTS
  Balance at the beginning of the period                                                     $       (1.2)    $      (1.2)
--------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the period                                                           $       (1.2)    $      (1.2)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
TOTAL COMMON SHAREHOLDERS' EQUITY                                                            $    1,089.7     $   1,287.5
--------------------------------------------------------------------------------------------------------------------------

                   The accompanying notes are an integral part of these consolidated financial statements


                                                           F-A5

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                          (IN MILLIONS OF U.S. DOLLARS)



1.    NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Kinross Gold Corporation, its subsidiaries and joint ventures (collectively, "Kinross" or the "Company") are engaged in gold mining and related activities, including exploration and acquisition of gold-bearing properties, extraction, processing and reclamation. Kinross' gold production and exploration activities are carried out principally in the United States, Canada, Russia, Brazil, and Chile. Gold, the Company's primary product, is produced in the form of dore, which is shipped to refineries for final processing. The Company also produces and sells a limited amount of silver.

The unaudited interim consolidated financial statements (the "financial statements") of the Company have been prepared in accordance with Canadian Generally Accepted Accounting Principles ("CDN GAAP") and the accounting principles and methods of application disclosed in the consolidated financial statements for the year ended December 31, 2005. CDN GAAP differs in certain material respects from United States generally accepted accounting principles ("U.S. GAAP"), as described in Note 12.

The accompanying unaudited interim consolidated financial statements include all adjustments that are, in the opinion of management, necessary for a fair presentation. These financial statements do not include all disclosures required by CDN GAAP for annual consolidated financial statements and accordingly the financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2005.

Certain comparative figures for 2005 have been reclassified to conform to the 2006 financial statement presentation.

2.    ACCOUNTING CHANGES AND RECENT ACCOUNTING PRONOUNCEMENTS

ACCOUNTING CHANGES

(a) The Company adopted CICA ("Canadian Institute of Chartered Accountants") Handbook Section 3831 "Non-Monetary Transactions" ("Section 3831") in the first quarter of 2006. This revised standard is effective for non-monetary transactions initiated in fiscal periods beginning on or after January 1, 2006. Section 3831 replaces Handbook Section 3830 "Non-Monetary Transactions." Section 3831 requires all non-monetary transactions to be measured at fair value, subject to certain exceptions. The standard also requires that commercial substance replace culmination of the earnings process as the test for fair value measurement. The standard defines commercial substance as a function of the cash flows expected from the assets. The adoption of Section 3831 did not have an impact on the Company's results of operations and financial position.

(b) In October 2005, the Emerging Issues Committee issued CICA Abstract No. 157, "Implicit Variable Interests Under AcG-15" ("EIC 157"). This EIC clarifies that implicit variable interests are implied financial interests in an entity that change with changes in the fair value of the entity's net assets exclusive of variable interests. An implicit variable interest is similar to an explicit variable interest except that it involves absorbing and/or receiving variability indirectly from the entity. The identification of an implicit variable interest is a matter of judgment that depends on the relevant facts and circumstances. The Company adopted EIC 157 in the first quarter of 2006 and there was no impact on the results of operations and financial position. The impact of EIC 157 on the Company's future results of operations and financial condition will depend on the terms contained in contracts signed or contracts amended in the future.

                                      F-A6

RECENT PRONOUNCEMENTS

(i)   On January 27, 2005, the CICA issued three new accounting standards:
      Handbook Section 1530, "Comprehensive Income," Handbook Section 3855, "Financial Instruments - Recognition and Measurement," and Handbook
      Section 3865, "Hedges." These standards will be effective for years commencing after November 1, 2006. The impact of implementing these new standards on the Company's consolidated financial statements is not yet determinable and is dependent on the outstanding positions and related fair values at the time of transition.

OTHER COMPREHENSIVE INCOME
      As a result of adopting these standards, a new category, Other Comprehensive Income, will be added to shareholders' equity on the consolidated balance sheets. Major components for this category will include unrealized gains and losses on financial assets classified as available-for-sale, unrealized foreign currency translation amounts, net of hedging, arising from self-sustaining foreign operations, and changes in the fair value of the effective portion of cash flow hedging instruments.

FINANCIAL INSTRUMENTS - RECOGNITION AND MEASUREMENT
      Under the new standard, all financial instruments will be classified as one of the following: held-to-maturity, loans and receivables, held-for-trading or available-for-sale. Financial assets and liabilities held-for-trading will be measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables and financial liabilities other than those held-for-trading, will be measured at amortized cost. Available-for-sale instruments will be measured at fair value with unrealized gains and losses recognized in other comprehensive income. The standard also permits designation of any financial instrument as held-for-trading upon initial recognition.

HEDGES
      This new standard specifies the criteria under which hedge accounting can be applied and how hedge accounting can be executed for each of the permitted hedging strategies: fair value hedges, cash flow hedges and hedges of a foreign currency exposure of a net investment in a self-sustaining foreign operation. In a fair value hedging relationship, the carrying value of the hedged item is adjusted by gains or losses attributable to the hedged risk and recognized in net income. This change in fair value of the hedged item, to the extent that the hedging relationship is effective, is offset by changes in the fair value of the derivative. In a cash flow hedging relationship, the effective portion of the change in the fair value of the hedging derivative will be recognized in other comprehensive income. The ineffective portion will be recognized in net income. The amounts recognized in other comprehensive income will be reclassified to net income in the periods in which net income is affected by the variability in the cash flows of the hedged item. In hedging a foreign currency exposure of a net investment in a self-sustaining foreign operation, foreign exchange gains and losses on the hedging instruments will be recognized in other comprehensive income.

(ii) The CICA issued EIC 160, "Stripping Costs Incurred in the Production Phase of a Mining Operation" ("EIC 160") in March 2006 and is applicable to stripping costs incurred in fiscal years beginning on or after July 1, 2006. The EIC clarifies that stripping costs should be accounted for according to the benefit received by the entity. Generally, stripping costs should be accounted for as variable production costs that should be included in the costs of the inventory produced (that is, extracted) during the period in which stripping costs are incurred. However, stripping costs should be capitalized if the stripping activity can be shown to represent a betterment to the mineral property. Capitalized stripping costs should be amortized in a rational and systematic manner over the reserves that directly benefit from such specific stripping activity, such as the unit of production method. The reserves used to amortize capitalized stripping costs could differ from those used to amortize the mineral property and related life-of-mine assets as the stripping costs may only relate to a portion of the total reserves. The Company does not expect the adoption of EIC 160 to have an impact on the Company's results of operations and financial position.



                                                             F-A7
3.    CONSOLIDATED FINANCIAL STATEMENT DETAILS

CONSOLIDATED BALANCE SHEETS

      Cash and cash equivalents:
      -------------------------

----------------------------------------------------------------------------------------------
                                                                  March 31,      December 31,
                                                                    2006            2005
----------------------------------------------------------------------------------------------
Cash on hand and balances with banks                              $   34.5        $   33.4
Short-term deposits                                                   49.6            64.2
----------------------------------------------------------------------------------------------
                                                                  $   84.1        $   97.6
----------------------------------------------------------------------------------------------

                                       F-A8

      Accounts receivable and other assets:
      ------------------------------------

-------------------------------------------------------------------------------------------
                                                                  March 31,    December 31,
                                                                   2006            2005
-------------------------------------------------------------------------------------------
Trade receivables                                                 $      4.8    $      1.4
Taxes recoverable                                                       11.3           0.4
Prepaid expenses                                                         7.2           6.5
Other                                                                   13.8          19.5
-------------------------------------------------------------------------------------------
                                                                  $     37.1    $     27.8
-------------------------------------------------------------------------------------------

      Inventories:
      -----------

-------------------------------------------------------------------------------------------
                                                                  March 31,    December 31,
                                                                     2006          2005
-------------------------------------------------------------------------------------------
In-process                                                        $     15.2    $     12.7
Finished metal                                                          21.7          26.0
Ore in stockpiles (a)                                                   32.0          30.8
Ore on leach pads (b)                                                   14.6          17.1
Materials and supplies                                                  64.0          55.3
-------------------------------------------------------------------------------------------
                                                                       147.5         141.9
Long-term portion of ore in stockpiles                                 (28.1)        (26.7)
-------------------------------------------------------------------------------------------
                                                                  $    119.4    $    115.2
-------------------------------------------------------------------------------------------

(a) Ore in stockpiles includes low-grade material not scheduled for processing within the next twelve months and is included in deferred charges and other long-term assets on the consolidated balance sheets. See deferred charges and other long-term assets within this section.

(b) Ore on leach pads at March 31, 2006, relates to the Company's 50% owned Round Mountain and Refugio mines. As at March 31, 2006, the weighted average cost per recoverable ounce of gold on the leach pads was $255 per ounce at Round Mountain and $217 at Refugio (December 31, 2005 - $275 per ounce, Round Mountain and $161 per ounce, Refugio). Based on current mine plans, the Company expects to place the last tonne of ore on its leach pads at Round Mountain in 2016 and at Refugio in 2028. The Company expects that all economic ounces will be recovered approximately within twelve months following the date the last tonne of ore is placed on the leach pad.


                                      F-A9

Property, plant and equipment - Net:
------------------------------------

[chart]

(a) The Aquarius property was written down to its fair value of $14.3 million during 2005, of which $15.2 million is included in mineral interests and the related $0.9 million reclamation and remediation obligation is shown within similar liabilities as at March 31, 2006 and December 31, 2005. At March 31, 2006 and December 31, 2005, it was considered an asset held for sale.
(b) Capitalized interest during the three months ended March 31, 2006 and 2005 was $0.5 million and $0.1 million, respectively, and is included in property, plant and equipment. Interest capitalized during the three months ended March 31, 2006, relates to capital expenditures at Fort Knox and Round Mountain and during the three months ended March 31, 2005, related to Porcupine Joint Venture, Refugio and Fort Knox.

 Goodwill:
 --------

The goodwill allocated to the Company's reporting units and included in the respective operating segment assets is shown in the table below:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                   2006
                                                    ----------------    -----------------------------------------------
                                                      Dec 31, 2005         Additions     Impairment    March 31, 2006
                                                    ----------------    -----------------------------------------------
Operating segments
------------------
  Fort Knox                                           $           -        $        -     $        -      $          -
  Round Mountain                                               86.5                 -              -              86.5
  La Coipa                                                     71.4                 -              -              71.4
  Crixas                                                       38.0                 -              -              38.0
  Paracatu                                                     65.5                 -              -              65.5
  Musselwhite                                                  29.0                 -              -              29.0
  Porcupine Joint Venture                                         -                 -              -                 -
  Refugio                                                         -                 -              -                 -
  Other operations                                             30.8                 -              -              30.8
CORPORATE AND OTHER                                               -                 -              -                 -
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                 $       321.2        $        -     $        -      $      321.2
-----------------------------------------------------------------------------------------------------------------------

                                                          F-A10

Deferred charges and other long-term assets:
--------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                     March 31,       December 31,
                                                                       2006              2005
-------------------------------------------------------------------------------------------------
Long-term ore in stockpiles (a)                                       $    28.1        $    26.7
Deferred charges, net of amortization                                       1.9              2.1
Long-term receivables                                                      12.4              9.5
Deferred acquisition costs                                                 10.1              9.2
Other                                                                       1.5              1.6
-------------------------------------------------------------------------------------------------
                                                                      $    54.0        $    49.1
-------------------------------------------------------------------------------------------------


(a) Long-term ore in stockpiles represents stockpiled ore at the Company's Fort Knox mine and its proportionate share of stockpiled ore at Round Mountain and the Porcupine Joint Venture which is not scheduled for processing within the next twelve months.

Accounts payable and accrued liabilities:
-----------------------------------------

                                                                     2006             2005
-----------------------------------------------------------------------------------------------
Trade payables                                                       $   44.1         $   41.8
Accrued liabilities                                                      40.9             42.3
Employee related accrued liabilities                                     17.3             18.3
Taxes payable                                                            16.0              7.3
Other accruals                                                           11.4             22.5
-----------------------------------------------------------------------------------------------
                                                                     $  129.7         $  132.2
-----------------------------------------------------------------------------------------------


CONSOLIDATED STATEMENT OF OPERATIONS

      Other (expense) income - net:
      -----------------------------

--------------------------------------------------------------------------------------------------
                                                                     Three months ended March 31,
                                                                         2006            2005
--------------------------------------------------------------------------------------------------
Interest income and other                                              $     1.7       $      1.9
Interest expense                                                            (2.5)            (1.9)
Foreign exchange (losses) gains                                             (9.4)              1.7
Non-hedge derivative losses                                                 (2.5)               -
--------------------------------------------------------------------------------------------------
                                                                       $   (12.7)      $      1.7
--------------------------------------------------------------------------------------------------


CONSOLIDATED STATEMENTS OF CASH FLOWS

      Interest and taxes paid:
      -----------------------

------------------------------------------------------------------------------------------------
                                                                   Three months ended March 31,
                                                                       2006             2005
------------------------------------------------------------------------------------------------
Interest                                                             $     3.1        $     1.6
Income taxes                                                         $     3.0        $     1.6
------------------------------------------------------------------------------------------------


4.    FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

From time to time, the Company manages its exposure to fluctuations in commodity prices, foreign exchange rates and interest rates by entering into derivative financial instrument contracts in accordance with the formal risk management policy approved by the Company's Board of Directors.


                                     F-A11

GOLD

At December 31, 2005, the Company had written call options outstanding on 255,000 gold ounces which had a mark-to-market liability of $6.2 million, based on the year end gold price of $513 per ounce. These written call options had an average strike price of $522 per ounce. Premiums received at the inception of these written call options are recorded as a liability and changes in the fair value of options are recognized in current earnings. During the first quarter of 2006, the Company closed out net positions on written call options of 155,000 gold ounces with a cash payment of $9.7 million, resulting in a realized loss of $6.9 million, which was recorded during the quarter as a reduction to metal sales. At March 31, 2006, the Company had written call options outstanding on 100,000 gold ounces remaining with a strike price of $530 per ounce. The outstanding options expire in the second quarter of 2006 and had a mark-to-market liability of $6.2 million, based on a spot gold price of $582 per ounce at March 31, 2006. During the quarter, the Company also recorded a net unrealized loss of $2.5 million, which was included in other (expense) income - net. Therefore, the total loss recorded on written call options, both realized and unrealized, was $9.4 million.

In addition to the written call options, the Company also had put options of 112,500 gold ounces at March 31, 2006. These put options which were acquired in the combination with TVX Gold Inc. ("TVX") expire at various times during 2006 at a strike price of $250 per gold ounce. If the market price of gold remains above $250 per ounce throughout the year, these put options will expire unexercised.

FOREIGN CURRENCY

At March 31, 2006, the Company had fixed forward contracts to sell $6.0 million U.S. dollars and purchase Brazilian reais during the remaining nine months in 2006 at an average forward exchange rate of 2.47 Brazilian reais for one U.S. dollar. The unrealized gain on these contracts at quarter end was $0.6 million (December 31, 2005 - $0.1 million).

5.    LONG-TERM DEBT AND CREDIT FACILITIES

LONG-TERM DEBT

---------------------------------------------------------------------------------------------------------------------------------
                                                        Interest Rates                                           As at
                                                                                                  -------------------------------
                                                                                                     March 31,       December 31,
                                                                                                        2006             2005
---------------------------------------------------------------------------------------------------------------------------------
Corporate revolving credit facility                        Variable                                   $   140.0        $   140.0
Refugio credit facility                                    Variable                                         4.9              5.5
Paracatu - short-term loan                                  4.95%                                           1.5                -
Fort Knox capital leases                                 5.0% - 5.25%                                       0.4              0.6
Refugio capital leases                                   5.7% - 6.2%                                       11.9             13.2
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          158.7            159.3
Less: current portion                                                                                      (9.5)            (9.4)
---------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                                        $   149.2        $   149.9
---------------------------------------------------------------------------------------------------------------------------------


SYNDICATED CREDIT FACILITY

In addition to the LIBOR loans of $140.0 million noted in the table above, the corporate revolving credit facility also provides credit support for letters of credit to satisfy financial assurance requirements, primarily associated with reclamation related activities. As at March 31, 2006, letters of credit totaling $129.0 million were outstanding under this facility.


                                     F-A12

REFUGIO CREDIT FACILITY

During 2005, ScotiaBank Sud Americano extended a $12.0 million credit facility to Compania Minera Maricunga ("CMM"), the Chilean company that owns the Refugio mine. Kinross owns 50% of CMM. The Company, along with its joint venture partner on the Refugio mine, Bema Gold Corporation, arranged for the credit facility to fund any additional CMM cash requirements. The Company is the guarantor of the agreement. During the quarter, the Company reduced the size of the facility to a maximum of $10.0 million. Funds drawn on the facility are in the form of one-year promissory notes with a maturity date of one year and bear an interest rate of 30 day LIBOR plus 1.24%. Interest is payable every 90 days on all drawn amounts. As at March 31, 2006, CMM had drawn down $9.9 million on this facility. The Company's 50%, representing $4.9 million, is included in the financial statements under the current portion of long-term debt.

PARACATU SHORT-TERM LOAN

On March 26, 2006, Rio Paracatu Mineracao ("RPM"), a subsidiary of the Company, borrowed $1.5 million to fund short-term pre-export financing. This short-term loan is payable in 30 days and has an interest rate of 4.95%.

6.    RECLAMATION AND REMEDIATION OBLIGATIONS

The following table provides a reconciliation of the reclamation and remediation obligations for the following periods:

[chart]

7.    COMMON SHARE CAPITAL AND COMMON SHARE PURCHASE WARRANTS

The authorized share capital of the Company is comprised of an unlimited number of common shares. A summary of common share transactions for the three months ended March 31, 2006 is as follows:

                                                                            March 31, 2006
---------------------------------------------------------------------------------------------------
                                                                      Number of          Amount
                                                                        shares
---------------------------------------------------------------------------------------------------
                                                                          (000's)           $
COMMON SHARES
Balance, beginning of period                                             345,417       $ 1,768.2
Issued (cancelled):
Under employee share purchase plan                                            48             0.5
Under stock option and restricted share plans                                217             1.7
Expiry of TVX and Echo Bay options                                             -            (0.1)
Conversions:
Redeemable retractable preferred shares (a)                                  858             2.7
---------------------------------------------------------------------------------------------------
Balance, end of period                                                   346,540       $ 1,773.0
---------------------------------------------------------------------------------------------------

COMMON SHARE PURCHASE WARRANTS
Balance, beginning and end of period                                       8,333       $     9.4
---------------------------------------------------------------------------------------------------
Total common share capital                                                             $ 1,782.4
---------------------------------------------------------------------------------------------------


(a) At December 31, 2005, the Company had 311,933 redeemable retractable preferred shares outstanding. These shares which were held by a former senior officer and director of the Company were convertible into common shares at 2.7518 common shares for each redeemable retractable preferred share so converted, subject to anti-dilution adjustments. During the three months ended March 31, 2006, all the remaining redeemable retractable preferred shares outstanding were converted into 858,388 common shares, based on the stated exchange ratio.


                                     F-A13

SHAREHOLDERS' RIGHTS PLAN

On March 27, 2006, the Company's Board of Directors adopted a shareholders' rights plan (the "Plan") to ensure that all shareholders are treated fairly in any transaction involving a change of control of the Company. The Plan is effective immediately and is subject to shareholder approval.

The Plan will address the Company's concern that existing legislation does not permit sufficient time for the Board of Directors and shareholders of the Company to properly evaluate a take-over bid or pursue alternatives with a view to maximize shareholder value.

The Plan is not intended to prevent take-over bids. "Permitted Bid" provisions of the Plan do not invoke the dilutive effects of the Plan if a bid meets certain requirements intended to protect the interests of all shareholders. A bid will be a Permitted Bid if it is made by way of take-over bid circular, remains open for a minimum of 60 days and otherwise complies with the Permitted Bid provisions of the Plan. The Plan will be invoked by an acquisition, other than pursuant to a Permitted Bid, of 20% or more of the outstanding common shares of the Company or the commencement of a take-over bid that is not a Permitted Bid.

Under the Plan one right is issued for each common share of the Company. The rights will trade together with the common shares and will not be separable from the common shares or exercisable unless a take-over bid is made that does not comply with the Permitted Bid requirements. In such event, such rights will entitle shareholders, other than shareholders making the take-over bid, to purchase additional common shares of the Company at a substantial discount to the market price at the time. The Plan must be ratified by shareholders of the Company at the Company's annual and special meeting of shareholders.

8.    EARNINGS (LOSS) PER SHARE

Earnings (loss) per share ("EPS") has been calculated using the weighted average number of shares outstanding during the period. Diluted EPS is calculated based on the treasury stock method and the if-converted method. The following table details the calculation of the weighted average number of outstanding common shares for the purposes of computing basic and diluted earnings per common share for the following periods:

-----------------------------------------------------------------------------------------------------------------------
                                                                                              Three months ended
                                                                                       --------------------------------
                                                                                            March 31,        March 31,
(Number of common shares in thousands)                                                        2006           2005 (a)
-----------------------------------------------------------------------------------------------------------------------
Basic weighted average shares outstanding:                                                    345,868          345,079
Weighted average shares dilution adjustments:
  Dilutive stock options (b)                                                                      246               -
  Restricted shares                                                                               363               -
-----------------------------------------------------------------------------------------------------------------------
Diluted weighted average shares outstanding                                                   346,477          345,079
-----------------------------------------------------------------------------------------------------------------------

Weighted average shares dilution adjustments - exclusions: (c)
  Stock options                                                                                   170               -
  Kinam preferred shares                                                                          331               -
  Common share purchase warrants                                                                8,333               -
-----------------------------------------------------------------------------------------------------------------------

(a) As a result of the net loss from continuing operations for the three months ended March 31, 2005, diluted earnings per share was calculated from the basic weighted average shares outstanding because to do otherwise would be anti-dilutive.
(b) Dilutive stock options were determined by using the Company's average share price for the period. For the three months ended March 31, 2006 and 2005, the average share prices used were $10.06 and $6.60 per share, respectively.
(c) These adjustments were excluded, as they were anti-dilutive for the three months ended March 31, 2006 and 2005, respectively.


                                     F-A14

9.    SEGMENTED INFORMATION

The Refugio mine was re-commissioned in 2005. As of January 1, 2006, Refugio has been reclassified as a reportable operating segment from Other operations.

Operating results by segments:

The following tables set forth information by segment for the following periods:

                                                                                                                           Segment
                                            Metal Sales   Cost of  Accretion                                               earnings
                                                         sales (a) Accretion   DD&A (b)  Exploration  Impairment Other (c)  (loss)
------------------------------------------------------------------------------------------------------------------------------------
For the three months ended March 31, 2006:
Operating segments
------------------
  Fort Knox                                   $   37.1    $  21.5     $  0.3   $   6.0     $   0.1      $   -    $   0.1    $   9.1
  Round Mountain                                  51.7       27.6        0.4       5.6         0.4          -          -       17.7
  La Coipa                                        22.5       11.3        0.2       5.6         0.4          -          -        5.0
  Crixas                                          13.2        4.5          -       2.8         0.1          -        0.1        5.7
  Paracatu                                        25.2       15.1        0.2       2.8         0.4          -        0.7        6.0
  Musselwhite                                      9.3        7.2          -       2.4         0.7          -          -       (1.0)
  Porcupine Joint Venture                         17.8       14.1        0.5       2.3         0.8          -        0.3       (0.2)
  Refugio                                         17.8       10.7        0.1       1.3           -          -          -        5.7
  Other operations                                 8.7        8.6        0.4         -         1.2          -        3.4       (4.9)
CORPORATE AND OTHER (d)                           (5.0)       0.9        0.9       0.4         3.4          -       10.1      (20.7)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         $  198.3    $ 121.5     $  3.0   $  29.2     $   7.5      $   -    $  14.7    $  22.4
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                           Segment
                                            Metal Sales   Cost of  Accretion                                               earnings
                                                         sales (a) Accretion   DD&A (b)  Exploration  Impairment Other (c)  (loss)
------------------------------------------------------------------------------------------------------------------------------------
For the three months ended March 31, 2005:
Operating segments
------------------
  Fort Knox                                   $   30.5    $  17.5     $  0.3   $   7.7     $   0.1      $   -    $  0.3     $  4.6
  Round Mountain                                  39.9       24.1        0.5      10.9         0.1          -         -        4.3
  La Coipa                                        17.6       12.5        0.1       4.4         0.2          -       0.3        0.1
  Crixas                                          10.3        3.5          -       2.9         0.1          -         -        3.8
  Paracatu                                        18.6       12.3        0.2       3.6         0.4          -         -        2.1
  Musselwhite                                      8.8        6.4          -       3.1         0.4          -         -       (1.1)
  Porcupine Joint Venture                         22.0       13.3        0.2       4.7         1.0          -         -        2.8
  Refugio                                          1.3        0.6          -         -           -          -         -        0.7
  Other operations                                25.1       18.4        0.3       6.5         0.5          -       0.4       (1.0)
CORPORATE AND OTHER (d)                            5.7        4.5        1.7       0.5         2.1         0.6      12.6      (16.3)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         $  179.8    $ 113.1     $  3.3   $  44.3     $   4.9      $  0.6   $  13.6     $    -
------------------------------------------------------------------------------------------------------------------------------------

(a) Cost of sales excludes accretion, depreciation, depletion and amortization.
(b) Depreciation, depletion and amortization is referred to as "DD&A" in the tables above.
(c) Other includes other operating costs, general and administrative expenses and gain on disposals of assets.
(d)   Includes corporate, shutdown operations and other non-core operations.


                                     F-A15

      Segment assets and Capital expenditures:
      ----------------------------------------

The following table details the segment assets and capital expenditures for the following years:

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Segment assets                     Capital expenditures
                                                               ---------------------------------     -------------------------------
                                                                            As at                             Three months ended
                                                               ---------------------------------
                                                                  March 31,         Dec 31,                      March 31,
                                                                     2006            2005                 2006             2005
-----------------------------------------------------------------------------------------------------------------------------------
Operating segments
------------------
  Fort Knox                                                       $    170.4       $   161.4              $   8.9           $ 10.5
  Round Mountain                                                       173.6           174.6                  2.9              1.0
  La Coipa                                                             160.2           156.0                  3.0              1.0
  Crixas                                                               98.2            96.2                  1.7              1.4
  Paracatu                                                             561.8           550.9                  8.4              3.9
  Musselwhite                                                          118.1           119.5                  1.1              1.2
  Porcupine Joint Venture                                              105.4           103.3                  4.7              6.1
  Refugio                                                               91.9            87.7                  2.3             12.6
  Other operations                                                     125.0           123.6                  0.6              0.1
CORPORATE AND OTHER (a) (b)                                            107.6           124.9                  1.1              0.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                             $  1,712.2       $ 1,698.1              $  34.7           $ 38.1
-----------------------------------------------------------------------------------------------------------------------------------

(a) Includes corporate, shutdown operations and other non-core operations. Also includes $42.4 million and $63.5 million in cash and cash equivalents held at the Corporate level as at March 31, 2006 and December 31, 2005, respectively.

(b) Included in Corporate and other as at March 31, 2006 and December 31, 2005 is the Aquarius property, which is considered an asset held for sale pending approval by the Board of Directors.

      Metal sales and property, plant and equipment by geographical regions:
      ----------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                       Metal sales                           Property, plant & equipment
                                           ---------------------------------          ---------------------------------------
                                                   Three months ended                                  As at
                                                       March 31,                      --------------------------------------
                                           ----------------------------------               March 31,            December 31
                                                 2006             2005                        2006                  2005
----------------------------------------------------------------------------------------------------------------------------
Geographic information:
United States                                   $   88.9         $   77.2                  $    178.8           $    173.8
Canada                                              22.1             36.5                       197.2                195.2
Brazil                                              38.4             28.9                       556.8                552.7
Chile                                               40.3             18.9                       141.0                143.0
Russia                                               8.6             18.3                           -                    -
----------------------------------------------------------------------------------------------------------------------------
Total                                           $  198.3         $  179.8                  $  1,073.8           $  1,064.7
----------------------------------------------------------------------------------------------------------------------------


The Company is not economically dependent on a limited number of customers for the sale of its product because gold can be sold through numerous commodity market traders worldwide. For the three months ended March 31, 2006, sales to five customers totaled $24.3 million, $22.3 million, $21.9 million, $21.5 million and $17.9 million. For the three months ended March 31, 2005, sales to five customers totaled $46.3 million, $23.6 million, $22.6 million, $22.2 million and $19.3 million.


                                     F-A16

10.  COMMITMENTS AND CONTINGENCIES

GENERAL

Estimated losses from loss contingencies are accrued by a charge to income when information available prior to the issuance of the financial statements indicates that it is likely that a future event will confirm that an asset has been impaired or a liability incurred at the date of the financial statements and the amount of the loss can be reasonably estimated.

OTHER LEGAL MATTERS

The Company is from time to time involved in legal proceedings, arising in the ordinary course of its business. Typically, the amount of ultimate liability with respect to these actions will not, in the opinion of management, materially affect Kinross' financial position, results of operations or cash flows.

INCOME TAXES

The Company operates in numerous countries around the world and accordingly is subject to, and pays annual income taxes under the various regimes in countries in which it operates. These tax regimes are determined under general corporate income tax laws of the country. The Company has historically filed, and continues to file, all required income tax returns and to pay the taxes reasonably determined to be due. The tax rules and regulations in many countries are complex and subject to interpretation. From time to time the Company will undergo a review of its historic tax returns and in connection with such reviews, disputes can arise with the taxing authorities over the Company's interpretation of the country's income tax rules.

GUARANTEE OF THIRD PARTY CONTRACTS

The Company has guaranteed the debt of one of its joint ventures. Under the agreement, the Company will stand ready to perform should the joint venture be unable to fulfill the payment under the credit facility. The joint venture will use its cash flows to satisfy the debt prior to making distributions to the Company's joint venture partner. The Company expects that the outstanding debt will be completely repaid during 2006. The maximum the Company would be required to pay under the agreement would be an additional $4.9 million attributable to its joint venture.

OTHER COMMITMENTS AND CONTINGENCIES

      Acquisition of crown resources corporation
      ------------------------------------------

On November 20, 2003, the Company announced that it had executed a definitive acquisition agreement with Crown Resources Corporation ("Crown") whereby it would acquire Crown and its wholly owned Buckhorn gold deposit located in north central Washington State. See discussion below.

11.  SUBSEQUENT EVENTS

AGREEMENT TO ACQUIRE CROWN RESOURCES CORPORATION

On November 20, 2003, Kinross announced that it had executed a definitive acquisition agreement (the "Agreement") with Crown Resources Corporation ("Crown") whereby Kinross would acquire Crown and its wholly owned Buckhorn gold deposit ("Buckhorn") located in north central Washington State, approximately 70 kilometers by road from the Company's Kettle River mill. The original agreement was based on an exchange ratio of 0.2911 of a common share of Kinross for each outstanding common share of Crown and was subject to the effectiveness of a registration statement covering the issuance of common shares filed with the SEC and approval by Crown shareholders. As a result of a review undertaken relating to the accounting for goodwill in the January 31, 2003 acquisition of TVX and Echo Bay Mines Ltd. ("Echo Bay"), the completion of the registration statement was delayed.


                                     F-A17

On January 7, 2004, the Company and Crown announced that the termination date for the Agreement had been extended from December 31, 2004 to May 31, 2005. Kinross acquired 511,640 newly issued shares of Crown in a private placement for $1.0 million.

Prior to the revised deadline of May 31, 2005, an amendment was signed that extended the termination date of the Agreement to March 31, 2006, subject to Kinross' filing its 2004 financial statements no later than December 31, 2005. Shareholders of Crown were to receive 0.34 shares of Kinross for each share of Crown. A valuation collar was also agreed upon in which the aggregate maximum value of Kinross common shares to be issued to Crown shareholders would be $110.0 million and the minimum value would be $77.5 million, excluding, in both cases, shares of Crown held by Kinross. The Company purchased a $10.0 million convertible debenture from Crown. The debenture is convertible into 5.8 million common shares of Crown. In the event the Agreement is terminated, Crown shall have the right to convert all amounts due under this debenture by providing 30 days' notice to Kinross.

The Company has signed an amendment to extend the termination date from March 31, 2006 to December 31, 2006 and adjust the price that the Company will pay to acquire Crown and the Buckhorn gold deposit. Shareholders of Crown will now receive 0.32 shares of Kinross for each share of Crown, a decrease of 0.02 over the previous ratio of 0.34 and the valuation collar mentioned above has been removed. Assuming all of the outstanding Crown warrants and options are converted, a total of approximately 14.7 million common shares of Kinross will be issued upon the completion of the transaction.

The Company also agreed to loan Crown $2.0 million if the transaction is not closed by July 1, 2006, which in turn would be used to buy out the only existing smelter return royalty from a third party covering the ore body at Buckhorn. This loan was made July 14, 2006. The loan has a three-year term and bears interest at the published (WALL STREET JOURNAL) prime rate at the time of borrowing, plus 3%.

In June 2006, the Company completed the sale of the Blanket Mine in Zimbabwe to the Caledonia Mining Corporation. Kinross received $1.0 million in cash and 20.0 million shares of Caledonia Mining Corporation.

On June 19, 2006, Kinross signed a definitive agreement to sell the Lupin Mine in the Northwest Territories to Wolfden Resources (Wolfden). As a result of this transaction, Wolfden will own the mine and the related property and Kinross will be relieved of its obligation to reclaim the mine site. Kinross will deliver a $3.0 million standby letter of credit that will be returned to Kinross in the event that the mine is put back into operation. If the mill is to be demolished by Wolfden, the letter of credit will be drawn upon the commencement of the demolition of the Lupin mill.

In June, 2006 Katanga Mining Ltd. (a public company) completed a prospectus and issued shares to Kinross in exchange for the shares in Kinross Forrest Ltd (KF Ltd.) (a private company) held by Kinross. Kinross exchanged 1,167 common shares of KF Ltd. for 5,751,500 shares in Katanga resulting in an ownership exchange of 11.67% in KF Ltd. for an 11.67% ownership in Katanga.


12. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("CDN GAAP"), which differ from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

Material variations between financial statement items under CDN GAAP and the amounts determined using U.S. GAAP are as follows:



                                     F-A18

CONSOLIDATED BALANCE SHEETS                                                                         Elimination
(expressed in millions of U.S. Dollars)                                                           of effects of
as at March 31, 2006                                                                                recognizing
                                                                                    Reversal         the equity      Reversal of
                                                                              of capitalized       component of         1991 and
                                                                      Under      development        convertible     2003 deficit
                                                                   cdn GAAP            costs         debentures     eliminations
                                                               -------------  ---------------  ----------------- ----------------

                                                                                          (a)               (b)               (d)
ASSETS
  Current assets
   Cash and cash equivalents                                   $       84.1   $            -   $              -  $             -
   Restricted cash                                                      1.3                -                  -                -
   Accounts receivable and other assets                                37.1                -                  -                -
   Inventories                                                        119.4                -                  -                -
                                                              -------------  ---------------  ----------------- ----------------
                                                                      241.9                -                  -                -
  Property, plant and equipment                                     1,073.8            (10.3)                 -                -
  Goodwill                                                            321.2                -                  -                -
  Long-term investments                                                21.3                -                  -                -
  Deferred charges and other long-term assets                          54.0                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                               $    1,712.2   $        (10.3)  $              -  $             -
                                                               =============  ===============  ================= ================
LIABILITIES
  Current liabilities
   Accounts payable and accrued liabilities                    $      129.7   $            -   $              -  $             -
   Current portion of long-term debt                                    9.5                -                  -                -
   Current portion of reclamation and remediation obligations          32.7                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                      171.9                -                  -                -
  Long-term debt                                                      149.2                -                  -                -
  Reclamation and remediation obligations                             143.1                -                  -                -
  Future income and mining taxes                                      135.5                -                  -                -
  Other long-term liabilities                                           8.3                -                  -                -
  Redeemable retractable preferred shares                                 -                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                      608.0                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
NON-CONTROLLING INTEREST                                                0.2                -
                                                               -------------  ---------------  ----------------- ----------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                     14.3                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants           1,782.4                -                  -            766.7
  Contributed surplus                                                  52.5                -              (32.0)               -
  Accumulated deficit                                                (744.0)           (10.3)              32.0           (766.7)
  Cumulative translation adjustments                                   (1.2)               -                  -                -
  Other comprehensive income (loss)                                       -                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                    1,089.7            (10.3)                 -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                               $    1,712.2   $        (10.3)  $              -  $             -
                                                               =============  ===============  ================= ================

AS AT DECEMBER 31, 2005                                                                   (a)                (b)              (d)
ASSETS
  Current assets
    Cash and cash equivalents                                  $       97.6   $            -   $              -  $             -
    Restricted cash                                                     1.3                -                  -                -
    Accounts receivable and other assets                               27.8                -                  -                -
    Inventories                                                       115.2                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                      241.9                -                  -                -
  Property, plant and equipment                                     1,064.7                -                  -                -
  Goodwill                                                            321.2                -                  -                -
  Long-term investments                                                21.2                -                  -                -
  Deferred charges and other long-term assets                          49.1                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                               $    1,698.1   $            -   $              -  $             -
                                                               =============  ===============  ================= ================
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities                   $      132.2   $            -   $              -  $             -
    Current portion of long-term debt                                   9.4                -                  -                -
    Current portion of reclamation and remediation obligations         36.3                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                      177.9                -                  -                -
  Long-term debt                                                      149.9                -                  -                -
  Reclamation and remediation obligations                             139.6                -                  -                -
  Future income and mining taxes                                      129.6                -                  -                -
  Other long-term liabilities                                           7.9                -                  -                -
  Redeemable retractable preferred shares                               2.7                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                      607.6                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
Non-controlling interest                                                0.3                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                     14.1                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants           1,777.6                -                  -            766.7
  Contributed surplus                                                  52.6                -              (32.0)               -
  Accumulated deficit                                                (752.9)               -               32.0           (766.7)
  Cumulative translation adjustments                                   (1.2)               -                  -                -
  Other comprehensive income (loss)                                       -                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                                    1,076.1                -                  -                -
                                                               -------------  ---------------  ----------------- ----------------
                                                               $    1,698.1   $            -   $              -  $             -
                                                               =============  ===============  ================= ================


                                                               F-A19

CONSOLIDATED BALANCE SHEETS
(Expressed in millions of U.S. dollars)                             Gains on
As at March 31, 2006                                               marketable                         Reclassi-        Restatement
                                                                    securties                       fication of          to equity
                                                                          and            Flow        cumulative        account for
                                                                    long-term         through       translation         investment
                                                                  investments          shares       adjustments        in Echo Bay
                                                               --------------- ---------------  ----------------  -----------------
                                                                           (e)             (g)              (i)                 (e)
ASSETS
  Current assets
   Cash and cash equivalents                                   $            -  $            -   $             -   $              -
    Restricted cash                                                         -               -                 -                  -
    Short-term investments                                                  -               -                 -                  -
    Accounts receivable and other assets                                    -               -                 -                  -
    Inventories                                                             -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                                            -               -                 -                  -
  Property, plant and equipment                                             -               -                 -                  -
  Goodwill                                                                  -               -                 -               40.8
  Long-term investments                                                  18.7               -                 -                  -
  Deferred charges and other long-term assets                               -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                               $         18.7  $            -   $             -   $           40.8
                                                               =============== ===============  ================  =================
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities                   $            -  $            -   $             -   $              -
    Current portion of long-term debt                                       -               -                 -                  -
    Current portion of reclamation and remediation obligations              -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                                            -               -                 -                  -
  Long-term debt                                                            -               -                 -                  -
  Reclamation and remediation obligations                                   -               -                 -                  -
  Future income and mining taxes                                            -               -                 -                  -
  Other long-term liabilities                                               -               -                 -                  -
  Redeemable retractable preferred shares                                   -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                                            -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
NON-CONTROLLING INTEREST                                                    -               -                 -
                                                               --------------- ---------------  ----------------  -----------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                          -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants                   -            (1.1)                -                  -
  Contributed surplus                                                       -               -                 -                  -
  Accumulated deficit                                                       -             1.1                 -               40.8
  Cumulative translation adjustments                                        -               -               1.2                  -
  Other comprehensive income (loss)                                      18.7               -              (1.2)                 -
                                                               --------------- ---------------  ----------------  -----------------
                                                                         18.7               -                 -               40.8
                                                               --------------- ---------------  ----------------  -----------------
                                                               $         18.7  $            -   $             -   $           40.8
                                                               =============== ===============  ================  =================

AS AT DECEMBER 31, 2005                                                    (e)             (g)               (i)                (e)
ASSETS
  Current assets
    Cash and cash equivalents                                  $            -   $           -   $             -   $              -
    Restricted cash                                                         -               -                 -                  -
    Short-term investments                                                  -               -                 -                  -
    Marketable securities                                                   -               -                 -                  -
    Accounts receivable and other assets                                    -               -                 -                  -
    Inventories                                                             -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                                            -               -                 -                  -
  Property, plant and equipment                                             -               -                 -                  -
  Goodwill                                                                  -               -                 -               40.8
  Long-term investments                                                   6.5               -                 -                  -
  Deferred charges and other long-term assets                               -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                               $          6.5  $            -   $             -   $           40.8
                                                               =============== ===============  ================  =================
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities                   $            -  $            -   $             -   $              -
    Current portion of long-term debt                                       -               -                 -                  -
    Current portion of reclamation and remediation obligations              -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                                            -               -                 -                  -
 Long-term debt                                                             -               -                 -                  -
  Reclamation and remediation obligations                                   -               -                 -                  -
  Future income and mining taxes                                            -               -                 -                  -
  Other long-term liabilities                                               -               -                 -                  -
  Redeemable retractable preferred shares                                   -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
                                                                            -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
NON-CONTROLLING INTEREST                                                    -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                          -               -                 -                  -
                                                               --------------- ---------------  ----------------  -----------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants                   -            (1.1)                -                  -
  Contributed surplus                                                       -               -                 -                  -
  Accumulated deficit                                                       -             1.1                 -               40.8
  Cumulative translation adjustments                                        -               -               1.2                  -
  Other comprehensive income (loss)                                       6.5               -              (1.2)                 -
                                                               --------------- ---------------  ----------------  -----------------
                                                                          6.5               -                 -               40.8
                                                               --------------- ---------------  ----------------  -----------------
                                                               $          6.5  $            -   $             -   $           40.8
                                                               =============== ===============  ================  =================


                                                              F-A20

CONSOLIDATED BALANCE SHEETS
(Expressed in millions of U.S. Dollars)
As at March 31, 2006
                                                                                                   Stock-
                                                                    Minimum                         based
                                                                    pension        Goodwill       compen-              Under
                                                                  liability      impairment        sation          U.S. GAAP
                                                               -------------  --------------  ------------     --------------
                                                                         (k)             (e)                              (l)
Assets
  Current assets
    Cash and cash equivalents                                  $          -   $           -   $         -      $        84.1
    Restricted cash                                                       -               -             -                1.3
    Accounts receivable and other assets                                  -               -             -               37.1
    Inventories                                                           -               -             -              119.4
                                                               -------------  --------------  ------------     --------------
                                                                          -               -             -              241.9
  Property, plant and equipment                                           -               -             -            1,063.5
  Goodwill                                                                -           (40.2)            -              321.8
  Long-term investments                                                   -               -             -               40.0
  Deferred charges and other long-term assets                             -               -             -               54.0
                                                               -------------  --------------  ------------     --------------
                                                               $          -   $       (40.2)  $         -      $     1,721.2
                                                               =============  ==============  ============     ==============
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities                   $          -    $          -   $         -      $       129.7
    Current portion of long-term debt                                     -               -             -                9.5
    Current portion of reclamation and remediation obligations            -               -             -               32.7
                                                               -------------  --------------  ------------     --------------
                                                                          -               -             -              171.9
  Long-term debt                                                          -               -             -              149.2
  Reclamation and remediation obligations                                 -               -             -              143.1
  Future income and mining taxes                                          -               -             -              135.5
  Other long-term liabilities                                           4.4               -             -               12.7
  Redeemable retractable preferred shares                                 -               -             -                  -
                                                               -------------  --------------  ------------     --------------
                                                                        4.4               -             -              612.4
                                                               -------------  --------------  ------------     --------------
NON-CONTROLLING INTEREST                                                  -               -             -                0.2
                                                               -------------  --------------  ------------     --------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                        -               -             -               14.3
                                                               -------------  --------------  ------------     --------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants                 -               -             -            2,548.0
  Contributed surplus                                                     -               -          (2.5)              18.0
  Accumulated deficit                                                     -           (40.2)          2.5           (1,484.8)
  Cumulative translation adjustments                                      -               -             -                  -
  Other comprehensive income (loss)                                    (4.4)              -             -               13.1
                                                               -------------  --------------  ------------     --------------
                                                                       (4.4)          (40.2)            -            1,094.3
                                                               -------------  --------------  ------------     --------------
                                                               $          -   $       (40.2)  $         -      $     1,721.2
                                                               =============  ==============  ============     ==============

AS AT DECEMBER 31, 2005                                                  (k)             (e)           (l)
ASSETS
  Current assets
    Cash and cash equivalents                                  $          -   $           -   $         -      $        97.6
    Restricted cash                                                       -               -             -                1.3
    Accounts receivable and other assets                                  -               -             -               27.8
    Inventories                                                           -               -             -              115.2
                                                               -------------  --------------  ------------     --------------
                                                                          -               -             -              241.9
  Property, plant and equipment                                           -               -             -            1,064.7
  Goodwill                                                                -           (40.2)            -              321.8
  Long-term investments                                                   -               -             -               27.7
  Deferred charges and other long-term assets                             -               -             -               49.1
                                                               -------------  --------------  ------------     --------------
                                                               $          -   $       (40.2)  $         -      $     1,705.2
                                                               =============  ==============  ============     ==============
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities                   $          -   $           -   $         -      $       132.2
    Current portion of long-term debt                                     -               -             -                9.4
    Current portion of reclamation and remediation obligations            -               -             -               36.3
                                                               -------------  --------------  ------------     --------------
                                                                          -               -             -              177.9
  Long-term debt                                                          -               -             -              149.9
  Reclamation and remediation obligations                                 -               -             -              139.6
  Future income and mining taxes                                          -               -             -              129.6
  Other long-term liabilities                                           4.4               -             -               12.3
  Redeemable retractable preferred shares                                 -               -             -                2.7
                                                               -------------  --------------  ------------     --------------
                                                                        4.4               -             -              612.0
                                                               -------------  --------------  ------------     --------------
NON-CONTROLLING INTEREST                                                  -               -             -                0.3
                                                               -------------  --------------  ------------     --------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                        -               -             -               14.1
                                                               -------------  --------------  ------------     --------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants                 -               -             -            2,543.2
  Contributed surplus                                                     -               -          (2.5)              18.1
  Accumulated deficit                                                     -           (40.2)          2.5           (1,483.4)
  Cumulative translation adjustments                                      -               -             -                  -
  Other comprehensive income (loss)                                    (4.4)              -             -                0.9
                                                               -------------  --------------  ------------     --------------
                                                                       (4.4)          (40.2)            -            1,078.8
                                                               -------------  --------------  ------------     --------------
                                                               $          -   $       (40.2)  $         -      $     1,705.2
                                                               =============  ==============  ============     ==============


                                                              F-A21


CONSOLIDATED STATEMENTS OF OPERATIONS                                               Property,
(expressed in millions of U.S. Dollars, except per share amounts)                   plant and
For the three months ended March 31, 2006                                         equipment &
                                                                      Reversal   amortization
                                                                of capitalized    differences
                                                         Under     development   from applying       Effect of           Under
                                                       CDN GAAP          costs        SFAS 144        SFAS 133       U.S. GAAP
                                                  ------------- --------------  --------------  --------------  --------------
                                                                           (a)              (c)            (f)
Revenue
  Metal sales                                     $      198.3  $           -   $           -   $           -   $       198.3

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion, depreciation,
    depletion and amortization)                          121.5              -               -               -           121.5
  Accretion and reclamation expense                        3.0              -               -               -             3.0
  Depreciation, depletion and amortization                29.2              -               -               -            29.2
                                                  ------------- --------------  --------------  --------------  --------------
                                                          44.6              -               -               -            44.6
  Other operating expenses                                 4.6            9.2               -               -            13.8
  Exploration and business development                     7.5              -               -               -             7.5
  General and administrative                              10.1              -               -               -            10.1
  Impariment charges:
    Investments                                              -              -               -               -               -
  Gain on disposal of assets                                 -              -               -               -               -
                                                  ------------- --------------  --------------  --------------  --------------
OPERATING EARNINGS                                        22.4           (9.2)              -               -            13.2
                                                  ------------- --------------  --------------  --------------  --------------

Other (expense) income - net                             (12.7)             -               -               -           (12.7)
                                                  ------------- --------------  --------------  --------------  --------------
EARNINGS BEFORE TAXES AND OTHER ITEMS                      9.7           (9.2)              -               -             0.5
                                                  ------------- --------------  --------------  --------------  --------------

  Income and mining taxes expense                         (0.6)             -               -               -            (0.6)
  Non-controlling interest                                   -              -               -               -               -
  Dividends on convertible preferred shares
   of subsidiary company                                  (0.2)             -               -               -            (0.2)
                                                  ------------- --------------  --------------  --------------  --------------

NET EARNINGS (LOSS)                               $        8.9  $        (9.2)  $           -   $           -   $        (0.3)
                                                  ============= ==============  ==============  ==============  ==============

EARNINGS (LOSS) PER SHARE
  Basic                                           $       0.03                                                   $          -
  Diluted                                         $       0.03                                                   $          -
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
(millions)
  Basic                                                  345.9                                                          345.9
  Diluted                                                346.5                                                          345.9

------------------------------------------------------------------------------------------------------------------------------

FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                                                           (a)             (c)             (f)
REVENUE
  Metal sales                                     $      179.8  $           -   $           -   $         1.6   $       181.4

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion, depreciation,
    depletion and amortization)                          113.1              -               -               -           113.1
  Accretion and reclamation expense                        3.3              -               -               -             3.3
  Depreciation, depletion and amortization                44.3              -            (0.7)              -            43.6
                                                  ------------- --------------  --------------  --------------  --------------
                                                          19.1              -             0.7             1.6            21.4
  Other operating expenses                                 3.5                                                            3.5
  Exploration and business development                     4.9              -               -               -             4.9
  General and administrative                              10.2              -               -               -            10.2
  Impariment charges:
  Investments                                              0.6              -               -               -             0.6
  Gain on disposal of assets                              (0.1)             -               -               -            (0.1)
                                                  ------------- --------------  --------------  --------------  --------------
OPERATING EARNINGS                                           -              -             0.7             1.6             2.3
                                                  ------------- --------------  --------------  --------------  --------------

  Other income (expense) - net                             1.7              -               -               -             1.7
                                                  ------------- --------------  --------------  --------------  --------------
EARNINGS BEFORE TAXES AND OTHER ITEMS                      1.7              -             0.7             1.6             4.0
                                                  ------------- --------------  --------------  --------------  --------------

  Income and mining taxes expense                         (2.6)             -               -               -            (2.6)
  Non-controlling interest                                 0.2              -               -               -             0.2
  Dividends on convertible preferred shares
    of subsidiary company                                 (0.2)             -               -               -            (0.2)
                                                  ------------- --------------  --------------  --------------  --------------

NET EARNINGS (LOSS)                               $       (0.9) $           -   $         0.7   $         1.6   $         1.4
                                                  ============= ==============  ==============  ==============  ==============

EARNINGS (LOSS) PER SHARE
  Basic                                           $          -                                                  $           -
  Diluted                                         $          -                                                  $           -
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
 (millions)
  Basic                                                  345.1                                                          345.1
  Diluted                                                345.1                                                          345.9

                                                              F-A22

CONSOLIDATED STATEMENTS OF CASH FLOWS                                            Property,
(expressed in millions of U.S. Dollars)                                          plant and
For the three months ended March 31, 2006                                      equipment &
                                                                   Reversal   amortization
                                                      Under   of capitalized   differences
                                                        CDN      development   from applying     Effect of          Under
                                                       GAAP           costs       SFAS 144        SFAS 133      U.S. GAAP
                                                ------------  -------------- --------------  --------------  -------------
                                                                         (a)            (c)            (f)
NET INFLOW (OUTFLOW) OF CASH RELATED TO
  THE FOLLOWING ACTIVITIES:
OPERATING:
Net earnings (loss)                             $       8.9   $         9.2   $          -   $           -   $       (0.3)
Items not affecting cash:
  Depreciation, depletion and amortization             29.2               -              -               -           29.2
  Impairment charges                                      -               -              -               -              -
  Gain on disposal of assets                              -               -              -               -              -
  Future income and mining taxes                       (3.7)              -              -               -           (3.7)
  Deferred revenue realized                               -               -              -               -              -
  Non-controlling interest                                -               -              -               -              -
  Stock-based compensation                              1.4               -              -               -            1.4
  Unrealized foreign exchange losses and other          4.5               -              -               -            4.5
  Changes in operating assets and liabilities
  Accounts receivable and other assets                 (9.3)              -              -               -           (9.3)
  Inventories                                          (8.3)              -              -               -           (8.3)
  Accounts payable and accrued liabilities             (2.6)              -              -               -           (2.6)
                                                ------------  -------------- --------------  --------------  -------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES           20.1            (9.2)             -               -           10.9
                                                ------------  -------------- --------------  --------------  -------------

INVESTING:
  Additions to property, plant and equipment          (34.7)            9.2              -               -          (25.5)
  Additions to long-term investments and other
    assets                                             (0.9)              -              -               -           (0.9)
  Proceeds from the sale of property, plant
    and equipment                                       0.5               -              -               -            0.5
  Disposal of short-term investments                      -               -              -               -              -
                                                ------------  -------------- --------------  --------------  -------------
CASH FLOW USED IN INVESTING ACTIVITIES                (35.1)            9.2              -               -          (25.9)
                                                ------------  -------------- --------------  --------------  -------------
FINANCING:
  Issuance of common shares                             0.7               -              -               -            0.7
  Proceeds from issuance of debt                        4.8               -              -               -            4.8
  Repayment of debt                                    (5.3)              -              -               -           (5.3)
                                                ------------  -------------- --------------  --------------  -------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES            0.2               -              -               -            0.2
                                                ------------  -------------- --------------  --------------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                 1.3               -              -               -            1.3
                                                ------------  -------------- --------------  --------------  -------------
INCREASE IN CASH AND CASH EQUIVALENTS                 (13.5)              -              -               -          (13.5)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD         97.6               -              -               -           97.6
                                                ------------  -------------- --------------  --------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD        $      84.1   $           -  $           -   $           -   $       84.1
                                                ============  ============== ==============  ==============  =============

--------------------------------------------------------------------------------------------------------------------------

FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                                                         (a)            (c)             (f)
NET INFLOW (OUTFLOW) OF CASH RELATED TO
  THE FOLLOWING ACTIVITIES:
OPERATING:
Net earnings (loss)                             $      (0.9)  $           -  $         0.7   $         1.6   $        1.4
Items not affecting cash:
  Depreciation, depletion and amortization             44.3               -           (0.7)              -           43.6
  Impairment charges                                    0.6               -              -               -            0.6
  Gain on disposal of assets                           (0.1)              -              -               -           (0.1)
  Future income and mining taxes                        0.8               -              -               -            0.8
  Deferred revenue realized                               -               -              -            (1.6)          (1.6)
  Non-controlling interest                             (0.2)              -              -               -           (0.2)
  Stock-based compensation expense                      0.8               -              -               -            0.8
  Unrealized foreign exchange losses and other         (3.2)              -              -               -           (3.2)
  Changes in operating assets and liabilities
  Accounts receivable                                   5.9               -              -               -            5.9
  Inventories                                          (7.2)              -              -               -           (7.2)
  Accounts payable and accrued liabilities            (14.0)              -              -               -          (14.0)
                                                ------------  -------------- --------------  --------------  -------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES           26.8               -              -               -           26.8
                                                ------------  -------------- --------------  --------------  -------------
INVESTING:
  Additions to property, plant and equipment          (38.1)              -              -               -          (38.1)
  Additions to long-term investments and other
    assets                                             (4.6)              -              -               -           (4.6)
  Proceeds from the sale of property, plant
    and equipment                                       0.4               -              -               -            0.4
Disposal of short-term investments                      3.5               -              -               -            3.5
                                                ------------  -------------- --------------  --------------  -------------
CASH FLOW USED IN INVESTING ACTIVITIES                (38.8)              -              -               -          (38.8)
                                                ------------  -------------- --------------  --------------  -------------
FINANCING:
  Issuance of common shares                             0.5               -              -               -            0.5
  Proceeds from issuance of debt                       16.4               -              -               -           16.4
  Repayment of debt                                    (0.3)              -              -               -           (0.3)
                                                ------------  -------------- --------------  --------------  -------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES           16.6               -              -               -           16.6
                                                ------------  -------------- --------------  --------------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                   -               -              -               -              -
                                                ------------  -------------- --------------  --------------  -------------
INCREASE IN CASH AND CASH EQUIVALENTS                   4.6               -              -               -            4.6
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD         47.9               -              -               -           47.9
                                                ------------  -------------- --------------  --------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD        $      52.5   $           -  $           -   $           -   $       52.5
                                                ============  ============== ==============  ==============  =============


                                                              F-A23

Consolidated Statements of Comprehensive Earnings (Loss)

The Company's statements of comprehensive earnings (loss) under U.S. GAAP are as follows:

--------------------------------------------------------------------------------------------------------------
                                                                                 Three months ended March 31,
--------------------------------------------------------------------------------------------------------------
                                                                                2006                     2005
--------------------------------------------------------------------------------------------------------------
Net earnings for the period under U.S. GAAP                                $    (0.3)                $    1.4
--------------------------------------------------------------------------------------------------------------
Change in unrealized gains on marketable securities
and long-term investments  (e)                                                  12.2                     (5.6)
--------------------------------------------------------------------------------------------------------------
Comprehensive earnings (loss) under U.S. GAAP                              $    11.9                 $   (4.2)
--------------------------------------------------------------------------------------------------------------


(a) Under CDN GAAP, Kinross accounts for stripping cost in accordance with EIC-160, "Stripping Costs Incurred in the Production of a Mining Operation" ("EIC-160"). Under EIC-160, stripping costs are accounted for according to the benefit received by the Company. Stripping costs are capitalized if the stripping activity can be shown to represent a betterment to the mineral property. A betterment occurs when the stripping activity provides access to sources of reserves that will be produced in future periods that would not have been accessible in the absence of this activity. However, under U.S. GAAP, as outlined under EITF Issue No. 04-6, "Accounting for Stripping Costs Incurred During Production in the Mining Industry" ("EITF 04-6"), all stripping costs incurred during the production of a mine are considered variable production costs during the period that the stripping costs are incurred. For U.S. GAAP purposes, the Company has adopted EITF 04-6 effective the beginning of 2006 and has adjusted for this difference prospectively from January 1, 2006. Ongoing pit expansions at Round Mountain and Fort Knox that have been capitalized as development costs under CDN GAAP are required to be expensed for U.S. GAAP as outlined under EITF 04-6. The adjustment upon adoption on January 1, 2006 was an increase to the opening accumulated deficit of $1.1 million with a corresponding decrease to property, plant and equipment of $1.1 million. As a result of an impairment charge writing down property, plant and equipment at Fort Knox to fair value during the year ended December 31, 2005, no further adjustments were required to Fort Knox's property, plant and equipment upon the adoption of EITF 04-6. The adjustment to property, plant and equipment upon adoption relates entirely to Round Mountain. For the three months ended March 31, 2006, the effect of expensing all stripping costs for U.S. GAAP purposes is a decrease in earnings of $9.2 million as a result of an increase in other operating expenses $9.2 million. At March 31, 2006, the impact of EITF 04-6 was a cumulative increase in the accumulated deficit of $10.3 million with a corresponding decrease to property, plant and equipment.

(b) In 1996, the Company issued convertible debentures in the aggregate principal amount of $146.0 million (CDN $200.0 million). The Company redeemed the convertible debentures on September 29, 2003, with a payment of $144.8 million (CDN $195.6 million) and accrued interest of $2.0 million (CDN $2.7 million). Originally, under CDN GAAP, the convertible debentures were accounted for in accordance with their substance and, as such, were presented in the financial statements in their liability and equity component parts. However, during 2005, the Company adopted amendments to CICA Handbook Section 3860, "Financial Instruments - Disclosure and Presentation" ("Section 3860"), which was retroactively applied to the accounting for the Company's convertible debentures. Under the amended
     Section 3860, the convertible debentures were bifurcated into a principal and an option component for accounting purposes. The principal component was recorded as debt and the option component recorded as equity. The principal component was accreted over the life of the convertible debentures through periodic charges to expense. On redemption, under CDN GAAP, the Company recognized a net gain of $15.4 million, which was apportioned between the principal and option components, based on their relative fair values compared to their carrying values. The Company recorded a loss on the principal component of $16.6 million and a gain on the option component of $32.0 million. The loss on the principal component was charged against income and the gain on the option component was accounted for as an increase in contributed surplus. Under U.S. GAAP, both the loss on the principal component and the gain on the option component would have been recognized in income. As a result, the accumulated deficit would decrease by $32.0 million along with a decrease to contributed surplus for the same amount.

                                      F-A24

(c) Under U.S. GAAP, following the adoption of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", property, plant and equipment would be reduced and the accumulated deficit increased by $60.5 million. This difference arose from the requirement to discount future cash flows from impaired property, plant and equipment under U.S. GAAP and from using proven and probable reserves only. At the time of the impairment, future cash flows from impaired property, plant and equipment were not discounted under CDN GAAP. In subsequent periods, the methodology for calculating asset impairment under CDN GAAP was harmonized with U.S. GAAP, requiring the use of discounted cash flows. However, under CDN GAAP, the changed was not made retroactively and, as a result, the difference remained. Under U.S. GAAP, in periods subsequent to the impairment, the lower property, plant and equipment carrying value would have resulted in lower depreciation, depletion and amortization expense. Under U.S. GAAP, during the three months ended March 31, 2005, depreciation, depletion and amortization would have been reduced by $0.7 million to reflect the above. At March 31, 2005, the reduced property, plant and equipment and associated depreciation, depletion and amortization related entirely to the Fort Knox mine.

     During the fourth quarter of 2005, for CDN GAAP purposes, the Company recorded an impairment charge to property, plant and equipment totaling $171.9 million, of which $141.8 million related to the Fort Knox mine. Due to the mine's carrying value under U.S. GAAP being $21.1 million lower, the impairment charge recorded under U.S. GAAP was decreased by $21.1 million. As a result, the CDN/U.S. GAAP difference relating to the accounting for the impairment of long-lived assets was eliminated and as at December 31, 2005 and March 31, 2006, there was no difference.

(d) CDN GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. For CDN GAAP, the Company eliminated operating deficits of $761.4 million and $5.3 million in 2003 and 1991, respectively. These reclassifications are not permitted by U.S. GAAP and would require in each subsequent year a cumulative increase in share capital and a cumulative increase in deficit of $766.7 million.

(e) Under CDN GAAP, unrealized gains on long-term investments are not recorded. Under U.S. GAAP, unrealized gains on long-term investments that are classified as securities available-for-sale of $18.7 million and $6.5 million at March 31, 2006 and December 31, 2005, respectively, would be included as a component of comprehensive income (loss). Furthermore, U.S. GAAP requires that the transaction on April 3, 2002, whereby the Company exchanged its investment in debt securities of Echo Bay for 57.1 million common shares of Echo Bay, be recorded at fair value with the resulting gain included in earnings. Fair value of the Echo Bay common shares received, under U.S. GAAP, was $49.1 million, representing 57.1 million common shares at $0.86 each, being the closing market price of such shares on April 3, 2002. Fair value is not discounted for liquidity concerns or other valuation considerations. The resulting gain of $42.5 million, after deducting the $6.6 million carrying value of the debt securities exchanged, increased the carrying value of this investment and was included in earnings for the year ended December 31, 2002. Under CDN GAAP, the cost of the Echo Bay common shares acquired on the exchange was recorded at the values of the securities given up. Since the fair value of the capital securities given up approximated their carrying value, no gain was recorded under CDN GAAP.

     Subsequent to the exchange of debt securities, the Company accounted for its share investment in Echo Bay as an available-for-sale security under U.S. GAAP. At January 31, 2003, when the Company acquired the remaining outstanding common shares of Echo Bay, the Company retroactively restated its 2002 consolidated financial statements, prepared in accordance with U.S. GAAP, to account for its share investment in Echo Bay on an equity basis. As a result, the Company reversed an unrealized gain of $21.8 million previously included in other comprehensive income, increased its deficit by $0.7 million to reflect its share of equity losses for the period ended December 31, 2002 and correspondingly reduced the carrying value of its investment. In addition, the Company decreased long-term investments and recorded a share of loss in investee company of $1.0 million for the one month ended January 31, 2003. For U.S. GAAP purposes, as a result of the business combination on January 31, 2003, the Company recognized an additional $40.8 million of goodwill representing the difference in carrying value of its share investment in Echo Bay between CDN and U.S. GAAP. In 2003, the Company, using its goodwill impairment testing methodology, computed a goodwill impairment charge, under U.S. GAAP, of an additional $40.2 million reducing the additional goodwill balance to $0.6 million. As at March 31, 2006 and December 31, 2005, the additional goodwill, under U.S. GAAP, remained $0.6 million.


                                     F-A25

(f) Effective January 1, 2004, the Company adopted Accounting Guideline 13 ("AcG-13"), "Hedging Relationships" which provides guidance concerning documentation and effectiveness testing for derivative contracts. Derivative instruments that do not qualify as a hedge under AcG-13, or are not designated as a hedge, are recorded on the balance sheet at fair value with changes in fair value recognized in earnings. Upon the adoption of AcG-13, certain derivative instruments that had been previously accounted for as hedges failed to meet the requirements of AcG-13 for formal hedge accounting. As a result, on January 1, 2004, the fair value of outstanding derivative financial instruments, which were not designated or did not qualify as effective hedging relationships, were deferred on the balance sheet and recognized in earnings when the previously designated hedged items occurred. Prior to the adoption of AcG-13, the Company applied hedge accounting to its derivative financial instruments. These instruments remained off balance sheet until the hedged transaction was recorded. In addition, realized gains or losses on derivatives instruments that were closed out prior to their maturity were deferred and recognized in earnings when the previously designated hedged item occurred.

     On January 1, 2001, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 and FASB Statements No. 149. SFAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Realized and unrealized gains and losses on derivative instruments included in other comprehensive income on transition at January 1, 2001 were reclassified into mining revenue for cash flow hedges of forecasted commodity sales and foreign exchange gain (loss) on forecasted foreign currency revenue or expense when the previously hedged forecasted revenue or expense occurred.

     At March 31, 2006 and December 31, 2005, the application of SFAS 133 did not result in any differences between CDN and U.S. GAAP. However, for the three months ended March 31, 2005, SFAS 133 would have resulted in an increase to revenue and a resultant decrease in the loss under U.S. GAAP of $1.6 million.

(g) Under Canadian income tax legislation, a company is permitted to issue shares, known as flow-through shares, whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. The Company accounted for the issue of flow-through shares issued in 2001 using the deferral method in accordance with CDN GAAP. At the time of issue, the funds received were recorded as share capital. Qualifying expenditures were made in 2002. Under U.S. GAAP, the premium paid in excess of the market value of $1.1 million would be credited to other liabilities and included in income as the qualifying expenditures were made. As at March 31, 2006 and December 31, 2005, the application of U.S. GAAP would result in a decrease in common share capital of $1.1 million and a corresponding reduction in accumulated deficit.

(h) The terms "proven and probable reserves", "exploration", "development", and "production" have the same meaning under both U.S. and CDN GAAP. Exploration costs incurred are expensed at the same point in time based on the same criteria under both U.S. and CDN GAAP. In addition, mining related costs are only capitalized after proven and probable reserves have been designated under both U.S. and CDN GAAP.

(i) Under CDN GAAP, the unrealized translation gains and losses on the Company's net investment in self-sustaining operations translated using the current rate method are accumulated in a separate component of shareholders' equity, described as cumulative translation adjustments, on the consolidated balance sheets. Under U.S. GAAP, the unrealized translation gains and losses would not accumulate in a separate component of shareholders' equity but rather as an adjustment to other comprehensive income. As of September 29, 2003, the functional currency of all the Company's operations became the U.S. dollar. Prior to that date, the currency of measurement for certain operations domiciled in Canada was the Canadian dollar. As such, the $1.2 million accumulated translation loss in other comprehensive income will only become realized in earnings upon the substantial disposition, liquidation or closure of the mining properties or investments that gave rise to such amounts.

(j) Under CDN GAAP, Kinross proportionately consolidates its interests in the following incorporated joint ventures: MDO (La Coipa), MSG (Crixas) and CMM (Refugio). In addition, the Company proportionately consolidates its interests in the following unincorporated joint ventures: Round Mountain, Porcupine Joint Venture, Musselwhite and New Britannia. These investments are accounted for using the equity method under U.S. GAAP. The Company relies on an accommodation provided for in Item 17(c)(2)(vii) of SEC Form 20-F, which permits a company using the equity method for U.S. GAAP to omit the differences arising from the use of proportionate consolidation under CDN GAAP. Each of the joint ventures listed qualifies for this accommodation on the basis that it is an operating entity, the significant financial and operating policies of which are, by contractual arrangement, jointly controlled by all parties having an equity interest in the entity.


                                     F-A26

(k) Under U.S. GAAP, if the accumulated pension plan benefit obligation exceeds the market value of plan assets, a minimum pension liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to other comprehensive income. CDN GAAP does not require the Company to record a minimum liability and does not have the concept of other comprehensive income. As at March 31, 2006 and December 31, 2005, the Company had a minimum pension liability of $4.4 million with a corresponding decrease in other comprehensive income. None of the additional liability relates to unrecognized prior service cost.

(l) The Company has adopted SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment to SFAS No. 123" ("SFAS 148"), which is similar to the amended Canadian accounting standard, which was adopted in 2004. Accordingly, there is no CDN/U.S. GAAP difference in the calculation of stock-based compensation expense. However, upon adoption of the amended Canadian accounting standard, stock option compensation of $2.5 million was recorded as a cumulative effect of the adoption as an adjustment to opening retained earnings with an offsetting adjustment to contributed surplus. Under U.S. GAAP, this adjustment would be reversed.

ACCOUNTING CHANGE

(i) FASB approved EITF Issue No. 04-6, "Accounting for Stripping Costs Incurred During Production in the Mining Industry" ("EITF 04-6") in the second quarter of 2005. Under EITF 04-6, stripping costs incurred during the production phase are recorded as a component of the cost of inventory produced each period. EITF 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005. The Company's policy is to include ongoing stripping costs as an operating cost; however, the Company does capitalize costs related to major pit expansions at its producing mines under CDN GAAP. The impact of this accounting change is outlined above in (a).

(ii) In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS 123(R)"). SFAS 123(R) supersedes APB Opinion No 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows." Generally, the fair value approach in SFAS 123(R) is similar to the fair value approach described in SFAS No. 123. In 2005, Kinross used the Black-Scholes formula to estimate the fair value of stock options granted to employees. Kinross adopted SFAS 123(R), using the modified-prospective method, beginning January 1, 2006. Based on the terms of Kinross' plans, it did not have a cumulative effect related to its plans. Kinross also elected to continue to estimate the fair value of stock options using the Black-Scholes formula. In the first quarter of 2006, the adoption of SFAS 123(R) did not have a material impact on first quarter stock-based compensation expense. Further, it is not anticipated that the adoption of SFAS 123(R) will have a material impact on Kinross' future stock-based compensation expense.



                                     F-A27

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

The consolidated financial statements, the notes thereto and other financial information contained in the annual report are the responsibility of the management of Kinross Gold Corporation. These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The financial information presented elsewhere in the Annual Report is consistent with that in the consolidated financial statements.

The Board of Directors is responsible for overseeing management's performance of its responsibilities for financial reporting and internal control. The Audit Committee, which is comprised of Directors none of whom are employees or officers of the Company, meets with management as well as the external auditors to assure itself that management is properly fulfilling its financial reporting responsibilities to the Directors who approve the consolidated financial statements. The auditors have full and unrestricted access to the Audit Committee to discuss the scope of their audits, the adequacy of the system of internal controls and financial reporting.

The integrity of the information presented in the financial statements, including estimates and judgments relating to matters not concluded by fiscal year end, is the responsibility of management. In order to accomplish this responsibility, the Company maintains a system of internal accounting controls designed to provide reasonable assurance that the Company's assets are safeguarded, transactions are executed and recorded in accordance with management's authorization and relevant and reliable financial information is produced.

The consolidated financial statements have been audited by KPMG LLP, the independent registered chartered accountants, in accordance with Canadian generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (United States).



Tye W. Burt                                   Lars-Eric Johansson
President and Chief Executive Officer         Executive Vice President, Finance
and Chief Financial Officer
Toronto, Canada
March 29, 2006


                                     F-A28

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

TO THE SHAREHOLDERS OF KINROSS GOLD CORPORATION

We have audited the consolidated balance sheet of Kinross Gold Corporation as at December 31, 2005 and the consolidated statement of operations, common shareholders' equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements as at December 31, 2004 and for the years ended December 31, 2004 and 2003, prior to the change in accounting for convertible debentures as described in Note 2, were audited by other auditors, who expressed an opinion without reservation on those statements, in their report dated November 18, 2005 except as to Note 25(a) which is as of February 8, 2006. We have audited the adjustments for the accounting for the convertible debentures in the December 31, 2004 and 2003 financial statements and in our opinion, such adjustments, in all material respects, is appropriate and has been properly applied.


/s/ KPMG LLP
------------

Chartered Accountants

Toronto, Canada
March 29, 2006, except as to Note 24 which is as of July 14, 2006


                                      F-A29

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

TO THE SHAREHOLDERS OF KINROSS GOLD CORPORATION

        We have audited the consolidated balance sheets of Kinross Gold Corporation (the "Company") as at December 31, 2004 and the consolidated statements of operations, cash flows and common shareholders' equity for each of the years in the two-year period ended December 31, 2004 (prior to the effects of the restatement described in note 2 to the 2005 financial statements). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Kinross Gold Corporation as at December 31, 2004 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.

        Our previous report, dated November 18, 2005, on the consolidated balance sheets as at December 31, 2004 and the consolidated statements of operations, cash flows and common shareholders' equity for each of the years in the two-year period ended December 31, 2004, which were restated to reflect the changes described in note 25(b) to the financial statements, was withdrawn on December 23, 2005. The 2004 financial statements have been further restated to reflect the changes described in note 25(a) to these financial statements.

        The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion.


/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Toronto, Canada

November 18, 2005, except as to note 25(a) which is as of February 8, 2006


        COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS ON
              CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCE


        The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company's financial statements, such as the changes described in note 25 to the consolidated financial statements. Our report to the Shareholders, dated November 18, 2005, except as to note 25(a) which is as of February 8, 2006 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when such changes are properly accounted for and adequately disclosed in the financial statements.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Toronto, Canada

November 18, 2005, except as to note 25(a) which is as of February 8, 2006


                                      F-A30

CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
As at December 31
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    2005            2004
------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                           RESTATED (A)
  Current assets
    Cash and cash equivalents                                               Note 6             $         97.6    $       47.9
    Restricted cash                                                                                       1.3             1.4
    Short-term investments                                                                                  -             5.7
    Accounts receivable and other assets                                    Note 6                       27.8            37.6
    Inventories                                                             Note 6                      115.2           111.0
                                                                                               -------------------------------
                                                                                                        241.9           203.6
  Property, plant and equipment                                             Note 6                    1,064.7         1,244.1
  Goodwill                                                                  Notes 5 & 6                 321.2           329.9
  Long-term investments                                                     Note 6                       21.2            25.7
  Deferred charges and other long-term assets                               Note 6                       49.1            30.9
                                                                                               -------------------------------
                                                                                               $      1,698.1    $    1,834.2
                                                                                               -------------------------------
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities                                Note 6             $        132.2    $      146.4
    Current portion of long-term debt                                       Note 9                        9.4             6.0
    Current portion of reclamation and remediation obligations              Note 10                      36.3            23.6
                                                                                               -------------------------------
                                                                                                        177.9           176.0
  Long-term debt                                                            Note 9                      149.9           116.9
  Reclamation and remediation obligations                                   Note 10                     139.6           108.1
  Future income and mining taxes                                            Note 17                     129.6           120.3
  Other long-term liabilities                                                                             7.9             9.5
  Redeemable retractable preferred shares                                   Note 12                       2.7             2.6
                                                                                               -------------------------------
                                                                                                        607.6           533.4
                                                                                               -------------------------------
COMMITMENTS AND CONTINGENCIES                                               Note 23
NON-CONTROLLING INTEREST                                                                                  0.3             0.4
                                                                                               -------------------------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                          Note 13                      14.1            13.3
                                                                                               -------------------------------
COMMON SHAREHOLDERS' EQUITY
  Common share capital and common share purchase warrants                   Note 14                   1,777.6         1,775.8
  Contributed surplus                                                                                    52.6            49.4
  Accumulated deficit                                                                                  (752.9)         (536.9)
  Cumulative translation adjustments                                                                     (1.2)           (1.2)
                                                                                               -------------------------------
                                                                                                      1,076.1         1,287.1
                                                                                               -------------------------------
                                                                                               $      1,698.1    $    1,834.2
                                                                                               -------------------------------
COMMON SHARES
  AUTHORIZED                                                                                        UNLIMITED       UNLIMITED
  ISSUED AND OUTSTANDING                                                                          345,417,147     345,066,324
------------------------------------------------------------------------------------------------------------------------------

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

(a)     See Note 2

Signed on behalf of the Board:

/s/ John A. Brough                  /s/ John M.H. Huxley
------------------                  --------------------
John A. Brough                      John M.H. Huxley
Director                            Director


                                                             F-A31

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
For the years ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             2005          2004          2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     RESTATED (A)
REVENUE
  Metal sales                                                                            $     725.5   $     666.8   $     571.9

OPERATING COSTS AND EXPENSES

  Cost of sales (excludes accretion, depreciation, depletion and amortization)                 448.1         402.4         362.0
  Accretion and reclamation expenses                                                            56.0          21.4           9.0
  Depreciation, depletion and amortization                                                     167.7         170.1         172.7
                                                                                         ----------------------------------------
                                                                                                53.7          72.9          28.2
  Other operating costs                                                                         14.3          25.8          16.5
  Exploration and business development                                                          26.6          20.4          24.3
  General and administrative                                                                    45.3          36.4          25.0
  Impairment charges:                                                             Note 6
    Goodwill                                                                                     8.7          12.4         394.4
    Property, plant and equipment                                                              171.9          46.1          15.2
    Investments and other assets                                                                 4.1           1.4           1.9
  Gain on disposal of assets                                                                    (6.0)         (1.7)        (29.5)
                                                                                         ----------------------------------------
OPERATING LOSS                                                                                (211.2)        (67.9)       (419.6)

Other income (expense) - net                                                      Note 6       (17.0)         (6.2)        (49.5)
                                                                                         ----------------------------------------
LOSS BEFORE TAXES AND OTHER ITEMS                                                             (228.2)        (74.1)       (469.1)

  Income and mining taxes recovery (expense)                                      Note 17       12.9          11.5          (4.1)
  Non-controlling interest                                                                       0.1           0.3          (0.2)
  Dividends on convertible preferred shares of subsidiary                                       (0.8)         (0.8)         (0.8)
                                                                                         ----------------------------------------
NET LOSS                                                                                 $    (216.0)  $     (63.1)  $    (474.2)
                                                                                         ----------------------------------------

ATTRIBUTABLE TO COMMON SHAREHOLDERS:
  Net loss                                                                               $    (216.0)        (63.1)       (474.2)
  Gain on redemption of equity component of convertible debentures                                 -             -          32.0
                                                                                         ----------------------------------------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                                             $    (216.0)        (63.1)       (442.2)
                                                                                         ----------------------------------------

LOSS PER SHARE
  Basic and diluted                                                                      $     (0.63)  $     (0.18)  $     (1.43)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (millions)
  Basic and diluted                                                                            345.2         346.0         308.6
---------------------------------------------------------------------------------------------------------------------------------

                      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

(a)     See Note 2

                                                             F-A32

CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
For the years ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             2005          2004          2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     RESTATED (A)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                                                                 $    (216.0)  $     (63.1)  $    (474.2)
Adjustments to reconcile net loss to net cash provided from
(used in) operating activities
  Depreciation, depletion and amortization                                                     167.7         170.1         172.7
  Impairment charges:
    Goodwill                                                                                     8.7          12.4         394.4
    Property, plant and equipment                                                              171.9          46.1          15.2
    Investments and other assets                                                                 4.1           1.4           1.9
    Gain on disposal of assets                                                                  (6.0)         (1.7)        (29.5)
  Future income and mining taxes                                                               (15.0)        (29.3)        (12.7)
  Deferred revenue recognized                                                                      -          (6.3)         (2.3)
  Stock-based compensation expense                                                               3.1           1.8             -
  Unrealized foreign exchange losses and other                                                   1.8           1.3          60.4
  Changes in operating assets and liabilities:
    Accounts receivable and other assets                                                         2.7           4.2          (1.7)
    Inventories                                                                                 (9.9)        (19.3)        (11.3)
    Accounts payable and other current liabilities                                              20.6          43.6         (29.9)
                                                                                         ----------------------------------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                                   133.7         161.2          83.0
                                                                                         ----------------------------------------
INVESTING:
  Additions to property, plant and equipment                                                  (142.4)       (169.5)        (73.4)
  Business acquisitions, net of cash acquired                                   Note 5             -        (261.2)        (81.9)
  Proceeds on sale of marketable securities                                                      0.6           0.7           4.6
  Proceeds on sale of long-term investments and other assets                                    19.8          14.6          63.3
  Additions to long-term investments and other assets                                          (16.9)        (26.4)         (6.1)
  Proceeds from the sale of property, plant and equipment                                       10.4           1.5           5.9
  Disposals of (additions to) short-term investments                                             7.3          (5.7)            -
  Decrease in restricted cash                                                                    0.1           3.7          37.5
                                                                                         ----------------------------------------
CASH FLOW USED IN INVESTING ACTIVITIES                                                        (121.1)       (442.3)        (50.1)
                                                                                         ----------------------------------------
FINANCING:
  Repurchase of common shares                                                                      -         (11.8)            -
  Issuance of common shares                                                                      1.9           3.1         187.9
  Redemption of convertible debentures                                                             -             -        (144.8)
  Acquisition of convertible preferred shares of subsidiary company                                -             -          (0.3)
  Reduction of debt component of convertible debentures                                            -             -           2.3
  Debt issue costs                                                                              (0.5)         (1.4)            -
  Proceeds from issuance of debt                                                                50.5         119.5             -
  Repayment of debt                                                                            (16.2)        (26.8)        (10.5)
                                                                                         ----------------------------------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                                    35.7          82.6          34.6
                                                                                         ----------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                          1.4           0.6           7.7
                                                                                         ----------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                49.7        (197.9)         75.2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                    47.9         245.8         170.6
                                                                                         ----------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                   $      97.6   $      47.9   $     245.8
---------------------------------------------------------------------------------------------------------------------------------

                      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

(a)     See Note 2


                                                               F-A33

CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
For the years ended December 31
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             2005          2004          2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     RESTATED (A)
COMMON SHARES
  Balance at the beginning of the year                                                   $  1,775.8    $   1,783.5   $   1,058.5
    Common shares issued                                                                          -              -         145.9
    Common shares issued for acquisitions                                                         -              -       1,334.0
    Expiry of TVX and Echo Bay options and warrants                                            (0.1)          (1.1)         (0.6)
    Reduction of legal stated capital                                                             -              -        (761.4)
    Common shares issued for stock-based awards                                                 1.9            4.6           7.1
    Conversion of redeemable retractable preferred shares                                         -            0.6             -
    Repurchase of common shares                                                                   -          (11.8)            -
---------------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the year                                                         $  1,777.6    $   1,775.8   $   1,783.5
---------------------------------------------------------------------------------------------------------------------------------

CONTRIBUTED SURPLUS
  Balance at the beginning of the year,                                                  $     49.4    $      45.5   $      12.9
    Change in accounting policy                                                 Note 2            -              -             -
    Transfer of fair value of expired warrants                                                    -            1.1           0.6
    Transfer of fair value of exercised options                                                 0.1           (0.2)            -
    Redemption of convertible debentures                                                          -              -          32.0
    Stock-based compensation                                                                    3.1            1.8             -
    Adoption of new accounting standards                                        Note 15           -            2.5             -
    Redemption on share consolidation                                                             -           (1.3)            -
---------------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the year                                                         $     52.6    $      49.4   $      45.5
---------------------------------------------------------------------------------------------------------------------------------


ACCUMULATED DEFICIT
  Balance at the beginning of the year                                                   $   (536.9)   $    (471.3)  $    (773.0)
    Change in accounting policy                                                 Note 2            -              -          14.5
    Adoption of new accounting standards                                                          -           (2.5)            -
    Reduction of legal stated capital                                                             -              -         761.4
    Net loss                                                                                 (216.0)         (63.1)       (474.2)
---------------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the year                                                         $   (752.9)   $    (536.9)  $    (471.3)
---------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE TRANSLATION ADJUSTMENTS
  Balance at the beginning of the year                                          Note 3   $     (1.2)   $      (1.2)  $     (23.4)
    Translation of self sustaining operations                                                     -              -          22.2
---------------------------------------------------------------------------------------------------------------------------------
  Balance at the end of the year                                                         $     (1.2)   $      (1.2)  $      (1.2)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL COMMON SHAREHOLDERS' EQUITY                                                        $  1,076.1    $   1,287.1   $   1,356.5
---------------------------------------------------------------------------------------------------------------------------------

                      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

(a)     See Note 2


                                                               F-A34

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
                          (IN MILLIONS OF U.S. DOLLARS)

1.      NATURE OF OPERATIONS

Kinross Gold Corporation and its subsidiaries and joint ventures (collectively, "Kinross" or the "Company") are engaged in gold mining and related activities, including exploration and acquisition of gold-bearing properties, extraction, processing and reclamation. Kinross' gold production and exploration activities are carried out principally in the United States, Canada, Russia, Brazil, and Chile. Gold, the Company's primary product, is produced in the form of dore, which is shipped to refineries for final processing. Kinross also produces and sells a limited amount of silver.

The operating cash flow and profitability of the Company are affected by various factors, including the amount of gold and silver produced and sold, the market prices of gold and silver, operating costs, interest rates, environmental costs and the level of exploration and other discretionary costs. Due to the global nature of the Company's operations, exposure also arises from fluctuations in foreign currency exchange rates, political risk and varying levels of taxation. While Kinross seeks to manage the level of risk associated with its business, many of the factors affecting these risks are beyond the Company's control.

The United States ("U.S.") dollar is the functional currency of measurement for all of the Company's operations and is the reporting currency of the Company's business; accordingly, these consolidated financial statements are expressed in U.S. dollars. The consolidated financial statements of Kinross have been prepared in accordance with Canadian generally accepted accounting principles ("CDN GAAP") which differ in certain material respects from those generally accepted in the United States ("U.S. GAAP"), as described in Note 21.

The following table sets forth the Company's ownership of its mining interests:

-----------------------------------------------------------------------------------------------------
                                                                       DECEMBER 31,    DECEMBER 31,
                                                                               2005            2004
-----------------------------------------------------------------------------------------------------
THROUGH MAJORITY OWNED SUBSIDIARIES
  Fort Knox                                                                    100%            100%
  Paracatu (a)                                          Note (5)               100%            100%
  Kubaka                                                Note 5                  98%             98%
  Lupin                                                 Note 5                 100%            100%
  Blanket (b)                                                                  100%            100%
  Kettle River/ Emanuel Creek                           Note 5                 100%            100%
-----------------------------------------------------------------------------------------------------

AS INTERESTS IN UNINCORPORATED JOINT VENTURES
  Round Mountain                                        Note 5                  50%             50%
  Porcupine                                                                     49%             49%
  Musselwhite                                           Note 5                  32%             32%
  New Britannia                                         Note 5                  50%             50%
-----------------------------------------------------------------------------------------------------

AS INTERESTS IN INCORPORATED JOINT VENTURES
  La Coipa                                              Note 5                  50%             50%
  Crixas                                                Note 5                  50%             50%
  Refugio                                                                       50%             50%
-----------------------------------------------------------------------------------------------------

(a) On December 31, 2004, the Company completed the purchase of the remaining 51% interest in the Paracatu mine (see Note 5).
(b) In light of the economic and political conditions and the negative impact of inflationary pressures in Zimbabwe, the Blanket mine was written down in 2001 and Kinross discontinued consolidation of the results of this operation in 2002 (see Note 3).


                                      F-A35

JOINT VENTURES

The Company conducts a substantial portion of its business through joint ventures under which the joint venture participants are bound by contractual arrangements establishing joint control over the ventures. The Company records its proportionate share of assets, liabilities, revenue and operating costs of the joint ventures.

    (a) PARACATU
        Prior to December 31, 2004, the Company owned a 49% interest in Rio Paracatu Mineracao S.A. ("RPM"). RPM owns the Paracatu mine located next to the city of Paracatu, Brazil, 200 kilometers southeast of Brasilia, Brazil's capital city. Under the joint venture agreement, Rio Tinto Brasil, a subsidiary of Rio Tinto Plc. was the operator.

        On December 31, 2004, the Company completed the purchase of the remaining 51% of RPM. Consequently, from December 31, 2004, the Company owns 100% of the property.

        Prior to the Company's acquisition of the remaining 51% of RPM on December 31, 2004, the Board of Directors of RPM approved annual programs and budgets and authorized major transactions prior to execution by site management. The joint venture participants were entitled to their pro-rata share of profits in the form of distributions and were obliged to make their pro-rata share of contributions if required.

    (b) ROUND MOUNTAIN
        The Company owns a 50% interest in the Smoky Valley Common Operation joint venture, which owns the Round Mountain mine, located in Nye County, Nevada, U.S.A. Under the joint venture agreement, the Company is the operator of the Round Mountain mine.

        The Management Committee of the joint venture represents the joint venture partners, authorizes annual programs and budgets and approves major transactions prior to execution by site management. The joint venture owners are entitled to their pro-rata share of production and are obliged to make their pro-rata share of contributions as requested.

    (c) PORCUPINE
        The Company owns a 49% interest in the Porcupine Joint Venture ("PJV"), which conducts mining, milling and exploration operations in the Timmins area of Ontario. Under the PJV agreement, Placer Dome (CLA) Limited is the operator. In early 2006, Placer Dome was acquired by Barrick Gold Corporation.

        The Management Committee of the PJV approves annual programs and budgets, and authorizes major transactions prior to execution by site management. The PJV participants are entitled to their pro-rata share of production and are obliged to make their pro-rata share of contributions as requested.

    (d) MUSSELWHITE
        The Company owns a 31.9% interest in the Musselwhite joint venture. The mine is located 430 kilometers north of the city of Thunder Bay, in northwestern Ontario. Under the joint venture agreement, Placer Dome
        (CLA) Limited is the operator. In early 2006, Placer Dome was acquired by Barrick Gold Corporation.

        The Management Committee of the joint venture approves annual programs and budgets, and authorizes major transactions prior to execution by site management. The joint venture participants are entitled to their pro-rata share of production and are obliged to make their pro-rata share of contributions as requested.

    (e) NEW BRITANNIA
        The Company owns a 50% interest in the New Britannia joint venture. The mine is located in the town of Snow Lake in northern Manitoba, 700 kilometers north of Winnipeg. Under the joint venture agreement, the Company is the operator.

        The Management Committee of the joint venture approves annual programs and budgets, and authorizes major transactions prior to execution by site management. The joint venture participants are entitled to their pro-rata share of production and are obliged to make their pro-rata share of contributions as requested.


                                      F-A36

        The Company has a loan receivable from its joint venture partner. Kinross sells all of the production from the mine and on an annual basis, is entitled to apply its partner's share of any operating surplus against the outstanding balance of the loan. Both partners are required to fund their pro-rata share of any annual operating deficit.

    (f) LA COIPA
        The Company owns a 50% interest in Compania Minera Mantos de Oro ("MDO"), a Chilean contractual mining company. MDO owns the La Coipa mine, located in central Chile, 140 kilometers northeast of the city of Copiapo. Under the joint venture agreement, a wholly owned subsidiary of Placer Dome Inc. is the operator. In early 2006, Placer Dome was acquired by Barrick Gold Corporation.

        The Board of Directors of MDO approves annual programs and budgets and authorizes major transactions prior to execution by site management. The joint venture participants are entitled to their pro-rata share of profits in the form of distributions and are obliged to make their pro-rata share of contributions if required.

    (g) CRIXAS
        The Company owns a 50% interest in Mineracao Serra Grande, S.A. ("MSG"). MSG owns the Crixas mine, located in central Brazil, 260 kilometers northeast of the city of Brasilia. Under the joint venture agreement, a wholly owned subsidiary of AngloGold Ashanti Limited is the operator.

        The Board of Directors of MSG approves annual programs and budgets, and authorizes major transactions prior to execution by site management. The joint venture participants are entitled to their pro-rata share of profits in the form of distributions and are obliged to make their pro-rata share of contributions if required.

    (h) REFUGIO
        The Company owns a 50% interest in Compania Minera Maricunga ("CMM"), a Chilean contractual mining company. CMM owns the Refugio mine located in central Chile. On June 1, 1999, the Company was appointed operator of the Refugio mine and continues in that capacity. The Company provides services to CMM in the planning and conduct of exploration, development and mining, and related operations with respect to the Refugio Project Properties and the Refugio mine.

        The Board of Directors of CMM approves annual budgets, approves distributions and authorizes major transactions prior to execution by site management. The shareholders are entitled to their pro-rata share of profits in the form of distributions and are obliged to make their pro-rata share of contributions if required.

2.      RESTATEMENT - EQUITY COMPONENT OF CONVERTIBLE DEBENTURES

In 2005, the Company adopted amendments to CICA Handbook Section 3860, "Financial Instruments - Disclosure and Presentation" ("Section 3860"), which requires obligations that may be settled, at the issuer's option, by a variable number of the issuer's own equity instruments be presented as liabilities. Any securities issued by an enterprise that give the issuer unrestricted rights to settle the principal amount of cash or the equivalent value of its own equity instruments will no longer be presented as equity. This change in accounting policy was applied retroactively and the consolidated financial statements for comparative purposes were restated. The adoption of this amendment had an impact on the accounting for the Company's convertible debentures which, as described in Note 11, were all redeemed in 2003. As a result of the 2003 redemption, adoption of the amendment impacted the 2003 statement of operations and the 2005 and 2004 balances in contributed surplus and accumulated deficit. Upon adoption of this standard, the following impacts were recognized:

        o The opening accumulated deficit at January 1, 2003, has been decreased by $14.5 million.

        o Other expense for the year ended December 31, 2003 increased by $36.5 million, as a result of a $6.5 million increase to interest expense, a $14.5 million increase to loss on foreign exchange and a $15.5 million increase to loss on redemption of convertible debentures. The gain on the redemption of equity component increased by $15.5 million and consequently, the increase in the equity component of convertible debentures of $6.5 million was eliminated.


                                     F-A37

        o As of December 31, 2005 and 2004, the cumulative impact was an increase to accumulated deficit of $15.5 million and an increase to contributed surplus of $15.5 million.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The consolidated financial statements include the accounts of the Company and its subsidiaries and its proportionate share of assets, liabilities, revenues and expenses of jointly controlled companies and ventures in which it has an interest. Effective December 31, 2001, the Company discontinued the consolidation of its wholly owned subsidiary in Zimbabwe, which operates the Blanket mine. Extreme inflationary pressures within Zimbabwe, civil unrest and currency export restrictions have prevented the Company from exercising control over the Zimbabwean subsidiary. As a result, Kinross accounts for its investment in the Blanket mine on a cost basis.

On January 28, 2003, the shareholders of the Company authorized the consolidation of one consolidated common share for every three old common shares of the issued and outstanding common shares of the Company. The consolidation was made effective on January 31, 2003. All share capital, share and option data in the accompanying consolidated financial statements and notes have been retroactively revised to reflect the share consolidation (see Note 14).

PRINCIPLES OF CONSOLIDATION
The financial statements of entities, which are controlled by Kinross through voting equity interests, referred to as subsidiaries, are consolidated. Entities, which are jointly controlled, referred to as joint ventures, are proportionately consolidated. Variable Interest Entities ("VIEs") (which includes, but is not limited to, special purpose entities, trusts, partnerships and other legal structures) as defined by the Accounting Standards Board in Accounting Guideline ("AcG") 15, "Consolidation of Variable Interest Entities" are entities in which equity investors do not have the characteristics of a "controlling financial interest" or there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. VIEs are subject to consolidation by the primary beneficiary who will absorb the majority of the entities expected losses and/or expected residual returns. Intercompany accounts and transactions, unrealized intercompany gains and losses are eliminated upon consolidation.

USE OF ESTIMATES
The preparation of the Company's consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in estimates of useful lives are accounted for prospectively from the date of change. Actual results could differ from these estimates. The assets and liabilities which require management to make significant estimates and assumptions in determining carrying values include property, plant and equipment; mineral interests; inventories; goodwill; reclamation and remediation obligations; provision for income and mining taxes; employee pension costs and post employment benefit obligations.

TRANSLATION OF FOREIGN CURRENCIES
DOMESTIC AND FOREIGN OPERATIONS
As of September 29, 2003, the functional currency of all the Company's operations is the U.S. dollar. Prior to that date, the currency of measurement for certain of the Company's operations domiciled in Canada was the Canadian dollar. On September 29, 2003, the Company repaid its entire outstanding Canadian dollar denominated debt. All of the Company's revenues are in U.S. dollars.

Prior to the repayment of its Canadian dollar denominated convertible debentures (see Note 11), certain Canadian denominated dollar balances were translated to U.S. dollars for reporting purposes using the current rate method. Under the current rate method, assets and liabilities were translated at the exchange rates in effect at the balance sheet date and revenues and expenses were translated at average rates for the period.


                                     F-A38

After September 29, 2003, for these operations and for all non-U.S. operations, the temporal method is used to translate to U.S. dollars for reporting purposes. Under the temporal method, all non-monetary items are translated at historical rates. Monetary assets and liabilities are translated at exchange rates in effect at the balance sheet date, revenues and expenses are translated at average rates for the year and gains and losses on translation are included in income.

The cumulative translation adjustments relate to the unrealized translation gains and losses on the Company's net investment in self-sustaining operations, translated using the current rate method, prior to September 29, 2003. Such exchange gains and losses will become realized in income upon the substantial disposition, liquidation or closure of the mining property or investment that gave rise to such amounts.

FOREIGN CURRENCY TRANSACTIONS
Monetary assets and liabilities are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenue and expenses are translated at the average rate of exchange for the year. Exchange gains and losses are included in income.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

SHORT-TERM INVESTMENTS
Short-term investments are highly liquid investments with an original maturity greater than three months and less than twelve months.

LONG-TERM INVESTMENTS
Investments in shares of investee companies in which Kinross' ownership is greater than 20% but not more than 50%, over which the Company has the ability to exercise significant influence, are accounted for using the equity method. The cost method is used for entities in which the Company owns less than 20% or cannot exercise significant influence. The Company periodically reviews the carrying value of its investments. When a decline in the value of an investment is other than temporary, the investment is written down accordingly.

INVENTORIES
Expenditures and depreciation, depletion and amortization of assets incurred in the mining and processing activities that will result in future gold production are deferred and accumulated as ore in stockpiles, ore on leach pads and in-process inventories. These deferred amounts are carried at the lower of average cost or net realizable value ("NRV"). NRV is the difference between the estimated future gold price based on prevailing and long-term metal prices, and estimated costs to complete production into a saleable form. Write-downs of ore in stockpiles, ore on leach pads and inventories resulting from NRV impairments are reported as a component of current period costs.

ORE IN STOCKPILES
Stockpiles are comprised of coarse ore that has been extracted from the mine and is available for further processing. Stockpiles are measured by estimating the number of tonnes (such as truck counts and/or in-pit surveys of the ore before processing or other similar methods) added and removed from the stockpile. Stockpile tonnages are verified by periodic surveys. Stockpiles are valued based on mining costs incurred up to the point of stockpiling the ore, including applicable depreciation, depletion and amortization relating to operations. Costs are added to stockpiles based on the current mining cost per tonne and removed at the average cost per tonne.

Ore in stockpiles is processed according to a life of mine plan that is designed to optimize use of known mineral reserves, present processing capacity and pit design. The market price of gold does not significantly affect the timing of processing of ore in stockpiles. While stockpiled ore can be processed earlier than planned in the event of an unforeseen disruption to mining activities, the current portion of ore in stockpiles represents the amount expected to be processed in the next twelve months. Ore in stockpiles not expected to be processed in the next twelve months is classified as long-term.


                                     F-A39

ORE ON LEACH PADS
The recovery of gold from certain oxide ores is best achieved through the heap leaching process. Under this process, ore is placed on leach pads where it is permeated with a chemical solution, which dissolves the gold contained in the ore. The resulting recovered solution, which is included in in-process inventory, is further processed in a plant where gold is recovered. For accounting purposes, costs are added to leach pads based on current mining costs, including applicable depreciation, depletion, and amortization relating to operations. Costs are removed from the leach pad as ounces are recovered in circuit at the plant based on the average cost per recoverable ounce of gold on the leach pad.

The engineering estimates of recoverable gold on the leach pads are calculated from the quantities of ore placed on the pads (measured as tonnes added to the leach pads), the grade of ore placed on the leach pads (based on assay data) and a recovery percentage (based on the leach process and ore type). While it may not be uncommon for recoveries to occur on a declining basis over a period of time in excess of twelve months, economically recoverable gold reflected in the Company's carrying value for ore on leach pads, based on its current operations, will be recovered within a period of twelve months or less. All of the Company's ore on leach pads is classified as current. In the event that the Company determined, based on engineering estimates, that a quantity of gold contained in ore on leach pads was to be recovered over a period exceeding twelve months, that portion would be classified as long-term.

Although the quantities of recoverable gold placed on the leach pads are reconciled by comparing the grades of ore placed on the leach pads to the quantities of gold actually recovered (metallurgical balancing), the nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, the metallurgical balancing process is constantly monitored and the engineering estimates are refined based on actual results over time. Variances between actual and estimated quantities resulting from changes in assumptions and estimates that do not result in write-downs to net realizable value are accounted for on a prospective basis. The ultimate recovery of gold from a leach pad will not be known until the leaching process is concluded.

IN-PROCESS INVENTORY
In-process inventories represent materials that are currently in the process of being converted to a saleable product. Conversion processes vary depending on the nature of the ore and the specific mining operation, but include mill in-circuit, leach in-circuit, flotation and column cells, and carbon-in-pulp inventories. In-process material is measured based on assays of the material in the processing plants and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed to the processing plant attributable to the source material coming from the mines, stockpiles or leach pads plus the in-process conversion costs, including applicable depreciation relating to the process facilities.

FINISHED METAL
Finished metal inventories, comprised of gold and silver dore and bullion, are valued at the lower of the previous three month average production cost and net realizable value. Average production cost represents the average cost of the respective in-process inventories incurred prior to the refining process, plus applicable refining costs and associated royalties.

MATERIALS AND SUPPLIES
Materials and supplies are valued at the lower of average cost and replacement cost.

PROPERTY, PLANT AND EQUIPMENT
BUILDINGS, PLANT AND EQUIPMENT
New facilities, plant and equipment are recorded at cost and carried net of depreciation. Mobile and other equipment is amortized, net of residual value, using the straight-line method, over the estimated productive life of the asset. Productive lives for mobile and other equipment range from 2 to 10 years, but do not exceed the related estimated mine life based on proven and probable reserves. Plant and other facilities, used in carrying out the mine operating plan, are amortized using the units-of-production ("UOP") method over the estimated life of the ore body based on recoverable ounces to be mined from estimated proven and probable reserves. Repairs and maintenance expenditures are expensed as incurred. Expenditures that extend the useful lives of existing facilities or equipment are capitalized and amortized over the remaining useful life of the related asset.


                                     F-A40

MINERAL EXPLORATION AND MINE DEVELOPMENT COSTS
Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the UOP method over the estimated life of the ore body based on recoverable ounces to be mined from estimated proven and probable reserves.

At the Company's open pit mines, these costs include costs to initially delineate the ore body and remove overburden prior to production. The Company expenses in-pit stripping cost as incurred.

At the Company's underground mines, these costs include the cost of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development.

Major development costs incurred after the commencement of production are amortized using the UOP method based on recoverable ounces to be mined from estimated proven and probable reserves. Commercial production occurs when an asset or property is substantially complete and ready for its intended use. Ongoing development expenditures to maintain production are charged to operations as incurred.

MINERAL INTERESTS
Mineral interests include acquired mineral use rights associated with producing, development and exploration properties. The amount capitalized related to a mineral interest represents its fair value at the time it was acquired, either as an individual asset purchase or as a part of a business combination. The values of such mineral use rights are primarily driven by the nature and amount of mineral interests believed to be contained, or potentially contained, in properties to which they relate.

Mineral interests relating to producing properties pertain to the reserves and resources associated with a property. Development properties represent mineral use rights in properties under development that contain reserves or resources. Exploration properties represent value of the land area around the existing producing mine or development property or green field exploration area that is not part of resources and is comprised mainly of material outside the immediate mine area.

The Company's mineral use rights generally are enforceable regardless of whether proven and probable mineral reserves have been established. The Company has the ability and intent to renew mineral use rights where the existing term is not sufficient to recover all identified and valued proven and probable reserves and/or undeveloped mineral interests.

INTEREST CAPITALIZATION
Interest expense allocable to the cost of developing mining properties and to constructing new facilities is capitalized until assets are ready for their intended use.

DEPRECIATION AND AMORTIZATION
Production stage mineral interests are amortized over the life of mine using the UOP method based on recoverable ounces to be mined from estimated proven and probable reserves. Development and exploration properties are not amortized until such time as the underlying property is converted to the production stage. Some plant and equipment is depreciated on a straight-line basis.

The expected useful lives used in amortization calculations are determined based on the facts and circumstances associated with the mineral interest. The Company evaluates the remaining amortization period for each individual mineral interest on at least an annual basis. Any changes in estimates of useful lives are accounted for prospectively from the date of the change.

ASSET IMPAIRMENT - LONG-LIVED ASSETS
Kinross reviews and evaluates the carrying value of its operating mines, development and exploration properties for impairment on an annual basis or when events or changes in circumstances indicate that the carrying amounts of related assets or groups of assets might not be recoverable.


                                     F-A41

In assessing the impairment for production and development properties, if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the asset, an impairment loss is measured and recorded. Future cash flows are based on estimated future recoverable mine production, expected sales prices (considering current and historical prices, price trends and related factors), production levels and costs, capital and reclamation and remediation obligations, all based on detailed engineering life of mine plans. Future recoverable mine production is determined from proven and probable reserves and measured, indicated and inferred mineral resources after taking into account losses during ore processing and treatment. Cash flow estimates of recoverable production from inferred mineral interests are risk adjusted to reflect the greater uncertainty associated with those cash flows. All long-lived assets at a particular operation are combined for purposes of estimating future cash flows.

Exploration properties are the areas adjacent and contiguous to existing mines or development properties containing reserves, resources or without any identified exploration targets, which is assessed for impairment by comparing the carrying value with the fair value. Fair value is based primarily on recent transactions involving sales of similar properties.

GOODWILL
Acquisitions are accounted for using the purchase method whereby acquired assets and liabilities are recorded at fair value as of the date of acquisition. The excess of the purchase price over such fair value is recorded as goodwill. Goodwill is attributed to the following factors:

        o The expected ability of the Company to increase the reserves and resources at a particular mining property based on its potential to develop identified exploration targets existing on the properties which were part of the acquisitions;
        o The optionality (real option value associated with the portfolio of acquired mines as well as each individual mine) to develop additional, higher-cost reserves and to intensify efforts to develop the more promising acquired properties and reduce efforts at developing the less promising acquired properties should gold prices change in the future; and
        o The going concern value of the Company's capacity to replace and augment reserves through completely new discoveries whose value is not reflected in any of the other valuations.

Accordingly, in determining the basis of assigning goodwill to reporting units as at the date of acquisition, the value associated with expected additional value attributable to exploration potential is quantified for each reporting unit based on the specific geological attributes of the mineral property and based on market data for similar types of properties. The values associated with optionality and going concern value are not separately computed and accordingly the balance of goodwill is assigned to reporting units using a relative fair value methodology. The carrying amount of goodwill assigned to the reporting units acquired at the date of acquisition is not amortized.

The Company evaluates, on at least an annual basis, the carrying amount of goodwill to determine whether events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the fair value of reporting units, to which goodwill was allocated, to their carrying amounts. If the carrying value of a reporting unit exceeds its fair value, the Company performs the second step of the impairment test. In the second step, the Company compares the implied fair value of the reporting unit's goodwill to its carrying amount and any excess of the carrying value over the fair value is charged to earnings. Assumptions underlying fair value estimates are subject to risks and uncertainties.

FINANCIAL INSTRUMENTS AND HEDGING ACTIVITY
As part of its strategy to manage exposure to fluctuations in metal prices and foreign currency exchange rates, Kinross enters into metals and currency contracts, including forward contracts, spot deferred contracts and options. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions. This process includes linking all derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. Hedge effectiveness is assessed based on the degree to which the cash flows from the derivative contracts are expected to offset the cash flows of the underlying position or transaction being hedged. The Company formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. In


                                     F-A42
instances where the documentation supports an economic hedge but is insufficient to meet the standard for formal hedge accounting, the Company records changes in fair value of the financial instruments in current earnings.

For precious metal production, the use of spot deferred and fixed forward contracts is intended to hedge the Company's exposure to the risk of falling commodity prices. Realized and unrealized gains or losses on derivative contracts that effectively establish prices for future production are deferred and recorded in earnings when the underlying hedged transaction, identified at the contract inception, is completed. Premiums received at the inception of written call options are recorded as a liability. Changes in the fair value of the liability are recognized in current earnings. Realized and unrealized gains or losses for derivative contracts which do not qualify as hedges for accounting purposes or which relate to a hedged transaction or item that has been sold or terminated are recorded in current earnings. Gains or losses on the early settlement of metal hedging contracts, that were deemed to be effective at the inception of the contract, are deferred on the balance sheet and included in earnings in accordance with the original delivery schedule of the hedged production.

Foreign currency forward contracts are used to hedge exposure to fluctuations in foreign currency denominated anticipated capital and operating expenditures. Gains or losses on these contracts are matched with the hedged expenditures at the maturity of the contracts. Realized and unrealized gains or losses associated with foreign exchange forward contracts, which have been terminated or cease to be effective prior to maturity, are deferred under other assets or liabilities on the balance sheet and recognized in earnings in the period in which the underlying hedged transaction is recognized.

Changes in the fair value of any other financial instruments, for which the Company has not sought hedge accounting, are recognized currently in earnings.

PENSION, POST-RETIREMENT AND POST-EMPLOYMENT BENEFITS
The Company participates in both defined contribution and defined benefit pension plans. The costs of defined contribution plans, representing the Company's required contribution, and the costs of defined benefit pension plans are charged to earnings in the year incurred. Defined benefit plan pension expense, based on management's assumptions, consists of the actuarially computed costs of pension benefits in respect of the current year's service, imputed interest on plan assets and pension obligations, straight-line amortization of experience gains and losses, assumption changes and plan amendments over the expected average remaining service life of the employee group.

The expected costs of post-retirement and post-employment benefits, other than pensions, to active employees are accrued for in the consolidated financial statements during the years employees provide service to be entitled to receive such benefits.

STOCK-BASED INCENTIVE AND COMPENSATION PLANS
The Company has four stock-based incentive and compensation plans which are described in Note 15 to the consolidated financial statements. They comprise of an Employee Share Purchase Plan ("ESPP"), Restricted Share Unit Plan ("RSU"), Deferred Share Unit Plan ("DSU") and a Stock Option Plan.

ESPP
The Company's contribution to the ESPP is recorded as compensation expense on a payroll cycle basis as the employer's obligation to contribute is incurred.

RSU
RSUs are only settled in equity and are valued using the market value of the underlying stock at the grant date. Compensation expense is recognized on a straight-line basis over the vesting period. Adjustments to compensation expense for employment vesting requirements are accounted for in the period when they occur. On exercise of RSUs, the shares are issued from treasury.

DSU
DSUs are settled in cash and accounted for as a liability as of the grant date based on the market value at the grant date. The value of the liability is remeasured each period based on the current market value of the underlying stock at period end and any changes in the liability are recorded as compensation expense each period.


                                     F-A43

STOCK OPTION PLAN
Effective January 1, 2004, the Company began recording an expense for employee stock-based compensation using the fair value based method, applied retroactively without restatement, for all awards granted or modified on or after January 1, 2002. The fair value of stock options at grant date is estimated using the Black-Scholes option pricing model. Compensation expense is recognized on a straight-line basis over the stock option vesting period. Adjustments to compensation expense due to not meeting employment vesting requirements are accounted for in the period when they occur.

Prior to January 1, 2004, as permitted by Section 3870, the Company presented the impact of employee stock-based awards on a pro forma basis. Had the Company adopted the fair value based method of accounting for all stock-based awards in 2003, the reported net loss and the loss per common share would have been adjusted to the pro forma amounts indicated in the table below:

--------------------------------------------------------------------------------
                                                                       2003
--------------------------------------------------------------------------------

Net loss                                                           $     (442.2)
  Stock-based compensation expense - pro forma                             (0.4)
--------------------------------------------------------------------------------
Net loss - pro forma                                               $     (442.6)
--------------------------------------------------------------------------------

Loss per common share
  Basic and diluted - reported                                     $      (1.43)
  Basic and diluted - pro forma                                    $      (1.43)
--------------------------------------------------------------------------------

REVENUE RECOGNITION
Gold and silver revenue is recognized upon shipment to third-party gold refineries, when the sales price is fixed and title has passed to the customer.

RECLAMATION AND REMEDIATION OBLIGATIONS
The Company requires that the estimated fair value of liabilities for asset retirement obligations be recognized in the period in which they are incurred. A corresponding increase to the carrying amount of the related asset (where one is identifiable) is recorded and depreciated over the life of the asset. The amount is initially recorded at its discounted present value with subsequent annual recognition of an accretion amount on the discounted liability. Where a related asset is not easily identifiable with a liability, the change in fair value over the course of the year is expensed. The amount of the liability will be subject to re-measurement at each reporting period. The estimates are based principally on legal and regulatory requirements. It is possible that the Company's estimates of its ultimate reclamation and remediation obligations could change as a result of changes in regulations, the extent of environmental remediation required, the means of reclamation or cost estimates. Changes in estimates are recognized as an increase or decrease in the carrying amount of the liability for reclamation and remediation obligations, and the related asset retirement cost is capitalized as part of the carrying amount of the related long-lived asset. Upward revisions in the amount of undiscounted cash flows are discounted using the current credit-adjusted risk-free rate. Downward revisions in the amount of undiscounted estimated cash flows are discounted using the credit-adjusted risk-free rate that existed when the original liability was recognized.

INCOME AND MINING TAXES
The provision for income and mining taxes is based on the liability method. Future taxes arise from the recognition of the tax consequences of temporary differences by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. The Company records a valuation allowance against any portion of those future tax assets that it believes will, more likely than not, fail to be realized. On business acquisitions, where differences between assigned values and tax bases of assets acquired (other than non-tax deductible goodwill) and liabilities assumed exist, the Company recognizes the future tax assets and liabilities for the tax effects of such differences.

Future withholding taxes are provided for the unremitted net earnings of foreign subsidiaries and joint ventures to the extent that dividends or other repatriations are anticipated in the future and will be subject to such taxes.


                                     F-A44

EARNINGS (LOSS) PER SHARE
Earnings (loss) per share ("EPS") is calculated by dividing the net earnings
(loss) by the weighted-average number of the Company's common shares outstanding during the period. Diluted earnings (loss) per share is calculated by dividing the applicable net earnings (loss) by the sum of the weighted-average number of common shares outstanding if potentially dilutive common shares had been issued during the period. The treasury stock method is used to compute the dilutive effect of common share purchase warrants, stock options, restricted shares and deferred share units. The if-converted method is used to compute the dilutive effect of convertible debt. If the Company has a net loss, diluted earnings per share is calculated using the basic weighted average shares outstanding because to do otherwise would be anti-dilutive.

RECLASSIFICATIONS
Certain comparative figures for 2004 and 2003 have been reclassified to conform to the 2005 presentation.

4.      RECENT PRONOUNCEMENTS AND ACCOUNTING CHANGES

RECENT PRONOUNCEMENTS

(a) On January 27, 2005, the CICA ("Canadian Institute of Chartered Accountants") issued three new accounting standards: Handbook Section 1530, "Comprehensive Income," Handbook Section 3855, "Financial Instruments - Recognition and Measurement," and Handbook Section 3865, "Hedges." These standards will be effective for years commencing after November 1, 2006. The impact of implementing these new standards on the Company's consolidated financial statements is not yet determinable and is dependent on the outstanding positions and related fair values at the time of transition.

OTHER COMPREHENSIVE INCOME
As a result of adopting these standards, a new category, Other Comprehensive Income, will be added to shareholders' equity on the consolidated balance sheets. Major components for this category will include unrealized gains and losses on financial assets classified as available-for-sale, unrealized foreign currency translation amounts, net of hedging, arising from self-sustaining foreign operations, and changes in the fair value of the effective portion of cash flow hedging instruments.

FINANCIAL INSTRUMENTS - RECOGNITION AND MEASUREMENT.
Under the new standard, all financial instruments will be classified as one of the following: held-to-maturity, loans and receivables, held-for-trading or available-for-sale. Financial assets and liabilities held-for-trading will be measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables and financial liabilities other than those held-for-trading, will be measured at amortized cost. Available-for-sale instruments will be measured at fair value with unrealized gains and losses recognized in other comprehensive income. The standard also permits designation of any financial instrument as held-for-trading upon initial recognition.

HEDGES
This new standard specifies the criteria under which hedge accounting can be applied and how hedge accounting can be executed for each of the permitted hedging strategies: fair value hedges, cash flow hedges and hedges of a foreign currency exposure of a net investment in a self-sustaining foreign operation. In a fair value hedging relationship, the carrying value of the hedged item is adjusted by gains or losses attributable to the hedged risk and recognized in net income. This change in fair value of the hedged item, to the extent that the hedging relationship is effective, is offset by changes in the fair value of the derivative. In a cash flow hedging relationship, the effective portion of the change in the fair value of the hedging derivative will be recognized in other comprehensive income. The ineffective portion will be recognized in net income. The amounts recognized in other comprehensive income will be reclassified to net income in the periods in which net income is affected by the variability in the cash flows of the hedged item. In hedging a foreign currency exposure of a net investment in a self-sustaining foreign operation, foreign exchange gains and losses on the hedging instruments will be recognized in other comprehensive income.


                                     F-A45

(b) In June 2005, the CICA issued Handbook Section 3831 "Non-Monetary Transactions" to revise and replace Handbook Section 3830 "Non-Monetary Transactions." Section 3831 requires all non-monetary transactions to be measured at fair value, subject to certain exceptions. The standard also requires that commercial substance will replace culmination of the earnings process as the test for fair value measurement. The standard defines commercial substance as a function of the cash flows expected from the assets. These revised standards are effective for non-monetary transactions initiated in fiscal periods beginning on or after January 1, 2006 and early adoption is permitted for fiscal periods beginning on or after July 1, 2005.

(c) In October 2005, the Emerging Issues Committee issued the CICA Abstract No. 157, "Implicit Variable Interests Under AcG-15" ("EIC-157"). This EIC clarifies that implicit variable interests are implied financial interests in an entity that change with changes in the fair value of the entity's net assets exclusive of variable interests. An implicit variable interest is similar to an explicit variable interest except that it involves absorbing and/or receiving variability indirectly from the entity. The identification of an implicit variable interest is a matter of judgment that depends on the relevant facts and circumstances. EIC-157 will be effective in the first quarter of 2006.

(d) In March 2006, the CICA issued EIC 160, Stripping Costs Incurred in the Production Phase of a Mining Operation. The EIC clarifies that stripping costs should be accounted for according to the benefit received by the entity. Generally, stripping costs should be accounted for as variable production costs that should be included in the costs of the inventory produced (that is, extracted) during the period that stripping costs are incurred. However, stripping costs should be capitalized if the stripping activity can be shown to represent a betterment to the mineral property. Capitalized stripping costs should be amortized in a rational and systematic manner over the reserves that directly benefit from the specific stripping activity, such as the unit of production method. The reserves used to amortize capitalized stripping costs will normally differ from those used to amortize the mineral property and related life-of-mine assets as the stripping costs may only relate to a portion of the total reserves. EIC 160 should be applied to stripping costs incurred in fiscal years beginning on or after July 1, 2006, and may be applied retroactively. The Company is currently evaluating the implications of this announcement.

5.      BUSINESS AND PROPERTY ACQUISITIONS

2004

ACQUISITION OF REMAINING 51% OF PARACATU MINE

On December 31, 2004, the Company completed the purchase of the remaining 51% of the Rio Paracatu Mineracao ("RPM"), the owner of the Morro do Ouro mine (also known as Paracatu) in Brazil from Rio Tinto Plc. ("Rio Tinto"). The RPM gold mine is located near Brasilia in the state of Minas Gerais, Brazil. It has been in operation since 1987. As a result of this transaction, the Company now owns 100% of the property. Kinross acquired its original 49% interest in the mine on January 31, 2003 when the Company acquired TVX Gold Inc. ("TVX"). Consideration of $255.6 million was paid in cash on finalizing the post completion working capital adjustment. The Company financed the transaction with debt of $105 million and the remainder in cash.


                                     F-A46

The following table reflects the purchase price allocation for the acquisition of the remaining 51% interest of the Paracatu mine (in millions):

--------------------------------------------------------------------------------
Cash paid                                                           $     249.6
Working capital adjustment                                                  6.0
--------------------------------------------------------------------------------
Total cash paid to Rio Tinto Plc.                                   $     255.6

Plus - direct acquisition costs incurred by the Company                     1.4
--------------------------------------------------------------------------------
Total purchase price                                                $     257.0

Plus - Fair value of liabilities assumed by Kinross
     Accounts payable and accrued liabilities                       $       8.3
     Long-term debt, including current portion                             10.5
     Reclamation and remediation obligations, including
       current portion                                                      5.4
     Future income tax liabilities                                          3.0

Less - Fair value of assets acquired by Kinross
     Cash                                                                  (5.7)
     Short-term investments                                                (0.4)
     Accounts receivable and other assets                                  (2.7)
     Inventories                                                           (3.7)
     Property, plant and equipment                                        (37.5)
     Mineral interests                                                   (233.4)
     Other non-current assets                                              (0.8)
--------------------------------------------------------------------------------
Residual purchase price allocated to goodwill                       $         -
--------------------------------------------------------------------------------

Pro forma consolidated results

The purchase of the remaining 51% interest in the Paracatu mine was effective on December 31, 2004. If the combination had been effective as of January 1, 2004, pro forma consolidated revenues for the year ended December 31, 2004 would increase by $39.8 million to $706.6 million and pro forma consolidated net loss for the year ended December 31, 2004 would decrease by $7.5 million to $55.6 million. These pro forma results were based on the purchase price allocation. The pro forma financial information does not purport to project the Company's results of operations for any future periods.

2003

(a)     TVX GOLD INC., ECHO BAY MINES LTD. AND THE TVX NEWMONT AMERICAS JOINT
        VENTURE

On January 31, 2003, pursuant to a Canadian Plan of Arrangement, Kinross acquired 100% of TVX and 100% of Echo Bay Mines Ltd. ("Echo Bay"). Consideration paid for the TVX common shares was 2.1667 Kinross common shares for each TVX common share. Consideration paid for the Echo Bay shares was 0.1733 of a Kinross common share for each Echo Bay common share. The exchange ratio reflects the three for one consolidation of the Company's common shares as described in Note
14. The purchase price for these acquisitions totaled $1.3 billion and comprised of 177.8 million Kinross common shares, $12.6 million of direct costs and $29.3 million representing the fair value of common share purchase warrants and stock options assumed. The value of Kinross shares was $7.14 per share based on the average market price of the shares over the two-day period before and after June 10, 2002, being the date Kinross, TVX and Echo Bay entered into the combination agreement.

In a separate transaction, immediately prior to the business combination, TVX acquired Newmont Mining Corporation's ("Newmont") 50% non-controlling interest in the TVX Newmont Americas joint venture ("TVX Newmont JV") for $180.0 million in cash. The purchase price comprised of TVX's available cash of $85.5 million and cash advanced by Kinross to TVX of $94.5 million.

Upon completion of the acquisition of TVX and TVX's purchase of Newmont's interest in the TVX Newmont JV, Kinross held various non-operating interests in gold mines located in Chile (La Coipa - 50%), Brazil (Paracatu - 49% and Crixas
- 50%) and Canada (Musselwhite - 32%), an operating interest in one other Canadian mine (New Britannia - 50%) and exploration interests in Brazil. Upon acquiring Echo Bay, Kinross held operating interests in

                                     F-A47
gold mines located in the United States (Round Mountain - 50%) and Canada (Lupin
- 100%) and interests in development properties in both Canada and the United States.

The acquisitions were accounted for using the purchase method of accounting whereby identifiable assets acquired and liabilities assumed were recorded at their fair market values as of the date of acquisition. The excess of the purchase price over such fair value was recorded as goodwill and amounted to $736.7 million. In accordance with CICA Handbook Section 3062, "Goodwill and Other Intangible Assets," and Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets," for the purpose of testing goodwill for impairment, goodwill was assigned to the Company's reporting units acquired and will not be amortized.

The estimated fair value of property, plant and equipment was based on the replacement costs as determined through independent appraisals performed by an independent third party. Mineral interests, representing acquired mineral use rights were recorded at fair value based on an independent valuation. Details of mineral interests acquired pursuant to the business combination are included in the Property, plant and equipment section of Note 6. Estimated future cash flows used in the valuation were based on estimated quantities of gold to be produced at each site, the estimated costs, timing and capital expenditures associated with such production, valuation of the exploration property surrounding operating assets, independent forecast of gold prices, inflation and foreign currency exchange rates at the date of acquisition and a discount rate of a similar market participant.

The following table reflects the restated final purchase price allocation for the acquisition of 100% of Echo Bay and 100% of TVX:

----------------------------------------------------------------------------------------------------------------------------
  (IN MILLIONS, EXCEPT PER SHARE DATA)                                              TVX            ECHO BAY         TOTAL
----------------------------------------------------------------------------------------------------------------------------
Common shares of Kinross issued to Echo Bay and TVX shareholders                       93.9             83.9          177.8
Value of Kinross common stock per share                                         $      7.14       $     7.14     $     7.14
----------------------------------------------------------------------------------------------------------------------------
Fair value of the Company's common stock issued                                 $     670.7       $    599.1     $  1,269.8

Plus - fair value of warrants and options assumed by the Company                $       6.8       $     22.5     $     29.3
Plus - direct acquisition costs incurred by the Company                                 6.3              6.3           12.6
Plus - the Company's previous 10.6% ownership interest in Echo Bay                        -              7.0            7.0
----------------------------------------------------------------------------------------------------------------------------
Total purchase price                                                            $     683.8       $    634.9     $  1,318.7

Plus - Fair value of liabilities assumed by Kinross
     Accounts payable and accrued liabilities                                          53.6             23.1           76.7
     Long-term debt, including current portion                                          2.2                -            2.2
     Site restoration cost accruals, including current portion                         17.5             45.5           63.0
     Future income tax liabilities                                                    134.8              1.1          135.9
     Other long-term liabilities                                                        0.1                -            0.1
     Liability with respect to TVX Newmont JV assets acquired                          94.5                -           94.5

Less - Fair value of assets acquired by Kinross
     Cash                                                                             (27.8)           (16.4)         (44.2)
     Restricted cash                                                                  (11.3)           (10.1)         (21.4)
     Marketable securities                                                             (0.5)            (1.9)          (2.4)
     Accounts receivable and other assets                                             (18.1)            (4.7)         (22.8)
     Inventories                                                                      (19.1)           (28.8)         (47.9)
     Property, plant and equipment                                                   (129.1)           (84.6)        (213.7)
     Mineral interests                                                               (410.2)          (138.1)        (548.3)
     Long-term investments and other non-current assets                                (5.1)           (48.6)         (53.7)
----------------------------------------------------------------------------------------------------------------------------
Residual purchase price allocated to goodwill                                   $     365.3       $    371.4     $    736.7
----------------------------------------------------------------------------------------------------------------------------

Pro forma consolidated results

The combination of Kinross, TVX and Echo Bay was effective on January 31, 2003. Had the combination been effective as of January 1, 2003, the results for the year ended December 31, 2003 would have increased the pro forma consolidated revenues, by $28.9 million to $600.8 million and would have increased pro forma consolidated net loss, by $16.3 million to $454.0 million. The pro forma financial information does not purport to project the Company's results of operations for any future periods.


                                     F-A48

(b)     OMOLON GOLD MINING CORPORATION

On December 3, 2002, the Company entered into purchase agreements with four of the five Russian minority shareholders, holding in aggregate, 44.2% of the shares of Omolon Gold Mining Company ("Omolon"). Omolon agreed to purchase these shares, from the four shareholders, for $44.7 million, including legal fees. The transactions were completed in February 2003 and Omolon subsequently cancelled these shares. As a result of the share cancellation, the Company increased its ownership in the outstanding shares of Omolon to 98.1% from 54.7%.

The fair value of the assets and liabilities of the 45.3% interest in Omolon and the allocation of the purchase consideration are as follows (in millions):

--------------------------------------------------------------------------------
Fair value of assets acquired by Kinross:
  Cash                                                              $      26.1
  Accounts receivable                                                       2.9
  Inventories                                                              12.3
  Property, plant and equipment                                            13.8
  Other non-current assets                                                  1.9

Less - fair value of liabilities assumed by Kinross:
  Accounts payable and accrued liabilities                                 (5.7)
  Long-term debt, including current portion                                (2.2)
  Site restoration cost accruals, including current portion                (3.4)
  Non-controlling interest                                                 (1.0)
--------------------------------------------------------------------------------
Total cash consideration                                            $      44.7
--------------------------------------------------------------------------------

Financed by:
  Cash (including cash acquired - $26.1 million)                    $      44.7
--------------------------------------------------------------------------------

(c)     E-CRETE

During 2003, the Company acquired a further 1.2% interest in E-Crete for cash consideration of $0.1 million, by funding its partner's share of cash calls, thereby increasing its ownership interest to 90.0%. During 2005, the Company sold its investment in E-Crete for $2.4 million.

6.      CONSOLIDATED FINANCIAL STATEMENT DETAILS

CONSOLIDATED BALANCE SHEETS

ACCOUNTS RECEIVABLE AND OTHER ASSETS:

--------------------------------------------------------------------------------
                                                         2005          2004
--------------------------------------------------------------------------------
Trade receivables                                    $       1.4    $      2.2
Taxes recoverable                                            0.4           7.9
Deferred hedge losses                                          -           4.7
Fair value of non-hedge derivatives                            -           4.1
Marketable securities (a)                                      -           0.3
Prepaid expenses                                             6.5           4.0
Other                                                       19.5          14.4
--------------------------------------------------------------------------------
                                                     $      27.8    $     37.6
--------------------------------------------------------------------------------

(a)  Quoted market value: 2005 - N/A, 2004 - $0.4 million.


                                     F-A49

Inventories:

--------------------------------------------------------------------------------
                                                         2005          2004
--------------------------------------------------------------------------------
In-process                                           $      12.7    $      9.1
Finished metal                                              26.0          25.8
Ore in stockpiles (a)                                       30.8          24.2
Ore on leach pads (b)                                       17.1          15.7
Materials and supplies                                      55.3          51.1
--------------------------------------------------------------------------------
                                                           141.9         125.9
Long-term portion of ore in stockpiles                     (26.7)        (14.9)
--------------------------------------------------------------------------------
                                                     $     115.2    $    111.0
--------------------------------------------------------------------------------

(a) Ore in stockpiles includes low-grade material not scheduled for processing within the next twelve months and is included in deferred charges and other long-term assets on the consolidated balance sheets. See deferred charges and other long-term assets.
(b) Ore on leach pads at December 31, 2005 relate to the Company's 50% owned Round Mountain and Refugio mines. At December 31, 2004, the ore on leach pads relates entirely to the Round Mountain mine. As at December 31, 2005, the weighted average cost per recoverable ounce of gold on the leach pads was $275 per ounce at Round Mountain and $161 at Refugio (2004 - $200 per ounce, Round Mountain). Based on current mine plans, the Company expects to place the last tonne of ore on its current leach pad at Round Mountain in 2016 and at Refugio in 2028. The Company expects that all economic ounces will be recovered within approximately 12 months following the date the last tonne of ore is placed on the leach pad.

PROPERTY, PLANT AND EQUIPMENT - NET:

--------------------------------------------------------------------------------------------
                                                                      2005          2004
--------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT
Cost - net of write-down
Producing properties
  Plant and equipment amortized on a straight-line basis          $     172.4    $    165.6
  Plant and equipment amortized on units of production basis            995.9         983.4
Development properties (b)                                                  -          39.9
Exploration properties (a)                                                4.4           6.1
--------------------------------------------------------------------------------------------
MINERAL INTERESTS
GROSS CARRYING VALUE
Production stage                                                  $     737.6    $    680.5
Development properties                                                   15.2          36.6
Exploration properties                                                   41.2          88.3
--------------------------------------------------------------------------------------------
                                                                  $   1,966.7    $  2,000.4
--------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT
ACCUMULATED DEPRECIATION
Producing properties
  Plant and equipment amortized on a straight-line basis          $     (80.9)   $    (75.7)
  Plant and equipment amortized on units of production basis           (635.0)       (552.8)
--------------------------------------------------------------------------------------------
MINERAL INTERESTS
ACCUMULATED DEPRECIATION
Production stage                                                  $    (186.1)   $   (127.8)
Development properties                                                      -             -
Exploration properties                                                      -             -
--------------------------------------------------------------------------------------------
                                                                  $    (902.0)   $   (756.3)
--------------------------------------------------------------------------------------------
Property, Plant and Equipment - net (c)                           $   1,064.7    $  1,244.1
--------------------------------------------------------------------------------------------


                                     F-A50

(a) The Norseman property in Australia sold in 2005 was included in the balance sheet at December 31, 2004 at its disposal value of $1.7 million.
(b) The Aquarius property was written down to its fair value of $14.3 million during 2005, of which $15.2 million is included in mineral interests and the related $0.9 million reclamation and remediation obligation is shown within liabilities At December 31, 2005, it is considered an asset held for sale.
(c) During 2005, interest totaling $1.8 million was capitalized and is included in property, plant and equipment. The interest relates to capital expenditures at Fort Knox, Porcupine Joint Venture, Refugio and Round Mountain.

For impairments associated with property, plant and equipment, see Impairment charges section within this note.

GOODWILL:

The goodwill allocated to the Company's reporting units and included in the respective operating segment assets is shown in the table below:

----------------------------------------------------------------------------------------------------------------------------
                                                    2004                                             2005
                           -------------------------------------------------------------------------------------------------
                            Dec 31, 2003   Additions  Impairment(a)  Dec 31, 2004   Additions   Impairment(a)  Dec 31, 2005
                           -------------------------------------------------------------------------------------------------
OPERATING SEGMENTS
  Fort Knox                 $          -    $     -     $      -     $          -    $     -      $      -     $          -
  Round Mountain                    86.5          -            -             86.5          -             -             86.5
  La Coipa                          71.4          -            -             71.4          -             -             71.4
  Crixas                            38.0          -            -             38.0          -             -             38.0
  Paracatu                          65.5          -            -             65.5          -             -             65.5
  Musselwhite                       31.0          -            -             31.0          -          (2.0)            29.0
  Porcupine Joint Venture              -          -            -                -          -             -                -
  Other operations                  43.2          -        (12.4)            30.8          -             -             30.8
  CORPORATE AND OTHER                6.7          -            -              6.7          -          (6.7)               -
----------------------------------------------------------------------------------------------------------------------------
TOTAL                       $      342.3    $     -     $  (12.4)    $      329.9    $     -      $   (8.7)    $      321.2
----------------------------------------------------------------------------------------------------------------------------

(a)  See discussion in Impairment charges below.

LONG-TERM INVESTMENTS:

The quoted market value of the Company's long-term investments at December 31, 2005 was $27.7 million (December 31, 2004 - $31.2 million). All long-term investments are carried at the lower of cost and market. During 2005, the Company sold certain long-term investments with a book value of $14.9 million for net proceeds of $19.8 million (2004 - net proceeds of $9.1 million, book value of $9.0 million).

DEFERRED CHARGES AND OTHER LONG-TERM ASSETS:

--------------------------------------------------------------------------------
                                                         2005           2004
--------------------------------------------------------------------------------
Long-term ore in stockpiles (a)                      $       26.7   $      14.9
Deferred charges, net of amortization                         2.1           2.4
Long-term receivables                                         9.5           5.3
Long-term deposits                                              -           2.6
Crown acquisition costs                                       9.2           3.3
Other                                                         1.6           2.4
--------------------------------------------------------------------------------
                                                     $       49.1   $      30.9
--------------------------------------------------------------------------------

(a) Ore in stockpiles represents stockpiled ore at the Company's Fort Knox mine and its proportionate share of stockpiled ore at Round Mountain and the Porcupine Joint Venture (2004 - Fort Knox, Round Mountain and the Porcupine Joint Venture).


                                     F-A51

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

--------------------------------------------------------------------------------
                                                         2005           2004
--------------------------------------------------------------------------------
Trade payables                                       $       41.8   $      33.1
Accrued liabilties                                           42.3          27.4
Employee related accrued liabilities                         18.3          22.9
Taxes payable                                                 7.3          21.6
Accruals related to acquisition                               6.5          10.6
Other accruals                                               16.0          30.8
--------------------------------------------------------------------------------
                                                     $      132.2   $     146.4
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF OPERATIONS

IMPAIRMENT CHARGES:

The Company reviews the carrying values of its portfolio of investments on a quarterly basis and property, plant and equipment and goodwill on at least an annual basis. Through this process, the Company determined that certain asset values had become impaired and accordingly assets that were impaired were written down to their estimated recoverable amounts.

The components of the impairment charges are as follows:

--------------------------------------------------------------------------------------------------
                                                      2005              2004             2003
--------------------------------------------------------------------------------------------------

Goodwill impairment                               $        8.7      $       12.4     $      394.4
Impairment of property, plant and equipment
  Aquarius                                                30.1                 -                -
  Fort Knox                                              141.8                 -                -
  Kubaka                                                     -              25.1                -
  Lupin                                                      -               7.9              4.4
  New Britannia                                              -               1.3                -
  Round Mountain                                             -                 -              2.7
  La Coipa                                                   -                 -              2.9
  Exploration projects and other assets                      -              11.8                -
  E-Crete                                                    -                 -              5.2
Impairment of investments and other assets
  Other receivable                                         3.4                 -                -
  Loan receivable from joint venture partner                 -                 -              1.2
  Marketable securities                                      -                 -              0.2
  Long-term investments                                    0.7               1.4              0.5
--------------------------------------------------------------------------------------------------
Total                                             $      184.7      $       59.9     $      411.5
--------------------------------------------------------------------------------------------------

In the fourth quarter of 2005, following a comprehensive review of its mining properties and investments on the basis set out in Note 3, the Company determined that the net recoverable amount of the Fort Knox mine was less than the net book value, resulting in a write-down of $141.8 million. During the year, a strategic review was conducted on the Fort Knox operation in light of higher electricity and fuel costs, the metallurgical performance at True North and the slope stability issues at the southwest wall of the pit. As a result of the review, True North and Gil were reclassified from reserves to resources and the Company elected to withdraw from the Ryan Lode project, which had previously been included in reserves. Design changes to the Fort Knox pit also contributed to the write-down. Also recorded in the fourth quarter of 2005 was a write-down of a long-term receivable relating to taxes.

On December 7, 2005, the Company signed a letter of intent with St Andrew Goldfields to sell its interest in the Aquarius project in Timmins, Ontario for 100 million shares and 25 million in warrants. The transaction was approved by the Company's Board of Directors on December 21, 2005. The asset was written down to fair value less costs to sell and accordingly, an impairment of property, plant and equipment and goodwill of $36.8 million was recorded during 2005. The transaction is expected to close in 2006.


                                     F-A52

In the fourth quarter of 2004, following a comprehensive review of its mining properties and investments on the basis set out in Note 3, the Company determined that the net recoverable amount of the Kubaka, Lupin and New Britannia mines was less than the net book value, resulting in a write-down of $34.3 million. In addition, the Gurupi exploration project in Brazil and the Norseman exploration project in Australia were also written down by $8.5 million.

In the fourth quarter of 2003, following a comprehensive review of its investments and properties on the basis set out in Note 3, the Company determined that the net recoverable amount of its investment in E-Crete, a producer of aerated concrete located in Phoenix, Arizona, was less than the net book value. Accordingly, the Company recorded a $5.2 million write-down. In addition, the Company determined that a loan receivable from a joint venture partner was not collectible and required a further $1.2 million accrual.

OTHER INCOME (EXPENSE):

--------------------------------------------------------------------------------------------------
                                                      2005              2004             2003
--------------------------------------------------------------------------------------------------
Interest income                                   $       3.1       $       5.6      $       4.5
Interest expense                                         (6.8)             (5.1)           (11.6)
Foreign exchange losses                                 (14.0)            (13.3)           (34.0)
Sundry sales                                                -               1.3              6.6
Other                                                     3.9               2.2              1.2
Non-hedge derivative (losses) gains                      (3.2)              3.1              0.4
Loss on redemption of convertible debentures                -                 -            (16.6)
--------------------------------------------------------------------------------------------------
                                                  $     (17.0)      $      (6.2)     $     (49.5)
--------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS

CASH AND CASH EQUIVALENTS:

--------------------------------------------------------------------------------
                                            2005          2004          2003
--------------------------------------------------------------------------------
Cash on hand and balances with banks     $    33.4     $    29.5     $    89.8
Short-term deposits                           64.2          18.4         156.0
--------------------------------------------------------------------------------
                                         $    97.6     $    47.9     $   245.8
--------------------------------------------------------------------------------

INTEREST AND TAXES PAID:

--------------------------------------------------------------------------------
                                            2005          2004          2003
--------------------------------------------------------------------------------
Interest                                 $     7.9     $     2.4     $     8.0
Income taxes                             $     7.3     $    16.1     $     7.0
--------------------------------------------------------------------------------

7.      JOINT VENTURE INTERESTS

The Company conducts a substantial portion of its business through joint ventures under which the venturers are bound by contractual arrangements establishing joint control over the ventures. The Company records its proportionate share of assets, liabilities, revenue and operating costs of the joint ventures. As at December 31, 2005 and 2004, the Company had interests in seven joint venture projects after consideration of the acquisition of the remaining 51% interest of the Paracatu Mine (see Note 5). As at December 31, 2003, the Company had interests in eight joint ventures after acquiring an interest in six joint ventures as a result of the combination with TVX and Echo Bay (see Note 5).


                                     F-A53

SUMMARY OF JOINT VENTURE INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Round                         Mussel-     New
2005                                            Porcupine    Refugio   Mountain   La Coipa   Crixas    white    Britannia    Total
------------------------------------------------------------------------------------------------------------------------------------
Metal sales                                     $    80.8    $  14.6   $  164.0   $   60.3   $ 41.5   $ 34.9     $   0.8    $ 396.9
------------------------------------------------------------------------------------------------------------------------------------
Cost of sales                                        50.7        9.6       93.7       45.4     14.1     26.4         0.8      240.7
Accretion                                            11.8        0.2        1.8        0.4      0.1      0.1         3.3       17.7
Depreciation, depletion and amortization             14.8        0.2       39.5       15.8     12.3     12.5           -       95.1
Exploration                                           3.5          -        2.4        1.1      0.3      1.6           -        8.9
Impairment charges                                      -          -          -          -      3.4      2.0           -        5.4
Other operating costs                                 1.0        2.9          -          -        -     (0.1)        0.9        4.7
------------------------------------------------------------------------------------------------------------------------------------
                                                     81.8       12.9      137.4       62.7     30.2     42.5         5.0      372.5
------------------------------------------------------------------------------------------------------------------------------------
Operating earnings (loss)                       $    (1.0)   $   1.7   $   26.6   $   (2.4)  $ 11.3   $ (7.6)    $  (4.2)   $  24.4
------------------------------------------------------------------------------------------------------------------------------------
Current assets                                  $    10.0    $  15.3   $   26.3   $   13.3   $ 12.6   $  4.1     $   0.1    $  81.7
Property, plant and equipment                        88.0       72.4       55.6       70.6     45.3     86.3           -      418.2
Goodwill                                                -          -       86.5       71.4     38.0     29.0           -      224.9
Deferred charges and other assets                     5.3          -        6.2        0.7      0.3      0.1           -       12.6
------------------------------------------------------------------------------------------------------------------------------------
                                                    103.3       87.7      174.6      156.0     96.2    119.5         0.1      737.4
------------------------------------------------------------------------------------------------------------------------------------
Current liabilities                                  10.0       16.3       20.8       12.4      2.8      2.0           -       64.3
Long-term liabilities                                25.0       13.7       23.2       14.0     20.6      2.7         3.2      102.4
------------------------------------------------------------------------------------------------------------------------------------
                                                     35.0       30.0       44.0       26.4     23.4      4.7         3.2      166.7
------------------------------------------------------------------------------------------------------------------------------------
Net investment in joint ventures                $    68.3    $  57.7   $  130.6   $  129.6   $ 72.8   $114.8     $  (3.1)   $ 570.7
------------------------------------------------------------------------------------------------------------------------------------
Cash flow provided from (used in):
------------------------------------------------------------------------------------------------------------------------------------
  Operating activities                          $    20.6    $  (5.0)  $   66.0   $    9.9   $ 25.8   $  6.9     $  (3.7)   $ 120.5
------------------------------------------------------------------------------------------------------------------------------------
  Investing activities                          $   (24.7)   $ (26.2)  $   (5.9)  $   (4.7)  $ (6.1)  $ (5.7)    $   0.3    $ (73.0)
------------------------------------------------------------------------------------------------------------------------------------
  Financing activities                          $       -    $   3.6   $      -   $      -   $    -   $    -     $     -    $   3.6
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                Round                                 Mussel-    New
2004                                      Porcupine  Refugio   Mountain  Paracatu   La Coipa  Crixas   white   Britannia     Total
------------------------------------------------------------------------------------------------------------------------------------
Metal sales                                $  78.8   $   3.8   $  154.1  $   38.2   $   59.0  $ 38.2  $ 32.1   $    10.8   $  415.0
------------------------------------------------------------------------------------------------------------------------------------
Cost of sales                                 44.4       2.0       82.3      20.6       39.7    12.2    21.1         7.9      230.2
Accretion                                      2.3         -        1.9       0.5        0.4     0.1     0.1        (0.1)       5.2
Depreciation, depletion and amortization      22.7         -       43.3       9.5       16.8    12.8    12.5           -      117.6
Exploration                                    3.2         -        0.8         -        0.5     0.3     2.0         0.4        7.2
Impairment charges                               -         -          -       2.1          -       -       -         1.3        3.4
Other operating costs                          0.3       1.7          -       2.6        0.7    (0.1)    0.2         1.3        6.7
------------------------------------------------------------------------------------------------------------------------------------
                                              72.9       3.7      128.3      35.3       58.1    25.3    35.9        10.8      370.3
------------------------------------------------------------------------------------------------------------------------------------
Operating earnings (loss)                  $   5.9   $   0.1   $   25.8  $    2.9   $    0.9  $ 12.9  $ (3.8)  $       -   $   44.7
------------------------------------------------------------------------------------------------------------------------------------
Current assets                             $   9.6   $   7.1   $   31.6  $   19.2   $   16.4  $ 13.8  $  3.7   $     0.6   $  102.0
Property, plant and equipment                 75.3      43.0       86.3     451.2       74.1    50.9    92.2           -      873.0
Goodwill                                         -         -       86.5      65.5       71.4    38.0    31.0           -      292.4
Deferred charges and other assets              4.4       0.9        1.4       3.2        0.4     0.2     0.1           -       10.6
------------------------------------------------------------------------------------------------------------------------------------
                                              89.3      51.0      205.8     539.1      162.3   102.9   127.0         0.6    1,278.0
------------------------------------------------------------------------------------------------------------------------------------
Current liabilities                           14.5       7.4       16.5      16.4        8.5     1.9     2.3         1.5       69.0
Long-term liabilities                         11.8      13.4       26.0      77.2       13.8    21.2     2.0         0.6      166.0
------------------------------------------------------------------------------------------------------------------------------------
                                              26.3      20.8       42.5      93.6       22.3    23.1     4.3         2.1      235.0
------------------------------------------------------------------------------------------------------------------------------------
Net investment in joint ventures           $  63.0   $  30.2   $  163.3  $  445.5   $  140.0  $ 79.8  $122.7   $    (1.5)  $1,043.0
------------------------------------------------------------------------------------------------------------------------------------
Cash flow provided from (used in):
------------------------------------------------------------------------------------------------------------------------------------
  Operating activities                     $  30.4   $   0.6   $   63.7  $   13.3   $   14.3  $ 25.8  $ 10.3   $     2.2   $  160.6
------------------------------------------------------------------------------------------------------------------------------------
  Investing activities                     $ (24.5)  $ (44.3)  $  (8.5)  $  (15.7)  $   (0.9) $ (3.6) $ (3.9)  $    (0.5)  $ (101.9)
------------------------------------------------------------------------------------------------------------------------------------
  Financing activities                     $     -   $  13.0   $     -   $      -   $      -  $    -  $    -   $       -   $   13.0
------------------------------------------------------------------------------------------------------------------------------------

                                     F-A54

------------------------------------------------------------------------------------------------------------------------------------
                                                                Round                                 Mussel-    New
2003                                      Porcupine  Refugio   Mountain  Paracatu   La Coipa  Crixas   white   Britannia     Total
------------------------------------------------------------------------------------------------------------------------------------
Metal sales                               $    83.0  $     -   $ 131.9   $  32.0    $  51.5   $ 31.9  $  22.5  $    11.8   $ 364.6
------------------------------------------------------------------------------------------------------------------------------------
Cost of sales                                  48.9     (0.1)     74.9      18.0       34.4     10.3     15.9       11.1     213.4
Accretion                                       2.3     (0.4)      1.6       0.5        0.3      0.1      0.1        1.1       5.6
Depreciation, depletion and amortization       24.9        -      45.0       9.8       17.9     12.3     11.2        2.6     123.7
Exploration                                     2.5      1.4       2.1         -        0.9      0.5      2.1        0.8      10.3
Impairment charges                                -        -      89.9      99.4       68.8     42.5     53.9        1.2     355.7
Other operating costs                           2.9      0.4         -       1.1        0.3      0.3      0.2        0.1       5.3
------------------------------------------------------------------------------------------------------------------------------------
                                               81.5      1.3     213.5     128.8      122.6     66.0     83.4       16.9     714.0
------------------------------------------------------------------------------------------------------------------------------------
Operating earnings (loss)                 $     1.5  $  (1.3)  $ (81.6)  $ (96.8)   $ (71.1)  $(34.1) $ (60.9)  $   (5.1) $ (349.4)
------------------------------------------------------------------------------------------------------------------------------------
Current assets                            $     9.5  $   2.4   $  27.3   $  11.5    $  10.7   $ 11.8  $   6.3   $    2.8    $ 82.3
Property, plant and equipment                  70.9      1.5     125.2     193.3       90.4     59.8    100.5          -     641.6
Goodwill                                          -        -      86.5      65.5       71.4     38.0     31.0          -     292.4
Deferred charges and other assets               3.2        -       2.0       1.7        1.1      0.1        -          -       8.1
------------------------------------------------------------------------------------------------------------------------------------
                                               83.6      3.9     241.0     272.0      173.6    109.7    137.8        2.8   1,024.4
------------------------------------------------------------------------------------------------------------------------------------
Current liabilities                             9.7      0.8      16.7       4.0        8.7      2.2      1.8        1.1      45.0
Long-term liabilities                           8.8      4.2      26.3      86.9       26.1     23.2      1.7        1.6     178.8
------------------------------------------------------------------------------------------------------------------------------------
                                               18.5      5.0      43.0      90.9       34.8     25.4      3.5        2.7     223.8
------------------------------------------------------------------------------------------------------------------------------------
Net investment in joint ventures          $    65.1  $  (1.1)  $ 198.0   $ 181.1    $ 138.8   $ 84.3  $ 134.3   $    0.1   $ 800.6
------------------------------------------------------------------------------------------------------------------------------------
Cash flow provided from (used in):
------------------------------------------------------------------------------------------------------------------------------------
  Operating activities                    $    30.7  $  (2.2)  $  58.5   $  16.4    $  14.7   $ 20.6  $   3.2   $      -   $ 141.9
------------------------------------------------------------------------------------------------------------------------------------
  Investing activities                    $    (8.3) $  (1.5)  $  (6.0)  $  (5.0)   $  (0.5)  $ (3.1) $  (2.7)  $   (1.1)  $ (28.2)
------------------------------------------------------------------------------------------------------------------------------------
  Financing activities                    $       -  $     -   $     -   $     -    $  (0.7)  $ (1.5) $     -   $      -    $ (2.2)
------------------------------------------------------------------------------------------------------------------------------------

8.      FINANCIAL INSTRUMENTS

The Company manages its exposure to fluctuations in commodity prices and foreign exchange rates by entering into derivative financial instrument contracts in accordance with the formal risk management policies approved by the Company's Board of Directors.

COMMODITY RISK MANAGEMENT

The profitability of the Company is directly related to the market price of gold and silver. From time to time, the Company may use spot deferred contracts and fixed forward contracts to hedge against the risk of falling commodity prices for a portion of its forecasted metal production. Spot deferred contracts are forward sale contracts with flexible delivery dates that enable management to choose to deliver into the contract on a specific date or defer delivery until a future date. However, if the delivery is postponed, a new contract price is established based on the old contract price plus a premium (referred to as "contango").

From time to time, the Company sells call options as part of its overall strategy of managing the risk of changing metal prices. The option premium is received at the time call options are sold. If the gold price is higher than the call option strike price on the expiry date of the option, Kinross will either sell gold at the strike price of the option or enter into a spot deferred contract with a starting price equal to the strike price of the option. If the gold price is lower than the strike price of the call option at expiry, the option expires worthless.

The Company may also purchase gold put options to protect against the risk of the gold price falling. The option premium is paid out at the time the put options are purchased. If the gold price is lower than the strike price of the put option on the expiry date, gold is sold at the strike price of the option. If the gold price is higher than the strike price of the put option, the option expires worthless.


                                     F-A55

The outstanding number of ounces, average expected realized prices and maturities for the gold commodity derivative contracts as at December 31, 2005 are as follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                                    CALL OPTIONS                     PUT OPTIONS
                                                                            SOLD         AVERAGE          BOUGHT         AVERAGE
EXPECTED YEAR OF DELIVERY                                               (OUNCES)    STRIKE PRICE        (OUNCES)    STRIKE PRICE
---------------------------------------------------------------------------------------------------------------------------------
2006                                                                     255,000           $ 522         150,000           $ 250
---------------------------------------------------------------------------------------------------------------------------------
Total                                                                    255,000           $ 522         150,000           $ 250
---------------------------------------------------------------------------------------------------------------------------------

CALL OPTIONS
As at December 31, 2005, the Company had 255,000 ounces of written gold call options outstanding for which the Company had recorded a $6.2 million unrealized loss. The Company had no written gold call options outstanding as at December 31, 2004.

PUT OPTIONS
As at December 31, 2005, the Company had acquired in the combination with TVX put options of 150,000 ounces of gold at a strike price of $250 per ounce (2004
- 300,000 ounces at a strike price of $250 per ounce). Changes in their fair value are recorded in current earnings.

SPOT DEFERRED CONTRACTS
The Company had no spot deferred contracts outstanding as at December 31, 2005. As at December 31, 2004, the Company had spot deferred contracts for the sale of 200,000 ounces of gold at an average price of $452 per ounce. While these contracts provide an economic hedge, they did not qualify for formal hedge accounting. As such, based on a December 31, 2004 spot price of $436 per ounce, a fair value unrealized gain of $3.0 million was included in revenue for the year ended December 31, 2004. These contracts were delivered into in the first quarter of 2005, realizing a premium of $25 per ounces against an average gold price of $427 per ounce, or a total of $4.9 million.

As at December 31, 2003, the Company had spot deferred contracts hedging the sale of 175,000 ounces with a fair value unrealized loss of $24.1 million. Since these contracts qualified for hedge accounting this loss remained off balance sheet. Beginning January 1, 2004, on the application of AcG-13, these contracts, while still providing an economic hedge, failed to meet the requirements for formal hedge accounting. As such, changes in fair value from that point until maturity are included in current earnings. In addition, the unrealized loss of $24.1 million of which $4.7 million related to 2005 was to be recognized in earnings in connection with the original maturity date of the contracts. During the year ended December 31, 2004, the Company delivered 85,000 ounces into these contracts and financially closed out the remaining 90,000 ounces at a cost of $9.6 million. However, for accounting purposes, the January 1, 2004 deferred loss relating to the contracts with original maturity dates in 2005, totaling $4.7 million, remained deferred on the balance sheet as at December 31, 2004, and was recognized in earnings in the first half of 2005.

As at December 31, 2005 and 2004, the Company has no derivative financial instruments outstanding relating to silver.

FOREIGN CURRENCY RISK MANAGEMENT

All sales revenues for the Company are denominated in U.S. dollars. The Company is primarily exposed to currency fluctuations relative to the U.S. dollar, on expenditures that are denominated in Canadian dollars, Russian rubles, Chilean pesos and Brazilian reais. These potential currency fluctuations could have a significant impact on the cost of producing gold and thereby, the profitability of the Company. This risk is reduced, from time to time, through the use of foreign exchange forward contracts to lock in the exchange rates on future foreign currency denominated cash outflows. The Company is also exposed to the impact of currency fluctuations on its monetary assets and liabilities. The Company does not actively manage this exposure.

As at December 31, 2005, the Company had foreign currency forward contracts to sell $6.0 million U.S. dollars and buy 14.8 million Brazilian reais at an average exchange rate of 2.47 over a nine-month period ending December 31, 2006. As at December 31, 2004, the Company had foreign currency forward contracts to sell U.S. dollars and


                                     F-A56
buy Canadian dollars of CDN $14.3 million at an average exchange rate of 1.4322. These contracts matured over a six-month period ending June 30, 2005.

The Company uses these fixed forward contracts to partially hedge its Canadian dollar and Brazilian real denominated general and administrative costs and mine operating costs. During 2005, the Company recognized a gain of $2.6 million from hedging against movements in the exchange rate against the U.S. dollar (2004 - gain of $2.9 million, 2003 - gain of $2.0 million). The gains in 2005 and 2004 have been netted against operating costs from the Company's Canadian mines and against Canadian general and administrative expenses.

Beginning January 1, 2004, hedge contracts outstanding as at December 31, 2003, while still providing an economic hedge, failed to meet the requirements for formal hedge accounting. As such, changes in fair value from that point until maturity are included in current earnings. An unrealized gain of $1.8 million as at January 1, 2004 was recognized in earnings in connection with the original maturity date of the contracts. Of the total unrealized gains, $0.9 million related to contracts with original maturity dates in 2004 and $0.9 million related to 2005.

OTHER RISKS

The Company is exposed to interest rate risk on its variable rate debt. The Company is exposed to changes in crude oil prices as a result of diesel fuel consumption, primarily at its open pit mines. There were no derivative instruments related to interest rates or fuel prices outstanding as at December 31, 2005 or December 31, 2004. The Company did not engage in any interest rate hedging or fuel or energy hedging activity during 2005, 2004 or 2003.

CREDIT RISK MANAGEMENT

Credit risk relates to accounts receivable and derivative contracts and arises from the possibility that any counterparty to an instrument fails to perform. The Company only transacts with highly-rated counterparties and a limit on contingent exposure has been established for any counterparty is based on that counterparty's credit rating. At December 31, 2005, the Company's gross credit exposure was $0.1 million (2004 - $34.6 million).

FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying values for primary financial instruments, including cash and cash equivalents, short-term investments and other accounts receivable, marketable securities, certain long-term investments, accounts payable and accrued liabilities, approximate fair values due to their short-term maturities. The carrying value for long-term debt (other than redeemable retractable preferred shares and capital leases) approximates fair value primarily due to the floating rate nature of the debt instruments.

Fair value estimates for derivative contracts are based on quoted market prices for comparable contracts and represent the amount the Company would have received from, or paid to, a counterparty to unwind the contract at the market rates in effect at December 31. The following table represents the fair value gain (loss) relating to derivative contracts outstanding as at December 31:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                        2005          2004
--------------------------------------------------------------------------------------------------------------------------------
Gold forward sales contracts (a)                                                                      $    -         $ 3.0
Call options sold (a)                                                                                 $ (6.2)        $   -
Foreign currency contracts (b)                                                                        $  0.1         $ 1.9
--------------------------------------------------------------------------------------------------------------------------------

(a) Based on a spot gold price of $513 and $436 per ounce as at December 31, 2005 and 2004, respectively.
(b) Based on a Brazilian real exchange rate at December 31, 2005 of 2.3407 and a Canadian dollar exchange rate of 1.2036 and at December 31, 2004.


                                     F-A57

9.   LONG-TERM DEBT AND CREDIT FACILITIES

LONG-TERM DEBT

---------------------------------------------------------------------------------------------------------------------------------
                                               INTEREST RATES                                            2005          2004
---------------------------------------------------------------------------------------------------------------------------------
Corporate revolving credit facility               Variable                                            $ 140.0       $ 105.0
Refugio credit facility                           Variable                                                5.5             -
Kubaka project-financing debt - EBRD loan         Variable                                                  -           2.7
Fort Knox capital leases                        5.0% - 5.25%                                              0.6           2.1
Refugio capital leases                          5.7% - 6.2%                                              13.2          13.1
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        159.3         122.9
Less: current portion                                                                                    (9.4)         (6.0)
---------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                                        $ 149.9       $ 116.9
---------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2005, the long-term debt repayments for each of the years ending December 31 are as follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                                2006       2007       2008       2009       2010       TOTAL
---------------------------------------------------------------------------------------------------------------------------------
Corporate revolving credit facility                            $   -      $   -    $ 140.0      $   -      $   -     $ 140.0
Refugio credit facility                                          5.5          -          -          -          -         5.5
Fort Knox capital leases                                         0.6          -          -          -          -         0.6
Refugio capital leases                                           3.3        2.9        3.0        3.9        0.1        13.2
---------------------------------------------------------------------------------------------------------------------------------
Total long-term debt payable                                   $ 9.4      $ 2.9    $ 143.0      $ 3.9      $ 0.1     $ 159.3
---------------------------------------------------------------------------------------------------------------------------------

SYNDICATED CREDIT FACILITY

In December 2004, the Company replaced a $125.0 million credit facility with a three-year $200.0 million revolving credit facility. The Company borrowed $105.0 million under the new facility to satisfy a portion of the cost to purchase the remaining 51% interest in the Paracatu mine. The facility also provides credit support for letters of credit issued to satisfy financial assurance requirements, primarily associated with reclamation related activities.

The credit agreement allowed for existing lenders to increase their exposure or new lenders to join up to an aggregate limit of $300.0 million. In February 2005, the limit was increased by $15.0 million, which the Company drew down on as a LIBOR loan for working capital purposes. In March 2005, the limit was increased by $10.0 million to allow for the issue of additional letters of credit. In April 2005, the outstanding limit was increased to $295.0 million and the maturity date extended to April 30, 2008. The assets of the Fort Knox mine and shares of certain wholly owned subsidiaries are pledged as collateral for this facility. The credit agreement can be drawn in U.S. or Canadian dollars and allows for up to 70% of the outstanding limit to be drawn in gold. The facility can be extended at each of the first two maturity dates by an additional year at the option of the lenders. Issue costs of $3.0 million were deferred on the balance sheet and are being amortized over the term of the new facility. At December 31, 2005, the balance of the unamortized deferred financing charges totaled $2.1 million.

Pricing is dependent upon the ratio of the Company's net debt to operating cash flow. Assuming the Company maintains a leverage ratio less than 1.25, interest charges are as follows:

------------------------------------------------------------------------------------------------------------------------------
                                                                                                            INTEREST RATES IN
TYPE OF CREDIT                                                                                                CREDIT FACILITY
------------------------------------------------------------------------------------------------------------------------------
Dollar based Libor loan                                                                                      LIBOR plus 1.00%
Letters of credit                                                                                                       1.00%
Bullion loan                                                                                       Gold lease rate plus 1.25%
Standby fee applicable to unused availability                                                                           0.25%
------------------------------------------------------------------------------------------------------------------------------


                                     F-A58

The credit agreement contains various covenants that include limits on indebtedness, distributions, asset sales and liens. Significant financial covenants include a minimum tangible net worth of $727.9 million for 2005 and 2004, an interest coverage ratio of 4.5:1.0, net debt to operating cash flow of 3.0:1.0 and minimum proven and probable reserves of 6.0 million gold equivalent ounces.

REFUGIO CREDIT FACILITY

During 2005, ScotiaBank Sud Americano extended a $12.0 million credit facility to CMM, the Chilean company that owns the Refugio mine. Kinross owns 50% of CMM. The Company, along with its joint venture partner on the Refugio mine, Bema Gold Corporation, arranged for the credit facility to fund any additional CMM cash requirements. The Company is the guarantor of the agreement. Funds drawn on the facility are in the form of one-year promissory notes with a maturity date of one year and bear an interest rate of 30 day LIBOR plus 1.24%. Interest is payable every 90 days on all drawn amounts. As at December 31, 2005, CMM has drawn down $11.0 million on this facility. The Company's 50%, representing $5.5 million, is included in the financial statements under the current portion of long-term debt.

KUBAKA PROJECT FINANCING DEBT - EBRD LOAN

The $2.7 million loan from the European Bank for Reconstruction and Development ("EBRD") which was outstanding as at December 31, 2004 was repaid on December 15, 2005.

CAPITAL LEASES

The Company has capital leases at its Refugio and Fort Knox mines. During 2005, the Company purchased $2.0 million (Kinross share) of equipment under capital leases at its Refugio mine, bringing the total of equipment under capital leases at the mine to $13.2 million, as at December 31, 2005. The capital leases have an interest rate that is based on the average U.S. federal SWAP rate plus 1.95%. At December 31, 2005, Fort Knox had equipment under capital lease totaling $0.6 million and the interest rate is based on the U.S. Prime Rate. The Company recorded interest expense related to the capital leases of $0.7 million, $0.9 million and $1.6 million for the years ended December 31, 2005, 2004 and 2003. Repayments on the Refugio lease end in 2010. The Fort Knox capital lease payments end in 2006. The underlying equipment secures these leases.

For the years ended December 31, 2005 and 2004, the capital lease obligations are as follows:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                             2005       2004
--------------------------------------------------------------------------------------------------------------------------------
2005                                                                                                       $    -     $  4.2
2006                                                                                                          4.8        3.3
2007                                                                                                          3.4        3.3
2008                                                                                                          3.3        3.3
2009                                                                                                          4.1        3.5
2010                                                                                                          0.1
--------------------------------------------------------------------------------------------------------------------------------
Total minimum lease payments                                                                               $ 15.7     $ 17.6
Less amount representing interest                                                                             1.9        2.4
--------------------------------------------------------------------------------------------------------------------------------
Present value of net minimum lease payments                                                                $ 13.8     $ 15.2
Current portion of obligations under capital lease                                                            3.9        3.3
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           $  9.9     $ 11.9
--------------------------------------------------------------------------------------------------------------------------------

ECHO BAY CREDIT FACILITY

The Company assumed a $4.0 million cash collateralized credit facility in the business combination with Echo Bay. The purpose of this collateralized credit facility was to issue letters of credit to a surety underwriter who had underwritten surety bonds on Echo Bay properties. During 2004, $3.8 million in restricted cash was returned to the Company by the financial institution holding the credit facility and $0.2 million was posted with the surety underwriter, replacing the remaining letters of credit. The financial institution simultaneously cancelled the credit facility.


                                     F-A59

10.  RECLAMATION AND REMEDIATION OBLIGATIONS

The Company's mining and exploration activities are subject to various laws and regulations for federal, regional and various international jurisdictions governing the protection of the environment. These laws and regulations are continually changing. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures. Estimated future reclamation costs are based principally on legal and regulatory requirements. Reclamation and remediation obligations arise from the acquisition, development, construction and normal operations of mining property, plant and equipment.

The Company recorded accretion expense of $56.0 million, $21.4 million and $9.0 million and depreciation expense of $7.9 million, $13.8 million and $8.9 million related to reclamation and remediation obligations and the related assets for the years ended December 31, 2005, 2004 and 2003, respectively. Included in the accretion expense for the year ended December 31, 2005 is $46.0 million which represents an increase in the estimated fair value of reclamation and remediation obligation to $175.9 million, as at December 31, 2005. The undiscounted amount of estimated cash flows, before inflation, to settle the reclamation and remediation obligations is approximately $211.4 million. The majority of the expenditures are expected to occur from 2006 to 2035. The credit adjusted risk-free rate used in estimating the site restoration cost obligation was 7%, 6% and 7% and the inflation rates used were 2.5%, 2% and 2% for the years ended December 31, 2005, 2004 and 2003, respectively.

The following table provides a reconciliation of the reclamation and remediation obligations for the years ended December 31:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   2005            2004             2003
-------------------------------------------------------------------------------------------------------------------------------
Balance at January 1,                                                           $ 131.7         $ 130.3           $ 69.5
  Additions resulting from acquisitions (a)                                           -             5.4             65.6
  Reclamation spending                                                            (24.0)          (17.9)           (19.3)
  Accretion and reclamation expenses                                               56.0            21.4              9.0
  Foreign exchange                                                                    -             0.8              2.3
  Asset retirement cost                                                            12.2            (6.7)             3.2
  Other                                                                               -            (1.6)               -
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31,                                                         $ 175.9         $ 131.7          $ 130.3
-------------------------------------------------------------------------------------------------------------------------------

(a) Reflects the 2004 acquisition of remaining 51% of Paracatu and 2003 acquisitions of TVX and Echo Bay as well as the increase in ownership of Kubaka.

Regulatory authorities in certain jurisdictions require that security be provided to cover the estimated reclamation and remediation obligations. While there were no assets that were legally restricted for purposes of settling reclamation and remediation obligations as at December 31, 2005, letters of credit totaling $110.3 million had been issued to various regulatory agencies to satisfy financial assurance requirements for this purpose. The letters of credit were issued against the Company's credit facility.

11.  CONVERTIBLE DEBENTURES

On December 5, 1996, the Company issued unsecured subordinated convertible debentures in the aggregate principal amount of $146.0 million (CDN $200.0 million). The debentures bore interest at 5.5% per annum, matured on December 5, 2006, and, at the holders' option, were convertible into common shares of the Company at a conversion price of CDN $40.05 per share, being a rate of 24.9687 common shares per CDN $1,000 principal amount of debentures. Interest was payable in cash; however, the Company had the right to settle the principal amount by the issuance of common shares. On or after December 31, 2001, the debentures were redeemable at par plus accrued and unpaid interest.


                                     F-A60

During 2005, the Company adopted a change in accounting treatment as outlined in
Section 3860 (see Note 2). The Convertible debentures were bifurcated into a principal and an option component for accounting purposes. The principal component was recorded as debt and the option component recorded as equity. The principal component was accreted over the life of the convertible debentures through periodic charges to expense.

On September 29, 2003, Kinross redeemed all of the outstanding convertible debentures at par plus accrued interest. The total payment was $146.8 million (CDN $198.3 million), comprised of the principal amount of $144.8 million (CDN $195.6 million) and accrued interest of $2.0 million (CDN $2.7 million). The Company recognized a net gain on redemption of $15.4 million, which was apportioned between the principal and option components, based on their relative fair values compared to their carrying values. The Company recorded a loss on the principal component of $16.6 million which is recorded in other expense and a gain on the option component of $32.0 million which is recorded in accumulated deficit.

As at December 31, 2005 and 2004, there are no outstanding debentures.

12.  REDEEMABLE RETRACTABLE PREFERRED SHARES

The redeemable retractable preferred shares entitle the holder to receive a CDN $0.80 per share fixed cumulative annual preferential cash dividend, payable in equal quarterly installments and is entitled at any time to convert all or any part of the redeemable retractable preferred shares into common shares on the basis of 2.7518 common shares for each redeemable retractable preferred share so converted, subject to anti-dilution adjustments. The Company may at any time redeem, upon a minimum thirty day notice, all or any part of the redeemable retractable preferred shares at a price of CDN $10.00 per share, together with unpaid dividends accrued to the date of redemption. The holder of the redeemable retractable preferred shares is entitled to require the Company to redeem for cash all or any part of the redeemable retractable preferred shares at this price. These redeemable retractable preferred shares are outstanding and held by a former senior officer and director of the Company. As at December 31, 2005 and 2004, the redeemable preferred shares outstanding were 311,933. During 2004, 72,680 redeemable retractable preferred shares were converted into 200,001 common shares of the Company. There were no conversions during 2005. See Note 24
(b) Subsequent events for further discussion.

13.  CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY

The convertible preferred shares of subsidiary company were comprised of 1,835,777 shares of $3.75 Series B Convertible Preferred Shares of Kinam ("Kinam Preferred Shares"). The Kinam Preferred Shares are exchangeable into common shares of the Company at a conversion price of $30.92 per share (equivalent to a conversion rate of 1.6171 common shares for each Kinam Preferred Share), subject to adjustment in certain events.

The Kinam Preferred Shares are redeemable at the option of the Company at anytime on or after August 15, 1997, in whole or in part, for cash initially at a redemption price of $52.63 per share declining ratably annually to $50.00 per share on or after August 15, 2004, plus accrued and unpaid dividends.

Annual cumulative dividends of $3.75 per share are payable quarterly on each February 15, May 15, August 15 and November 15, as and if declared by Kinam's Board of Directors. No dividends were declared or paid on the Kinam Preferred Shares during 2005, 2004 or 2003. Dividend payments on these shares were suspended in accordance with their terms in August 2000 and continue to remain suspended. The cumulative dividends in arrears on the Kinam Preferred Shares owned by non-affiliated shareholders of $4.2 million and $3.4 million as at December 31, 2005 and 2004, respectively, have been accrued and included in the carrying value of the convertible preferred shares of subsidiary company. These convertible preferred shares are also considered as a form of non-controlling interests.

During 2005, 506 Kinam Preferred Shares, net of adjustments, were exchanged into 1,000 common shares of the Company. During 2004, 1,722 Kinam Preferred Shares were exchanged into 2,781 common shares of the Company. During 2003, 14,700 Kinam Preferred Shares were acquired at $18.00 per share and a further 1,645 Kinam Preferred Shares were exchanged into 2,657 common shares of the Company. There were 204,955, 205,461 and 207,183 Kinam Preferred Shares held by non-affiliated shareholders as at December 31, 2005, 2004 and 2003,


                                     F-A61
respectively. If all the Kinam Preferred Shares owned by non-affiliated shareholders were exchanged, an additional 331,284 common shares of the Company would be issued.

14.  COMMON SHARE CAPITAL AND COMMON SHARE PURCHASE WARRANTS

The authorized share capital of the Company is comprised of an unlimited number of common shares. A summary of common share transactions for each of the years in the three-year period ended December 31, 2005 is as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                   2005                    2004                     2003
------------------------------------------------------------------------------------------------------------------------------------
                                                          Number of               Number of               Number of
                                                           shares        Amount    shares        Amount    shares        Amount
------------------------------------------------------------------------------------------------------------------------------------
                                                            ( 000's)       $       ( 000's)        $       ( 000's)        $
COMMON SHARES

Balance, January 1, (a)                                     345,066   $ 1,766.4     345,638   $ 1,774.1     136,201   $ 1,049.1
Issued (cancelled):
  Repurchase and cancellation of shares                           -           -      (1,609)      (11.8)          -           -
  Reduction of stated capital                                     -           -           -           -           -      (761.4)
  Acquisition of TVX                                              -           -           -           -      93,931       670.7
  TVX options assumed                                             -           -           -           -           -         6.8
  Acquisition of Echo Bay                                         -           -           -           -      83,903       599.1
  Echo Bay options assumed                                        -           -           -           -           -         1.5
  Common share offering                                           -           -           -           -      23,000       145.9
  Under employee share purchase plan                            213         1.4         218         1.4         138         1.0
  Under stock option and restricted share plan                  137         0.5         616         3.2       1,736         6.1
  Expiry of TVX and Echo Bay options                              -        (0.1)          -        (1.1)          -        (0.4)
  Expiry of Echo Bay warrants                                     -           -           -           -           -        (0.2)
Conversions:
  Echo Bay warrants                                               -           -           -           -       6,727        55.9
  Kinam Preferred Shares                                          1           -           3           -           2           -
  Redeemable retractable preferred shares                         -           -         200         0.6           -           -
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31,                                       345,417   $ 1,768.2     345,066   $ 1,766.4     345,638   $ 1,774.1
------------------------------------------------------------------------------------------------------------------------------------

COMMON SHARE PURCHASE WARRANTS (B)
Balance, January 1,                                           8,333   $     9.4       8,333   $     9.4       8,333   $     9.4
Upon acquisition of TVX and Echo Bay                              -           -           -           -       6,794         2.1
Exercise/expiry of TVX and Echo Bay warrants                      -           -           -           -      (6,794)       (2.1)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31,                                         8,333   $     9.4       8,333   $     9.4       8,333   $     9.4
------------------------------------------------------------------------------------------------------------------------------------
Total common share capital                                            $ 1,777.6               $ 1,775.8               $ 1,783.5
------------------------------------------------------------------------------------------------------------------------------------

(a) On January 28, 2003, the shareholders of the Company authorized the consolidation of one consolidated common share for every three old common shares of the issued and outstanding common shares of the Company. The consolidation was made effective on January 31, 2003. All share capital, share and option data for 2002 and January 2003 in the accompanying consolidated financial statements and notes have been retroactively revised to reflect this share consolidation (see Note 3).
(b) On December 5, 2002, the Company issued 16.6 million common shares and 25.0 million common share purchase warrants, for total proceeds, before costs of issue, of $97.7 million. Three common share purchase warrants can be exercised on or before December 5, 2007 for one common share at an exercise price of CDN $15.00. The fair value of the common share purchase warrants was $9.4 million.

On November 26, 2004, the Company held a special meeting of its shareholders and approved an amendment to the Company's articles to effect a consolidation (reverse split) of its common shares on a 100:1 basis, followed by an immediate deconsolidation (split) of such shares on a 1:100 basis. The effective date for the consolidation was December 5, 2004 and with the deconsolidation to follow immediately on December 6, 2004 to allow Kinross common shares to begin trading under its new CUSIP number. Shareholders holding less than 100 pre-consolidation shares received a cash payment of CDN $9.71 or US $8.19 per share (equal to the weighted average trading price per share on the Toronto Stock Exchange for the five trading days prior to November 26, 2004). Shareholders holding 100 or more pre-consolidation shares were not affected by the consolidation/deconsolidation except for the change in CUSIP numbers. As a result of this transaction, the Company repurchased 1,608,844 of its common shares for $11.8 million.


                                     F-A62

During November 2003, the Company issued 6.7 million common shares from treasury upon the exercise of Echo Bay warrants assumed on the acquisition of Echo Bay resulting in an increase in common share equity of $55.9 million. This increase was comprised of $21.0 million being the fair value of warrants assumed at acquisition and $34.9 million of cash received on the exercise date.

On August 28, 2003, the Company issued 23.0 million common shares from treasury for total proceeds, before costs of issue, of $152.5 million. The net proceeds from the offering were used to redeem Kinross' outstanding 5.5% convertible unsecured subordinated debentures (see Note 11).

On January 31, 2003, the Company issued 93.9 million common shares from treasury to effect a combination with TVX under a plan of arrangement whereby shareholders of TVX received 2.1667 common shares of the Company for each TVX common share. Also pursuant to the arrangement, the Company issued 83.9 million common shares from treasury to effect a combination with Echo Bay whereby shareholders of Echo Bay received 0.1733 common shares of the Company for each Echo Bay common share. The aggregate fair value of the Company's common shares issued with respect to these acquisitions was $1,269.8 million (see Note 5). At the same meeting, the shareholders of the Company approved the elimination of the Company's accumulated deficit balance of $761.4 million at December 31, 2002 through a reduction in the Company's stated share capital.

15.  STOCK-BASED COMPENSATION

Stock-based compensation recorded during the years ended December 31 was as follows:

------------------------------------------------------------------------------------------------------------------------------
                                                                                  2005             2004            2003
------------------------------------------------------------------------------------------------------------------------------
Stock option plan expense                                                        $ 2.7            $ 1.4           $   -
Employer portion of stock purchase plan                                            0.5              0.5             0.5
Restricted share plan expense                                                      1.3              0.7               -
Deferred share units expense                                                       0.4              0.3             0.1
------------------------------------------------------------------------------------------------------------------------------
Total stock-based compensation                                                   $ 4.9            $ 2.9           $ 0.6
------------------------------------------------------------------------------------------------------------------------------

SHARE PURCHASE PLAN

The Company has an employee share purchase plan whereby employees of the Company have an opportunity to purchase common shares. The plan allows employees to contribute up to a maximum of 10% of their annual base salary. In 2003, the Company matched 100% of the employee's contributions. Beginning in 2004, the Company began matching 50% of the employees' contributions. Each quarter, the Company issues from treasury common shares equal to the employees' contribution and the Company's contribution. The common shares are purchased based on the average of the last twenty trading sessions prior to the end of the quarter. The number of shares issued by the Company and the weighted average of the price per share for the years ending December 31 is as follows:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   2005            2004             2003
-------------------------------------------------------------------------------------------------------------------------------
Kinross Gold Corporation common shares issued                                       213             218              138
Weighted-average price of shares issued                                          $ 6.89          $ 6.36           $ 7.28
-------------------------------------------------------------------------------------------------------------------------------

RESTRICTED SHARE PLAN

On February 15, 2001, the Company adopted a restricted share plan. The restricted share plan provides that restricted share rights may be granted to employees, officers, directors and consultants of the Company. A restricted share right is exercisable into one common share entitling the holder to acquire the common share for no additional consideration. Restricted share rights vest over a three-year period. The remaining maximum number of common shares issuable under the restricted share plan is currently 772,546. There were 457,547 and 567,464 restricted share rights granted and outstanding as at December 31, 2005 and 2004, respectively.


                                     F-A63

DEFERRED SHARE UNIT PLAN

On October 1, 2003, the Company adopted a Deferred Share Unit ("DSU") Plan for its outside directors. The DSU plan provides that each outside director receives, on the date in each quarter which is two business days following the publication by the Company of its earnings results for the previous quarter, (or year in the case of the first quarter), that number of DSU's having a value equal to 50% of the compensation of the outside director for the current quarter. The number of DSU's granted to an outside director is based on the closing price of the Company's common shares on the Toronto Stock Exchange on the business day immediately preceding the date of grant. At such time as an outside director ceases to be a director, the Company will make a cash payment to the outside director, equal to the market value of a Kinross common share on the date of departure, multiplied by the number of DSU's held on that date. There were 95,845 and 57,409 DSU's outstanding as at December 31, 2005 and 2004, respectively.

STOCK OPTION PLAN

The Company has a stock option plan for directors, officers and employees, enabling them to purchase common shares. The total number of options outstanding at any time cannot exceed 10% of the total number of outstanding common shares. Each option granted under the plan is for a maximum term of five years and for options granted before July 20, 2000, one-third of the options are exercisable each year, commencing one year after the date of grant. For options granted between July 20, 2000 and September 19, 2001, one-half of the options are exercisable immediately and one-half of the options granted are exercisable on or after the first anniversary date of such grant. For options granted to the Chairman, President and Directors subsequent to September 19, 2001, one-third of the options are exercisable each year commencing one year after the date of grant. For options granted to all other officers and employees subsequent to September 19, 2001, one-half of the options are exercisable each year commencing one year after the date of grant. Effective November 24, 2003, one-third of the options are exercisable each year commencing one year after the date of grant. The exercise price is determined by the Company's Board of Directors at the time the option is granted, subject to regulatory approval and may not be less than the closing market price of the common shares on the last trading day prior to the grant of the option. The stock options outstanding at December 31, 2005 expire at various dates to 2010. As at December 31, 2005, 3,216,130 common shares, in addition to those outstanding at year end, were available for granting of options.

In November 2001, the CICA issued Handbook Section 3870, "Stock-Based Compensation and Other Stock-Based Payments" ("Section 3870"), which was revised in November 2003. Section 3870 establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services and applies to transactions, including non-reciprocal transactions, in which an enterprise grants common shares, stock options or other equity instruments, or incurs liabilities based on the price of common shares or other equity instruments. Section 3870 outlines a fair value based method of accounting required for stock-based transactions, effective January 1, 2002 and applied to awards granted on or after that date.

The adoption of the fair value based method for all awards impacted the Company's method of accounting for stock options. As a result, stock option compensation (pre-tax) of $2.5 million was recorded as a cumulative effect of the adoption as an adjustment to the opening accumulated deficit as at January 1, 2004, in the consolidated statements of common shareholders' equity and on adoption $0.2 million was recorded as an increase in the value of common shares on the exercise of options.


                                     F-A64

A summary of the status of the stock option plan as at December 31, 2005, 2004, and 2003, and changes during the years ended on those dates, is as follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005           2004          2003
---------------------------------------------------------------------------------------------------------------------------------
                                                                                        (000'S)        (000'S)       (000'S)
Outstanding at January 1,                                                                3,497          3,452         3,319
Exercised                                                                                 (133)          (579)       (1,736)
Granted                                                                                      -          1,229           712
Options assumed on acquisition                                                               -              -         2,116
Cancelled                                                                                 (990)          (605)         (959)
---------------------------------------------------------------------------------------------------------------------------------
Outstanding at December 31,                                                              2,374          3,497         3,452
---------------------------------------------------------------------------------------------------------------------------------

The following table summarizes information about the stock options outstanding and exercisable at December 31, 2005:

------------------------------------------------------------------------------------------------------------------------------------
                                                                           OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                                               ------------------------------------------   ------------------------
                                                                                               WEIGHTED
                                                                                               AVERAGE                    WEIGHTED
                                                                                WEIGHTED      REMAINING                    AVERAGE
                                                                  NUMBER        AVERAGE       CONTRACTUAL      NUMBER     EXERCISE
RANGE OF EXERCISE PRICES                                       OUTSTANDING   EXERCISE PRICE      LIFE       EXERCISABLE     PRICE
------------------------------------------------------------------------------------------------------------------------------------
                                                                 (000'S)          ($)           (YEARS)       (000'S)        ($)
$  1.62  -  $  2.42                                                      5          $  1.62             -             5    $  1.62
$  2.43  -  $  3.65                                                    281          $  2.81           0.8           281    $  2.81
$  3.66  -  $  5.49                                                      3          $  5.25           1.8             3    $  5.25
$  5.50  -  $  8.25                                                  1,033          $  7.08           2.6           788    $  5.27
$  8.26  -  $ 12.39                                                    932          $  8.33           3.9           333    $  3.00
$ 12.40  -  $ 82.34                                                    120          $ 36.11           1.4           120    $ 36.11
------------------------------------------------------------------------------------------------------------------------------------
                                                                     2,374          $  8.51           2.8         1,530    $  6.72
------------------------------------------------------------------------------------------------------------------------------------

The following weighted average assumptions were used in computing the fair value of stock options for the following years:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                         2005 (A)        2004          2003
---------------------------------------------------------------------------------------------------------------------------------
BLACK-SCHOLES WEIGHTED-AVERAGE ASSUMPTIONS
  Expected dividend yield                                                                      -          0.0%          0.0%
  Expected volatility                                                                          -         40.4%         68.2%
  Risk-free interest rate                                                                      -          3.2%          3.2%
  Expected option life in years                                                                -          3.5           5.0

WEIGHTED AVERAGE FAIR VALUE
  PER STOCK OPTION GRANTED                                                                     -       $ 3.18        $ 6.31
---------------------------------------------------------------------------------------------------------------------------------

(a) There were no stock options granted in 2005; therefore, there is no value assigned to any options.

16.  EARNINGS (LOSS) PER SHARE

As a result of the net loss for the years ended December 31, 2005, 2004 and 2003, diluted earnings per share was calculated using the basic weighted average shares outstanding because to do otherwise would have been anti-dilutive.


                                     F-A65

17.  INCOME AND MINING TAXES

The following table shows the recovery of (provision for) income and mining taxes:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005          2004           2003
---------------------------------------------------------------------------------------------------------------------------------
INCOME TAXES
Current
  Canada (a)                                                                            $ (0.5)       $ (0.5)        $ (0.6)
  Foreign                                                                                 (1.3)        (17.3)         (16.2)
Future
  Canada                                                                                     -             -              -
  Foreign                                                                                  5.7          28.2           11.4

MINING TAXES
  Current - Canada                                                                        (0.3)            -              -
  Future - Canada                                                                          9.3           1.1            1.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                   $ 12.9        $ 11.5         $ (4.1)
---------------------------------------------------------------------------------------------------------------------------------

(a)  Represents Large Corporations Tax.

The reconciliation of the combined Canadian federal and provincial statutory income tax rate to the effective tax rate is as follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005           2004          2003
---------------------------------------------------------------------------------------------------------------------------------
Combined statutory income tax rate                                                       (34.1%)        (39.1%)       (39.1%)

Decrease (increase) resulting from:
  Mining taxes                                                                            (4.1%)         (1.4%)        (0.3%)
  Resource allowance and depletion                                                        (4.7%)        (16.3%)        (0.6%)
  Difference in foreign tax rates                                                         (2.6%)        (23.6%)         1.2%
  Benefit of losses not recognized                                                        40.0%          64.2%         39.7%
  Other                                                                                   (0.2%)          0.7%          0.0%
---------------------------------------------------------------------------------------------------------------------------------
Effective tax rate                                                                        (5.7%)        (15.5%)         0.9%
---------------------------------------------------------------------------------------------------------------------------------

The following information summarizes the principal temporary differences and the related future tax effect:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                        2005          2004
--------------------------------------------------------------------------------------------------------------------------------
Future tax assets - gross
  Accrued expenses and other                                                                         $  15.9       $  18.9
  Reclamation and remediation obligations                                                               36.8          36.0
  Alternative minimum tax credits                                                                       23.8          11.3
  Non-capital loss carryforwards                                                                       318.5         306.4
  Inventory capitalization                                                                               0.4           0.3
  Property, plant and equipment                                                                        140.3         111.1
--------------------------------------------------------------------------------------------------------------------------------
  Gross future tax assets                                                                              535.7         484.0
  Valuation allowance                                                                                 (521.2)       (423.5)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                        14.5          60.5
Future tax liabilities - gross                                                                           -
  Property, plant and equipment                                                                        144.1         180.4
--------------------------------------------------------------------------------------------------------------------------------
Gross future tax liabilities                                                                           144.1         180.4
--------------------------------------------------------------------------------------------------------------------------------
Net future tax liabilities                                                                           $ 129.6       $ 119.9
--------------------------------------------------------------------------------------------------------------------------------

(a) At December 31, 2005, the Company has Canadian losses carried forward of approximately $171.4 million that expire in 2006 through 2015, including approximately $93.4 million that are limited in their deduction to income from specific operations.


                                     F-A66

(b) At December 31, 2005, the Company has U.S. net operating loss carry forwards of approximately $615.7 million and alternative minimum tax net operating losses of approximately $350.7 million expiring in 2006 through 2023. The use of the U.S. loss carry forwards will be limited in any given year as a result of previous changes in ownership of the Company.
(c) At December 31, 2005, the Company has Chilean net operating loss carry forwards of approximately $179.8 million that do not expire.
(d) At December 31, 2005, the Company has Australian net operating loss carry forwards of approximately $14.2 million that do not expire.
(e) During 2005, the Chilean Congress passed a tax bill enacting a maximum 5% tax on mine operating profits, effective January 1, 2006. MDO, the operator of the La Coipa mine, has opted out of its DL600 tax stability clause and applied for an invariable tax rate of 4% for a period of 12 years. CMM, the operator of the Refugio mine, continues to operate under its DL600 tax stability agreement. As such, the new mining tax will not apply to Refugio unless CMM elects to opt out of its DL600 tax stability clause in the future. The final regulations relating to the new mining tax have yet to be issued, thus the Company cannot determine the exact impact of the change at this time.

18.  SEGMENTED INFORMATION

The Company operates primarily in the gold mining industry. Its activities include gold production, exploration for gold and the acquisition of gold properties. The Company's primary mining operations are in North America, South America and Russia and are supported by three corporate offices, one each in Canada, the United States and Brazil. The Company's major product is gold. Segments are operations reviewed by the Chief Operating Decision Maker (Chief Executive Officer). Reportable segments are identified based on quantitative thresholds, which are those operations whose revenues, earnings (loss) or assets are greater than 10% of the total consolidated revenues, earnings (loss) or assets of all the reportable segments. In addition, the Company considers qualitative factors, such as which operations are considered to be significant by the Chief Operating Decision Maker. Less significant properties that are either producing or in development prior to commercial production are classified as Other operations. Operations under care and maintenance or shutdown (properties in the reclamation phase), less significant non-mining operations and other operations not meeting these thresholds are included in Corporate and other. At December 31, 2005, the Company's reportable segments reflect reduced management focus such as Kubaka, which is now classified within Other operations and properties in care and maintenance or disposed such as Lupin, New Britannia and Aquarius which are now part of Corporate and other. Prior year segment information has been revised to reflect the 2005 classifications.

OPERATING RESULTS BY SEGMENTS:

The following tables set forth information by segment for the following periods:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           SEGMENT
                                                   COST OF                                                                 EARNINGS
                                     METAL SALES   SALES (A)  ACCRETION   DD&A (B)  EXPLORATION   IMPAIRMENT   OTHER (C)    (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 2005:
OPERATING SEGMENTS
  Fort Knox                              $ 143.1     $ 88.1      $  1.1    $ 34.8         $ 0.6      $ 141.8      $ 0.8    $ (124.1)
  Round Mountain                           164.0       93.7         1.8      39.5           2.4            -          -        26.6
  La Coipa                                  60.3       45.4         0.4      15.8           1.1            -          -        (2.4)
  Crixas                                    41.5       14.1         0.1      12.3           0.3          3.4          -        11.3
  Paracatu                                  79.0       50.0         0.7      17.0           5.2            -        0.7         5.4
  Musselwhite                               34.9       26.4         0.1      12.5           1.6          2.0          -        (7.7)
  Porcupine Joint Venture                   80.8       50.7        11.8      14.8           3.5            -        0.9        (0.9)
  Refugio (e)                               14.6        9.6         0.2       0.2             -            -        2.9         1.7
  Other operations                          99.7       63.8         9.4      18.4           2.7            -        6.3        (0.9)
CORPORATE AND OTHER (f)                      7.6        6.3        30.4       2.4           9.2         37.5       42.0      (120.2)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    $ 725.5    $ 448.1      $ 56.0    $167.7        $ 26.6      $ 184.7     $ 53.6    $ (211.2)
------------------------------------------------------------------------------------------------------------------------------------


                                     F-A67

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           SEGMENT
                                                   COST OF                                                                 EARNINGS
                                     METAL SALES   SALES (A)  ACCRETION   DD&A (B)  EXPLORATION   IMPAIRMENT   OTHER (C)    (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 2004:
OPERATING SEGMENTS
  Fort Knox                              $ 143.9     $ 89.2      $  1.3    $ 35.9        $  0.6       $    -      $  0.3    $  16.6
  Round Mountain                           154.1       82.3         1.9      43.3           0.8            -           -       25.8
  La Coipa                                  59.0       39.7         0.4      16.8           0.5            -         0.7        0.9
  Crixas                                    38.2       12.2         0.1      12.8           0.3            -           -       12.8
  Paracatu (d)                              38.2       20.6         0.5       9.5             -          2.1         2.6        2.9
  Musselwhite                               32.1       21.1         0.1      12.5           2.0            -         0.2       (3.8)
  Porcupine Joint Venture                   78.8       44.4         2.3      22.7           3.2            -         0.5        5.7
  Refugio (e)                                3.8        2.0           -         -             -            -         1.7        0.1
  Other operations                          91.2       58.2         0.8      18.7           5.0         42.5         3.0      (37.0)
CORPORATE AND OTHER (f)                     27.5       32.7        14.0      (2.1)          8.0         15.3        51.5      (91.9)
------------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    $ 666.8    $ 402.4      $ 21.4    $170.1        $ 20.4       $ 59.9      $ 60.5    $ (67.9)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           SEGMENT
                                                   COST OF                                                                 EARNINGS
                                     METAL SALES   SALES (A)  ACCRETION   DD&A (B)  EXPLORATION   IMPAIRMENT   OTHER (C)    (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
For the year ended December 31, 2003:
OPERATING SEGMENTS
  Fort Knox                              $ 136.3     $ 90.3       $ 0.6    $ 36.0        $  2.4      $     -      $    -   $    7.0
  Round Mountain                           131.9       74.9         1.6      45.0           2.1         89.9           -      (81.6)
  La Coipa                                  51.5       34.4         0.3      17.9           0.9         68.8           -      (70.8)
  Crixas                                    31.9       10.3         0.1      12.3           0.5         42.5           -      (33.8)
  Paracatu (d)                              32.0       18.0         0.5       9.8             -         99.4         1.1      (96.8)
  Musselwhite                               22.5       15.9         0.1      11.2           2.1         53.9         0.2      (60.9)
  Porcupine Joint Venture                   83.0       48.9         2.3      24.9           2.5            -         2.9        1.5
  Refugio (e)                                  -       (0.1)       (0.4)        -           1.4            -         0.4       (1.3)
  Other operations                          60.7       29.9         0.1      16.7           4.0            -         2.1        8.1
CORPORATE AND OTHER (f)                     22.1       39.5         3.8      (1.1)          8.4         57.0         5.3      (90.8)
-----------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    $ 571.9    $ 362.0       $ 9.0    $172.7        $ 24.3      $ 411.5      $ 12.0   $ (419.6)
------------------------------------------------------------------------------------------------------------------------------------

(a)  Cost of sales excludes accretion, depreciation, depletion and amortization.
(b) Depreciation, depletion and amortization is referred to as "DD&A" in the tables above.
(c) Other includes Other operating costs, General and administrative expenses and (Gain) on disposals of assets.
(d) The acquisition of Paracatu was completed on December 31, 2004. Therefore, the Company's 49% proportionate share of Paracatu's operating results have been included for the year ended December 31, 2004.
(e) Effective January 1, 2006, Refugio has been included as a reportable operating segment and the financial statements as at December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005, 2004 and 2003 have been amended accordingly.
(f)  Includes corporate, shutdown operations and other non-core operations.

                                     F-A68

SEGMENT ASSETS AND CAPITAL EXPENDITURES:

The following table details the segment assets and capital expenditures for the following years:


------------------------------------------------------------------------------------------------------------------------------------
                                             SEGMENT ASSETS                                   CAPITAL EXPENDITURES
                                       ==========================                      =================================
                                            AS AT DECEMBER 31,                              YEARS ENDED DECEMBER 31,
                                       ==========================                      =================================
                                            2005           2004                            2005         2004        2003
------------------------------------------------------------------------------------------------------------------------------------
OPERATING SEGMENTS
  Fort Knox                            $   161.4      $   284.2                         $  44.6      $  58.7      $ 26.5
  Round Mountain                           174.6          205.8                             5.9          8.8         5.7
  La Coipa                                 156.0          162.3                             4.9          1.0         0.5
  Crixas                                    96.2          102.9                             6.2          3.6         3.2
  Paracatu (a)                             550.9          539.1                            21.3          5.8         5.2
  Musselwhite                              119.5          127.0                             5.7          3.9         2.7
  Porcupine Joint Venture                  103.3           89.3                            24.7         24.5         8.3
  Refugio (d)                               87.7           51.0                            26.2         43.4         1.5
  Other operations(d)                      123.6          138.6                             1.9         18.6        11.1
  OTHER(b)(d)                              124.9          134.0                             1.0          1.2         8.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  $ 1,698.1      $ 1,834.2                         $ 142.4      $ 169.5      $ 73.4
------------------------------------------------------------------------------------------------------------------------------------

(a) Segment assets reflect the 100% interest in the assets of Paracatu as a result of the acquisition of the remaining 51% interest in the Paracatu mine.
(b) Includes Corporate, shutdown operations and other non-core operations. Also includes $63.5 million and $14.4 million in cash and cash equivalents held at the Corporate level as at December 31, 2005 and December 31, 2004, respectively.
(c) Effective January 1, 2006, Refugio has been included as a reportable operating segment and the financial statements as at December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005, 2004 and 2003 have been amended accordingly.
(d) Included in these categories during 2004 were Aquarius (Other operations), Norseman and E-Crete (Corporate and other). Norseman and E-Crete were subsequently sold during 2005.

METAL SALES AND PROPERTY, PLANT AND EQUIPMENT BY GEOGRAPHICAL REGIONS:


------------------------------------------------------------------------------------------------------------------------------------
                                                  METAL SALES                          PROPERTY, PLANT & EQUIPMENT
                                         ===============================              =============================
                                             YEARS ENDED DECEMBER 31,                       AS AT DECEMBER 31,
                                         ===============================              =============================
                                            2005       2004        2003                    2005          2004(A)
------------------------------------------------------------------------------------------------------------------------------------

GEOGRAPHIC INFORMATION:
United States                            $ 338.8    $ 335.6     $ 268.2               $   173.8        $   351.4
Canada                                     123.3      138.4       127.6                   195.2            217.8
Brazil                                     120.5       76.4        63.9                   552.7            547.1
Chile                                       74.9       62.8        51.5                   143.0            117.1
Russia                                      68.0       53.6        60.7                       -              9.0
Other                                          -          -           -                       -              1.7
------------------------------------------------------------------------------------------------------------------------------------
Total                                    $ 725.5    $ 666.8     $ 571.9               $ 1,064.7        $ 1,244.1
------------------------------------------------------------------------------------------------------------------------------------

(a) Property, plant and equipment reflect the 100% interest in the assets of Paracatu as a result of the acquisition of the remaining 51% interest in the Paracatu mine.

The Company is not economically dependent on a limited number of customers for the sale of its product because gold can be sold through numerous commodity market traders worldwide. For the year ended December 31, 2005, sales to four customers totaled $183.8 million, $96.0 million, $93.2 million and $71.8 million. For the year ended December 31, 2004, sales to four customers totaled $190.2 million, $108.5 million, $98.5 million, and $88.4 million. For December 31, 2003, sales to three customers totaled $139.9 million, $121.4 million and $96.2 million.

                                     F-A69

19.  EMPLOYEE PENSION AND POST-RETIREMENT BENEFIT PLANS

DEFINED CONTRIBUTION PENSION AND RETIREMENT PLANS

The Company has several defined contribution pension and retirement plans covering substantially all employees in North America and certain foreign countries. Under these plans, the Company either contributes a set percentage of the employee's salary or matches a percentage of the employee's contributions. The employees are able to direct the contributions into a variety of investment funds offered by the plans.

In 2004, the Company adopted an Executive Retirement Allowance Plan ("ERAP") to bring the Company's retirement arrangements for executives in line with industry standards. Executives, both in the U.S. and Canada, participating in the ERAP are unable to participate in the Company's other retirement plans. The Company has set up a letter of credit for the ERAP plan of $1.8 million. As of December 31, 2005, the liability associated with this plan was $2.0 million, respectively.

The Company's expense related to these plans was $7.1 million in 2005, $6.0 million in 2004, and $3.9 million in 2003.

DEFINED BENEFIT PENSION PLANS

In Canada, the Company had a defined benefit pension plan covering the former employees of the Macassa mine. The plan was in the process of being wound up effective November 30, 2001. The Financial Services Commission of Ontario approved the wind up report early in 2003 and benefits were partially settled in 2003, 2004 and 2005. The final wind up was delayed until December 2005 due to the inability to locate some plan participants to determine whether they will receive lump sums or annuitize their entitlements. All benefits were settled by the purchase of an annuity which is being maintained by a third party benefits provider and this absolves the Company of any financial responsibility to the remaining plan members who have not been contacted.

In the United States, defined benefit plans cover former employees of the Candelaria and DeLamar mines, and certain U.S. employees of the mines previously owned by Kinam. Prior to the Kinam acquisition, all employees in the U.S. employed by Kinam were covered by a non-contributory defined benefit pension plan. That plan was frozen on June 1, 1998, and all active employees were transferred into the Company's defined contribution pension plan. Benefits under these plans are based on either the employees' compensation prior to retirement or stated amounts for each year of service with the Company. The Company makes annual contributions to the U.S. plans in accordance with the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

The date of the actuarial valuation was December 31, 2005.

OTHER BENEFIT PLANS

The Company provides certain health care benefits to retired employees in the United States. The retiree plan covers the former employees of the Candelaria and DeLamar mines as well as former Kinam employees. Following the acquisition of the Candelaria and DeLamar mines in August 1993, that retiree plan was frozen and employees who retired after August 1993, were not eligible to participate in the plan. Following the merger with Kinam in June 1998 that retiree plan was also frozen and employees, who retired after June 1998, were not eligible to participate in the plan, absent special circumstances. The post-retirement health plans are contributory in certain cases based upon years of service, age and retirement date. The Company does not fund post-retirement benefits other than pensions and may modify the plan provisions at its discretion.

                                     F-A70

The following tables summarize the change in benefit obligations and fair value of assets as at December 31:


---------------------------------------------------------------------------------------------------------------------------
                                                       DEFINED BENEFIT PLANS                           OTHER BENEFITS
                                                    ===========================                  ==========================
                                                       2005             2004                       2005               2004
---------------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of year                $ 13.0           $ 12.1                     $  2.6             $  2.9
Interest costs                                          0.8              0.7                        0.2                0.1
Plan participants' contributions                          -                -                        0.1                0.1
Actuarial loss (gain)                                   1.6              0.7                        0.6               (0.2)
Benefits paid                                          (0.5)            (0.5)                      (0.4)              (0.3)
---------------------------------------------------------------------------------------------------------------------------
Benefit obligation, end of year                      $ 14.9           $ 13.0                     $  3.1             $  2.6
---------------------------------------------------------------------------------------------------------------------------
CHANGE IN PLAN ASSETS
Fair value of plan assets, beginning of year         $ 10.6           $ 10.5                     $    -                $ -
Actual return on plan assets                            0.7              0.6                          -                  -
Employer contributions                                    -                -                        0.3                0.2
Plan participant contributions                            -                -                        0.1                0.1
Benefits paid                                          (0.5)            (0.5)                      (0.4)              (0.3)
---------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets, end of year               $ 10.8           $ 10.6                        $ -             $    -
---------------------------------------------------------------------------------------------------------------------------
Funded status                                          (4.1)            (2.4)                      (3.1)              (2.6)
Unrecognized net actuarial loss                         4.4              3.1                        0.7                  -
Unrecognized prior service cost                           -                -                          -                  -
---------------------------------------------------------------------------------------------------------------------------
Net amount recognized                                $  0.3           $  0.7                     $ (2.4)            $ (2.6)
---------------------------------------------------------------------------------------------------------------------------

The following table summarizes components of net periodic pension expense for the years December 31:


---------------------------------------------------------------------------------------------------------------------------
                                               DEFINED BENEFIT PLANS                               OTHER BENEFITS
                                           -----------------------------                  -------------------------------
                                            2005       2004        2003                    2005         2004        2003
---------------------------------------------------------------------------------------------------------------------------
Interest cost                              $ 0.8      $ 0.7       $ 0.7                   $ 0.2        $ 0.1       $ 0.2
Expected return on plan assets              (0.6)      (0.6)       (0.8)                      -            -           -
Amortization of actuarial loss               0.2        0.2         0.1                       -            -           -
---------------------------------------------------------------------------------------------------------------------------
Net periodic cost                          $ 0.4      $ 0.3         $ -                   $ 0.2        $ 0.1       $ 0.2
---------------------------------------------------------------------------------------------------------------------------

The following table summarizes the assumptions used in measuring the Company's benefit obligation:

----------------------------------------------------------------------------------------------------------------------------
                                                     DEFINED BENEFIT PLANS                               OTHER BENEFITS
                                                   ------------------------                          ----------------------
                                                       2005        2004                                 2005        2004
----------------------------------------------------------------------------------------------------------------------------
Discount rate                                          5.75%       6.00%                                5.60%       6.00%
Expected long-term return on plan assets               7.00%       6.00%                                7.00%       6.00%
Rate of compensation increase                           n/a         n\a                                  n/a         n\a
----------------------------------------------------------------------------------------------------------------------------

The expected long-term rate of return on assets was determined using a weighted average calculation for the various investments of the plans. This weighted average is based on the expected yield on bonds, based on the Moody's AA year end rate, on current short-term investment rates, the yield on cash investments, and for equities, based on current forecasts and the plans' historical return on equities. In 2005 and 2004, this weighted average was determined to be 7% and 6%, respectively.

The following table summarizes the assumed health care trend rates at December
31:

------------------------------------------------------------------------------------------------------------------------------
                                                                                                     2005            2004
------------------------------------------------------------------------------------------------------------------------------
Health care cost trend rate assumed for next year                                                       9.95%          10.25%
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)                           5.50%           5.50%
Year that the rate reaches the ultimate trend rate                                                      2018            2018
------------------------------------------------------------------------------------------------------------------------------

                                     F-A71

The assumed health care cost trend rates can have a significant effect on the amounts reported for the health care plans:

--------------------------------------------------------------------------------
                                                   2005                2004
--------------------------------------------------------------------------------
Effect on total of service and interest cost
  1% increase                                        $    -          $    -
  1% decrease                                        $    -          $    -
Effect on post-retirement benefit obligation
  1% increase                                        $  0.4          $  0.3
  1% decrease                                        $ (0.3)         $ (0.3)
--------------------------------------------------------------------------------

PLAN ASSETS

The allocation of plan assets is set forth in the Investment Policy Statement. The Investment Policy Statement delegates authority to the Kinross Gold U.S.A., Inc. Employee Benefits Committee (the "Committee") to maintain and establish investment policies relating to the defined benefit and defined contribution pension plans. The Kinross Gold U.S.A., Inc. Board of Directors approves these policies and any changes to these policies.

In 2004, the Committee requested an actuarial evaluation of the feasibility and advisability of terminating the DeLamar\Candelaria Retirement Plan and the Retirement Plan for Non-Exempt Employees of AMAX Gold (collectively, the "Plans") on behalf of Kinross Gold U.S.A., Inc. and Kinam Gold, Inc., the companies that sponsor the respective Plans. The companies, as sponsor of the respective Plans, ultimately determine whether or not to terminate the Plans. During the evaluation period and pending receipt of analysis regarding termination of the Plans, investments did not conform to the written investment policy and guidelines established for the Plans. The Plans remained in fixed income and cash positions so as to be in a position to readily liquidate Plan assets in the event a termination occurred. In November 2004, following the conclusion of the evaluation, no Plan terminations occurred. In light of the determination to continue the Plans, the Committee reviewed the asset allocation and investment policy in effect and determined to recommend changes to the Kinross Gold U.S.A., Inc. Board to provide more flexibility to address the returns for the plans in light of their on-going status. The Board approved the revised allocations and investment policy on January 11, 2005. Asset allocations were altered in 2005 so as to conform to the revised asset allocation and investment policy guidelines.

The Company has adopted the following standards for the Committee to follow when deciding how to invest the plan assets.

Assets shall be invested:

o    In the sole interest of the plan participants and beneficiaries;
o With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and of like aims in compliance with Section 404(A) of ERISA, and other applicable provisions of ERISA; and
o By diversifying the investments so as to minimize the risk of large losses as well as provide a reasonable rate of return on the assets.

The following table summarizes the target asset allocation as of December 31:

--------------------------------------------------------------------------------
ASSET CATEGORY                               2005                   2004
--------------------------------------------------------------------------------
Equities                                   40% - 60%              40% - 60%
Fixed income                               40% - 60%              40% - 60%
Cash and other investments                  0% - 20%               0% - 20%
--------------------------------------------------------------------------------


                                     F-A72

The following table summarizes the defined benefit plan asset weighted-average asset allocation percentages by asset category:

------------------------------------------------------------------------
ASSET CATEGORY                            2005                  2004
------------------------------------------------------------------------
Equities                                      46%                   24%
Fixed income                                  47%                   54%
Cash and other investments                     7%                   22%
------------------------------------------------------------------------

CONTRIBUTIONS

The Company has requirements under ERISA to contribute to its defined benefit pension plans. Additionally the Company also has the option to make voluntary contributions. The Company expects to contribute $0.8 million to its post-retirement benefit plans in 2006.

ESTIMATED FUTURE BENEFIT PAYMENTS

The following table summarizes the expected future benefit payments by the years indicated:

-------------------------------------------------------------------------
                                         DEFINED
                                         BENEFIT                  OTHER
                                            PLAN               BENEFITS
-------------------------------------------------------------------------
2006                                       $ 0.3                  $ 0.3
2007                                         0.3                    0.2
2008                                         0.5                    0.2
2009                                         0.4                    0.2
2010                                         0.7                    0.2
2011-2015                                    3.7                    0.9
-------------------------------------------------------------------------

POST-EMPLOYMENT BENEFITS

The Company has a number of post-employment plans covering severance and disability income. At December 31, 2005 and 2004, the Company's liability for post-employment benefits totaled $5.5 million ($0.3 million in current liabilities) and $6.6 million ($1.6 million in current liabilities), respectively.

20.      OPERATING LEASES

The Company has a number of operating lease agreements primarily involving office space. The operating leases for equipment provide that the Company may, after the initial lease term, renew the lease for successive yearly periods or may purchase the equipment at its fair market value. One of the operating leases for office facilities contains escalation clauses for increases in operating costs and property taxes. A majority of these leases are cancelable and are renewable on a yearly basis. Future minimum lease payments required to meet obligations that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2005 are as follows:

------------------------------------------------------------------------
                                                                MINIMUM
                                                                  LEASE
                                                               PAYMENTS
------------------------------------------------------------------------
2006                                                             $  5.7
2007                                                                4.7
2008                                                                4.8
2009                                                                5.4
2010                                                                1.3
Thereafter                                                            -
------------------------------------------------------------------------
Total                                                            $ 21.9
------------------------------------------------------------------------

Rent expense was $5.4 million, $2.1 million and $3.1 million in 2005, 2004 and 2003, respectively.

                                     F-A73

21. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("CDN GAAP"), which differ from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

Material variations between financial statement items under CDN GAAP and the amounts determined using U.S. GAAP are as follows:

                                     F-A74

CONSOLIDATED BALANCE SHEETS                                             ELIMINATION       PROPERTY,
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)                               OF EFFECTS OF       PLANT AND
As at December 31, 2005                                                 RECOGNIZING     EQUIPMENT &
                                                                         THE EQUITY    AMORTIZATION    REVERSAL OF
                                                                       COMPONENT OF     DIFFERENCES       1991 AND
                                                                UNDER   CONVERTIBLE   FROM APPLYING   2003 DEFICIT
                                                             CDN GAAP    DEBENTURES        SFAS 121   ELIMINATIONS
--------------------------------------------------------------------------------------------------------------------
                                                                                 (A)             (B)            (C)
ASSETS
Current assets
Cash and cash equivalents                                   $    97.6           $ -        $      -            $ -
Restricted cash                                                   1.3             -               -              -
Short-term investments                                              -                             -              -
Accounts receivable and other assets                             27.8             -               -              -
Inventories                                                     115.2             -               -              -
                                                            ---------   -----------   -------------   -----------
                                                                241.9             -               -              -
Property, plant and equipment                                 1,064.7             -               -              -
Goodwill                                                        321.2             -               -              -
Long-term investments                                            21.2             -               -              -
Deferred charges and other long-term assets                      49.1             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                            $ 1,698.1           $ -        $      -            $ -
                                                            =========   ===========   =============   ============
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities                    $   132.2           $ -        $      -            $ -
Current portion of long-term debt                                 9.4             -               -              -
Current portion of reclamation and remediation obligations       36.3             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                                177.9             -               -              -
Long-term debt                                                  149.9             -               -              -
Reclamation and remediation obligations                         139.6             -               -              -
Future income and mining taxes                                  129.6             -               -              -
Other long-term liabilities                                       7.9             -               -              -
Redeemable retractable preferred shares                           2.7             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                                607.6             -               -              -
                                                            ---------   -----------   -------------   ------------
NON-CONTROLLING INTEREST                                          0.3
                                                            ---------   -----------   -------------   ------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY               14.1             -               -              -
--------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' EQUITY
Common share capital and common share purchase warrants       1,777.6             -               -          766.7
Contributed surplus                                              52.6         (32.0)              -              -
Accumulated deficit                                            (752.9)         32.0               -         (766.7)
Cumulative translation adjustments                               (1.2)            -               -              -
Other comprehensive income (loss)                                   -             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                              1,076.1             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                            $ 1,698.1           $ -        $      -            $ -
                                                            =========   ===========   =============   ============
AS AT DECEMBER 31, 2004                                                          (A)             (B)             (C)
ASSETS
Current assets
Cash and cash equivalents                                      $ 47.9           $ -        $     -             $ -
Restricted cash                                                   1.4             -              -               -
Short-term investments                                            5.7             -              -               -
Marketable securities                                               -             -              -               -
Accounts receivable and other assets                             37.6             -              -               -
Inventories                                                     111.0             -              -               -
                                                            ---------   -----------   -------------   ------------
                                                                203.6             -              -               -
Property, plant and equipment                                 1,244.1             -          (24.4)              -
Goodwill                                                        329.9             -              -               -
Long-term investments                                            25.7             -              -               -
Deferred charges and other long-term assets                      30.9             -              -               -
                                                            ---------   -----------   -------------   ------------
                                                            $ 1,834.2           $ -        $ (24.4)            $ -
                                                            =========   ===========   =============   ============
Current liabilities
Accounts payable and accrued liabilities                      $ 146.4           $ -        $      -            $ -
Current portion of long-term debt                                 6.0             -               -              -
Current portion of reclamation and remediation obligations       23.6             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                                176.0             -               -              -
Long-term debt                                                  116.9             -               -              -
Reclamation and remediation obligations                         108.1             -               -              -
Future income and mining taxes                                  120.3             -               -              -
Other long-term liabilities                                       9.5             -               -              -
Redeemable retractable preferred shares                           2.6             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                                533.4             -               -              -
                                                            ---------   -----------   -------------   ------------
NON-CONTROLLING INTEREST                                          0.4             -               -              -
                                                            ---------   -----------   -------------   ------------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY               13.3             -               -              -
                                                            ---------   -----------   -------------   ------------
COMMON SHAREHOLDERS' EQUITY
Common share capital and common share purchase warrants       1,775.8             -               -          766.7
Contributed surplus                                              49.4         (32.0)              -              -
Accumulated deficit                                            (536.9)         32.0           (24.4)        (766.7)
Cumulative translation adjustments                               (1.2)            -               -              -
Other comprehensive income (loss)                                   -             -               -              -
                                                            ---------   -----------   -------------   ------------
                                                              1,287.1             -           (24.4)             -
                                                            ---------   -----------   -------------   ------------
                                                            $ 1,834.2           $ -        $  (24.4)           $ -
                                                            =========   ===========   =============   ============

                                     F-A75

CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)                       GAINS ON
As at December 31, 2005                                      MARKETABLE                                   RECLASSI-
                                                              SECURTIES                                 FICATION OF
                                                                    AND                        FLOW      CUMULATIVE      TO ADJUST
                                                              LONG-TERM     EFFECT OF       THROUGH     TRANSLATION      TO EQUITY
                                                            INVESTMENTS      SFAS 133        SHARES     ADJUSTMENTS          BASIS
                                                            -----------     ---------    ----------     -----------      ---------
                                                                     (D)           (E)           (F)             (H)            (I)
ASSETS
Current assets
Cash and cash equivalents                                         $   -        $    -           $ -             $ -            $ -
Restricted cash                                                       -             -             -               -              -
Short-term investments                                                -             -             -               -              -
Accounts receivable and other assets                                  -             -             -               -              -
Inventories                                                           -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                      -             -             -               -              -
Property, plant and equipment                                         -             -             -               -              -
Goodwill                                                              -             -             -               -              -
Long-term investments                                               6.5             -             -               -              -
Deferred charges and other long-term assets                           -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                  $ 6.5        $    -           $ -             $ -            $ -
                                                            ===========     =========    ==========     ===========      =========
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities                          $   -        $    -           $ -             $ -            $ -
Current portion of long-term debt                                     -             -             -               -              -
Current portion of reclamation and remediation obligations            -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                      -             -             -               -              -
Long-term debt                                                        -             -             -               -              -
Reclamation and remediation obligations                               -             -             -               -              -
Future income and mining taxes                                        -             -             -               -              -
Other long-term liabilities                                           -             -             -               -              -
Redeemable retractable preferred shares                               -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                      -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
NON-CONTROLLING INTEREST
                                                            -----------     ---------    ----------     -----------      ---------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                    -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
COMMON SHAREHOLDERS' EQUITY
Common share capital and common share purchase warrants               -             -          (1.1)              -              -
Contributed surplus                                                   -             -             -               -              -
Accumulated deficit                                                   -             -           1.1               -              -
Cumulative translation adjustments                                    -             -             -             1.2              -
Other comprehensive income (loss)                                   6.5             -             -            (1.2)             -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                    6.5             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                  $ 6.5        $    -           $ -             $ -            $ -
                                                            ===========     =========    ==========     ===========      =========

AS AT DECEMBER 31, 2004                                              (D)
ASSETS
Current assets
Cash and cash equivalents                                           $ -        $    -           $ -             $ -            $ -
Restricted cash                                                       -             -             -               -              -
Short-term investments                                                -             -             -               -              -
Marketable securities                                                 -             -             -               -              -
Accounts receivable and other assets                                0.1          (4.7)            -               -              -
Inventories                                                           -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                    0.1          (4.7)            -               -              -
Property, plant and equipment                                         -             -             -               -              -
Goodwill                                                              -             -             -               -              -
Long-term investments                                               5.5             -             -               -              -
Deferred charges and other long-term assets                           -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                  $ 5.6        $ (4.7)          $ -             $ -            $ -
                                                            ===========     =========    ==========     ===========      =========
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities                          $   -        $    -           $ -             $ -            $ -
Current portion of long-term debt                                     -             -             -               -              -
Current portion of reclamation and remediation obligations            -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                      -             -             -               -              -
Long-term debt                                                        -             -             -               -              -
Reclamation and remediation obligations                               -             -             -               -              -
Future income and mining taxes                                        -             -             -               -              -
Other long-term liabilities                                           -             -             -               -              -
Redeemable retractable preferred shares                               -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                      -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
NON-CONTROLLING INTEREST                                              -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                    -             -             -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
COMMON SHAREHOLDERS' EQUITY
Common share capital and common share purchase warrants               -             -          (1.1)              -              -
Contributed surplus                                                   -             -             -               -              -
Accumulated deficit                                                   -          (4.7)          1.1               -              -
Cumulative translation adjustments                                    -             -             -             1.2              -
Other comprehensive income (loss)                                   5.6             -             -            (1.2)             -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                    5.6          (4.7)            -               -              -
                                                            -----------     ---------    ----------     -----------      ---------
                                                                  $ 5.6        $ (4.7)          $ -             $ -            $ -
                                                            ===========     =========    ==========     ===========      =========

                                     F-A76

RESTATEMENT
  TO EQUITY                                                 RESTATEMENT
                                                              TO EQUITY
                                                            ACCOUNT FOR       MINIMUM
                                                          INVESTMENT IN       PENSION      GOODWILL     STOCK-BASED          UNDER
                                                               ECHO BAY     LIABILITY    IMPAIRMENT    COMPENSATION      U.S. GAAP
                                                          -------------     ---------    ----------    ------------      ---------
                                                                     (D)           (K)           (D)             (L)
ASSETS
Current assets
Cash and cash equivalents                                        $    -           $ -       $     -             $ -      $    97.6
Restricted cash                                                       -             -             -               -            1.3
Short-term investments                                                -             -             -               -              -
Accounts receivable and other assets                                  -             -             -               -           27.8
Inventories                                                           -             -             -               -          115.2
                                                          -------------     ---------    ----------    ------------      ---------
                                                                      -             -             -               -          241.9
Property, plant and equipment                                         -             -             -               -        1,064.7
Goodwill                                                           40.8             -         (40.2)              -          321.8
Long-term investments                                                 -             -             -               -           27.7
Deferred charges and other long-term assets                           -             -             -               -           49.1
                                                          -------------     ---------    ----------    ------------      ---------
                                                                 $ 40.8           $ -       $ (40.2)            $ -      $ 1,705.2
                                                          =============     =========    ==========     ===========      =========
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities                         $    -           $ -       $     -             $ -      $   132.2
Current portion of long-term debt                                     -             -             -               -            9.4
Current portion of reclamation and remediation obligations            -             -             -               -           36.3
                                                          -------------     ---------    ----------    ------------      ---------
                                                                      -             -             -               -          177.9
Long-term debt                                                        -             -             -               -          149.9
Reclamation and remediation obligations                               -             -             -               -          139.6
Future income and mining taxes                                        -             -             -               -          129.6
Other long-term liabilities                                           -           4.4             -               -           12.3
Redeemable retractable preferred shares                               -             -             -               -            2.7
                                                          -------------     ---------    ----------    ------------      ---------
                                                                      -           4.4             -               -          612.0
                                                          -------------     ---------    ----------    ------------      ---------
NON-CONTROLLING INTEREST                                                            -             -               -            0.3
                                                          -------------     ---------    ----------    ------------      ---------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                    -             -             -               -           14.1
                                                          -------------     ---------    ----------    ------------      ---------
COMMON SHAREHOLDERS' EQUITY
Common share capital and common share purchase warrants               -             -             -               -        2,543.2
Contributed surplus                                                   -             -             -            (2.5)          18.1
Accumulated deficit                                                40.8             -         (40.2)            2.5       (1,483.4)
Cumulative translation adjustments                                    -             -             -               -              -
Other comprehensive income (loss)                                     -          (4.4)            -               -            0.9
                                                          -------------     ---------    ----------    ------------      ---------
                                                                   40.8          (4.4)        (40.2)              -        1,078.8
                                                          -------------     ---------    ----------    ------------      ---------
                                                                 $ 40.8           $ -       $ (40.2)            $ -      $ 1,705.2
                                                          =============     =========    ==========     ===========      =========
AS AT DECEMBER 31, 2004
ASSETS
Current assets
Cash and cash equivalents                                        $    -           $ -       $     -             $ -         $ 47.9
Restricted cash                                                       -             -             -               -            1.4
Short-term investments                                                -             -             -               -            5.7
Marketable securities                                                 -             -             -               -              -
Accounts receivable and other assets                                  -             -             -               -           33.0
Inventories                                                           -             -             -               -          111.0
                                                          -------------     ---------    ----------    ------------      ---------
                                                                      -             -             -               -          199.0
Property, plant and equipment                                         -             -             -               -        1,219.7
Goodwill                                                           40.8             -         (40.2)              -          330.5
Long-term investments                                                 -             -             -               -           31.2
Deferred charges and other long-term assets                           -             -             -               -           30.9
                                                          -------------     ---------    ----------    ------------      ---------
                                                                 $ 40.8           $ -       $ (40.2)            $ -      $ 1,811.3
                                                          =============     =========    ==========     ===========      =========
Current liabilities
Accounts payable and accrued liabilities                         $    -           $ -       $     -             $ -      $   146.4
Current portion of long-term debt                                     -             -             -               -            6.0
Current portion of reclamation and remediation obligations            -             -             -               -           23.6
                                                          -------------     ---------    ----------    ------------      ---------
                                                                      -             -             -               -          176.0
Long-term debt                                                        -             -             -               -          116.9
Reclamation and remediation obligations                               -             -             -               -          108.1
Future income and mining taxes                                        -             -             -               -          120.3
Other long-term liabilities                                           -           3.3             -               -           12.8
Redeemable retractable preferred shares                               -             -             -               -            2.6
                                                          -------------     ---------    ----------    ------------      ---------
                                                                      -           3.3             -               -          536.7
                                                          -------------     ---------    ----------    ------------      ---------
NON-CONTROLLING INTEREST                                              -             -             -               -            0.4
                                                          -------------     ---------    ----------    ------------      ---------
CONVERTIBLE PREFERRED SHARES OF SUBSIDIARY COMPANY                    -             -             -               -           13.3
                                                          -------------     ---------    ----------    ------------      ---------
COMMON SHAREHOLDERS' EQUITY
Common share capital and common share purchase warrants               -             -             -               -        2,541.4
Contributed surplus                                                   -             -             -            (2.5)          14.9
Accumulated deficit                                                40.8             -         (40.2)            2.5       (1,296.5)
Cumulative translation adjustments                                    -             -             -               -              -
Other comprehensive income (loss)                                     -          (3.3)            -               -            1.1
                                                          -------------     ---------    ----------    ------------      ---------
                                                                   40.8          (3.3)        (40.2)              -        1,260.9
                                                          -------------     ---------    ----------    ------------      ---------
                                                                 $ 40.8           $ -       $ (40.2)            $ -      $ 1,811.3
                                                          =============     =========    ==========     ===========      =========

                                     F-A77

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)                      ELIMINATION        PROPERTY,
FOR THE YEAR ENDED DECEMBER 31, 2005                                                 OF EFFECTS OF        PLANT AND
                                                                                       RECOGNIZING      EQUIPMENT &
                                                                                        THE EQUITY     AMORTIZATION      REVERSAL OF
                                                                                      COMPONENT OF      DIFFERENCES         1991 AND
                                                                            UNDER      CONVERTIBLE    FROM APPLYING     2003 DEFICIT
                                                                         CDN GAAP       DEBENTURES         SFAS 121     ELIMINATIONS
                                                                  ---------------  ---------------  ---------------  ---------------
                                                                                               (A)              (B)              (C)
REVENUE
  Metal sales                                                      $       725.5    $           -    $           -    $           -

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion, depreciation, depletion
    and amortization)                                                      448.1                -                -                -
  Accretion and reclamation expenses                                        56.0                -                -                -
  Depreciation, depletion and amortization                                 167.7                -             (3.3)               -
                                                                  ---------------  ---------------  ---------------  ---------------
                                                                            53.7                -              3.3                -
  Other operating expenses                                                  14.3                -                -                -
  Exploration and business development                                      26.6                -                -                -
  General and administrative                                                45.3                -                -                -
  Impariment charges:
    Goodwill                                                                 8.7                -                -                -
    Property, plant and equipment                                          171.9                -            (21.1)               -
    Investments                                                              4.1                -                -                -
  Gain on disposal of assets                                                (6.0)               -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                                            (211.2)               -             24.4                -
                                                                  ---------------  ---------------  ---------------  ---------------
  Other income (expense) - net                                             (17.0)               -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                                         (228.2)               -             24.4                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes expense                                           12.9                                 -                -
  Non-controlling interest                                                   0.1                -                -                -
  Dividends on convertible preferred shares of subsidiary
    company                                                                 (0.8)                                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $      (216.0)   $           -    $        24.4    $           -
                                                                  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted                                                $       (0.63)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (millions)
  Basic and diluted                                                        345.2

-------------------------------------------------------           ------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 2004
                                                                                               (A)              (B)              (C)
REVENUE
  Metal sales                                                      $       666.8    $           -    $           -    $           -

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion, depreciation, depletion
    and amortization)                                                      402.4                -                -                -
  Accretion and reclamation expenses                                        21.4                -                -                -
  Depreciation, depletion and amortization                                 170.1                -             (3.8)               -
                                                                  ---------------  ---------------  ---------------  ---------------
                                                                            72.9                -              3.8                -
  Other operating expenses                                                  25.8
  Exploration and business development                                      20.4                -                -                -
  General and administrative                                                36.4                -                -                -
  Impariment charges:
    Goodwill                                                                12.4                -                -                -
    Property, plant and equipment                                           46.1                -                -                -
    Investments                                                              1.4                -                -                -
  Gain on disposal of assets                                                (1.7)               -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                                             (67.9)               -              3.8                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Other income (expense) - net                                              (6.2)               -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                                          (74.1)               -              3.8                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes recovery (expense)                                11.5                -                -                -
  Non-controlling interest                                                   0.3                -                -                -
  Dividends on convertible preferred shares of subsidiary
    company                                                                 (0.8)               -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $       (63.1)   $           -    $         3.8    $           -
                                                                  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted                                                $       (0.18)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (millions)
  Basic and diluted                                                        346.0

                                     F-A78

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
For the year ended December 31, 2005                                     GAINS ON                                          RECLASSI-
                                                                       MARKETABLE                                        FICATION OF
                                                                    SECURTIES AND                              FLOW       CUMULATIVE
                                                                        LONG-TERM        EFFECT OF          THROUGH      TRANSLATION
                                                                      INVESTMENTS         SFAS 133           SHARES      ADJUSTMENTS
                                                                  ---------------  ---------------  ---------------  ---------------
                                                                              (D)              (E)              (F)              (H)
REVENUE
  Metal sales                                                      $           -    $         4.7    $           -    $           -

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion, depreciation,
    depletion and amortization)                                                -                -                -                -
  Accretion and reclamation expenses                                           -                -                -                -
  Depreciation, depletion and amortization                                     -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
                                                                               -              4.7                -                -
  Other operating expenses                                                     -                -                -                -
  Exploration and business development                                         -                -                -                -
  General and administrative                                                   -                -                -                -
  Impariment charges:
    Goodwill                                                                   -                -                -                -
    Property, plant and equipment                                              -                -                -                -
    Investments                                                                -                -                -                -
  Gain on disposal of assets                                                   -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                                                 -              4.7                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Other income (expense) - net                                                 -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                                              -              4.7                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes expense                                              -                -                -                -
  Non-controlling interest                                                     -                -                -                -
  Dividends on convertible preferred shares of subsidiary
    company                                                                    -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $           -    $         4.7    $           -    $           -
                                                                  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (millions)
  Basic and diluted

------------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 2004
                                                                              (D)              (E)              (F)              (H)
REVENUE
  Metal sales                                                      $           -    $        17.5    $           -    $           -

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion, depreciation,
    depletion and amortization)                                                -                -                -                -
  Accretion and reclamation expenses                                           -                -                -                -
  Depreciation, depletion and amortization                                     -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
                                                                               -             17.5                -                -
  Other operating expenses
  Exploration and business development                                         -                -                -                -
  General and administrative                                                   -                -                -                -
  Impariment charges:
    Goodwill                                                                   -                -                -                -
    Property, plant and equipment                                              -                -                -                -
    Investments                                                                -                -                -                -
  Gain on disposal of assets                                                   -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                                                 -             17.5                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Other income (expense) - net                                                 -             (1.4)               -                -
                                                                  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                                              -             16.1                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes recovery (expense)                                   -                -                -                -
  Non-controlling interest                                                     -                -                -                -
  Dividends on convertible preferred shares of subsidiary
    company                                                                    -                -                -                -
                                                                  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $           -    $        16.1    $           -    $           -
                                                                  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (millions)
  Basic and diluted

                                     F-A79

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
For the year ended December 31, 2005

                                                                      RESTATEMENT
                                                                        TO EQUITY
                                                                      ACCOUNT FOR
                                                                       INVESTMENT
                                                    TO ADJUST TO               IN        EFFECT OF         GOODWILL            UNDER
                                                    EQUITY BASIS         ECHO BAY         SFAS 143       IMPAIRMENT        U.S. GAAP
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
                                                             (I)              (D)              (J)              (D)
Revenue
  Metal sales                                     $           -    $           -    $           -    $           -    $       730.2

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion,
    depreciation, depletion and amortization)                 -                -                -                -            448.1
  Accretion and reclamation expenses                          -                -                -                -             56.0
  Depreciation, depletion and amortization                    -                -                -                -            164.4
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
                                                              -                -                -                -             61.7
  Other operating expenses                                    -                -                -                -             14.3
  Exploration and business development                        -                -                -                -             26.6
  General and administrative                                  -                -                -                -             45.3
  Impariment charges:
    Goodwill                                                  -                -                -                -              8.7
    Property, plant and equipment                             -                -                -                -            150.8
    Investments                                               -                -                -                -              4.1
  Gain on disposal of assets                                  -                -                -                -             (6.0)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                                -                -                -                -           (182.1)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

  Other income (expense) - net                                -                -                -                -            (17.0)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                             -                -                -                -           (199.1)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes expense                             -                -                -                -             12.9
  Non-controlling interest                                    -                -                -                -              0.1
  Dividends on convertible preferred shares of
    subsidiary company                                        -                -                -                -             (0.8)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS      $           -    $           -    $           -    $           -    $      (186.9)
                                                 ===============  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted                                                                                                   $       (0.54)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (millions)
  Basic and diluted                                                                                                           345.2

------------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 2004
                                                             (I)              (D)              (J)              (D)
REVENUE
  Metal sales                                     $           -    $           -    $           -    $           -    $       684.3

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion,
    depreciation, depletion and amortization)                 -                -                -                -            402.4
  Accretion and reclamation expenses                          -                -                -                -             21.4
  Depreciation, depletion and amortization                    -                -                -                -            166.3
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
                                                              -                -                -                -             94.2
  Other operating expenses                                                                                                     25.8
  Exploration and business development                        -                -                -                -             20.4
  General and administrative                                  -                -                -                -             36.4
  Impariment charges:
    Goodwill                                                  -                -                -                -             12.4
    Property, plant and equipment                             -                -                -                -             46.1
    Investments                                               -                -                -                -              1.4
  Gain on disposal of assets                                  -                -                -                -             (1.7)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                                -                -                -                -            (46.6)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

  Other income (expense) - net                                -                -                -                -             (7.6)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                             -                -                -                -            (54.2)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes recovery (expense)                  -                -                -                -             11.5
  Non-controlling interest                                    -                -                -                -              0.3
  Dividends on convertible preferred shares of
    subsidiary company                                        -                -                -                -             (0.8)
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS      $           -    $           -    $           -    $           -    $       (43.2)
                                                 ===============  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted                                                                                                   $       (0.12)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (millions)
  Basic and diluted                                                                                                           346.0

                                     F-A80

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
For the year ended December 31, 2003

                                                                      RECOGNITION      ELIMINATION         PROPERTY
                                                                      OF DEFERRED    OF EFFECTS OF        PLANT AND
                                                                         EXCHANGE      RECOGNITION      EQUIPMENT &
                                                                        GAINS AND        OF EQUITY     AMORTIZATION      REVERSAL OF
                                                           UNDER        LOSSES ON        COMPONENT      DIFFERENCES         1991 AND
                                                             CDN      CONVERTIBLE   OF CONVERTIBLE    FROM APPLYING     2003 DEFICIT
                                                            GAAP       DEBENTURES       DEBENTURES         SFAS 121     ELIMINATIONS
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
                                                                              (A)              (A)              (B)              (C)
REVENUE
  Metal sales                                     $       571.9    $           -    $           -    $           -    $           -

OPERATING COSTS AND EXPENSES
  Cost of sales (excludes accretion,
    depreciation, depletion amortization)                 362.0                -                -                -                -
  Accretion and reclamation expenses                        9.0                -                -                -                -
  Depreciation, depletion and amortization                172.7                -                -             (6.3)               -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
                                                           28.2                -                -              6.3                -
  Other operating expenses                                 16.5                -                -                -                -
  Exploration and business development                     24.3                -                -                -                -
  General and administrative                               25.0                -                -                -                -
  Impariment charges:
    Goodwill                                              394.4                -                -                -                -
    Property, plant and equipment                          15.2                -                -                -                -
    Investments                                             1.9                -                -                -                -
  Gain on disposal of assets                              (29.5)               -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
OPERATING LOSS                                           (419.6)               -                -              6.3                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

  Other income (expense) - net                            (49.5)            (3.3)            18.8                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
LOSS BEFORE TAXES AND OTHER ITEMS                        (469.1)            (3.3)            18.8              6.3                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

  Income and mining taxes recovery (expense)               (4.1)               -                -                -                -
  Non-controlling interest                                 (0.2)               -                -                -                -
  Share in income of investee companies                       -                -                -                -                -
  Dividends on convertible preferred shares of
    subsidiary company                                     (0.8)               -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

NET LOSS BEFORE CUMULATIVE EFFECT OF
A CHANGE IN ACCOUNTING PRINCIPLE                         (474.2)            (3.3)            18.8              6.3                -

  Cumulative effect of a change in accounting
    principle                                                 -                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

NET LOSS                                                 (474.2)            (3.3)            18.8              6.3                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

ATTRIBUTABLE TO COMMON SHAREHOLDERS:
  Net loss                                               (474.2)            (3.3)            18.8              6.3                -
  Gain on redemption of equity component of
    convertible debentures                                 32.0                -            (32.0)               -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS      $      (442.2)   $        (3.3)   $       (13.2)   $         6.3    $           -
                                                 ===============  ===============  ===============  ===============  ===============

LOSS PER SHARE
  Basic and diluted                               $       (1.43)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (millions)
  Basic and diluted                                       308.6

------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
FOR THE YEAR ENDED DECEMBER 31, 2005                                          (A)              (A)              (B)              (C)

NET INFLOW (OUTFLOW) OF CASH RELATED TO THE
FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                          $      (216.0)   $           -    $           -      $ 24.4        $ -
Items not affecting cash:
  Depreciation, depletion and amortization                167.7                -                -             (3.3)               -
  Impairment charges                                      184.7                -                -            (21.1)               -
  Gain on disposal of assets                               (6.0)               -                -                -                -
  Future income and mining taxes                          (15.0)               -                -                -                -
  Deferred revenue realized                                   -                -                -                -                -
  Stock-based compensation expense                          3.1                -                -                -                -
  Unrealized foreign exchange losses and other              1.8                -                -                -                -
  Changes in operating assets and liabilities:
    Accounts receivable and other assets                    2.7                -                -                -                -
    Inventories                                            (9.9)               -                -                -                -
    Accounts payable and accrued liabilities               20.6                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES              133.7                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
INVESTING:
  Additions to property, plant and equipment             (142.4)               -                -                -                -
  Business acquisitions, net of cash acquired                 -                -                -                -                -
  Proceeds on sale of marketable securities                 0.6                -                -                -                -
  Proceeds on sale of long-term investments and
    other assets                                           19.8                -                -                -                -
  Additions to long-term investment and other
    assets                                                (16.9)               -                -                -                -
  Proceeds from the sale of property, plant
    and equipment                                          10.4                -                -                -                -
  Disposal of short-term investments                        7.3                -                -                -                -
  Decrease in restricted cash                               0.1                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
CASH FLOW USED IN INVESTING ACTIVITIES                   (121.1)               -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
FINANCING:
  Issurance of common shares                                1.9                -                -                -                -
  Debt issue costs                                         (0.5)               -                -                -                -
  Proceeds from issuance of debt                           50.5                -                -                -                -
  Repayment of debt                                       (16.2)               -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES               35.7                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                     1.4                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
INCREASE IN CASH AND CASH EQUIVALENTS                      49.7                -                -                -                -
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR               47.9                -                -                -                -
                                                 ---------------  ---------------  ---------------  ---------------  ---------------
CASH AND CASH EQUIVALENTS, END OF YEAR            $        97.6    $           -    $           -    $           -    $           -
                                                 ===============  ===============  ===============  ===============  ===============

                                     F-A81

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
FOR THE YEAR ENDED DECEMBER 31, 2003                                      GAINS                            RECLASSI-
                                                                  ON MARKETABLE                          FICATION OF
                                                                      SECURTIES                  FLOW     CUMULATIVE
                                                                  AND LONG-TERM   EFFECT OF   THROUGH    TRANSLATION   TO ADJUST TO
                                                                    INVESTMENTS    SFAS 133    SHARES    ADJUSTMENTS   EQUITY BASIS
                                                                  -------------  ----------   -------    -----------   ------------
                                                                             (D)         (E)       (F)            (H)            (I)
REVENUE
Metal sales                                                        $          -   $    (2.8)  $     -    $         -   $       (6.0)

OPERATING COSTS AND EXPENSES
Cost of sales (excludes accretion, depreciation, depletion
  and amortization)                                                           -           -         -              -           (2.9)
Accretion and reclamation expenses                                            -           -         -              -              -
Depreciation, depletion and amortization                                      -           -         -              -           (1.2)
                                                                  -------------  ----------   -------    -----------   ------------
                                                                              -        (2.8)        -              -           (1.9)
Other operating expenses                                                      -           -         -              -              -
Exploration and business development                                          -           -         -              -           (0.1)
General and administrative                                                    -           -         -              -              -
Impariment charges:
Goodwill                                                                      -           -         -              -              -
Property, plant and equipment                                                 -           -         -              -              -
Investments                                                                   -           -         -              -              -
Gain on disposal of assets                                                    -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
OPERATING LOSS                                                                -        (2.8)        -              -           (1.8)
                                                                  -------------  ----------   -------    -----------   ------------

Other income (expense) - net                                                  -         2.1         -              -            0.3
                                                                  -------------  ----------   -------    -----------   ------------
LOSS BEFORE TAXES AND OTHER ITEMS                                             -        (0.7)        -              -           (1.5)
                                                                  -------------  ----------   -------    -----------   ------------

Income and mining taxes recovery (expense)                                    -           -         -              -            0.4
Non-controlling interest                                                      -           -         -              -              -
Share in income of investee companies                                         -           -         -              -            1.1
Dividends on convertible preferred shares of subsidiary company               -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------

NET LOSS BEFORE CUMULATIVE EFFECT OF
A CHANGE IN ACCOUNTING PRINCIPLE                                              -        (0.7)        -              -              -

Cumulative effect of a change in accounting principle                         -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------

NET LOSS                                                                      -        (0.7)        -              -              -
                                                                  -------------  ----------   -------    -----------   ------------

ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Net loss                                                                      -        (0.7)        -              -              -
Gain on redemption of equity component of convertible debentures              -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                      $           -  $     (0.7)  $     -    $         -   $          -
                                                                  =============  ==========   =======    ===========   ============
LOSS PER SHARE
Basic and diluted
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (millions)
Basic and diluted
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
FOR THE YEAR ENDED DECEMBER 31, 2005                                         (D)         (E)       (F)            (H)            (I)

(D) (J) (D)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                                          $           -   $     4.7   $     -    $         -   $          -
Items not affecting cash:
Depreciation, depletion and amortization                                      -           -         -              -              -
Impairment charges                                                            -           -         -              -              -
Gain on disposal of assets                                                    -           -         -              -              -
Future income and mining taxes                                                -           -         -              -              -
Deferred revenue realized                                                     -        (4.7)        -              -              -
Stock-based compensation expense                                              -           -         -              -              -
    Unrealized foreign exchange losses and other                              -           -         -              -              -
Changes in operating assets and liabilities:
Accounts receivable and other assets                                          -           -         -              -              -
Inventories                                                                   -           -         -              -              -
Accounts payable and accrued liabilities                                      -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                  -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
INVESTING:
Additions to property, plant and equipment                                    -           -         -              -              -
Business acquisitions, net of cash acquired                                   -           -         -              -              -
Proceeds on sale of marketable securities                                     -           -         -              -              -
Proceeds on sale of long-term investments and other assets                    -           -         -              -              -
Additions to long-term investment and other assets                            -           -         -              -              -
Proceeds from the sale of property, plant and equipment                       -           -         -              -              -
Disposal of short-term investments                                            -           -         -              -              -
Decrease in restricted cash                                                   -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
CASH FLOW USED IN INVESTING ACTIVITIES                                        -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
FINANCING:
Issurance of common shares                                                    -           -         -              -              -
Debt issue costs                                                              -           -         -              -              -
Proceeds from issuance of debt                                                -           -         -              -              -
Repayment of debt                                                             -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                  -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                       -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
INCREASE IN CASH AND CASH EQUIVALENTS                                         -           -         -              -              -
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                  -           -         -              -              -
                                                                  -------------  ----------   -------    -----------   ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                            $           -   $       -   $     -    $         -   $          -
                                                                  =============  ==========   =======    ===========   ============


                                     F-A82

                                                                     RESTATEMENT
                                                                       TO EQUITY
                                                                     ACCOUNT FOR
                                                                   INVESTMENT IN   EFFECT OF     GOODWILL       UNDER
                                                                        ECHO BAY    SFAS 143   IMPAIRMENT   U.S. GAAP
                                                                   -------------   ---------   ----------   ---------
                                                                              (D)         (J)          (D)
REVENUE
Metal sales                                                        $           -    $      -   $        -   $   563.1

OPERATING COSTS AND EXPENSES
Cost of sales (excludes accretion, depreciation, depletion                     -           -            -       359.1
 and amortization)
Accretion and reclamation expenses                                             -           -            -         9.0
Depreciation, depletion and amortization                                       -           -            -       165.2
                                                                   -------------   ---------   ----------   ---------
                                                                               -           -            -        29.8
Other operating expenses                                                       -           -            -        16.5
Exploration and business development                                           -           -            -        24.2
General and administrative                                                     -           -            -        25.0
Impariment charges:
Goodwill                                                                       -           -         40.2       434.6
Property, plant and equipment                                                  -           -            -        15.2
Investments                                                                    -           -            -         1.9
Gain on disposal of assets                                                     -           -            -       (29.5)
                                                                   -------------   ---------   ----------   ---------
OPERATING LOSS                                                                 -           -        (40.2)     (458.1)
                                                                   -------------   ---------   ----------   ---------

Other income (expense) - net                                                   -           -            -       (31.6)
                                                                   -------------   ---------   ----------   ---------
LOSS BEFORE TAXES AND OTHER ITEMS                                              -           -        (40.2)     (489.7)
                                                                   -------------   ---------   ----------   ---------

Income and mining taxes recovery (expense)                                     -           -            -        (3.7)
Non-controlling interest                                                       -           -            -        (0.2)
Share in income of investee companies                                       (1.0)          -            -         0.1
Dividends on convertible preferred shares of subsidiary
  company                                                                      -           -            -        (0.8)
                                                                   -------------   ---------   ----------   ---------

NET LOSS BEFORE CUMULATIVE EFFECT OF
A CHANGE IN ACCOUNTING PRINCIPLE                                            (1.0)          -        (40.2)     (494.3)

Cumulative effect of a change in accounting principle                          -       (11.6)           -       (11.6)
                                                                   -------------   ---------   ----------   ---------

NET LOSS                                                                    (1.0)      (11.6)       (40.2)     (505.9)
                                                                   -------------   ---------   ----------   ---------

ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Net loss                                                                    (1.0)      (11.6)       (40.2)     (505.9)
Gain on redemption of equity component of convertible
  debentures                                                                   -           -            -           -
                                                                   -------------   ---------   ----------   ---------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS
                                                                   $        (1.0)  $   (11.6)  $    (40.2)  $  (505.9)
LOSS PER SHARE                                                     =============   =========   ==========   =========
Basic and diluted
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (millions)
Basic and diluted
----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)                                                                         308.6
FOR THE YEAR ENDED DECEMBER 31, 2005                               -------------   ---------   ----------   ---------

(D) (J) (D)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING
  ACTIVITIES:                                                      $           -    $      -    $       -   $  (186.9)
OPERATING:
Net loss                                                                       -           -            -       164.4
Items not affecting cash:                                                      -           -            -       163.6
Depreciation, depletion and amortization                                       -           -            -        (6.0)
Impairment charges                                                             -           -            -       (15.0)
Gain on disposal of assets                                                     -           -            -        (4.7)
Future income and mining taxes                                                 -           -            -         3.1
Deferred revenue realized                                                      -           -            -         1.8
Stock-based compensation expense
    Unrealized foreign exchange losses and other                               -           -            -         2.7
Changes in operating assets and liabilities:                                   -           -            -        (9.9)
Accounts receivable and other assets                                           -           -            -        20.6
Inventories                                                        -------------   ---------   ----------   ---------
Accounts payable and accrued liabilities                                       -           -            -       133.7
                                                                   -------------   ---------   ----------   ---------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES
                                                                               -           -            -      (142.4)
INVESTING:                                                                     -           -            -           -
Additions to property, plant and equipment                                     -           -            -         0.6
Business acquisitions, net of cash acquired                                    -           -            -        19.8
Proceeds on sale of marketable securities                                      -           -            -       (16.9)
Proceeds on sale of long-term investments and other assets                     -           -            -        10.4
Additions to long-term investment and other assets                             -           -            -         7.3
Proceeds from the sale of property, plant and equipment                        -           -            -         0.1
Disposal of short-term investments                                 -------------   ---------   ----------   ---------
Decrease in restricted cash                                                    -           -            -      (121.1)
                                                                   -------------   ---------   ----------   ---------
CASH FLOW USED IN INVESTING ACTIVITIES
                                                                               -           -            -         1.9
FINANCING:                                                                     -           -            -        (0.5)
Issurance of common shares                                                     -           -            -        50.5
Debt issue costs                                                               -           -            -       (16.2)
Proceeds from issuance of debt                                     -------------   ---------   ----------   ---------
Repayment of debt                                                              -           -            -        35.7
                                                                   -------------   ---------   ----------   ---------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                   -           -            -         1.4
                                                                   -------------   ---------   ----------   ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        -           -            -        49.7
                                                                               -           -            -        47.9
INCREASE IN CASH AND CASH EQUIVALENTS                              -------------   ---------   ----------   ---------
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                       $           -   $       -   $        -   $    97.6
                                                                   =============   =========   ==========   =========
CASH AND CASH EQUIVALENTS, END OF YEAR

                                     F-A83

CONSOLIDATED STATEMENTS OF CASH FLOWS                                                    ELIMINATION      PROPERTY,
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)                                  RECOGNITION   OF EFFECTS OF      PLANT AND
FOR THE YEAR ENDED DECEMBER 31, 2004                                     OF DEFERRED     RECOGNITION    EQUIPMENT &
                                                                            EXCHANGE       OF EQUITY   AMORTIZATION   REVERSAL OF
                                                               UNDER    GAINS/LOSSES       COMPONENT    DIFFERENCES      1991 AND
                                                                 CDN  ON CONVERTIBLE  OF CONVERTIBLE  FROM APPLYING  2003 DEFICIT
                                                                GAAP      DEBENTURES      DEBENTURES       SFAS 121  ELIMINATIONS
                                                             -------  --------------  --------------  -------------  ------------
                                                                                  (A)             (A)            (B)           (C)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING
  ACTIVITIES:
OPERATING:
Net loss                                                     $ (63.1) $            -   $           -  $         3.8   $         -
Items not affecting cash:
Depreciation, depletion and amortization                       170.1               -               -           (3.8)            -
Impairment charges                                              59.9               -               -              -             -
Gain on disposal of assets                                      (1.7)              -               -              -             -
Future income and mining taxes                                 (29.3)              -               -              -             -
Deferred revenue realized                                       (6.3)              -               -              -             -
Stock-based compensation                                         1.8               -               -              -             -
Unrealized foreign exchange losses and other                     1.3               -               -              -             -
Changes in operating assets and liabilities
Accounts receivable and other assets                             4.2               -               -              -             -
Inventories                                                    (19.3)              -               -              -             -
Accounts payable and accrued liabilities                        43.6               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                   161.2               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
INVESTING:
Additions to property, plant and equipment                    (169.5)              -               -              -             -
Business acquisitions, net of cash acquired                   (261.2)              -               -              -             -
Proceeds on sale of marketable securities                        0.7               -               -              -             -
Proceeds on sale of long-term investments and other assets      14.6               -               -              -             -
Additions to long-term investments and other assets            (26.4)              -               -              -             -
Proceeds from the sale of property, plant and equipment          1.5               -               -              -             -
Additions to short-term investments                             (5.7)              -               -              -             -
Decrease in restricted cash                                      3.7               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH FLOW USED IN INVESTING ACTIVITIES                        (442.3)              -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
FINANCING:
Repurchase of common shares                                    (11.8)              -               -              -             -
Issuance of common shares                                        3.1               -               -              -             -
Debt issue costs                                                (1.4)              -               -              -             -
Proceeds from issuance of debt                                 119.5               -               -              -             -
Repayment of debt                                              (26.8)              -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                    82.6               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                          0.6               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
INCREASE IN CASH AND CASH EQUIVALENTS                         (197.9)              -               -              -             -
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 245.8               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                     $  47.9  $            -  $            -  $           -  $          -
                                                             =======  ==============  ==============  =============  ============
---------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31, 2003                                              (A)             (A)            (B)           (C)

NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING
  ACTIVITIES:
OPERATING:
Net loss                                                     $(474.2) $         (3.3)  $        18.8  $         6.3  $          -
Items not affecting cash:
Depreciation, depletion and amortization                       172.7               -               -           (6.3)            -
Impairment charges                                             411.5               -               -              -             -
Gain on disposal of assets                                     (29.5)              -               -              -             -
Future income and mining taxes                                 (12.7)              -               -              -             -
Deferred revenue realized                                       (2.3)              -               -              -             -
Cumulative effect of a change in accounting principle              -               -               -              -             -
Unrealized foreign exchange losses and other                    60.4             3.3           (16.5)             -             -
Changes in operating assets and liabilities
Accounts receivable                                             (1.7)              -               -              -             -
Inventories                                                    (11.3)              -               -              -             -
Accounts payable and accrued liabilities                       (29.9)              -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                    83.0               -             2.3              -             -
                                                             -------  --------------  --------------  -------------  ------------
INVESTING:
Additions to property, plant and equipment                     (73.4)              -               -              -             -
Business acquisitions, net of cash acquired                    (81.9)              -               -              -             -
Proceeds on sale of marketable securities                        4.6               -               -              -             -
Proceeds on sale of long-term investments and other assets      63.3               -               -              -             -
Additions to long-term investments and other assets             (6.1)              -               -              -             -
Proceeds from the sale of property, plant and equipment          5.9               -               -              -             -
Decrease in restricted cash                                     37.5               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH FLOW USED IN INVESTING ACTIVITIES                         (50.1)              -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
FINANCING:
Issuance of common shares                                      187.9               -               -              -             -
Redemption of convertible depentures                          (144.8)              -               -              -             -
Acquisition of convertible preferred shares of subsidiary
  company                                                       (0.3)              -               -              -             -
Reduction of debt component of convertible debentures            2.3               -            (2.3)             -             -
Repayment of debt                                              (10.5)              -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                    34.6               -            (2.3)             -             -
                                                             -------  --------------  --------------  -------------  ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                          7.7               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
INCREASE IN CASH AND CASH EQUIVALENTS                           75.2               -               -              -             -
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                   170.6               -               -              -             -
                                                             -------  --------------  --------------  -------------  ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                       $ 245.8  $            -  $            -  $           -  $          -
                                                             =======  ==============  ==============  =============  ============

                                     F-A84

CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
FOR THE YEAR ENDED DECEMBER 31, 2004                                     GAINS ON                          RECLASSI-
                                                                       MARKETABLE                        FICATION OF
                                                                    SECURTIES AND                 FLOW    CUMULATIVE
                                                                        LONG-TERM   FFECT OF   THROUGH   TRANSLATION    TO ADJUST TO
                                                                      INVESTMENTS   SFAS 133    SHARES   ADJUSTMENTS    EQUITY BASIS
                                                                    -------------   --------   -------   -----------   -------------
                                                                               (D)        (E)       (F)           (H)            (I)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                                            $           -   $   16.1   $     -   $         -   $          -
Items not affecting cash:
Depreciation, depletion and amortization                                        -          -         -             -              -
Impairment charges                                                              -          -         -             -              -
Gain on disposal of assets                                                      -          -         -             -              -
Future income and mining taxes                                                  -          -         -             -              -
Deferred revenue realized                                                       -        6.9         -             -              -
Stock-based compensation                                                        -          -         -             -              -
Unrealized foreign exchange losses and other                                    -       (0.3)        -             -              -
Changes in operating assets and liabilities
Accounts receivable and other assets                                            -          -         -             -              -
Inventories                                                                     -          -         -             -              -
Accounts payable and accrued liabilities                                        -      (22.7)        -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                    -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
INVESTING:
Additions to property, plant and equipment                                      -          -         -             -              -
Business acquisitions, net of cash acquired                                     -          -         -             -              -
Proceeds on sale of marketable securities                                       -          -         -             -              -
Proceeds on sale of long-term investments and other assets                      -          -         -             -              -
Additions to long-term investments and other assets                             -          -         -             -              -
Proceeds from the sale of property, plant and equipment                         -          -         -             -              -
Additions to short-term investments                                             -          -         -             -              -
Decrease in restricted cash                                                     -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH FLOW USED IN INVESTING ACTIVITIES                                          -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
FINANCING:
Repurchase of common shares                                                     -          -         -             -              -
Issuance of common shares                                                       -          -         -             -              -
Debt issue costs                                                                -          -         -             -              -
Proceeds from issuance of debt                                                  -          -         -             -              -
Repayment of debt                                                               -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                    -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                         -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
INCREASE IN CASH AND CASH EQUIVALENTS                                           -          -         -             -              -
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $           -   $      -   $     -   $         -   $          -
                                                                    =============   ========   =======   ===========   =============
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
FOR THE YEAR ENDED DECEMBER 31, 2003                                           (D)        (E)       (F)           (H)            (I)

(D) (J) (D)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                                            $           -   $   (0.7)  $     -   $         -   $          -
Items not affecting cash:
Depreciation, depletion and amortization                                        -          -         -             -           (1.2)
Impairment charges                                                              -          -         -             -              -
Gain on disposal of assets                                                      -          -         -             -              -
Future income and mining taxes                                                  -          -         -             -              -
Deferred revenue realized                                                       -        2.2         -             -              -
Cumulative effect of a change in accounting principle                           -          -         -             -              -
Unrealized foreign exchange losses and other                                    -       (3.2)        -             -           (1.1)
Changes in operating assets and liabilities
Accounts receivable                                                             -          -         -             -              -
Inventories                                                                     -          -         -             -              -
Accounts payable and accrued liabilities                                        -        1.7         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                    -          -         -             -           (2.3)
                                                                    -------------   --------   -------   -----------   -------------
INVESTING:
Additions to property, plant and equipment                                      -          -         -             -              -
Business acquisitions, net of cash acquired                                     -          -         -             -              -
Proceeds on sale of marketable securities                                       -          -         -             -              -
Proceeds on sale of long-term investments and other assets                      -          -         -             -              -
Additions to long-term investments and other assets                             -          -         -             -           31.7
Proceeds from the sale of property, plant and equipment                         -          -         -             -              -
Decrease in restricted cash                                                     -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH FLOW USED IN INVESTING ACTIVITIES                                          -          -         -             -           31.7
                                                                    -------------   --------   -------   -----------   -------------
FINANCING:
Issuance of common shares                                                       -          -         -             -              -
Redemption of convertible depentures                                            -          -         -             -              -
Acquisition of convertible preferred shares of subsidiary company               -          -         -             -              -
Reduction of debt component of convertible debentures                           -          -         -             -              -
Repayment of debt                                                               -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                    -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                         -          -         -             -              -
                                                                    -------------   --------   -------   -----------   -------------
INCREASE IN CASH AND CASH EQUIVALENTS                                           -          -         -             -           29.4
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                    -          -         -             -          (29.4)
                                                                    -------------   --------   -------   -----------   -------------
CASH AND CASH EQUIVALENTS, END OF YEAR                              $           -   $      -   $     -   $         -   $          -
                                                                    =============   ========   =======   ===========   =============

                                     F-A85

CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)                                 RESTATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2004                                      TO EQUITY
                                                                        ACCOUNT FOR
                                                                      INVESTMENT IN   EFFECT OF       GOODWILL        UNDER
                                                                           ECHO BAY    SFAS 143     IMPAIRMENT    U.S. GAAP
                                                                      -------------   ---------    -----------   ----------
                                                                                 (D)         (J)            (D)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                                              $           -   $       -    $         -   $    (43.2)
Items not affecting cash:
Depreciation, depletion and amortization                                          -           -              -        166.3
Impairment charges                                                                -           -              -         59.9
Gain on disposal of assets                                                        -           -              -         (1.7)
Future income and mining taxes                                                    -           -              -        (29.3)
Deferred revenue realized                                                         -           -              -          0.6
Stock-based compensation                                                          -           -              -          1.8
Unrealized foreign exchange losses and other                                      -           -              -          1.0
Changes in operating assets and liabilities
Accounts receivable and other assets                                              -           -              -          4.2
Inventories                                                                       -           -              -        (19.3)
Accounts payable and accrued liabilities                                          -           -              -         20.9
                                                                      -------------   ---------    -----------   ----------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                      -           -              -        161.2
                                                                      -------------   ---------    -----------   ----------
INVESTING:
Additions to property, plant and equipment                                        -           -              -       (169.5)
Business acquisitions, net of cash acquired                                       -           -              -       (261.2)
Proceeds on sale of marketable securities                                         -           -              -          0.7
Proceeds on sale of long-term investments and other assets                        -           -              -         14.6
Additions to long-term investments and other assets                               -           -              -        (26.4)
Proceeds from the sale of property, plant and equipment                           -           -              -          1.5
Additions to short-term investments                                               -           -              -         (5.7)
Decrease in restricted cash                                                       -           -              -          3.7
                                                                      -------------   ---------    -----------   ----------
CASH FLOW USED IN INVESTING ACTIVITIES                                            -           -              -       (442.3)
                                                                      -------------   ---------    -----------   ----------
FINANCING:
Repurchase of common shares                                                       -           -              -        (11.8)
Issuance of common shares                                                         -           -              -          3.1
Debt issue costs                                                                  -           -              -         (1.4)
Proceeds from issuance of debt                                                    -           -              -        119.5
Repayment of debt                                                                 -           -              -        (26.8)
                                                                      -------------   ---------    -----------   ----------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                      -           -              -         82.6
                                                                      -------------   ---------    -----------   ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                           -           -              -          0.6
                                                                      -------------   ---------    -----------   ----------
INCREASE IN CASH AND CASH EQUIVALENTS                                             -           -              -       (197.9)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    -           -              -        245.8
                                                                      -------------   ---------    -----------   ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              $           -   $       -    $         -   $     47.9
                                                                      ==============  ==========   ============  ===========
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN MILLIONS OF U.S. DOLLARS)
FOR THE YEAR ENDED DECEMBER 31, 2003

(D) (J) (D)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:
OPERATING:
Net loss                                                              $        (1.0)  $   (11.6)   $     (40.2)  $   (505.9)
Items not affecting cash:
Depreciation, depletion and amortization                                          -           -              -        165.2
Impairment charges                                                                -           -           40.2        451.7
Gain on disposal of assets                                                        -           -              -        (29.5)
Future income and mining taxes                                                    -           -              -        (12.7)
Deferred revenue realized                                                         -           -              -         (0.1)
Cumulative effect of a change in accounting principle                             -        11.6              -         11.6
Unrealized foreign exchange losses and other                                    1.0           -              -         43.9
Changes in operating assets and liabilities
Accounts receivable                                                               -           -              -         (1.7)
Inventories                                                                       -           -              -        (11.3)
Accounts payable and accrued liabilities                                          -           -              -        (28.2)
                                                                      -------------   ---------    -----------   ----------
CASH FLOW PROVIDED FROM OPERATING ACTIVITIES                                      -           -              -         83.0
                                                                      -------------   ---------    -----------   ----------
INVESTING:
Additions to property, plant and equipment                                        -           -              -        (73.4)
Business acquisitions, net of cash acquired                                       -           -              -        (81.9)
Proceeds on sale of marketable securities                                         -           -              -          4.6
Proceeds on sale of long-term investments and other assets                        -           -              -         63.3
Additions to long-term investments and other assets                               -           -              -         25.6
Proceeds from the sale of property, plant and equipment                           -           -              -          5.9
Decrease in restricted cash                                                       -           -              -         37.5
                                                                      -------------   ---------    -----------   ----------
CASH FLOW USED IN INVESTING ACTIVITIES                                            -           -              -        (18.4)
                                                                      -------------   ---------    -----------   ----------
FINANCING:
Issuance of common shares                                                         -           -              -        187.9
Redemption of convertible depentures                                              -           -              -       (144.8)
Acquisition of convertible preferred shares of subsidiary company                 -           -              -         (0.3)
Reduction of debt component of convertible debentures                             -           -              -            -
Repayment of debt                                                                 -           -              -        (10.5)
                                                                      -------------   ---------    -----------   ----------
CASH FLOW PROVIDED FROM FINANCING ACTIVITIES                                      -           -              -         32.3
                                                                      -------------   ---------    -----------   ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                           -           -              -          7.7
                                                                      -------------   ---------    -----------   ----------
INCREASE IN CASH AND CASH EQUIVALENTS                                             -           -              -        104.6
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      -           -              -        141.2
                                                                      -------------   ---------    -----------   ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                $           -   $       -    $         -   $    245.8
                                                                      =============   =========    ===========   ==========

                                     F-A86

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

The Company's statements of comprehensive loss under U.S. GAAP are as follows:

-------------------------------------------------------------------------------------------------------
                                                                     TWELVE MONTHS ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------------------
                                                                      2005        2004           2003
-------------------------------------------------------------------------------------------------------
Net loss for the period under U.S. GAAP                             $ (186.9)   $ (43.2)   $ (505.9)
-------------------------------------------------------------------------------------------------------
   Change in currency translation adjustments
                                                                           -          -        22.2
-------------------------------------------------------------------------------------------------------
   Change in unrealized gains on marketable securities
-------------------------------------------------------------------------------------------------------
      and long-term investments(d)
                                                                         0.9       (1.6)       (6.4)
-------------------------------------------------------------------------------------------------------
   SFAS 133(e)
                                                                           -       (0.3)       (3.2)
-------------------------------------------------------------------------------------------------------
   Change in minimum pension liability
                                                                        (1.1)      (0.2)       (3.1)
-------------------------------------------------------------------------------------------------------
Comprehensive loss under U.S. GAAP                                  $ (187.1)   $ (45.3)   $ (496.4)
-------------------------------------------------------------------------------------------------------

(a) Under CDN GAAP, the convertible debentures, described in Note 11, were accounted for in accordance with their substance and, as such, were presented in the financial statements in their liability and equity component parts. The Company redeemed these convertible debentures on September 29, 2003. Under U.S. GAAP, the entire principal amount of the convertible debentures plus accrued interest of $146.8 million immediately prior to the redemption was treated as debt with interest expense based on the coupon rate of 5.5%.

In addition, under CDN GAAP, realized and unrealized foreign exchange gains and losses on the debt component of the debentures were recognized in income. For U.S. GAAP, in addition to including these gains and losses in income, realized and unrealized exchange gains and losses related to the portion of the convertible debentures included in equity under CDN GAAP were also included in income. There was no gain or loss on the redemption of the convertible debentures for U.S. GAAP.

Under U.S. GAAP, the reduction of the debt component of convertible debentures is treated as interest expense and as a cash flow from operating activities. Under CDN GAAP, the interest expense is classified as a financing activity.

(b) Under U.S. GAAP, as a result of applying SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and following the adoption of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", property, plant and equipment would be reduced and the accumulated deficit increased by $60.5 million. This difference arose from the requirement to discount future cash flows from impaired property, plant and equipment under U.S. GAAP and from using proven and probable reserves only. At the time of the impairment, future cash flows from impaired property, plant and equipment were not discounted under CDN GAAP. In subsequent periods, the methodology for calculating asset impairment under CDN GAAP was harmonized with U.S. GAAP, requiring the use of discounted cash flows. However, under CDN GAAP, the changed was not made retroactively and, as a result, the difference remained. Under U.S. GAAP, in periods subsequent to the impairment, the lower property, plant and equipment carrying value would have resulted in lower depreciation, depletion and amortization expense. Under U.S. GAAP, during the years ended December 31, 2005, 2004 and 2003, depreciation, depletion and amortization would have been reduced by $3.3 million, $3.8 million and $6.3 million, respectively, to reflect the above. As a result, the net reduction to property, plant and equipment, as at December 31, 2005, would be $21.1 million with an increase to the accumulated deficit of the same amount (December 31, 2004 - $24.4 million). At December 31, 2005 and 2004, the reduced property, plant and equipment related entirely to the Fort Knox mine.

During the fourth quarter of 2005, for CDN GAAP purposes, the Company recorded an impairment charge to property, plant and equipment totaling $171.9 million, of which $141.8 million related to Fort Knox. Due to the mine's carrying value under U.S. GAAP being $21.1 million lower, the impairment charge recorded in 2005 would have been decreased by $21.1 million.

(c) CDN GAAP allows for the elimination of operating deficits by the reduction of stated capital attributable to common shares with a corresponding offset to the accumulated deficit. For CDN GAAP, the Company eliminated operating deficits of $761.4 million and $5.3 million in 2003 and 1991, respectively. These reclassifications are not permitted by U.S. GAAP and would require in each subsequent year a cumulative increase in share capital and a cumulative increase in deficit of $766.7 million.

                                     F-A87

(d) Under CDN GAAP, unrealized gains on long-term investments and marketable securities are not recorded. Under U.S. GAAP, unrealized gains on long-term investments that are classified as securities available-for-sale of $6.5 million and $5.5 million at December 31, 2005 and December 31, 2004, respectively, and marketable securities of $0.1 million at December 31, 2004, are included as a component of comprehensive income (loss).

Furthermore, U.S. GAAP requires that the transaction on April 3, 2002, whereby the Company exchanged its investment in debt securities of Echo Bay for 57.1 million common shares of Echo Bay, be recorded at fair value with the resulting gain included in earnings. Fair value of the Echo Bay common shares received, under U.S. GAAP, was $49.1 million, representing 57.1 million common shares at $0.86 each, being the closing market price of such shares on April 3, 2002. Fair value is not discounted for liquidity concerns or other valuation considerations. The resulting gain of $42.5 million, after deducting the $6.6 million carrying value of the debt securities exchanged, increased the carrying value of this investment and was included in earnings for the year ended December 31, 2002. Under CDN GAAP, the cost of the Echo Bay common shares acquired on the exchange was recorded at the values of the securities given up. Since the fair value of the capital securities given up approximated their carrying value, no gain was recorded under CDN GAAP.

Subsequent to the exchange of debt securities, the Company accounted for its share investment in Echo Bay as an available-for-sale security under U.S. GAAP. At January 31, 2003, when the Company acquired the remaining outstanding common shares of Echo Bay, the Company retroactively restated its 2002 consolidated financial statements, prepared in accordance with U.S. GAAP, to account for its share investment in Echo Bay on an equity basis. As a result, the Company reversed an unrealized gain of $21.8 million previously included in other comprehensive income, increased its deficit by $0.7 million to reflect its share of equity losses for the period ended December 31, 2002 and correspondingly reduced the carrying value of its investment. In addition, the Company decreased long-term investments and recorded a share of loss in investee company of $1.0 million for the one month ended January 31, 2003 and increased long-term investments and recorded a share of income in investee company of $0.7 million during the year ended December 31, 2002. For U.S. GAAP purposes, as a result of the business combination on January 31, 2003, the Company recognized an additional $40.8 million of goodwill representing the difference in carrying value of its share investment in Echo Bay between CDN and U.S. GAAP.

For the year ended December 31, 2003, the Company, using its goodwill impairment testing methodology, computed a goodwill impairment charge of $40.2 million reducing the additional goodwill balance, under U.S. GAAP, at December 31, 2003 to $0.6 million. As at December 31, 2005 and December 31, 2004, the additional goodwill, under U.S. GAAP, remained $0.6 million.

(e) Effective January 1, 2004, the Company adopted Accounting Guideline 13 ("AcG-13"), "Hedging Relationships," which provides guidance concerning documentation and effectiveness testing for derivative contracts. Derivative instruments that do not qualify as a hedge under AcG-13, or are not designated as a hedge, are recorded on the balance sheet at fair value with changes in fair value recognized in earnings. Upon the adoption of AcG-13, certain derivative instruments that had been previously accounted for as hedges failed to meet the requirements of AcG-13 for formal hedge accounting. As a result, on January 1, 2004, the fair value of the outstanding derivative financial instruments, which were not designated or did not qualify as effective hedging relationships, were deferred on balance sheet and recognized in earnings when the previously designated hedged item occurred. Prior to the adoption of AcG-13, the Company applied hedge accounting to its derivative financial instruments. These instruments remained off balance sheet until the hedged transaction was recorded. In addition, realized gains or losses on derivatives instruments that were closed out prior to their maturity were deferred and recognized in earnings when the previously designated hedged item occurred.

On January 1, 2001, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 133, "Accounting for "Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 and FASB Statements No. 149. SFAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Realized and unrealized gains and losses on derivative instruments included in other comprehensive income on transition at January 1, 2001 were reclassified into mining revenue for cash flow hedges of forecasted commodity sales and foreign exchange gain (loss) on forecasted foreign currency revenue or expense when the previously hedged forecasted revenue or expense occurred.

                                     F-A88

In previous years, the Company had designated its spot deferred gold forward contracts and foreign currency forward contracts as cash flow hedges and applied hedge accounting to effective hedging relationships. The result of the application of hedge accounting was that the derivative contracts were recorded on balance sheet with changes in fair value recognized in other comprehensive income to the extent effective and any ineffectiveness recorded in earnings in the period it occurred.

At December 31, 2005, the application of SFAS 133 did not result in any differences between CDN and U.S. GAAP. However, for the year ended December 31, 2005, SFAS 133 would have resulted in an increase to revenue and a resultant decrease in the loss under U.S. GAAP of $4.7 million. At December 31, 2004, the application of SFAS 133 results in a decrease in accounts receivable and other assets and an increase in accumulative deficit of $4.7 million. In addition, as a result of applying SFAS 133, there would be an increase of $17.5 million to revenue and a decrease of $1.4 million to other income for a total decrease in the loss under U.S. GAAP of $16.1 million. For the year ended December 31, 2003, the net loss under U.S. GAAP would have increased by $0.7 million.

(f) Under Canadian income tax legislation, a company is permitted to issue shares, known as flow-through shares, whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. The Company accounted for the issue of flow-through shares issued in 2001 using the deferral method in accordance with CDN GAAP. At the time of issue, the funds received were recorded as share capital. Qualifying expenditures were made in 2002. For U.S. GAAP, the premium paid in excess of the market value of $1.1 million was credited to other liabilities and included in income as the qualifying expenditures were made. As at December 31, 2005 and December 31, 2004, the application of U.S. GAAP would result in a decrease in common share capital of $1.1 million and a corresponding reduction in accumulated deficit.

(g) The terms "proven and probable reserves", "exploration", "development", and "production" have the same meaning under both U.S. and CDN GAAP. Exploration costs incurred are expensed at the same point in time based on the same criteria under both U.S. and CDN GAAP. In addition, mining related costs are only capitalized after proven and probable reserves have been designated under both U.S. and CDN GAAP.

(h) Under CDN GAAP, the unrealized translation gains and losses on the Company's net investment in self-sustaining operations translated using the current rate method accumulated in a separate component of shareholders' equity, described as cumulative translation adjustments, on the consolidated balance sheets. Under U.S. GAAP, the unrealized translation gains and losses would not accumulate in a separate component of shareholders' equity but rather as an adjustment to other comprehensive income. As indicated in Note 3, as of September 29, 2003, the functional currency of all the Company's operations is the U.S. dollar. Prior to that date, the currency of measurement for certain operations domiciled in Canada was the Canadian dollar. As such, the $1.2 million accumulated translation loss in other comprehensive income will only become realized in earnings upon the substantial disposition, liquidation or closure of the mining property or investment that gave rise to such amounts.

(i) Under CDN GAAP, Kinross proportionately consolidates its interests in the following incorporated joint ventures: MDO (La Coipa), MSG (Crixas), CMM (Refugio) and, prior to the Company's purchase of the remaining 51% at December 31, 2004, RPM (Paracatu). In addition, the Company proportionately consolidates its interests in the following unincorporated joint ventures: Round Mountain, Porcupine Joint Venture, Musselwhite and New Britannia. Prior to March 1, 2003, the investment in Omolon was also proportionately consolidated under CDN GAAP. Effective March 1, 2003, following the Company's increase in share ownership to 98.1%, as described in Note 5, Omolon is fully consolidated under both CDN and U.S. GAAP.

These investments are accounted for using the equity method under U.S. GAAP. The Company relies on an accommodation provided for in Item 17(c)(2)(vii) of SEC Form 20-F, which permits a company using the equity method for U.S. GAAP to omit the differences arising from the use of proportionate consolidation under CDN GAAP. Each of the joint ventures listed, except Omolon prior to March 1, 2003, qualifies for this accommodation on the basis that it is an operating entity, the significant financial and operating policies of which are, by contractual arrangement, jointly controlled by all parties having an equity interest in the entity.

With respect to Omolon prior to March 1, 2003, the Company concluded that it did not meet the criteria outlined for the accommodation. Therefore, the financial information of Omolon has been disclosed using the equity method for U.S. GAAP purposes for periods prior to March 1, 2003. Under the equity method, an investment in common shares is generally shown in the balance sheet of an investor as a single amount as "Investment in investee

                                     F-A89
company". Likewise, an investor's share of earnings or losses from its investment is ordinarily shown in its statement of operations as a single amount as "Share of income of investee company."

(j) Effective January 1, 2004, the Company adopted CICA Section 3110 "Asset Retirement Obligations" ("CICA 3110") for CDN GAAP, which is essentially the same as the United States' SFAS 143, "Accounting for Asset Retirement Obligations" that was applicable to the Company's 2003 fiscal year for U.S. GAAP purposes. However, the $11.6 million increase in deficit as at January 1, 2003, under CDN GAAP, would have been recorded in earnings as a cumulative change in accounting principle for the year ended December 31, 2003, under U.S. GAAP. There would be no differences between the balance sheets as at December 31, 2005 and December 31, 2004, or between the statement of operations for the years ended December 31, 2005 and 2004, prepared under U.S. GAAP for this matter, compared to the balance sheets and statement of operations presented under CDN GAAP. The cumulative effect of a change in accounting policy under U.S. GAAP would result in an increase of $11.6 million, or $0.04 per share, to the net loss for the year ended December 31, 2003.

(k) Under U.S. GAAP, if the accumulated pension plan benefit obligation exceeds the market value of plan assets, a minimum pension liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to other comprehensive income. CDN GAAP does not require the Company to record a minimum liability and does not have the concept of other comprehensive income. During the year, the Company recorded a minimum pension liability of $4.4 million (2004 - $3.3 million) with a corresponding decrease in other comprehensive income. None of the additional liability relates to unrecognized prior service cost.

(l) Effective January 1, 2004, the Company adopted the amended Canadian accounting standard for stock-based compensation which requires the use of the fair value method to calculate all stock-based compensation associated with granting stock options. For purposes of reconciliation to U.S. GAAP, the Company has adopted SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment to SFAS No. 123" ("SFAS 148"), which is similar to the new amended Canadian standard, in 2004. Accordingly, adoption of these new Canadian and U.S. standards does not result in any difference in the calculation of stock-based compensation expense. However, the transitional provisions under the U.S. standard allow the effects of the fair value method to be accounted for under the modified prospective method, which requires the accounting for stock-based compensation expense subsequent to the date of adoption as if the fair value method was applied to all options granted since January 31, 1995.

Prior to January 1, 2004, under U.S. GAAP, stock-based compensation was accounted for based on a fair value methodology, although the effects could be disclosed in the notes to the financial statements rather than in the statement of operations. The method was comparable to Canadian accounting principles adopted in 2002. However, as a result of the amended Canadian standards requiring the retroactive application without restatement of prior years' results, details of the fair value of options granted prior to 2004, but earned during 2003, are required to be disclosed for United States regulatory purposes.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options, the Company's earnings for the year ended December 31, 2003, under U.S. GAAP, would have changed to the pro forma amounts indicated below:

-----------------------------------------------------------------------------
U.S. GAAP                                                               2003
-----------------------------------------------------------------------------
Net loss applicable to common shares (MILLIONS OF U.S. DOLLARS)
  As reported                                                       $ (505.9)
  Add stock compensation cost                                           (1.1)
-----------------------------------------------------------------------------
Pro forma                                                           $ (507.0)
-----------------------------------------------------------------------------
Loss per share, basic and diluted (DOLLARS)
  As reported                                                       $  (1.64)
  Pro forma                                                         $  (1.64)
-----------------------------------------------------------------------------

In addition, upon adoption of the amended Canadian accounting standard, stock option compensation of $2.5 million was recorded as a cumulative effect of the adoption as an adjustment to opening retained earnings with an offsetting adjustment to contributed surplus. Under U.S. GAAP, this adjustment would be reversed.

                                     F-A90

RECENT ACCOUNTING PRONOUNCEMENTS

i. In November 2005, the FASB issued FASB Staff Position (FSP) FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in FSP FAS 115-1 and FAS 124-1 is applicable to reporting period beginning after December 15, 2005. Management does not expect the adoption of this FSP to have a material effect on the Company's consolidated financial position and results of operations.

ii. In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" ("SFAS 151"). SFAS 151 requires that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) be recognized as current period charges rather than capitalized as a component of inventory costs. In addition, SFAS 151 requires allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred in fiscal years beginning after June 15, 2005. The guidance should be applied prospectively. The Company is currently assessing the impact of SFAS 151 and does not expect it to have an effect on its results of operations and financial condition.

iii. In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payments" ("SFAS 123R"), which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair values. SFAS 123R also modifies certain measurement and expense recognition provisions of SFAS 123, that will impact the Company, including the requirement to estimate employee forfeitures each period when recognizing compensation expense, and requiring that the initial and subsequent measurement of the cost of liability-based awards each period be based on the fair value (instead of the intrinsic value) of the award. This statement is effective for the Company as of January 1, 2006. SAB 107, "Share Based Payment" ("SAB 107") was issued by the SEC in March 2005, and provides supplemental SFAS 123R application guidance based on the views of the SEC. As described above, the Company is expensing stock-based compensation using the fair value method prospectively for all awards granted or modified on or after January 1, 2002 for Canadian GAAP, which is similar to SFAS 123R. This change is not expected to have a material impact on the calculated compensation expense and as a result, the adoption of SFAS No. 123R is not expected to have an impact on the Company's results of operations and financial condition.

iv. FASB approved EITF Issue No. 04-6, "Accounting for Stripping Costs Incurred during Production in the Mining Industry" ("EITF 04-6") in the second quarter of 2005. Under EITF 04-6, stripping costs incurred each period during the production phase are recorded as a component of the cost of inventory produced each period. EITF 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2006. The Company's policy to include ongoing stripping costs as an operating cost; however, the Company does capitalize costs related to major pit expansions at its producing mines. The Company is currently evaluating the impact of this pronouncement.

v.   The FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets, an

Amendment of APB Opinion 29." This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for fiscal periods beginning after June 15, 2005. Management does not expect the adoption of this Statement to have a material effect on the Company's consolidated financial position and results of operations.

vi. In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"), which relates to the accounting for and reporting of a change in accounting principles and applies to all voluntary changes in accounting principles. The reporting of corrections of an error by restating previously issued financial statements is also addressed by this statement. SFAS 154 applies to pronouncements in the event they do not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 requires retroactive application to prior periods' financial statements of

                                     F-A91
changes in accounting principle, unless the period specific effects or cumulative effects of an accounting change are impracticable to determine, in which case the new accounting principle is required to be applied to the assets and liabilities as of the earliest period practicable, with a corresponding adjustment made to opening retained earnings. Prior to SFAS 154, most accounting changes were recorded effective at the beginning of the year of change, with the cumulative effect at the beginning of the year of change recorded as a charge or credit to earnings in the period a change was adopted. SFAS 154 will be effective on accounting changes and corrections of errors beginning in 2006. SFAS does not change the transition provisions of any existing accounting pronouncements, including those that are in the transition phase as of the effective date of SFAS 154.

vii. In November 2005, the FASB concluded that in their proposed Accounting for Uncertain Tax Positions - an interpretation of FASB Statement No. 109, a benefit recognition model with a two-step approach would be used, with a more-likely-than-not recognition criterion and a best estimate measure attribute. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more-likely-than-not, based solely on the technical merits, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the appropriate amount of the benefit to recognize, which will be measured using the best estimate of the amount that will be sustained. The tax position should be derecognized when it is no longer more-likely-than-not of being sustained. In January 2006, the FASB concluded that the final interpretation will be effective as of the beginning of the first annual period beginning after December 31, 2006. The Company is currently evaluating the implications of this interpretation.

viii. In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140." This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interest in Securitized Financial Assets." This Statement:

(a) Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

(b) Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

(c) Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

(d) Clarifies that concentration of credit risk in the form of subordination are not embedded derivatives; and

(e) Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This statement is effective for all financial instruments acquired or issued after the beginning of fiscal years that begin after September 15, 2006. The Company is currently evaluating the implications of this Statement.

22.  RELATED PARTY TRANSACTION

During 2004, the Company entered into a shareholders' agreement providing for the incorporation of Kinross Forrest Ltd. ("KF Ltd.") and the issuance of 35% of the shares of KF Ltd. to the Company, 25% to a company controlled by Art Ditto, a former director and officer of the Company, and 40% to an unrelated third party. Mr. Ditto paid the Company his share of the total expenses incurred in the amount of approximately $0.3 million related to KF Ltd. The cost of the Company's 35% investment in KF Ltd. was less than $0.1 million.

KF Ltd. is incorporated under the laws of the Territory of the British Virgin Islands and is a party to a joint venture with La Generale des Carrieres et des Mines ("Gecamines"), a Congolese state-owned mining enterprise. The 75% KF Ltd.
- 25% Gecamines joint venture was formed for the purpose of exploiting the Kamoto Copper Project (the "Project") located in the Democratic Republic of Congo (the "DRC").

                                     F-A92

On July 29, 2005 the Company and the other shareholders of KF Ltd. entered into an agreement (the "Option Agreement") with Balloch Resources Ltd. ("Balloch") giving Balloch the option to purchase all of the shares of KF Ltd. by funding a feasibility study ("Feasibility Study"), obtaining equity commitments to fund development of the first stage of the Project and issuing a number of common shares pro rata to each KF Ltd. shareholder in proportion to their holdings in KF Ltd. The number of Balloch shares to be issued to the KF Ltd. shareholders was to have been based on a formula dependent on the Net Present Value of the Project as determined by the Feasibility Study.

Balloch is a public company whose shareholders include Mr. Art Ditto and Mr. Robert Buchan, both former officers and directors of the Company.

On September 2, 2005, in keeping with the Company's strategy to divest of its non-core interests and focus on precious metals properties, the Company agreed to sell 23.33% of the shares of KF Ltd. to Balloch and retain the balance of its KF Ltd. holdings. Following the satisfaction of various conditions, including regulatory approvals and the completion of a private placement by Balloch, consideration of $4.7 million was received. Based on an original cost of less than $0.1 million, the Company recorded a gain on sale of $4.7 million.

In October 2005, Balloch disclosed Mr. Ditto's holdings as 1,000,000 shares of Balloch (17.1% of issued and outstanding shares) and Mr. Buchan's holdings as 500,000 shares of Balloch (8.6% of issued and outstanding shares). Additionally, Balloch disclosed that Buchan had purchased one half of the shares in KF Ltd. previously owned by a company controlled by Ditto.

On November 30, 2005, Balloch changed its name to Katanga Mining Ltd.
("Katanga").

On March 15, 2005, the shareholders of KF Ltd. agreed to amend the Option Agreement waiving the requirement for Katanga to obtain equity funding for the first stage of development of the Project and fixing the number of shares of Katanga to be received by each shareholder of KF Ltd. on exercise of the option. The Company is to receive 5,751,500 such shares of Katanga on exercise of the option.

23.  COMMITMENTS AND CONTINGENCIES

GENERAL

Estimated losses from loss contingencies are accrued by a charge to income when information available prior to the issuance of the financial statements indicates that it is likely that a future event will confirm that an asset has been impaired or a liability incurred at the date of the financial statements and the amount of the loss can be reasonably estimated.

EXPORT PREPAYMENT CONTRACTS

A Brazilian Central Bank program enables exporters to borrow U.S. dollars and commit to conduct export activities. These contracts are referred to as export prepayment contracts. In 2001, an arbitrage opportunity existed whereby the borrowed funds could be reinvested locally in Brazil in U.S. denominated investments at interest rates in excess of those on the loans.

The Company's Paracatu mine participates in this program and entered into contracts during 2001, which were immediately assigned to a Brazilian bank. The Paracatu mine received a premium of $2.7 million at the inception of the loan, instead of the higher interest rate earned by the bank. The lenders of the funds agreed to the assignment of the borrowed amounts to the local bank. There is no obligation by the Company to repay any of the borrowed amounts; however, the Company is committed to exporting gold.

This program was completed during 2005 and $0.4 million of unearned premium related to the initial premium received, was realized in earnings in 2005.

                                     F-A93

OTHER LEGAL MATTERS

The Company is involved in legal proceedings from time to time, arising in the ordinary course of its business. Typically, the amount of ultimate liability with respect to these actions will not, in the opinion of management, materially affect Kinross' financial position, results of operations or cash flows.

The Company has settled various litigations. Included in the statement of operations were nil in 2005, $10.0 million in 2004 and $0.3 million in 2003 related to legal claims. The settlement of the Hellenic litigation in 2005 was accrued in the prior year. Total accrued liabilities in relation to legal contingencies were $3.0 million, $11.2 million and $15.1 million as at December 31, 2005, 2004 and 2003, respectively.

CLASS ACTION

The Company was named as a defendant in a Class Action Complaint filed on or about April 26, 2002 (the "Complaint"), entitled ROBERT A. BROWN, ET AL. V. KINROSS GOLD U.S.A., INC., ET AL., Case No. CV-S-02-0605-PMP-RJJ, in the United States District Court for the District of Nevada. The Complaint named as defendants the Company, its subsidiaries, Kinross Gold U.S.A., Inc. and Kinam Gold, Inc. ("Kinam"), and Robert M. Buchan, former President and C.E.O. of the Company. The Complaint was filed on behalf of one potential class and three subclasses, i.e., those who tendered their Kinam $3.75 Series B Preferred Stock (the "Kinam Preferred") into the tender offer for the Kinam Preferred made by the Kinross Gold U.S.A., those who did not tender their Kinam Preferred but later sold it directly to the Company or any of its controlled entities after closure of the tender offer and delisting of the Kinam Preferred, and those who continue to hold Kinam Preferred. The Complaint alleged, among other things, that amounts historically advanced to Kinam should be treated as capital contributions rather than loans, that the purchase of Kinam Preferred from certain institutional investors in July 2001 constituted a constructive redemption of the Kinam Preferred, an impermissible amendment to the conversion rights of the Kinam Preferred, or the commencement of a tender offer, that the Company and its subsidiaries have intentionally taken actions for the purpose of minimizing the value of the Kinam Preferred, and that the amount offered in the tender offer of $16.00 per share was not a fair valuation of the Kinam Preferred. The Complaint alleged breach of contract based on the governing provisions of the Kinam Preferred; breach of fiduciary duties; violations of the "best price" rule under Section 13(e) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange rules; federal securities fraud in violation of Section 10(b) and 14(c) of the Securities Exchange Act of 1934, as amended, and Rules 10b-5 and 14c-6(a) thereunder; violation of Nevada's anti-racketeering law; and control person liability under Section 20A of the Securities Exchange Act of 1934, as amended. A second action seeking certification as a class action and based on the same allegations was also filed in the United States District Court for the District of Nevada on or about May 22, 2002. It named the same parties as defendants. This action has been consolidated into the Brown case, and the Brown plaintiffs have been designated as lead plaintiffs. Among other remedies, the plaintiffs seek damages ranging from $9.80 per share, plus accrued dividends, to $39.25 per share of Kinam Preferred or, in the alternative, the issuance of 26.875 to 80.625 shares of the Company for each Kinam Preferred. The Company brought a motion for judgment on the pleadings with respect to the federal securities fraud claims. On September 29, 2003, the Court ruled that plaintiffs had failed to adequately state any federal securities fraud claim, but allowed the Plaintiffs an opportunity to file an amended complaint. In response, the plaintiffs filed an Amended Class Action Complaint (the "Amended Complaint"), and the Company again moved for judgment on the pleadings on the federal securities fraud claims. On November 2, 2004, the Court granted the second motion, dismissing with prejudice Counts V, VI and VII of the Amended Complaint. Subsequently, the Company moved for judgment on the pleadings on Count III (the Best Price Rule) and Count IV (the Nevada RICO Claims) of the Amended Complaint. The Plaintiffs opposed the motion and filed a cross motion for summary judgment on Count III (the Best Price
Rule). On May 27, 2005, the Court denied Plaintiff's motion for summary judgment and granted the Company's motion and dismissed Counts III and IV of the Amended Complaint. On June 14, 2005, the Court granted plaintiffs' unopposed motion for certification of the class and three subclasses. The Company anticipates continuing to vigorously defend this litigation. The Company cannot reasonably predict the outcome of this action, and the amount of loss cannot be reasonably estimated, therefore no loss contingency has been recorded in the financial statements. This class action relates to the Corporate and other segment (see
Note 18).

                                     F-A94

THE HELLENIC GOLD PROPERTIES LITIGATION

Pursuant to an October 14, 1998 judgment of the Ontario Court (General Division), Kinross had been holding a 12% carried interest in the Hellenic Gold Properties as constructive trustee for the Alpha Group. The Alpha Group commenced an action for damages against TVX and Kinross alleging among other things, a breach of trust arising from Kinross' decision to return the Hellenic Gold Properties to the Greek Government and place TVX Hellas into bankruptcy. In November 2005, Kinross entered into a settlement agreement with the Alpha Group pursuant to which Kinross paid the Alpha Group $8.0 million inclusive of legal costs and the parties exchanged mutual releases which brings all litigation between Kinross and the Alpha Group to an end.

1235866 Ontario Inc. ("1235866"), the successor to Curragh Resources Inc. commenced an action against the Alpha Group and TVX in 1998 relating to the Hellenic Gold Properties. The action alleged that members of Alpha Group had used confidential Curragh information in their pursuit of the Hellenic Gold Properties and that Alpha and TVX held their respective interest in these properties in trust for 1235866.

On July 28, 1999, TVX entered into an agreement with 1235866 whereby 1235866 agreed to limit any claim against TVX and diligently pursue its claim against the Alpha Group. In the event that 1235866 was successful in its actions against the Alpha Group, it would become entitled to a 12% carried interest as defined in the agreement and the right to acquire a 12% participating interest upon payment of 12% of the aggregate amounts expended by TVX and its subsidiaries in connection with the acquisition, exploration, development and operation of the Hellenic mines to the date of the exercise of the right to acquire the participating interest.

As a result of Kinross' decision to return the Hellenic Mining Properties to the Greek Government, place TVX Hellas into bankruptcy and settle with the Alpha Group; 1235866 has threatened an action against Kinross for breach of trust and breach of the agreement. To date no pleadings have been exchanged with respect to the threatened action. Kinross believes that it has a good defense to this threatened action.

On November 4, 2005, the Company settled the litigation associated with the Alpha group regarding the Hellenic mines for $8.0 million. The cost of this settlement was included in the accrual for litigation in 2004.

SUMMA

In September 1992, Summa Corporation ("Summa") commenced a lawsuit against Echo Bay Exploration Inc. and Echo Bay Management Corporation (together, the "Subsidiaries"), 100% owned subsidiaries of Echo Bay, alleging improper deductions in the calculation of royalties payable over several years of production at McCoy/Cove and Manhattan mines ("Royalty Lawsuit.") The Manhattan mine is no longer in production and the McCoy/Cove mine was sold in January 2003. The assets and liabilities of the Subsidiaries are included under the heading Corporate and other in the segmented information (see Note 18). The first trial was conducted in the Eighth Judicial District Court ("District Court") of Nevada April 1997, with Summa claiming more than $13.0 million in unpaid royalties and accrued interest. In September 1997, judgment was entered on behalf of the Subsidiaries and the Subsidiaries were awarded approximately $0.3 million in attorney's fees and litigation costs. Summa appealed this judgment to the Nevada Supreme Court and in April 2002, the Supreme Court, sitting en banc, reversed the Judgment of the trial court and returned the action to the District Court for further proceedings consistent with its appellate opinion.

In September 2004, the District Court ordered that a new trial be conducted in February 2005. In the new trial, Summa updated its claim for unpaid royalties and accrued interest to the approximate amount of $25.0 million. In May 2005, judgment was again entered in favor of the Subsidiaries, with Summa receiving nothing by way of its complaint. The Subsidiaries' Motions for Litigation Costs and Attorneys' Fees for both trial proceedings were granted, resulting in a judgment against Summa in the approximate amount of $0.7 million. Summa has filed its notice of appeal in July 2005 and its brief of appellant in the Nevada Supreme Court in January 2006. The Subsidiaries' responsive brief is due by March 31, 2006. No hearing date has been set for this appeal.

In March, 2004, Summa's successor in interest, Howard Hughes Properties ("Hughes"), filed an action in District Court against Echo Bay and its Subsidiaries (collectively, ("Echo Bay Entities"), as well as Newmont Mining Corporation ("Newmont") more than thirty current and former directors of the Echo Bay Entities, Kinross and Newmont ("Director and Officer Defendants") and fifty Doe defendants (collectively, "Defendants"). The lawsuit alleges claims based upon a general allegation of a scheme or artifice to defraud, in which Defendants, at various

                                     F-A95
indeterminate times and places, diverted and distributed the assets of Echo Bay Entities (to render the Echo Bay Entities insolvent) to each other, so Hughes would be unable to collect any judgment it might obtain against the Echo Bay Defendants (Echo Bay Management and Echo Bay Exploration) in the Royalty Lawsuit. Immediately after being served, the Echo Bay Entities filed a Demand for Change of Venue as of Right and simultaneously moved for a Change of Venue. In May 2004, the District Court denied the motion without explanation, although, as of that date, none of the defendants that had appeared resided in Clark County. The Echo Bay Entities immediately filed their Notice of Appeal from this venue ruling. The Echo Bay Entities also filed a Demand for Stay of the District Court proceedings pending resolution of that appeal. The District Court granted that motion in part and denied it in part, staying all claims in Hughes' Complaint except for the claim asserting violation of the Nevada Uniform Fraudulent Transfers Act ("NUFTA").

In September 2004, Hughes filed a First Amended Complaint. All Defendants filed a series of motions pursuant to Nevada Rule of Civil Procedure 12 to the remaining NUFTA claim, including a Motion to Dismiss for Lack of Personal Jurisdiction, a Motion for Judgment on the Pleadings and a Motion to Dismiss as a sanction for failure to comply with the District Court's Order to Amend. In January 2005, the District Court entered an Order granting all motions except for the Motion of Judgment on the Pleadings.

On June 10, 2005, the Echo Bay Entities and Kinross filed a Motion for Judgment on the Pleadings and to Dismiss, based on res judicata, as a final judgment was entered against Summa in the Royalty Lawsuit. In response, Hughes filed a Motion to Stay All Proceedings and later filed an Opposition, arguing that the judgment entered in the Royalty Lawsuit is not a final judgment, and that until the judgment becomes final (by affirmation from the Nevada Supreme Court or otherwise), the NUFTA lawsuit should be stayed. The Echo Bay Entities and Kinross opposed the motion to stay.

All of the pending motions were heard on July 5, 2005 by the District Court. The District Court denied the Echo Bay Entities' and Kinross' Motion for Judgment on the Pleadings and to Dismiss. However, the District Court did agree with the Echo Bay Entities that all of Hughes' common law claims were not ripe for adjudication and dismissed those claims. The District Court declined to dismiss the NUFTA claim and instead entered an Order staying that the claim pending the outcome of the Royalty Lawsuit appeal.

After this extensive motion practice, all claims from Hughes' Complaint have been dismissed, except for the NUFTA claim, which is stayed pending the outcome of the appeal on the Royalty Lawsuit. The only defendants remaining are the Echo Bay Entities, Kinross, Newmont and five of the individual defendants (who did not join in the motion to dismiss for lack of personal jurisdiction.) Howard Hughes' motion to stay the venue appeal remains pending and Hughes filed its Respondent's Answering Brief in March, 2006. The Company cannot reasonably predict the outcome of these actions and intends to continue to vigorously defend against the claims.

INCOME TAXES

The Company operates in numerous countries around the world and accordingly is subject to, and pays annual income taxes under the various regimes in countries in which it operates. These tax regimes are determined under general corporate income tax laws of the country. The Company has historically filed, and continues to file, all required income tax returns and to pay the taxes reasonably determined to be due. The tax rules and regulations in many countries are complex and subject to interpretation. From time to time the Company will undergo a review of its historic tax returns and in connection with such reviews, disputes can arise with the taxing authorities over the Company's interpretation of the country's income tax rules. As at December 31, 2005 the Company had the following disputes and has not accrued any additional tax liabilities in relation to the disputes listed below:

BRAZIL

MSG, the Company's 50% joint venture with AngloGold Ashanti, which owns the Crixas mine received a tax reassessment in November 2003 from the Brazilian IRS. The reassessment disallowed the claiming of certain sales tax credits and assessed interest and penalties of which the Company's 50% share totals $10.2 million. The Company and its joint venture partner believe that this reassessment will be resolved without any material adverse affect on its financial position, results of operations or cash flows. This reassessment relates to the Crixas business segment (see Note 18).

                                     F-A96

In September 2005, Mineracao Serra Grande, S.A. ("MSG") received assessments relating to payments of sales taxes on exported gold deliveries from tax inspectors for the State of Goias. The Company's share of the assessments is approximately $29.0 million. The counsel for MSG believes the suit is in violation of Federal legislation on sales taxes and that there is a remote chance of success for the State of Goias. The assessment has been appealed. This reassessment relates to the Crixas operating segment.

GUARANTEE OF THIRD PARTY CONTRACTS

The Company has guaranteed the debt of one of its joint ventures. Under the agreement, the Company will stand ready to perform should the joint venture be unable to fulfill the payment under the credit facility. The joint venture will use it cash flows to satisfy the debt prior to making distributions to the Company's joint venture partner. The Company expects that the outstanding debt will be completely repaid during 2006. The maximum the Company would be require to pay under the agreement would be an additional $6.0 million attributable to its joint venture.

OTHER COMMITMENTS AND CONTINGENCIES

FINANCIAL ASSURANCE

As part of its ongoing business and operations, the Company and its affiliates are required to provide financial assurance in the form of letters of credit for environmental and site restoration costs, exploration permitting, workers compensation and other general corporate purposes. As at December 31, 2005, there were $117.6 million (December 31, 2004 - $94.9 million) of letters of credit issued pursuant to the syndicated credit facility further described in
Note 9. The obligations associated with these instruments are generally related to performance requirements that the Company addresses through its operations including post closure site restoration. Upon completion of the underlying performance requirement, the beneficiary of the associated letter of credit cancels and returns the letter of credit to the issuing entity. Some of the instruments associated with long-lived assets will remain outstanding until closure. Generally, financial assurance requirements associated with environmental regulations are becoming more restrictive. The Company believes it is in compliance with all applicable financial assurance requirements and will be able to satisfy all future financial assurance requirements.

ACQUISITION OF CROWN RESOURCES CORPORATION

On November 20, 2003, the Company announced that it had executed a definitive acquisition agreement with Crown Resources Corporation ("Crown") whereby it will acquire Crown and its wholly owned Buckhorn gold deposit located in north central Washington State.

See discussion below.

24.  SUBSEQUENT EVENTS

(A)  AGREEMENT TO ACQUIRE CROWN RESOURCES CORPORATION

On November 20, 2003, Kinross announced that it had executed a definitive acquisition agreement (the "Agreement") with Crown Resources Corporation ("Crown") whereby Kinross will acquire Crown and its wholly owned Buckhorn gold deposit ("Buckhorn") located in north central Washington State, approximately 70 kilometers by road from the Company's Kettle River mill. The original agreement was based on an exchange ratio of 0.2911 of a common share of Kinross for each outstanding common share of Crown and is subject to the effectiveness of a registration statement covering the issuance of common shares filed with the SEC and approval by Crown shareholders. As a result of the review undertaken of the accounting for goodwill in the TVX and Echo Bay transaction, the completion of the registration statement has been delayed.

On January 7, 2004, the Company and Crown announced that the termination date for the Agreement had been extended from December 31, 2004 to May 31, 2005. Kinross acquired 511,640 newly issued shares of Crown in a private placement for $1.0 million.

Prior to the revised deadline of May 31, 2005, an amendment was signed that extended the termination date of the Agreement to March 31, 2006, subject to Kinross filing its 2004 financial statements no later than December 31,

                                     F-A97

2005. Shareholders of Crown were to receive 0.34 shares of Kinross for each share of Crown. A valuation collar was also agreed upon in which the aggregate maximum value of Kinross common shares to be issued to Crown shareholders would be $110.0 million and the minimum value would be $77.5 million, excluding, in both cases, shares of Crown held by Kinross. The Company purchased a $10.0 million convertible debenture from Crown. The debenture is convertible into 5.8 million common shares of Crown. In the event the Agreement is terminated, Crown shall have the right to convert all amounts due under this debenture by providing 30 days' prior notice to Kinross.

The Company has signed an amendment to extend the termination date from March 31, 2006 to December 31, 2006 and adjust the price that the Company will pay to acquire Crown and the Buckhorn gold deposit. Shareholders of Crown will now receive 0.32 shares of Kinross for each share of Crown, a decrease of 0.02 over the previous ratio of 0.34 and the valuation collar mentioned above has been removed. Assuming all of the outstanding Crown warrants and options are converted, a total of approximately 14.7 million common shares of Kinross will be issued upon the completion of the transaction.

The Company has also agreed to loan Crown $2.0 million if the transaction is not closed by July 1, 2006. The $2.0 million would be used to buy out the only existing smelter return royalty from a third party covering the ore body at Buckhorn. The loan would have a three-year term and bear interest at the published (THE WALL STREET JOURNAL) prime rate at the time of borrowing, plus 3%.

(B)  CONVERSION OF REDEEMABLE RETRACTABLE PREFERRED SHARES TO COMMON SHARES

At December 31, 2005, the Company had 311,933 redeemable retractable preferred shares outstanding. These shares were held by a former senior officer and director of the Company and were convertible into common shares on the basis of
2.7518 common shares for each redeemable retractable preferred share so converted, subject to anti-dilution adjustments. Subsequent to year end, all 311,933 redeemable preferred shares outstanding were converted into 858,388 common shares, based on the stated exchange ratio.

(C)  SHAREHOLDER RIGHTS PLAN

On March 27, 2006, the Company's Board of Directors adopted a shareholders' rights plan (the "Plan") to ensure all shareholders are treated fairly in any transaction involving a change of control of the Company. The Plan is effective immediately and is subject to regulatory and shareholder approval.

The Plan will address the Company's concern that existing legislation does not permit sufficient time for the Board of Directors and shareholders of the Company to properly evaluate a take-over bid or pursue alternatives with a view to maximizing shareholder value.

The Plan is not intended to prevent take-over bids. "Permitted Bid" provisions of the Plan do not invoke the dilutive effects of the Plan if a bid meets certain requirements intended to protect the interests of all shareholders. A bid will be a Permitted Bid if it is made by way of take-over bid circular, remains open for a minimum of 60 days and otherwise complies with the Permitted Bid provisions of the Plan. The Plan will be invoked by an acquisition, other than pursuant to a Permitted Bid, of 20% or more of the outstanding common shares of the Company or the commencement of a take-over bid that is not a Permitted Bid.

Under the Plan one right is issued for each of the common shares of the Company. The rights will trade together with the common shares and will not be separable from the common shares or exercisable unless a take-over bid is made that does not comply with the Permitted Bid requirements. In such event, such rights will entitle shareholders, other than shareholders making the take-over bid, to purchase additional common shares of the Company at a substantial discount to the market price at the time.

The adoption of the Plan is subject to acceptance by the Toronto Stock Exchange. The Plan must be ratified by shareholders of the Company at a meeting to be held to consider the Plan.

(D)      BLANKET MINE

In June 2006, the Company completed the sale of the Blanket Mine in Zimbabwe to the Caledonia Mining Corporation. Kinross received $1.0 million in cash and 20.0 million shares of Caledonia Mining Corporation.

(E)      LUPIN

On June 19, 2006, Kinross signed a definitive agreement to sell the Lupin Mine in the Northwest Territories to Wolfden Resources (Wolfden). As a result of this transaction, Wolfden will own the mine and the related property and Kinross will be relieved of its obligation to reclaim the mine site. Kinross will deliver a $3.0 million standby letter of credit that will be returned to Kinross in the event that the mine is put back into operation. If the mill is to be demolished by Wolfden, the letter of credit will be drawn upon the commencement of the demolition of the Lupin mill.

(F)      KINROSS FORREST LTD.

Subsequent to the March 31, 2006 Katanga Mining Ltd. (a public company) completed a prospectus and issued shares to Kinross in exchange for the shares in Kinross Forrest Ltd (KF Ltd.) (a private company) held by Kinross. Kinross exchanged 1,167 common shares of KF Ltd. for 5,751,500 shares in Katanga resulting in an ownership exchange of 11.67% in KF Ltd. for an 11.67% ownership in Katanga.

                                     F-A98

1.      PRIOR YEAR RESTATEMENTS

(A) RESTATEMENT 1--CORRECTION OF FOREIGN CURRENCY TRANSLATION IMPACT ON FUTURE TAX LIABILITIES

During the preparation of its interim financial statements for 2005, the Company discovered an error relating to its financial statements for the years ended December 31, 2003 and 2004 and the related interim periods. In those previously released financial statements, the Company had not properly assessed the impact of changes in foreign currency exchange rates affecting the future tax liabilities primarily arising on the acquisition of TVX and Echo Bay on January 31, 2003. The restatement gave effect to the adjustment of those future income tax liabilities to properly reflect changes in currency exchange rates between the U.S. dollar and the currency of the country in which the future tax liability arose. The impact of the foreign currency exchange rate changes related primarily to the future tax liabilities of the Brazilian operations. The restatement primarily affected foreign exchange losses included in other income (expense) and income and mining tax expense. As a result of the treatment of foreign operations as self-sustaining operations until September 29, 2003, a portion of the foreign exchange loss has been charged to cumulative translation adjustment. The non-cash adjustment had no impact on net cash flows or cash balances previously reported. The following is a summary of the effects of the aforementioned adjustments on the consolidated financial statements:

        CONSOLIDATED BALANCE SHEETS (PRIOR TO THE EFFECTS OF THE RESTATEMENT DESCRIBED IN NOTE 2)

        ---------------------------------------------------------------------- ------------- -------------
                                                                AS PREVIOUSLY                     AS
                                                                 REPORTED (A)   ADJUSTMENTS   RESTATED (B)
        ---------------------------------------------------------------------- ------------- -------------
         AS AT DECEMBER 31, 2004
         LIABILITIES
            Future income and mining taxes                       $      90.6    $      32.9   $     123.5
         COMMON SHAREHOLDERS' EQUITY
            Accumulated deficit                                  $    (487.7)   $     (33.7)  $    (521.4)
            Cumulative translation adjustments                   $      (2.0)   $       0.8   $      (1.2)
        ---------------------------------------------------------------------- ------------- -------------

        (a) As previously disclosed in the 2004 financial statements filed with regulators in November 2005.
        (b) As previously disclosed in restated 2004 financial statements filed with regulators in February 2006.


                                     F-A99

        CONSOLIDATED STATEMENTS OF OPERATIONS (PRIOR TO THE EFFECTS OF THE RESTATEMENT DESCRIBED IN NOTE 2)

        ------------------------------------------------------------------------------- ------------- -------------
                                                                         AS PREVIOUSLY                     AS
                                                                          REPORTED (A)   ADJUSTMENTS   RESTATED (B)
        ------------------------------------------------------------------------------- ------------- -------------
         YEAR ENDED DECEMBER 31, 2004
         Operating loss                                                   $      (67.9)  $         -   $     (67.9)
           Other income (expense) - net                                   $        3.7   $      (9.9)  $      (6.2)
         Loss before taxes and other items                                $      (64.2)  $      (9.9)  $     (74.1)
         Income and mining taxes recovery                                 $        8.6   $       2.9   $      11.5
         Non-controlling interest                                         $        0.3   $         -   $       0.3
         Share in loss of investee companies                              $          -   $         -   $         -
         Dividends on convertible preferred shares of subsidiary          $       (0.8)  $         -   $      (0.8)
         Net loss                                                         $      (56.1)  $      (7.0)  $     (63.1)
         Net loss attributable to common shareholders                     $      (56.1)  $      (7.0)  $     (63.1)
         Loss per share
           Basic and diluted                                              $      (0.16)  $     (0.02)  $     (0.18)
        ------------------------------------------------------------------------------- ------------- -------------
         YEAR ENDED DECEMBER 31, 2003
         Operating loss                                                   $     (419.6)  $         -   $    (419.6)
           Other income (expense) - net                                   $       11.1   $     (24.1)  $     (13.0)
         Loss before taxes and other items                                $     (408.5)  $     (24.1)  $    (432.6)
         Income and mining taxes expense                                  $       (1.5)  $      (2.6)  $      (4.1)
         Non-controlling interest                                         $       (0.2)  $         -   $      (0.2)
         Share in loss of investee companies                              $          -   $         -   $         -
         Dividends on convertible preferred shares of subsidiary          $       (0.8)  $         -   $      (0.8)
         Net loss                                                         $     (411.0)  $     (26.7)  $    (437.7)
         Net loss attributable to common shareholders                     $     (401.0)  $     (26.7)  $    (427.7)
         Loss per share
           Basic and diluted                                              $      (1.30)  $     (0.09)  $     (1.39)
        ------------------------------------------------------------------------------- ------------- -------------

        (a) As previously disclosed in the 2004 financial statements filed with regulators in November 2005.
        (b) As previously disclosed in restated 2004 financial statements filed with regulators in February 2006.

(B)     RESTATEMENT 2--GOODWILL AND ASSET RETIREMENT OBLIGATIONS

This restatement note 25(b) sets out the impact of the restatement related to the purchase price allocation, accounting for goodwill and impact of adoption of CICA Handbook Section 3110 "Asset Retirement Obligations."

PURCHASE PRICE ALLOCATION AND GOODWILL

On January 31, 2003, the Company acquired 100% of the outstanding shares of TVX Gold Inc. ("TVX") and Echo Bay Mines Ltd. ("Echo Bay") as described in further detail in Note 5. The consolidated financial statements presented for the year ended December 31, 2003 and the interim periods of 2003 and 2004 were restated with respect to the accounting for the assets and liabilities acquired by the Company in the TVX and Echo Bay transaction (the "Acquisitions").

The restatements were based upon independent valuations of the acquired assets as of the acquisition date January 31, 2003 and December 31, 2003, which resulted in: (i) a revision of the allocation of the purchase price to the reserves, resources and certain property acquired in the Acquisitions; (ii) consequential changes in depreciation, depletion and amortization; (iii) a revision of the allocation of goodwill at the acquisition date to reporting assets for purposes of impairment testing; and (iv) a revision of the impairment of assets and goodwill as of December 31, 2003, leading to certain impairments described in detail below. The overall effect of the restatement on the 2003 consolidated financial statements is summarized as follows:

                                     F-A100

        o Reduction of $181.3 million in goodwill from the $918.0 million initially recorded on the Acquisitions to $736.7 million resulting from an increase in property, plant and equipment and mineral interests, net of related future income tax liabilities;

        o Increase in depreciation, depletion and amortization expense for the year of $31.8 million;

        o Recognition of impairment losses with respect to goodwill and mineral interests of $394.4 million and $10.0 million, respectively; and

        o Reduction in income taxes related to the depreciation and impairment losses described above of $11.6 million.

All amounts in the accompanying notes to the consolidated financial statements have been adjusted to give effect to the impact of these restatements.

ORIGINAL VALUATION METHODOLOGY

The original valuation of the assets and liabilities acquired in the Acquisitions was undertaken and completed by the Company and included an independent appraisal of plant and equipment. The allocation of the purchase price to the fair value of the assets and liabilities resulted in an excess of the purchase price over the fair value of the identifiable assets of $918 million. This residual was recorded as goodwill. The Company assigned goodwill to the Exploration and Acquisitions and Corporate reporting units, which was not amortized. In making the assignment, the Company reviewed examples of previous applications of purchase accounting in the mining industry and applied Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3062, "Goodwill and Other Intangible Assets" ("Section 3062"), for purposes of Canadian GAAP, and Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), for purposes of U.S. GAAP.

The allocation of goodwill primarily to the Exploration and Acquisitions reporting unit was intended to represent the increase in value of the Company after the Acquisitions, resulting primarily from the enhancement of the Company's ability to sustain and increase its mineral resources and therefore increase its future production capabilities. The original goodwill impairment testing methodology was based on measuring the Company's success in achieving additions to proven and probable reserves compared to predetermined expected average annual increases over a specified period of time.

When the Company tested the goodwill for impairment based on its original methodology, it concluded that there was no impairment of goodwill as at December 31, 2003.

INITIAL REVISION OF ORIGINAL VALUATION METHODOLOGY

Subsequent to discussions with and comments from regulatory agencies and the Company's further review of applicable accounting guidance, at the end of the third quarter of 2004, the Company revised its allocation of goodwill and impairment testing methodology and reassigned the goodwill originally computed ($918 million) to the significant reporting units acquired in the Acquisitions.

These reporting units represented the Company's interests in five operating mines and three development properties. The initial revision in the allocation of goodwill to reporting units was based on the premise that goodwill represented a market participant's view as to the potential for discovery of additional mineable ounces of gold from properties or mining rights acquired in the acquisitions in excess of those reflected in the purchase price allocated to identifiable assets, and to the potential for increased revenues as a result of higher realized gold prices. On testing goodwill for impairment, the revised methodology determined fair value of a reporting unit using a net asset value multiple that Kinross concluded a market participant would use in determining fair value. The net asset value was in turn computed based on discounted cash flows over the projected life of each mine in the case of operating mines or in the case of development properties using a per ounce value based on market data.

                                     F-A101

Using this revised goodwill allocation and impairment testing methodology the Company determined that there was no goodwill or asset impairment as at December 31, 2003. However, based on this goodwill allocation and the Company's negotiations to purchase the remaining 51% of the Paracatu mine, the Company recognized a goodwill impairment charge of $143 million in the three months ended September 30, 2004. As discussed below, this previously recorded impairment charge was reversed as part of the restatement.

FURTHER REVISION OF VALUATION, ALLOCATION AND IMPAIRMENT METHODOLOGY

In January 2005, following additional comments from regulatory agencies, the Company engaged an independent valuation advisory firm ("the Firm") to provide:
(i) a valuation of the significant assets and liabilities acquired as part of the Acquisitions; (ii) an allocation to the reporting units of the goodwill resulting from the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the Acquisitions; and (iii) a valuation of the assets and liabilities acquired in the Acquisitions and an assessment of the resulting goodwill for impairment as at December 31, 2003 and 2004.

The valuation methodology employed by the Firm took into consideration value beyond proven and probable reserves ("VBPP") as defined by the newly issued CICA Emerging Issues Committee ("EIC") Abstract No 152 "Mining Assets - Impairment and Business Combinations" ("EIC-152"). Similar accounting guidance was also issued in the United States. This guidance requires that a mining entity should include VBPP and the effect of anticipated fluctuations in the future price of minerals when allocating the purchase price of a business combination to mining assets acquired and also when testing mining assets for impairment.

The most significant identifiable assets acquired in the Acquisitions were the property, plant and equipment and mineral interests. The original independently appraised values of plant and equipment were maintained. The Firm valued the mineral interests that consisted of: proven and probable reserves; measured and indicated resources and inferred resources as defined under National Instrument 43-101 "Standards for disclosure of mineral projects" issued by Canadian Securities Administrators, using a discounted cash flow approach. In addition, the Company acquired land with mineral rights ("exploration properties"), which is the area adjacent and contiguous to existing mines or properties containing reserves, resources or without any identified exploration targets. The exploration properties were valued based on prices paid for similar types of properties in market transactions.

The independent valuation of the significant assets and liabilities acquired in the Acquisitions resulted in a revision to the fair values initially estimated as of the acquisition date and a consequent reduction of goodwill. The independent valuation concluded that the resulting goodwill represented the following:

        o The expected ability of the Company to increase its reserves and resources based on its development of the identified exploration targets existing on the properties which were part of the Acquisitions;
        o The optionality (real option value associated with the portfolio of acquired mines as well as each individual mine) relates to the Company's ability to make exploration decisions on the acquired properties and other properties based upon changes in gold prices, including the ability to develop additional, higher-cost reserves and to intensify efforts to develop the more promising acquired properties and reduce efforts at developing the less promising acquired properties when gold prices increase in the future; and
        o The going concern value of the Company's capacity to replace and augment reserves through completely new discoveries whose value is not reflected in any of the other valuations of existing mining assets.

The Company accepted the results of the valuation and accordingly revised its impairment testing methodology to ensure consistency with the allocation of purchase price and the related goodwill as determined in the valuation.

In determining the basis of assigning goodwill to reporting units as at the date of acquisition, the expected additional value attributable to exploration potential was quantified for each reporting unit based on the specific geological attributes of the mineral property and based on data of market transactions for similar types of properties. The values associated with optionality and going concern value could not be separately computed and accordingly the balance of the goodwill was assigned to reporting units using a relative fair value methodology.

                                     F-A102

IMPAIRMENT TESTING OF LONG-LIVED ASSETS

The Company tested its long-lived assets, including tangible mineral interests and plant and equipment for impairment as at December 31, 2003 and 2004 and accordingly has reflected in the restated consolidated financial statements impairment charges of $10.0 million and $5 million as at December 31, 2003 and 2004, respectively. These impairment charges relate to mineral interests and exploration properties.

The Company will reassess long-lived assets for recoverability if production and depletion, changes in reserve estimates, decreases in gold prices or other factors indicate that the carrying value may not be recoverable. Exploration properties are also tested for impairment annually on a fair value basis based on market comparable data. Impairment is recognized in the amount by which the fair value is less than the carrying value.

IMPAIRMENT TESTING OF GOODWILL

In accordance with CICA Section 3062 and SFAS 142, the Company tested its goodwill for impairment as at December 31, 2003 and 2004 and recorded impairment charges of $394.4 million and $12.4 million for the years ended December 31, 2003 and 2004, respectively.

The valuations performed at December 31, 2003 and 2004 computed the fair value of each reporting unit. The fair value of the reporting unit was based on the fair value of the mineral interests computed using a discounted cash flow method and assumptions similar to those used on the acquisition date at January 31, 2003 and included expected additional value based on the expected ability to find additional ore. However, no value could be computed for the optionality and the going concern value, which were contributors to goodwill at January 31, 2003. This inability to directly value optionality and going concern value results primarily from the requirements under Section 3062 and SFAS 142 to allocate goodwill to reporting units, which in the case of mining companies are typically individual mine sites. The Company would have relied on real-option pricing methodology had the models been specified well enough to support reliable fair values. In a single mining operation any going concern value would have to be finite and limited to the life of the mineral that can be extracted economically. However, even if such models had been readily available, empirical evidence suggests that market participants do not perceive significant real-option or going concern value at the mine site level, which are the reporting units for goodwill impairment testing purposes.

In the future, the Company will test goodwill for impairment at least annually, unless all of the following criteria have been met:

(a) The assets and liabilities that make up the reporting unit have not changed significantly since the most recent fair value determination.

(b) The most recent, bottom-up fair value determination of fair values for a reporting unit resulted in an amount that exceeded the carrying amount of the reporting unit by a substantial margin.

(c) Based on an analysis of events that have occurred and circumstances that have changed since the most recent fair value determination, the likelihood that a current fair value determination would be less than the current carrying amount of the reporting unit is remote.

In accordance with CICA Section 3062 and SFAS 142, the Company will also be alert for "triggering events" that would indicate the need to test for impairment more frequently than annually. In addition to the triggering events specifically identified in the relevant accounting pronouncement, significant changes in gold prices and changes in the demand for gold would also be considered triggering events.

                                     F-A103

IMPACT OF INDEPENDENT VALUATIONS AS AT JANUARY 31, 2003 (ACQUISITION DATE)

The following table shows the impact of the revised allocation of the purchase price:

--------------------------------------------------------------------------------------- ------------- -------------

                                                                         AS PREVIOUSLY
                                                                          REPORTED (A)   AS RESTATED   ADJUSTMENTS
--------------------------------------------------------------------------------------- ------------- -------------
Common shares of Kinross issued to Echo Bay and TVX shareholders           $     177.8   $     177.8   $         -
Value of Kinross common stock per share                                           7.14          7.14             -
--------------------------------------------------------------------------------------- ------------- -------------
Fair value of the Company's common stock issued                            $   1,269.8   $   1,269.8   $         -

Plus - fair value of warrants and options assumed by the Company                  29.3          29.3             -
Plus - direct acquisition costs incurred by the Company                           12.6          12.6             -
Plus - the Company's previous 10.6% ownership interest in Echo Bay                 7.0           7.0             -
--------------------------------------------------------------------------------------- ------------- -------------
Total purchase price                                                       $   1,318.7   $   1,318.7   $         -
Plus - Fair value of liabilities assumed by Kinross
     Accounts payable and accrued liabilities                                     76.7          76.7             -
     Long-term debt, including current portion                                     2.2           2.2             -
     Site restoration cost accruals, including current portion                    63.0          63.0             -
     Future income tax liabilities                                                52.8         135.9          83.1
     Other long-term liabilities                                                   0.1           0.1             -
     Liability with respect to TVX Newmont JV assets acquired                     94.5          94.5             -
Less - Fair value of assets acquired by Kinross
     Cash                                                                        (44.2)        (44.2)            -
     Restricted cash                                                             (21.4)        (21.4)            -
     Marketable securities                                                        (2.4)         (2.4)            -
     Accounts receivable and other assets                                        (22.8)        (22.8)            -
     Inventories                                                                 (47.9)        (47.9)            -
     Property, plant and equipment (b)                                          (213.7)       (168.3)         45.4
     Mineral interests                                                          (283.9)       (593.7)       (309.8)
     Long-term investments and other non-current assets                          (53.7)        (53.7)            -
--------------------------------------------------------------------------------------- ------------- -------------
Residual purchase price allocated to goodwill                              $     918.0   $     736.7   $    (181.3)
--------------------------------------------------------------------------------------- ------------- -------------

(a) As previously disclosed in original 2003 financial statements filed with regulators in March (2004.)
(b)     Reclassification to mineral interests.

IMPACT OF INDEPENDENT VALUATIONS AND IMPAIRMENT TESTING AT DECEMBER 31, 2003 AND 2004

Based on independent valuations as of December 31, 2003 and 2004 and the impairment testing methodology described above, the Company recorded impairments of long-lived assets of $10.0 million and $5.0 million relating to mineral interests and exploration properties and goodwill impairment of $394.4 million and $12.4 million for the years ended December 31, 2003 and 2004, respectively. See Note 6 for details of goodwill impairment by reportable segment.

RECLAMATION AND REMEDIATION OBLIGATIONS

The CICA issued Handbook Section 3110 "Asset Retirement Obligations" ("Section 3110") which sets out new accounting requirements for the recognition, measurement and disclosure of liabilities for asset retirement obligations (reclamation and remediation obligations) and the related asset retirement cost. Effective January 1, 2004, the Company applied the requirements of Section 3110.
Section 3110 requires a liability to be initially recognized for the estimated fair value of the obligation when it is incurred. The associated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset and depreciated over the remaining life of the underlying asset, and the associated liability is accreted to the estimated fair value of the obligation at the settlement date through periodic accretion charges to net earnings
(loss). When the obligation is settled, any difference between the final cost and the recorded

                                     F-A104
liability is recognized as income or loss on settlement. Prior to the adoption of Section 3110, the Company accrued for estimated reclamation and remediation obligations over the producing life of a mine with an annual charge to earnings based primarily on legal and regulatory requirements and Company policy. The tables shown below include the impact of this retroactive application of Section 3110.

During 2003, the Company increased property, plant and equipment by $45.4 million and increased reclamation and remediation obligations by $10.6 million to reflect the fair value of the asset and the related liability. Net loss for the year ended December 31, 2003 decreased by $3.1 million.

-----------------------------------------------------------------------------------------------------
                                                                                      2003
-----------------------------------------------------------------------------------------------------
Net earnings (loss) attributable to common shareholders
  As previously reported                                                          $        19.7
  Impact of restatement related to acquisitions and goodwill                             (423.8)
  Impact of adoption of Section 3110                                                        3.1
  Restatement for foreign currency impact on future tax liabilities                       (26.7)
-----------------------------------------------------------------------------------------------------
  As currently reported                                                           $      (427.7)
-----------------------------------------------------------------------------------------------------
Earnings (loss) per common share
Basic
  As previously reported                                                          $        0.06
  Impact of restatement related to acquisitions and goodwill                              (1.37)
  Impact of adoption of Section 3110                                                       0.01
  Restatement for foreign currency impact on future tax liabilities                       (0.09)
-----------------------------------------------------------------------------------------------------
  As currently reported                                                           $       (1.39)
-----------------------------------------------------------------------------------------------------
Diluted
  As previously reported                                                          $        0.06
  Impact of restatement related to acquisitions and goodwill                              (1.37)
  Impact of adoption of Section 3110                                                       0.01
  Restatement for foreign currency impact on future tax liabilities                       (0.09)
-----------------------------------------------------------------------------------------------------
  As currently reported                                                           $       (1.39)
-----------------------------------------------------------------------------------------------------

IMPACT OF RESTATEMENT ON CONSOLIDATED FINANCIAL STATEMENTS

The effect of the revised valuations, allocation of goodwill and testing of impairment and adoption of Section 3110 on the consolidated statement of operations for the year ended December 31, 2003 are shown below:



                                     F-A105

        CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
           2003 (PRIOR TO THE EFFECTS OF THE RESTATEMENT DESCRIBED IN NOTE 2)

======================================================================== =================== =================== ============
                                                                AS
                                                            PREVIOUSLY                                                AS
                                                           REPORTED (A)   RESTATEMENT 2 (B)   RESTATEMENT 2 (C)    RESTATED
------------------------------------------------------------------------ ------------------- ------------------- ------------
REVENUE AND OTHER OPERATING INCOME
  Metal sales                                              $      571.9   $               -   $               -   $    571.9

OPERATING COSTS AND EXPENSES
  Cost of sales (excluding items shown below)                     370.8                (8.8)                  -        362.0
  Accretion expense                                                   -                 9.0                   -          9.0
  Depreciation, depletion and amortization                        140.9                31.8                   -        172.7
                                                          -------------- ------------------- ------------------- ------------
                                                                   60.2               (32.0)                  -         28.2
  Other operating costs                                            16.5                   -                   -         16.5
  Exploration and business development                             24.3                   -                   -         24.3
  General and administrative                                       25.0                   -                   -         25.0
  Impairment charges
     Goodwill                                                         -               394.4                   -        394.4
     Long-lived assets                                              8.0                 7.2                   -         15.2
     Investments                                                    1.9                   -                   -          1.9
  Gain on disposal of assets                                      (29.5)                  -                   -        (29.5)
                                                          -------------- ------------------- ------------------- ------------
OPERATING EARNINGS (LOSS)                                          14.0              (433.6)                  -       (419.6)

  Other income (expense) - net                                      9.8                 1.3               (24.1)       (13.0)
                                                          -------------- ------------------- ------------------- ------------
EARNINGS (LOSS) BEFORE TAXES AND OTHER ITEMS                       23.8              (432.3)              (24.1)      (432.6)

  Income and mining taxes recovery (expense)                      (13.1)               11.6                (2.6)        (4.1)
  Non-controlling interest                                         (0.2)                  -                   -         (0.2)
  Dividends on convertible preferred shares of
     subsidiary                                                    (0.8)                  -                   -         (0.8)
                                                          -------------- ------------------- ------------------- ------------
NET EARNINGS (LOSS)                                        $        9.7   $          (420.7)  $           (26.7)  $   (437.7)
                                                          ============== =================== =================== ============

ATTRIBUTABLE TO COMMON SHAREHOLDERS:

  Net earnings (loss)                                      $        9.7   $          (420.7)  $           (26.7)  $   (437.7)
  Increase in equity component of convertible
     debentures                                                    (6.5)                  -                   -         (6.5)
  Gain on redemption of equity component of
     convertible debentures                                        16.5                   -                   -         16.5
NET EARNINGS (LOSS) ATTRIBUTABLE
                                                          -------------- ------------------- ------------------- ------------
  TO COMMON SHAREHOLDERS                                   $       19.7   $          (420.7)  $           (26.7)  $   (427.7)
                                                          ============== =================== =================== ============

EARNINGS (LOSS) PER SHARE
  Basic                                                    $       0.06   $           (1.36)  $           (0.09)  $    (1.39)
  Diluted                                                  $       0.06   $           (1.36)  $           (0.09)  $    (1.39)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (MILLIONS)
  Basic                                                           308.6                   -                   -        308.6
  Diluted                                                         309.6                (1.0)                  -        308.6
======================================================================== =================== =================== ============

        (a) As previously disclosed in the original 2003 financial statements filed with regulators in March 2004.
        (b) Impact of restatement relating to purchase price allocation and goodwill per financial statements filed with regulators in November 2005.
        (c) Restatement for correction of foreign currency translation impact on future tax liabilities. See Note 25(a).


                                     F-A106

                           CROWN RESOURCES CORPORATION

       UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2006, AND THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


                                      F-B1

                           CROWN RESOURCES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


(in thousands, except share and                                            March 31,      December 31,
 per share amounts)                                                          2006             2005
                                                                                          (as adjusted,
                                                                                          see Note 7)
                                                                           ---------      ------------

                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                $  1,380         $  1,649
  Restricted short-term investments                                              27               27
  Investment in Solitario Resources Corporation, at fair value                   69               56
  Receivable from Solitario Resources Corporation                                91               45
  Prepaid expenses and other                                                     53               59
                                                                           --------         --------
     TOTAL CURRENT ASSETS                                                     1,620            1,836

MINERAL PROPERTIES, NET                                                      39,221           38,771

OTHER ASSETS                                                                    156              159
                                                                           --------         --------
                                                                           $ 40,997         $ 40,766
                                                                           ========         ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                         $     44         $    102
  Accrued liabilities                                                           408              484
  Unexercised warrant liability, at fair value                                   69               56
  Accrued interest payable                                                      311              211
                                                                           --------         --------
      TOTAL CURRENT LIABILITIES                                                 832              853
                                                                           --------         --------

LONG-TERM LIABILITIES:
  Asset retirement obligation                                                    39               24
  Unexercised warrant liability, at fair value                                  800              486
  Convertible debenture, net of discount                                      8,610            8,534
  Deferred income taxes                                                       7,121            7,159
                                                                           --------         --------
      TOTAL LONG-TERM LIABILITIES                                            16,570           16,203
                                                                           --------         --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK, $0.01 PAR VALUE: AUTHORIZED 40,000,000 SHARES,
     none outstanding                                                            -               -
  COMMON STOCK, $0.01 PAR VALUE; AUTHORIZED 100,000,000 SHARES,
     issued and outstanding, 46,002,239 at March 31,
     2006 and December 31, 2005                                                 460              460
  Additional paid-in capital                                                 57,575           57,338
  Kinross receivable                                                           (439)            (488)
  Accumulated deficit                                                       (34,001)         (33,600)
                                                                           --------         --------
      TOTAL STOCKHOLDERS' EQUITY                                             23,595           23,710
                                                                           --------         --------
                                                                           $ 40,997         $ 40,766
                                                                           ========         ========

See Notes to Unaudited Condensed Consolidated Financial Statements.

                                      F-B2

                           CROWN RESOURCES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


(in thousands, except per                                                     Three months ended
  share amounts)                                                                   MARCH 31,
                                                                          -------------------------
                                                                            2006             2005
                                                                          --------         --------
COSTS, EXPENSES AND OTHER:
  Exploration expense                                                           -                -
  Depreciation and amortization                                                 3                3
  General and administrative, net                                             138              144
  Interest income                                                             (15)             (12)
  (Gain) loss on investment in Solitario Resources Corporation                (14)             100
  Loss (gain) on derivative instrument, unexercised warrants
                                                                              327           (2,243)
                                                                          -------          -------
INCOME (LOSS) BEFORE INCOME TAXES                                            (439)           2,008
Income tax benefit                                                             38               80
                                                                          -------          -------
NET INCOME (LOSS)                                                         $  (401)         $ 2,088
                                                                          =======          =======
EARNINGS (LOSS) PER COMMON SHARE
  Basic                                                                   $ (0.01)         $  0.05
                                                                          =======          =======
  Diluted                                                                 $ (0.01)         $ (0.00)
                                                                          =======          =======
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  Basic                                                                    46,002           40,429
                                                                          =======          =======
  Diluted                                                                  46,002           45,264
                                                                          =======          =======

See Notes to Unaudited Condensed Consolidated Financial Statements.

                                      F-B3

                           CROWN RESOURCES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

(in thousands)                                                                    THREE MONTHS ENDED
                                                                                       MARCH 31
                                                                                  ------------------
                                                                                   2006        2005
                                                                                  ------      ------
                                                                                           (as restated,
                                                                                            See Note 8)
OPERATING ACTIVITIES:
Net (loss) income                                                                 $ (401)     $2,088
Adjustments to reconcile net (loss) income to cash
  used in operating activities:
  Depreciation and amortization                                                        3           3
  Deferred income taxes                                                              (38)        (80)
  Loss (gain) on derivative instrument                                               327      (2,243)
  (Gain) loss on investment in Solitario Resources Corporation                       (14)        100
Changes in operating assets and liabilities:
  Prepaid expenses and other                                                         (39)        (21)
  Accounts payable and other current liabilities                                     (84)        (24)
                                                                                  ------      ------
        Net cash used in operating activities                                       (246)       (177)
                                                                                  ------      -------
INVESTING ACTIVITIES:
  Additions to mineral properties                                                    (23)     (1,164)
                                                                                  ------      ------
        Net cash used in investing activities                                        (23)     (1,164)
                                                                                  ------      ------

FINANCING ACTIVITIES:
Proceeds from sale of common stock                                                    -        1,000
                                                                                  ------      ------
        Net cash provided by financing activities                                     -        1,000
                                                                                  ------      ------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                           (269)       (341)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     1,649       2,081
                                                                                  ------      ------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                          $1,380      $1,740
                                                                                  ======      ======

See Notes to Unaudited Condensed Consolidated Financial Statements.

                                      F-B4

                           CROWN RESOURCES CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

GENERAL

         The accompanying condensed consolidated financial statements of Crown Resources Corporation ("CRC") and its subsidiaries (collectively "Crown") as of and for the three months ended March 31, 2006 and 2005 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring items, necessary for a fair presentation. Interim results are not necessarily indicative of results that may be achieved in the future.

         These financial statements should be read in conjunction with the financial statements and notes thereto which are included in Crown's Annual Report on Form 10-K for the year ended December 31, 2005. The accounting policies set forth in those annual financial statements are the same as the accounting policies utilized in the preparation of these financial statements, except as modified for the adoption of EITF 05-8 discussed below, and appropriate interim financial statement presentation.

BUSINESS

         Crown Resources Corporation and its subsidiaries ("Crown") are engaged principally in the permitting and future development of the Buckhorn Mountain gold project in Washington State. Historically, Crown acquired and explored mineral properties located in the western United States. As discussed below, prior to Crown's distribution of Solitario Resources Corporation ("Solitario") on July 26, 2004, Crown owned 37.1% of Solitario, which had been accounted for under the equity method of accounting. Solitario operates as a precious and base metals exploration company in Mexico, Brazil, Bolivia, and Peru.

         Crown has historically derived its revenues principally from interest income, the option and sale of property interests and to a lesser extent from payments on royalty interests and the sale of its share of gold produced from its properties.

         On November 20, 2003 Crown executed a definitive agreement to merge with Kinross Gold Corporation ("Kinross"), a Canadian corporation, as more fully described in Note 2 (the "Merger"). The Merger is subject to the approval of Crown's shareholders and customary closing conditions. Crown currently has no source of recurring revenue and Crown anticipates any future recurring revenue would only occur after the successful development of its Buckhorn Mountain Project. The successful development of the Buckhorn Mountain Project is dependent on several factors, many of which are beyond the control of Crown. Crown cannot provide any assurance that the Merger with Kinross will be completed as planned, or that it will be able to successfully permit and develop the Buckhorn Mountain Project in the event the Merger is not completed (see Note
2).

         Crown currently has limited financial resources and accordingly, is not engaged directly in any significant exploration or development activity other than at its Buckhorn Mountain Project. Crown's current objective is to complete the permitting process for development of the Buckhorn Mountain Project in conjunction with Kinross (see Note 2). Unless Crown is successful in these objectives, it is unlikely that Crown will be in a position in the foreseeable future to pursue additional exploration or development projects. Furthermore, in the event the Merger with Kinross is not consummated, Crown will need significant additional financial resources to develop the Buckhorn Mountain Project and Crown cannot assure that it will be able to obtain such financial resources. Crown currently estimates the initial capital cost for the Buckhorn Mountain Project will require approximately $32.6 million. Based upon Crown's current business plan, Crown estimates its current financial resources are sufficient to fund its operations through the first quarter of 2007.

                                      F-B5

RECENT DEVELOPMENTS

THE MERGER

         As further discussed in Note 2, on November 20, 2003, Crown executed a definitive agreement entitled "Acquisition Agreement and Agreement and Plan of Merger" (the "Merger Agreement") with Kinross, whereby each share of Crown's outstanding common stock would have been exchanged for 0.2911 shares (the "Exchange Ratio") of Kinross common stock at closing. On February 24, 2006 Crown and Kinross executed the fifth amendment to the Merger Agreement which (i) extended the date on which either party may terminate the Merger Agreement if the merger contemplated therein has not closed (the "Termination Date") from March 31, 2006 to December 31, 2006, (ii) removed the valuation collar on the transaction, (iii) reduced the exchange ratio to 0.32 shares of Kinross stock and (iv) provided that if the merger is not completed by July 1, 2006 Kinross will loan Crown $2,000,000 in a three year note with the proceeds to be used to extinguish an existing third party net smelter royalty at the Buckhorn Mountain Project.

         Previously, on May 31, 2005, Crown and Kinross executed the fourth amendment to the merger agreement which (i) extended the date on which either party may terminate the Merger Agreement if the merger contemplated therein has not closed (the "Termination Date") from May 31, 2005 to March 31, 2006, (ii) increased the Exchange ratio to 0.34 shares of Kinross common stock, (iii) put a valuation collar on the transaction whereby the maximum value of Kinross common shares to be issued to Crown shareholders (excluding any Crown common shares held by Kinross) is $110 million and the minimum value is $77.5 million, (iv) provided that Kinross would invest in a $10 million convertible debenture issued by Crown (the "Convertible Debenture") on or before June 20, 2005 and (v) provided that if Crown paid a dividend of up to $0.21 per share to its shareholders, Kinross would reimburse Crown upon the payment of certain third party invoices received by Crown after June 1, 2005 for permitting and development of Crown's Buckhorn Mountain Project. The Convertible Debenture was funded and issued on June 20, 2005. A majority of the funds from the Convertible Debenture were used to pay the dividend of $0.21 per share on July 26, 2005.

     Crown is not required to repay Kinross for the amounts Kinross has paid for third-party permitting and development costs under this amendment under any circumstances. Crown capitalizes these third-party permitting and development costs as they are for the benefit of the Buckhorn Mountain Project. Crown records all amounts capitalized as additional paid-in capital and records all accrued third-party invoices which have not yet been paid as either accounts payable or accrued liabilities with an offsetting receivable in stockholders' equity.

As a result of the May 31, 2005 amendment, as of March 31, 2006, Crown has recorded an increase in mineral properties of $2,656,000 for permitting and other related costs on invoices received after June 1, 2005 paid by Kinross which has been recorded as a capital contribution to paid-in capital. Through March 31, 2006 Kinross has paid $2,217,000 of those costs and Crown has recorded a receivable from Kinross of $439,000 as of March 31, 2006 in stockholders equity for the balance.

         On December 30, 2004, Crown and Kinross had entered into the third amendment to the Merger Agreement to extend the termination date. Concurrently with the December 30, 2004 amendment, Crown agreed to sell to Kinross and Kinross agreed to purchase from Crown 511,640 newly issued shares of its common stock at the fair market value of the stock of $1.9545 per share or $1,000,000 in the aggregate. The closing of the sale of these shares occurred on January 18, 2005. Previously Crown and Kinross had amended the Merger Agreement twice to extend the termination date from March 31, 2004 to December 31, 2004.

SPIN-OFF OF SOLITARIO STOCK

         On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, Crown retained 998,306 shares of Solitario common stock (the "Retained Shares") for the benefit of its warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off, Crown distributed 962,302 Retained Shares upon the exercise of warrants and at March 31, 2006 had 36,004 Retained Shares. Although Crown claims no beneficial ownership in the Retained Shares, Crown carries its investment in the Retained Shares at fair value with changes in the fair value recorded in the statement of operations. During the three months ended March 31, 2006 and 2005, Crown recorded a gain (loss) on its investment in Retained Shares of $14,000 and $(100,000), respectively. In addition, Crown retained 93 Solitario shares, from fractional shares, which Crown intends to sell. After the disposition of the Solitario shares retained for warrant holders and fractional shares, Crown will no longer own any shares of Solitario. Prior to July 26, 2004, Crown recorded its investment in Solitario under the equity method of accounting.

                                      F-B6

NET INCOME (LOSS) PER COMMON SHARE

         The net income (loss) per common share is presented in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic earnings per share ("EPS") is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Basic and diluted EPS were not the same for the three months ended March 31, 2005 because the effect of all potential common stocks was dilutive as further described below.

         Stock options, warrants outstanding and their equivalents are included in diluted EPS computations through the "treasury stock method" unless they are antidilutive. Convertible securities are included in diluted EPS computations through the "if converted" method unless they are antidilutive. Potentially dilutive common shares are excluded from the computations in loss periods, as their effect would be antidilutive. As of March 31, 2006, Crown had warrants, which could be exercised for 312,377 common shares at an exercise price of $0.75 per share that have been excluded from the weighted-average number of common shares outstanding for the diluted net loss per share computations for the three months ended March 31, 2006, as they are antidilutive. Also outstanding at March 31, 2006 was the Convertible Debenture issued to Kinross on June 20, 2005, which was excluded from the weighted-average number of common shares outstanding for the diluted net loss per share computations for the three months ended March 31, 2006, because it is antidilutive. As of March 31, 2005 Crown had warrants, which could be exercised for 8,243,335 common shares at an exercise price of $0.75 per share that could potentially dilute earnings per share. In order to calculate diluted earnings per share Crown assumes these warrants are converted as of the beginning of the three months ended March 31, 2005 under the treasury stock method, resulting in 4,835,000 additional shares estimated as outstanding for the computation of diluted earnings per share. In addition, because the warrants are assumed to be exercised as of the beginning of the three months ended March 31, 2005, the gain on derivative instruments related to the unexercised warrants for the three months ended March 31, 2005 of $2,243,000, is deducted from income available to common shareholders in calculating diluted earnings (loss) per share, which results in an estimated loss of $155,000 or $0.00 per share for diluted earnings per share.

         The following table illustrates the effect of dilutive securities in calculating diluted earnings per share:

 (in thousands, except per share amounts)             FOR THE THREE MONTHS
                                                      --------------------
                                                         ENDED MARCH 31,
                                                       2006          2005
                                                      ------        ------

 Net (loss) income                                    $ (401)       $2,088
   Effect of Dilutive Securities:
     Warrants                                              -        (2,243)
                                                      ------        ------
 Diluted net loss                                     $ (401)       $ (155)
                                                      ======        ======
  Shares:
   Basic weighted average shares outstanding          46,002        40,429
   Effect of Dilutive Securities:
     Warrants                                              -         4,835
                                                      ------        ------
 Diluted weighted average shares outstanding          46,002        45,264
                                                      ======        ======
 Basic earnings (loss) per share                      $(0.01)       $ 0.05
                                                      ======        ======
 Diluted earnings (loss) per share                    $(0.01)       $(0.00)
                                                      ======        ======


RECENT ACCOUNTING PRONOUNCEMENTS

         In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." Crown adopted SFAS No. 155 on January 1, 2006. The adoption of SFAS 155 did not have a material effect on Crown's financial position, results of operations or cash flows.

                                      F-B7

         In September 2005, the Emerging Issues Task Force reached a consensus on Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," ("EITF No. 05-8"). EITF No. 05-8 provides that the issuance of convertible debt with a beneficial conversion feature results in a book/tax basis difference that should be accounted for as a temporary difference for purposes of applying FASB Statement No. 109, "Accounting for Income Taxes." EITF No. 05-08 further provides that the recognition of deferred taxes for the temporary difference should be recorded as an adjustment to additional paid-in capital, and that the recognition of deferred taxes for this temporary difference will not impact the income statement and the effective tax rate. Crown adopted EITF No. 05-8 on January 1, 2006, which requires retrospective application in accordance with SFAS No. 154, discussed below. As a result of adoption of EITF No. 05-8, Crown recorded a deferred tax liability of $552,000, with a corresponding charge to additional paid-in capital on a retrospective basis as of December 31, 2005, related to the deferred tax effects for the temporary book/tax difference on the $1,624,000 beneficial conversion feature recorded upon the issuance of the Convertible Debenture. The adoption of EITF No 05-8 has had no effect on the statement of operations for the three months ended March 31, 2006 or for the year ended December 31, 2005 as Crown has capitalized all of its interest cost, including interest for amortization of its beneficial conversion feature. Accordingly, no retrospective adjustment is necessary for results of operations, cash flows or retained earnings as a result of the adoption of EITF 05-8. Upon the future recognition of the capitalized interest related to the amortization of the beneficial conversion feature, Crown will record an income tax benefit in the period of recognition. The Convertible Debenture was not outstanding during the first quarter of 2005. Accordingly, there was no capitalization of interest or deferred tax effects related to the beneficial conversion feature during the first quarter of 2005.

         In May 2005, The FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" ("Opinion No. 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 requires retrospective to prior period application of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 defines "retrospective application" as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity and SFAS No. 154 defines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. SFAS No. 154 carries forward without change the guidance in Opinion No. 20 for reporting the correction of an error in previously issued financial statements and changes in accounting estimate. Crown adopted SFAS No. 154 on January 1, 2006. Other than the recognition of the deferred tax liability of $552,000 and corresponding charge to additional paid-in capital as of December 31, 2005 required by EITF 05-8, discussed above, the adoption of SFAS 154 did not have a material effect on Crown's financial position, results of operations or cash flows.

         In December 2004, the FASB issued a revision to SFAS No. 123, "Share Based Payments" ("SFAS No. 123R") which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123R requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based upon the grant-date fair value of the award and that the cost be recognized over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period. The grant-date fair value of employee share options and similar instruments will be measured using option-pricing models adjusted for any unique characteristics of those instruments. SFAS No. 123R eliminates the alternative to use Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") intrinsic value method of accounting that was provided in SFAS No. 123 "Share Based Payments" as originally issued. On January 1, 2006 Crown adopted SFAS No. 123R using the modified prospective transition method. Under this method, compensation cost recognized in the quarter ended March 31, 2006 includes cost for option grants prior to, but not yet vested as of January 1, 2006, based upon the grant-date fair value, estimated in accordance with the original provisions of SFAS No. 123. Crown granted no options during the three months ended March 31, 2006 and 2005, had no options outstanding as December 31, 2005 and 2004 and as such, recorded no compensation expense in the three months ended March 31, 2006 and 2005. The adoption of SFAS No 123R has not had any effect on Crown's financial position or results of operations or cash flows.

                                      F-B8

2.       MERGER AGREEMENT

         On November 20, 2003, Crown executed a definitive agreement entitled "Acquisition Agreement and Agreement and Plan of Merger" (the "Merger Agreement") with Kinross, whereby each share of Crown's outstanding common stock would have been exchanged for 0.2911 shares of Kinross common stock at closing. The Merger is subject to the approval of two-thirds of Crown's shareholders and customary closing conditions. Under the Merger Agreement, Crown is required to operate its business in the ordinary course, and Crown is restricted from engaging in certain significant business and financing transactions, or changes in corporate structure. On July 26, 2004, Crown completed a spin-off of its Solitario shares to its shareholders as contemplated under the Merger Agreement as discussed below under Note 4.

         On February 24, 2006 Crown and Kinross amended the Merger Agreement to
(i) extend the date on which either party may terminate the Merger Agreement if the merger contemplated therein has not closed (the "Termination Date") from March 31, 2006 to December 31, 2006, (ii) removed the valuation collar on the transaction, (iii) reduce the exchange ratio to 0.32 shares of Kinross stock and
(iv) provide that if the merger is not completed by July 1, 2006 Kinross will loan Crown $2,000,000 in a three year note with the proceeds to be used to extinguish an existing third party net smelter royalty at the Buckhorn Mountain Project.

     On May 31, 2005, Crown and Kinross amended the Merger Agreement to (i) extend the Termination Date from May 31, 2005 to March 31, 2006, (ii) increase the Exchange Ratio to 0.34 shares, (iii) put a valuation collar on the transaction whereby the maximum value of Kinross common shares to be issued to Crown shareholders (excluding any Crown common shares held by Kinross) is $110 million and the minimum value is $77.5 million, (iv) provide that Kinross would invest in a $10 million convertible debenture issued by Crown (the "Convertible Debenture") on or before June 20, 2005, and (v) provide that if Crown paid a dividend of up to $0.21 per share to its shareholders, Kinross would reimburse Crown upon the payment of certain third party invoices for all permitting and development of Crown's Buckhorn Mountain Project received by Crown after June 1, 2005. Crown is not required to repay Kinross for the amounts Kinross has paid for third-party permitting and development costs under this amendment under any circumstance. Crown Capitalizes these third-party permitting and development costs as they are for the benefit of the Buckhorn Mountain Project. Crown records all amounts capitalized as additional paid-in capital and records all accrued third-party invoices which have not yet been paid as either accounts payable or accrued liabilities with an offsetting receivable in stockholders' equity. During the three months ended March 31, 2006 Crown recorded an increase in mineral properties of $237,000 and Crown has recorded an increase in mineral properties of $2,656,000 for permitting and other related costs on invoices received after June 1, 2005, which have been recorded as a capital contribution to paid-in capital. Through March 31, 2006 Kinross has paid $2,217,000 of those costs since June 1, 2005 and Crown has recorded a receivable from Kinross of $439,000 as of March 31, 2006 in stockholders equity for the balance.

         The Convertible Debenture was issued on June 20, 2005 and has a term of five years, an interest rate of 4% payable annually with a provision to delay the payment of the first two annual interest payments until the date of the third annual payment, at Crown's election. The Convertible Debenture is convertible at Kinross' option any time after September 30, 2005 and prior to maturity into 5.8 million shares of Crown, plus shares for any accrued interest. In the event the Merger Agreement is terminated other than as a result of a default by Crown, Crown shall have the right to convert all amounts due under the Convertible Debenture by providing 30 days prior notice to Kinross. Any shares issued upon conversion of the Convertible Debenture, or any portion thereof, will be restricted stock. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, representing the difference between the market price of Crown's common stock on June 20, 2005 of $2.00 and the conversion price of $1.72 per share of Crown's common stock. The discount is being amortized over the stated term of the Convertible Debenture. Crown capitalized interest cost of $76,000 to its Buckhorn Mountain Project from amortization of the beneficial conversion feature discount to development cost during the three months ended March 31, 2006. Crown used the majority of the proceeds from the sale of the Convertible Debenture to pay a dividend of $0.21 per share on July 26, 2005 to holders of record of Crown common stock as of July 14, 2005. In addition, Crown accrued $100,000 of interest on the Convertible Debenture for the three months ended March 31, 2006 which was capitalized to Crown's Buckhorn Mountain Project.

                                      F-B9

         Either Kinross or Crown may terminate the Merger Agreement upon the occurrence of a material breach of the agreement by the other party as defined in the Merger Agreement.

         Additionally, holders of unexercised warrants to purchase shares of Crown common stock have the right to elect to exchange the warrant for 0.32 shares of Kinross common stock for each share of Crown common stock that would have been issued on the exercise of the warrant immediately prior to the effective date of the Merger on a cashless basis, or absent making this election, the warrant will represent the right to acquire Kinross common shares in accordance with the terms and conditions of the warrant as amended pursuant to the Merger Agreement. Crown had warrants outstanding which are exercisable for up to 312,377 shares as of March 31, 2006 and December 31, 2005 with an exercise price of $0.75 per share and which expire in October 2006.

         Concurrently with an amendment to the Merger Agreement, signed on December 30, 2004, Crown agreed to sell to Kinross and Kinross agreed to purchase from Crown 511,640 newly issued shares of Crown common stock at the fair market value of the stock of $1.9545 per share or $1,000,000 in the aggregate. The fair market value of the common stock was based upon the average of the closing market price of a share of Crown common stock for the twenty days prior to December 30, 2004. The closing of the sale of these shares occurred on January 18, 2005. Kinross received restricted stock in the offering. Crown used the proceeds from the sale to pay for permitting costs related to its Buckhorn Mountain Project.

3.       CORPORATE REORGANIZATION

         On March 8, 2002, Crown filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy") in the United States Bankruptcy Court for the District of Colorado (the "Court"). As part of the Bankruptcy Crown filed a Plan of Reorganization (the "Plan") and a Disclosure Statement with the Court on March 25, 2002. On May 30, 2002, the Court confirmed the Plan, which became effective on June 11, 2002 (the "Effective Date"). As part of the Plan, Crown restructured its existing $15 million 5.75% Convertible Subordinated Debentures due August 2001 (the "Debentures").

         The restructuring provided for an exchange of outstanding Debentures, including any accrued interest thereon for the following consideration: (i) issuance of $1,000,000 in cash, (ii) $2,000,000 in 10% Convertible Secured Notes (the "Secured Notes") convertible into Crown common shares at $0.35 per share,
(iii) $4,000,000 of convertible unsecured subordinated notes (the "Subordinated Notes") convertible into common stock of Crown at $0.75 per share, and (iv) warrants, which expire in October 2006 that entitle the holders the right to purchase, in the aggregate, 5,714,285 shares of Crown common stock at an exercise price of $0.75 per share. The interest on the Secured and Subordinated Notes was payable in cash or shares of Crown common stock at the conversion price at Crown's election. In November 2003, all Subordinated Notes were automatically converted into shares of Crown common stock. In December 2003, substantially all Secured Notes were converted into shares of Crown common stock. In July 2005, Wells Fargo Bank, Minnesota (the "Disbursing Agent") exercised warrants due to the unexchanged Debentures for 68,589 shares on a cashless basis into 42,996 shares of Crown common stock.

         In order to effect the Plan on the Effective Date, Crown entered into a Custody and Disbursing Agreement with the Disbursing Agent as well as trust indentures with Deutsche Bank Trust Company, Americas, as Trustee on the Secured Notes and with Wells Fargo Bank Minnesota, N.A. as Trustee on the Subordinated Notes. As of March 31, 2006, $180,000 in Debenture certificates have not been presented. If all of these Debentures are presented, the Disbursing Agent will distribute $12,000 in cash (plus the dividend paid to the Disbursing agent on behalf of unexchanged Debentures on July 26, 2005), 68,589 shares of our common stock from the converted Secured Notes (plus accrued interest since June 11, 2002), 64,000 shares of our common stock from the converted Subordinated Notes (plus accrued interest since June 11, 2002), and 42,996 shares of our common stock from the exercise of warrants to acquire 68,589 shares of our common stock which were exercised in July 2005. The Debenture holders have until June 2007 to present their certificates to the Disbursing Agent, at which time the Disbursing Agent will deliver to Crown any undistributed cash and Crown common stock.

                                      F-B10

4.       UNEXERCISED WARRANT LIABILITY

         On July 1, 2004, as a result of declaring, as a dividend, the distribution of Crown's 9,633,585 shares of Solitario common stock, the classification of Crown's warrants changed from an equity derivative instrument to that of a liability derivative instrument in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". As a result, Crown recorded the fair value of the warrants as unexercised warrant liability as of July 1, 2004, with subsequent increases and decreases in the fair value of the warrant recorded in the statement of operations as gain or loss on derivative instruments. In addition, upon exercise of any Crown warrants, Crown reduces its investment in retained shares of Solitario for the fair value of any Retained Shares distributed, records the fair value of any shares of Crown common stock issued as stockholders' equity and reduces the unexercised warrant liability by the fair value of the warrants exercised. During the three months ended March 31, 2006, Crown recorded a loss on derivative instrument of $327,000, compared to a gain on derivative instrument of $2,243,000 for the three months ended March 31, 2005 related to the increase and decrease, respectively, in the fair value of the unexercised warrants. There were no warrant exercises during the three months ended March 31, 2006 and 2005.

         At March 31, 2006, there are unexercised warrants for 312,377 Crown common shares. Crown has recorded an unexercised warrant liability of $869,000, which includes $69,000 classified as a current liability for the portion of the unexercised warrant liability which will be settled by the Retained Shares to be distributed and $800,000 for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current. The fair values for the Retained Shares are based upon quoted market prices and the fair value of the Crown shares of common stock issuable under the warrants have been determined using a Black-Scholes option-pricing model.

5.       RELATED PARTY TRANSACTIONS

         Crown executed a definitive agreement entitled "Acquisition Agreement and Agreement and Plan of Merger" (the "Merger Agreement") with Kinross, whereby each share of Crown's outstanding common stock would have been exchanged for
0.2911 shares of Kinross common stock at closing, which was subsequently amended to extend the termination date to December 31, 2006 and increase to 0.32 the Kinross shares exchanged for each share of Crown common stock. On January 18, 2005 Kinross acquired 511,640 shares of Crown common shares for $1,000,000. On June 20, 2005, we issued the $10,000,000 Convertible Debenture to Kinross. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, which is being amortized over the stated term of the Convertible Debenture. Crown capitalized interest cost of $76,000 to its Buckhorn Mountain Project from amortization of the beneficial conversion feature discount to development cost during the three months ended March 31, 2006. Crown accrued $100,000 of interest on the Convertible Debenture for the three months ended March 31, 2006 which was capitalized to Crown's Buckhorn Mountain Project. During the three months ended March 31, 2006 Crown recorded an increase in mineral properties of $237,000 and Crown has recorded an increase in mineral properties of $2,656,000 for permitting and other related costs on invoices received after June 1, 2005, which have been recorded as a capital contribution to paid-in capital. Through March 31, 2006, Kinross has paid $2,217,000 of those costs since June 1, 2005 and Crown has recorded a receivable from Kinross of $439,000 as of March 31, 2006 in stockholders equity for the balance.

         Crown provides management and technical services to Solitario under a management and technical services agreement originally signed in April 1994 and modified in April 1999, December 2000 and July 2002. Under the modified agreement Solitario is billed by Crown for services at 25% of Crown's corporate administrative costs for executive and technical salaries, benefits and expenses, 50% of Crown's corporate administrative costs for financial management and reporting salaries, benefits, expenses and 75% of Crown's corporate administrative costs for investor relations salaries, benefits and expenses. In addition, Solitario reimburses Crown for direct out-of-pocket expenses. These allocations are based upon the estimated time and expenses spent by Crown management and employees on both Crown's activities and Solitario's activities. Management believes these allocations are reasonable and the allocations are periodically reviewed by management and approved by independent Board members of both Crown and Solitario. Management service fees are billed monthly, due on receipt and are generally paid within thirty days. Management service fees paid by Solitario were $86,000 and $102,000 for the three months ended March 31, 2006 and 2005, respectively. Solitario and Crown have continued to operate under the management and technical services agreement subsequent to the spin-off. If the Kinross merger is completed Crown and Solitario are expected to terminate the management and technical services agreement.

                                      F-B11

         On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 Retained Shares for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off Crown distributed 962,302 Retained Shares upon the exercise of warrants and at March 31, 2006, had 36,004 Retained Shares. Crown carries its investment in the Retained Shares at fair value with changes in the fair value recorded in the statement of operations. During the three months ended March 31, 2006, Crown recorded a gain on its investment in Retained Shares of $14,000 and a loss of $100,000 during the three months ended March 31, 2005. In addition Crown retained 93 shares, from fractional shares, which it intends to sell. After the disposition of the Retained Shares and fractional shares, Crown will no longer own any shares of Solitario.

         Solitario entered into a Voting Agreement dated as of April 15, 2002 among Zoloto Investors, LP ("Zoloto") and Crown. Zoloto and Solitario are both shareholders of Crown (the "Signing Shareholders"). Pursuant to the Voting Agreement, Zoloto and Solitario agreed that each will vote its owned shares during the term of the Voting Agreement for the election of three designees of Zoloto and one designee of Solitario (the "Designee Directors") to the Board of Directors of Crown. The Signing Shareholders agreed that any shares received by either Signing Shareholder would be subject to the Voting Agreement during its term and any successor, assignee or transferee of shares from either Signing Shareholder would be subject to the terms of the Voting Agreement during its term. The Voting Agreement terminates on June 25, 2006. As of March 31, 2006, the Signing Shareholders collectively held 16,443,549 shares or 35.7% of the outstanding Crown shares.

         Solitario entered into a stockholder and voting agreement with Kinross, along with several Crown directors, Crown executive officers and entities affiliated with these directors and officers (collectively the "Signatories"), pursuant to which the Signatories agreed, among other things to cause to be voted, all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as all shares of Crown common stock acquired by them, as set forth in the stockholder and voting agreement, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of March 31, 2006, 18,639,640 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 40.5% of the outstanding shares of Crown common stock.

         As of March 31, 2006, Solitario owns 6,071,626 shares of Crown common stock or approximately 13.2% of the outstanding shares of Crown.

         Christopher E. Herald, and Mark E. Jones, III are directors of both Solitario and Crown. Christopher E. Herald, James R. Maronick and Walter H. Hunt are officers of both Solitario and Crown. If the transaction between Crown and Kinross is completed, Crown anticipates Mr. Herald and Mr. Jones will not be Crown directors and Mr. Herald, Mr. Maronick and Mr. Hunt will not be Crown officers.

6.       INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to the difference between the financial reporting and tax basis of assets and liabilities using enacted tax rates. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes payable, respectively. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

                                      F-B12

         A reconciliation of expected federal income tax (expense) benefit from operations at the U.S. statutory rates with the (expense) benefit for income taxes is as follows:

                                                            Three months ended
                                                                March 31,
(in thousands)                                               2006        2005
--------------------------------------------------------------------------------

Income tax benefit (expense) at statutory rates             $ 149       $(683)
Nondeductible loss (gain) on unexercised Crown warrants      (111)        763
                                                            -----       -----
Income tax benefit                                          $  38       $  80
                                                            =====       =====


7.       CHANGE IN METHOD OF ACCOUNTING FOR INCOME TAXES

         As a result of adoption of EITF No. 05-8, Crown recorded a deferred tax liability of $552,000 with a corresponding charge to additional paid-in capital on a retrospective basis as of December 31, 2005 related to the deferred tax effects for the temporary book/tax difference on the $1,624,000 beneficial conversion feature recorded upon the issuance of the Convertible Debenture. The adoption of EITF No 05-8, has had no effect on the statement of operations for the three months ended March 31, 2006 or for the year ended December 31, 2005 as Crown has capitalized all of its interest cost, including interest for amortization of its beneficial conversion feature. Accordingly, no retrospective adjustment is necessary for results of operations, cash flows or retained earnings as a result of the adoption of EITF 05-8. Upon the future recognition of the capitalized interest related to the amortization of the beneficial conversion feature, Crown will record an income tax benefit in the period of recognition. The Convertible Debenture was not outstanding during the first quarter of 2005. Accordingly, there was no capitalization of interest or deferred tax effects related to the beneficial conversion feature during the first quarter of 2005.

         The following financial statement line items as of December 31, 2005 have been changed as a result of the change in accounting principal upon the adoption of EITF No. 05-8:


                                                             As originally           Effect of
(in thousands)                                                  reported       retrospective change     As adjusted
                                                            ----------------------------------------------------------
Deferred income taxes                                           $ 6,607                $ 552             $ 7,159
Additional paid-in capital                                      $57,890                $(552)            $57,338



8.  RESTATEMENT

        During the year ended December 31, 2005, Crown determined that additions to mineral properties on account for which payment had not been made represented non-cash investing activities that should not have been reported in its statements of cash flows. Historically, Crown had reflected the additions as investing cash flows in the periods in which the liabilities were incurred, and included changes in the related liability in cash flows from operating activities. Accordingly, Crown's condensed consolidated statement of cash flows for the quarter ended March 31, 2005 has been restated from the amounts previously reported to reduce the cash used in operating activities by $613,000, and to increase cash flows used in investing activities by a corresponding amount.

                                      F-B13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Crown Resources Corporation
Wheat Ridge, Colorado

We have audited the consolidated balance sheet of Crown Resources Corporation as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crown Resources Corporation as of December 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.

March 1, 2006 (May 12, 2006 as to the effects of the retrospective application discussed in Note 15)

Denver, Colorado

                                      F-B14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Crown Resources Corporation
Wheat Ridge, Colorado

We have audited the accompanying consolidated balance sheet of Crown Resources Corporation and subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Crown Resources Corporation and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14, the accompanying 2004 consolidated financial statements have been restated.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 7, 2005 (May 27, 2005 as to the effects of the restatement discussed in Note 14)

                                      F-B15

                           CROWN RESOURCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)


                                                                                        December 31,
                                                                                   2005             2004
                                                                                 -------------------------
                                                                                (as adjusted, (as restated,
                                                                                see Note 15)   see Note 14)
                                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                     $  1,649         $  2,081
   Restricted short-term investments                                                   27               27
   Investment in Solitario Resources Corporation, at fair value                        56            1,428
   Receivable from Solitario Resources Corporation                                     45               79
   Prepaid expenses and other                                                          59               41
                                                                                 --------         --------
     TOTAL CURRENT ASSETS                                                           1,836            3,656
                                                                                 --------         --------
MINERAL PROPERTIES, NET                                                            38,771           35,639

OTHER ASSETS:
   Other                                                                              159              145
                                                                                 --------         --------
     TOTAL OTHER ASSETS                                                               159              145
                                                                                 --------         --------
                                                                                 $ 40,766         $ 39,440
                                                                                 ========         ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                              $    102         $    181
   Accrued liabilities                                                                484              996
   Current portion of long-term debt                                                   -                45
   Unexercised warrant liability, at fair value                                        56            1,428
   Accrued interest payable                                                           211              -
                                                                                 --------         --------
     TOTAL CURRENT LIABILITIES                                                        853            2,650
                                                                                 --------         --------
LONG-TERM LIABILITIES:
   Asset retirement obligation                                                         24               23
   Unexercised warrant liability, at fair value                                       486           11,453
   Convertible Debenture, net of discount                                           8,534              -
   Deferred income taxes                                                            7,159            6,852
                                                                                 --------         --------
      TOTAL LONG-TERM LIABILITIES                                                  16,203           18,328
                                                                                 --------         --------
COMMITMENTS AND CONTINGENCIES (NOTES 2, 3, 5, 6, 9)

STOCKHOLDERS' EQUITY
   Preferred stock, $0.01 par value; authorized 40,000,000
     shares; none outstanding                                                         -                -
   Common stock, $0.01 par value: authorized 100,000,000
     shares; issued and outstanding; 46,002,239 and 40,014,132
     shares at December 31, 2005 and 2004, respectively                               460              400
   Additional paid-in capital                                                      57,338           50,763
   Kinross receivable                                                                (488)             -
   Accumulated deficit                                                            (33,600)         (32,701)
                                                                                 --------         --------
     TOTAL STOCKHOLDERS' EQUITY                                                    23,710           18,462
                                                                                 --------         --------
                                                                                 $ 40,766         $ 39,440
                                                                                 ========         ========

See notes to consolidated financial statements

                                      F-B16

                           CROWN RESOURCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                                    Year Ended December 31,
                                                                                    -----------------------
                                                                                   2005        2004      2003
                                                                                 --------    -------    -------
                                                                                        (As restated,
                                                                                         see Note 14)
COSTS, EXPENSES AND OTHER:
   Exploration expense                                                                  3         27         27
   Depreciation and amortization                                                       14         12         15
   General and administrative, net (1)                                              1,034        935        995
   Variable option compensation expense (1)                                            -         518      3,126
   Interest income                                                                    (75)       (24)       (25)
   Gain on investment in Solitario Resources Corporation                              (37)    (1,263)       -
   Equity in loss of Solitario Resources Corporation                                   -         475        571
   Loss on derivative instrument- unexercised Crown warrants                          205      3,475        -
   Other income, net                                                                   -         (60)       -
                                                                                 --------    -------    -------
       TOTAL COSTS, EXPENSES AND OTHER BEFORE INCOME TAXES                          1,144      4,095      4,709
Income tax benefit (expense)                                                          245     (3,024)       855
                                                                                 --------    -------    -------
NET INCOME (LOSS)                                                                   $(899)   $(7,119)   $(3,854)
                                                                                 ========    =======    =======

PER SHARE:
  BASIC AND DILUTED LOSS PER SHARE                                               $  (0.02)   $ (0.23)   $ (0.59)
                                                                                 ========    =======    =======

NUMBER OF SHARES USED IN CALCULATION OF BASIC AND DILUTED
  LOSS PER SHARE                                                                   43,122     30,366      6,575
                                                                                 ========    =======    =======

(1) Due to its size, variable option compensation expense is stated separately in order to give visibility to the item. The entire amount would be included in general and administrative expense, if it was allocated among the line items in the Consolidated Statements of Operations for the years ended December 31, 2004 and 2003.

See notes to consolidated financial statements.

                                      F-B17

                           CROWN RESOURCES CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         AND COMPREHENSIVE INCOME (LOSS)
                      For December 31, 2005, 2004, and 2003

                                                                                                               ACCUMULATED
(in thousands, except                  COMMON STOCK    ADDITIONAL                      UNEARNED                   OTHER
                                     ----------------   PAID-IN    KINROSS    TREASURY  COMPEN-  ACCUMULATED  COMPREHENSIVE
  share amounts)                      SHARES   AMOUNT   CAPITAL   RECEIVABLE   STOCK    SATION     DEFICIT    INCOME (LOSS)  TOTAL
                                    ---------  ------  ---------- ----------  -------- --------  -----------  ------------- --------
BALANCE, JANUARY 1, 2003            3,851,162  $   39    $41,178      $  -     $ (76)   $  (293)  $(21,728)        $  39    $19,159
Issuance of shares for interest     1,752,886      17      1,501         -         -          -          -             -      1,518
Issuance on exercise of Warrants    2,024,127      20        688         -         -          -          -             -        708
Issuance of shares on conversion
  of Secured Notes                  5,697,131      57      1,937         -         -          -          -             -      1,994
Issuance of shares on conversion
  of Subordinated notes             5,333,333      53      3,947         -         -          -          -             -      4,000
Issuance of shares on conversion
  of Subordinated B notes           3,606,667      36      2,669         -         -          -          -             -      2,705
Issuance of shares on exercise of
  Options                              56,000       1         80         -         -          -          -             -         81
Acquisition of Crown shares by
  Solitario Resources Corporation           -       -          -         -      (230)         -          -             -       (230)
Intrinsic value of variable plan
  options issued                            -       -      4,924         -         -     (4,924)         -             -        -
Variable plan option compensation           -       -          -         -         -      3,068          -             -      3,068
Additional paid-in capital arising
  from sale of shares by investee,
  net of tax of $130                                         253         -         -          -          -             -        253
Comprehensive loss:                                                      -         -          -          -             -        -
  Net loss                                  -       -          -         -         -          -     (3,854)            -     (3,854)
  Net unrealized loss on
  marketable equity securities
  net of tax of $12                         -       -          -         -         -          -          -           (23)       (23)
                                   ----------  ------    -------  --------     -----    -------   --------  ------------    -------
Comprehensive loss                          -       -          -         -         -          -          -             -     (3,877)
                                   ----------  ------    -------  --------     -----    -------   --------  ------------    -------
BALANCE , DECEMBER 31, 2003        22,321,306     223     57,177         -      (306)    (2,149)   (25,582)           16     29,379
Issuance of shares for interest       258,537       2        483         -         -          -          -             -        485
Issuance of shares on exercise of
  Warrants                          3,569,577      36        675         -         -          -          -             -        711
Issuance of shares on conversion
  of Secured Notes                 10,485,712    105       3,495         -         -          -          -             -      3,600
Issuance of shares on exercise of
  Options                           3,379,000      34      1,321         -         -          -          -             -      1,355
Change in deferred tax due to
  non-qualified stock options
  exercised                                 -       -        400         -         -          -          -             -        400
Additional paid-in capital arising
  from sale of shares by
  investee, net of
  tax of $85                                -       -        165         -        12          -          -             -        177
Change in treasury stock due to
  Solitario conversion of Senior
  Notes to common stock                     -       -          -         -      (405)         -                        -       (405)
Solitario spin-off:                                                      -

   Warrant liability                        -       -     (9,455)        -         -          -          -             -     (9,455)
   Distribution of Solitario shares                       (1,867)        -       699                     -             -     (1,168)
Variable plan option compensation           -       -     (1,631)        -         -      2,149          -             -        518
Comprehensive loss:
  Net loss (1)                              -       -          -         -         -          -     (7,119)            -     (7,119)
   Net unrealized loss on
   marketable equity securities
   held by Solitario prior to
   the spin-off, net of tax of $10          -       -          -         -         -          -          -           (20)       (20)
   Transfer unrealized loss on
   marketable equity securities
   upon  spin  off of  Solitario,
   net of tax of  $9                        -       -          -         -         -          -          -            17         17
   Transfer unrealized gain on
      marketable equity securities
      to income, net of tax of  $6          -       -          -         -         -          -          -           (13)       (13)
                                   ----------  ------    -------  --------     -----    -------   --------  ------------    -------
Comprehensive loss (1)                      -       -          -         -         -          -          -             -     (7,135)
                                   ----------  ------    -------  --------     -----    -------   --------  ------------    -------
BALANCE, DECEMBER 31, 2004         40,014,132     400     50,763         -         -          -    (32,701)            -     18,462
Issuance of shares for cash           511,640       5        995         -         -          -          -             -      1,000
Issuance of shares on exercise
  of Warrants                       5,476,467      55     11,751         -         -          -          -             -     11,806
Conversion feature discount,
  net of tax of $552 (2)                    -       -      1,072         -         -          -          -             -      1,072
Payment of dividend                         -       -     (9,661)        -         -          -          -             -     (9,661)
Kinross payment of invoices and
  equity receivable                         -       -      2,418      (488)        -          -          -             -      1,930

Net loss                                            -          -         -         -          -       (899)            -       (899)
                                    ---------  ------    -------  --------     -----    -------   --------  ------------    -------
BALANCE, DECEMBER 31, 2005         46,002,239  $  460    $57,338    $ (488)     $  -    $     -   $(33,600)         $  -    $23,710
                                   ==========  ======    =======  ========     =====    =======   ========  ============    =======

(1)  As restated see Note 14 See notes to consolidated financial statements

                                      F-B18

                           CROWN RESOURCES CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                Year Ended December 31,
                                                                                -----------------------
                                                                               2005      2004     2003
                                                                             -------   -------   --------
                                                                                     (As restated,
                                                                                      see Note 14)
OPERATING ACTIVITIES:
   Net loss                                                                  $ (899)   $(7,119)  $ (3,854)
   Adjustments to reconcile net loss to cash
    used in operating activities:
      Depreciation and amortization                                               14        12         15
      Compensation expense for variable options                                    -       518      3,126
      Equity in loss of Solitario Resources Corporation                            -       475        571
      Gain on investment in Solitario Resources Corporation                      (37)   (1,263)         -
      Loss on derivative instrument                                              205     3,475          -
      Deferred income taxes                                                     (245)    3,024       (855)
      Gain on sale of assets                                                       -       (70)         -
   Changes in operating assets and liabilities:
      Prepaid expenses and other                                                  16       (72)        54
      Accounts payable and other current liabilities                             (19)     (117)       130
                                                                             -------   -------   --------
         Net cash used in operating activities                                  (965)   (1,137)      (813)
                                                                             -------   -------   --------
INVESTING ACTIVITIES:
   Additions to mineral properties, net                                       (1,863)   (1,399)    (1,168)
   Proceeds from sales of marketable equity securities                             -       241          -
   Increase in restricted investments                                              -        (5)       (60)
   Decrease (increase) in other assets                                           (28)        -         13
                                                                             -------   -------   --------
         Net cash used in investing activities                                (1,891)   (1,163)    (1,215)
                                                                             -------   -------   --------
FINANCING ACTIVITIES:
   Proceeds from issuance of common shares for cash                            1,000         -          -
   Proceeds from issuance of Convertible Debenture                            10,000         -          -
   Payment of dividend on common shares                                       (9,661)        -          -
   Proceeds from exercise of warrants                                            671       711        708
   Payments on long-term note payable                                            (50)      (50)       (70)
   Proceeds from Kinross payment of permitting costs                             464         -          -
   Proceeds from exercise of options                                               -     1,355         23
   Proceeds from issuance of Subordinated B Notes                                  -         -      2,705
   Payment to redeem Secured notes                                                 -         -         (6)
                                                                             -------   -------   --------
         Net cash provided by financing activities                             2,424     2,016      3,360
                                                                             -------   -------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (432)     (284)      1,332
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                   2,081     2,365      1,033
                                                                             -------   -------   --------
CASH AND CASH EQUIVALENTS, END OF YEAR                                       $ 1,649   $ 2,081   $  2,365
                                                                             =======   =======   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for capitalized interest                                            $  5      $183   $    310
  Non-cash transactions:
     Non-cash interest capitalized                                               374     3,701      2,758
     Common stock issued on cashless exercise of warrants                     11,135        26          -
      Increase in mineral properties for invoices paid directly to
          third party vendors by Kinross                                       1,466         -          -
      Increases (decreases) in additions to mineral property on account          572      (876)         -
     Beneficial conversion discount charged to additional paid in capital      1,624         -          -
     Debt converted to shares of common stock                                      -     3,600     8,699

See notes to consolidated financial statements.

                                      F-B19

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

C. Crown Resources Corporation and its subsidiaries ("Crown") are engaged principally in the permitting and future development of the Buckhorn Mountain gold project in Washington State. Historically, Crown acquired and explored mineral properties located in the western United States. As discussed in Note 4 below, prior to Crown's distribution of Solitario Resources Corporation ("Solitario") on July 26, 2004, Crown owned 37.1% of Solitario, which had been accounted for under the equity method of accounting. Solitario operates as a precious and base metals exploration company in Mexico, Brazil, Bolivia, and Peru.

     Crown has historically derived its revenues principally from interest income, the option and sale of property interests and to a lesser extent from payments on royalty interests and the sale of its share of gold produced from its properties.

     On November 20, 2003 Crown executed a definitive agreement to merge with Kinross Gold Corporation ("Kinross"), a Canadian corporation, as more fully described in Note 2 (the "Merger"). The Merger is subject to the approval of Crown's shareholders and customary closing conditions. Crown currently has no source of recurring revenue and Crown anticipates any future recurring revenue would only occur after the successful development of its Buckhorn Mountain Project. The successful development of the Buckhorn Mountain Project is dependent on several factors, many of which are beyond the control of Crown. Crown cannot provide any assurance that the Merger with Kinross will be completed as planned, or that it will be able to successfully permit and develop the Buckhorn Mountain Project in the event the Merger is not completed (see Note
2).

     Crown currently has limited financial resources and, accordingly is not engaged directly in any significant exploration or development activity other than at its Buckhorn Mountain Project. Crown's current objective is to complete the permitting process for development of the Buckhorn Mountain Project in conjunction with Kinross (see Note 3). Unless Crown is successful in these objectives, it is unlikely that Crown will be in a position in the foreseeable future to pursue additional exploration or development projects. Furthermore, in the event the Merger with Kinross is not consummated, Crown will need significant additional financial resources to develop the Buckhorn Mountain Project and Crown cannot assure you that it will be able to obtain such financial resources. Crown currently estimates the initial capital cost for the Buckhorn Mountain Project will require approximately $32.6 million. Based upon Crown's current business plan, Crown estimates its current financial resources are sufficient to fund its operations through the first quarter of 2007.

SPIN-OFF OF SOLITARIO

     On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 shares of Solitario common stock (the "Retained Shares") for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off, Crown distributed 962,302 Retained Shares upon the exercise of warrants and at December 31, 2005, had 36,004 Retained Shares. Although Crown claims no beneficial interest in the Retained Shares, Crown carries its investment in the Retained Shares at fair value with changes in the fair value recorded in the statement of operations. At December 31, 2005 and 2004, Crown has recorded an unexercised warrant liability of $542,000 and $12,881,000, respectively, which includes $56,000 and $1,428,000, respectively, classified as a current liability for the portion of the unexercised warrant liability which will be settled by the Retained Shares to be distributed and $486,000 and $11,453,000, respectively, for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current. Crown records any changes in the value of the unexercised warrant liability in the statement of operations. (See Note 7) During the years ended December 31, 2005 and December 31, 2004, Crown recorded a gain on its investment in Retained Shares of

                                      F-B20

$37,000 and $1,263,000, respectively, and Crown recorded a loss on derivative instruments related to its unexercised warrant liability of $205,000 and $3,475,000, respectively. In addition, Crown retained 93 Solitario shares, from fractional shares, which Crown intends to sell. After the disposition of the Solitario shares retained for warrant holders and fractional shares, Crown will no longer own any shares of Solitario.

CORPORATE REORGANIZATION

     On   March 8, 2002, Crown filed a voluntary petition for protection under
Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy") in the United States Bankruptcy Court for the District of Colorado (the "Court"). As part of the Bankruptcy, Crown filed a Plan of Reorganization (the "Plan") and a Disclosure Statement with the Court on March 25, 2002. On May 30, 2002, the Court confirmed the Plan, which became effective on June 11, 2002 (the "Effective Date"). As part of the Plan, Crown restructured its existing $15 million 5.75% Convertible Subordinated Debentures due August 2001 (the "Debentures").

     The restructuring provided for an exchange of outstanding Debentures, including any accrued interest thereon for the following consideration: (i) issuance of $1,000,000 in cash, (ii) $2,000,000 in 10% Convertible Secured Notes (the "Secured Notes") convertible into Crown common shares at $0.35 per share,
(iii) $4,000,000 of convertible unsecured subordinated notes (the "Subordinated Notes") convertible into common stock of Crown at $0.75 per share, and (iv) warrants, which expire in October 2006 that entitle the holders the right to purchase, in the aggregate, 5,714,285 shares of Crown common stock at an exercise price of $0.75 per share. The interest on the Secured and Subordinated Notes was payable in cash or shares of Crown common stock at the conversion price at Crown's election. In November 2003, all Subordinated Notes were automatically converted into shares of Crown common stock. In December 2003, substantially all Secured Notes were converted into shares of Crown common stock. In July 2005, Wells Fargo Bank, Minnesota (the "Disbursing Agent") exercised warrants due to the unexchanged Debentures for 68,589 shares on a cashless basis into 42,996 shares of Crown common stock.

     In   order to effect the Plan on the Effective Date, Crown entered into a
Custody and Disbursing Agreement with the Disbursing Agent as well as trust indentures with Deutsche Bank Trust Company, Americas, as Trustee on the Secured Notes and with Wells Fargo Bank Minnesota, N.A. as Trustee on the Subordinated Notes. As of March 1, 2006, $180,000 in Debenture certificates have not been presented. If all of these Debentures are presented, the disbursing agent will distribute $12,000 in cash (plus the dividend paid to the Disbursing agent for Crown Stock it held on behalf of the unexchanged Debentures on July 26, 2005), 68,589 shares of Crown common stock from the converted Secured Notes (plus accrued interest since June 11, 2002), 64,000 shares of Crown common stock from the converted Subordinated Notes (plus accrued interest since June 11, 2002), and 42,996 shares of Crown common stock from exercised warrants. The Debenture holders have until June 2007 to present their certificates to the Disbursing Agent, at which time the Disbursing Agent will deliver to Crown any undistributed cash and Crown common stock.

FINANCIAL REPORTING

     The consolidated financial statements include the accounts of Crown and its wholly and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Undivided interests in mineral properties are accounted for by the proportionate consolidation method in accordance with standard practice in the mining industry.

     Prior to Crown's distribution of Solitario on July 26, 2004, Crown accounted for its investment in Solitario under the equity method of accounting. Crown recorded as treasury stock its proportionate share of Solitario's recorded cost basis for Solitario's investments in the equity securities of Crown. Crown's proportionate interest in Solitario's gains and losses associated with changes in the fair value of Solitario's investment in Crown warrants and Solitario's investment in Crown common stock are not recognized in Crown's statement of operations, or as a component of comprehensive income (loss), respectively. See Notes 4 and 5. Crown accounted for sales of common stock by Solitario as equity transactions. In 2004 and 2003 Solitario had sales of common stock that resulted in an increase in Crown's carrying amount of its investment in Solitario of $250,000 and $383,000, respectively. These sales were recorded as increases in additional paid-in capital as disproportionate share on sale of unconsolidated subsidiary stock.

                                      F-B21

USE OF ESTIMATES

     The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

CASH EQUIVALENTS

     Cash equivalents include investments in highly liquid debt securities with maturities of three months or less when purchased.

RESTRICTED INVESTMENTS

     All amounts classified as short term investments in the consolidated balance sheets at December 31, 2005 and 2004 relate to cash bonds under which Crown has completed its reclamation activities. Crown anticipates that a portion of these bonds will be released during 2006. Included in non-current assets at December 31, 2005 and 2004 are $91,000 of restricted investments.

MINERAL PROPERTIES AND INTERESTS

     On   January 1, 2002, Crown adopted Statement of Financial Accounting
Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", which, among other things, required the reclassification of Crown's land and leasehold costs from mineral properties to mineral interests (intangible assets). Crown's mineral interests represent mineral use rights for parcels of land not owned by Crown. Crown's mineral interests relate to its Buckhorn Mountain Project and the value of such intangible assets is primarily determined by the nature and amount of economic minerals believed to be contained, or potentially contained therein. At January 1, 2002, Crown reclassified $18,474,000 from mineral properties to mineral interests. Crown amortizes mineral interests over their expected useful lives or until it has been determined the mineral interest contains probable reserves. As all of Crown's capitalized costs since January 1, 2002, have related to the Buckhorn Mountain Project that has probable reserves, Crown has not recorded any amortization of those costs. On April 30, 2004, the Financial Accounting Standards Board ("FASB") issued a FASB Staff Position ("FSP") amending SFAS No. 141 and SFAS No. 142 pursuant to the consensus reached in Emerging Issues Task Force ("EITF") Issue No. 04-2 to provide that certain mineral use rights are considered tangible assets and that mineral use rights should be accounted for based on their substance. The FSP is effective for the first reporting period beginning after April 29, 2004, with early adoption permitted. Crown adopted EITF 04-2 on April 1, 2004 and reclassified all of its mineral interests conveyed by leases from MINERAL INTERESTS, NET to MINERAL PROPERTIES, NET in the balance sheets.

     Land and leasehold acquisition costs and development costs on mineral properties with proven or probable reserves are capitalized and will be depleted using the units-of-production method over the estimated life of the reserves. If there are insufficient reserves to use as a basis for depleting such costs, they are written off as a mineral property impairment in the period in which the determination is made. Interest costs are capitalized on mineral properties in development. Interest is capitalized by applying a weighted average interest rate, including the effects of any discounts, to the average capitalized costs during a period, up to a maximum of total interest costs incurred during the period. Crown capitalized interest costs of $374,000, $3,884,000, and $3,068,000 for the years ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005 and 2004 a total of $18,143,000 and $17,769,000, respectively, of interest costs have been capitalized as mineral properties at the Buckhorn Mountain Project.

                                      F-B22

     Crown expenses all exploration costs incurred on its mineral properties, other than acquisition costs, prior to the establishment of proven or probable reserves. Development costs incurred on mineral properties with proven or probable reserves are capitalized as mineral properties. Crown regularly performs evaluations of its investment in mineral properties to assess the recoverability and the residual value of its investments in these assets. All mineral properties are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable, utilizing established guidelines based upon undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization. There were no mineral property impairments in 2005, 2004 or 2003.

     At   December 31, 2005 and 2004, Crown has capitalized costs, net of amortization, of $38,771,000 and $35,639,000, respectively, related entirely to the Buckhorn Mountain Project. The recoverability of these costs is dependent on, among other things, the successful permitting and development of the Project.

MARKETABLE EQUITY SECURITIES

     Crown's investments in marketable equity securities are classified as either available-for-sale or trading and are carried at fair value. The cost of marketable equity securities sold is determined by the specific identification method. Changes in fair value of available-for-sale securities are recorded in accumulated other comprehensive income (loss) within stockholders' equity, unless a decline in market value is considered other than temporary, which is recognized as a loss in the statement of operations. Changes in fair value of trading securities are recorded in the statement of operations.

     During the year ended December 31, 2004, realized gains from sales of marketable equity securities amounted to $70,000. During the years ended December 31, 2005 and 2003 there were no realized gains or losses from sales of marketable equity securities and during the year ended December 31, 2003, unrealized gains of $23,000, were recorded in accumulated other comprehensive income (loss) in the statement of stockholders' equity.

FIXED ASSETS

     Crown's fixed assets consist primarily of office equipment, furniture and art and are classified as other assets in the accompanying financial statements. Office equipment and furniture are depreciated over their useful lives using the straight-line method. Art is not depreciated. Accumulated depreciation was $203,000 and $217,000, respectively, as of December 31, 2005 and 2004. Crown recorded depreciation expense of $14,000, $12,000, and $15,000, respectively for the years ended December 31, 2005, 2004 and 2003.

GAIN AND LOSS ON DERIVATIVE INSTRUMENTS AND TRADING SECURITIES

     On   July 1, 2004 as a result of declaring, as a dividend, the
distribution of Crown's investment in 9,633,585 shares of Solitario, Crown's warrants could be settled in both the Retained Shares and Crown common stock. This required the change in the classification of Crown's warrants from an equity derivative instrument to that of a liability derivative instrument, pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Crown has recorded the fair value of the warrants using the Black-Scholes option-pricing model. Any subsequent changes in the fair value of Crown's warrants are recorded as a gain or loss in the statement of operations. In addition, as a result of classifying the Retained Shares as a trading security in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," Crown records any gains or losses on the increase in the fair value of it's investment in Solitario, based upon quoted market prices, in the statement of operations.

     The Black-Scholes option-pricing model utilizes certain assumptions about the underlying securities to determine the fair value of our unexercised warrants. These assumptions include (i) the current quoted market price of the Retained Shares and shares of Crown's common stock as an estimate of intrinsic value, (ii) an estimate of the annual volatility of the Crown shares to be distributed of 71% at December 31, 2005 and 77% at December 31, 2004 based upon the closing market price over the last five years of Kinross common shares, which are used as a

                                     F-B23
proxy for the volatility of Crown common shares as a result of the planned merger between Crown and Kinross, (iii) an estimated risk free interest rate of 4.08% as of December 31, 2005 and 2.95% as of December 31, 2004 based upon the current quoted interest rate for a similar-term United States Treasury strip securities and (iv) the estimated life of the warrants of 0.5 years as of December 31, 2005, based upon their expected life and 1.88 years as of December 31, 2004 based upon their expiration date. Changes in these factors could have a material impact on our reported financial position, and results of operations.

LONG-TERM DEBT DISCOUNTS

     Long-term debt discounts have been recorded to (i) recognize a beneficial conversion feature on the Kinross convertible debt issued in June 2005, (ii) the relative fair value of warrants issued in conjunction with the Senior and Secured Notes issued in 2002, and (iii) beneficial conversion features on the Senior and Secured Notes issued in 2002. The fair value of the warrants and the intrinsic value of the beneficial conversion features at the time of the debt issuance are recorded as reductions to the carrying value of the related debt instruments and increases in additional paid-in capital. These debt discounts are amortized to interest expense using the effective interest method over the term of the debt. Upon conversion of our Senior Notes during 2004 and the conversion of our Secured Notes during 2003, the remaining unamortized debt discounts were charged to interest cost upon the conversion or redemption. (See Note 5) Debt discounts are included in determining the interest rate to be used for capitalization of interest costs. Through December 31, 2005, amortization of all debt discounts of $5,002,000 have been included in capitalized interest.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to the difference between the financial reporting and tax basis of assets and liabilities using enacted tax rates. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes payable, respectively. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

COMPREHENSIVE INCOME (LOSS)

     Comprehensive income or loss includes changes between the cost basis and the fair value of marketable equity securities unless a decline in the fair value of the marketable equity security is deemed permanent. Crown records any gain or loss in its consolidated statement of operations upon the sale of marketable equity securities in the period in which the security is sold.

EARNINGS (LOSS) PER SHARE

     The calculation of basic and diluted earnings (loss) per share is based on the weighted average number of common shares outstanding during the years ended December 31, 2005, 2004, and 2003, net of the weighted average number of treasury shares. Weighted average shares outstanding are reduced by Crown's proportionate share of Solitario's holdings of Crown common stock. Stock options, warrants and convertible debt securities that could potentially dilute earnings per share but were excluded from the computation of per share amounts as their inclusion would have been anti-dilutive, were approximately 6,112,000 shares in 2005, 8,243,000 shares in 2004, and 27,269,000 shares in 2003.

EMPLOYEE STOCK COMPENSATION PLANS

     Crown follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the terms of Crown's stock option plans, the exercise price of options issued to employees and directors equals the quoted market price of the stock on the date of grant. As a result of repricing options under Crown's 1988 Stock Benefit Plan (the "1988 Plan") and Crown's 1991 Stock Incentive Plan (the "1991 Plan") in

                                     F-B24

1998 and 1999, Crown began to account for those option grants using variable plan accounting as of July 1, 2000. The Plan of Reorganization rejected both the 1991 Plan and the 1988 Plan and all option awards were canceled. The Plan of Reorganization approved Crown's 2002 Stock Incentive Plan (the "2002 Plan"). In July 2002 Crown's Board of Directors granted options to purchase 3,375,000 shares of Crown common stock under the 2002 Plan. Of these, 2,600,000 were deemed replacement options for cancelled options awards and Crown accounts for these options as variable awards. Accordingly Crown accounts for increases and decreases in the intrinsic value of the 2,600,000 options as compensation expense in accordance with APB 25.

     In   December 2002, the Financial Accounting Standards Board (the "FASB")
issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS No. 148"). SFAS No. 148 amends the disclosure requirements of SFAS No. 123 "Accounting For Stock-Based Compensation" ("SFAS No. 123") to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

     Pro forma information, in accordance with SFAS No. 148, has been computed as if Crown had accounted for its stock options under the fair value method prescribed by SFAS No. 123. The fair values of these options were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for 2003 grants, respectively (there were no grants in 2005 or 2004); risk-free interest rates of 3.09%; dividend yields of 0%; volatility factors of the expected market price of Crown's common stock of 89%; and a weighted average expected life of the options of 3.5 years in 2003. The weighted average fair values of the options granted are estimated at $0.27 per share in 2003. Had Crown accounted for its stock options under the fair value method of SFAS No. 123, the following results would have been reported:

                                                             For the year ended December 31,
(in thousands, except per share amounts)                      2005       2004      2003
                                                             ------    -------    -------
Net loss as reported                                         $ (899)   $(7,119)   $(3,854)
Add:  Stock-based compensation expense included
    In reported net income (loss), net of related tax
    effects                                                       -        342      2,063
Deduct:  Total stock-based employee compensation
    expense determined under fair value based
    method for all awards, net of related tax effects             -       (198)      (134)
                                                             ------    -------    -------
Pro forma net loss                                           $ (899)   $(6,975)   $(1,925)
                                                             ======    =======    =======
Basic and diluted loss per share:
   As reported                                               $ (0.02)  $ (0.23)   $ (0.59)
   Pro forma                                                 $ (0.02)  $ (0.23)   $ (0.29)

RECENT ACCOUNTING PRONOUNCEMENTS

     In   February 2006, the FASB issued SFAS No. 155, "Accounting for Certain
Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS No. 155 will become effective for the first fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date. Crown has not yet determined what effect if any, the adoption of SFAS No. 155 will have its financial position, results of operations or cash flows.

     In   September 2005, the Emerging Issues Task Force reached a consensus on Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," ("EITF No. 05-8"). EITF No. 05-8 provides that the issuance of convertible debt with a beneficial conversion feature results in a tax/book basis difference that should be accounted for as a temporary difference for purposes of applying FASB Statement No. 109, "Accounting for Income Taxes." EITF No. 05-08 further provides that the recognition of deferred taxes for the temporary difference should be recorded as an adjustment to additional paid-in capital, and that the recognition of deferred taxes for this temporary difference will not impact the income statement and the effective tax rate. EITF

                                     F-B25

No. 05-8 is effective for reporting periods beginning after December 15, 2005, and should be applied retrospectively to all instruments with a beneficial conversion feature. Crown adopted EITF No. 05-8 on January 1, 2006 which requires retrospective application in accordance with SFAS No. 154 as discussed in Note 15 below. As a result of the adoption of EITF No. 05-8, Crown recorded a deferred tax liability of $552,000, with a corresponding charge to additional paid-in capital on a retrospective basis as of December 31, 2005, related to the deferred tax effects for the temporary book/tax difference on the $1,624,000 beneficial conversion feature recorded upon the issuance of the Convertible Debenture on June 2005. The adoption of EITF No. 05-8 has had no effect on the statement of operations, cash flows and retained earnings for the year ended December 31, 2005 as Crown has capitalized all of its interest cost, including interest for amortization of its beneficial conversion feature. The adoption of EITF 05-8 had no effect on our consolidated financial statements as of and for the year ended December 31,2004 or for the year ended December 31, 2003.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" ("Opinion No. 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 requires retrospective application to prior periods of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 defines "retrospective application" as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity and SFAS No. 154 defines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. SFAS No. 154 carries forward without change the guidance in Opinion No. 20 for reporting the correction of an error in previously issued financial statements and changes in accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. Crown adopted SFAS No. 154 on January 1, 2006. Other than the retrospective application of EITF 05-8 on December 31, 2005, discussed above, the adoption of SFAS 154 did not have a material effect on Crown's financial position, results of operations or cash flows.

     In   December 2004, the FASB issued a revision to SFAS No. 123, entitled
"Share Based Payments" ("SFAS No. 123R") which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123R requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based upon the grant-date fair value of the award and that the cost be recognized over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period. The grant-date fair value of employee share options and similar instruments are required to be measured using option-pricing models adjusted for any unique characteristics of those instruments. SFAS No. 123R eliminates the alternative to continue the use of the APB No. 25 intrinsic value method of accounting that was provided in SFAS No. 123 "Share Based Payments" as originally issued. SFAS 123R is effective as of the beginning of the first interim or annual period that begins after June 15, 2005. On January 1, 2006 Crown adopted SFAS 123R and its adoption has not had any effect on its financial position or results of operations or cash flows as all of Crown's outstanding options were exercised during 2004, there have been no grants of new options since and Crown has no outstanding options as of December 31, 2005 or 2004.

     In   December 2004, the FASB issued SFAS No. 153, entitled "Exchanges of
Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). The guidance of APB Opinion No. 29 is based upon the principle that exchanges of nonmonetary assets should be measured based upon the fair value of the assets exchanged. The guidance in Opinion No. 29 included certain exceptions to that principle. SFAS 153 eliminates the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Crown adopted SFAS No. 153 in the third quarter of 2005 and its adoption has not had any effect on its financial position or results of operations or cash flows.


                                     F-B26

2.   MERGER AGREEMENT

     On November 20, 2003, Crown executed a definitive agreement entitled "Acquisition Agreement and Agreement and Plan of Merger" (the "Merger Agreement") with Kinross, whereby each share of Crown's outstanding common stock would have been exchanged for 0.2911 shares of Kinross common stock at closing. The Merger is subject to the approval of two-thirds of Crown's shareholders and customary closing conditions. Under the Merger Agreement, Crown is required to operate its business in the ordinary course, and Crown is restricted from engaging in certain significant business and financing transactions, or changes in corporate structure. On July 26, 2004, Crown completed a spin-off of its Solitario shares to its shareholders as contemplated under the Merger Agreement as discussed below under Note 4.

     On May 31, 2005, Crown and Kinross amended the Merger Agreement to (i) extend the Termination Date from May 31, 2005 to March 31, 2006, (ii) increase the Exchange Ratio to 0.34 shares, (iii) put a valuation collar on the transaction whereby the maximum value of Kinross common shares to be issued to Crown shareholders (excluding any Crown common shares held by Kinross) is $110 million and the minimum value is $77.5 million, (iv) provide that Kinross would invest in a $10 million convertible debenture issued by Crown (the "Convertible Debenture") on or before June 20, 2005, and (v) provide that if Crown paid a dividend of up to $0.21 per share to its shareholders, Kinross would reimburse Crown upon the payment of certain third party invoices for all permitting and development of Crown's Buckhorn Mountain Project received by Crown after June 1, 2005. We are not required to repay Kinross for the amounts Kinross has paid for third-party permitting and development costs under this amendment under any circumstances. We capitalize these third-party permitting and development activities as they are for the benefit of the Buckhorn Mountain Project. We record all amounts capitalized to additional paid-in capital and record all accrued third-party invoices which have not yet been paid as either accounts payable or accrued liabilities with an offsetting receivable from Kinross in stockholders' equity. As a result of the May 31, 2005 amendment, as of December 31, 2005, Crown has recorded an increase in mineral properties of $2,418,000 for permitting and other related costs on invoices received after June 1, 2005 to be paid by Kinross which has been recorded as a capital contribution to paid-in capital. Through December 31, 2005 Kinross has paid $1,930,000 of those costs and Crown has recorded a receivable from Kinross of $488,000 as of December 31, 2005 in stockholders equity for the balance.

     The Convertible Debenture was issued on June 20, 2005 and has a term of five years, an interest rate of 4% payable annually with a provision to delay the payment of the first two annual interest payments until the date of the third annual payment, at Crown's election. The Convertible Debenture is convertible at Kinross' option any time after September 30, 2005 and prior to maturity into 5.8 million shares of Crown, plus shares for any accrued interest. In the event the Merger Agreement is terminated other than as a result of a default by Crown, Crown shall have the right to convert all amounts due under the Convertible Debenture by providing 30 days prior notice to Kinross. Any shares issued upon conversion of the Convertible Debenture, or any portion thereof, will be restricted stock. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, representing the difference between the market price of Crown's common stock on June 20, 2005 of $2.00 and the conversion price of $1.72 per share of Crown's common stock. The discount is being amortized over the stated term of the Convertible Debenture. Crown capitalized interest cost of $158,000 to its Buckhorn Mountain Project from amortization of the beneficial conversion feature discount to development cost during the year ended December 31, 2005. Crown used the majority of the proceeds from the sale of the Convertible Debenture to pay a dividend of $0.21 per share on July 26, 2005 to holders of record of Crown common stock as of July 14, 2005. In addition, Crown accrued $211,000 of interest on the Convertible Debenture for the year ended December 31, 2005 which was capitalized to Crown's Buckhorn Mountain Project.

     On February 24, 2006 Crown and Kinross amended the Merger Agreement to (i) extend the date on which either party may terminate the Merger Agreement if the merger contemplated therein has not closed (the "Termination Date") from March 31, 2006 to December 31, 2006, (ii) removed the valuation collar on the transaction, (iii) reduce the exchange ratio to 0.32 shares of Kinross stock and
(iv) provide that if the merger is not completed by July 1, 2006 Kinross will loan Crown $2,000,000 in a three year note with the proceeds to be used to extinguish an existing third party net smelter royalty at the Buckhorn Mountain Project.

C. Either Kinross or Crown may terminate the Merger Agreement upon the occurrence of a material breach of the agreement by the other party as defined in the Merger Agreement.

                                     F-B27

     Additionally, holders of unexercised warrants to purchase shares of Crown common stock have the right to elect to exchange the warrant for 0.32 shares of Kinross common stock for each share of Crown common stock that would have been issued on the exercise of the warrant immediately prior to the effective date of the Merger on a cashless basis, or absent making this election, the warrant will represent the right to acquire Kinross common shares in accordance with the terms and conditions of the warrant as amended pursuant to the Merger Agreement. Crown had warrants outstanding which are exercisable for up to 312,377 and 8,243,335 shares, respectively, as of December 31, 2005 and December 31, 2004 with an exercise price of $0.75 per share and which expire in October 2006.

     Concurrently with an amendment to the Merger Agreement, signed on December 30, 2004, Crown agreed to sell to Kinross and Kinross agreed to purchase from Crown 511,640 newly issued shares of Crown common stock at the fair market value of the stock of $1.9545 per share or $1,000,000 in the aggregate. The fair market value of the common stock was based upon the average of the closing market price of a share of Crown common stock for the twenty days prior to December 30, 2004. The closing of the sale of these shares occurred on January 18, 2005. Kinross received restricted stock in the offering. Crown used the proceeds from the sale to pay for permitting costs related to its Buckhorn Mountain Project.

3.   MINERAL PROPERTIES:

     Buckhorn Mountain Project

          The Buckhorn Mountain Project is located on approximately 2,000 acres 24 miles east of Oroville, Washington. Crown currently owns 100% of the Buckhorn Mountain Project, which was held in a joint venture with Battle Mountain Gold Corporation ("Battle Mountain") prior to July 2001. During Crown's joint venture with Battle Mountain, the Buckhorn Mountain Project was known as the Crown Jewel Project. Battle Mountain merged with Newmont Gold Corporation (both companies referred to as "Newmont") on January 10, 2001. The Buckhorn Mountain Project has reported reserves of 991,000 ounces of contained gold in 3,075,000 tons of ore, based on a December 2003 feasibility study (the "SRK Feasibility Study"). Crown previously reported reserves of 839,000 ounces based upon a 2000 study by Mine Reserves Associates, Inc. of Wheat Ridge, Colorado.

          The Buckhorn Mountain Project is held by a combination of fee ownership and unpatented mining claims. The ore deposit lies entirely on patented claims owned by Crown. Royalties on mineral property controlled by Crown payable to third parties vary from a 2.0% net smelter return royalty to an 8.33% net profits royalty on certain unpatented mining claims. The ore body as currently defined is subject only to a sliding-scale royalty payable to Newmont of 0.5% to 4%, depending on the price of gold. The Newmont royalty may be purchased in its entirety for $2.0 million at any time before July 23, 2006.

          In July 2001, Crown completed an agreement (the "Termination Agreement") with Newmont to terminate its joint venture on the Buckhorn Mountain Project, under which Newmont was entitled to earn a 54% interest in the Buckhorn Mountain Project by building a 3,000-ton per day milling facility. During 2002 Crown began seeking regulatory approval and permits to operate an underground mining operation at the Buckhorn Mountain Project, which Crown believes significantly reduces the environmental impacts compared to the open-pit mining plan proposed by Newmont.

          On November 11, 2003, Crown entered into a toll milling agreement (the "Toll Milling Agreement") with Echo Bay Minerals Co. ("Echo Bay Minerals"), a wholly-owned subsidiary of Kinross, whereby Crown would deliver ore from its Buckhorn Mountain Project deposit to Echo Bay Minerals' Kettle River mill, which is located approximately 57 miles from the Buckhorn Mountain Project. Under the terms of the Toll Milling Agreement, Echo Bay Minerals agreed to process up to 1,500 tons per day of ore (the "Production Ores") at a cost to Crown of $20 per ton. In addition Crown agreed to pay a one-time capital charge of $5 million to Echo Bay Minerals on or before the last day of the calendar month following the first delivery of Production Ores to the Kettle River Mill. The agreement is subject to Crown obtaining the necessary permits to mine and deliver the Production Ores, standard

                                     F-B28
toll-milling terms regarding (among other terms) grade, delivery, commingling and refining, and regulatory approval.

          As a result of signing the Toll Milling Agreement with Echo Bay Minerals, Crown has prepared an amended Buckhorn Mountain Project Plan of Operations to accommodate this change in operation. Crown is unaware of any legal impediments to permitting a mining operation as proposed in the Amended Buckhorn Mountain Project Plan of Operations. Although Crown is not aware of any laws or regulations which would be violated by the mine design proposed in the SRK feasibility study, as subsequently modified in the environmental review process, until all permits are received there will continue to be uncertainty regarding the ability of Crown to obtain the necessary permits to develop the Buckhorn Mountain Project in a timely manner, if ever. Construction of the Buckhorn Mountain Project may not begin prior to the successful issuance of the remaining permits.

          On April 16, 1992, Crown filed a patent application for nine unpatented mining claims with the United States Department of the Interior. The Mining Law of 1872 of the United States allows owners of unpatented mining claims that demonstrate economic viability of mineralization discovered on such claims to apply for patent of the unpatented claim. Patenting involves the transfer of surface ownership from the U.S. Government to the successful patent applicant. The Department of Interior-Bureau of Land Management granted the patents to Crown on December 21, 2004.

          Approval of the patent application did not change the ultimate ownership of the reserves at the Buckhorn Mountain Project. Previously, the mineral rights under the unpatented claims were subject to meeting certain annual maintenance work requirements and payment of an annual claim fee. The U.S. Government owns the surface rights on Crown's remaining unpatented claims. Approval of the patent application eliminated the annual maintenance and fee requirement as well as conveying perfected title to us regarding the surface rights on the previously unpatented claims.

          Kings Canyon

          The Kings Canyon property in Utah consists of 360 acres of unpatented claims. Crown holds a 100% interest in the property, subject to a 4% net smelter royalty to third parties. There are no capitalized costs related to the Kings Canyon property as of December 31, 2005. Crown intends to maintain the property and may seek a joint venture partner to further evaluate and develop the Kings Canyon property or sale the property outright.

CAPITALIZED COSTS

           Mineral properties costs are comprised of the following:

                                                                      December 31,
                                                                  --------------------
(in thousands)                                                      2005        2004
                                                                  --------    --------
 Mineral property land and leasehold costs                        $ 24,482    $ 24,247
   Less accumulated depreciation, depletion and amortization          (601)       (601)
                                                                  --------    --------
 Land and leasehold costs, net                                      23,881      23,646
 Mineral property development costs                                 14,890      11,993
                                                                  --------    --------
   Total mineral property                                         $ 38,771    $ 35,639
                                                                  ========    ========

     All amounts in the table above relate to Crown's Buckhorn Mountain Project, which contains all of Crown's total probable gold reserves and its only property in development. Crown had no foreign assets at December 31, 2005 and 2004.

4.   INVESTMENT IN SOLITARIO RESOURCES CORPORATION:

     As discussed in Note 1, Crown accounted for its investment in Solitario under the equity method of accounting until July 26, 2004 when Crown distributed its holdings of 9,633,585 shares of Solitario's common stock to its stockholders. The fair value, based on the quoted market price, of Crown's 9,633,585 shares of Solitario common stock was approximately $11,271,000 at July 26, 2004 and $13,198,000 at December 31, 2003.

                                     F-B29

           Condensed financial information of Solitario is as follows:


STATEMENTS OF OPERATIONS                              YEAR ENDED DECEMBER 31,
                                                     ----------------------
   (in thousands)                                             2003
                                                             -------
Unrealized gain on derivative instruments                    $ 5,438
Other costs and expenses                                      (2,084)
                                                             -------
Net income                                                   $ 3,354
                                                             =======

     The following is a reconciliation of Solitario's reported net income (loss) to amounts reported by Crown as its equity in loss of Solitario:

(in thousands)                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                              -------------------------------
                                                                                   2004**     2003
                                                                                 --------    -------
Solitario net income (loss) as reported                                          $ (2,205)   $ 3,354
Adjustments:
  Solitario's derivative (gains) and losses recorded in its statement of operations for its holdings of Crown warrants, net of $800 and
     $669, respectively, of tax in 2004 and 2003                                      942     (4,769)
  Other, net                                                                            -          -
                                                                                 --------    -------
Solitario adjusted loss                                                            (1,263)    (1,415)
                                                                                 --------    -------
Crown weighted average percentage (1) (2)                                            37.6%      40.4%
                                                                                 --------    -------
Crown's equity in loss of unconsolidated subsidiary                              $  (475)    $  (571)
                                                                                 ========    =======

**Operations during the period from January 1, 2004 to July 26, 2004, the date of the spin-off.

(1) The weighted average interest of Crown in Solitario's net income or loss for the year ended December 31, 2003 reflects the dilution of Crown's ownership interest resulting from Solitario's sale of its common stock to a third party in November 2003. As discussed below, this transaction reduced Crown's investment in Solitario to 38.7% as of December 31, 2003.
(2) The weighted average interest of Crown in Solitario's net loss for the year ended December 31, 2004 reflects the dilution of Crown's ownership interest resulting from Solitario's issuance of 1,021,000 shares of its common stock upon the exercise of options. These transactions reduced Crown's investment in Solitario from 38.7% as of December 31, 2003 to 37.1% as of July 26, 2004, the spin-off date. Crown's proportionate interest in this issuance of Solitario shares has been recorded as an increase in Crown's investment in Solitario, and an increase in additional paid-in capital, net of taxes.

     For purposes of calculating its investment in Solitario and its equity in Solitario's earnings and losses, Crown has excluded the amounts reported by Solitario with respect to its investment in Crown warrants and Crown common stock.

     On November 4, 2003, Solitario completed a private placement to certain Canadian based funds managed by Sprott Asset Management of Toronto, Ontario of 1,500,000 of Solitario common shares at a price of Cdn $1.20 per share for total proceeds of Cdn $1,800,000, or approximately $1,310,000 (net). The additional shares reduced Crown's interest in Solitario to 38.7% at December 31, 2003 from 41.2% at September 30, 2003. Crown's proportionate interest in this sale has been recorded as an increase in Crown's investment in Solitario, and an increase in additional paid-in capital, net of taxes.

DISTRIBUTION OF SOLITARIO SHARES IN THE SPIN-OFF

     The distribution of Crown's equity-method investment in Solitario was accounted for at the recorded amount of the non-monetary assets distributed, pursuant to Accounting Principles Board Opinion No. 29, "Accounting for Non-monetary Transactions" ("APB Opinion 29"). Accordingly, on July 26, 2004, Crown reduced its equity method investment in Solitario by the recorded value of $1,355,000, reduced its treasury stock by $699,000 for shares of Crown stock held by Solitario. As of December 31, 2003, Crown had recorded other comprehensive income of $3,000, net of taxes of $1,000, for its interest in Solitario's gain on marketable equity securities. During 2004 Crown had recorded a decrease in other comprehensive income for its share of the value of Solitario's marketable equity securities of $20,000, net of taxes of $10,000, to a total accumulated loss of $17,000, net of tax of $9,000, as of July 26, 2004. Upon the spin-off, Crown increased its other comprehensive income by

                                     F-B30

$17,000, net of tax of $9,000 for Crown's share of Solitario's loss on marketable equity securities. As a result of retaining the 998,306 Retained Shares, on July 26, 2004, Crown reclassified its remaining equity investment in Solitario of $214,000 to its investment in Solitario Resources Corporation. As Crown had an accumulated deficit on the date of the spin-off, Crown charged additional paid-in capital $1,867,000 for the disposition of its equity-method investment in Solitario less the recorded investment in retained shares of Solitario.

     Although the spin-off of Crown's interest in Solitario to its stockholders is a taxable transaction, it will not result in current tax due to the utilization of net operating losses. In connection with the spin-off, Crown recorded a $2,808,000 charge to deferred income tax expense. Subsequent to the spin-off, changes in the fair value of the unexercised Crown warrants result in permanent differences for income tax purposes.

5.   LONG-TERM DEBT:

     Convertible Debenture

     The Convertible Debenture was issued on June 20, 2005 and has a term of five years, an interest rate of 4% payable annually with a provision to delay the payment of the first two annual interest payments until the date of the third annual payment, at Crown's election. The Convertible Debenture is convertible at Kinross' option any time after September 30, 2005 and prior to maturity into 5.8 million shares of Crown, plus shares for any accrued interest. In the event the Merger Agreement is terminated other than as a result of a default by Crown, Crown shall have the right to convert all amounts due under the Convertible Debenture by providing 30 days prior notice to Kinross. Any shares issued upon conversion of the Convertible Debenture, or any portion thereof, will be restricted stock. Crown determined the conversion feature is not an embedded derivative of the Convertible Debenture as described in SFAS No. 133 and, accordingly does not record changes in the fair market value of the Convertible Debenture in its statement of operations.

     Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, representing the difference between the market price of Crown's common stock on June 20, 2005 of $2.00 and the conversion price of $1.72 per share of Crown's common stock. The discount is being amortized over the stated term of the Convertible Debenture. Crown capitalized interest cost of $158,000 to its Buckhorn Mountain Project from amortization of the beneficial conversion feature discount to development cost during the year ended December 31, 2005. Crown used the majority of the proceeds from the sale of the Convertible Debenture to pay a dividend of $0.21 per share on July 26, 2005 to holders of record of Crown common stock as of July 14, 2005. In addition, Crown accrued 211,000 of interest on the Convertible Debenture for the year ended December 31, 2005 which was capitalized to Crown's Buckhorn Mountain Project.

     Senior Notes

     In October 2001 Crown issued $3,600,000 of 10% convertible secured promissory notes due in October 2006 (the "Senior Notes"). Crown used $1,000,000 of the proceeds to pay the cash component due the former Debenture holders described in Note 1. The remaining proceeds were used by Crown for general corporate purposes. The Senior Notes were secured by all of the assets of Crown on a pari-passu basis with the Secured Notes, discussed below.

     The Senior Notes had a five-year term and carry a 10% interest rate, payable quarterly in cash or Crown common stock at the conversion prices of $0.35 and $0.2916 per share at the election of Crown. Originally, proceeds of $3,250,000 from the Senior Notes were placed in escrow pending restructuring of the Debentures (the specific Senior Notes related to the proceeds placed in escrow were also referred to as "Escrowed Notes"). Solitario invested $650,000 in these Escrowed Notes. The Escrowed Notes are convertible into Crown common shares at a conversion price of $0.35 per share, subject to adjustment. In addition, the Escrowed Note holders have been issued a five-year warrant for every share into which the Escrowed Notes are convertible. Each warrant is exercisable into a Crown common share at $0.75 per share, subject to adjustment. Solitario also invested in a separate Senior Note, (referred to as the "Solitario Note") for the remaining $350,000 of the Senior Notes. These funds were made immediately available to Crown for general corporate purposes. The Solitario Note was convertible into Crown

                                     F-B31
common shares at a conversion price of $0.2916 per share, subject to adjustment. In addition, Solitario has been issued a five-year warrant to acquire 1,200,000 shares of Crown common stock at $0.60 per share, subject to adjustment. The terms of the Solitario Note and the related warrant are otherwise identical to the terms of the Escrowed Notes and warrants. On July 14, 2004 holders of Crown's $3,600,000 10% Convertible Senior Notes converted all of the outstanding notes into 10,744,249 shares of Crown common stock (which include 258,537 shares for accrued interest through the date of conversion). As of December 31, 2005 Crown has no Senior Notes outstanding.

     On the date of issuance, the warrants described above had an estimated fair value of $379,000, which was recorded as a discount to the Senior Notes and credited to additional paid-in capital. This warrant discount was being amortized over the life of the Senior Notes and charged to capitalized interest cost, using the effective interest method. Upon conversion of the Senior Notes in July 2004, the remaining unamortized warrant discount of $179,000 was charged as capitalized interest cost.

     Under generally accepted accounting principles, any intrinsic value of the conversion feature (market price of the stock less the effective conversion price) of the Senior Notes, commonly know as the beneficial conversion feature, must also be recorded as a discount to the Senior Notes. On the date of issuance, October 19, 2001, there was no intrinsic value associated with the beneficial conversion feature of the Senior Notes and no discount was recorded thereon. However, when the Bankruptcy Court approved the Plan of Crown on May 30, 2002, the terms of the Senior Notes were effectively changed, since the conversion price remained unchanged despite the 1 for 5 reverse split required by the Plan of Reorganization. Based upon these revised terms, the intrinsic value of the beneficial conversion feature of the Senior Notes as of their issuance date was $3,221,000. Effective May 30, 2002, this amount was recorded as a discount to the Senior Notes and credited to additional paid-in capital. This beneficial conversion feature discount was being amortized over the remaining life of the Senior Notes as of May 30, 2002 and was charged to capitalized interest cost. Upon conversion of the Senior Notes in July 2004, the remaining unamortized discount for the beneficial conversion feature of $2,925,000 was charged as capitalized interest cost.

     Secured Notes

     As discussed in Note 1, Crown issued $2,000,000 in 10% convertible Secured Notes as part of the Corporate Reorganization. The Secured Notes carried a 10% interest rate payable quarterly in cash or Crown common stock at the election of Crown. The number of shares of Crown's common stock that could have been issued in satisfaction of accrued interest is calculated by dividing the value of the accrued interest obligation at the stated interest rate by the conversion price of $0.35 per share. The Secured notes were to mature in October 2006 and were convertible into Crown common shares at $0.35 per share. The Secured Notes were secured by all of the Assets of Crown on a pari-passu basis with the Senior Notes. In addition, the Secured Note holders were issued a warrant, which expires in 2006 for every share into which the Secured Notes are convertible. The warrants were exercisable upon issuance. Each warrant is exercisable into a Crown common share at $0.75 per share, subject to adjustment.

     Crown recorded a discount of $1,257,000 to the Secured Notes for the intrinsic value of the conversion feature on May 30, 2002 and credited additional paid-in capital for that amount. On the same date, the warrants associated with the Secured Notes had an estimated value of $286,000, which was also recorded as consideration for the exchange of the Debentures and credited to paid-in capital. The beneficial conversion feature was being amortized over the remaining life of the Secured Notes as of May 30, 2002 and charged to capitalized interest cost, using the effective interest method.

     On November 21, 2003 the Secured Notes were called for redemption, and prior to December 31, 2003, Secured Notes of $1,994,000 were converted into 5,697,131 shares of Crown common stock, with the remaining $6,000 of outstanding Secured Notes being redeemed for cash. The remaining unamortized discount of $940,000 was charged to capitalized interest cost during 2003 upon conversion of the Secured Notes.

                                     F-B32

     Subordinated Notes

     As discussed in Note 1, Crown issued $4,000,000 in 10% convertible Subordinated Notes as part of the Debenture restructuring. The Subordinated Notes carried a 10% interest rate payable quarterly in cash or Crown common stock at the conversion price at the election of Crown. The Subordinated Notes were to mature in October 2006 and were convertible into Crown common shares at $0.75 per share. The conversion feature of the Subordinated Notes had no intrinsic value on the issuance date and accordingly, there was no discount recorded thereon. In October 2003 and November 2003 a total of $839,331 of Subordinated Notes were converted into 1,119,108 shares of common stock prior to the automatic conversion on November 5, 2003. On November 5, 2003 the remaining $3,160,669 of Subordinated Notes were automatically converted into 4,214,225 shares of common stock. The automatic conversions were in accordance with the provisions of the Subordinated Notes whereby the Subordinated Notes automatically convert into common stock if the price of the common stock trades above 233% of the conversion price of $0.75, or $1.75, for twenty consecutive days. The shares related to the automatic conversion are deemed issued and outstanding as of the date of the automatic conversion.

     Subordinated B Notes

     On February 21, 2003, Crown issued $2,705,000 of 10% Convertible Subordinated Promissory Notes due in 2006, Series B (The "Subordinated B Notes"). The Subordinated B Notes were convertible into common stock of Crown at $0.75 per share. There was no beneficial conversion feature for the Subordinated B Note as the market price was below the conversion price at issuance. The Subordinated B Notes paid interest at 10% in stock or cash at Crown's option, and were to mature in October 2006. Solitario invested $400,000 in the Subordinated B Notes on the same terms as all other investors. On November 5, 2003, $2,705,000 of Subordinated B Notes were automatically converted into 3,606,667 shares of common stock. The automatic conversions were in accordance with the provisions of the Subordinated B Notes whereby the Subordinated B Notes automatically convert into common stock if the price of the common stock trades above 233% of the conversion price of $0.75, or $1.75, for twenty consecutive days. The shares related to the automatic conversion are deemed issued and outstanding as of the date of the automatic conversion.

     Keystone Note

     In July 2001, as part of the termination of the joint venture on the Buckhorn Mountain Project with Newmont, Crown assumed a note with a face value of $250,000 due February 22, 2002 (the "Keystone Note"). Crown recorded the Keystone Note at its discounted fair value of $237,000. On December 18, 2001 Crown amended the terms of the Keystone Note, by paying the holders of the Keystone Note $30,000 and extending the term of the Keystone Note for a period of four years, with a payment, including interest, of $20,000 due in June 2002 and four annual payments, including interest, of $50,000 beginning in December 2002. As a result of this amendment to the terms of the Keystone note, Crown recorded a discount of $41,000 to its recorded value of the Keystone note for the present value of the remaining payments, and other income of the same amount. This discount is being amortized to capitalized interest cost over the remaining term of the note. Crown recorded capitalized interest cost of $5,000 during 2005, $9,000, during 2004 and $13,000 during 2003 for amortization of its discount on the Keystone note. The Keystone note was paid in full in December 2005.

     Interest

     Interest costs are capitalized on mineral properties in development. Interest is capitalized by applying a weighted average interest rate to the average capitalized costs during a period, up to a maximum of total interest costs incurred during the period. Crown capitalized all of its interest costs of $374,000, $3,884,000, and $3,068,000 for the years ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005 and 2004 a total of $18,143,000 and $17,769,000, respectively, of interest costs have been capitalized as mineral property at the Buckhorn Mountain Project.

                                     F-B33

     Prior to their conversion, Crown could pay interest on the Senior Notes, the Secured Notes, the Subordinated Notes and the Subordinated B Notes in cash or Crown common shares, at its election. Crown accrued interest at the nominal rate of 10% during the period the notes were outstanding. For interest paid in Crown common shares, capitalized interest cost was adjusted on the interest payment date to the market value of the common shares issued on that date.

     Crown recorded the following amounts to capitalized interest cost related to long-term debt:

                                                                 Year ended December 31,
                                    --------------------------------------------------------------------
                                        2005       2004                             2003
                                    -----------   ------   ---------------------------------------------
(in thousands)                                                                SUBOR-    SUBOR-
                                    CONVERTIBLE   SENIOR   SENIOR   SECURED   DINATED   DINATED
                                    DEBENTURE     NOTES    NOTES    NOTES     NOTES     B NOTES   TOTAL
                                                  ------   ------   -------   -------   --------  ------

Notes:
  Stated interest                           211      194     $360    $  185      $339      $191   $1,075
  Warrant discount
     amortization                             -       41       74         -         -         -       74
  Beneficial conversion
     feature discount
     amortization                           158      138      125       213         -         -      338
  Unamortized discount
     charged to interest cost
     upon conversion                          -    3,105        -       940         -         -      940
  Increase (decrease) in
     interest cost from
     shares issued for interest               -      397      373       200        27        28      628
                                           ----   ------     ----    ------      ----      ----    ------
Total                                       369    3,875     $932    $1,538      $366      $219    3,055
                                                             ====    ======      ====      ====
Keystone Note                                 5        9                                              13
                                           ----   ------                                           ------
  Total capitalized interest cost          $374   $3,884                                          $3,068
                                           ====   ======                                          ======

     Future minimum payments

     Assuming the merger agreement with Kinross is not completed and Crown does not exercise its right to convert the Convertible Debenture, Crown's future minimum payments on the Convertible Debenture consist of an interest payment of $1,200,000 in June 2008, interest payments of $400,000 each in June 2009 and 2009 and payment of principle and interest of $10,400,000 in June 2010.

6.   INCOME TAXES:

     Crown's income tax expense (benefit) from continuing operations consists of the following:

(in thousands)                          2005      2004      2003
                                        -----    ------    ------
Deferred:
  U.S.                                  $(446)   $3,051    $  408
  Foreign                                   -         -         -
Operating loss and credit carryovers:
  U.S.                                    201       (27)   (1,263)
  Foreign                                   -         -         -
                                        -----    ------    ------
Income tax expense (benefit)            $(245)   $3,024    $ (855)
                                        =====    ======    ======

     During 2004 and 2003, income tax expense of $85,000 and $130,000, respectively, was charged to stockholders' equity for Crown's additional paid-in capital arising from Solitario's share issuances.

                                     F-B34

     During 2004, Crown recognized taxable compensation expense of $1,173,000 from the exercise of nonqualified stock options not subject to variable plan accounting. Stockholders' equity has been credited in the amount of $400,000 for the income tax benefit of these deductions.

     During 2004 and 2003, Crown recorded other comprehensive loss of $23,000, and $35,000, respectively, related to net unrealized losses on marketable equity securities. Other comprehensive income has been credited in the amounts of $8,000, and $12,000, respectively, for the income tax benefit associated with these net unrealized losses.

     The net deferred tax liabilities in the accompanying December 31, 2005 and 2004 balance sheets include the following components:

(in thousands)                                          2005        2004
                                                       ------      ------
Deferred tax assets:
 Net operating loss ("NOL") carryovers                 $2,564      $2,765
 Other                                                    232         225
                                                       ------      ------
Deferred tax assets                                     2,796       2,990
                                                       ------      ------

Deferred tax liabilities:
 Exploration, development and mineral interests costs   4,488       4,836
 Capitalized interest                                   4,447       4,391
 Beneficial conversion feature discount (1)               552           -
 Depreciation and amortization                            460         403
 Investment in Retained Shares                              8         212
                                                       ------      ------
Deferred tax liabilities                                9,955       9,842
                                                       ------      ------
Net deferred tax liabilities                           $7,159      $6,852
                                                       ======      ======

----------------
(1)  Amount from retrospective application from the adoption of EITF 05-8, see
     Note 15.


     A reconciliation of expected federal income tax expense (benefit) from operations at the U.S. statutory rates with the expense (benefit) for income taxes is as follows:

(in thousands)                                          2005        2004       2003
---------------------------------------------------------------------------------------
Income tax benefit at statutory rates                  $ (389)    $(1,392)    $(1,601)
Nondeductible option compensation                           -         116         865
Nondeductible loss on unexercised Crown warrants           70       1,182
Taxable spin-off                                            -       2,808           -
Other                                                      74         310        (119)
                                                       ------     -------     -------
Income tax expense/(benefit)                           $ (245)    $ 3,024     $  (855)
                                                       ======     =======     =======

     In connection with the confirmation of the Plan of Reorganization, Crown had a greater than 50% change of ownership as defined in Section 382 of the Internal Revenue Code. Pursuant to Section 382, the amount of future taxable income available to be offset by Crown's carryovers is limited to approximately $121,000 per year.

     At   December 31, 2005, Crown had unused NOL carryovers of approximately
$7,543,000, which begin to expire commencing in 2021.

7.   UNEXERCISED WARRANT LIABILITY

     On July 1, 2004, as a result of declaring, as a dividend, the distribution of Crown's 9,633,585 shares of Solitario common stock, the classification of Crown's warrants changed from an equity derivative instrument to that of a liability derivative instrument in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". As a result, Crown recorded the fair value of the warrants as unexercised warrant liability of $16,107,000 as of July 1, 2004 with a corresponding charge to additional paid-in capital. All subsequent increases and decreases in the fair value of the warrant are recorded in the statement of operations as gain or loss on derivative instruments. Upon exercise of the warrants, Crown reduces its investment in retained shares of Solitario

                                     F-B35
for the fair value of any Retained Shares distributed, records the fair value of any shares of Crown common stock issued as stockholders' equity and reduces the unexercised warrant liability by the fair value of the warrants exercised. During the years ended December 31, 2005 and 2004, Crown recorded a loss on derivative instrument of $205,000 and $3,475,000, respectively, related to the increases in the fair value of the unexercised warrants.

     Prior to the spin-off, in July 2004, holders exercised warrants for 3,771,428 shares of Crown common stock on a cashless basis and received 2,398,336 shares of Crown common stock. In addition, warrant holders exercised warrants for 947,140 shares for cash by paying $711,000 and received 947,140 shares of Crown common stock. Crown reduced its unexercised warrant liability by $6,284,000 and credited stockholders' equity by the same amount for the fair value of the Crown stock issued related to those warrant exercises.

     Subsequent to the spin-off, in August 2004, a warrant holder exercised a warrant for 419,049 shares of Crown common stock on a cashless basis and received 208,118 shares of Crown common stock and 48,293 Retained Shares. Crown reduced its investment in retained shares of Solitario by $49,000, for the fair value of the Retained Shares distributed on the date of exercise, credited stockholders' equity by $368,000 for the fair value of the shares of Crown common stock issued and reduced the unexercised warrant liability by the fair value of the warrants exercised.

     During 2005, warrant holders exercised warrants for 7,037,105 shares of Crown common stock on a cashless basis and received 4,582,614 shares of Crown common stock and 810,997 Retained Shares. During 2005, warrant holders exercised warrants for 893,853 shares on a cash basis by paying Crown $670,000 and received 893,953 shares of Crown common stock and 103,013 Retained Shares. As a result of these exercises, during 2005, Crown reduced its investment in Retained Shares by $1,409,000 for the fair value of the Retained Shares distributed on the date of exercise, credited stockholders' equity by $11,135,000 for the fair value of the shares of Crown common stock issued and reduced the unexercised warrant liability by the fair value of the warrants exercised. At December 31, 2005 Crown has warrants exercisable into 312,377 shares of its common stock and Crown has 36,004 Retained Shares related to those warrants.

     Crown has recorded an unexercised warrant liability as of December 31, 2005 and 2004, of $542,000 and $12,881,000, respectively, which includes $56,000 and $1,428,000, respectively, classified as a current liability for the portion of the unexercised warrant liability which will be settled by the Retained Shares to be distributed and $486,000 and $11,453,000, respectively, for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current. The fair values for the Retained Shares are based upon quoted market prices and the fair value of the warrants have been determined using a Black-Scholes option-pricing model.

8.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

     For certain of Crown's financial instruments, including cash and cash equivalents, and short-term investments, the carrying amounts approximate fair value due to their short maturities. The estimated fair value at December 31, 2005, based on quoted market prices, of Crown's Convertible Debenture was $13,340,000, based upon the conversion of the Convertible Debenture into 5,800,000 shares of common stock at the closing market price of $2.30 per share. The estimated fair value at December 31, 2004, based on quoted market prices, of Crown's Senior Notes was $26,514,000. See Note 7 regarding the fair value of Crown's warrants and its investment in Retained Shares.

9.   COMMITMENTS AND CONTINGENCIES:

     In   acquiring its interests in mineral claims and leases, Crown has entered into lease agreements, which generally may be canceled at its option. Crown is required to make work commitments and minimum rental payments in order to maintain its interests in certain claims and leases. Crown estimates its 2006 mineral property rentals and option payments to be approximately $20,000. Crown has no estimated work commitments for 2006. Other optional lease payments, including options for water rights and gravel sources for mine backfill are estimated to be approximately $31,000 for 2006.

                                     F-B36

     Crown has a defined-contribution retirement plan covering all full-time U.S. employees. The plan provides for Company matching, at the rate of 75%, of employee savings contributions of up to 9% of compensation, subject to ERISA limitations. The Company contributions in 2005, 2004 and 2003 were $46,000, $39,000, and $38,000, respectively.

     Crown leases office space under non-cancelable operating leases providing for minimum annual rent payments of $27,000 in 2006. Rent expense for all leases was $55,000, $37,000, and $55,000, for the years ended December 31, 2005, 2004 and 2003, respectively.

     Effective January 1, 2002, Crown adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations". During 2003, Crown acquired nine monitoring wells related to its permitting at its Buckhorn Mountain Project. Under Crown's proposed plan of operations these wells will be reclaimed prior to the closure of the Buckhorn Mountain Project after mining. At December 31, 2005 and 2004, Crown has recorded an "asset retirement obligation" of $24,000 and $23,000, respectively, which represents the estimated present value using a discount rate of 7% of its estimated undiscounted cost of $58,000 to reclaim these wells. At December 31, 2005 and 2004, Crown has capitalized as its asset retirement cost a total of $24,000 and $23,000, respectively, and recorded $27,000 and $27,000, respectively, of restricted cash for settling its asset retirement obligation. The capitalized asset retirement obligation is a component of mineral properties, net in the accompanying financial statements.

     In   order to obtain the necessary permits for the Buckhorn Mountain
Project, a Supplemental Environmental Impact Statement (the "Statement") is being prepared by the Department of Ecology of the State of Washington (the "WDOE"). Additionally, an Environmental Assessment is being prepared by the US Forest Service for those activities being proposed on federal lands. The costs of the review by the WDOE, the US Forest Service, and any third-party contractors are billed to Crown by these respective entities on a periodic basis. Crown has accrued $400,000 for these costs at December 31, 2005, based on inquiries of the WDOE and third-party contractors regarding unbilled fees for services rendered through December 31, 2005.

10...STOCK OPTION PLANS AND WARRANTS:

     The 2002 Crown Stock Incentive Plan (the "2002 Plan") reserved 5,000,000 shares of Crown common stock for grants under the 2002 Plan. The 2002 Plan provides that the Board of Directors may: (a) grant incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986; (b) grant options other than incentive stock options ("non-qualified stock options); (c) award stock bonuses; (d) sell and issue shares pursuant to certain restrictions under the 2002 Plan; and (e) award performance based awards as defined under the 2002 Plan. All options granted expire five years from the date of grant and vest 25% on the date of grant, and 25% on each anniversary of the date of grant for the next three years. In July 2004, the Board of Directors, in accordance with the terms of the 2002 Plan, vested all remaining unexercised options. As of December 31, 2005, 3,739,000 options have been exercised and no options have expired from the 2002 Plan.

     The activity in the 2002 Stock Incentive Plan for the years ended December 31, 2005, 2004 and 2003 was as follows:

                                              2005                         2004                        2003
                                     -----------------------     -----------------------     --------------
                                                WEIGHTED                   WEIGHTED                  WEIGHTED
                                     NUMBER OF  AVERAGE      NUMBER OF     AVERAGE      NUMBER OF     AVERAGE
                                      SHARES     PRICE         SHARES       PRICE         SHARES       PRICE
                                      ------     -----         ------       -----         ------       -----
Outstanding, beginning of year              -          -      3,379,000       $0.40     3,375,000       $0.40
Granted                                     -          -              -           -        60,000        0.45
Exercised                                   -          -     (3,379,000)       0.40       (56,000)       0.40
Cancelled / forfeited                       -          -              -           -             -           -
Expired                                     -          -              -           -             -           -
                                     --------      -----     ----------      ------     ---------       -----
Outstanding, end of year                    -        n/a              -       $0.40     3,379,000       $0.40
                                     ========      =====     ==========      ======     =========       =====
Exercisable, end of year                    -        n/a              -       $0.40     1,681,500       $0.40
                                     ========      =====     ==========      ======     =========       =====

                                     F-B24

     Crown's 1988 Stock Benefit Plan (the "1988 Plan") and Crown's 1991 Stock Incentive Plan (the "1991 Plan") had terms and conditions similar to the 2002 Plan, except that members of the Board of Directors could only receive formula grants under the 1991 Plan. Up to 1,500,000 shares were reserved for grant under each of the 1988 Plan and the 1991 Plan (for a total of 3,000,000 shares). All options outstanding under the 1988 Plan expired in February 2002. The Plan of Reorganization rejected both the 1988 Plan and the 1991 Plan and all related option awards were cancelled. As of December 31, 2004, there were no outstanding options for shares under the 1988 Plan or the 1991 Plan.

     As   a result of the repricing of existing options in 1999 and 1998, (under both the 1988 and 1991 Option Plans) Crown began to account for the awards as variable as of July 1, 2000, in accordance with FASB Interpretation No. 44, ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, (an interpretation of APB Opinion No. 25)." Accordingly, an increase in the current market price of Crown common stock above the higher of the option strike price and the market price of Crown's common stock subsequent to July 1, 2000, multiplied by vested options outstanding was recorded as compensation expense in the period of the price increase. A subsequent reduction in the current market price, to the extent of previously recorded compensation expense was credited as a reduction of compensation expense. In July 2002 Crown's Board of Directors granted options to purchase 3,375,000 shares under the 2002 Plan. Of these, options to purchase 2,600,000 shares were deemed replacement options for cancelled options awards with variable plan accounting. Accordingly, Crown accounts for increases and decreases in the intrinsic value of the 2,600,000 options as compensation expense in accordance with APB 25 and FIN 44. During the years ended December 31, 2004 and 2003 Crown recorded $518,000, and $3,126,000, respectively, of compensation expense related to the vested portion of the 2002 option awards. Additionally, during the years ended December 31, 2004 and 2003, Crown recorded (reductions) increases in unearned compensation of $(2,149,000), and $1,856,000, respectively.

     The activity in outstanding warrants for the years ended December 31, 2005, 2004 and 2003 was as follows:

                                              2005                       2004                       2003
                                     -----------------------    -----------------------   -----------------------
                                                    WEIGHTED                   WEIGHTED                  WEIGHTED
                                        WARRANTS     AVERAGE       WARRANTS     AVERAGE      WARRANTS     AVERAGE
                                     EXERCISABLE    EXERCISE    EXERCISABLE    EXERCISE   EXERCISABLE    EXERCISE
                                      FOR SHARES       PRICE     FOR SHARES       PRICE    FOR SHARES       PRICE
                                      ----------       -----     ----------       -----    ----------       -----
Outstanding, beginning of year         8,243,335       $0.75     13,403,810       $0.74    16,200,000       $0.74
Issued                                         -           -              -           -             -           -
Exercised(1)                          (5,476,467)       0.75     (3,569,594)       0.72    (2,024,127)       0.75
Cancelled / forfeited                 (2,454,491)       0.75     (1,590,881)       0.72      (772,063)       0.75
Expired                                        -           -              -           -             -           -
                                      ==========       =====     ==========       =====    ==========       =====
Outstanding, end of year (2)             312,377       $0.75      8,243,335       $0.75    13,403,810       $0.74
                                      ==========       =====     ==========       =====    ==========       =====

(1) During 2005, holders of warrants for 7,037,106 shares exercised their warrants on a cashless basis at market prices between $2.01 and $2.18 per share for 4,582,614 shares of Crown common stock. Holders also exercised warrants for 893,853 shares for cash at the exercise price of $0.75 per share. During 2004, holders of warrants for 4,213,335 shares exercised their warrants on a cashless basis at market prices between $1.49 and $2.50 per share for 2,622,454 shares of Crown common stock. Holders also exercised warrants for 2,476,189 shares for cash at the exercise price of $0.75 per share. During 2003, holders of warrants for 1,851,425 shares exercised their warrants on a cashless basis at market prices between $1.50 and $2.50 per share for 1,079,362 shares of Crown common stock. Holders also exercised warrants for 944,765 shares for cash at the exercise price of $0.75 per share. (2) All warrants were exerciseable on issuance and expire on October 19, 2006.

11.  RELATED PARTY TRANSACTIONS

     As discussed in Note 2 and 4, Crown executed a definitive agreement entitled "Acquisition Agreement and Agreement and Plan of Merger" (the "Merger Agreement") with Kinross, whereby each share of Crown's outstanding common stock would have been exchanged for 0.2911 shares of Kinross common stock at closing, which was subsequently amended to extend the termination date to December 31, 2006 and increase to 0.32 the Kinross shares exchanged for each share of Crown common stock. On January 18, 2005 Kinross acquired 511,640 shares of Crown common shares for $1,000,000. On June 20, 2005, we issued the $10,000,000 Convertible

                                     F-B37

Debenture to Kinross. Crown recorded a beneficial conversion feature discount of $1,624,000 to additional paid-in capital, which is being amortized over the stated term of the Convertible Debenture. Crown capitalized interest cost of $158,000 to its Buckhorn Mountain Project from amortization of the beneficial conversion feature discount to development cost during the year ended December 31, 2005. Crown accrued $211,000 of interest on the Convertible Debenture for the year ended December 31, 2005 which was capitalized to Crown's Buckhorn Mountain Project. In addition as of December 31, 2005, Crown has recorded an increase in mineral properties of $2,418,000 for permitting and other related costs on invoices received after June 1, 2005 to be paid by Kinross which has been recorded as a capital contribution to paid-in capital. Through December 31, 2005 Kinross has paid $1,930,000 of those costs and Crown has recorded a receivable from Kinross of $488,000 as of December 31, 2005 in stockholders equity for the balance.

     Crown provides management and technical services to Solitario under a management and technical services agreement originally signed in April 1994 and modified in April 1999, December 2000 and July 2002. Under the modified agreement Solitario reimburses Crown for direct out-of-pocket expenses; payment of 25% of Crown corporate administrative costs for executive and technical salaries benefits and expenses, 50% of Crown corporate administrative costs for financial management and reporting salaries, benefits and expenses, and 75% of Crown corporate administrative costs for investor relations salaries, benefits and expenses. These allocations are based upon estimated time and expenses spent by Crown management and employees on Crown activities and Solitario activities. Management believes these allocations are reasonable and the allocations are periodically reviewed by management and approved by independent Board members of both Crown and Solitario. Management service fees are billed monthly, due on receipt and are generally paid within thirty days. Management service fees paid by Solitario were $423,000 for 2005, $390,000 for 2004, and $351,000, for 2003,
which are recorded as a reduction to general and administration costs. Solitario and Crown have continued to operate under the management and technical services agreement subsequent to the spin-off. If the Kinross merger is completed Crown and Solitario are expected to terminate the management and technical services agreement.

     On July 26, 2004, Crown completed a spin-off of Solitario's shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of Solitario common stock for each Crown share they owned. As part of the spin-off, on July 26, 2004, Crown retained 998,306 Retained Shares for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. Subsequent to the spin-off, Crown distributed 962,302 Retained Shares upon the exercise of warrants and at December 31, 2005, had 36,004 Retained Shares. Crown carries its investment in the Retained Shares at fair value with changes in the fair value recorded in the statement of operations. Crown has recorded an unexercised warrant liability of $542,000, which includes $56,000 classified as a current liability for the portion of the unexercised warrant liability which will be settled by the Retained Shares to be distributed and $486,000 for the fair value of the unexercised warrant liability which will be settled in shares of Crown common stock, classified as non-current. During the years ended December 31, 2005 and 2004, Crown recorded a gain of $37,000 and $1,263,000, respectively, on its investment in retained shares of Solitario. See
Note 7 above. In addition Crown retained 93 shares, from fractional shares, which it intends to sell. After the disposition of the Retained Shares and fractional shares, Crown will no longer own any shares of Solitario.

     In October 2001, Solitario invested in two 10% convertible secured promissory notes ("Senior Notes") totaling $1,000,000 out of $3,600,000 Senior Notes issued by Crown. The first Senior Note (the "Solitario Note") of $350,000 has a conversion price of $0.2916 per share and the second Senior Note of $650,000 has a conversion price of $0.35 per share. The independent Board members of Crown and Solitario approved the investment in the Notes. Solitario was paid $50,000 in cash as interest income under the Senior Notes for the year ended December 31, 2004. Solitario received 228,677 shares of Crown common stock and $25,000 in cash as interest income under the Senior Notes for the year ended December 31, 2003. On July 14, 2004, Solitario converted its $1,000,000 face value of Crown Senior Notes into 3,132,509 shares of Crown common stock, which included 75,367 shares issued for accrued interest through the date of conversion on the Notes.

         As part of the investment in the Senior Notes, Solitario also received two warrants. The first warrant gave Solitario the right to purchase 1,857,143 shares of Crown for $0.75 through October 2006 and the second warrant gave Solitario the right to purchase 1,200,000 shares of Crown at $0.60 through October 2006. On July 12, 2004, Solitario exercised the two Crown warrants on a cashless exercise basis per the terms of the warrants. Solitario

                                     F-B38
received a total of 1,973,626 shares of Crown common stock from the exercise of these warrants. See Note 5 above.

     Solitario entered into a Voting Agreement dated as of April 15, 2002 among Zoloto Investors, LP ("Zoloto") and Crown. Zoloto and Solitario are both shareholders of Crown (the "Signing Shareholders"). Pursuant to the Voting Agreement, Zoloto and Solitario agreed that each will vote its owned shares during the term of the Voting Agreement for the election of three designees of Zoloto and one designee of Solitario (the "Designee Directors") to the Board of Directors of Crown. The Signing Shareholders agreed that any shares received by either Signing Shareholder would be subject to the Voting Agreement during its term and any successor, assignee or transferee of shares from either Signing Shareholder would be subject to the terms of the Voting Agreement during its term. The Voting Agreement terminates on June 25, 2006. As of December 31, 2005, the Signing Shareholders collectively held 16,443,549 shares or 35.7% of the outstanding Crown shares.

     Solitario entered into a stockholder and voting agreement with Kinross, along with several Crown directors, Crown executive officers and entities affiliated with these directors and officers (collectively the "Signatories"), pursuant to which the Signatories agreed, among other things to cause to be voted, all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as all shares of Crown common stock acquired by them, as set forth in the stockholder and voting agreement, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of December 31, 2005, 18,639,640 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 40.5% of the outstanding shares of Crown common stock entitled to vote at the Crown special meeting.

     As of December 31, 2005, Solitario owns 6,071,626 shares of Crown common stock or approximately 13.2% of the outstanding shares of Crown.

12.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

(in thousands, except per share)                    2005
                                 ------------------------------------------------
                                 March 31,   June 30,   Sept. 30,  Dec. 31,
                                 ------------------------------------------------

Net (loss) income(1)(2)             $ 2,088    $ (2,199)    $ (570)     $  (218)
(Loss) income per share:
  Basic                             $  0.05    $  (0.05)   `$(0.01)     $ (0.01)
  Diluted(1)(2)                     $ (0.00)   $  (0.05)    $(0.01)     $ (0.01)
Weighted shares outstanding:
  Basic                              40,429      40,549     45,517       40,014
  Diluted                            45,264      40,549     45,517       40,014

(in thousands, except per share)                                               2004
                                 ---------------------------------------------------------------------------------------------------
                                  March 31,   March 31,   June 30,      June 30,    Sept. 30,    Sept. 30,    Dec. 31,    Dec. 31,
                                                                                       As
                                     As                      As                    previously       As          As
                                 previously     As        previously      As        reported-   restated(2)   previously       As
                                  reported   restated(3)  reported    restated(3)  as restated      (3)       reported   restated(3)
                                 ---------------------------------------------------------------------------------------------------
Net (loss) income                   $ (357)    $ (361)      $  158       $  341       $(5,880)     $(6,591)     $  (104)    $  (508)
(Loss) income per share:
  Basic                             $(0.02)    $(0.02)      $ 0.01       $ 0.02       $ (0.16)     $ (0.18)     $ (0.00)    $ (0.01)
  Diluted                           $(0.02)    $(0.02)      $ 0.00       $ 0.01       $ (0.16)     $ (0.18)     $ (0.00)    $ (0.01)
Weighted shares outstanding:
  Basic                             21,989     21,989       22,062       22,062        37,216       37,216       40,014      40,014
  Diluted                           21,989     21,989       40,076       40,076        37,216       37,216       40,014      40,014

(1) The net income in the first quarter of 2005 was related to a $2,243,000 gain on derivative instrument on Crown's unexercised warrant liability related to a decrease in the price of our stock during the first quarter, which reduced the fair value of the related liability. This was reversed during the second quarter when Crown recorded a loss on derivative instrument of $1,942,000 related to an increase in the market value of Crown's common stock. The large difference in the basic and diluted income
     (loss) per share in the first quarter of 2005 resulted from the assumption of the conversion of all of Crown's warrants as of the beginning of the period, which eliminated the gain on derivative instrument, discussed above, for the computation of diluted income (loss) per share.

                                     F-B39

(2) The increase in the loss for the third quarter of 2004 was primarily related to (i) a $3,253,000 loss on derivative instruments related to the increase in the fair value of warrants, (ii) income tax expense of $3,008,000 related to a reversal of previously recorded temporary differences between the book and tax basis of Crown's investment in Solitario upon the spin-off and recognition of a liability for anticipated tax gain as well as (iii) an increase in variable stock option compensation expense, which in turn is directly affected by changes in the underlying price of Crown's common shares. These increases in expenses were partially offset by both a reduction in equity in loss of Solitario, which was not included in operating results after July 26, 2004, the date of the spin-off, and a gain on the investment in retained shares of Solitario. The change in the relative per share amounts are primarily due to additional shares outstanding from debt conversions and warrant exercises in the third quarter of 2004. (3) As discussed in Note 14, the operating results for each of the four quarters during the year ended December 31, 2004 have been restated.

13.  SUBSEQUENT EVENTS

     On February 24, 2006 Crown and Kinross amended the Merger Agreement to (i) extend the date on which either party may terminate the Merger Agreement if the merger contemplated therein has not closed (the "Termination Date") from March 31, 2006 to December 31, 2006, (ii) removed the valuation collar on the transaction, (iii) reduce the exchange ratio to 0.32 shares of Kinross stock and
(iv) provide that if the merger is not completed by July 1, 2006 Kinross will loan Crown $2,000,000 in a three year note with the proceeds to be used to extinguish an existing third party net smelter royalty at the Buckhorn Mountain Project.

14.  RESTATEMENT

     Subsequent to the issuance of Crown's consolidated financial statements for the year ended December 31, 2004, Crown determined it had (i) incorrectly recognized a deferred tax benefit related to its loss on derivative instrument - unexercised Crown warrants, and (ii) incorrectly recorded deferred tax expense related to its spin-off of Solitario. Each of these items is discussed below:

     (i) Crown incorrectly recognized deferred tax benefits on its loss on derivative instrument - unexercised Crown warrants, which should have been treated as a permanent difference for which no deferred tax asset should have been recorded. The reversal of the previously recognized deferred tax benefit increased deferred tax liabilities by $1,182,000 at December 31, 2004 and increased deferred tax expense by $1,182,000 for the year ended December 31, 2004.

     (ii) Crown incorrectly recorded deferred income tax expense on the spin-off of Solitario related to its retained shares. The reversal of previously recognized deferred tax expense decreased deferred tax liabilities by $67,000 at December 31, 2004 and decreased deferred tax expense by $67,000 for the year ended December 31, 2004.

     As a result, the accompanying consolidated financial statements for the year ended December 31, 2004 have been restated from the amounts previously reported. A summary of the significant effects of the restatement is as follows:
BALANCE SHEET INFORMATION

                                     F-B40

                                                                      AS OF DECEMBER 31, 2004
                                                                  -------------------------------
           (IN THOUSANDS)                                         AS PREVIOUSLY
                                                                  REPORTED         AS RESTATED
                                                                  --------         -----------
           Liabilities and Stockholders' Equity:
              Liabilities:
                Deferred income taxes                                $ 5,737          $ 6,852
              Stockholders' equity:
                Accumulated deficit                                  (31,586)          (32,701)
             Total stockholders' equity                               19,577           18,462


STATEMENT OF OPERATIONS INFORMATION
                                                                  Year ended December 31, 2004
                                                                 -------------------------------
           (in thousands except per share amounts)                AS PREVIOUSLY
                                                                  REPORTED         AS RESTATED
                                                                  --------         -----------
           Income tax expense                                       $ (1,909)         $ (3,024)
           Net loss                                                   (6,004)           (7,119)
           Basic and diluted loss per common share:                 $  (0.20)         $  (0.23)


        During the year ended December 31, 2005, Crown also determined that additions to mineral properties on account for which payment had not been made represented non-cash investing activities that should not have been reported in its statements of cash flows. Historically, Crown had reflected the additions as investing cash flows in the periods in which the liabilities were incurred, and included changes in the related liability in cash flows from operating activities. Crown's consolidated statement of cash flows for the year ended December 31, 2004 has been restated from the amounts previously reported to increase cash used in operating activities by $876,000 and to decrease cash flows used in investing activities by a corresponding amount.

15.  Retrospective Application from Adoption of a New Accounting Principle
     ---------------------------------------------------------------------

     As a result of the adoption of EITF No. 05-8 on January 1, 2006, Crown recorded a deferred tax liability of $552,000 with a corresponding charge to additional paid-in capital on a retrospective basis as of December 31, 2005, related to the deferred tax effects for the temporary book/tax difference on the $1,624,000 beneficial conversion feature recorded upon the issuance of the Convertible Debenture in June 2005. The adoption of EITF No. 05-8, has had no effect on the statement of operations, cash flows or retained earnings for the year ended December 31, 2005 as Crown has capitalized all of its interest cost, including interest for amortization of its beneficial conversion feature. The adoption of ETIF 05-8 had no effect on our consolidated financial statements as of and for the year ended December 31, 2004 or for the year ended December 31, 2003.

     The following financial statement line items as of December 31, 2005 have been changed as a result of the change in accounting principle upon the adoption of EITF No. 05-8:

                                                   Effect of
                                  As orginally   Retrospective      As
                                    reported        change       adjusted
                                    --------        ------       --------
(in thousands)
Deferred income taxes               $ 6,607         $ 552         $ 7,159
Additional paid-in capital          $57,890         $(522)        $57,338



                                     F-B41

                                                                      APPENDIX A








                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                            KINROSS GOLD CORPORATION
      A CORPORATION ORGANIZED IN THE PROVINCE OF ONTARIO, CANADA ("PARENT")


                                       AND


                            CROWN MERGER CORPORATION
                   A WASHINGTON CORPORATION AND A WHOLLY-OWNED
                       SUBSIDIARY OF PARENT ("PURCHASER")


                                       AND


                           CROWN RESOURCES CORPORATION
                       A WASHINGTON CORPORATION ("CROWN")


                                   DATED AS OF

                                NOVEMBER 20, 2003

                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


THIS ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of November 20, 2003, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), Crown Merger Corporation, a Washington corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations"). Reference is made to Article X for the definitions of certain terms used in this Agreement.

                                   BACKGROUND

This Agreement provides for the acquisition of Crown by the merger of Purchaser with and into Crown (the "Merger") in a transaction in which the stockholders of Crown will receive 0.2911 Kinross common shares (the "Kinross Common Shares") for each share of the common stock of Crown (the "Crown Common Stock") issued and outstanding immediately prior to the Merger, upon the terms and conditions set forth herein.

The Boards of Directors of each of Parent, Purchaser, and Crown have duly adopted resolutions approving this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Purchaser will be merged with and into Crown in accordance with the terms of this Agreement and the provisions of the Washington Business Corporation Act (the "Washington Act"). Following the Merger, Crown will continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Parent, and the separate corporate existence of Purchaser will cease.

1.2     THE CLOSING. Unless this Agreement has been terminated pursuant to
SECTION 8.1, the closing of the Merger contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties that is no later than the third business day following satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), unless another date or time is agreed to in writing by the parties.

1.3 EFFECTIVE TIME. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (or on such other date as the parties may agree) Purchaser and Crown will file with the Washington Secretary of State articles of merger (the "Articles of Merger") substantially in the form set forth in Exhibit
1.3 and make all other filings or recordings required by the Washington Act in connection with the Merger. The Merger will be consummated on the later of the date on which the Articles of Merger are filed with the Washington Secretary of State or such time as is agreed upon by the parties and specified in the Articles of Merger. The time the Merger becomes effective in accordance with the Washington Act is referred to in this Agreement as the "Effective Time."

1.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in this Agreement and the Washington Act. Without limiting the generality of the foregoing, as of the Effective Time the Surviving Corporation will succeed to all the properties, rights, privileges, powers, franchises and assets of the Constituent Corporations, and all debts, liabilities and duties of the Constituent Corporations will become debts, liabilities and duties of the Surviving Corporation.

1.5 ORGANIZATIONAL DOCUMENTS. At the Effective Time, the articles of incorporation and bylaws of Purchaser (as in effect immediately prior to the Effective Time), will become the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the Washington Act.

1.6 DIRECTORS AND OFFICERS. The directors and the officers of Purchaser at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.7 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of Crown, Parent, or Purchaser or their respective stockholders:

        1.7.1 CONVERSION OF CROWN COMMON STOCK. Each share of Crown Common Stock (other than any shares held by a Dissenter) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.2911 Kinross Common Shares (the "Exchange Ratio"). All outstanding shares of Crown Common Stock as of the Effective Time, will automatically be canceled and will cease to exist, and the certificates formerly representing shares of Crown Common Stock (each such certificate a "Certificate") will thereafter represent that number of Kinross Common Shares determined by the Exchange Ratio or the right to pursue such rights as a Dissenter as the holder may have under the Washington Act.

        1.7.2 CONVERSION OF PURCHASER SHARE. At the Effective Time, each outstanding share of Purchaser common stock shall automatically be converted into one share of the preferred stock of Crown, as the Surviving Corporation, with a fair market value and redemption amount equal to the value of the shares of common stock of Purchaser converted, and the Surviving Corporation shall continue in existence as a wholly-owned subsidiary of Parent.

        1.7.3 ISSUANCE OF COMMON STOCK OF SURVIVING CORPORATION. At the Effective Time, Crown, as the Surviving Corporation, shall issue to Kinross one share of its common stock for each Kinross Common Share issued to the holders of Crown Common Stock in connection with the Merger, in consideration of the issuance of the Kinross Common Shares by Kinross.

1.8 EXCHANGE OF KINROSS COMMON SHARES FOR CROWN WARRANTS. At the election of the holder of any Crown Warrants outstanding as of the Effective Time, such Warrants shall be exchanged for 0.2911 Kinross Common Shares for each share of Crown Common Stock which would have been issued on exercise of the Crown Warrant if the Warrants had been exercised immediately prior to the Effective Time on a cashless basis. The exchange of the Crown Warrants for Kinross Common Shares shall entitle the warrant holder to a distribution of the Solitario Common Stock in accordance with the provisions of the Amendment to the Warrants attached hereto as Exhibit 1.8. If a holder elects to exchange the Crown Warrants in accordance with the provisions of this SECTION 1.8, the Crown Warrants shall be cancelled at the Effective Time, and the holder shall have no further rights or obligations relative to such Crown Warrants.

1.9 SURVIVING CROWN WARRANTS. In the event that any Crown Warrants are not exercised prior to the Merger or exchanged for Kinross Common Shares in the Merger, such Crown Warrants shall, subsequent to the Merger, represent the right to acquire Kinross Common Shares and Solitario common stock in accordance with the provisions of the Amendment to the Warrants attached hereto as Exhibit 1.8. If any such Crown Warrants are exercised subsequent to the Merger, Kinross shall issue and deliver such Kinross Common Shares and shall cause the Surviving Corporation to deliver such Solitario common stock in accordance with the provisions of the Amendment to the Warrants attached hereto as Exhibit 1.8.

1.10 DISSENTING STOCKHOLDERS. Any Crown Common Stock held by a Dissenter shall not be converted into the right to receive Kinross Common Shares but shall become, at the Effective Time, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenter pursuant to Washington Act; PROVIDED, HOWEVER, that shares of Crown Common Stock outstanding immediately prior to the Effective Time and held by a Dissenter, who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the Washington Act, shall be deemed to be converted as of the Effective Time into the right to receive that number of Kinross Common Shares determined in accordance with the Exchange Ratio.

1.11 JOINT PRESS RELEASE. No later than the first business day following execution of this Agreement, and subject to the conditions of this Agreement, Parent will issue a joint press release with Crown substantially in the form set forth in Exhibit 1.11 (the "Joint Press Release") regarding this Agreement and will file with the SEC the Joint Press Release in accordance with the provisions of Rule 425 adopted pursuant to the Securities Act.

                                   ARTICLE II
                     EXCHANGE AND SURRENDER OF CERTIFICATES

2.1 SURRENDER OF CERTIFICATES. From and after the Effective Time, each holder of a Certificate will be entitled to receive in exchange therefor, upon surrender thereof to the exchange agent designated by Parent (the "Exchange Agent"), a certificate representing the Kinross Common Shares into which the shares of Crown Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Kinross Common Shares to be issued to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

2.2     EXCHANGE AGENT; CERTIFICATE SURRENDER PROCEDURES.

        2.2.1 EXCHANGE AGENT. Parent shall enter into an agreement with the Exchange Agent to provide for distribution of the Kinross Common Shares to the holders of Crown Common Stock on surrender of the Certificates representing such Stock in accordance with the provisions of this Agreement.

        2.2.2 TRANSMITTAL INSTRUCTIONS. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificate will pass, only upon delivery of the Certificate to the Exchange Agent and will be in such form and have such other provisions as Parent will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for certificates representing the Kinross Common Shares issuable upon the conversion of the Crown Common Stock represented thereby. Upon the surrender to the Exchange Agent of such Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder will be entitled to receive the certificates representing the Kinross Common Shares into which Crown Common Stock represented by the Certificates so surrendered have been converted in accordance with the provisions of this Agreement. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the Kinross Common Shares into which the shares of Crown Common Stock represented by such Certificate have been converted in accordance with the provisions of this Agreement or the right to pursue any Dissenter rights the holder may have, as the case may be.

        2.2.3 NO FRACTIONAL SHARES. No fractional Kinross Common Shares shall be issued. Notwithstanding any other provision of this Agreement, each holder of shares of Crown Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Kinross Common Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Kinross Common Share multiplied by the Average Closing Price. No interest will be payable on the cash to be paid in lieu of the issuance of a fractional Kinross Common Share to any holder of a Certificate, irrespective of the time at which such Certificate is surrendered for exchange and irrespective of the time at which such cash is actually paid. "Average Closing Price" shall mean the average closing price of Kinross Common Shares on the NYSE Composite Tape (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Time. As soon as practicable after determination of the amount of cash to be paid in lieu of any fractional shares, the Exchange Agent shall make available in accordance with this Agreement such amounts to the former holders of shares of Crown Common Stock.

2.3 TRANSFER BOOKS. The stock transfer books of Crown will be closed at the Effective Time, and no transfer of any shares of Crown Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any shares of Crown Common Stock prior to the Effective Time that is not registered in the stock transfer records of Crown at the Effective Time, the Kinross Common Shares into which such shares of Crown Common Stock have been converted in the Merger will be issued to the transferee in accordance with the provisions of SECTION 2.2 only if the Certificate is surrendered as provided in SECTION 2.1 and is accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

2.4 DISSENTER RIGHTS. Crown Common Stock outstanding immediately prior to the Effective Time and held by a Dissenter will not be converted into a right to receive the Kinross Common Shares issuable upon the conversion of such shares, unless such holder fails to perfect or withdraws or otherwise loses his rights as a Dissenter. Crown will give Parent written notice of any and all Dissenter Notices that it receives, within three business days of the receipt of such notice by Crown, and Crown will give Parent the opportunity, to the extent permitted by applicable Law, to participate in all negotiations and proceedings relating to Dissenters. Except with the prior written consent of Parent, Crown will not voluntarily make any payment with respect to any claim of a Dissenter and will not settle or offer to settle any such claim.

2.5 LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to Parent) of that fact by the person making such a claim, and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against or with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Kinross Common Shares issuable upon surrender thereof pursuant to SECTION 2.2.

2.6 NO RIGHTS AS STOCKHOLDER. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation, and Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the Kinross Common Shares into which the shares of Crown Common Stock evidenced by such Certificate have been converted pursuant to the Merger or the right to pursue the holder's rights as a Dissenter, as the case may be.

2.7 WITHHOLDING. Parent will be entitled to deduct and withhold from the cash otherwise payable to any former holder of shares of Crown Common Stock in lieu of fractional shares pursuant to Section 2.2.3 all amounts required by any Law to be deducted or withheld therefrom. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Entities, such amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Crown Common Stock in respect of which such deduction and withholding was made by Parent.

2.8 ESCHEAT. Neither Parent, Purchaser nor Crown will be liable to any former holder of shares of Crown Common Stock for any of the Kinross Common Shares or cash payable in lieu of fractional shares delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser hereby represent and warrant jointly and severally to Crown as follows:

3.1 CORPORATE ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada, and has full corporate power and authority to carry on its business as now conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority to carry on its business as now conducted. Parent directly owns and has power to vote all of the outstanding capital stock of Purchaser. Each of Parent and Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for where the failure to be so qualified would not have a Material Adverse Effect on Parent or Purchaser. Purchaser was formed for the purpose of effecting the Merger and has not conducted, and will not conduct, any business prior to the Effective Time other than that which is necessary to effectuate the Merger. True and complete copies of the Organizational Documents of each of Parent and Purchaser have been provided to Crown.

3.2     AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

        3.2.1 AUTHORITY. Parent and Purchaser each has the corporate power to enter into this Agreement, to carry out its obligations hereunder, to perform and comply with all the terms and conditions hereof to be performed and complied with by it, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance and compliance with all the terms and conditions hereof to be performed and complied with, and the consummation of the transactions contemplated hereby by Parent and Purchaser have been duly authorized by all requisite corporate action on the part of each of Parent and Purchaser. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and is the legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and similar laws affecting creditors' rights and remedies generally, and (ii) the availability of specific performance, injunctive relief and other equitable remedies, regardless of whether enforcement is sought in a proceeding at Law or in equity.

        3.2.2 COMPLIANCE WITH CHARTER AND LAWS. Neither the execution and delivery of this Agreement by Parent and Purchaser, the performance and compliance by Parent and Purchaser of and with the terms and conditions hereof to be performed and complied with by Parent and Purchaser, nor the consummation by Parent and Purchaser of the transactions contemplated hereby will (i) violate, conflict with or result in a breach of, any provision of the Organizational Documents of Parent or Purchaser or (ii) assuming that the approvals referred to in Section 3.3 are obtained, (A) violate, conflict with or result in a breach of any Law applicable to Parent or Purchaser or any of the respective properties or assets of Parent or Purchaser, which violation, conflict or breach is Material to Parent or Purchaser or could prevent or materially delay Parent or Purchaser from consummating the transactions contemplated hereby or (B) violate, conflict with, result in a breach of, result in the impairment of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, result in the creation or imposition of any Lien upon any of the respective properties or assets of Parent or Purchaser, or require any consent, approval, waiver, exemption, amendment, authorization, notice or filing under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Parent or Purchaser is a party or by which any of their respective properties or assets may be bound or affected, which agreement or other instrument is Material to Parent or Purchaser, as the case may be, or any two or more such agreements, instruments or obligations which, taken together, are Material to Parent or Purchaser, as the case may be.

3.3 CONSENTS AND APPROVALS. There are no consents, approvals or authorizations of or designations, declarations or filings with any Governmental Entities on the part of Parent or Purchaser required for the validity of the execution and delivery by each of Parent and Purchaser of this Agreement or the performance and compliance by either of them of and with the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby, except: (a) the filing with the SEC of: (i) the Registration Statement, which will include the Proxy Statement/Prospectus; and
(iii) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (b) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (c) as may be required under foreign laws, state securities laws, and the rules of the NYSE or the TSX; (d) such as may be necessary under the HSR Act or other similar Laws; and (e) those which, if not obtained or made, would not prevent or delay the consummation of the Merger or otherwise prevent Parent or Purchaser from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Parent or Purchaser.

3.4 CAPITALIZATION. All of the outstanding shares of capital stock of Purchaser have been or shall be prior to the Effective Time validly issued, fully paid and nonassessable. There are no options, warrants, or other derivative securities of Purchaser outstanding.

3.5 BROKER'S FEES. Neither Parent nor Purchaser nor any of their respective officers or directors or affiliates has employed any broker, finder or investment banker or incurred any liability for any broker's fees, investment banker's or finder's fees in connection with any of the transactions contemplated by this Agreement for which Crown or any of the Subsidiaries or any of their respective officers, directors or stockholders shall be liable.

3.6 NO CAPITAL OWNERSHIP IN CROWN. Neither Parent nor any of its Subsidiaries owns any shares of Crown Common Stock.

3.7 REGULATORY REPORTS. Parent has timely filed all reports required by the provisions of the Exchange Act and applicable Canadian securities laws since December 31, 2002 (the "Kinross Securities Filings"). None of such Kinross Securities Filings, including the financial statements included in such filings, contained, when filed, any untrue statement of a material fact or omitted a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2002, there has not occurred any event that (i) has not been disclosed in a Kinross Securities filing or otherwise in writing to Crown; and (ii) has had, or, in the reasonable judgment of Kinross management, is likely to have, a Material Adverse Effect on the business or financial condition of Parent.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF CROWN

Except as set forth on the Crown Disclosure Schedule, Crown hereby represents and warrants to Parent and Purchaser as follows:

4.1 ORGANIZATION AND QUALIFICATION. SECTION 4.1 of the Crown Disclosure Schedule contains a complete and accurate list of the subsidiaries of Crown (except for Solitario, the "Crown Subsidiaries"), including their name, jurisdiction of incorporation, jurisdictions in which they are authorized to do business, and capitalization (including the identity of each stockholder and the number of shares held by each). Crown and the Crown Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their jurisdiction of incorporation, each with full corporate power and corporate authority to conduct its business as now conducted and to own or use its properties and assets and to perform all obligations under its contracts. Crown and the Crown Subsidiaries are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction required, except where the failure to be so qualified would not have a Material Adverse Effect. Crown has delivered or made available to Parent copies of the Organizational Documents of each of the Crown Subsidiaries, as currently in effect.

4.2     CAPITALIZATION.

        4.2.1 CAPITAL STOCK. There are 100,000,000 duly authorized shares of common stock, par value $0.01 per share, and 40,000,000 duly authorized shares of preferred stock, par value $0.01 per share, of Crown. As of November 10, 2003, there were 16,788,957 shares of Crown Common Stock and no shares of preferred stock issued and outstanding, including 7,820,892 shares of Crown Common Stock deemed issued and outstanding from the automatic conversion of all Crown's outstanding 10% Convertible Subordinated Promissory Notes due 2006 and 10% Convertible Subordinated Promissory Notes due 2006, Series B. All of the issued and outstanding shares of Crown Common Stock have been duly authorized and validly issued, fully paid, and nonassessable. Except as set forth in SECTIONS 4.2.2 through 4.2.4 below, Crown does not have any outstanding securities convertible into or exchangeable for any shares of its capital stock. There are no shares of Crown Common Stock held in treasury.

        4.2.2 OUTSTANDING CROWN CONVERTIBLE NOTES. As of November 10, 2003, the following convertible notes were outstanding (collectively, the "Crown Convertible Notes"): (i) 10% Secured Convertible Promissory Notes Due 2006 in the aggregate principal amount of $3,600,000 with unpaid interest accrued through November 10, 2003, of $25,643.83; and (ii) 10% Secured Convertible Promissory Notes Due 2006 in the principal amount of $1,655,333 with unpaid interest accrued through November 20, 2003, of $11,791.41. SECTION 4.2.2 also sets forth the conversion price and due date of the Crown Convertible Notes. No event has occurred which would require an adjustment to the initial conversion price of any of the Crown Convertible Notes.

        4.2.3 OUTSTANDING WARRANTS. As of November 10, 2003, Crown had outstanding warrants (individually, a "Crown Warrant" and, collectively, the "Crown Warrants") to purchase an aggregate of 14,408,933 shares of Crown Common Stock at a weighted average exercise price of $0.74 per share. SECTION 4.2.3 of the Crown Disclosure Schedule identifies the holders, and sets forth the number of Crown Warrants held by each holder and the exercise price and expiration date of each Crown Warrant. All of the Crown Warrants can, at the election of the holder, be exercised through a cashless exercise feature. No event has occurred which would require an adjustment to the initial exercise price of any of the Crown Warrants.

        4.2.4 OUTSTANDING OPTIONS. As of November 10, 2003, Crown has outstanding options (individually, a "Crown Option" and, collectively, the "Crown Options") to acquire an aggregate of 3,379,000 shares of Crown Common Stock, exercisable at a weighted average of $0.40 per share. SECTION 4.2.4 of the Crown Disclosure Schedule identifies the holders, and sets forth the number of Crown Options held by each holder and the exercise price and expiration date of each Crown Option. No event has occurred which would require an adjustment to the original exercise price of any of the Crown Options.

        4.2.5 NO OTHER RIGHTS. Except for the Crown Convertible Notes and as set forth in Section 4.2.5 of the Crown Disclosure Schedule, the Crown Options, and the Crown Warrants set forth above, there are no other options, warrants, calls, stock appreciation rights or other rights, or convertible debt or security, or any shares reserved for issuance or any arrangement, subscription agreement, plan, or commitment, relating to the issued (including treasury stock) or unissued capital stock or other securities of Crown granted or made by Crown or to which Crown is a party or by which it is bound.

        4.2.6 VOTING AND DIVIDEND RIGHTS. Except as set forth in SECTION 4.2.6 of the Crown Disclosure Schedules, there is no agreement, arrangement, commitment or plan restricting voting or dividend rights with respect to any shares of capital stock or other securities of Crown to which Crown is a party or of which it is aware. Crown does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity except for the Crown Subsidiaries.

4.3     AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION.

        4.3.1 AUTHORITY; APPROVAL; DUE EXECUTION. Crown has the corporate power to enter into this Agreement, to carry out its obligations hereunder, to perform and comply with all the terms and conditions hereof to be performed and complied with by it, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Crown, the performance and compliance with all the terms and conditions hereof to be performed and complied with by Crown, and the consummation by Crown of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Crown, subject to approval of this Agreement by the holders of at least 66-2/3% of the shares of the outstanding Crown Common Stock, at the special meeting of the holders of the Crown Common Stock to be held to consider and vote upon the Merger (the "Crown Stockholders' Meeting"). The Board of Directors of Crown, at a meeting held on November 19, 2003, approved this Agreement and resolved to recommend the plan of merger to the Crown Stockholders (such recommendation by the Board of Directors of Crown being the "Crown Recommendation"). This Agreement is a legal, valid and binding obligation of Crown enforceable against Crown in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and similar laws affecting creditors' rights and remedies generally, and (ii) the availability of specific performance, injunctive relief and any other equitable remedy.

        4.3.2 COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS, LAWS, AND CROWN CONTRACTS. Except as disclosed in SECTION 4.3.2 of the Crown Disclosure Schedule, neither the execution and delivery of this Agreement by Crown, the performance and compliance by Crown of and with the terms and conditions hereof to be performed and complied with by it, nor the consummation by Crown of the transactions contemplated hereby will: (i) violate or conflict with any provision of the Organizational Documents of Crown or the Crown Subsidiaries,
(ii) violate, conflict with or result in a breach of any Law applicable to Crown, the Crown Subsidiaries, or any of their properties or assets or (iii) violate, conflict with, result in a breach of, result in the impairment of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require the consent of any other party, or result in the creation or imposition of any Lien upon any of the properties or assets of Crown or the Crown Subsidiaries under any Crown Contract, except, in each case of clause (i), (ii), and (iii) above, for violations, conflicts, and breaches, and, if applicable, impairments, defaults, terminations, accelerations, or Liens, as would not, taken together, have a Material Adverse Effect on Crown.

4.4     FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF CROWN.

        4.4.1 FINANCIAL STATEMENTS. Crown has delivered or made available to Purchaser the following financial statements as filed with the SEC (collectively the "Financial Statements"): (i) the audited consolidated balance sheets of Crown and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows as of and for the three years ended December 31, 2002; and (ii) the unaudited consolidated balance sheet of Crown and Subsidiaries as of September 30, 2003, as filed with the SEC (the "Most Recent Balance Sheet"), and the related consolidated statements of operations and cash flows as of and for the nine months ended September 30, 2003 (collectively, the "Most Recent Financial Statements"). The Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis (except for changes, if any, required by GAAP applied on a consistent basis and disclosed therein), and the Financial Statements present fairly in all Material respects the financial condition and results of operations of Crown and the Crown Subsidiaries included therein as of the date of the balance sheets and for the respective periods covered, including, in the case of the Most Recent Financial Statements, all adjustments which are, in the opinion of management of Crown, necessary to a fair statement of the results of the interim period presented. All of such adjustments are of a normal reoccurring nature.

        4.4.2 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other corporate records of Crown and the Crown Subsidiaries are complete and correct in all Material respects; Crown has an adequate system of internal accounting controls; and Crown has an adequate system of disclosure controls and procedures, all as required by Section 13 of the Exchange Act and the rules and regulations promulgated thereunder. The minute books of Crown and the Crown Subsidiaries, contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, Boards of Directors, and committees of the Board of Directors of the respective entities, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Effective Time, all of those books and records will be in the possession of the Surviving Corporation.

        4.4.3 INTRACORPORATE DEBT. Crown does not have, and will not have at the Closing Date, any obligation to, or due from, a Crown Subsidiary that is not wholly-owned by Crown.

4.5 NO CONSENTS. Except for filings with the SEC, filing the Articles of Merger with the Washington Secretary of States, filings provided under the HSR Act, and as set forth in Section 4.5 of the Crown Disclosure Schedule, no consents, approvals or authorizations of or filings with any Governmental Entity on the part of Crown are required for the validity of the execution and delivery by Crown of this Agreement or for Crown to perform its terms.

4.6     ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2003,
Crown and the Crown Subsidiaries have not engaged in any of the following acts:
(i) entered into any transaction not in the ordinary course of business; (ii) sold, transferred, or disposed of, or subjected to any Lien, any Material assets or properties of Crown or the Crown Subsidiaries (including the factoring or selling of accounts receivable), except for the sale of services and assets in the ordinary course of business; (iii) Materially deviated from historical accounting and other practices in connection with the maintenance of their books and records, except as may be required by Law or GAAP; (iv) incurred any physical damage, casualty, destruction or loss to property or assets of Crown or the Crown Subsidiaries, whether or not covered by insurance; (v) declared, set aside, or paid any dividend or other distribution on or with respect to the shares of capital stock of Crown except as contemplated by this Agreement, or directly or indirectly redeemed, purchased, or acquired any of such shares or split, combined, or reclassified shares of capital stock; (vi) increased, paid, or delayed payment of any payroll or payroll tax payment with respect to the compensation (including benefits) payable or to become payable by Crown or the Crown Subsidiaries to any of their respective directors, officers, employees or agents, or the making of any bonus payment or similar arrangement to or with any of them; (vii) cancelled any indebtedness due to Crown or the Crown Subsidiaries from others except for the write-off of accounts receivable in the ordinary course of business; (viii) created or incurred any Material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), or entered into any transaction, contract or commitment, other than such items created or incurred in the ordinary course of business; (ix) changed the manner in which Crown and the Crown Subsidiaries collect accounts receivable, extend discounts or credits to customers or otherwise deal with customers; (x) waived or released any Material rights of Crown or the Crown Subsidiaries, except in the ordinary course of business and for fair value, or let lapse or incurred any other loss of a Material right of Crown or the Crown Subsidiaries to use its assets or conduct its businesses; (xi) committed for or deferred any capital expenditures of Crown or the Crown Subsidiaries in excess of amounts budgeted; (xii) changed any accounting policies, except as may be required by Law or GAAP; (xiii) changed Crown's policies or the Crown Subsidiaries' policies with respect to the payment of accounts payable or other current liabilities or the collection of accounts receivable, including, without limitation, any acceleration or deferral of the payment or collection thereof, as applicable (including, without limitation, any payment advances); (xiv) changed the payment terms (including, without limitation, any advances) between Crown or the Crown Subsidiaries and any of their Material vendors; (xv) changed any development or permitting plans of Crown or the Crown Subsidiaries or deferred any costs or expenditures with respect to such plans; (xvi) granted price discounts on services or products outside the ordinary course of business and consistent with past practice; or (xvii) entered into any commitment or agreement to do any of the foregoing.

4.7     TAXES AND TAX RETURNS.

        4.7.1 TAXES; RETURNS. Crown and, with respect to periods during which they were included in any consolidated, combined or unitary return in which Crown has been included, each other corporation which has been so included, has
(i) duly filed all Material Returns in a timely manner, including extensions granted for such filing, consistent with applicable laws, as required to be filed by it (all such Returns being accurate and complete in all Material respects) and has paid all Taxes shown thereon to be due, and (ii) duly paid all Material Taxes required to be paid by any of them through the date of this Agreement, whether or not shown on a Return, other than Taxes that are being contested in good faith and by appropriate proceedings or as to which Crown has set aside on its books adequate reserves for Tax liability (as distinguished from reserves for deferred Taxes established to reflect timing differences between book and tax income) in accordance with GAAP. All Material Taxes attributable to all taxable periods ended on or before the Closing Date, to the extent not required to have been previously paid, will be fully and adequately reserved for as a Tax liability on Crown's financial statements in accordance with GAAP. The amounts recorded as reserves for Tax liability on the Most Recent Balance Sheet are sufficient in the aggregate for the payment by Crown of all unpaid Material Taxes (including any interest or penalties thereon) whether or not disputed or accrued, for all periods ended on or prior to the date of such statement. There are no Liens for Taxes upon the assets of Crown or the Crown Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings. Since January 1, 1998, to the Knowledge of Crown, no claim has ever been made by an authority in a jurisdiction where Crown does not file Returns that it or the Crown Subsidiaries is or may be subject to taxation by that jurisdiction. Since January 1, 1998, to the Knowledge of Crown, (i) there are no claims asserted for deficiencies in Taxes against Crown or the Crown Subsidiaries, (ii) neither Crown nor the Crown Subsidiaries has given any currently effective waivers extending the statutory period of limitation applicable to any Return for any period or entered into any "closing agreements" as described in Section 7121 of the Code, (iii) neither Crown nor the Crown Subsidiaries has in effect any power of attorney or other authorization for anyone to represent it with respect to any Taxes and (iv) neither Crown nor the Crown Subsidiaries has received written notification of a Tax audit and, to the Knowledge of Crown there are no Tax audits in progress of any Returns of Crown or the Crown Subsidiaries. Neither Crown nor the Crown Subsidiaries has been a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability for Taxes of anyone other than Crown. Neither Crown nor the Crown Subsidiaries has filed a consent under Section 341(f) of the Code. Crown has provided to Parent or its representatives complete and correct copies of its and the Crown Subsidiaries' Returns which have been filed on or subsequent to December 31, 1997, and all examination reports, if any, relating to the audit of such Returns by the IRS or other Tax authority. Neither Crown nor the Crown Subsidiaries (i) has agreed to, or is required to, make any adjustments under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Laws) by reason of a change in accounting method or otherwise; (ii) is, was, or will be, at any time during the five-year period ending on the date on which the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; (iii) has filed or been required to file any reports under Section 999 of the Code; (iv) has failed to disclose on its federal income Tax Returns any positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code; (v) other than the consolidated group of which Crown is now the common parent, has ever been a member of an Affiliated Group filing a consolidated United States federal income Tax Return and has any liability for the Taxes of any other Person other than a Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (vi) is a party to any joint venture, partnership, limited liability company or other arrangement or contract properly treated as a partnership for United States federal income Tax purposes; or (vii) has entered into any gain recognition agreements under Section 367 of the Code and the Treasury Regulations promulgated thereunder. For United States federal income tax purposes: (i) Crown's adjusted tax basis in the Solitario common stock held by Crown as of the date hereof is not less than $8,150,000; and (ii) any gain recognized as a result of Crown's distribution of the Solitario common stock on or before the Closing Date under Section 7.3.5 below will be offset by tax losses of Crown occurring at or prior to the Effective Time and available for such purpose.

        4.7.2 TAX WITHHOLDING. All Material amounts required to be withheld by Crown or the Crown Subsidiaries from employees, creditors, stockholders or other third parties for Taxes have either been withheld or collected and paid, when due, to the appropriate governmental authority, or an adequate reserve has been established and Crown and the Crown Subsidiaries have otherwise complied in all Material respects with applicable laws, rules, and regulations relating to Tax withholding and remittance.

        4.7.3 PARACHUTE PAYMENTS. Except as provided in Section 4.7.3 of the Crown Disclosure Schedules, Crown and the Crown Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could obligate them, Parent or Purchaser, to make any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

4.8     EMPLOYEES.

        4.8.1 AGREEMENTS; BENEFIT PLANS. SECTION 4.8.1 of the Crown Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation plan, fringe benefit plan or any agreement providing any payment or benefit resulting from a change in control, pension, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Crown and the Crown Subsidiaries, or their beneficiaries, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of ERISA, which Crown or the Crown Subsidiaries maintain, to which Crown or the Crown Subsidiaries contribute, or under which any employee, former employee, director or former director of Crown or the Crown Subsidiaries is covered or has benefit rights and pursuant to which any liability of Crown or the Crown Subsidiaries exists or is reasonably likely to occur (the "Benefit Plans"). Except as set forth in SECTION 4.8.1 of the Crown Disclosure Schedule, neither Crown nor the Crown Subsidiaries maintain or has entered into any Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Crown or the Crown Subsidiaries or their beneficiaries, or other provisions which would cause an increase in the liability to Crown or the Crown Subsidiaries or to Parent as a result of the transactions contemplated by this Agreement or any related action thereafter including, but not limited to, termination of employment or directorship (a "Change in Control Benefit"). Except as provided in SECTION
4.8.1 of the Crown Disclosure Schedule, the execution of this Agreement does not constitute a "change in control" for purposes of any Benefit Plan or any Change in Control Benefits. The term "Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this SECTION 4.8.1, provided that the term "plan" or "plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Copies of the Benefit Plans have been previously made available to Parent. There is no liability under the Benefit Plan for employees of subsidiaries previously sold or otherwise disposed of by Crown or the Crown Subsidiaries.

        4.8.2 DOCUMENTS DELIVERED TO PARENT. Crown has delivered or made available to Parent true and complete copies of the following documents, as they may have been amended to the date hereof, relating to the Benefit Plans, other than any multiemployer plan: (i) the most recent version of each of the Benefit Plans listed in SECTION 4.8.1 of the Crown Disclosure Schedule if in writing, including all amendments thereto, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements; (ii) the most recent determination letter or opinion letter from the Internal Revenue Service with respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code; (iii) the actuarial valuation prepared for the most recent plan year for any Benefit Plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA); (iv) the current summary plan description for each Benefit Plan; and (v) the complete Form 5500 filings, for each of the Benefit Plans that is obligated to file such form for the three (3) most recent plan years.

        4.8.3 CERTAIN REPRESENTATIONS REGARDING BENEFIT PLANS. Except as disclosed in SECTION 4.8.3 of the Crown Disclosure Schedule:

                4.8.3.1 each of the Benefit Plans and any related trust agreement, group annuity contract, insurance policy or other funding arrangement and any applicable collective bargaining agreement, complier in form and operation with all applicable laws, including ERISA and the Code, in all Material respects;

                4.8.3.2 each of the Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code (the "Qualified Plans");

                4.8.3.3 all accrued contributions and other payments required to be made by Crown to or with respect to any Benefit Plan have been made within the time periods prescribed by ERISA and the Code or, if not yet due, reserves adequate for such purposes have been set aside therefor and reflected in the Most Recent Balance Sheet. Neither Crown nor the Crown Subsidiaries is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract in each case, which could result in any Material liability, and there are no Material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such Plan;

                4.8.3.4 neither Crown, the Crown Subsidiaries, nor their ERISA Affiliates have made or agreed to make, or are they required to make (in order to bring any of the Benefit Plans into substantial compliance with ERISA or the Code), any change in benefits that would Materially increase the costs of maintaining any of the Benefit Plans;

                4.8.3.5 neither Crown, the Crown Subsidiaries, nor their ERISA Affiliates, nor, to the Knowledge of Crown, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to a Benefit Plan has breached the fiduciary rules of ERISA or engaged in any prohibited transaction which could subject Crown or its ERISA Affiliates to any Material tax or penalty imposed under Section 4975 of the Code or Sections 502(i) or (l) of ERISA;

                4.8.3.6 there are no actions, suits, disputes, arbitration or claims pending (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the Knowledge of Crown, threatened against any Benefit Plan or against the assets of any Benefit Plan;

                4.8.3.7 all bond coverage requirements and all reporting and disclosure obligations under ERISA and the Code have been complied with on a timely basis with respect to each of the Benefit Plans and the related trust, group annuity contract, insurance policy or other funding arrangement except for any instances of non-compliance that could not reasonably be expected to result in Material liability for Crown, the Crown Subsidiaries or, following the Closing Date, for Parent or Purchaser;

                4.8.3.8 each Benefit Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained and operated in all Material respects in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA (collectively, "COBRA") and Crown has no liability under COBRA for any Tax penalty or damages;

                4.8.3.9 no benefit payable or which may become payable by Crown, the Crown Subsidiaries or their ERISA Affiliates pursuant to any Benefit Plan could reasonably be expected to constitute an "excess parachute payment" (within the meaning of Section 280G of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code;

                4.8.3.10 no Benefit Plan currently or previously maintained by Crown, the Crown Subsidiaries or their ERISA Affiliates provides any post-retirement medical, health, life insurance, or welfare benefits, and neither Crown nor its ERISA Affiliates maintains any obligations to provide any post-retirement welfare benefits in the future (other than rights required by COBRA; and

                4.8.3.11 neither Crown, the Crown Subsidiaries nor any of their ERISA Affiliates has ever maintained, sponsored, contributed to, or incurred liability under any "multiemployer plan," as defined in Section 3(37) of ERISA, a defined benefit plan, as defined in Section 3(35) of ERISA, or a plan subject to the minimum funding standards set forth in
        Section 302 of ERISA and Section 412 of the Code.

4.8.4 EMPLOYEES; COMPENSATION. Crown has furnished to Parent a true and correct list of each employee of Crown or the Crown Subsidiaries together with such employee's annual rate of compensation and payments to be due to each such employee in connection with the consummation of the transactions contemplated hereby. Except as set forth in SECTION 4.8.4 of the Crown Disclosure Schedule:
(i) as of the date of this Agreement, no officer or employee of Crown or the Crown Subsidiaries has obtained any binding and effective commitment of Crown or the Crown Subsidiaries to pay to him or her in respect of any future year aggregate remuneration in excess of the rate of compensation set forth in such list, (ii) neither Crown nor the Crown Subsidiaries is obligated to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), (iii) no officer or director of Crown or the Crown Subsidiaries is eligible to receive a Change in Control Benefit, (iv) neither Crown nor the Crown Subsidiaries is a party to (A) any management, employment, deferred compensation, severance, bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any consultant who prior to becoming a consultant was a director or officer of Crown or the Crown Subsidiaries or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing, (v) neither Crown nor the Crown Subsidiaries is a party to any agreement to loan any amount to or guarantee a loan of any amount to any employee, (vi) neither Crown nor the Crown Subsidiaries has been or is not a party to any Plan, contract or arrangement providing for insurance or for any indemnification of any officer, director or employee of Crown or the Crown Subsidiaries, (vii) neither Crown nor the Crown Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment, (viii) there is no unfair labor practice or other complaint against Crown or the Crown Subsidiaries pending or, to the Knowledge of Crown, threatened, before the National Labor Relations Board, or any complaint before the Equal Employment Opportunity Commission, or any state, local or foreign agency similar to either thereof, (ix) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the Knowledge of Crown, threatened against or involving Crown or the Crown Subsidiaries, and (x) there is no legal, administrative, arbitral or other proceeding, claim, suit, action or governmental investigation of any nature pending or, to the Knowledge of Crown, threatened in respect of which any director, officer, employee or agent of Crown or the Crown Subsidiaries is or may be entitled to claim indemnification from Crown or the Crown Subsidiaries.

4.9 BROKER'S FEES. Except as set forth in section 7.2.6, neither Crown, the Crown Subsidiaries nor any of their officers or directors has employed any broker, finder or investment banker or incurred any liability for any broker's fees, financial advisory fees, investment banker's or finder's fees in connection with any of the transactions contemplated by this Agreement.

4.10 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental agency or authority or arbitration tribunal by which Crown or the Crown Subsidiaries is bound, or to which any of their assets, properties, securities or businesses is subject that individually require the payment by Crown or the Crown Subsidiaries of the sum of $50,000 or more. As of the date hereof there are no actions, suits, claims, legal, administrative or arbitral proceedings or investigations, pending or, to the Knowledge of Crown, threatened against Crown or the Crown Subsidiaries or any of their assets or properties, except for actions, suits, or claims that would not have a Material Adverse Effect.

4.11    AUTHORIZATIONS; COMPLIANCE WITH LAWS. Crown and the Crown
Subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals required by Governmental Entities for the lawful conduct of its business taken as a whole, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the Crown Contracts to which they are a party, except for such authorizations, permits, licenses, variances, exemptions, orders and approvals which the failure to hold, taken together, would not have a Material Adverse Effect (the "Crown Permits"); PROVIDED THAT, Crown does not have, and does not represent that it has, all authorizations, permits, licenses, variances, exemptions, orders, and approvals required by Governmental Entities to construct and operate a mine at its Buckhorn Mountain Project in the state of Washington. Crown and the Crown Subsidiaries are in compliance with the terms of the Crown Permits except where the failure to be in such compliance will not, taken together, have a Material Adverse Effect. Except as set forth in SECTION 4.11 of the Crown Disclosure Schedule, since January 1, 1997, neither Crown nor the Crown Subsidiaries has been in violation of or default under any Law, except for any such violation or default which will not have a Material Adverse Effect. To Crown's Knowledge, except as set forth in SECTION 4.11 of the Crown Disclosure Schedule, as of the date of this Agreement, no investigation or reviews by any Governmental Entity with respect to Crown or the Crown Subsidiaries is pending nor has any Governmental Entity notified Crown or the Crown Subsidiaries of an intention to conduct the same nor do any facts exist which may give rise to such an investigation or review.

4.12 ENVIRONMENTAL MATTERS. Except as set forth in SECTION 4.12 of the Crown Disclosure Schedule, and except for such violations, notices and Releases as would not, taken together, have a Material Adverse Effect: (a) neither Crown nor the Crown Subsidiaries is in violation of any applicable Environmental Law;
(b) no Hazardous Material has been disposed of or Released by Crown or the Crown Subsidiaries in violation of applicable Environmental Law; (c) neither Crown nor the Crown Subsidiaries has any liability under any Environmental Law; and (d) neither Crown nor the Crown Subsidiaries has received any notice from any governmental body alleging that Crown or the Crown Subsidiaries is in violation of, or liable for investigation or cleanup of any Release of Hazardous Material under, any Environmental Law.

4.13 ABSENCE OF DEFAULTS. Except where a default or violation would not have a Material Adverse Effect, neither Crown nor the Crown Subsidiaries is in violation of any provision of its Organizational Documents, or in default under or violation of any Crown Contract and, to the Knowledge of Crown or the Crown Subsidiaries, no event has occurred which, with notice, lapse of time and/or action by a third party, would constitute or result in such a default or violation.

4.14    MATERIAL CONTRACTS.

        4.14.1 MATERIAL CONTRACTS. Crown's Form 10-K and Forms 10-Q disclose all contracts that constitute "material contracts" as defined in Item 601(b)(10) of Regulation S-K to which Crown or the Crown Subsidiaries are a party or to which they or their assets are subject and which are required to be disclosed therein or listed as exhibits thereto, except as set forth in Section 4.14.1 of the Crown Disclosure Schedule (collectively, the "Crown Contracts"). True and complete copies of all of the Crown Contracts have been provided or made available to Parent.

        4.14.2 INSURANCE POLICIES. True copies of the insurance policies now in effect with respect to the owned and leased real properties, businesses, employees, officers and directors of Crown or the Crown Subsidiaries and with respect to any Benefit Plan or a fiduciary thereof and the amounts and types of casualties and contingencies insured against thereunder, including all amendments and supplements thereto, have been delivered or made available to Parent.

4.15 TITLE AND CONDITION OF ASSETS. Crown or the Crown Subsidiaries have sufficient title (subject, in the case of unpatented mining claims located in the United States, to the paramount title of the United States of America), applying customary standards in the mining industry, to their operating properties and properties with proven and probable ore reserves or mineral resources (other than property as to which Crown or the Crown Subsidiaries are a lessee, in which case it has a valid leasehold interest) to permit the exploitation of such reserves and resources, except for such defects in title that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Crown or the Crown Subsidiaries. Notwithstanding the foregoing, no representation or warranty is made as to a discovery of valuable minerals for any unpatented mining claim located in the United States. All real and tangible personal property of Crown or the Crown Subsidiaries is in generally good repair and is operational and usable in the operation of Crown or the Crown Subsidiaries, subject to normal wear and tear and technical obsolescence, repair, or replacement, except for such property whose failure to be in such condition would not be reasonably likely to have a Material Adverse Effect on Crown.

4.16 LABOR RELATIONS. As of the date hereof, no employees of Crown or the Crown Subsidiaries are covered by any collective bargaining agreement and
(a) there are no representation questions, arbitration proceedings, labor strikes, slow-downs or stoppages, material grievances, or other labor troubles pending or, to the Knowledge of Crown, threatened as of the date hereof with respect to the employees of Crown or the Crown Subsidiaries which would have a Material Adverse Effect on Crown or the Crown Subsidiaries; and (b) to Crown's Knowledge, as of the date hereof, there are no present or pending applications for certification (or equivalent procedure under any applicable Law) of any union as the exclusive bargaining agent for any employees of Crown or the Crown Subsidiaries.

4.17 RESERVE REPORTS AND RESERVE ESTIMATES. The reports of proven and probable reserves of Crown summarized in its report on Form 10-K for the year ended December 31, 2002, and in its subsequent reports on Form 10-Q were prepared in all Material respects in accordance with applicable requirements of the Exchange Act and such reports were, as of their respective dates, in all Material respects in compliance with the requirements applicable to the presentation of such reserves in documents filed with the SEC.

4.18 INTELLECTUAL PROPERTY RIGHTS. SECTION 4.18 of the Crown Disclosure Schedule sets forth all Material trade names, patents, trademark registrations, service mark registrations, copyright registrations and all pending applications for and registrations of any of the foregoing, owned by Crown or the Crown Subsidiaries identified by country in which they have been filed or registered and with applicable serial or registration numbers (the "Intellectual Property"). Crown or the Crown Subsidiaries is the owner of all right, title and interest in and to the Intellectual Property. Crown or the Crown Subsidiaries have, and will continue to have after the Merger, the exclusive right to use such Intellectual Property (which, subject to the disclosures in SECTION 4.18 of the Crown Disclosure Schedule, and in combination with any rights of Crown pursuant to common law or the Crown Contracts, constitutes all Material Intellectual Property rights necessary for the conduct of its business) and the use thereof by Crown or the Crown Subsidiaries does not violate or infringe the rights of any other person, and the transfer to the Surviving Corporation pursuant to the Merger, will not violate or infringe the rights of any other person. To the Knowledge of Crown or the Crown Subsidiaries, no other person is infringing the right of Crown or the Crown Subsidiaries in any such Intellectual Property. Neither Crown nor the Crown Subsidiaries is in default nor, with the giving of notice or lapse of time or both, would be in default, under any license to use such Intellectual Property.

4.19    ACCOUNTS RECEIVABLE. All of the receivables (the "Accounts
Receivable") including accounts receivable, loans receivable and advances of Crown or the Crown Subsidiaries which are reflected in the Most Recent Balance Sheet and all such Accounts Receivable which have arisen since the Most Recent Balance Sheet, have arisen only from bona fide transactions in the ordinary course of business. SECTION 4.19 of the Crown Disclosure Schedule accurately lists as of September 30, 2002, all Accounts Receivable and, for all Material Accounts Receivable, the amount owing and the aging of such receivable, the name and last known address for the party from whom such receivable is owing, and any security in favor of Crown or the Crown Subsidiaries for the repayment of such receivable which Crown or the Crown Subsidiaries purport to have. Subject to the reserves shown on the Most Recent Balance Sheet with respect to the Accounts Receivable which have been established in accordance with GAAP and in a manner consistent with the prior practice of Crown, the Accounts Receivable as of September 30, 2003, are collectible in accordance with their terms. There are no contests, claims, warranty claims, failure of performance claims, or other asserted claims or rights of set-off under agreements with obligors of the Accounts Receivable as of September 30, 2003, relating to the amount or validity of such Accounts Receivable in excess of $25,000 in the aggregate.

4.20 CAPITALIZED LEASE OBLIGATIONS. Neither Crown nor the Crown Subsidiaries has any capitalized lease obligations.

4.21 CROWN REORGANIZATION. Crown has satisfied all of its obligations under the plan of reorganization (the "Plan of Reorganization") dated March 25, 2002, and all court orders related thereto. There are no outstanding claims (including, without limitation, any executory, priority or administrative claims) relating to the Plan of Reorganization.

4.22 CROWN SEC DOCUMENTS Crown has filed all forms, reports and documents with the SEC required to be filed by it after January 1, 2001, and prior to the date of this Agreement (the "Crown SEC Documents"). Each Crown SEC Document, as of its filing date (or if amended, as of the date of its last amendment) complied as to form in all Material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. No Crown SEC Document, as of its filing date (or if amended, as of the date of its last amendment), contains any untrue statement of a Material fact or omitted to state any Material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Crown Subsidiaries is required to file any forms, reports, or other documents pursuant to the Securities Act or the Exchange Act.

                                    ARTICLE V
                 CONDUCT OF BUSINESS BY CROWN PENDING THE MERGER

5.1 CONDUCT OF BUSINESS BY CROWN PENDING THE MERGER. Crown covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, unless Parent otherwise agrees in writing or as otherwise contemplated by this Agreement, Crown will cause its business and the business of the Crown Subsidiaries to be conducted only in the ordinary course of business or as reasonably necessary to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Crown covenants and agrees that from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement:

        5.1.1 BUSINESS RELATIONS. Crown will use its commercially reasonable efforts to (i) preserve intact the business and organization of Crown and the Crown Subsidiaries; (ii) keep available to itself and Parent the present services of the employees of Crown and the Crown Subsidiaries; (iii) pursue, in a professional and commercially reasonable manner, and in consultation with Parent, its permitting and licensing efforts with respect to the Buckhorn Mountain Project; and (iv) maintain in full force and effect, at the same levels of coverage, all the currently existing insurance.

        5.1.2 CAPITALIZATION. Crown will not (i) sell or pledge or otherwise encumber any stock owned by it in the Crown Subsidiaries, other than (A) each of such contractual obligations as set forth on Section 5.1.2 of the Crown Disclosure Schedule or (B) encumbrances resulting from the application of Permitted Liens, (ii) amend its, or permit the amendment of the Subsidiaries' (other than Solitario's) Organizational Documents, (iii) split, combine or reclassify any shares of its capital stock; (iv) declare, set aside, make or pay any dividend or other distribution payable in cash, stock or property or any combination thereof with respect to its capital stock (other than such payments as may be required under the provisions of the Crown Convertible Notes and the declaration and payment by Crown of a dividend solely in Solitario common shares; PROVIDED THAT, Crown shall reserve from such dividend sufficient Solitario common shares to permit it to meet any contractual obligations Crown may have), or (v) enter into any agreement, commitment or arrangement with respect to any of the foregoing. Crown shall make all interest payments with respect to the Crown Convertible Notes, when due under their terms, in cash.

        5.1.3 SELL OR PURCHASE CAPITAL STOCK; MERGERS; JOINT VENTURES. Crown shall not (i) issue, authorize the issuance of or sell any additional shares of Crown common stock or other Crown securities, or issue, reissue or grant any option, warrant, call, commitment, subscription, stock appreciation right, right to purchase or agreement of any character to acquire any shares of its capital stock, except for the vesting of Crown Options in accordance with their existing terms, the exercise of Crown Options and Crown Warrants in accordance with their terms, or the conversion of outstanding Crown Convertible Notes; (ii) redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock; (iii) amend or terminate any Material contract, agreement or license to which it is a party other than in the ordinary course of business or as reasonably necessary in connection with the transactions contemplated in this Agreement; (iv) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof; (v) sell, lease, license, transfer, pledge, mortgage, hypothecate or otherwise dispose of any of its assets other than in the ordinary course of business, excluding the sale of immaterial assets of Crown that in the good faith belief of Crown are not necessary to the operation of its business and except for the distribution of Solitario common stock to its stockholders; (vi) enter into any joint venture or partnership or acquire majority ownership of any business entity which involves an investment by Crown in the aggregate in excess of $25,000; (vii) incur any indebtedness for borrowed money other than trade payables in the ordinary course of business;
(viii) guarantee any obligation of a third party; (ix) issue any debt securities; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

        5.1.4 COMPENSATION. Except in the ordinary course of business and except as required by existing agreements, neither Crown nor the Crown Subsidiaries shall grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer or employee, or grant any severance or termination pay (other than pursuant to policies or agreements of Crown in effect on the date hereof and disclosed in the Crown Disclosure Schedule) or pay any "excess parachute payment" within the meaning of Section 280G of the Code to, or enter into any employment, consulting, compensation, severance, termination or other form of agreement with, any executive officer, director, employee or independent consultant or advisor, whether past, present or future. Neither Crown nor the Crown Subsidiaries shall increase benefits payable under, or broaden eligibility for, their current severance or termination pay policies, and except as required by applicable Law, regulations or court order. Neither Crown nor the Crown Subsidiaries shall adopt, enter into or amend to increase the benefits payable under, or broaden eligibility for, any Benefit Plan.

        5.1.5   ALTERNATIVE TRANSACTION.

                5.1.5.1 Crown shall not, directly or indirectly through any of the Crown Subsidiaries or the respective directors, officers, agents, representatives, affiliates, stockholders or any other persons acting on any of their behalf, (a) enter into any transaction with any party other than Parent relative to a merger or consolidation or any other business combination or any disposition of the assets of Crown or any interest in its business, its capital stock or any part thereof or a transaction comparable or similar to the Merger or that would prevent or materially impede the Merger (any of the foregoing, an "Alternative Transaction"),
        (b) solicit or encourage submission of inquiries, proposals or offers from any other party relative to an Alternative Transaction; (c) except in the ordinary course of business or as required by Law, regulation, or court order or by agreements existing at the date of this Agreement, provide information to any other Person regarding Crown or any of the Crown Subsidiaries (other than Solitario), (d) conduct any discussions or negotiations regarding, or enter into any agreement, arrangement or understanding regarding, or approve, recommend or propose publicly to approve or recommend, an Alternative Transaction, or (e) agree to do any of the foregoing. Crown shall promptly notify Parent if it receives any offer, inquiry or proposal or enters into any discussions, including without limitation, the terms and conditions of any such Alternative Transaction and the identity of the potential acquirer relating to an Alternative Transaction and the details thereof, and shall keep Parent fully informed on an ongoing basis with respect to each such offer, inquiry, proposal or discussions with any Person. Crown shall provide Parent with copies of all such offers, inquiries or proposals that are in writing and all written materials and correspondence relating thereto as soon as practicable after receipt by Crown. Crown and its Board of Directors shall not enter into any agreement with respect to, or otherwise approve or recommend, any Alternative Transaction, unless SECTION 5.1.5.4 of this Agreement has been complied with.

                5.1.5.2 Notwithstanding anything to the contrary in this Agreement, in response to an unsolicited offer, inquiry or proposal from any Person with respect to an Alternative Transaction, Crown (and its directors, officers, agents, representatives, affiliates, stockholders and other persons acting on its behalf) may (a) participate in discussions or negotiations with, review information from, and, subject to compliance with Section 5.1.5.4, furnish non-public information to any third party that has made such offer, inquiry or proposal relative to an Alternative Transaction and/or (b) approve or accept an unsolicited Alternative Transaction and may make or authorize any statement, recommendation or solicitation in support of an unsolicited Alternative Transaction, in each case only if Crown's Board of Directors determines in good faith: (i) that, in the case of subclause (a), such Alternative Transaction proposal is or is reasonably likely to be or become, or, in the case of subclause (b), such Alternative Transaction proposal is more favorable to Crown and its shareholders than the transactions contemplated by this Agreement; and (ii) following consultation with outside legal counsel, that the failure to participate in such discussions or negotiations, review such information or furnish such information regarding, or approve or accept, the Alternative Transaction would violate the fiduciary duties under applicable Law (any such Alternative Transaction as to which such a determination has been made being herein referred to as a "Superior Proposal"); provided, however, that Crown shall, prior to providing such information or participating in such discussions, advise Parent that Crown will do so.

                5.1.5.3 Crown shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Parent) conducted heretofore with respect to any of the foregoing. Crown agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which Crown is a party, other than agreements with Crown's customers and suppliers entered into in the ordinary course of business.

                5.1.5.4 If Crown proposes to enter into a definitive agreement in connection with a Superior Proposal, it shall first provide Parent with the details thereof (including a copy of all written agreements, correspondence and other documents relating thereto) and a reasonable period of time (which shall not be less than two (2) business days) during which Parent may propose changes to the transaction provided for by this Agreement. Crown may not furnish any of its non-public information to a potential party to a Superior Proposal unless it has previously furnished or provided access to, or promptly thereafter furnishes or provides access to, such information to Parent.

                5.1.5.5 Crown shall ensure that the officers and directors of Crown and the Crown Subsidiaries, and any investment banker, attorney or other advisor or representative retained by Crown or any of the Crown Subsidiaries, or providing services to Crown or any of the Crown Subsidiaries, in connection with the transactions contemplated hereby are aware of the restrictions described in this SECTION 5.1.5 and shall direct such Persons to comply therewith.

        5.1.6 VIOLATION OF LAW. Crown shall not take any action which violates any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties which would have a Material Adverse Effect.

        5.1.7 BOOKS AND RECORDS. Crown shall maintain its books, accounts and records in accordance with GAAP and, except as otherwise required by GAAP, on a basis consistent with the Most Recent Financial Statements. Crown shall not make any change in any method of accounting or accounting practice, or any change in the method used in allocating income, charging costs or accounting for income, except as may be required by law, regulation or GAAP.

        5.1.8 TAXES. Crown will not (i) incur, pay or be subject to any obligation to make any payment of, or in respect of, any Tax on or before the Effective Time, except in the ordinary course of business or (ii) agree to extend or waive any statute of limitations on the assessment or collection of any Tax.

        5.1.9 PAYMENT OF LIABILITIES. Crown shall pay or discharge its current liabilities and accounts payable and properly accrue or provide for deferred liabilities in the ordinary course of business consistent with past practice, except for such liabilities as may be subject to a good faith dispute or counterclaim and for which adequate reserves have been established.

        5.1.10 COLLECTION OF ACCOUNTS RECEIVABLE. Crown shall use reasonable commercial efforts to collect its accounts receivable in the ordinary course of business consistent with past practice. Crown shall not factor or sell or agree to factor or sell its accounts receivable or any portion thereof.

        5.1.11 VENDORS AND SUPPLIERS. Crown shall not change or agree to change any Material terms with any of its vendors or suppliers except in the ordinary course of business. Crown shall pay all liabilities to vendors and suppliers in the ordinary course of business consistent with past practice.

        5.1.12 PAYROLL. Except as may be required by Law, Crown shall not make any Material change in its payroll and payroll tax payment practices.

        5.1.13 CAPITAL EXPENDITURES. Crown shall not make any capital expenditures in excess of $500,000 in the aggregate per calendar quarter.

5.2 PROCESSING OF REQUESTS FOR CONSENT. If Crown wishes to seek the consent of Parent to any activity requiring such consent pursuant to SECTION 5.1, it shall request such consent by written notice to Brian W. Penny, the Chief Financial Officer of Parent. Parent shall use reasonable efforts to cause a decision with respect to such consent to be made and communicated to Crown as soon as practical and, in any event, within five business days following receipt of such notice.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

6.1 REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Parent and Crown shall prepare and file with the SEC a registration statement on Form F-4 (the "Registration Statement"), which will include a proxy statement for the solicitation of proxies by Crown in connection with the approval of the Merger by the Crown stockholders (the "Proxy Statement/Prospectus"). Each of Parent and Crown shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of Kinross Common Shares in the Merger and the solicitation of proxies for the Crown Stockholders' Meeting. Each of Parent and Crown shall furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such registration statement. As promptly as practicable after the Registration Statement shall have been declared effective by the SEC, Crown shall comply with all applicable requirements of the Exchange Act, rules and regulations thereunder, and the Washington Act necessary to notice and hold the Crown Stockholders' Meeting. The Proxy Statement/Prospectus shall include the Crown Recommendation, unless such recommendation shall have been withdrawn as a result of a Superior Proposal or as the Board of Directors, after consultation with outside legal counsel, determines is required by the fiduciary duties of the Crown Board of Directors. The information supplied by Crown or Parent, as the case may be, for inclusion in the Registration Statement shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Crown, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Crown hereby consents to the use of the information it provides for inclusion in the Registration Statement or contained in Crown's periodic reports filed with the SEC in any filing Kinross is obligated to make or makes under the provisions of Canadian securities Laws. If at any time prior to the Effective Time any event or circumstance relating to Crown or any of its affiliates, or its or their respective officers or directors, is discovered by Crown or Parent, as the case may be, that should be set forth in a supplement or an amendment to the Proxy Statement/Prospectus, such party shall promptly inform the other thereof in writing. All documents that Crown or Parent, as the case may be, is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

6.2 CONVERSION OF OUTSTANDING CROWN CONVERTIBLE NOTES. Crown agrees to use its commercially reasonable efforts to (i) obtain the necessary approval of the holders of the outstanding Crown Convertible Notes to amend the terms of such Crown Convertible Notes; (ii) obtain the necessary agreement of each of the holders of such Crown Convertible Notes; or (iii) to call the Crown Convertible Notes for redemption, in any event, so that all of the outstanding Crown Convertible Notes are redeemed or are converted into Crown Common Shares prior to the Effective Time.

6.3 FILINGS BY SOLITARIO. Crown agrees to use its commercially reasonable efforts to cause Solitario to make all filings and obtain all regulatory approvals required by the Securities Act, the Exchange Act, and Canadian securities Laws in connection with the distribution by Crown of the Solitario Common Stock to the stockholders of Crown. Such filings shall be prepared by and made at the expense of Solitario. Crown shall cooperate in providing all information to Solitario necessary to complete such filings.

6.4 ACCESS AND INFORMATION. Crown hereby covenants and agrees that it will afford to Parent and its representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties upon reasonable prior notice and shall use reasonable efforts to make its directors, management, other employees and authorized representatives (including counsel and independent public accountants) available to confer with Parent and its authorized representatives (provided that Parent shall give the Chief Executive Officer of Crown reasonable notice) and, during such period, Crown will (i) make available all papers and records of Crown relating to the assets, properties, operations, obligations and liabilities of Crown, including but not limited to, all books of account (including the general ledger), tax records and returns, title documents, minute books of directors', committees' and stockholders' meetings, mining plans or permitting applications or strategies (other than documents relating to the consideration by Crown of the transactions contemplated by this Agreement), Organizational Documents, Crown Contracts, filings with and communications from any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects as Parent may from time to time reasonably request and that Crown has, and (ii) promptly furnish to Parent all other information concerning its business, properties and personnel as Parent may reasonably request. Throughout the period prior to the Effective Time, Crown will cause one or more of its designated representatives to be available to confer on a regular and frequent basis with representatives of Parent and to report the general status of the ongoing operations of Crown.

6.5 REGULATORY APPROVALS. Parent, Purchaser and Crown shall make all filings and requests for approval with any and all Governmental Entities as may be necessary to permit or give effect to the transactions contemplated by this Agreement.

6.6 ADDITIONAL AGREEMENTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including using its commercially reasonable efforts to obtain all required consents, approvals, waivers, exemptions, amendments and authorizations, give all notices, and make or effect all filings, registrations, applications, designations and declarations; and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing. Crown and Parent each will make commercially reasonable efforts to conduct its business so that its representations and warranties shall be true and correct at the Effective Time (except those representations and warranties which are expressly limited to some other date, or actions contemplated or permitted hereby) with the same force and effect as if such representations and warranties were made anew at and as of the Effective Time. Each party shall give prompt written notice to the other of (i) the occurrence or failure to occur of any event which occurrence or failure has caused or could reasonably be expected to cause any representation or warranty of Crown or Parent as the case may be, contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time or that will result in the failure to satisfy any of the conditions specified in Article VII and (ii) any failure of Crown or Parent as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

6.7 PUBLICITY. So long as this Agreement is in effect, neither Crown nor Parent will, prior to the Effective Time, issue, or permit to be issued any press release or other announcement or public disclosure of matters related to this Agreement or the transactions contemplated hereby without the prior consent of the other party, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with NYSE or the TSX.

6.8 TAX TREATMENT. Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions that could prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. Nothing herein shall preclude Parent from transferring its ownership of Crown to another Subsidiary of Parent that is "controlled" by Parent within the meaning of Code Section 368(a)(2)(c).

6.9 INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, including SECTION 1.5, the Merger shall not diminish or otherwise adversely affect the rights of the current and former directors and officers of Crown (each an "Indemnified Party") under Articles XII and XIII of the Articles of Amendment of the Restated Articles of Incorporation of Crown and under Article Eleven of the Bylaws of Crown (collectively the "Indemnification Provisions"). The Surviving Corporation and the Parent assume and shall be jointly and severally liable for all obligations of Crown under the Indemnification Provisions for any "proceeding" (as defined in Section 11-1 of the Bylaws of Crown) that arises with respect to an Indemnified Party within six
(6) years after the Effective Time. Each Indemnified Party shall have the right to enforce his rights under the Indemnification Provisions directly against the Surviving Corporation and/or the Parent, with respect to each such proceeding. The Surviving Corporation and the Parent agree that, notwithstanding the terms of Section 11-3 of the Bylaws of Crown, in all proceedings not brought by the Surviving Corporation and/or Parent, the Surviving Corporation and Parent shall not have the right by resolution of the Board of Directors or other corporate action to withhold the advancement of expenses to an Indemnified Party, and that such right to the advancement of expenses shall be subject only to the Indemnified Party's delivery of the undertaking described in Section 11-3 of the Bylaws of Crown. This SECTION 6.9 (i) is intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his heirs and personal representatives, (ii) shall be binding on the Surviving Corporation and the Parent and their respective successors and assigns, and (iii) shall survive the Merger and Effective Time.

6.10 RULE 145 AFFILIATES. Prior to the Effective Time, Crown shall cause to be delivered to Parent a list identifying all persons who are, at the time of the Crown Stockholders' Meeting, deemed to be an affiliate (as defined in the Securities Act) of Crown. Crown shall use its reasonable efforts to cause each person who is identified as a possible Securities Act Affiliate to enter into, prior to the Effective Time, an agreement in the form attached hereto as Exhibit
6.10 pursuant to which each such Person acknowledges its responsibilities as such an affiliate.

6.11 TAX REPRESENTATION LETTERS. For purposes of the tax opinion described in SECTION 7.2.4 of this Agreement, each of Crown, Parent, and Purchaser shall provide representation letters reasonably customary in scope and substance, each dated as of the date that is two business days prior to the date the Proxy Statement/Prospectus is mailed to shareholders of Crown and reissued as of the Closing Date.

6.12 CROWN OPTIONS. The Crown Board of Directors, in a timely fashion, shall select the alternative set forth in paragraph 10.2-3 of the Crown 2002 Stock Incentive Plan so that all Crown Options shall be exercised or shall terminate prior to the Effective Time.

                                   ARTICLE VII
                                   CONDITIONS

7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the following conditions, except, to the extent permitted by applicable Law, as such condition may be waived in writing pursuant to SECTION 7.5 by the joint action of Parent and Crown:

        7.1.1 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and Parent shall have received all other authorizations necessary under applicable securities laws to consummate the transactions contemplated by this Agreement.

        7.1.2 APPROVAL OF CROWN STOCKHOLDERS. Crown shall have obtained all approvals of holders of shares of capital stock of Crown necessary to approve and adopt the Merger, this Agreement and all the transactions contemplated hereby to the extent required by the Washington Act.

        7.1.3 INJUNCTION; COMPLIANCE WITH LAW. No preliminary or permanent injunction or other order by any foreign court having appropriate jurisdiction or of any federal or state court preventing consummation of the Merger having been issued and continuing in effect, and the Merger and the other transactions contemplated hereby not being prohibited under any applicable Law.

        7.1.4 LEGAL PROCEEDINGS. No Law or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger or litigation instigated which seeks to prohibit, restrain, enjoin, or restrict the consummation of the Merger.

        7.1.5 REGULATORY APPROVALS. All approvals, consents, or authorizations of any governmental entity or other regulatory body having jurisdiction over the matter, including, but not limited to, the NYSE and the TSX, required as a condition of the consummation of the transactions contemplated herein shall have been received and shall not have been rescinded; and neither Crown nor Parent shall have received written notice from any such entity that it is conducting any review or investigation to determine whether any such approval, consent, or authorization should be withdrawn or Materially modified.

7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF CROWN. The obligations of Crown to effect the Merger and the other transactions contemplated hereby are also subject the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Crown, in whole or in part, to the extent permitted by applicable law.

        7.2.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Crown shall have received a certificate of the President and the Chief Financial Officer of Parent, dated the Closing Date, to such effect.

        7.2.2 AGREEMENTS AND COVENANTS. Parent and Purchaser shall each have performed or complied, in all Material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Crown shall have received a certificate of the President and the Chief Financial Officer of Parent and Purchaser, dated the Closing Date, to such effect.

        7.2.3 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence, or circumstance in the current or future business, assets, liabilities, financial condition, or results of operations of Parent and its consolidated subsidiaries having, or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, viewed on a consolidated basis.

        7.2.4 TAX OPINION. Crown shall have received the written opinion of Parr Waddoups Brown Gee & Loveless, dated the Closing Date, to the effect that:
(a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) Parent, Purchaser, and Crown will constitute parties to the reorganization within the meaning of Section 368(b) of the Code; and (c) for United States federal income tax purposes no gain or loss will be recognized by the holders of Crown Common Stock or Crown Warrants upon receipt of shares of Kinross Common Shares in the Merger in exchange for such Crown Common Stock or Crown Warrants, except for any cash received in lieu of a fractional share interest in the Kinross Common Shares; and (d) Crown Shareholders will not recognize taxable gain under Section 367(a) of the Code as a result of the Merger; and such opinion shall not have been withdrawn or modified. Counsel may rely on representations from the parties and appropriate assumptions in rendering its opinion.

        7.2.5 APPROVALS AND CONSENTS. Parent shall have obtained any consents from third parties necessary to consummate the transactions contemplated hereby without Material Adverse Effect on the business or financial condition of Parent.

        7.2.6 OPINION OF FINANCIAL ADVISOR. The financial advisor of Crown, Haywood Securities Inc. of Toronto, Ontario, has delivered to the Board of Directors of Crown a written opinion to the effect that the Exchange Ratio is fair from a financial point of view to the shareholders of Crown.

7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER. The obligations of Parent and Purchaser to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent and Purchaser, in whole or in part, to the extent permitted by applicable law.

        7.3.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Crown contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Parent and Purchaser shall have received a certificate of the President and the Chief Financial Officer of Crown, dated the Closing Date, to such effect.

        7.3.2 AGREEMENTS AND COVENANTS. Crown shall have performed or complied, in all Material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent and Purchaser shall have received a certificate of the President and the Chief Financial Officer of Crown, dated the Closing Date, to such effect.

        7.3.3 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence, or circumstance in the current or future business prospects, assets, liabilities, financial condition or results of operations of Crown or any of the Crown Subsidiaries having, or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the business, properties, or prospects of Crown, including any action taken, or any statute, rule, regulation, or order enacted, entered, or enforced by any Governmental Entity in connection with the grant or denial of a regulatory approval necessary, in the reasonable business judgment of Parent and Purchaser, to the continuing operation of the current or future business of Crown which, in the reasonable business judgment of Parent and Purchaser, would be materially burdensome in the context of the transactions contemplated by this Agreement. Parent and Purchaser shall have received a certificate of the President and the Chief Financial Officer of Crown, dated the Closing Date, to such effect. For the purpose of this Agreement, changes in gold prices do not, by themselves, constitute a change having a Material Adverse Effect.

        7.3.4 DISSENTER RIGHTS. The number of shares of Crown Common Stock for which valid Dissenter Notices have been provided and remain outstanding immediately prior to the effectiveness of the Merger does not exceed 5% of the issued and outstanding Crown Common Stock immediately prior to the Effective Time.

        7.3.5 DISTRIBUTION OF SOLITARIO COMMON STOCK. The distribution of the Solitario Common Stock to the shareholders of Crown, if any, has been completed in accordance with applicable United States and Canadian securities and corporate laws in a method reasonably satisfactory to Parent and Purchaser.

        7.3.6 APPROVALS AND CONSENTS. Crown shall have obtained any consents from third parties necessary to consummate the transactions contemplated hereby without Material Adverse Effect on the business or financial condition of Crown.

        7.3.7 REDEMPTION OR CONVERSION OF THE CROWN CONVERTIBLE NOTES. All of the Crown Convertible Notes shall have been converted into shares of Crown Common Stock or redeemed prior to the Effective Time.

        7.3.8 CROWN OPTIONS. All of the Crown Options shall have been exercised or terminated prior to the Effective Time.

                                  ARTICLE VIII
                             TERMINATION AND WAIVER

8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Crown Stockholders:

        8.1.1 BY MUTUAL AGREEMENT. By mutual written agreement of Parent and Crown.

        8.1.2   BY PARENT OR CROWN. By either Parent or Crown, if:

                8.1.2.1 the consummation of the Merger has not occurred by June 30, 2004, provided that the party seeking to terminate this Agreement pursuant to this clause has not breached in any Material respect its obligations under this Agreement in any manner that has contributed to the failure of the consummation of the Merger on or before the such date;

                8.1.2.2 there is any Law that prohibits or makes the consummation of the Merger illegal, or if an order, decree, ruling, judgment or injunction has been entered by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling, judgment or injunction has become final and non-appealable; or

                8.1.2.3 at the Crown Stockholders' Meeting (including any adjournment or postponement thereof), Crown Stockholder Approval has not been obtained, if required by applicable Law, unless such failure to obtain Crown Stockholder Approval is the result of a Material breach of this Agreement by the party seeking to terminate this Agreement.

        8.1.3   BY CROWN. By Crown, if:

                8.1.3.1 (A) the representations and warranties of Parent and/or Purchaser contained in Article III of this Agreement fail to be true and correct in any Material respect (or if the representation or warranty already is qualified as to Materiality, shall fail to be true and correct as so qualified) either (x) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (y) as to all other representations and warranties, as of the date of determination, or (B) Parent or Purchaser Materially breaches or Materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses (A) and (B), such breach or failure cannot be or has not been cured in all Material respects within ten (10) days after Crown's written notice thereof to Parent or Purchaser; or

                8.1.3.2 Crown's Board of Directors has withdrawn the Crown Recommendation or has recommended or entered into a definitive agreement with respect to a Superior Proposal.

        8.1.4   BY PURCHASER AND PARENT. By Purchaser and Parent, if:

                8.1.4.1 (A) the representations and warranties of Crown contained in Article IV of this Agreement fail to be true and correct in any Material respect (or if the representation or warranty already is qualified as to Materiality, shall fail to be true and correct as so qualified) either (x) as of the date referred to in any representation or warranty that addresses matters as of a particular date or (y) as to all other representations and warranties, as of the date of determination, or (B) Crown Materially breaches or Materially fails to perform its covenants and other agreements contained herein; provided that, in each of the foregoing clauses (A) and (B), such breach or failure cannot be or has not been cured in all Material respects within ten (10) days after Parent's written notice thereof to Crown; or

                8.1.4.2 Crown's Board of Directors has withdrawn the Crown Recommendation or has recommended or entered into a definitive agreement with respect to a Superior Proposal.

8.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to SECTION 8.1 above, all rights and obligations of the parties hereunder will terminate without any liability of any party to any other party, except for any liability of any party as a result of that party's breach, provided that the provisions of this Article VIII and Article IX will remain in full force and effect and survive any termination of this Agreement.

8.3 FEES AND EXPENSES. Except as set forth in SECTION 8.4, all fees and expenses incurred in connection with the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

8.4 TERMINATION FEE AND EXPENSE REIMBURSEMENT. Notwithstanding any other provision of this Agreement, in the event that Crown does not consummate the transactions contemplated by this Agreement as a result of entering into any agreement resulting from a Superior Proposal within six months of the date of this Agreement, then Crown shall (i) pay to Parent a fee of $2,000,000 (the "Termination Fee"), and (ii) reimburse Parent for its documented, reasonable third-party, out-of-pocket expenses in connection with the transactions contemplated by this Agreement (the "Expense Reimbursement"). Notwithstanding the foregoing, if a court having jurisdiction of the matter should finally determine that either the Termination Fee or the Expense Reimbursement is not permissible, or is in excess of the amount permissible under applicable Law, then the full amount determined by the court to be permissible under applicable Law shall be paid to Parent.

8.5 OTHER TERMINATION FEE AND EXPENSE REIMBURSEMENT MATTERS. Crown shall make all payments required by SECTION 8.4 promptly (and in any event within five
(5) business days of receipt by Crown of written notice from Parent) by wire transfer of immediately available funds to an account designated by Parent in writing. Crown acknowledges that the agreements regarding the Termination Fee and Expense Reimbursement contained in this Agreement are an integral part of the transactions contemplated hereby, and that in the absence of such agreements, Parent and Purchaser would not have entered into this Agreement.

8.6 WAIVER. At any time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) except as prohibited by law, waive compliance with any of the agreements or conditions contained herein the benefit of which such party or its stockholders is entitled to. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

8.7 CONFIDENTIALITY. All information obtained by Parent pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement or in the Confidentiality Agreement, however, Crown, Parent, and Purchaser (and each affiliate and person acting on behalf of Crown, Parent, and Purchaser) agree that each of them (and each employee, representative, and other agent of such Person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Merger (and any related transactions) and all materials of any kind (including opinions or other tax analyses) provided to such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws.

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1 NOTICES. No notice or other communication shall be deemed given unless sent in any of the manners, and to the attention of the persons, specified in this SECTION 9.1. All notices and other communications hereunder shall be in writing and shall be deemed given or delivered to any party (i) upon delivery to the address of such party specified below if delivered personally,
(ii) one business day after being sent by reputable overnight courier (charges prepaid) or (iii) five business days after being sent by registered or certified mail (return receipt requested), in any case to the parties at the following addresses or telecopy numbers (followed promptly by personal, courier or certified or registered mail delivery) (or at such other addresses for a party as will be specified by like notice):

        9.1.1   TO PARENT OR PURCHASER:

                Kinross Gold Corporation
                52nd Floor Scotia Plaza
                40 King Street West
                Toronto, Ontario Canada M5H 3Y2
                Telephone:  (416) 365-5123
                Facsimile:  (416) 363-6622

                with a copy to:

                Keith L. Pope
                Parr Waddoups Brown Gee & Loveless
                185 South State Street, Suite 1300
                Salt Lake City, Utah 84111-1537
                Telephone:  (801) 531-7840
                Facsimile:  (801) 532-7750

        9.1.2   To Crown:

                Crown Resources Corporation
                4251 Kipling Street, Suite 390
                Wheat Ridge, Colorado  80033
                Telephone:  (303) 534-1030
                Facsimile:  (303) 534-1809

                with a copy to:

                John J. Halle
                Stoel Rives LLP
                900 S.W. Fifth Avenue, Suite 2600
                Portland, Oregon  97204-1268
                Telephone:  (503) 224-3380
                Facsimile:  (503) 220-2480

9.2 SPECIFIC PERFORMANCE AND OTHER REMEDIES. The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties agree, therefore, that in the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at Law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. The prevailing party in any proceeding shall be entitled to reimbursement for all its costs and expenses (including reasonable attorneys' fees) relating to such proceeding from the non-prevailing party.

9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) subject to that certain Mutual Nondisclosure Agreement, dated October 7, 2003 between Parent and Crown, constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to such subject matter,
(ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Washington and (iv) may not be amended, modified or supplemented except by written agreement of the parties hereto. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but a single agreement. The term "person" as used herein shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

9.5 ASSIGNMENT. This Agreement (including the documents and instruments referred to herein) may not be assigned by any party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

9.6 LANGUAGE. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

9.7 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of Law which renders any such provision prohibited or unenforceable in any respect.

9.8 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall terminate as of the Effective Time.

                                    ARTICLE X
                                   DEFINITIONS

As used in the Agreement, the terms below shall have the meanings set forth below.

"Accounts Receivable" is defined in SECTION 4.19.

"Affiliate" shall mean any person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, an other person, (ii) that directly or beneficially owns or holds ten percent (10%) or more of any equity interest in the other person or (iii) ten percent (10%) or more of whose voting stock is owned directly or beneficially or held by the other person.

"Affiliated Group" shall have the meaning ascribed to it under Section 1504(a) of the Code.

"Alternative Transaction" is defined in SECTION 5.1.5.1.

"Articles of Merger" is defined in SECTION 1.3.

"Average Closing Price" is defined in SECTION 2.2.3.

"Benefit Plans" is defined in SECTION 4.8.1.

"Capitalized Lease Obligations" shall mean all obligations or liabilities created or arising under any capitalized lease of real or personal property, or conditional sale or other title retention agreement, whether or not the rights and remedies of the lessor, seller or lender thereof are limited to repossession of the property giving rise to such obligations or liabilities.

"Certificate" is defined in SECTION 2.1.

"Change in Control Benefit" is defined in SECTION 4.8.1.

"Closing" is defined in SECTION 1.2.

"Closing Date" is defined in SECTION 1.2.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Constituent Corporations" is defined in the Preamble.

"Crown" is defined in the Preamble.

"Crown Common Stock" shall mean the shares of common stock of Crown.

"Crown Contracts" shall mean any agreement, written or oral, to which Crown or the Crown Subsidiaries are a party or by which Crown or the Crown Subsidiaries are bound or to which the assets of Crown or the Crown Subsidiaries are subject.

"Crown Convertible Notes" is defined in SECTION 4.2.2.

"Crown Disclosure Schedule" shall mean the schedule delivered by Crown to Parent simultaneously with the execution and delivery of this Agreement.

"Crown Option" and "Crown Options" are defined in SECTION 4.2.4.

"Crown Permits" is defined in SECTION 4.11.

"Crown Recommendation" is defined in SECTION 4.3.1.

"Crown Stockholder" shall mean a holder of shares of Crown Common Stock.

"Crown Stockholder Approval" shall mean the approval of the Merger, this Agreement and the transactions contemplated hereby by the Crown Stockholders in accordance with the Organizational Documents of Crown and the Washington Act.

"Crown Stockholders' Meeting" is defined in SECTION 5.2.1.1.

"Crown Stockholders' Notice" shall mean the notice of the Crown Stockholders' Meeting including the proxy card and letter of transmittal in the form to be delivered to the Crown Stockholders in connection with the Crown Stockholder Approval of this Agreement and the Merger.

"Crown Subsidiaries" is defined in Section 4.1; PROVIDED, HOWEVER, such term does not include Solitario as one of the Crown Subsidiaries.

"Crown Warrant" is defined in SECTION 4.2.3.

"Dissenter" has the meaning set forth in Section 13.010(2) of the Washington
Act.

"Dissenter Notice" shall mean a notice described in Section 13.210 of the Washington Act.

"DOJ" shall mean the United States Department of Justice.

"Effective Time" is defined in SECTION 1.3.

"Environmental Law" shall mean any and all existing federal, international, state or local statutes, laws, regulations, ordinances, orders, policies, or decrees and the like, relating to public health or safety, pollution or protection of human health or the environment, including natural resources, including but not limited to the Clean Air Act, 42 U.S.C. ' 7401 ET SEQ., the Clean Water Act, 33 U.S.C. ' 1251 ET SEQ., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. ' 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ' 2601 ET SEQ., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ' 9601 ET SEQ. and any similar or implementing state or local law, or any common law, which governs:
(i) the existence, clean-up, removal and/or remedy of contamination or threat of contamination on or about real property; (ii) the emission, discharge or Release, of Hazardous Materials or contaminants into the environment; (iii) the control of Hazardous Materials or contaminants; or (iv) the use, generation, transport, treatment, storage, disposal, removal, recycling, handling or recovery of Hazardous Materials.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean any Person which is or was treated as a single employer with Crown (or otherwise aggregated with Crown) under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

"Exchange Act" is the Securities Exchange Act of 1934, as amended.

"Exchange Agent" is defined in SECTION 2.1.

"Exchange Ratio" is defined in SECTION 1.8.1.

"Financial Statements" is defined in SECTION 4.4.1.

"GAAP" shall mean the United States generally accepted accounting principles.

"Governmental Entities" shall mean, collectively, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision.

"Hazardous Materials" shall mean any material or substance: (i) which is now defined as a "hazardous substance," "pollutant," "contaminant," "hazardous material," "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substance," or any other formulation intended to define, list or classify substances by reason of deleterious property, such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or reproductive toxicity, under or pursuant to CERCLA, or other Environmental Law, and existing amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (iii) which is defined as a "hazardous waste" pursuant to RCRA and existing amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls; (v) containing asbestos in any form that is or could become friable; (vi) which is radioactive; (vii) which is biologically hazardous; or (viii) the presence of which is regulated by or subject to, or requires investigation or remediation under, any federal, international, state, or local statute, regulation, ordinance, policy or other Environmental Law.

"Intellectual Property" is defined in SECTION 4.18.

"IRS" shall mean the United States Internal Revenue Service.

"Joint Press Release" is defined in SECTION 1.8.7.

"Kinross" is defined in the Preamble.

"Kinross Common Shares" is defined in the Background Section.

"Kinross Securities Filings" is defined in SECTION 3.7.

"Knowledge" shall mean with respect to a Person or the actual knowledge of the officers and directors of such Person and its Subsidiaries.

"Laws" shall mean, collectively, any domestic (federal, state, or local) or foreign law, statute, ordinance, rule, regulation, judgment, decree, order, writ, permit or license of any Governmental Entity.

"Liens" shall mean all mortgages, liens, pledges, claims, charges, security interests or other encumbrances.

"Material" shall mean material to the business, assets, financial condition, operations or results of operations of a Person and its Subsidiaries, taken as a whole.

"Material Adverse Effect" shall mean with respect to a Person any change, effect, occurrence or state of facts that is materially adverse to the business, financial condition, operations or results of operations of such Person and its Subsidiaries, taken as a whole.

"Material Contracts" is defined in SECTION 4.14.2.

"Merger" is defined in the Background Section.

"Most Recent Balance Sheet" is defined in SECTION 4.4.1.

"Most Recent Financial Statements" is defined in SECTION 4.4.1.

"Organizational Documents" shall mean the articles or certificate of incorporation, articles or certificate of formation, bylaws, operating agreement, limited liability company agreement or other similar formation and/or governing documents.

"Parent" is defined in the Preamble.

"Permitted Liens" shall mean (i) Liens securing liabilities which are reflected or reserved against in the most recent balance sheet of Crown filed with the SEC to the extent so reflected or reserved; (ii) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Crown's books in accordance with GAAP; (iii) existing mechanic's, materialmen's, and similar Liens, to the extent that adequate reserves with respect thereto are reflected in the most recent balance sheet of Crown filed with the SEC; (iv) existing purchase money Liens for amounts that are not yet due and payable or which are being contested in good faith if adequate reserves with respect thereto are maintained in Crown's books in accordance with GAAP; (v) with respect to real property, existing Liens arising from easements, covenants, conditions, and restrictions which, individually or in the aggregate, do not Materially interfere with the existing or proposed use of the real property and Liens securing rental payments under capital lease arrangements; and (vi) similar matters of record affecting title to such real property that, individually and in the aggregate, do not and would not Materially detract from the value of such property and assets of the Crown or the Crown Subsidiaries or Materially interfere with the use thereof as currently used.

"Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

"Proxy Statement/Prospectus" is defined in SECTION 6.1.

"Purchaser" is defined in the Preamble.

"Purchaser Shares" shall mean the issued and outstanding shares of the common stock, $0.01 par value per share, of Purchaser.

"Qualified Plans" is defined in SECTION 4.8.3.2.

"Registration Statement" is defined in Section 6.1.

"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, injecting, escaping, leaching, migrating, dumping or disposing into the indoor or outdoor environment, including without limitation the abandonment or discarding or disposal of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Materials.

"Returns" shall mean all United States federal, state, county, local and foreign returns, reports, declarations, claims for refund, information returns and statements with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Solitario" shall mean Solitario Resources Corporation, a Colorado corporation.

"Subsidiary" shall mean, with respect to any Person, an entity that is controlled either directly or indirectly by the Person or in which the Person directly or indirectly owns or controls more than fifty percent of its equity.

"Superior Proposal" is defined in Section 5.1.5.2.

"Surviving Corporation" is defined in SECTION 1.1.

"Tax" and "Taxes" shall mean (i) all United States federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, license, gross receipts, franchise, AD VALOREM, severance, capital levy, production, transfer, payroll, stamp, occupation, withholding, employment, unemployment, disability, social security, real property, personal property, transfer import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax and penalties with respect thereto, whether disputed or not and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (iii) as a result of being (A) a "transferee" within the meaning of Section 6901 of the Code (or any other applicable law) of another person, (B) a member of an affiliated or combined group or (C) pursuant to a tax sharing, tax allocation, or tax indemnity agreement.

"Treasury Regulation" shall mean the Income Tax Regulations promulgated by the United States Department of Treasury under the Code, including Temporary Regulations, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Washington Act" is defined in SECTION 1.1.

         IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Agreement to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     Parent:

                                          KINROSS GOLD CORPORATION


                                          By:  /s/ John Ivany
                                          Name:  John Ivany
                                          Title:  Exec. V.P.


                                     Purchaser:

                                          CROWN MERGER CORPORATION


                                          By:  /s/ Scott Caldwell
                                          Name:  Scott Caldwell
                                          Title:  Director


                                     Crown:

                                          CROWN RESOURCES CORPORATION


                                          By:  /s/ Christopher E. Herald
                                          Name:  Christopher E. Herald
                                          Title:  President, CEO

                               FIRST AMENDMENT TO
                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


        THIS FIRST AMENDMENT TO ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of April 7, 2004, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), CROWN MERGER CORPORATION, a Washington corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations").

        A. Parent, Purchaser, and Crown are parties to the Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003 (the "Acquisition Agreement"), pursuant to which Purchaser will merger with and into Crown and Crown will become a wholly-owned subsidiary of Parent. The parties wish to amend the Acquisition Agreement as set forth herein. Defined terms contained in this Amendment shall have the meaning ascribed to them in the Acquisition Agreement.

        B. This Amendment is entered into in conformance with Section 9.4 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

        NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1. AMENDMENT TO SUBPARAGRAPH 8.1.2.1. Subparagraph 8.1.2.1 is amended by replacing the date "June 30, 2004" that currently appears in the Acquisition Agreement, with the date "September 30, 2004."

        2. RATIFICATION OF ACQUISITION AGREEMENT. Except as specifically provided in Section 1 hereof, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

         IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     Parent:

                                          KINROSS GOLD CORPORATION


                                          By:    /s/ John Ivany
                                          Name:  John Ivany
                                          Title: Executive Vice President


                                     Purchaser:

                                          CROWN MERGER CORPORATION


                                          By:    /s/ John Ivany
                                          Name:  John Ivany
                                          Title: Director


                                     Crown:

                                          CROWN RESOURCES CORPORATION


                                          By:    /s/ Christopher Herald
                                          Name:  Christopher Herald
                                          Title: President and CEO

                               SECOND AMENDMENT TO
                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


        THIS SECOND AMENDMENT TO ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of September 15, 2004, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), CROWN MERGER CORPORATION, a Washington corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations").

        A. Parent, Purchaser, and Crown are parties to the Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003, as previously amended April 7, 2004 (the "Acquisition Agreement"), pursuant to which Purchaser will merge with and into Crown and Crown will become a wholly-owned subsidiary of Parent. The parties wish to amend the Acquisition Agreement as set forth herein. Defined terms contained in this Amendment shall have the meaning ascribed to them in the Acquisition Agreement.

        B. This Amendment is entered into in conformance with Section 9.4 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and for otheIr good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1. AMENDMENT TO SUBPARAGRAPH 8.1.2.1. Subparagraph 8.1.2.1 is amended by replacing the date "September 30, 2004" that currently appears in the Acquisition Agreement, with the date "December 31, 2004."

        2. RATIFICATION OF ACQUISITION AGREEMENT. Except as specifically provided in Section 1 hereof, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

         IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     Parent:

                                          KINROSS GOLD CORPORATION


                                          By   /s/ John Ivany
                                               John Ivany, Executive Vice
                                               President


                                     Purchaser:

                                          CROWN MERGER CORPORATION


                                          By   /s/ John Ivany
                                               John Ivany, Director


                                     Crown:

                                           CROWN RESOURCES CORPORATION


                                           By   /s/ Christopher Herald
                                                Christopher Herald, President
                                                and CEO

                               THIRD AMENDMENT TO
                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


        THIS THIRD AMENDMENT TO ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of December 30, 2004, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), CROWN MERGER CORPORATION, a Washington corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations").

        A. Parent, Purchaser, and Crown are parties to the Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003, as previously amended April 7, 2004 and September 15, 2004 (the "Acquisition Agreement"), pursuant to which Purchaser will merge with and into Crown and Crown will become a wholly-owned subsidiary of Parent. The parties wish to amend the Acquisition Agreement as set forth herein. Defined terms contained in this Amendment shall have the meaning ascribed to them in the Acquisition Agreement.

        B. This Amendment is entered into in conformance with Section 9.4 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

        C. Concurrently with this Amendment, Parent proposes to purchase common stock of Crown as provided in a Stock Purchase Agreement substantially in the form attached hereto as Exhibit A. Certain of the changes in this Amendment are made in contemplation of such purchase.

        D. In light of the unanticipated delay in implementation of the Merger, the parties wish to confirm certain matters relating to the satisfaction, to date, of certain conditions to the obligation of Parent and Purchaser to consummate the Merger

        NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1. AMENDMENT TO SECTION 1.7.1. Section 1.7.1 is amended to read, in its entirety, as follows:

        CONVERSION OF CROWN COMMON STOCK. Each share of Crown Common Stock (other than Crown Common Stock held by Parent or Purchaser or by a Dissenter) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.2911 Kinross Common Shares (the "Exchange Ratio"). All outstanding shares of Crown Common Stock as of the Effective Time will automatically be cancelled and will cease to exist. The certificates formerly representing shares of Crown Common Stock to be converted into Kinross Common Shares as described above (each a "Certificate" and, collectively, the "Certificates") will thereafter represent that number of Kinross Common Shares determined by the Exchange Ratio. Such certificates held by Dissenters shall represent the right to pursue such rights as the Dissenter may have under the Washington Act. Such certificates held by Parent or Purchaser shall be cancelled and retired and shall cease to exist and no Kinross Common Shares or other consideration shall be delivered in exchange therefor.

        2. AMENDMENT TO SECTION 8.1.2.1. Section 8.1.2.1 is amended by replacing the date "December 31, 2004" that currently appears in the Acquisition Agreement, with the date "May 31, 2005."

        3.      AMENDMENT TO SECTION 7.1. The introductory paragraph of Section
7.1 is amended by deleting therefrom the language "pursuant to SECTION 7.5".

        4. CONFIRMATION AND WAIVER. Pursuant to the introductory paragraph of Section 7.3, Parent and Purchaser:

        (a) waive the conditions expressed in Sections 7.3.5, 7.3.7 and 7.3.8; and

        (b) waive the conditions expressed in Sections 7.3.2 and 7.3.3 insofar as such conditions apply as a consequence of an act, event or condition, of which Parent and Purchaser are currently aware, that occurred prior to or that exists as of the date of this Amendment.

Parent, Purchaser and Crown represent and warrant as of the date of this Amendment that they are not aware of any condition in Section 7.3.2 or 7.3.3 that would constitute, individually or in the aggregate a Material Adverse Effect on the business, properties or prospects of Crown.

        5. CONSENT TO SALE OF STOCK. For the purpose of Section 5.1 of the Acquisition Agreement, Parent consents to the sale of Crown Common Stock as described in Exhibit A.

        6. RATIFICATION OF ACQUISITION AGREEMENT. Except as specifically provided in Sections 1 through 5 hereof, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

        IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     Parent:

                                          KINROSS GOLD CORPORATION


                                          By   /s/ Lars-Eric Johansson
                                               Lars-Eric Johansson, Duly
                                               Authorized Officer


                                     Purchaser:

                                          CROWN MERGER CORPORATION


                                          By   /s/ Lars-Eric Johansson
                                               Lars-Eric Johansson, Director


                                     Crown:

                                          CROWN RESOURCES CORPORATION


                                          By   /s/ Christopher Herald
                                               Christopher Herald, President
                                               and CEO

                                    EXHIBIT A

                           CROWN RESOURCES CORPORATION
                            STOCK PURCHASE AGREEMENT


        This agreement is dated as of December 30, 2004 and is by and between CROWN RESOURCES CORPORATION, a Washington corporation, ("Crown") and KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Kinross"). Crown and Kinross are parties to an Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003, as previously amended April 7, 2004 and September 15, 2004, (the "Merger Agreement") pursuant to which a subsidiary of Kinross will merge with and into Crown and Crown will become a wholly-owned subsidiary of Kinross (the "Merger"). As a result of delays in the implementation of the Merger, Crown has incurred costs, and expects to continue to incur costs, relating to permitting of its principal property ("Permitting Activities") that it would have incurred as a subsidiary of Kinross had the Merger been consummated on the anticipated schedule. It is currently anticipated that the Merger will be consummated on or before May 31, 2005. In order to provide Crown with the funds required to continue Permitting Activities as scheduled, Crown has agreed to sell to Kinross and Kinross has agreed to purchase from Crown, in each case upon the terms and subject to the conditions set forth below, newly issued shares of Crown Common Stock.

        NOW, THEREFORE, the parties agree as follows:

        1. PURCHASE OF CROWN COMMON STOCK. Crown agrees to sell to Kinross and Kinross agrees to purchase from Crown 511, 640 newly issued shares of Crown Common Stock (the "Shares"). The purchase price for the Shares is US$1 million, payable in cash by wire transfer against delivery of a certificate representing the Shares. The purchase price has been calculated based on the average closing price of the Crown Common Stock, as reported by NASDAQ, for the twenty trading days immediately preceding the date of this Agreement. The purchase of the Shares shall be consummated on or before January 17, 2005.

        2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CROWN. Crown represents, warrants and covenants to Kinross as follows:

        2.1 ORGANIZATION AND STANDING. Crown is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

        2.2 AUTHORIZATION AND BINDING OBLIGATION. Crown has the necessary corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares to Kinross. Crown's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Crown and constitutes the legal, valid and binding obligation of Crown, enforceable against Crown in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

        2.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTs. The execution, delivery and performance of this Agreement by Crown will not violate any pre-emptive or other contractual or statutory right of any other person enforceable against Crown and no consent of any person is required as a condition of Crown's performance under this Agreement.

        2.4 BROKERAGE. Crown has not entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the sale of the Shares.

        2.5 USE OF PROCEEDS. Crown intends to use the proceeds from the issuance of Shares under this Agreement ("Proceeds") to pay governmental fees, consultant fees and other third party costs incurred with respect to Permitting Activities. Crown will not: (a) pay any Proceeds, directly or indirectly, to any shareholder or warrant holder of Crown; or (b) apply the Proceeds to pay any indebtedness of Crown with respect to which any Crown shareholder or warrant holder is liable or a guarantor.

        2.6 ACCOUNTING FOR USE OF PROCEEDS. Crown will maintain records adequate to demonstrate that the Proceeds and assets of the Account were used in the manner permitted by Section 2.5, and will provide copies of such records to Kinross at Kinross' request.

        3. REPRESENTATIONS AND WARRANTIES OF KINROSS. Kinross represents and warrants to Crown as follows:

        3.1 ORGANIZATION AND STANDING. Kinross is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada.

        3.2 AUTHORIZATION AND BINDING OBLIGATION. Kinross has the necessary corporate power and authority to enter into and perform this Agreement and to purchase the Shares from Crown. Kinross' execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Kinross and constitutes the legal, valid and binding obligation of Kinross, enforceable against Kinross in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

        3.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by Kinross will not violate any pre-emptive or other contractual or statutory right of any other person enforceable against Kinross and no consent of any person is required as a condition of Kinross' performance under this Agreement.

        3.4 BROKERAGE. Kinross has not entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the sale of the Shares.

        3.5 PURCHASE FOR OWN ACCOUNT. Kinross is purchasing the Shares for investment for its own account and not with a view to distribution or resale.

        3.6 KNOWLEDGE AND EXPERIENCE. Kinross has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risks of an investment in the Shares for an indefinite period of time.

        3.7 RECEIPT OF INFORMATION. Kinross has met with officers of Crown, has had an opportunity to ask questions and receive answers concerning Crown and the terms and conditions of an investment in Crown, and has received all information that it believes is necessary or desirable in connection with an investment in the Shares.

        3.8 ACKNOWLEDGEMENT OF RESTRICTION. Kinross understands that the Shares will be "restricted stock" under applicable United States securities laws, that, as such, the Shares may not be resold in any transaction to which United States securities laws apply except pursuant to registration or an applicable exemption therefrom, and that a legend to that affect will be placed on the certificate representing the Shares.

        3.9 NO INCONSISTENT REPRESENTATIONS OR WARRANTIES. Kinross acknowledges that no representative of Crown has, in contemplation of Kinross' purchase of the Shares, made any representations or warranties with respect to the value or performance of Crown or that are inconsistent with the statements in this Agreement.

        4. GOVERNING LAW. This Agreement is governed by and to be construed in accordance with the laws of Washington, without regard to conflict of law principles.

        5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

        6. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, constitutes the entire understanding of the parties hereto with respect to the issuance and sale of the Shares and no amendment, modification or alteration will be binding unless the same is in writing signed by the party against whom any such amendment, modification or alteration is sought to be enforced.

        IN WITNESS WHEREOF, the parties have executed this Subscription
Agreement.

KINROSS GOLD CORPORATION                      CROWN RESOURCES CORPORATION



By:   /s/ Lars-Eric Johansson                 By:   /s/ Christopher Herald
Lars-Eric Johansson, Executive                   Christopher Herald, President
Vice President                                   and CEO

                               FOURTH AMENDMENT TO
                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


        THIS FOURTH AMENDMENT TO ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of May 31, 2005, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), CROWN MERGER CORPORATION, a Washington corporation and a wholly owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations").

        A. Parent, Purchaser, and Crown are parties to the Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003, as previously amended April 7, 2004, September 15, 2004, and December 30, 2004 (the "Acquisition Agreement"), pursuant to which Purchaser will merge with and into Crown and Crown will become a wholly owned subsidiary of Parent. The parties wish to amend the Acquisition Agreement as set forth herein. Defined terms contained in this Amendment shall have the meaning ascribed to them in the Acquisition Agreement.

        B. This Amendment is entered into in conformance with Section 9.4 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

        C. On or before June 20, 2005, Parent proposes to cause an affiliate to purchase from Crown a Convertible Debenture, in the principal amount of U.S. $10 million, convertible into shares of Crown's common stock, substantially in the form attached hereto as Exhibit A. Certain of the changes in this Amendment are made in contemplation of such purchase.

        NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1. AMENDMENT TO SECTION 1.7.1. Section 1.7.1 is amended to read, in its entirety, as follows:

        CONVERSION OF CROWN COMMON STOCK. Each share of Crown Common Stock (other than Crown Common Stock held by Parent or Purchaser or by a Dissenter) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.34 Kinross Common Shares (the "Exchange Ratio"). Notwithstanding the foregoing, in the event that the value for the total number of Kinross Common Shares to be issued in exchange for, or on exercise or conversion of, all Crown Common Stock, Warrants, or other instruments or securities convertible into shares of Crown Common Stock outstanding as of the Closing Date (including Kinross Common Shares that would be issued to Dissenters if they had not asserted their right to dissent, but excluding Kinross Common Shares that would be issued for any Crown Common Stock held by Parent or Purchaser) shall be less than $77.5 million or more than $110 million, the Exchange Ratio shall be adjusted. In the event that the total value is less than $77.5 million, the Exchange Ratio shall be increased so that the value of the total number of Kinross Common Shares issuable shall be equal to $77.5 million. In the event that the total value is greater than $110 million, the Exchange Ratio shall be decreased so that the value of the total number of Kinross Shares issuable shall be equal to $110 million. For purposes of the foregoing calculations, the value of the Kinross Common Shares issuable shall be determined based on the weighted average closing price of the Kinross Common Shares as reported by the New York Stock Exchange (or such other principal United States trading market as the Kinross Common Shares may then be traded on) for the 20 trading day period ended on the day prior to the Closing Date. All outstanding shares of Crown Common Stock as of the Effective Time will automatically be cancelled and will cease to exist. The certificates formerly representing shares of Crown Common Stock to be converted into Kinross Common Shares as described above (each a "Certificate" and, collectively, the "Certificates") will thereafter represent that number of Kinross Common Shares determined by the Exchange Ratio. Such certificates held by Dissenters shall represent the right to pursue such rights as the Dissenter may have under the Washington Act. Such certificates held by Parent or Purchaser shall be cancelled and retired and shall cease to exist and no Kinross Common Shares or other consideration shall be delivered in exchange therefor.

        2. AMENDMENT TO SECTION 8.1.2.1. Section 8.1.2.1 is amended to read, in its entirety, as follows:

        The consummation of the Merger has not occurred by (i) March 31, 2006, so long as Kinross has filed audited financial statements for the year ended December 31, 2004 with the Securities and Exchange Commission by December 31, 2005, or (ii) December 31, 2005, if such financial statements have not been filed; provided, in each case, that the party seeking to terminate this Agreement pursuant to this clause has not breached in any Material respect its obligations under this Agreement in any manner that has contributed to the failure of the consummation of the Merger on or before such date;

        3.      CONSENT TO SALE OF CONVERTIBLE DEBENTURE. For the purpose of
Section 5.1 of the Acquisition Agreement, Parent consents to the sale of the Convertible Debenture, and the issuance of Crown Common Stock upon conversion thereof, as described in Exhibit A.

        4. CONSENT TO PAYMENT OF DIVIDEND. For the purposes of Section 5.1 of the Acquisition Agreement, Parent consents to allow the Crown Board, in its sole discretion, to declare and authorize the payment by Crown of a dividend (the "Contemplated Dividend") to the holders of Crown Common Stock, in an amount not to exceed $0.21 per outstanding share of Crown Common Stock, as of the record date for such dividend, to be paid on or before September 30, 2005.

        5. TAX CONSEQUENCES. Parent and Crown acknowledge that if Crown declares and pays the Contemplated Dividend, the provisions of the Acquisition Agreement tax treatment of the Merger, including, without limitation, Sections 6.8, 6.11, and 7.2.4 of the Acquisition Agreement, will not apply. Accordingly, Sections 6.8, 6.11, and 7.2.4 and any other provisions of the Acquisition Agreement apply to the originally contemplated tax treatment, shall be of no further force or effect in the event that the Contemplated Dividend is paid.

        6. PAYMENT OF THIRD-PARTY PERMITTING COSTS. If the Contemplated Dividend is paid, Parent agrees to pay for all third-party permitting costs pertaining to the permitting of the Buckhorn Mountain project, including invoices for past permitting costs, received by Crown after June 1, 2005.

        7. TOLL MILLING AGREEMENT. The parties confirm that, in the event that the merger (as contemplated in the Acquisition Agreement) has not closed prior to March 31, 2006, or such later date as may be mutually agreed to by the parties, the Toll Milling Agreement between Crown and Echo Bay Minerals Company, a wholly-owned subsidiary of Parent, dated November 11, 2003, shall not terminate solely as a result of the merger not being consummated (although, depending on the circumstances, the parties may have the right to terminate the agreement, all as otherwise provided in the Toll Milling Agreement) and that the Toll Milling Agreement will remain in full force and effect, subject to the terms thereof.

        8. DIRECTORS' FEES AND EXECUTIVE OFFICER COMPENSATION. Parent acknowledges and consents to the matters set forth in the Crown Board Consent Resolution dated May 3, 2005, that has previously been provided to Parent pertaining to 2005 Crown Board fees and Executive Officer compensation.

        9. RATIFICATION OF ACQUISITION AGREEMENT. Except as specifically provided in Sections 1 through 8 hereof, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     Parent:

                                          KINROSS GOLD CORPORATION


                                          By   /s/ John Ivany
                                               John Ivany, Duly Authorized
                                               Officer


                                     Purchaser:

                                          CROWN MERGER CORPORATION


                                          By   /s/ John Ivany
                                               John Ivany, Director


                                     Crown:

                                          CROWN RESOURCES CORPORATION


                                          By   /s/ Christopher Herald
                                               Christopher Herald, President
                                               and CEO

                                    EXHIBIT A

                           CROWN RESOURCES CORPORATION
                              CONVERTIBLE DEBENTURE


U.S. $10,000,000                                          Dated:  June 20, 2005

        The undersigned, CROWN RESOURCES CORPORATION, a Washington corporation ("Borrower"), promises to pay to KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario (hereinafter, together with any subsequent holder of this Debenture, referred to as "Lender"), at 52nd Floor Scotia Plaza, 40 King Street West, Toronto, Ontario Canada M5H 3Y2, or at such other place as Lender may designate, in lawful money of the United States, the principal sum of TEN MILLION DOLLARS AND NO/100 ($10,000,000), together with interest from the date hereof on the unpaid principal represented by this Debenture, payable as hereinafter provided.

        1. Borrower shall pay to Lender the principal amount of this Debenture five (5) years from the date hereof (the "Repayment Date"). On the Repayment Date, the entire then-remaining unpaid principal balance, plus any accrued and unpaid interest and all other fees and amounts required by this Debenture, shall be due and payable in full.

        2. The outstanding principal balance of this Debenture shall bear interest for each day from the date hereof, including the date such principal and interest accrued thereon is repaid in full, or converted as provided in
Section 3 below, at a rate per annum equal to four percent (4%). Interest shall accrue based upon a year of 360 days. Interest shall be payable on the unpaid principal balance of this Debenture yearly on the anniversary dates of the date hereof, beginning one year from the date hereof, and continuing on each successive anniversary date of the date hereof until the Repayment Date. Notwithstanding the foregoing, however, Borrower may defer the required interest payments hereunder due on the first and second anniversaries of the date hereof, and in such case, all accrued and unpaid interest due for the first three years under this Debenture shall be due and payable on the date that is three years from the date hereof.

        3. The outstanding principal balance hereof, plus any accrued and unpaid interest thereon (the "Conversion Value"), or any portion thereof, shall be convertible into shares of common stock of Borrower (the "Common Stock"), on the basis of one share of Common Stock per each 1.72414 dollars ($1.72414) of the Conversion Value, at any time subsequent to September 30, 2005, at the sole option of the Lender. Notwithstanding the foregoing, the outstanding principal balance hereof, plus any accrued and unpaid interest thereon shall be automatically converted into the Common Stock as of the day immediately prior to the closing of the transactions contemplated by that certain Acquisition Agreement and Agreement and Plan of Merger, dated as of November 20, 2003, as amended, entered into by, among others, the Lender and the Borrower (the "Merger Agreement"). In the event the Merger Agreement is terminated other than on the default of Borrower, and provided Borrower is not in default hereunder, Borrower shall have the right to cause the conversion of this Debenture to common stock of Borrower on the terms set forth above by delivering 30 days prior written notice to Lender.

        4. The number and character of Borrower's common shares issuable upon conversion of this Debenture shall be adjusted upon the occurrence of any of the following events: (i) in the event that Borrower shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, stock consolidation, reclassification, recapitalization or other similar event that will affect the number of outstanding shares of Borrower's capital stock without additional amounts being paid to Borrower, then, and in each such case, Lender, upon conversion of this Debenture at any time after such record date for such event, shall receive that number of shares of Borrower's common stock (or other securities into which the common stock may have been converted) to which Lender would have been entitled if it had converted this Debenture immediately prior to such record date; and (ii) in the event that Borrower, after the date hereof, shall reorganize, consolidate with, or merge into another entity or convey all or substantially all of its assets to another entity, then Lender, upon the conversion of this Debenture at any time after the consummation of such transaction, shall be entitled to receive, in lieu of the securities and property receivable upon the conversion of this Debenture prior to such consummation, the stock or other securities or property to which Lender would have been entitled to receive upon the consummation of such transaction if it had converted this Debenture immediately prior thereto, and the successor or purchasing corporation in such transaction shall duly execute and deliver to Lender an acknowledgement of its obligations hereunder.

        5. Each payment under this Debenture shall be applied first to the payment of Lender's costs, fees and expenses as provided herein, second, to accrued but unpaid interest due under this Debenture, and third, to the reduction of unpaid principal owing under this Debenture.

        6. Lender is purchasing the Debenture for its own account and not with a view to distribution or resale. Until the termination or consummation of the Merger Agreement, Lender agrees not to transfer this Debenture or the shares of common stock issuable on conversion of the Debenture to any person other than an entity controlled by, controlling or under common control with Lender.

        7. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

                (a) Borrower shall fail to pay any principal of this Debenture when due, or interest thereon or any fees or any other amounts payable hereunder within 10 days after the due date thereof;

                (b) Borrower shall fail to pay its debts generally as they become due, or shall file a petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (each a "Law"), or any other Law for the relief of, or related to, debtors; or

                (c) Any involuntary petition is filed under any bankruptcy or similar Law against Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Borrower;

then, and in every such event, without notice to Borrower or any other act by Lender, the entire unpaid principal balance hereunder, together with all accrued but unpaid interest and all fees and charges required by this Debenture, shall, at the option of Lender, at once become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower (time being the essence hereof). The failure of Lender to exercise any right or remedy upon the occurrence or continuance of an Event of Default shall not constitute or be construed to constitute a waiver of any right or remedy of Lender.

        8. Notwithstanding any other provision contained in this Debenture or in any agreement, document or instrument related to the transaction of which this Debenture is a part: (a) the rates of interest and charges and the payments provided for herein and therein shall in no event exceed the rates and charges and the payments which would result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Lender ever receives as interest (or as a charge in the nature of interest) in connection with the transaction of which this Debenture is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder. Any such amount shall not be applied toward payment of interest (or toward payment of a charge in the nature of interest).

        9. In the event that (a) any payment under this Debenture is not made at the time and in the manner required hereunder, (b) Lender incurs any costs of collection or other costs reasonably necessary for the protection of the interest of Lender with respect to this Debenture, or (c) Lender exercises its right to accelerate the maturity of the obligations hereunder, Borrower agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by Lender in connection with the enforcement of any of its rights under this Debenture, including court costs and attorneys' fees.

        10. The undersigned hereby waives presentment for payment and notice or dishonor of this Debenture.

        11. Subject to the restrictions of Section 6 hereof, Lender may assign this Debenture and/or any interest therein without the approval, consent or permission of Borrower.

        12. Except as expressly set forth to the contrary in this Debenture, all notices, requests, or consents provided for or permitted to be given under this Debenture must be in writing and shall be deemed delivered: (i) upon delivery if delivered in person or by telecopy with confirmation of receipt;
(ii) three business days after deposit in the United States or Canadian mail, addressed to the recipient, postage prepaid, and registered or certified with return receipt requested; or (iii) one business day after deposit with a national overnight courier. Such notices, demands, and other communications shall be sent to each party at the address or telecopy number indicated below:

                If to Lender:

                Kinross Gold Corporation
                52nd Floor Scotia Plaza
                40 King Street West
                Toronto, Ontario Canada M5H 3Y2
                Telephone:  (416) 365-5123
                Facsimile:  (416) 363-6622

                with a copy to:

                Keith L. Pope
                Parr Waddoups Brown Gee & Loveless
                185 South State Street, Suite 1300
                Salt Lake City, Utah 84111-1537
                Telephone:  (801) 531-7840
                Facsimile:  (801) 532-7750

                If to Borrower:

                Crown Resources Corporation
                4251 Kipling Street, Suite 390
                Wheat Ridge, Colorado  80033
                Telephone:  (303) 534-1030
                Facsimile:  (303) 534-1809

                with a copy to:

                John J. Halle
                Stoel Rives LLP
                900 S.W. Fifth Avenue, Suite 2600
                Portland, Oregon  97204-1268
                Telephone:  (503) 224-3380
                Facsimile:  (503) 220-2480

or to such other address or telecopy number of such other person as the recipient party has specified by prior written notice to the sending party.

        13. Except for matters governed by federal law, all other issues and questions concerning the construction, validity, enforcement and interpretation of this Debenture and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name as of the date first above written.


                                           "BORROWER"

                                           CROWN RESOURCES CORPORATION
                                           a Washington corporation


                                           By:  /s/ Christopher E. Herald
                                           Name:  Christopher E. Herald
                                           Its:  President & CEO

                               FIFTH AMENDMENT TO
                            ACQUISITION AGREEMENT AND
                          AGREEMENT AND PLAN OF MERGER


        THIS FIFTH AMENDMENT TO ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of February 24, 2006, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), CROWN MERGER CORPORATION, a Washington corporation and a wholly owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations").

        A. Parent, Purchaser, and Crown are parties to the Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003, as previously amended April 7, 2004, September 15, 2004, December 30, 2004, and May 31, 2005 (the "Acquisition Agreement"), pursuant to which Purchaser will merge with and into Crown and Crown will become a wholly owned subsidiary of Parent. The parties wish to amend the Acquisition Agreement as set forth herein. Defined terms contained in this Amendment shall have the meaning ascribed to them in the Acquisition Agreement.

        B. This Amendment is entered into in conformance with Section 9.4 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

        NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

        1. AMENDMENT TO SECTION 1.7.1. Section 1.7.1 is amended to read, in its entirety, as follows:

        CONVERSION OF CROWN COMMON STOCK. Each share of Crown Common Stock (other than Crown Common Stock held by Parent or Purchaser or by a Dissenter) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.32 Kinross Common Shares (the "Exchange Ratio"). All outstanding shares of Crown Common Stock as of the Effective Time will automatically be cancelled and will cease to exist. The certificates formerly representing shares of Crown Common Stock to be converted into Kinross Common Shares as described above (each a "Certificate" and, collectively, the "Certificates") will thereafter represent that number of Kinross Common Shares determined by the Exchange Ratio. Such certificates held by Dissenters shall represent the right to pursue such rights as the Dissenter may have under the Washington Act. Such certificates held by Parent or Purchaser shall be cancelled and retired and shall cease to exist and no Kinross Common Shares or other consideration shall be delivered in exchange therefor.

        2.      AMENDMENT TO THE BACKGROUND SECTION AND TO SECTION 1.8.

        The amount 0.2911 is changed to 0.32 in the first paragraph under Background and in Section 1.8 of the Agreement

        3. AMENDMENT TO SECTION 8.1.2.1. Section 8.1.2.1 is amended to read, in its entirety, as follows:

        The consummation of the Merger has not occurred by December 31, 2006, provided that the party seeking to terminate this Agreement pursuant to this clause has not breached in any Material respect its obligations under this Agreement in any manner that has contributed to the failure of the consummation of the Merger on or before such date;

        4. ROYALTY OBLIGATION. Crown has a royalty obligation payable to Newmont Mining Corporation ("Newmont") with respect to the Buckhorn Mountain Project that can be satisfied in full by the payment of $2 million (the "Buy Out Amount") to Newmont at any time prior to July 23, 2006. In the event that the transaction contemplated by this Acquisition Agreement is not closed prior to July 1, 2006, Crown agrees to pay the Buy Out

Amount to Newmont if it determines that it is appropriate to do so, or if it is requested by Kinross to do so. In either such event, Kinross will, at the request of Crown, loan up to $2 million to Crown in order to permit it to pay the Buy Out Amount to Newmont prior to July 23, 2006. Any such loan would bear interest at the prime rate published for major U.S. financial institutions in the WALL STREET JOURNAL on the day preceding the loan, plus 3%. Interest would be paid quarterly in arrears and the principal, plus any other unpaid amounts, would be due 3 years subsequent to the date of the loan.

        5. RATIFICATION OF ACQUISITION AGREEMENT. Except as specifically provided in Sections 1 through 4 hereof, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     Parent:

                                          KINROSS GOLD CORPORATION


                                          By  /s/ Hugh A. Agro
                                              Hugh A. Agro, Sr. Vice-President


                                     Purchaser:

                                          CROWN MERGER CORPORATION


                                          By  /s/ Lars-Eric Johansson
                                              Lars-Eric Johansson, Authorized
                                              Officer


                                     Crown:

                                         CROWN RESOURCES CORPORATION


                                         By /s/ Christopher Herald
                                            Christopher Herald, President and
                                            CEO

                                                                      APPENDIX B

              CHAPTER 13 OF THE WASHINGTON BUSINESS CORPORATION ACT
                               DISSENTERS' RIGHTS

RCW 23B.13.010 DEFINITIONS.

        As used in this chapter:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

        (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.


23B.13.020. RIGHT TO DISSENT

        (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

                (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                (d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation; or

                (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

        (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

                (a)     The proposed corporate action is abandoned or rescinded;

                (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

                (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

        (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

        (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

                (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

                (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200 NOTICE OF DISSENTERS' RIGHTS.

        (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters' rights that the action was taken and send them the notice described in RCW 23B.13.220.

RCW 23B.13.210 NOTICE OF INTENT TO DEMAND PAYMENT.

        (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

        (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.220 DISSENTERS' RIGHTS--NOTICE.

        (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

        (2) The notice must be sent within ten days after the effective date of the corporate action, and must:

                (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

                (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

                (e)     Be accompanied by a copy of this chapter.

RCW 23B.13.230 DUTY TO DEMAND PAYMENT.

        (1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

        (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

        (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.240 SHARE RESTRICTIONS.

        (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

        (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250 PAYMENT.

        (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

        (2)     The payment must be accompanied by:

                (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                (b) An explanation of how the corporation estimated the fair value of the shares;

                (c)     An explanation of how the interest was calculated;

                (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

                (e)     A copy of this chapter.

RCW 23B.13.260 FAILURE TO TAKE ACTION.

        (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

        (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270 AFTER-ACQUIRED SHARES.

        (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

RCW 23B.13.280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

        (1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

                (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

                (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

                (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

RCW 23B.13.300 COURT ACTION.

        (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

        (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

RCW 23B.13.310 COURT COSTS AND COUNSEL FEES.

        (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

        (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

                (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

        (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

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               ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

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        Under the Business Corporations Act (Ontario), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or such other corporation, if: (1) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds to believe that his or her conduct was lawful. Any such person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in (1) and (2) above. A corporation may, with the approval of a court, also indemnify any such person in respect of an action by or on behalf of the corporation or such other corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or officer of the corporation or such other corporation, if he or she fulfills the conditions set out in (1) and (2) above. Kinross' bylaws require Kinross to indemnify the persons permitted to be indemnified by the provisions of the Business Corporations Act (Ontario) summarized above and every other person who properly incurred any liability on behalf of Kinross or acted at Kinross' request.

        Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Kinross has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. (See "ITEM 22. UNDERTAKINGS.")

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               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

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        (a) Copies of the following documents are included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-K.


                SEC
EXHIBIT         REFERENCE
NO.             NO.              TITLE OF DOCUMENT                                        LOCATION
------------    ------------     -----------------------------------------------------    ----------------------------

ITEM 2   PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION, OR SUCCESSION
----------------------------------------------------------------------------------------------------------------------
2.1             (2)              Acquisition Agreement and Plan of Merger, dated as       Previously Filed
                                 of November 20, 2003, as amended April 7, 2004,
                                 September 15, 2004, December 30, 2004, May 31,
                                 2005, and February 24, 2006, among Kinross, Crown
                                 Merger, and Crown (included as Appendix A to the
                                 Proxy Statement/Prospectus included as part of this
                                 registration statement)

ITEM 3   ARTICLES OF INCORPORATION, BYLAWS
----------------------------------------------------------------------------------------------------------------------

3.1             (3)              Articles of Amalgamation, dated January 1, 2006          Previously Filed

3.2             (3)              Bylaws (incorporated by reference to Exhibit 3.2 to      Incorporated by Reference
                                 the Registration Statement on Form 8-A filed on
                                 January 31, 2001 by Kinross (File No. 001-13382))

ITEM 4   INSTRUMENTS DEFINING THE RIGHTS OF HOLDERS, INCLUDING INDENTURES
----------------------------------------------------------------------------------------------------------------------
4.1             (4)              Specimen certificate for Kinross common shares           Incorporated by Reference
                                 (incorporated by reference to Exhibit 3 to the
                                 Registration Statement on Form 8-A12B filed on
                                 January 29, 2003 by Kinross (File No. 001-13382))

4.2             (4)              Warrant Indenture by and between Kinross and             Incorporated by Reference
                                 Computershare Trust Company of Canada, dated as of
                                 December 5, 2002 (incorporated by reference to
                                 Exhibit 4.32 to the Registration Statement on Form
                                 F-10 filed on January 23, 2003 by Kinross (File No.
                                 333-102660))

4.3             (4)              Rights Agreement, dated March 29, 2006, as               Incorporated by Reference
                                 amended May 4, 2006, between Kinross Gold
                                 Corporation and Computershare Investor Services,
                                 Inc. as Rights Agent (incorporated by reference to
                                 Exhibit 99.3 to Form 6-K filed on May 10, 2006)

ITEM 5   OPINION RE: LEGALITY
----------------------------------------------------------------------------------------------------------------------

5.1             (5)              Opinion of Cassels Brock & Blackwell LLP, regarding      This Filing
                                 legality of common stock

ITEM 8   OPINION RE: TAX MATTERS
----------------------------------------------------------------------------------------------------------------------

8.1             (8)              Opinion of Parr Waddoups Brown Gee & Loveless, A         This Filing
                                 Professional Corporation, regarding certain United
                                 States federal income tax matters

8.2             (8)              Opinion of Cassels, Brock & Blackwell LLP,               This Filing
                                 regarding certain Canadian federal tax matters
                                 (included in Exhibit 5.1)

ITEM 10  MATERIAL CONTRACTS
----------------------------------------------------------------------------------------------------------------------
10.1            (10)             Amended and Restated Credit Agreement, dated April       Incorporated by Reference
                                 8, 2005, among Kinross, Kinross Gold U.S.A., Inc.,
                                 Fairbanks Gold Mining, Inc. and Round Mountain Gold
                                 Corporation, as borrowers, The Bank of Nova Scotia,
                                 as co-lead arranger and administrative agent,
                                 Societe Generale, as co-lead arranger and
                                 syndication agent, Royal Bank of Canada and
                                 Australia and New Zealand Banking Group
                                 Limited, as documentation agents, and the
                                 several lenders from time to time parties
                                 thereto (incorporated by reference to Exhibit
                                 99.2 to Form 6-K filed on May 4, 2005) (the
                                 "Credit Agreement")


10.2            (10)             Accordion Agreements, dated April 22, 2005, between      Incorporated by Reference
                                 the borrowers and lenders of the Credit Agreement
                                 (incorporated by reference to Exhibit 99.3 to Form
                                 6-K filed on May 4, 2005)


10.3            (10)             Form of Indemnity Agreement for officers and             Previously Filed
                                 directors


10.4            (10)             Form of Severance Agreement between Kinross and          Previously Filed
                                 each of Tye W. Burt, Scott A. Caldwell and Thomas
                                 M. Boehlert

10.5            (10)             Form of Severance Agreement between Kinross and          Previously Filed
                                 each of Hugh A. Agro, Rick A. Baker, Manoel
                                 Cerqueira, J. Michael Doyle, Wesley C. Hanson,
                                 Christopher T. Hill, Stephanie Holtforster,
                                 Hal Kirby, Shelley M. Riley and Ronald W.
                                 Stewart

10.6            (10)             Kinross Gold Corporation Share Incentive Plan,           Incorporated by Reference
                                 dated May 4, 1995, as amended as of May 8, 1996,
                                 further amended as of May 1, 1997, May 28, 1998,
                                 May 1, 2000 and July 28, 2000, February 15, 2001,
                                 January 31, 2003, January 1, 2004, February 28,
                                 2004, and May 10, 2004 (incorporated by reference
                                 to Exhibit 99.1 to Form 6-K filed on April 1, 2005)

10.7            (10)             Kinross Gold Corporation Restricted Share Plan,          Incorporated by Reference
                                 dated February 15, 2001, as amended January 31,
                                 2003, February 28, 2004, and May 10, 2004
                                 (incorporated by reference to Exhibit 99.2 to
                                 Form 6-K filed on April 1, 2005)


10.8            (10)             Kinross Gold Corporation Deferred Share Unit Plan,       Previously Filed
                                 dated September 30, 2003, as amended March 27,
                                 2006


10.9            (10)             Share Sale Agreement, dated December 9, 2004,            Incorporated by Reference
                                 between Rio Tinto Brazilian Holdings Limited, Rio
                                 Tinto European Holdings Limited, TVX Participacoes
                                 Ltda, Cayman Participacoes Inc. and Kinross
                                 (incorporated by reference to Exhibit 99.2 to Form
                                 6-K on January 4, 2005)


10.10           (10)             Kinross Executive Retirement Allowance Plan and
                                 Trust Agreement, dated January 1, 2004                   Previously Filed


ITEM 21  SUBSIDIARIES OF THE REGISTRANT
----------------------------------------------------------------------------------------------------------------------
21.1            (21)             Subsidiaries of Kinross                                  Previously Filed


ITEM 23  CONSENT OF EXPERTS AND COUNSEL
----------------------------------------------------------------------------------------------------------------------

23.1            (23)             Consent of Cassels Brock & Blackwell LLP (included       This Filing
                                 in Exhibit 5.1)

23.2            (23)             Consent of Parr Waddoups Brown Gee & Loveless, A         This Filing
                                 Professional Corporation (included in Exhibit 8.1)

23.3            (23)             Consent of KPMG LLP, independent registered public       This Filing
                                 accounting firm for Kinross

23.4            (23)             Consent of Deloitte & Touche LLP, independent            This Filing
                                 registered chartered accountants for Kinross

23.5            (23)             Consent of Ehrhardt Keefe Steiner and Hoffman, PC,       This Filing
                                 independent registered public accounting firm for
                                 Crown

23.6            (23)             Consent of Deloitte & Touche LLP, independent            This Filing
                                 registered public accounting firm for Crown

23.7            (23)             Consent of Rod Cooper to being named as a qualified      Previously Filed
                                 person

23.8            (23)             Consent of Wesley C. Hanson to being named as a          Previously Filed
                                 qualified person

23.9            (23)             Consent of Steffen Robertson and Kirsten to being        Previously Filed
                                 named as an expert

ITEM 24  POWER OF ATTORNEY
----------------------------------------------------------------------------------------------------------------------

24.1            (24)             Power of Attorney (contained in the signature pages      Previously Filed
                                 of this Amendment No. 4 to Registration Statement
                                 on Form F-4)

ITEM 99  ADDITIONAL EXHIBITS
----------------------------------------------------------------------------------------------------------------------


99.1            (99)             Form of Proxy Card of Crown                              Previously Filed


99.2            (99)             Stockholder and Voting Agreement, dated as of            Previously Filed
                                 November 20, 2003, among Kinross, Zoloto,
                                 Solitario, Christopher E. Herald, Mark E. Jones,
                                 III, Brian Labadie, James R. Maronick, and Steven
                                 A. Webster

99.3            (99)             Toll Milling Agreement, dated as of November 11,         Previously Filed
                                 2003, between Echo Bay Minerals and Crown

99.4            (99)             Distribution Agreement, dated as of November 20,         Previously Filed
                                 2003, among Solitario, Crown, and Kinross


        (b) All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the Notes thereto.

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                              ITEM 22. UNDERTAKINGS

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         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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                                   SIGNATURES

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        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 14th day of July, 2006.



                                KINROSS GOLD CORPORATION
                                (Registrant)



                                By  /s/ Tye W. Burt
                                  ----------------------------------------------
                                  Tye W. Burt, President and Chief Executive
                                  Officer


                                By  /s/ Scott W. Loveless
                                  ----------------------------------------------
                                  Scott W. Loveless, Authorized Representative
                                  in the United States




         Pursuant to the  requirements  of the  Securities  Act of 1933,  as amended,  this  Amendment No. 6 to the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Tye W. Burt
(Chief Executive Officer and President) and Director   |
                                                       |
Thomas M. Boehlert                                     |
Executive Vice President and Chief Financial Officer   |
(Principal Financial and Accounting Officer)           |
                                                       |
John A. Brough, Director                               |
                                                       |

John K. Carrington, Director                           |
                                                       |
Richard S. Hallisey, Director                          |  By:  /s/ Thomas M. Boehlert
                                                       |     -----------------------------------------
John M.H. Huxley, Director                             |     Thomas M. Boehlert, Attorney-in-Fact
                                                       |  Dated: July 14, 2006
John A. Keyes, Director                                |
                                                       |
Catherine McLeod-Seltzer, Director                     |
                                                       |
George A. Michals, Director                            |
                                                       |
John E. Oliver, Director                               |
                                                       |
Terence C.W. Reid, Director                            |
